FILED PURSUANT TO RULE 424(b)(5)
REGISTRATION FILE NO.: 333-189017-03

Prospectus Supplement
to Prospectus dated February 24, 2014

$879,111,000 (Approximate)
Citigroup Commercial Mortgage Trust 2014-GC19
as Issuing Entity
Citigroup Commercial Mortgage Securities Inc.
as Depositor
Citigroup Global Markets Realty Corp.
Goldman Sachs Mortgage Company
MC-Five Mile Commercial Mortgage Finance LLC
Cantor Commercial Real Estate Lending, L.P.
The Bancorp Bank
Rialto Mortgage Finance, LLC
RAIT Funding, LLC
as Sponsors
Commercial Mortgage Pass-Through Certificates, Series 2014-GC19

The Commercial Mortgage Pass-Through Certificates, Series 2014-GC19 will consist of 18 classes of certificates, 11 of which Citigroup Commercial Mortgage Securities Inc. is offering pursuant to this prospectus supplement.  The Series 2014-GC19 certificates will represent the beneficial ownership interests in the issuing entity, which will be Citigroup Commercial Mortgage Trust 2014-GC19.  The issuing entity’s main assets will be a pool of 78 fixed rate mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties.

Classes of Offered Certificates	Initial Certificate Principal Amount or Notional Amount(1)		Initial Pass-Through Rate(2)	Pass-Through Rate Description	Rated Final Distribution Date
Class A-1	$49,387,000		1.199%	Fixed	March 2047
Class A-2	$125,716,000		2.790%	Fixed	March 2047
Class A-3	$215,000,000		3.753%	Fixed	March 2047
Class A-4	$246,848,000		4.023%	Fixed	March 2047
Class A-AB	$74,468,000		3.552%	Fixed	March 2047
Class X-A	$777,479,000	(5)	1.511%	Variable IO(6)	March 2047
Class X-B	$50,816,000	(5)	0.257%	Variable IO(6)	March 2047
Class A-S(7)	$66,060,000	(8)	4.345%	Fixed	March 2047
Class B(7)	$50,816,000	(8)	4.805%	WAC Cap(9)	March 2047
Class PEZ(7)	$167,692,000	(8)	(11)	(11)	March 2047
Class C(7)	$50,816,000	(8)	5.062%	WAC(12)	March 2047

(Footnotes to table begin on page S-13)
You should carefully consider the risk factors beginning on page S-62 of this prospectus supplement and page 19 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The Series 2014-GC19 certificates will represent interests in and obligations of the issuing entity and will not represent the obligations of the depositor, the sponsors or any of their affiliates.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.  THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.
Distributions to holders of the certificates of amounts to which they are entitled will be made monthly, commencing in April 2014.  Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Offered Certificates—Subordination” in this prospectus supplement.

The offered certificates will be offered by Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC and RBS Securities Inc. when, as and if issued by the issuing entity, delivered to and accepted by the underwriters and subject to each underwriter’s right to reject orders in whole or in part.  The underwriters will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices determined at the time of sale, plus, in certain cases, accrued interest, determined at the time of sale.  The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank SA/NV, as operator of the Euroclear System in Europe against payment in New York, New York on or about March 20, 2014.  Citigroup Commercial Mortgage Securities Inc. expects to receive from this offering approximately 110.1% of the aggregate principal balance of the offered certificates, plus accrued interest from March 1, 2014, before deducting expenses payable by the depositor.

Citigroup		Goldman, Sachs & Co.
Co-Lead Managers and Joint Bookrunners
Drexel Hamilton		RBS
Co-Managers

February 28, 2014

CITIGROUP COMMERCIAL MORTGAGE TRUST 2014-GC19

Commercial Mortgage Pass-Through Certificates, Series 2014-GC19

Washington
1 property
$8,627,633
0.8% of total
Utah
1 property
$10,400,000
1.0% of total
Kansas
1 property
$3,232,328
0.3% of total
Missouri
1 property
$5,786,267
0.6% of total
Iowa
2 properties
$5,467,024
0.5% of total
Wisconsin
1 property
$3,781,026
0.4%of total
Illinois
5 properties
$45,957,836
4.5% of total
Indiana
5 properties
$22,194,847
2.2% of total
Pennsylvania
4 properties
$88,808,263
8.7% of total
New York
5 properties
$112,289,651
11.0% of total
Michigan
5 properties
$64,947,177
6.4% of total
Connecticut
2 properties
$11,293,196
1.1% of total
Delaware
1 property
$4,892,727
0.5% of total
Maryland
2 properties
$7,050,833
0.7% of total
Oregon
6 properties
$19,170,554
1.9% of total
Nevada
3 properties
$13,255,463
1.3% of total
Virginia
3 properties
$15,074,387
1.5% of total
California
10 properties
$90,561,626
8.9% of total
North Carolina
4 properties
$16,341,536
1.6% of total
South Carolina
7 properties
$19,169,970
1.9% of total
Arizona
9 properties
$131,901,860
13.0% of total
Georgia
5 properties
$64,301,562
6.3% of total
Colorado
3 properties
$13,501,849
1.3% of total
Texas
21 properties
$134,896,971
13.3% of total
Louisiana
1 property
$5,436,811
0.5% of total
Tennessee
1 property
$2,434,222
0.2% of total
Kentucky
1 property
$11,972,934
1.2% of total
Florida
12 properties
$55,970,223
5.5% of total
Mississippi
1 property
$10,484,780
1.0% of total
Alabama
5 properties
$17,110,151
1.7% of total
Mortgaged Properties by Property Type
Self Storage 2.0%
Hospitality 1.4%
Manufactured Housing 2.9%
Land 0.2%
Senior Housing 10.0%
Retail 26.8%
Mixed Use 17.7%
Multifamily 20.9%
Office 18.1%
Percent of
Initial Pool Balance
>10.0%
>5.0 – 10.0%
>1.0 – 5.0%
0.2 – 1.0%

CERTIFICATE SUMMARY	S-13	Appraisals May Not Reflect Current or
SUMMARY	S-15	Future Market Value of Each Property	S-73
RISK FACTORS	S-62	Performance of the Certificates Will Be
The Offered Certificates May Not Be a		Highly Dependent on the Performance
Suitable Investment for You	S-62	of Tenants and Tenant Leases	S-74
The Offered Certificates Are Limited		Concentrations Based on Property Type,
Obligations	S-62	Geography, Related Borrowers and
The Volatile Economy, Credit Crisis and		Other Factors May Disproportionately
Downturn in the Real Estate Market		Increase Losses	S-76
Have Adversely Affected and May		Senior Housing Properties May Present
Continue To Adversely Affect the		Special Risks	S-77
Value of CMBS	S-62	Risks Relating to Enforceability of
External Factors May Adversely Affect the		Cross-Collateralization	S-79
Value and Liquidity of Your		The Performance of a Mortgage Loan and
Investment	S-63	Its Related Mortgaged Property
Global, National and Local Economic		Depends in Part on Who Controls the
Factors	S-63	Borrower and Mortgaged Property	S-79
Risks to the Financial Markets Relating to		The Borrower’s Form of Entity May Cause
Terrorist Attacks	S-63	Special Risks	S-79
Other Events May Affect Your Investment	S-64	A Bankruptcy Proceeding May Result in
The Certificates May Have Limited		Losses and Delays in Realizing on the
Liquidity and the Market Value of the		Mortgage Loans	S-80
Certificates May Decline	S-64	Mortgage Loans Are Non-Recourse and
The Exchangeable Certificates Are		Are Not Insured or Guaranteed	S-81
Subject to Additional Risks	S-65	Adverse Environmental Conditions at or
Subordination of Exchangeable		Near Mortgaged Properties May
Certificates	S-65	Result in Losses	S-81
Limited Information Causes Uncertainty	S-66	Risks Related to Redevelopment and
Legal and Regulatory Provisions Affecting		Renovation at Mortgaged Properties	S-82
Investors Could Adversely Affect the		Risks Relating to Costs of Compliance
Liquidity of the Offered Certificates	S-66	with Applicable Laws and Regulations	S-82
Your Yield May Be Affected by Defaults,		Litigation Regarding the Mortgaged
Prepayments and Other Factors	S-68	Properties or Borrowers May Impair
Nationally Recognized Statistical Rating		Your Distributions	S-82
Organizations May Assign Different		Other Financings or Ability To Incur Other
Ratings to the Certificates; Ratings of		Financings Entails Risk	S-83
the Certificates Reflect Only the Views		Borrower May Be Unable To Repay
of the Applicable Rating Agencies as		Remaining Principal Balance on
of the Dates Such Ratings Were		Maturity Date; Longer Amortization
Issued; Ratings May Affect ERISA		Schedules and Interest-Only
Eligibility; Ratings May Be		Provisions Increase Risk	S-84
Downgraded	S-70	Risks Relating to Interest on Advances
Commercial, Multifamily and		and Special Servicing Compensation	S-85
Manufactured Housing Community		Increases in Real Estate Taxes May
Lending Is Dependent on Net		Reduce Available Funds	S-85
Operating Income	S-72	Some Mortgaged Properties May Not Be
Underwritten Net Cash Flow Could Be		Readily Convertible to Alternative
Based On Incorrect or Failed		Uses	S-86
Assumptions	S-72	Risks Related to Zoning Non-Compliance
The Mortgage Loans Have Not Been		and Use Restrictions	S-86
Reunderwritten by Us; Some		Risks Relating to Inspections of Properties	S-87
Mortgage Loans May Not Have		Earthquake, Flood and Other Insurance
Complied With Another Originator’s		May Not be Available or Adequate	S-87
Underwriting Criteria	S-73	Terrorism Insurance May Not Be Available
Static Pool Data Would Not Be Indicative		for All Mortgaged Properties	S-88
of the Performance of this Pool	S-73	Risks Associated with Blanket Insurance
		Policies or Self-Insurance	S-89

State and Local Mortgage Recording		Certain Calculations and Definitions	S-106
Taxes May Apply Upon a Foreclosure		Statistical Characteristics of the Mortgage
or Deed in Lieu of Foreclosure and		Loans	S-112
Reduce Net Proceeds	S-89	Environmental Considerations	S-125
The Mortgage Loan Sellers, the Sponsors		Litigation Considerations	S-127
and the Depositor Are Subject to		Redevelopment and Renovation	S-129
Bankruptcy or Insolvency Laws That		Default History, Bankruptcy Issues and
May Affect the Issuing Entity’s		Other Proceedings	S-129
Ownership of the Mortgage Loans	S-89	Tenant Issues	S-131
Interests and Incentives of the Originators,		Insurance Considerations	S-141
the Sponsors and Their Affiliates May		Zoning and Use Restrictions	S-142
Not Be Aligned With Your Interests	S-91	Appraised Value	S-142
Interests and Incentives of the Underwriter		Non-Recourse Carveout Limitations	S-142
Entities May Not Be Aligned With Your		Real Estate and Other Tax Considerations	S-143
Interests	S-92	Certain Terms of the Mortgage Loans	S-143
Potential Conflicts of Interest of the Master		Addition of Real Property to the
Servicer, the Special Servicer, the		Mortgaged Property	S-151
Trustee, the GSMS 2014-GC18		The Loan Combinations	S-152
Master Servicer and the GSMS 2014-		Representations and Warranties	S-160
GC18 Special Servicer	S-93	Sale of Mortgage Loans; Mortgage File
Potential Conflicts of Interest of the		Delivery	S-160
Operating Advisor	S-94	Cures, Repurchases and Substitutions	S-161
Potential Conflicts of Interest of the		Additional Information	S-163
Directing Holder, the GSMS 2014-		TRANSACTION PARTIES	S-164
GC18 Controlling Class		The Sponsors	S-164
Representative and the Serviced		The Depositor	S-181
Companion Loan Holder	S-95	The Originators	S-182
Potential Conflicts of Interest in the		The Issuing Entity	S-207
Selection of the Underlying Mortgage		The Trustee, the Certificate Administrator
Loans	S-96	and the Custodian	S-208
Other Potential Conflicts of Interest May		Trustee and Certificate Administrator Fee	S-212
Affect Your Investment	S-97	The Operating Advisor	S-212
Special Servicer May Be Directed or		Servicers	S-213
Advised To Take Actions by an Entity		Servicing Compensation, Operating
That Has No Duty or Liability to Other		Advisor Compensation and Payment
Certificateholders	S-97	of Expenses	S-221
Your Lack of Control Over the Issuing		Certain Affiliations and Certain
Entity and Servicing of the Mortgage		Relationships	S-232
Loans Can Create Risks	S-98	DESCRIPTION OF THE OFFERED
Rights of the Directing Holder and the		CERTIFICATES	S-235
Operating Advisor Could Adversely		General	S-235
Affect Your Investment	S-99	Exchangeable Certificates	S-238
The Loan Combinations Pose Special		Distributions	S-239
Risks	S-100	Subordination	S-253
Sponsors May Not Be Able To Make		Appraisal Reduction Amounts	S-254
Required Repurchases or		Voting Rights	S-258
Substitutions of Defective Mortgage		Delivery, Form, Transfer and
Loans	S-101	Denomination	S-259
Book-Entry Registration Will Mean You		Certificateholder Communication	S-262
Will Not Be Recognized as a Holder of		YIELD, PREPAYMENT AND MATURITY
Record	S-101	CONSIDERATIONS	S-262
Tax Matters and Changes in Tax Law May		Yield	S-262
Adversely Impact the Mortgage Loans		Yield on the Class X-A and Class X-B
or Your Investment	S-102	Certificates	S-265
Combination or “Layering” of Multiple		Weighted Average Life of the Offered
Risks May Significantly Increase Risk		Certificates	S-266
of Loss	S-103	Price/Yield Tables	S-271
DESCRIPTION OF THE MORTGAGE POOL	S-104	THE POOLING AND SERVICING
General	S-104	AGREEMENT	S-276

General	S-276	Further Information	S-332
Certain Considerations Regarding the		STATE AND OTHER TAX
Outside Serviced Loan Combinations	S-276	CONSIDERATIONS	S-333
Assignment of the Mortgage Loans	S-277	ERISA CONSIDERATIONS	S-333
Servicing of the Mortgage Loans	S-277	Exempt Plans	S-336
Advances	S-281	Further Warnings	S-336
Accounts	S-285	LEGAL INVESTMENT	S-337
Application of Penalty Charges and		CERTAIN LEGAL ASPECTS OF THE
Modification Fees	S-287	MORTGAGE LOANS	S-337
Withdrawals from the Collection Account	S-287	RATINGS	S-338
Enforcement of “Due-On-Sale” and		PLAN OF DISTRIBUTION (UNDERWRITER
“Due-On-Encumbrance” Clauses	S-288	CONFLICTS OF INTEREST)	S-340
Inspections	S-290	LEGAL MATTERS	S-341
Evidence as to Compliance	S-290	INDEX OF SIGNIFICANT DEFINITIONS	S-342
Certain Matters Regarding the Depositor,
the Master Servicer, the Special
Servicer and the Operating Advisor	S-291	ANNEX A – STATISTICAL
Servicer Termination Events	S-293	CHARACTERISTICS OF THE
Rights Upon Servicer Termination Event	S-294	MORTGAGE LOANS	A-1
Waivers of Servicer Termination Events	S-296	ANNEX B – STRUCTURAL AND
Termination of the Special Servicer	S-296	COLLATERAL TERM SHEET	B-1
Amendment	S-297	ANNEX C – MORTGAGE POOL
Realization Upon Mortgage Loans	S-300	INFORMATION	C-1
Directing Holder	S-306	ANNEX D – FORM OF DISTRIBUTION DATE
Operating Advisor	S-312	STATEMENT	D-1
Asset Status Reports	S-317	ANNEX E-1 – SPONSOR
Rating Agency Confirmations	S-318	REPRESENTATIONS AND
Termination; Retirement of Certificates	S-319	WARRANTIES	E-1-1
Optional Termination; Optional Mortgage		ANNEX E-2 – EXCEPTIONS TO SPONSOR
Loan Purchase	S-320	REPRESENTATIONS AND
Reports to Certificateholders; Available		WARRANTIES	E-2-1
Information	S-320	ANNEX F – CLASS A-AB SCHEDULED
Servicing of the Outside Serviced		PRINCIPAL BALANCE SCHEDULE	F-1
Mortgage Loans	S-326	ANNEX G-1 – NEWCASTLE SENIOR
USE OF PROCEEDS	S-329	HOUSING PORTFOLIO LOAN
MATERIAL FEDERAL INCOME TAX		COMBINATION AMORTIZATION
CONSEQUENCES	S-329	SCHEDULE	G-1-1
General	S-329	ANNEX G-2 – TANYARD PARK
Tax Status of Offered Certificates	S-330	APARTMENTS MORTGAGE LOAN
Taxation of the Offered Regular		AMORTIZATION SCHEDULE	G-2-1
Certificates and the Trust
Components	S-330
Taxation of the Exchangeable Certificates	S-332

NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail:  (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates.  The terms of the offered certificates contained in this prospectus supplement, including the annexes to this prospectus supplement, are intended to supplement the terms contained in the accompanying prospectus.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates.  However, this prospectus supplement does not contain all of the information contained in our registration statement, nor does it contain all information that is required to be included in a prospectus required to be filed as part of a registration statement.  For further information regarding the documents referred to in this prospectus supplement, you should refer to our registration statement and the exhibits to it.  Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m.  You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  Copies of these materials can also be obtained electronically through the Securities and Exchange Commission’s internet website (http://www.sec.gov).

You should rely only on the information contained in this prospectus supplement and the prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.  The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

This prospectus supplement begins with two introductory sections describing the Series 2014-GC19 certificates and the issuing entity in abbreviated form:

●	the “Certificate Summary” commencing on page S-13 of this prospectus supplement, which sets forth important statistical information relating to the Series 2014-GC19 certificates; and

●
the “Summary” commencing on page S-15 of this prospectus supplement, which gives a brief introduction to the key features of the Series 2014-GC19 certificates and a description of the underlying mortgage loans.

Additionally, “Risk Factors” commencing on page S-62 of this prospectus supplement, describes the material risks that apply to the Series 2014-GC19 certificates which are in addition to those described in the prospectus with respect to the securities issued by the issuing entity generally.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions.  The Table of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering.  The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption “Index of Significant Definitions” commencing on page S-342 of this prospectus supplement.  The capitalized terms used in the prospectus are defined on the pages indicated under the caption “Glossary” commencing on page 200 of the prospectus.

In this prospectus supplement:

●	the terms “depositor,” “we,” “us” and “our” refer to Citigroup Commercial Mortgage Securities Inc.

●
references to “lender” with respect to the mortgage loans generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the trust as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement” in this prospectus supplement.

The Annexes attached to this prospectus supplement are incorporated into and made a part of this prospectus supplement.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES.  WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES.  THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES, BUT ARE UNDER NO OBLIGATION TO DO SO.  ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD.  SEE “RISK FACTORS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS SUPPLEMENT.

THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE CONTROLLING CLASS REPRESENTATIVE, THE COMPANION LOAN HOLDERS, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

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“YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS—YIELD ON THE CLASS X-A AND CLASS X-B CERTIFICATES” IN THIS PROSPECTUS SUPPLEMENT.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IN THE UNITED KINGDOM, IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR OR THE ISSUING ENTITY; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNISED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED OR OTHERWISE APPROVED.  AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001 (THE “FINANCIAL PROMOTION ORDER“), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS“); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER“), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS“ AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS“).

THIS PROSPECTUS SUPPLEMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS.  ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.  ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS SUPPLEMENT.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

EUROPEAN ECONOMIC AREA

THIS PROSPECTUS SUPPLEMENT HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE

PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF OFFERED CERTIFICATES.  ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE OFFERED CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE, AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS SUPPLEMENT TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A)  TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B)  TO FEWER THAN 100 OR, IF THE RELEVANT MEMBER STATE HAS IMPLEMENTED THE RELEVANT PROVISION OF THE 2010 PD AMENDING DIRECTIVE, 150, NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C)  IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A), (B) AND (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS SUPPLEMENT TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

HONG KONG

NO PERSON HAS ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, OR WILL ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR

ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF HONG KONG AND ANY RULES MADE UNDER THAT ORDINANCE.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF HONG KONG) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571, LAWS OF HONG KONG) AND ANY RULES MADE UNDER THAT ORDINANCE, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES ORDINANCE (CAP. 32, LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THAT ORDINANCE. FURTHER, THE CONTENTS OF THIS PROSPECTUS SUPPLEMENT HAVE NOT BEEN REVIEWED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS SUPPLEMENT, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

THIS PROSPECTUS SUPPLEMENT HAS NOT BEEN AND WILL NOT BE REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE.  ACCORDINGLY, THIS PROSPECTUS SUPPLEMENT AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 UNDER THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “SFA“), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS:  (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT:  (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL“), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES.  ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS SUPPLEMENT MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.  AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

FORWARD-LOOKING STATEMENTS

In this prospectus supplement and the prospectus, we use certain forward-looking statements.  These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.  Forward-looking statements are also found elsewhere in this prospectus supplement and prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words.  These statements are intended to convey our projections or expectations as of the date of this prospectus supplement.  These statements are inherently subject to a variety of risks and uncertainties.  Actual results could differ materially from those we anticipate due to changes in, among other things:

●	economic conditions and industry competition,

●	political and/or social conditions, and

●	the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

CERTIFICATE SUMMARY

Classes of Certificates	Initial Certificate Principal Amount or Notional Amount(1)		Approximate Initial Credit Support	Initial Pass-Through Rate(2)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(3)	Expected Principal Window(3)

Offered Certificates
Class A-1	$49,387,000		30.000%(4)	1.199%	Fixed	2.66	4/14 – 12/18
Class A-2	$125,716,000		30.000%(4)	2.790%	Fixed	4.78	12/18 – 2/19
Class A-3	$215,000,000		30.000%(4)	3.753%	Fixed	9.76	11/23 – 1/24
Class A-4	$246,848,000		30.000%(4)	4.023%	Fixed	9.81	1/24 – 1/24
Class A-AB	$74,468,000		30.000%(4)	3.552%	Fixed	7.35	2/19 – 11/23
Class X-A	$777,479,000	(5)	N/A	1.511%	Variable IO(6)	N/A	N/A
Class X-B	$50,816,000	(5)	N/A	0.257%	Variable IO(6)	N/A	N/A
Class A-S(7)	$66,060,000	(8)	23.500%	4.345%	Fixed	9.81	1/24 – 1/24
Class B(7)	$50,816,000	(8)	18.500%	4.805%	WAC Cap(9)	9.87	1/24 – 2/24
Class PEZ(7)	$167,692,000	(8)	13.500%(10)	(11)	(11)	9.85	1/24 – 2/24
Class C(7)	$50,816,000	(8)	13.500%(10)	5.062%	WAC(12)	9.89	2/24 – 2/24
Non-Offered Certificates
Class X-C	$21,596,000	(5)	N/A	0.500%	Variable IO(6)	N/A	N/A
Class X-D	$60,979,707	(5)	N/A	1.397%	Variable IO(6)	N/A	N/A
Class D	$54,627,000		8.125%	5.062%	WAC(12)	9.89	2/24 – 2/24
Class E	$21,596,000		6.000%	4.562%	WAC–0.500%(13)	9.89	2/24 – 2/24
Class F	$11,434,000		4.875%	3.665%	WAC Cap(9)	9.94	2/24 – 3/24
Class G	$49,545,707		0.000%	3.665%	WAC Cap(9)	9.97	3/24 – 3/24
Class R(14)	N/A		N/A	N/A	N/A	N/A	N/A

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	Approximate per annum rate as of the closing date.

(3)
Assuming no prepayments prior to the maturity date for each mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

(4)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are represented in the aggregate.

(5)
The Class X-A, Class X-B, Class X-C and Class X-D certificates will not have certificate principal amounts and will not be entitled to receive distributions of principal.  Interest will accrue on the Class X-A, Class X-B, Class X-C and Class X-D certificates at their respective pass-through rates based upon their respective notional amounts.  The notional amount of the Class X-A certificates will be equal to the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-AB certificates and the Class A-S trust component from time to time.  The notional amount of the Class X-B certificates will be equal to the certificate principal amount of the Class B trust component from time to time.  The notional amount of the Class X-C certificates will be equal to the certificate principal amount of the Class E certificates from time to time. The notional amount of the Class X-D certificates will be equal to the aggregate certificate principal amounts of the Class F and Class G certificates from time to time.

(6)
The pass-through rate on the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component, as described in this prospectus supplement.  The pass-through rate on the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate on the Class B trust component, as described in this prospectus supplement.  The pass-through rate on the Class X-C certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate on the Class E certificates, as described in this prospectus supplement.  The pass-through rate on the Class X-D certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class F and Class G certificates, as described in this prospectus supplement.

(7)
The Class A-S, Class B, Class PEZ and Class C certificates are referred to in this prospectus supplement as “exchangeable certificates.”  The Class A-S, Class B and Class C certificates may be exchanged for Class PEZ certificates, and Class PEZ certificates may be exchanged for the Class A-S, Class B and Class C certificates.

(8)
On the closing date, the issuing entity will issue the Class A-S, Class B and Class C trust components, which will have outstanding principal balances on the closing date of $66,060,000, $50,816,000 and $50,816,000, respectively.  The exchangeable certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components.  Each class of the exchangeable certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and/or Class C trust components.  Following any exchange of Class A-S, Class B and Class C certificates for Class PEZ certificates or any exchange of Class PEZ certificates for Class A-S, Class B and Class C certificates, the percentage interest of the outstanding principal balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class PEZ and Class C certificates will be increased or decreased accordingly.  The initial certificate principal amount of each class of the Class A-S, Class B and Class C certificates shown in the table on the cover page of this prospectus supplement, in the table above and on the back cover of this prospectus supplement represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates.  The initial certificate principal amount of the Class PEZ certificates shown in the table on the cover page of this prospectus supplement, in the table above and on the back cover of this prospectus supplement is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, representing the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange.  The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the closing date.  The aggregate certificate principal amount of the offered certificates shown on the cover page and back page of this prospectus supplement includes the maximum certificate principal amount of exchangeable certificates that could be outstanding on the closing date, equal to $167,692,000 (subject to a variance of plus or minus 5%).

(9)
For any distribution date, the pass-through rates on the Class B, Class F and Class G certificates will be a per annum rate equal to the lesser of (i) the initial pass-through rate for such class specified in the table above and (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(10)
The initial subordination levels for the Class C and Class PEZ certificates are equal to the subordination level of the underlying Class C trust component, which will have an initial outstanding balance on the closing date of $50,816,000.

(11)
The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates. The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates.

(12)
For any distribution date, the pass-through rate on each class of the Class C and Class D certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(13)
For any distribution date, the pass-through rate on the Class E certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, less 0.500%.

(14)
The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date.  The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in this prospectus supplement.  The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-C, Class X-D, Class D, Class E, Class F, Class G and Class R certificates are not offered by this prospectus supplement.

SUMMARY

          The following is only a summary. Detailed information appears elsewhere in this prospectus supplement and in the accompanying prospectus. That information includes, among other things, detailed mortgage loan information and calculations of cash flows on the offered certificates. To understand all of the terms of the offered certificates, read carefully this entire document and the accompanying prospectus. See “Index of Significant Definitions” in this prospectus supplement and “Glossary” in the prospectus for definitions of capitalized terms.

Title, Registration and Denomination of Certificates

          The certificates to be issued are known as the Citigroup Commercial Mortgage Trust 2014-GC19, Commercial Mortgage Pass-Through Certificates, Series 2014-GC19. The offered certificates will be issued in book-entry form through The Depository Trust Company, or DTC, and its participants. You may hold your certificates through: (i) DTC in the United States; or (ii) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System in Europe. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems. See “Description of the Offered Certificates—Delivery, Form, Transfer and Denomination,” and “—Book-Entry Registration” in this prospectus supplement and “Description of the Certificates—Book-Entry Registration” in the prospectus. All the offered certificates will be issued in registered form without coupons. The offered certificates (other than the Class X-A and Class X-B certificates) that are initially offered and sold will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued in minimum denominations of authorized initial notional amount of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Transaction Parties and Significant Dates, Events and Periods

Issuing Entity
Citigroup Commercial Mortgage Trust 2014-GC19, a New York common law trust to be established on the closing date of this securitization transaction under the pooling and servicing agreement, dated as of March 1, 2014, between the depositor, the master servicer, the special servicer, the trustee, the certificate administrator and the operating advisor. For more detailed information, see “Transaction Parties—The Issuing Entity” in this prospectus supplement.

The issuing entity’s primary assets will be 78 fixed rate mortgage loans with an aggregate outstanding principal balance as of the cut-off date of $1,016,313,708. Three (3) of the foregoing mortgage loans (identified in the succeeding bullets) are each part of a split loan structure comprised of the subject mortgage loan and one or more pari passu companion loans that are held outside the issuing entity, in each case both or all of which are secured by the same mortgage or deed of trust encumbering the same mortgaged property or portfolio of mortgaged properties.

●
the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A to this prospectus supplement as Newcastle Senior Housing Portfolio, representing approximately 9.96% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the “Newcastle mortgage loan”; and, the two (2) related companion loans, together, the “Newcastle companion loan”);

●
the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as CityScape - East Office/Retail, representing approximately 8.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the “CityScape mortgage loan”; and, the related companion loan, the “CityScape companion loan”); and

●
the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as 1500 Spring Garden, representing approximately 6.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the “Spring Garden mortgage loan”; and, the related companion loan, the “Spring Garden companion loan”).

Each of the Newcastle mortgage loan, the CityScape mortgage loan and the Spring Garden mortgage loan is also referred to in this prospectus supplement as a “split mortgage loan.” Each of the Newcastle companion loan, the CityScape companion loan and the Spring Garden companion loan held outside the issuing entity is referred to in this prospectus supplement as a “companion loan”; and each split mortgage loan together with the related companion loan(s) is sometimes referred to in this prospectus supplement as a “loan combination” or the “Newcastle loan combination,” the “CityScape loan combination” or the “Spring Garden loan combination,” as the case may be.

Because they are being serviced pursuant to the pooling and servicing agreement for the GSMS 2014-GC18 securitization transaction, which is the securitization of the related companion loans, as described under “—GSMS 2014-GC18 Master Servicer, Special Servicer, Trustee and Custodian” below, each of the CityScape mortgage loan and the Spring Garden mortgage loan is also referred to in this prospectus supplement as an “outside serviced mortgage loan,” and each such outside serviced mortgage loan, together with its related companion loan, is referred to in this prospectus supplement as an “outside serviced loan combination.”

Both the Newcastle mortgage loan and the Newcastle companion loan will be serviced under the pooling and servicing agreement for this securitization transaction. Accordingly, the Newcastle companion loan is sometimes referred to in this prospectus supplement as the “serviced companion loan”  and the Newcastle mortgage loan, together with the Newcastle companion loan, as the “serviced loan combination.”

All of the mortgage loans included in the issuing entity, other than the outside serviced mortgage loans, are also referred to in this prospectus supplement as the “serviced mortgage loans.”

Depositor
Citigroup Commercial Mortgage Securities Inc., a Delaware corporation. As depositor, Citigroup Commercial Mortgage Securities Inc. will acquire the mortgage loans from the sponsors and transfer them to the issuing entity. The depositor’s address is 388 Greenwich Street, New York, New York 10013 and its telephone number is (212) 816-6000. See “Transaction Parties—The Depositor” in this prospectus supplement and “Transaction Participants—The Depositor” in the prospectus.

Sponsors	The mortgage loans will be sold to the depositor by the following sponsors, which have organized and initiated the transaction in which the certificates will be issued:

●	Citigroup Global Markets Realty Corp., a New York corporation (33.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

●	Goldman Sachs Mortgage Company, a New York limited partnership (23.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

●	MC-Five Mile Commercial Mortgage Finance LLC, a Delaware limited liability company (19.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

●	Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership (7.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

●	The Bancorp Bank, a Delaware state-chartered bank (7.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

●	Rialto Mortgage Finance, LLC, a Delaware limited liability company (4.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date); and

●	RAIT Funding, LLC, a Delaware limited liability company (4.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date).

Cantor Commercial Real Estate Lending, L.P., its successors and assigns, will be entitled to receive the “CCRE Strip,” which will be payable out of collections on the mortgage loans being transferred to the depositor by Cantor Commercial Real Estate Lending, L.P., other than the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Barnes Crossing Plaza, representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Such amount will not be part of available funds to make distributions on the certificates. See “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses—Fees and Expenses” in this prospectus supplement.

See “Transaction Parties—The Sponsors” in this prospectus supplement.

Originators	The mortgage loans were originated by the entities set forth in the following chart.

Originator	Sponsor	Number of Mortgage Loans	% of Initial Pool Balance

Citigroup Global Markets Realty Corp.	Citigroup Global Markets Realty Corp.	18	33.6%
MC-Five Mile Commercial Mortgage Finance LLC	MC-Five Mile Commercial Mortgage Finance LLC	20	19.1
Goldman Sachs Mortgage Company	Goldman Sachs Mortgage Company	7	12.7
GS Commercial Real Estate LP	Goldman Sachs Mortgage Company	3	11.1
Cantor Commercial Real Estate Lending, L.P.	Cantor Commercial Real Estate Lending, L.P.	6	7.5
The Bancorp Bank	The Bancorp Bank	13	7.2
Rialto Mortgage Finance, LLC	Rialto Mortgage Finance, LLC	6	4.8
RAIT Funding, LLC	RAIT Funding, LLC	5	4.0

Total		78	100.0%

See “Transaction Parties—The Originators” in this prospectus supplement.

Trustee
U.S. Bank National Association, a national banking association organized under the laws of the United States. The corporate trust offices of U.S. Bank National Association are located at 190 South LaSalle Street, 7th Floor, Mailcode MK-IL-SL7C, Chicago, Illinois 60603, Attention: CMBS Management - CGCMT 2014-GC19. Following the transfer of the underlying mortgage loans into the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record with respect to each of the serviced mortgage loans transferred to the issuing entity. In addition, subject to the terms of the pooling and servicing agreement, the trustee will be primarily responsible for back-up advancing. See “Transaction Parties—The Trustee, the Certificate Administrator and the Custodian” in this prospectus supplement.

As described under “—GSMS 2014-GC18 Master Servicer, Special Servicer, Trustee and Custodian” below, the trustee for the GSMS 2014-GC18 securitization transaction will be the mortgagee of record for the outside serviced mortgage loans.

Certificate Administrator
U.S. Bank National Association, a national banking association organized under the laws of the United States. U.S. Bank National Association will initially act as certificate administrator, certificate registrar and custodian. The corporate trust office of U.S. Bank National Association responsible for administration of the issuing entity is located at 190 South LaSalle Street, 7th Floor, Mailcode MK-IL-SL7C, Chicago, Illinois 60603, Attention: CMBS Management - CGCMT 2014-GC19, and the office responsible for certificate transfer services is located at 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention: Bondholder Services - Citigroup Commercial Mortgage Trust 2014-GC19, and the custodial office is located at U.S. Bank Global Trust Services, 1133 South Rankin Street, St. Paul, Minnesota 55116, Attention: Commercial Certifications. See “Transaction Parties—The Trustee, the Certificate Administrator and the Custodian” in this prospectus supplement.

Operating Advisor
Situs Holdings, LLC, a Delaware limited liability company. At any time that a Control Termination Event (as described below) has occurred and is continuing, the operating advisor will generally review the special servicer’s operational practices in respect of the specially serviced mortgage loans to formulate an opinion as to whether or not those operational practices generally satisfy the servicing standard with respect to the resolution and/or liquidation of such specially serviced mortgage loans. In addition, at any time after the occurrence and during the continuance of a Control Termination Event, the operating advisor will consult on a non-binding basis with the special servicer with regard to certain major decisions with respect to the serviced mortgage loan(s) to the extent described in this prospectus supplement and as provided in the pooling and servicing agreement.

At any time after the occurrence and during the continuance of a Control Termination Event, the operating advisor will be required to review certain operational activities related to the specially serviced mortgage loans in general on a platform level basis. Based on the operating advisor’s review of certain information described in this prospectus supplement, the operating advisor will be required (if any serviced mortgage loans were specially serviced mortgage loans during the prior calendar year) to prepare an annual report to be provided to the trustee and the certificate administrator (and made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of the applicable specially serviced mortgage loans.

At any time that a Consultation Termination Event (as described below) has occurred and is continuing, the operating advisor may recommend the replacement of the special servicer (but not the GSMS 2014-GC18 special servicer) if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

Additionally, if the holders of at least 15% of the voting rights of the certificates other than the Class X-A, Class X-B, Class X-C, Class X-D and Class R certificates (but considering only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amounts then allocable to the subject class, equal to or greater than 25% of (i) the initial certificate principal amount of such class minus (ii) payments of principal previously made with respect to such class, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “class” for such purpose) request a vote to replace the operating advisor, then the operating advisor may be replaced by the holders of more than 50% of the voting rights of the certificates other than the Class X-A, Class X-B, Class X-C, Class X-D and Class R certificates (but considering only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amounts then allocable to the subject class, equal to or greater than 25% of (i) the initial certificate principal amount of such class minus (ii) payments of principal previously made with respect to such class, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “class” for such purpose) that exercise their right to vote; provided that holders of at least 50% of the voting rights of such certificates exercise their right to vote. See “The Pooling and Servicing Agreement—Operating Advisor—Termination of the Operating Advisor Without Cause” in this prospectus supplement.

For additional information regarding the responsibilities of the operating advisor, see “The Pooling and Servicing Agreement—Operating Advisor” and “Transaction Parties—The Operating Advisor” in this prospectus supplement.

Control Termination Event
A “Control Termination Event” will either (a) occur when none of the classes of Class E, Class F and Class G certificates has an outstanding certificate principal amount (as notionally reduced by any appraisal reduction amounts then allocable to such class) that is at least equal to 25% of the initial certificate principal amount of that class of certificates or (b) be deemed to occur as described under “The Pooling and

Servicing Agreement—Directing Holder—General” in this prospectus supplement.

Consultation Termination Event
A “Consultation Termination Event” will either (a) occur when none of the classes of Class E, Class F and Class G certificates has an outstanding certificate principal amount, without regard to the allocation of any appraisal reduction amounts, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates or (b) be deemed to occur as described under “The Pooling and Servicing Agreement—Controlling Class Representative—General” in this prospectus supplement.

Master Servicer
Wells Fargo Bank, National Association, a national banking association. The master servicer will initially service all of the serviced mortgage loans and serviced companion loans either directly or through a sub-servicer pursuant to the pooling and servicing agreement. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC-A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC-D1086-120, 550 South Tryon Street, Charlotte, North Carolina 28202. See “Servicing of the Mortgage Loans—General” and “Transaction Parties—Servicers—The Master Servicer and the GSMS 2014-GC18 Master Servicer” and “—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement.

As described under “—GSMS 2014-GC18 Master Servicer, Special Servicer, Trustee and Custodian” below, Wells Fargo Bank, National Association is also the master servicer with respect to the outside serviced mortgage loans pursuant to the GSMS 2014-GC18 pooling and servicing agreement (in such capacity, referred to as the “GSMS 2014-GC18 master servicer”).

Special Servicer
Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will be the initial special servicer with respect to all of the serviced mortgage loans and any serviced companion loans pursuant to the pooling and servicing agreement. The special servicer will be primarily responsible for making decisions and performing certain servicing functions with respect to such serviced mortgage loans and serviced companion loans that, in general, are in default or as to which default is imminent. Midland Loan Services, a Division of PNC Bank, National Association was appointed to be the special servicer for this securitization transaction at the request of Ellington Management Group, LLC, which is expected to be the initial controlling class representative and the initial directing holder with respect to all of the serviced mortgage loans. One or more entities managed by Ellington Management Group, LLC are also expected to purchase, on the closing date, the Class E, Class F and Class G certificates (and may also purchase a portion of the Class D certificates). See “—Controlling Class Representative” below. The primary servicing office of Midland Loan Services, a Division of PNC Bank, National Association is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Servicing of the Mortgage Loans—General” and “Transaction Parties—Servicers—The Special Servicer” and “—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement.

As described under “—GSMS 2014-GC18 Master Servicer, Special Servicer, Trustee and Custodian” below, LNR Partners, LLC, a Florida limited liability company (in such capacity, referred to as the “GSMS 2014-GC18 special servicer”) is the initial special servicer for the outside serviced mortgage loans pursuant to the GSMS 2014-GC18 pooling and servicing agreement.

The special servicer (but not the GSMS 2014-GC18 special servicer) may be removed in such capacity under the pooling and servicing agreement, with or without cause, and a successor special servicer appointed, from time to time, as follows:

●
prior to the occurrence and continuance of a Control Termination Event, the special servicer may be removed at the direction of the controlling class representative (also referred to in this prospectus supplement as the “directing holder”), upon satisfaction of certain conditions specified in the pooling and servicing agreement; and

●
after the occurrence and during the continuance of a Control Termination Event with respect to the controlling class representative, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) may request a vote to replace the special servicer. The subsequent vote may result in the termination and replacement of the special servicer if within 180 days of the initial request for that vote the holders of (a) at least 75% of the voting rights of the certificates (other than the Class R certificates), or (b) more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-C, Class X-D and Class R certificates (but considering only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amounts then allocable to the subject class, equal to or greater than 25% of (i) the initial certificate principal amount of such class minus (ii) payments of principal previously made with respect to such class, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “class” for such purpose), vote affirmatively to so replace.

Additionally, at any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer (but not the GSMS 2014-GC18 special servicer) with respect to the serviced mortgage loan(s). In connection with such a recommendation, the special servicer would be replaced if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-C, Class X-D and Class R certificates (but considering only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amounts then allocable to the subject class, equal to or greater than 25% of (i) the initial certificate principal amount of such class minus (ii) payments of principal previously made with respect to such class, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “class” for such purpose), vote affirmatively to so replace.

Further, the special servicer may be removed based on the occurrence of certain servicer termination events on the part of the special servicer, as further described under “The Pooling and Servicing Agreement—Servicer Termination Events” and “—Rights Upon Servicer Termination Event” in this prospectus supplement. In addition, in the case of a serviced mortgage loan that is part of a serviced loan combination, if a servicer termination event on the part of the special servicer affects only (i) the related serviced companion loan that is part of such serviced loan combination, (ii) the holder of such serviced companion loan or (iii) the rating on a class of securities backed by such serviced companion loan, then, at the direction of the holder of such serviced companion loan, in each case, the trustee will be required to terminate the special servicer solely with respect to the applicable serviced loan combination, as further described under “The Pooling and Servicing Agreement—Servicer Termination Events” and “—Rights Upon Servicer Termination Event” in this prospectus supplement.

The GSMS 2014-GC18 special servicer may only be removed in such capacity with respect to the outside serviced mortgage loans in accordance with the terms and provisions of the GSMS 2014-GC18 pooling and servicing agreement (as defined below) and the related co-lender agreement.

See “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement. See “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement for a discussion of the loan combinations and the companion loans.

GSMS 2014-GC18 Master Servicer,
Special Servicer, Trustee and
Custodian
The CityScape mortgage loan and the Spring Garden mortgage loan, which represent approximately 8.4% and 6.8%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are referred to as the “outside serviced mortgage loans.” Both the CityScape companion loan and the Spring Garden companion loan are part of a mortgage pool backing the GS Mortgage Securities Trust 2014-GC18, Commercial Mortgage Pass-Through Certificates, Series 2014-GC18 (referred to in this prospectus supplement as the “GSMS 2014-GC18 certificates”).

Both the CityScape loan combination and the Spring Garden loan combination (which include the outside serviced mortgage loans) are being serviced pursuant to the pooling and servicing agreement governing the issuance of the GSMS 2014-GC18 certificates, dated as of January 1, 2014 (referred to as the “GSMS 2014-GC18 pooling and servicing agreement”), between GS Mortgage Securities Corporation, as depositor (referred to as the “GSMS 2014-GC18 depositor”), the GSMS 2014-GC18 master servicer, the GSMS 2014-GC18 special servicer, Deutsche Bank Trust Company Americas, as trustee (in such capacity, referred to as the “GSMS 2014-GC18 trustee”), Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian, and Park Bridge Lender Services LLC, as operating advisor (referred to as the “GSMS 2014-GC18 operating advisor”). The securitization transaction related to the issuance of the GSMS 2014-

GC18 certificates is referred to in this prospectus supplement as the “GSMS 2014-GC18 securitization.”

Accordingly, the outside serviced mortgage loans and the related mortgaged properties are being serviced and administered by the GSMS 2014-GC18 master servicer and the GSMS 2014-GC18 special servicer, the GSMS 2014-GC18 trustee will serve as mortgagee of record with respect to the outside serviced mortgage loans, and, in its capacity as custodian under the GSMS 2014-GC18 pooling and servicing agreement, Wells Fargo Bank, National Association will serve as a custodian with respect to the mortgage loan files (other than the promissory note evidencing the subject mortgage loan) for the outside serviced mortgage loans.

See “Transaction Parties—Servicers—The Master Servicer and the GSMS 2014-GC18 Master Servicer” and “—Servicers—The Special Servicer and the GSMS 2014-GC18 Special Servicer—The GSMS 2014-GC18 Special Servicer” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this prospectus supplement.

The Newcastle loan combination is being serviced pursuant to the pooling and servicing agreement for this securitization transaction. See “The Pooling and Servicing Agreement” in this prospectus supplement.

Controlling Class Representative
The controlling class representative under the pooling and servicing agreement (which is also referred to in this prospectus supplement as the “directing holder” with respect to the serviced mortgage loans) will be the controlling class certificateholder or other representative selected by more than 50% of the controlling class certificateholders (by certificate principal amount).

The controlling class is the most subordinate class of the Class E, Class F and Class G certificates that has an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amounts then allocable to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates, or if no such class meets the preceding requirement, then Class E will be the controlling class. See “Description of the Offered Certificates—Voting Rights” in this prospectus supplement. No other class of certificates will be eligible to act as the controlling class or appoint a controlling class representative.

So long as a Control Termination Event does not exist with respect to the controlling class representative, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

After the occurrence and during the continuance of a Control Termination Event with respect to the controlling class representative, the consent rights of the controlling class representative will terminate, and the controlling class representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

After the occurrence and during the continuance of a Consultation Termination Event with respect to the controlling class representative, all of these rights of the controlling class representative will terminate. See

“The Pooling and Servicing Agreement—Directing Holder” in this prospectus supplement.

One or more entities managed by Ellington Management Group, LLC are expected, on the closing date, (i) to purchase the Class E, Class F and Class G certificates (and may also purchase a portion of the Class D certificates), and (ii) to appoint Ellington Management Group, LLC to be the initial controlling class representative (and initial directing holder with respect to all of the serviced mortgage loans).

So long as a Control Termination Event does not exist, (i) the special servicer may, at the direction of the directing holder, take actions with respect to the servicing of the applicable serviced mortgage loan(s) that could adversely affect the holders of some or all of the classes of certificates, and (ii) the special servicer may be removed with respect to the serviced mortgage loan(s) without cause by the directing holder. See “Risk Factors—Special Servicer May Be Directed or Advised To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders” in this prospectus supplement.

Notwithstanding anything to the contrary described in this prospectus supplement, at any time when the Class E certificates are the controlling class certificates, the holder of more than 50% of the controlling class certificates (by outstanding certificate principal amount) may waive its right to act as or appoint a controlling class representative and to exercise any of the rights of the controlling class representative or cause the exercise of any of the rights of the controlling class representative set forth in the pooling and servicing agreement, by irrevocable written notice delivered to the depositor, certificate administrator, trustee, master servicer, special servicer and operating advisor. Any such waiver will remain effective with respect to such holder and the Class E certificates until such time as that certificateholder has (i) sold a majority of the Class E certificates (by outstanding certificate principal amount) to an unaffiliated third party and (ii) certified to the depositor, certificate administrator, trustee, master servicer, special servicer and operating advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor, and (c) the transferor retains no direct or indirect controlling interest in the Class E certificates. Following any such transfer, the successor holder of more than 50% of the Class E certificates (by outstanding certificate principal amount), if the Class E certificates are the controlling class certificates, will again have the rights of the controlling class representative as described in this prospectus supplement without regard to any prior waiver by the predecessor certificateholder. The successor certificateholder will also have the right to irrevocably waive its right to act as or appoint a controlling class representative or to exercise any of the rights of the controlling class representative or cause the exercise of any of the rights of the controlling class representative. No successor certificateholder described above will have any consent rights with respect to any mortgage loan that became a specially serviced mortgage loan prior to its acquisition of a majority of the Class E certificates that had not also become a corrected mortgage loan prior to such acquisition until such mortgage loan becomes a corrected mortgage loan.

Whenever such an “opt-out” by a controlling class certificateholder is in effect:

●	a Control Termination Event and a Consultation Termination Event will both be deemed to have occurred and be continuing with respect to the controlling class representative; and

●
the rights of the holder of more than 50% of the Class E certificates (by outstanding certificate principal amount), if they are the controlling class certificates, to act as or appoint a controlling class representative and the rights of the controlling class representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect with respect to the controlling class representative).

The controlling class representative and any other directing holder may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of the Directing Holder” and “—Special Servicer May Be Directed or Advised To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders” in this prospectus supplement.

Companion Loan Holders
The mortgage loans secured by the mortgaged properties or portfolio of mortgaged properties identified on Annex A to this prospectus supplement as Newcastle Senior Housing Portfolio, CityScape – East Office/Retail and 1500 Spring Garden, representing approximately 9.96%, 8.4% and 6.8%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each part of a split loan structure comprised of two or more pari passu mortgage loans secured by the same mortgage(s) on the related mortgaged property or portfolio of mortgaged properties: (i) the mortgage loan included in the issuing entity and (ii) the related companion loan(s) that are held outside the issuing entity and that are pari passu in right of payment to the related mortgage loan included in the issuing entity. With respect to each of the outside serviced mortgage loans, the holder of the related companion loan is the GSMS 2014-GC18 trustee on behalf of the certificateholders of the GSMS 2014-GC18 securitization. With respect to the Newcastle loan combination (which is the serviced loan combination), the holder of the Newcastle companion loan is currently GS Commercial Real Estate LP, the related originator and an affiliate of the related sponsor, however, the Newcastle companion loan is expected to be securitized in one or more subsequent commercial mortgage securitization transactions and, in such event, the rights of the companion loan holder(s) will likely be exercised by the controlling class representative for such securitization transaction(s).

In connection with each of the foregoing loan combinations, a co-lender agreement was executed between the holder of the related mortgage loan and each holder of a related companion loan that governs the relative rights and obligations of such holders. Each co-lender agreement provides, among other things, that one of the holders will be the “controlling note holder” entitled to (i) approve or direct material servicing decisions involving the related loan combination and (ii) replace the applicable special servicer with respect to such loan combination with or without cause.

With respect to each of the outside serviced loan combinations, in accordance with the related co-lender agreement and the GSMS 2014-GC18 pooling and servicing agreement:

●
the controlling note holder will be the holder of the related companion loan, whose rights are currently exercised by the GSMS 2014-GC18 controlling class representative pursuant to the GSMS 2014-GC18 pooling and servicing agreement (referred to in this prospectus supplement as the “GSMS 2014-GC18 controlling class representative”), and who accordingly has rights to, among other things, replace the GSMS 2014-GC18 special servicer with respect to the outside serviced loan combinations, advise the GSMS 2014-GC18 special servicer regarding certain servicing actions with respect to the outside serviced loan combinations, and consent to various major decisions regarding the outside serviced loan combinations; and

●
unless a Consultation Termination Event has occurred and is continuing, the controlling class representative for this securitization transaction will have limited rights to consult on a non-binding basis with the GSMS 2014-GC18 special servicer regarding certain major decisions as provided for in the related co-lender agreement.

With respect to the serviced loan combination, in accordance with the related co-lender agreement and the pooling and servicing agreement:

●
the controlling note holder will be the issuing entity as holder of the subject mortgage loan, whose rights will be exercised by the controlling class representative pursuant to the pooling and servicing agreement unless a Control Termination Event has occurred and is continuing;

●
the related serviced companion loan holder will have limited rights to consult on a non-binding basis with the special servicer regarding certain major decisions, as provided for in the related co-lender agreement.

See “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.

The GSMS 2014-GC18 controlling class representative and each holder of a companion loan may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of the Directing Holder, the GSMS 2014-GC18 Controlling Class Representative and the Serviced Companion Loan Holder”, “—Special Servicer May Be Directed or Advised To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders” and “—The Loan Combinations Pose Special Risks—Rights of the GSMS 2014-GC18 Controlling Class Representative Under the GSMS 2014-GC18 Pooling and Servicing Agreement Could Adversely Affect Your Investment” in this prospectus supplement.

The outside serviced loan combinations will be serviced under the GSMS 2014-GC18 pooling and servicing agreement by the GSMS 2014-GC18 master servicer and the GSMS 2014-GC18 special servicer, subject to replacement as described above. None of the master servicer or the special servicer (in each such capacity) or any other party to our securitization transaction is a party to the GSMS 2014-GC18 pooling and servicing agreement.

The serviced loan combination will be serviced under the pooling and servicing agreement by the master servicer and the special servicer

(subject to replacement as described above). Neither the companion loan holder with respect to the serviced companion loan nor such companion loan holders’ representatives will be a party to the pooling and servicing agreement, but their rights may affect the servicing of the related mortgage loans. See “Risk Factors—Potential Conflicts of Interest of the Directing Holder, the GSMS 2014-GC18 Controlling Class Representative and the Serviced Companion Loan Holder”, “—Special Servicer May Be Directed or Advised To Take Actions by an Entity That Has No Duty or Liability to Other Certificates”, “—The Loan Combinations Pose Special Risks—Realization on the Mortgage Loan That is Part of a Serviced Loan Combination May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder”, and “The Pooling and Servicing Agreement—Directing Holder” in this prospectus supplement.

Significant Affiliations
and Relationships	Set forth below are certain affiliations and relationships with respect to this securitization transaction.

Transaction Party and Related Party Affiliations:

Citigroup Global Markets Realty Corp. and its affiliates are playing several roles in this transaction. Citigroup Commercial Mortgage Securities Inc. is the depositor and an affiliate of Citigroup Global Markets Realty Corp., a sponsor and an originator, and Citigroup Global Markets Inc., one of the underwriters for the offering of the offered certificates.

In addition, Goldman Sachs Mortgage Company, a sponsor and an originator, GS Commercial Real Estate LP, an originator, and Goldman, Sachs & Co., one of the underwriters for the offering of the offered certificates, are affiliated with each other.

Wells Fargo Bank, National Association also serves as master servicer of the outside serviced mortgage loans under the GSMS 2014-GC18 pooling and servicing agreement as well as certificate administrator and custodian of the GSMS 2014-GC18 securitization.

Warehouse Financing Arrangements:

Goldman Sachs Mortgage Company provides warehouse financing to an affiliate of MC-Five Mile Commercial Mortgage Finance LLC through a repurchase facility. As of February 21, 2014, 16 of the mortgage loans that MC-Five Mile Commercial Mortgage Finance LLC will transfer to the depositor, with an aggregate principal balance of approximately $151,893,317 as of the cut-off date, are subject to that repurchase facility. Proceeds received by MC-Five Mile Commercial Mortgage Finance LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Mortgage Company as the repurchase agreement counterparty.

Goldman Sachs Bank USA, an affiliate of Goldman Sachs Mortgage Company, provides warehouse financing to RMF Partner, LLC, an affiliate of Rialto Mortgage Finance, LLC, through a repurchase facility. All of the mortgage loans that Rialto Mortgage Finance, LLC will transfer to the depositor are subject to that repurchase facility. Proceeds received by Rialto Mortgage Finance, LLC or an affiliate in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Bank USA as the repurchase agreement counterparty.

U.S. Bank National Association provides warehouse financing to Cantor Commercial Real Estate Lending, L.P. through a repurchase facility. Four (4) of the mortgage loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor (with an aggregate principal balance of approximately $62,849,780 as of the cut-off date) are subject to that repurchase facility. Proceeds received by Cantor Commercial Real Estate Lending, L.P. in connection with the contribution of such mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to U.S. Bank National Association as the repurchase agreement counterparty.

Citibank, N.A., an affiliate of the depositor and of Citigroup Global Markets Realty Corp., provides warehouse financing to RAIT Funding, LLC through a repurchase facility. All of the mortgage loans that RAIT Funding, LLC will transfer to the depositor are subject to that repurchase facility. Proceeds received by RAIT Funding, LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Citibank, N.A. as the repurchase agreement counterparty.

Interim Servicing Arrangements:

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association and each of the entities indicated below, Wells Fargo Bank, National Association acts as interim servicer with respect to:

●
certain of the mortgage loans (with an aggregate principal balance of approximately $289,229,701 as of the cut-off date) to be contributed to this securitization transaction by Citigroup Global Markets Realty Corp., a sponsor and an originator, as well as other mortgage loans owned by Citigroup Global Markets Realty Corp.;

●
all of the mortgage loans to be contributed to this securitization transaction by MC-Five Mile Commercial Mortgage Finance LLC, a sponsor and an originator, as well as other mortgage loans owned by MC-Five Mile Commercial Mortgage Finance LLC;

●
all of the mortgage loans to be contributed to this securitization transaction by Rialto Mortgage Finance, LLC, a sponsor and an originator, as well as other mortgage loans owned by Rialto Mortgage Finance, LLC; and

●
certain of the mortgage loans (with an aggregate principal balance of approximately $70,376,735 as of the cut-off date) to be contributed to this securitization transaction by The Bancorp Bank, a sponsor and an originator, as well as other mortgage loans owned by The Bancorp Bank.

Wells Fargo Bank, National Association may contract with an affiliate of Cantor Commercial Real Estate Lending, L.P. to act as a limited subservicer with respect to the mortgage loans related to the CCRE Strip in the future, subject to the terms and conditions of the pooling and servicing agreement.

Pursuant to an interim servicing agreement between Midland Loan Services, a Division of PNC Bank, National Association, the special servicer, and Goldman Sachs Mortgage Company, a sponsor and an originator, and certain of its affiliates, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to all of the mortgage loans to be contributed to this securitization transaction by Goldman Sachs Mortgage Company.

Pursuant to certain interim servicing agreements between Cantor Commercial Real Estate Lending, L.P. and certain of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Cantor Commercial Real Estate Lending, L.P. and those affiliates thereof, including, prior to their inclusion in the issuing entity, all of the mortgage loans to be contributed to this securitization transaction by Cantor Commercial Real Estate Lending, L.P.

Interim and Other Custodial Arrangements:

Wells Fargo Bank, National Association is also acting as the interim custodian of the loan files for all of the mortgage loans to be contributed to this securitization transaction by each of Goldman Sachs Mortgage Company, Citigroup Global Markets Realty Corp. (except with respect to the outside serviced mortgage loans, as to which the related loan files are held by Wells Fargo Bank, National Association as the custodian under the GSMS 2014-GC18 pooling and servicing agreement), The Bancorp Bank and Rialto Mortgage Finance, LLC.

U.S. Bank National Association, in addition to serving as trustee and certificate administrator, is the interim custodian of the loan files for all of the mortgage loans to be contributed to this securitization transaction by MC-Five Mile Commercial Mortgage Finance LLC.

Loan Combination and Mezzanine Loan Arrangements:

With respect to each of the CityScape loan combination and the Spring Garden loan combination, Citigroup Global Markets Realty Corp. has sold the related companion loans into the GSMS 2014-GC18 securitization trust. Citigroup Global Markets Realty Corp. may be obligated to repurchase those companion loans from the GSMS 2014-GC18 securitization trust in connection with certain breaches of representations and warranties and certain document defects with respect to the related loan combination. See “—The Companion Loan Holders” above and “Description of the Mortgage Pool—The Loan Combinations” below in this prospectus supplement.

GS Commercial Real Estate LP, an originator and an affiliate of Goldman Sachs Mortgage Company, the related sponsor, and Goldman, Sachs & Co., an underwriter, is currently the holder of the Newcastle companion loan, but such companion loan is expected to be securitized in one or more future commercial mortgage securitization transactions. Prior to any transfer of the Newcastle companion loan, GS Commercial Real Estate LP is entitled to be consulted with respect to certain material servicing decisions related to the Newcastle loan combination. Following a securitization of the Newcastle companion loan, the related loan seller (which may be an affiliate of GS Commercial Real Estate LP) may be obligated to repurchase such companion loan from the applicable separate securitization trusts in connection with certain breaches of representations and warranties and certain document defects with respect to the Newcastle loan combination. See “—The Companion Loan Holders” above and “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.

RAIT Partnership, L.P., an affiliate of RAIT Funding, LLC, is the holder of a mezzanine loan in the outstanding principal amount of $1,197,293 related to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Tanyard Park Apartments, representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See “Description of the Mortgage Pool—Additional Debt” in this prospectus supplement.

Other Arrangements:

Ellington Management Group, LLC or one of its affiliates, which is expected to serve as the initial controlling class representative and initial directing holder with respect to all of the serviced mortgage loans, engaged Midland Loan Services, a Division of PNC Bank, National Association as an independent contractor to conduct due diligence with respect to certain mortgage loans.

Situs Holdings, LLC, the operating advisor, performed certain due diligence services prior to the securitization closing date for the following sponsors with respect to certain of the mortgage loans to be contributed to the issuing entity by such sponsors:

●
certain of the mortgage loans (with an aggregate principal balance of approximately $119,595,816 as of the cut-off date) to be contributed to this securitization transaction by Goldman Sachs Mortgage Company, a sponsor and an originator;

●
certain of the mortgage loans (with an aggregate principal balance of approximately $37,736,363 as of the cut-off date) to be contributed to this securitization transaction by MC-Five Mile Commercial Mortgage Finance LLC, a sponsor and an originator;

●
certain of the mortgage loans (with an aggregate principal balance of approximately $48,449,780 as of the cut-off date) to be contributed to this securitization transaction by Cantor Commercial Real Estate Lending, L.P., a sponsor and an originator; and

	●	all of the mortgage loans to be contributed to this securitization transaction by Rialto Mortgage Finance, LLC, a sponsor and an originator.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

Cut-off Date	With respect to each mortgage loan, the due date in March 2014 for that mortgage loan (or, in the case of any mortgage loan that has its first due date in April 2014, the date that would have been its due date in March 2014 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).

Closing Date	On or about March 20, 2014.

Distribution Date
The certificate administrator will make distributions on the certificates, to the extent of available funds, on the fourth business day following the related determination date of each month, beginning in April 2014, to the holders of record at the end of the previous calendar month. The first distribution date will be the distribution date in April 2014.

Determination Date	The sixth day of the calendar month of the related distribution date or, if the sixth day is not a business day, the next business day.

Expected Final Distribution Date	Class A-1	December 2018
	Class A-2	February 2019
	Class A-3	January 2024
	Class A-4	January 2024
	Class A-AB	November 2023
	Class X-A	January 2024
	Class X-B	February 2024
	Class A-S	January 2024
	Class B	February 2024
	Class PEZ	February 2024
	Class C	February 2024

The expected final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full (or, in the case of each class of the Class X-A and Class X-B certificates, the date on which the related notional amount is reduced to zero), assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the offered certificates.

The expected final distribution date with respect to each class of the Class A-S, Class B, Class PEZ and Class C certificates assumes that the maximum certificate principal amount of that class of certificates was issued on the closing date and there were no subsequent exchanges of such certificates.

Rated Final Distribution Date	As to each class of offered certificates, the distribution date in March 2047.

Collection Period
For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date (without regard to grace periods) for that mortgage loan in the month preceding the month in which the applicable distribution date occurs (or, in the case of the distribution date occurring in April 2014, beginning on the day after the cut-off date) and ending on and including the due date (without regard to grace periods) for that mortgage loan in the month in which that distribution date occurs.

Transaction Overview
On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date. That common law trust, which will be the issuing entity, will be formed pursuant to a pooling and servicing agreement, to be dated as of March 1, 2014, among the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator and the trustee. The master servicer will service the serviced mortgage loans and the serviced companion loan in accordance with the pooling and servicing agreement and provide information to the certificate administrator as necessary for the certificate administrator to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

The Mortgage Loans

General
The issuing entity’s primary assets will be 78 fixed rate mortgage loans with an aggregate outstanding principal balance as of the cut-off date of $1,016,313,708. The mortgage loans are secured by first liens on 128 commercial, multifamily and manufactured housing community properties located in 30 states. See “Risk Factors—Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income” in this prospectus supplement.

Fee Simple / Leasehold
One hundred and twenty-four (124) mortgaged properties, securing approximately 83.8% of the aggregate principal balance of the pool of mortgage loans (by allocated loan amount) as of the cut-off date, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entire related mortgaged property. For purposes of this prospectus supplement, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property. Three (3) mortgaged properties, securing approximately 9.4% of the aggregate principal balance of the pool of mortgage loans (by allocated loan amount) as of the cut-off date, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest (but not the fee interest) in the entire related mortgaged property. With respect to one mortgaged property, identified on Annex A to this prospectus supplement as 1500 Spring Garden, securing approximately 6.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgage loan is secured, in part, by the related borrower’s leasehold interest in a parking lot portion of the applicable mortgaged property. The mortgage loan documents require the borrower to convert the leasehold interest in the parking lot portion of the mortgaged property into a fee interest on or before March 28, 2014. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Leasehold Interests” in this prospectus supplement.

The Loan Combinations
The following three (3) mortgage loans are each part of a split loan structure comprised of the subject mortgage loan and one or more related pari passu companion loans that are held outside the issuing entity, each of which is evidenced by a separate promissory note but both or all of such loans that are included in a given loan combination are secured by the same mortgage or deed of trust encumbering the same mortgaged property or portfolio of mortgaged properties:

●
the mortgage loan secured by the mortgaged properties identified on Annex A to this prospectus supplement as Newcastle Senior Housing Portfolio (the “Newcastle mortgage loan”), and the two (2) related companion loans (together, the “Newcastle companion loan”) which are currently held by GS Commercial Real Estate LP and are expected to be contributed to one or more subsequent commercial mortgage securitizations;

●
the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as CityScape - East Office/Retail (the “CityScape mortgage loan”), and the related companion loan (the “CityScape companion loan”) which was previously included in the GSMS 2014-GC18 securitization; and

●
the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as 1500 Spring Garden (the “Spring Garden mortgage loan”), and the related companion loan (the “Spring Garden companion loan”) which was previously included in the GSMS 2014-GC18 securitization.

Certain information regarding the loan combinations is identified in the following table.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan as a % of Initial Pool Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance

Newcastle Senior Housing Portfolio	$101,195,816	9.96%	$260,216,815	$361,412,631
CityScape - East Office/Retail(1)	$85,000,000	8.4%	$100,000,000	$185,000,000
1500 Spring Garden	$69,500,000	6.8%	$80,000,000	$149,500,000

(1)	The CityScape mortgage loan is evidenced by two promissory notes, CityScape Note A-2 ($45,000,000) and A-3 ($40,000,000), both of which are being contributed to the issuing entity.

Each of the CityScape mortgage loan and the Spring Garden mortgage loan, together with its related companion loan, is being serviced pursuant to the GSMS 2014-GC18 pooling and servicing agreement for the GSMS

2014-GC18 securitization, which is the securitization of the related companion loan, as described under “—GSMS 2014-GC18 Master Servicer, Special Servicer, Trustee and Custodian” above.

The Newcastle mortgage loan, together with the Newcastle companion loan, will be serviced under the pooling and servicing agreement for this securitization transaction.

With respect to the loan combinations, the loan-to-value ratio, debt service coverage ratio and debt yield have been calculated based on both that mortgage loan and the pari passu companion loans that will not be included in the issuing entity.

For more information regarding the loan combinations, see “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this prospectus supplement. Also, see “Structural and Collateral Term Sheet—Structural Overview” in Annex B to this prospectus supplement.

Due Dates / Grace Periods	Subject in some cases to a next business day convention, monthly payments of principal and/or interest on each mortgage loan are due as shown below with the indicated grace periods.

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance

6	0	58	80.1%
1	5	7	12.7
5	0	13	7.2
Total		78	100.0%

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under each mortgage loan. See Annex A to this prospectus supplement for information on the number of days before late payment charges are due under each mortgage loan. The information on Annex A to this prospectus supplement regarding the number of days before a late payment charge is due is based on the express terms of the mortgage loans. Some jurisdictions may impose a statutorily longer period.

Interest-Only Mortgage Loans /
Amortizing Mortgage Loans
Four (4) of the mortgage loans, representing approximately 12.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for monthly payments of interest-only until their stated maturity dates. The remaining 74 mortgage loans, representing approximately 87.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for monthly payments of principal and interest based on an amortization schedule that is significantly longer than the remaining term of the mortgage loan. However, 24 of these 74 mortgage loans, representing approximately 38.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an initial interest-only period ranging from 12 months to 60 months following the related origination date.

The following two mortgage loans are characterized by a non-standard amortization schedule: (i) the Newcastle mortgage loan, representing approximately 9.96% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which is part of a loan combination that amortizes based on the non-standard amortization schedule set forth on Annex G-1 to this prospectus supplement; and (ii) the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Tanyard Park Apartments, representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which amortizes based on the non-standard amortization schedule set forth on Annex G-2 to this prospectus supplement.

Balloon Loans
All of the mortgage loans will have substantial principal payments due on their maturity dates unless prepaid earlier, subject to the terms and conditions of the prepayment provisions of each mortgage loan.

Additional Characteristics
of the Mortgage Loans	General characteristics of the mortgage loans as of the cut-off date:

All Mortgage Loans

Initial Pool Balance(1)	$1,016,313,708
Number of Mortgage Loans	78
Number of Mortgaged Properties	128
Average Cut-off Date Mortgage Loan Balance	$13,029,663
Weighted Average Mortgage Loan Rate(2)(3)	5.0195%
Range of Mortgage Loan Rates(2)(3)	4.1575% - 5.7700%
Weighted Average Cut-off Date Loan-to-Value Ratio(3)(4)	68.0%
Weighted Average Maturity Date Loan-to-Value Ratio(3)(4)	58.4%
Weighted Average Cut-off Date Remaining Term to Maturity (months)	111
Weighted Average Cut-off Date DSCR(3)(5)	1.55x
Full-Term Amortizing Balloon Mortgage Loans	49.1%
Partial Interest-Only Balloon Mortgage Loans	38.7%
Interest-Only Balloon Mortgage Loans	12.2%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)
With respect to the Newcastle mortgage loan, the initial mortgage loan rate is 4.0000% from the origination date through January 5, 2019. From and after January 6, 2019, the Newcastle mortgage loan mortgage loan rate will be 4.9900%. For purposes of calculating Weighted Average Mortgage Loan Rate, the Newcastle mortgage loan is assumed to have a mortgage loan rate of 4.9900%.

(3)
With respect to each mortgage loan that is part of a loan combination, the related companion loan is included for the purposes of calculating the Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio and Cut-off Date DSCR. Other than as specifically noted, the Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio, Cut-off Date DSCR and Mortgage Loan Rate information for each mortgage loan is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

(4)
Unless otherwise indicated, the Cut-off Date Loan-to-Value Ratio and the Maturity Date Loan-to-Value Ratio are calculated utilizing the “as-is” appraised value. However, in the case of 14 mortgage loans, representing approximately 23.9% of the aggregate principal balance of the pool of mortgage loans as of the maturity date, the Maturity Date Loan-to-Value Ratio was calculated using an “as stabilized” or “as renovated” appraised value instead of the related “as-is” appraised value. The Maturity Date Loan-to-Value Ratio of those 14 mortgage loans, calculated using an “as-is” appraised value, would result in a weighted average Maturity Date Loan-to-Value Ratio for the mortgage pool of 59.4%. With respect to the Newcastle mortgage loan, the Cut-off Date Loan-to-Value Ratio and the Maturity Date Loan-to-Value Ratio were calculated based on the aggregate “leased fee” value for the related mortgaged properties. See “Structural and Collateral Term Sheet—Newcastle Senior Housing Portfolio” in Annex B to this prospectus supplement. With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Independence Green Apartments, representing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the Cut-off Date Loan-to-Value Ratio was calculated based on the cut-off date principal balance of the mortgage loan net of the related capital improvement reserve of $4,000,000. The Cut-off Date Loan-to-Value Ratio of the Independence Green Apartments mortgage loan, without regard to the adjustment described in the preceding sentence, would result in a weighted average Cut-off Date Loan-to-Value Ratio for the mortgage pool of 68.3%. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement for further information regarding those mortgage loans.

(5)
The Newcastle mortgage loan, representing approximately 9.96% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a loan combination that amortizes based on the non-standard amortization schedule set forth on Annex G-1 to this prospectus supplement. The Cut-off Date DSCR for the Newcastle mortgage loan, which is subject to a master lease and as to which the borrowers are only entitled to amounts payable under the master lease, is calculated based on the total revenue generated at the related mortgaged properties (not just rent payments under the master lease) and debt service based on the 12-month period immediately succeeding the coupon rate step up beginning with the due date in February 2019. The Weighted Average Cut-off Date DSCR for the mortgage pool calculated using, in the case of the Newcastle mortgage loan, solely the rent payable under the master lease and the coupon rate step up, is 1.53x.

The mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Tanyard Park Apartments, representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, amortizes based on the non-standard amortization schedule set forth on Annex G-2 to this prospectus supplement and the Cut-off Date DSCR is calculated based on the debt service for the 12-month period immediately succeeding the closing date of the securitization.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios.

Modified and Refinanced
Mortgage Loans
Three (3) mortgage loans, collectively representing approximately 6.0% of the aggregate principal balance of the pool of mortgage loans as of the cut off date were refinancings in whole or in part of loans in default at the time of refinancing or otherwise involved discounted pay-offs as described below:

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Biltmore Office, representing approximately 3.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the proceeds of the mortgage loan were used to repay in full a prior mortgage loan secured by the Biltmore Office mortgaged property that was in maturity default in March 2011 and modified to extend the maturity date to April 2014. The modification lowered the monthly interest payments, while the prior mortgage loan continued to accrue interest at the original contractual rate. No principal or interest was forgiven and the prior mortgage loan was current at all times during the extension period.

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Huntington Lakes Apartments, representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loan refinanced a mortgage loan secured by the related mortgaged property that had not been repaid on its maturity date.

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Timbers of Deerbrook, representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loan refinanced a mortgage loan secured by the related mortgaged property that had not been repaid on its maturity date.

See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this prospectus supplement.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this prospectus supplement.

Interest Accrual Basis	All of the mortgage loans accrue interest on the basis of the actual number of days in each applicable one-month accrual period, assuming a 360-day year.

Prepayment / Defeasance /
Property Release Provisions	The terms of each mortgage loan restrict the ability of the borrower to defease and/or prepay the mortgage loan as follows:

●
Sixty-nine (69) mortgage loans, representing approximately 73.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each permits the related borrower, after a lockout period of at least two years following the closing date and prior to the related open prepayment period described below, to substitute U.S. government securities as collateral and obtain a release of the related mortgaged property (or, if applicable, one or more of the related mortgaged properties), but the borrower may not prepay the mortgage loan in whole prior to such open prepayment period.

●
In addition, nine (9) mortgage loans, representing approximately 26.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each permits the related borrower, after a lockout period of five (5) payments to 27 payments following the origination date, to prepay the mortgage loan in whole or, in some cases, in connection with a partial release of a mortgaged property, in part, in each case together with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open prepayment period described below.

In addition to the above-referenced permitted partial prepayments, certain mortgage loans permit partial defeasance in connection with releases of individual mortgaged properties or portions of individual mortgaged properties. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”, “—Voluntary Prepayments” and “—’Due-on-Sale’ and ‘Due on Encumbrance’ Provisions” in this prospectus supplement.

Notwithstanding the foregoing restrictions on prepayments, the mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

	Number of	% of Initial
Open Periods (Payments)	Mortgage Loans	Pool Balance

3	11	12.0%
4	65	86.1
5	1	1.0
6	1	0.8
Total	78	100.0%

Property Types	The following table lists the various property types of the mortgaged properties:

Property Types of the Mortgaged Properties(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance

Retail	41	$271,941,551	26.8%
Multifamily	23	211,980,438	20.9
Office	10	184,177,432	18.1
Mixed Use(2)	8	180,375,957	17.7
Senior Housing	26	101,195,816	10.0
Manufactured Housing	8	29,547,668	2.9
Self Storage	9	20,815,988	2.0
Hospitality	2	14,407,388	1.4
Land	1	1,869,476	0.2
Total	128	$1,016,313,708	100.0%

(1)
Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one (1) mortgaged property is based on allocated loan amounts as stated in Annex A to this prospectus supplement.

(2)	The mixed use properties include various combinations of multifamily, retail, office and/or flex.

Property Locations
The mortgaged properties are located in 30 states. The following table lists the states that have concentrations of mortgaged properties that secure 5.0% or more of the aggregate principal balance of the pool of mortgage loans by allocated loan amount as of the cut-off date:

Geographic Distribution(1)

	Number of	Aggregate
	Mortgaged	Cut-off Date	% of Initial Pool
State	Properties	Balance	Balance

Texas	21	$134,896,971	13.3%
Arizona	9	$131,901,860	13.0%
New York	5	$112,289,651	11.0%
California	10	$90,561,626	8.9%
Pennsylvania	4	$88,808,263	8.7%
Michigan	5	$64,947,177	6.4%
Georgia	5	$64,301,562	6.3%
Florida	12	$55,970,223	5.5%

	(1)	Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one (1) mortgaged property is based on allocated loan amounts as stated in Annex A to this prospectus supplement.

Certain Calculations and Definitions

The descriptions in this prospectus supplement of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the close of business on the closing date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, and (ii) there are no defaults, delinquencies or prepayments on any mortgage loan or the companion loans on or prior to the closing date of this securitization transaction.  The sum of the numerical data in any column in a table may not equal the indicated total due to rounding.  Unless otherwise indicated, all figures presented in this “Summary” are calculated as described under “Description of the Mortgage Pool” in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the entire pool of mortgage loans as of the cut-off date.

When information presented in this prospectus supplement with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than one (1) mortgaged property, the percentages are based on an allocated loan amount that has been assigned to those related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related loan documents as set forth on Annex A to this prospectus supplement.

With respect to each of the split mortgage loans, we generally present the loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per net rentable square foot, pad, room or unit, as applicable, in this prospectus supplement in a manner that takes account of that mortgage loan and its related companion loan. Other than as specifically noted, the loan-to-value ratio, the debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

In addition, for purposes of the presentation of information in this prospectus supplement, certain loan-to-value ratio, appraised value, debt yield, debt service coverage ratio and/or cut-off date principal balance information or other underwritten statistics may be based on certain other adjustments, assumptions and/or estimates, as further described under “—Additional Characteristics of the Mortgage Loans” above, and “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” below in this prospectus supplement.

None of the mortgage loans in the issuing entity will be cross-collateralized with any mortgage loan that is not in the issuing entity, except as described in this prospectus supplement with respect to the mortgage loans that constitute part of a loan combination and that are secured by a mortgaged property or mortgaged properties that also secure one or more companion loans not included in the issuing entity.

Certain Variances from Underwriting Standards

All of the mortgage loans were originated substantially in accordance with the respective originators’ underwriting guidelines described under “Transaction Parties—The Originators” in this prospectus supplement.

Mortgaged Properties with Limited or No Operating History

Three (3) of the mortgaged properties, securing approximately 3.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, were constructed or substantially renovated within the 12-month period preceding the cut-off date and have no or limited prior operating history and/or lack historical financial figures and information.

Further, four (4) mortgaged properties, securing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were acquired within the 12-month period preceding the cut-off date and have no or limited prior operating history and/or lack historical financial figures and information.

See “Description of the Mortgage Pool—General” in this prospectus supplement.

Certain Mortgage Loans with Material Lease Termination Options

Certain mortgage loans have material lease early termination options.  See Annex B to this prospectus supplement for information regarding material lease termination options for the largest 20 mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date.  Also, see “Description of the Mortgage Pool—Tenant Issues—Lease Terminations and Expirations” in this prospectus supplement for information on material tenant lease expirations and early termination options.

Removal of Mortgage Loans From the Mortgage Pool

Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a defect that is deemed to be material) affecting such mortgage loan under the circumstances described in this prospectus supplement, (b) the exercise of a purchase option by a mezzanine lender, if any, or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property.  See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors—The Timing of Prepayments and Repurchases May Change Your Anticipated Yield,” “Description of the Mortgage Pool—Cures, Repurchases and Substitutions”, “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

The Certificates
The Offered Certificates

A. General	We are offering the following classes of Commercial Mortgage Pass- Through Certificates from the Series 2014-GC19:

	●	Class A-1

	●	Class A-2

	●	Class A-3

	●	Class A-4

	●	Class A-AB

	●	Class X-A

	●	Class X-B

	●	Class A-S

	●	Class B

	●	Class PEZ

	●	Class C

The Series 2014-GC19 certificates will consist of the above classes, together with the following classes that are not being offered through this prospectus supplement and the prospectus: Class X-C, Class X-D, Class D, Class E, Class F, Class G and Class R certificates.

B. Certificate Principal Amounts or Notional Amounts
Each class of the offered certificates will have the approximate aggregate initial certificate principal amount (or notional amount, in the case of each class of the Class X-A and Class X-B certificates) set forth in the table under “Certificate Summary” in this prospectus supplement, and this certificate principal amount may vary by up to 5% on the closing date.

The initial certificate principal amount of each class of the Class A-S, Class B and Class C certificates shown in that table represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates. The initial certificate principal amount of the Class PEZ certificates shown in the table above is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, which is the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange. The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the closing date.

The aggregate certificate principal amount of any class of principal balance certificates or trust component outstanding at any time represents the maximum amount that its holders (or, in the case of a trust component, the holders of exchangeable certificates evidencing an interest in that trust component) are entitled to receive at such time as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the issuing entity, subject to reduction as described below in this “—The Offered Certificates” section.

See “Description of the Offered Certificates—General” in this prospectus supplement.

Pass-Through Rates

A. Offered Certificates
Each class of the offered certificates (other than the Class PEZ certificates) will accrue interest at an annual rate called a pass-through rate on the basis of a 360-day year consisting of twelve 30-day months.  The approximate initial pass-through rate for each class of offered certificates (other than the Class PEZ certificates) is set forth in the table under “Certificate Summary” in this prospectus supplement.

For any distribution date, the pass-through rate with respect to each class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates will be fixed at the initial pass-through rate for such class set forth in the table under “Certificate Summary” in this prospectus supplement.

For any distribution date, the pass-through rates on the Class B certificates will be a per annum rate equal to the lesser of (i) the initial pass-through rate for such class set forth in the table under “Certificate Summary” in this prospectus supplement, and (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

For any distribution date, the pass-through rate on the Class C certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

The pass-through rate on the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component as described in this prospectus supplement.

The pass-through rate on the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate on the Class B trust component as described in this prospectus supplement.

The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates. The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates, respectively.

B. Interest Rate Calculation Convention	Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360” basis.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates or trust component that has a pass-through rate limited by, equal to or based on the weighted average of the net mortgage interest rates on the mortgage loans, the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

In addition, with respect to each mortgage loan that accrues interest on the basis of the actual number of days in a month, assuming a 360-day year, the related interest rate (net of the administrative fee rate and, if applicable, the CCRE Strip Rate) for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of net interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts as described under “The Pooling and Servicing Agreement—Accounts” in this prospectus supplement.

See “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

Exchangeable Certificates / Exchange Proportions

If you own exchangeable certificates in an exchange proportion that we describe in this prospectus supplement, you will be able to exchange them for a proportionate interest in the related exchangeable certificates. You can exchange your exchangeable certificates by notifying the certificate administrator. If exchangeable certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders. Any such allocations of principal and interest as between classes of exchangeable certificates will have no effect on the principal or interest entitlements of any other class of certificates. Exchanges will be subject to various conditions that we describe in this prospectus supplement.

See “Description of the Offered Certificates—Exchangeable Certificates” in this prospectus supplement and “Description of the Certificates—Exchangeable Certificates” in the accompanying prospectus for a description of the exchangeable certificates and exchange procedures. See also “Risk Factors—Risks Related to the Offered Certificates—The Exchangeable Certificates Are Subject to Additional Risks” in this prospectus supplement.

Distributions

A. Amount and Order of Distributions

On each distribution date, funds available for distribution from the mortgage loans, net of specified expenses of the issuing entity, net of yield maintenance charges and prepayment premiums, and net of the CCRE Strip, will be distributed in the following amounts and order of priority:

First: Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates: to interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates: to the extent of funds allocable to principal received or advanced on the mortgage loans:

(A)
to principal on the Class A-AB certificates until their certificate principal amount has been reduced to the Class A-AB scheduled principal balance set forth on Annex F to this prospectus supplement for the relevant distribution date;

(B)
to principal on the Class A-1 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above;

(C)
to principal on the Class A-2 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above;

	(D)	to principal on the Class A-3 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (C) above;

(E)
to principal on the Class A-4 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (D) above; and

(F)
to principal on the Class A-AB certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (E) above.

However, if the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses (and other unanticipated expenses) to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts and without regard to the Class A-AB scheduled principal balance.

Third: Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates: to reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on the aggregate unreimbursed losses, for any previously unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amounts of those classes, together with interest.

Fourth: Class A-S trust component: To pay amounts on the Class A-S trust component and, thus, concurrently, to the Class A-S and Class PEZ certificates as follows: (a) to interest on the Class A-S trust component (and, therefore, to the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on the Class A-S trust component (and, therefore, to the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) until its certificate principal amount has been reduced to zero; and (c) to reimburse the Class A-S trust component (and, therefore, the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) for any previously unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of that trust component (and, therefore, those certificates), together with interest.

Fifth: Class B trust component: To pay amounts on the Class B trust component and, thus, concurrently, to the Class B and Class PEZ certificates as follows: (a) to interest on the Class B trust component (and, therefore, to the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class or trust component with a higher priority (in this case, the

Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component), to principal on the Class B trust component (and, therefore, to the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) until its certificate principal amount has been reduced to zero; and (c) to reimburse the Class B trust component (and, therefore, the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) for any previously unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of that trust component (and, therefore, those certificates), together with interest.

Sixth: Class C trust component: To pay amounts on the Class C trust component and, thus, concurrently, to the Class C and Class PEZ certificates as follows: (a) to interest on the Class C trust component (and, therefore, to the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class or trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S and Class B trust components), to principal on the Class C trust component (and, therefore, to the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) until its certificate principal amount has been reduced to zero; and (c) to reimburse the Class C trust component (and, therefore, the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) for any previously unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of that trust component (and, therefore, those certificates), together with interest.

Seventh: Non-offered certificates (other than the Class X-C and Class X-D certificates): in the amounts and order of priority described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

For more information, see “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

B. Interest and Principal Entitlements

A description of each class’s and trust component’s interest entitlement can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this prospectus supplement. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the related pass-through rate on your certificate’s principal amount or notional amount (or, in the case of the Class PEZ certificates, the related pass-through rates on the applicable percentage interest of related certificate principal amounts of the Class A-S, Class B and Class C trust components).

On each distribution date, the Class PEZ certificates will be entitled to receive a proportionate share of the amounts distributable on the Class A-S, Class B and Class C trust components, and therefore, of the amounts that would otherwise have been distributed as interest and principal payments on the Class A-S, Class B and Class C certificates had an exchange not occurred, as described under “Description of the

Offered Certificates—Exchangeable Certificates” in this prospectus supplement. Any such allocations of principal and interest as between the Class PEZ certificates, on the one hand, and the Class A-S, Class B and Class C certificates, on the other, will have no effect on the principal or interest entitlements of any other class of certificates.

A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this prospectus supplement.

C. Servicing and Administrative Fees

The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, generally from the interest payments on the mortgage loans (or any serviced loan combinations, if applicable) in the case of the master servicer, and from the collection account in the case of the special servicer; provided, that the special servicer for this securitization transaction (acting in such capacity) will not receive any special servicing fee with respect to the outside serviced mortgage loans. The master servicing fee for each distribution date will be calculated based on: (i) the stated principal balance of each mortgage loan in the issuing entity and each serviced companion loan; and (ii) the related master servicing fee rate, which ranges on a loan-by-loan basis from 0.01% to 0.09% per annum. The master servicing fee rate includes (a) any sub-servicing fee rate and primary servicing fee rate, and (b) with respect to the outside serviced mortgage loans, the servicing fee rate payable to the GSMS 2014-GC18 master servicer. The special servicing fee for each distribution date is calculated based on the stated principal balance of each serviced mortgage loan (or any serviced loan combinations, if applicable) that is a specially serviced mortgage loan or REO loan and the special servicing fee rate, which is equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 for the related month.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments to the extent specified in this prospectus supplement and the pooling and servicing agreement. In addition, the special servicer is entitled to (a) liquidation fees from the recovery of liquidation proceeds, insurance proceeds, condemnation proceeds and other payments in connection with a full or discounted payoff of a serviced mortgage loan that is a specially serviced mortgage loan (and any serviced companion loan that is a specially serviced loan), and (b) workout fees from collections on a serviced mortgage loan that is a specially serviced mortgage loan (and any serviced companion loan that is a specially serviced loan), in connection with the workout of such serviced mortgage loan or serviced companion loan, as applicable, in each case net of certain amounts and calculated as further described under “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement. The GSMS 2014-GC18 special servicer will be entitled to receive special servicing fees, liquidation fees and workout fees and other additional fees and amounts with respect to the outside serviced mortgage loans pursuant to the terms of the GSMS 2014-GC18 pooling and servicing agreement.

The operating advisor is entitled to a fee from general collections on the mortgage loans for each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity and the operating advisor fee rate of 0.00125% per annum. The operating advisor is also entitled to a consulting fee with respect to each major decision as to which the operating advisor has consultation rights, which will be a fee for each such major decision equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to the subject mortgage loan (or serviced loan combination, if applicable).

In addition, the master servicer will pay to the Commercial Real Estate Finance Council (“CREFC®”) an intellectual property royalty license fee in connection with the use of CREFC® names and trademarks from general collections on the mortgage loans for each distribution date, calculated based on the stated principal balance of each mortgage loan in the issuing entity at the intellectual royalty license fee rate of 0.0005% per annum.

The fees of the trustee and the certificate administrator will be payable monthly from general collections on the mortgage loans for each distribution date, calculated on the outstanding principal balance of the pool of mortgage loans in the issuing entity and the trustee/certificate administrator fee rate of 0.0015% per annum.

Each of the master servicing fee, the special servicing fee, the operating advisor fee, the CREFC® intellectual property royalty license fee and the trustee/certificate administrator fee will be calculated on the same interest accrual basis as the related mortgage loan (or any related serviced companion loan) and prorated for any partial period. See “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement.

The administrative fee rate will be the sum of the master servicing fee rate (which, with respect to each outside serviced mortgage loan, includes the per annum servicing fee rate payable to the GSMS 2014-GC18 master servicer), the operating advisor fee rate, the CREFC® intellectual property royalty license fee rate and the trustee/certificate administrator fee rate and is set forth on Annex A to this prospectus supplement for each mortgage loan.

The master servicing fees, the special servicing fees, the liquidation fees, the workout fees, the operating advisor fees, the CREFC® intellectual property royalty license fee, and the trustee/certificate administrator fees will be paid prior to distributions to certificateholders of the available distribution amount as described under “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Offered Certificates—Distributions—Method, Timing and Amount” in this prospectus supplement.

With respect to the outside serviced mortgage loans, the master servicer, special servicer and operating advisor under the GSMS 2014-GC18 pooling and servicing agreement will be entitled to certain fees payable with respect to the outside serviced mortgage loans in accordance with the terms of the GSMS 2014-GC18 pooling and servicing agreement.

See “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” and “The Pooling and

Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this prospectus supplement.

D. Prepayment Premiums
The manner in which any prepayment premiums and yield maintenance charges received prior to the related determination date will be allocated on each distribution date to the Class X-A and/or Class X-B certificates, on the one hand, and certain of the classes of certificates and trust components entitled to principal, on the other hand, is described in “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this prospectus supplement.

Advances

A. Principal and Interest Advances
The master servicer is required to advance delinquent monthly debt service payments with respect to each mortgage loan in the issuing entity (including the outside serviced mortgage loans but not including any companion loans, as described below under “—Advances on the Loan Combinations”) if it determines that the advance will be recoverable from collections on that mortgage loan. The master servicer will not be required to advance amounts deemed non-recoverable from related loan collections. The master servicer will not be required or permitted to make an advance for balloon payments, default interest, any other interest in excess of a mortgage loan’s regular interest rate, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the companion loans. In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement. If an advance is made, the master servicer will not advance its servicing fee or the CCRE Strip, but will advance the certificate administrator’s fee, the trustee’s fee, the operating advisor’s fee and the CREFC® intellectual property royalty license fee. The master servicer or trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates.

B. Property Protection Advances
The master servicer also is required to make advances to pay delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related loan documents with respect to the serviced mortgage loans (or any serviced loan combinations, if applicable). In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement. The master servicer or trustee, as applicable will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates.

C. Interest on Advances
The master servicer and the trustee, as applicable, will be entitled to interest on all advances as described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. No interest will accrue on advances with respect to principal or interest due on a mortgage loan until any grace period applicable to that mortgage loan has expired.

The master servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate, compounded annually. If the interest on an advance is not recovered from default interest or late payments on the mortgage loan, a shortfall will result which will have the same effect as a realized loss.

See “Description of the Offered Certificates—Distributions—Realized Losses” and “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

D. Advances on the Loan Combinations

The master servicer under the GSMS 2014-GC18 pooling and servicing agreement, which controls servicing of the outside serviced loan combinations, is required to make property protection advances with respect to the mortgaged properties securing the outside serviced loan combinations, unless that master servicer determines that those advances would not be recoverable from collections on the applicable outside serviced loan combination. If the GSMS 2014-GC18 master servicer is required to but fails to make a required property protection advance, then (subject to a recoverability determination) the GSMS 2014-GC18 trustee will be required to make that property protection advance. The GSMS 2014-GC18 master servicer and/or the GSMS 2014-GC18 trustee, to the extent it makes any property protection advances with respect to an outside serviced loan combination, will be entitled to receive interest on such advances in accordance with the terms of the GSMS 2014-GC18 pooling and servicing agreement and the related co-lender agreement, which may be reimbursable out of general collections of the issuing entity. The GSMS 2014-GC18 master servicer and GSMS 2014-GC18 trustee will also be entitled to reimbursement from general collections on the mortgage loans in the issuing entity for the pro rata share allocable to the applicable outside serviced mortgage loan of any non-recoverable property protection advance made by it on the related outside serviced loan combination and interest on those advances.

However, the master servicer under the pooling and servicing agreement for this securitization transaction is required to advance delinquent monthly mortgage loan payments with respect to all of the mortgage loans (including the outside serviced mortgage loans, but not including any related companion loans), unless the master servicer determines that those advances would not be recoverable from collections on the subject mortgage loan. The master servicer under the GSMS 2014-GC18 pooling and servicing agreement is not required to advance delinquent monthly mortgage loan payments with respect to the outside serviced mortgage loans.

In addition, the master servicer is required under the pooling and servicing agreement to make property protection advances with respect to the mortgaged property securing the serviced loan combination, unless the master servicer determines that those advances would not be recoverable from collections on the serviced loan combination.

Priority of Payments

A. Subordination / Allocation of Losses	The amount available for distribution will be applied in the order described in “—Distributions—Amount and Order of Distributions” above.

The following chart generally describes the manner in which the payment rights of certain classes of certificates and trust components will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates and trust components. The chart shows entitlement to receive principal and interest on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates). Among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates, payment rights of certain classes will be more particularly described in “Description of the Offered Certificates—Distributions” in this prospectus supplement. It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with certain Series 2014-GC19 certificates that are not being offered by this prospectus supplement). Principal losses on the mortgage loans allocated to a class of certificates or trust component will reduce the related certificate principal amount of that class or trust component. However, no such principal losses will be allocated to the Class R, Class X-A, Class X-B, Class X-C or Class X-D certificates, although loan losses will reduce the notional amount of the Class X-A certificates (to the extent such losses are allocated to the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-AB certificates or the Class A-S trust component), the Class X-B certificates (to the extent such losses are allocated to the Class B trust component), the Class X-C certificates (to the extent such losses are allocated to the Class E certificates) and the Class X-D certificates (to the extent such losses are allocated to the Class F or Class G certificates) and, therefore, the amount of interest they accrue.

*
Interest only certificates. No principal payments or realized loan losses in respect of principal will be allocated to the Class X-A, Class X-B, Class X-C and Class X-D certificates. However, mortgage loan losses will reduce the notional amount of the Class X-A, Class X-B, Class X-C and Class X-D certificates to the extent such losses reduce the principal amount of the related classes of principal balance certificates or the related trust component.

**
Distributions and losses allocated to a trust component will be concurrently allocated to the related classes of exchangeable certificates that evidence a percentage interest in such trust component. Distributions of principal and interest and allocations of mortgage loan losses to the Class A-S trust component will be made pro rata to the Class A-S certificates and the Class PEZ certificates in proportion to their respective percentage interests in the Class A-S trust component. Distributions of principal and interest and allocations of mortgage loan losses to the Class B trust component will be made pro rata to the Class B certificates and the Class PEZ certificates in proportion to their respective percentage interests in the Class B trust component. Distributions of principal and interest and allocations of mortgage loan losses to the Class C trust component will be made pro rata to the Class C certificates and the Class PEZ certificates in proportion to their respective percentage interests in the Class C trust component. See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

***	Other than the Class X-C, Class X-D and Class R certificates.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

See “Description of the Offered Certificates—Subordination” in this prospectus supplement.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates (or, in the case of the Class PEZ certificates, allocated to the percentage interests evidenced thereby in the Class A-S, Class B and/or Class C trust components, as applicable) with interest at the pass-through rate on those offered certificates or trust components.

B. Shortfalls in Available Funds
In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of the master servicer’s and trustee’s right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest and late payment charges or other amounts collected from borrowers that are not paid to the master servicer or the special servicer as compensation, to the extent described in this prospectus supplement), the special servicer’s right to compensation with respect to mortgage loans which are or have been serviced by the special servicer, the rights of the GSMS 2014-GC18 master servicer, GSMS 2014-GC18 trustee and/or GSMS 2014-GC18 special servicer to receive payments of interest on unreimbursed property protection advances, servicing and/or special servicing compensation and/or reimbursement of certain amounts in accordance with the related co-lender agreement and the GSMS 2014-GC18 pooling and servicing agreement, a modification of a mortgage loan’s interest rate or principal balance or as a result of other unanticipated expenses of the issuing entity. These shortfalls, if they occur, would reduce distributions to the classes of certificates or trust components with the lowest payment priorities. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the interest-bearing certificates (other than the Class A-S, Class B, Class PEZ and Class C certificates) and the trust components (and, therefore, the Class A-S, Class B, Class PEZ and Class C certificates), on a pro rata basis, to reduce the amount of interest payment on such classes of certificates and trust components.

Additional Aspects of the Certificates

A. Information Available to Certificateholders

On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders may be entitled to certain other information regarding the issuing entity. See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement.

B. Optional Termination
On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) remaining in the issuing entity at the price specified in this prospectus supplement. Exercise of this option will terminate the issuing entity and retire the then-outstanding certificates.

If the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates and the Class A-S, Class B and Class C trust components and the notional amounts of the Class X-A and Class X-B certificates have been reduced to zero, and the master servicer is paid a fee specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (but excluding the Class R certificates) for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

C. Required Repurchase or Substitution of Mortgage Loans

Under the circumstances described in this prospectus supplement, the applicable sponsor (or RAIT Financial Trust as guarantor of the repurchase and substitution obligations of RAIT Funding, LLC) will be required to repurchase or substitute for any mortgage loan for which it cannot remedy a breach of a representation and warranty or a document defect, that, in each case, materially and adversely affects (or is deemed to materially and adversely affect) the value of that mortgage loan (or related REO Property) or the interests of the certificateholders in that mortgage loan. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

D. Sale of Defaulted Mortgage Loans and REO Properties

Pursuant to the pooling and servicing agreement, the special servicer is required to solicit offers for defaulted serviced mortgage loans (or, in the case of a defaulted serviced loan combination, the defaulted serviced loan combination) and related REO properties and accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced loan combination, if applicable) or related REO property, determined as described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and any related serviced companion loan holder (as a collective whole as if such certificateholders and such serviced companion loan holder constituted a single lender).

If a serviced mortgage loan that is part of a serviced loan combination becomes a defaulted mortgage loan, and if the special servicer decides to sell such defaulted mortgage loan as described in the prior paragraph, then the special servicer will be required to sell the related serviced companion loan together with such defaulted mortgage loan as one whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Pursuant to the GSMS 2014-GC18 pooling and servicing agreement, the party acting as special servicer with respect to the outside serviced loan combinations may offer to sell to any person (or may offer to purchase)

for cash an outside serviced loan combination during such time as such loan combination constitutes a defaulted mortgage loan under the GSMS 2014-GC18 pooling and servicing agreement and, in connection with any such sale, the GSMS 2014-GC18 special servicer is required to sell both the related outside serviced mortgage loan and the related companion loan as a whole loan.

Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” in this prospectus supplement. Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” in this prospectus supplement, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.

Other Investment Considerations

Potential Conflicts of Interest
The relationships between the parties to this transaction and the activities of those parties or their affiliates may give rise to certain conflicts of interest. These conflicts of interests may arise from, among other things, the following relationships and activities:

●
the ownership of any certificates by the depositor, sponsors, underwriters, master servicer, special servicer, operating advisor, GSMS 2014-GC18 master servicer, GSMS 2014-GC18 special servicer, GSMS 2014-GC18 operating advisor, or any of their affiliates;

●
the ownership of, or of any interests in, any companion loans or mezzanine debt by the sponsors, underwriters, master servicer, special servicer, operating advisor, GSMS 2014-GC18 master servicer, GSMS 2014-GC18 special servicer, GSMS 2014-GC18 operating advisor, or any of their affiliates;

●
the relationships, including financial dealings, of the sponsors, master servicer, special servicer, operating advisor, GSMS 2014-GC18 master servicer, GSMS 2014-GC18 special servicer, GSMS 2014-GC18 operating advisor, or any of their affiliates with any borrower, any non-recourse carveout guarantor or any of their respective affiliates;

	●	the relationships, including financial dealings, of the sponsors, underwriters and their respective affiliates with each other;

	●	the decision or obligation of the special servicer to take actions at the direction or recommendation of the directing holder;

●	the expected initial controlling class representative ‘s engagement of the special servicer as an independent contractor to conduct due diligence with respect to certain underlying mortgage loans;

●	certain sponsors’ engagement of the operating advisor as an independent contractor to conduct due diligence with respect to certain underlying mortgage loans;

●	fee-sharing arrangements between one or more certificate holders or their respective representative and the special servicer;

●
the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

●
the opportunity of the initial investor in the Class E, Class F and Class G certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans or to receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool; and

●
the activities of the master servicer, special servicer, operating advisor, sponsors or any of their respective affiliates in connection with any other transaction and, with respect to the outside serviced loan combinations, the activities of the GSMS 2014-GC18 master servicer, the GSMS 2014-GC18 special servicer, the GSMS 2014-GC18 operating advisor or any of their respective affiliates in connection with any other transaction.

See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests,” “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests,” “—Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, the GSMS 2014-GC18 Master Servicer and the GSMS 2014-GC18 Special Servicer,” “—Potential Conflicts of Interest of the Operating Advisor,” “—Potential Conflicts of Interest of the Directing Holder, the GSMS 2014-GC18 Controlling Class Representative and the Serviced Companion Loan Holder,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans,” “—Other Potential Conflicts of Interest May Affect Your Investment,” “—Special Servicer May Be Directed or Advised To Take Actions by an Entity That Has No Duty or Liability to Other Certificates,” “—Rights of the Directing Holder and the Operating Advisor Could Adversely Affect Your Investment,” “—The Loan Combinations Pose Special Risks—Realization on the Mortgage Loan That is Part of a Serviced Loan Combination May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder,” and “—Rights of the GSMS 2014-GC18 Controlling Class Representative Under the GSMS 2014-GC18 Pooling and Servicing Agreement Could Adversely Affect Your Investment” in this prospectus supplement.

Material Federal Income Tax Consequences
Two (2) separate real estate mortgage investment conduit (commonly known as a REMIC) elections will be made with respect to the assets of the issuing entity. The designations for each REMIC created under the pooling and servicing agreement (each, a “Trust REMIC”) are as follows:

●
The lower-tier REMIC (the “Lower-Tier REMIC”) will hold the mortgage loans (excluding the CCRE Strip) and certain other assets of the issuing entity and will issue certain classes of uncertificated regular interests to a second REMIC (the “Upper-Tier REMIC”).

●
The Upper-Tier REMIC will hold the Lower-Tier REMIC regular interests and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class X-D, Class D, Class E, Class F and Class G certificates and the Class A-S, Class B and Class C trust components as classes of regular interests in the Upper-Tier REMIC.

The portions of the issuing entity consisting of the Class A-S, Class B and Class C trust components and the related distribution account, beneficial ownership of which is represented by the Class A-S, Class B, Class PEZ and Class C certificates, will be treated as a grantor trust for federal income tax purposes, as further described under “Material Federal Income Tax Consequences” in this prospectus supplement.

Pertinent federal income tax consequences of an investment in the offered certificates include:

	●	Each class of offered certificates (other than the exchangeable certificates) and the trust components will constitute REMIC “regular interests”.

	●	The offered certificates (other than the exchangeable certificates) and the trust components will be treated as newly originated debt instruments for federal income tax purposes.

	●	Each class of exchangeable certificates will evidence beneficial ownership of one or more trust components which will be treated as a grantor trust for federal income tax purposes.

	●	You will be required to report income on your offered certificates in accordance with the accrual method of accounting.

It is anticipated, for federal income tax purposes, that the Class X-A and Class X-B certificates will be issued with original issue discount and that the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, and the Class A-S, Class B and Class C trust components represented by the related exchangeable certificates, will be issued at a premium.

See “Material Federal Income Tax Consequences” in this prospectus supplement.

Yield Considerations
You should carefully consider the matters described under “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement, which may affect significantly the yields on your investment.

ERISA Considerations
Fiduciaries of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or governmental plans (as defined in Section 3(32) of ERISA) that are subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code of 1986, as amended, should carefully review with their legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code of 1986, as amended, or similar law.

The U.S. Department of Labor has granted substantially identical administrative exemptions to a predecessor of Citigroup Global Markets Inc., Prohibited Transaction Exemption (“PTE”) 91-23 (April 18, 1991), and to Goldman, Sachs & Co., PTE 89-88 (October 17, 1989), both as amended by PTE 2013-08 (July 9, 2013) (collectively, the “Underwriter Exemption”), which may exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, as amended, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by a selling group of which Citigroup Global Markets Inc. or Goldman, Sachs & Co. serves as a manager or co-manager, and the servicing and operation of related mortgage pools, so long as certain conditions are met. See “ERISA Considerations” in this prospectus supplement.

Ratings
It is a condition to the issuance of the offered certificates that each class of offered certificates receives investment grade credit ratings from one or more nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates.

Credit ratings referenced throughout this prospectus supplement are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment. Any rating agency that rates the certificates may, in its discretion, lower or withdraw its rating at any time as to any class of certificates. None of the relevant parties (including, without limitation, the issuing entity, the depositor, the sponsors, the servicers, the certificate administrator, the trustee, the operating advisor and their affiliates) will be required to monitor any changes to any ratings on the certificates.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates or related trust component(s) in question on each distribution date and, except in the case of the interest-only certificates, the ultimate payment in full of the certificate principal amount of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. Any security rating assigned to the offered certificates should be evaluated independently of any other security rating. A securities rating on mortgage pass-through certificates does not address the tax attributes of the certificates in question or the receipt of any default interest or prepayment premium or constitute an assessment of the likelihood, timing or frequency of prepayments on the related mortgage loans. A securities rating on mortgage pass-through certificates does not address the frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans, the degree to which the prepayments might differ from those originally anticipated, the yield to maturity that purchasers may experience as a result of the rate of principal prepayments, the likelihood of collection of default interest, late payment charges, prepayment premiums or yield maintenance charges, or the tax treatment of the certificates in question.

A security rating is not a recommendation to buy, sell or hold securities, and the assigning rating agency may revise, downgrade, qualify or withdraw a rating at any time.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate the offered certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the offered and non-offered certificates. Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus supplement. In no event will rating agency confirmations from any nationally recognized statistical rating organization (other than the engaged rating agencies or, in the case of the outside serviced loan combinations, the rating agencies engaged by the GSMS 2014-GC18 depositor for the GSMS 2014-GC18 securitization) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that one or more of the engaged rating agencies no longer qualifies as a nationally recognized statistical rating organization or is no longer qualified to rate the offered certificates, and that determination also may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-A or Class X-B certificates might not fully recover their initial investment in the event of delinquencies or defaults, prepayments (both voluntary (to the extent permitted) and involuntary), or losses in respect of the mortgage loans. As described in this prospectus supplement, the amounts payable with respect to the Class X-A and Class X-B certificates consist only of interest.

The Class X-A and Class X-B certificates are only entitled to interest distributions. If any of the mortgage loans were to prepay in the initial month after the closing date, with the result that the holders of the Class X-A and/or Class X-B certificates receive only a single month’s interest, and therefore suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X-A and Class X-B certificates. The notional amounts of the Class X-A and Class X-B certificates on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings of the Class X-A and Class X-B certificates do not address the timing or magnitude of reductions of such notional amounts, but only the obligation to pay interest timely on the notional amounts as so reduced from time to time. Therefore, the ratings of the Class X-A and Class X-B certificates should be evaluated independently from similar ratings on other types of securities.

See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors,” “—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable,” “—The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates,” “—The Ratings of Your Offered Certificates May Be Lowered or Withdrawn, or Your Certificates May Receive an Unsolicited Rating, Which May Adversely Affect the Liquidity, Market Value and Regulatory Characteristics of Your Offered Certificates” and “Yield, Prepayment and Maturity Considerations” in the prospectus.

Legal Investment
No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this prospectus supplement and in the prospectus.

RISK FACTORS

You should carefully consider the following risks and the risks described in “Risk Factors” in the prospectus before making an investment decision.  In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans.  Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.  We note that additional risks and uncertainties not presently known to us may also impair your investment.

If you are considering an investment in a class of exchangeable certificates you should carefully consider the risks that are specifically applicable to the related class(es) of certificates exchangeable therefor, since they would generally apply to your certificates if you make an exchange.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

The Offered Certificates Are Limited Obligations

The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.  The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus supplement.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.  See “Description of the Certificates—General” in the prospectus.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility.  The United States economic recovery has been weak and may not be sustainable for any specific period of time, and the global or United States economy could slip into an even more significant recession. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate have resulted in increased delinquencies and defaults on commercial and multifamily mortgage loans.  In addition, the downturn in the general economy has affected the financial strength of many commercial and multifamily real estate tenants and has resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial and multifamily real estate.  Any continued downturn may lead to decreased occupancy, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on CMBS that are backed by loans secured by such commercial and multifamily real estate and thus affect the liquidity and/or values of such CMBS.

Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial mortgage borrowers from refinancing their mortgages.  A very substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years.  These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults.  In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering a borrower’s ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure.  Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase.  Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of CMBS.  Even if the real estate market does recover, the mortgaged properties and therefore, the certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability of the borrowers to make principal and interest payments on the mortgage loans.  In the event of default by the borrower under a mortgage loan, the certificateholders would likely suffer a loss on their investment.

As a result of all of these factors, we cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

External Factors May Adversely Affect the Value and Liquidity of Your Investment

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global, National and Local Economic Factors

The global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union.  In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.  Concerns regarding sovereign debt may spread to other countries at any time.  Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain.  One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors.  Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.

Risks to the Financial Markets Relating to Terrorist Attacks

Future terrorist activities may occur in the United States or abroad.  It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts.  Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments.  In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Other Events May Affect Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●
Wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates;

●
Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.  A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

As described above under “—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS,” the secondary market for mortgage-backed securities recently experienced extremely limited liquidity.  The adverse conditions described above as well as other adverse conditions could continue to severely limit the liquidity for mortgage-backed securities and cause disruptions and volatility in the market for CMBS.

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.  While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop.  Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates.  Accordingly, you may not have an active or liquid secondary market for your certificates.  Lack of liquidity could result in a substantial decrease in the market value of your certificates.

The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally.  The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization.  A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●
legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;

●
increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell your offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.

The Exchangeable Certificates Are Subject to Additional Risks

The characteristics of the Class PEZ certificates will reflect, in the aggregate, the characteristics of the Class A-S, Class B and Class C certificates.  As a result, the Class PEZ certificates will be subject to the same risks as the Class A-S, Class B and Class C certificates described in this prospectus supplement.  Investors are also encouraged to consider a number of factors that will limit a certificateholder’s ability to exchange exchangeable certificates:

●
At the time of a proposed exchange, a certificateholder must own exchangeable certificates in the requisite exchangeable proportion to make the desired exchange, as described under “Description of the Offered Certificates—Exchangeable Certificates—Exchanges” in this prospectus supplement.

●
A certificateholder that does not own exchangeable certificates in such requisite exchangeable proportion may be unable to obtain the necessary exchangeable certificates or may be able only to exchange the portion (if any) of its exchangeable certificates that represents such requisite exchangeable proportion.  Another certificateholder may refuse to sell its certificates at a reasonable (or any) price or may be unable to sell them, or certificates may have been purchased or placed into other financial structures and thus may be unavailable.  Such circumstances may prevent you from obtaining exchangeable certificates in the proportions necessary to effect an exchange.

●
Exchanges will no longer be permitted following the date when the then-current principal balance of the Class A-S trust component (and, correspondingly, to the extent evidencing an interest in the Class A-S trust component, the Class A-S certificates and the applicable component of the Class PEZ certificates) is reduced to zero as a result of the payment in full of all interest and principal on that trust component.

●	Certificates may only be held in authorized denominations.

●	An exchange fee of $5,000 must be paid by the exchanging certificateholder to the certificate administrator in connection with each exchange of exchangeable certificates.

Subordination of Exchangeable Certificates

As described in this prospectus supplement, if you acquire any exchangeable certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates.  If you acquire Class B certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will also be subordinated to those of the holders of the Class A-S certificates and (insofar as the Class PEZ certificates represent an interest in the Class A-S trust component) the holders of the Class PEZ certificates.  If you acquire Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will also be subordinated to those of the holders of the Class B certificates and (insofar as the Class PEZ certificates represent an interest in the Class A-S and Class B trust components) the holders of the Class PEZ certificates.  If you acquire Class PEZ certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will also be subordinated to:  (a) insofar as the Class PEZ certificates represent an interest in the Class B and Class C trust components, those of the holders of the Class A-S certificates; and (b) insofar as the Class PEZ certificates represent an interest in the Class C trust component, those of the holders of the Class B certificates.  See “Description of the Offered Certificates—Subordination” in this prospectus supplement.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed.  The underwritten net cash flows and underwritten net operating incomes for such mortgaged properties are derived principally from current rent rolls or tenant leases and the appraisers’ projected expense levels.  However, we cannot assure you that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you and the information we file with the Securities and Exchange Commission.  See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement.  We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source.  The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.  For example:

●
Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, shall not be less than 5%; and (b) a requirement (the “Due Diligence Requirement”) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis. National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm. If the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm.  Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities. None of the originators, the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in accordance with Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the certificates are not a suitable investment for EEA credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer certificates or the price you may receive upon your sale of certificates.

●
Section 939A of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires the U.S. federal banking agencies to modify their existing regulations to remove any reliance on credit ratings including, but not limited to, the use of such ratings to determine the permissibility of, and capital charges imposed on, investments by banking institutions, and the federal banking agencies’ risk-based capital guidelines regulations.  As a general rule, national banks are permitted to invest only in “investment grade” instruments, which under pre-existing regulations has been determined based on the credit ratings assigned to these instruments.  These national bank investment-grade standards are incorporated into statutes and regulations governing the investing authority of most state banks, and thus most state banks are required to adhere to these same investment grade standards.  In June 2012, the regulator of national banks (the Office of the Comptroller of the Currency) revised its regulatory definition of “investment grade” to require a bank’s determination regarding whether “the issuer of a security has adequate capacity to meet financial commitments under the security for the projected life of the asset or exposure.”  While national banks may continue to consider credit ratings, they may not rely exclusively on such ratings and must conduct separate due diligence to confirm the investment grade of the instruments.  These changes became fully effective January 1, 2013.  In addition, new capital regulations were issued by the banking regulators in July 2013 that will determine the capital requirements of banks and bank holding companies without reference to the credit ratings assigned to the investment securities they hold and these capital regulations will become effective as early as January 1, 2014.  As a result of these new regulations, investments in CMBS by depository institutions and their holding companies may result in greater capital charges to these financial institutions, and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●
Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule,” to federal banking law to generally prohibit various covered banking entities from, among other things, engaging in proprietary trading in securities and derivatives, subject to certain exemptions.  Section 619 became effective on July 21, 2012, and final regulations were issued on December 10, 2013.  Conformance with the Volcker Rule’s provisions is required by July 21, 2015, subject to the possibility of up to two one-year extensions granted by the Federal Reserve in its discretion.  The Volcker Rule and the regulations adopted under the Volcker Rule restrict certain purchases or sales of securities generally and derivatives by banking entities if conducted on a proprietary trading basis.  The Volcker Rule’s provisions may adversely affect the ability of banking entities to purchase and sell the certificates.

●
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.  See “Legal Investment” in this prospectus supplement and in the prospectus.

None of the issuing entity, the depositor, the underwriters, the mortgage loan sellers or any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●
the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with principal balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected.  If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment.  Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●
a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●
a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans.  For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a mezzanine loan lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.  The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●
the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in this prospectus supplement for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable” in the prospectus.

In addition, if a sponsor (or, in the case of RAIT Funding, LLC, RAIT Financial Trust, as guarantor of the repurchase and substitution obligations of RAIT Funding, LLC) repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment charge would be payable.  Additionally, any mezzanine loan lender may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges.  As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment.  A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.  In this respect, see “Description of the Mortgage Pool—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus supplement.

The Class X-A and Class X-B certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amount.  Because the notional amount of the Class X-A certificates is based upon the outstanding certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component, the yield to maturity on the Class X-A certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component.  Because the notional amount of the Class X-B certificates is based upon the outstanding certificate principal amount of the Class B trust component, the yield to maturity on the Class X-B certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the Class B trust component.

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A and Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.  The yield to maturity of the Class X-A and/or Class X-B certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates.  See “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A and Class X-B Certificates” in this prospectus supplement.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate principal amount of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates.  In addition, if the master servicer or the trustee is reimbursed out of general collections on the mortgage loans included in the issuing entity for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate principal amount (or notional amount) of a class of certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.  Likewise, if the master servicer or the trustee is reimbursed out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date.  This reimbursement would have the effect of reducing current payments of principal on the offered certificates with principal balances and extending the weighted average lives of those certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

In addition, to the extent losses are realized on the mortgage loans, first the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C trust component (and correspondingly, the Class C certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component), then the Class B trust component (and correspondingly, the Class B certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), then the Class A-S trust component (and correspondingly, the Class A-S certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component) and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their respective certificate principal amounts, will bear such losses up to an amount equal to the respective outstanding certificate principal amount thereof.  A reduction in the certificate principal amount of the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-AB certificates or the Class A-S trust component will result in a corresponding reduction in the notional amount of the Class X-A certificates.  A reduction in the certificate principal amount of the Class B trust component will result in a corresponding reduction in the notional amount of the Class X-B certificates.  No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate.  See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

The exchangeable certificates will be subject to a realized loss or shortfall on the Class A-S, Class B or Class C trust component to the extent of their percentage interest in such trust component.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●
may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates.  See “ERISA Considerations” and “Legal Investment” in this prospectus supplement.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate the offered certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the offered and non-offered certificates.  Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.  To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the offered certificates.

We are not obligated to maintain any particular rating with respect to the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, the certificate administrator, the trustee, the operating advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates.  Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained.  In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  See “Description of the Mortgage Pool—Certain Terms of the

Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions,” “The Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” in this prospectus supplement for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income

The mortgage loans are secured by various income-producing commercial, multifamily and manufactured housing community properties.  The repayment of a commercial, multifamily or manufactured housing community loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  Even the liquidation value of a commercial, multifamily or manufactured housing community property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow.  However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

For certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available, prospective investors should review Annex A to this prospectus supplement. Certain mortgage loans are secured in whole or in part by mortgaged properties that have no prior operating history available or otherwise lack historical financial figures and information. A mortgaged property may lack prior operating history or historical financial information for various reasons including because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information.  Although the underwritten net cash flows and underwritten net operating income for mortgaged properties are derived principally from current rent rolls or tenant leases, underwritten net cash flows may also, in some cases, be based on (i) leases (or letters of intent) that are not yet in place (and may still be under negotiation), (ii) tenants that may have signed a lease (or letter of intent) or a lease amendment expanding the leased space, but are not yet in occupancy and/or are not yet paying rent, (iii) tenants that are leasing on a month-to-month basis and have the right to terminate their leases on a monthly basis, and/or (iv) historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. However, we cannot assure you that such tenants will execute leases (or letters of intent) or expand their space or, in any event, that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

See “—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” below and “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.  See “Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” in the prospectus for a discussion of factors that could adversely affect the net operating income and property value of commercial properties.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described in “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement and Annex A to this prospectus supplement, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the related sponsor. No representation is made that the underwritten net cash flow set forth in this prospectus supplement as of the cut-off date or any other date represents actual future net cash flows.  For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that may not have yet actually executed leases (or letters of intent) or that have signed leases but have not yet taken occupancy and/or are not paying full contractual rent or tenants that are seeking or may in the future seek to sublet all or a portion of their respective spaces, or tenants that are “dark” tenants but paying rent, or space that has been master leased to an affiliate of a borrower.  You should review these assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.  In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus supplement, and this would change other numerical information presented in this prospectus supplement based on or derived from the underwritten net cash flow, such as the debt service coverage ratios presented in this prospectus supplement.

In addition, the debt service coverage ratios set forth in this prospectus supplement for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement for additional information on certain of the mortgage loans in the issuing entity.

The Mortgage Loans Have Not Been Reunderwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

We have not reunderwritten the mortgage loans or the related loan combinations.  Instead, we have relied on the representations and warranties made by the related sponsor, and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

If we had reunderwritten the mortgage loans or the related loan combinations, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties.  See “—Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans” below, “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or loan combination, if applicable) or at or around the time of the acquisition of the mortgage loan (or loan combination, if applicable) by the related sponsor. See Annex A to this prospectus supplement for dates of the latest appraisals for the mortgaged properties.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus supplement is not intended to be a representation as to the past, present or future market values of the mortgaged properties.  For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A to this prospectus supplement, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect both “as stabilized” and “as-is” values, although the appraised value reflected in this prospectus supplement with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, the “as stabilized” value as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies.  See “Description of the Mortgage Pool—Appraised Value” in this prospectus supplement.

We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.  Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” and “as stabilized” values, we cannot assure you that those assumptions are or will be accurate or that the “as stabilized” value will be the value of the related mortgaged property at the indicated stabilization date or at maturity.  Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.  See “Transaction Parties—The Originators—Citigroup Global Markets Realty Corp.—Third Party Reports”, “—The Goldman Originators—Origination and Underwriting Process”, “—MC-Five Mile Commercial Mortgage Finance LLC—Assessments of Property Condition”, “—Rialto Mortgage Finance LLC—Appraisal Report”, “—The Bancorp Bank—Third Party Reports”, “—Cantor Commercial Real Estate Lending, L.P.—Assessments of Property Condition”, and “—RAIT Funding, LLC—Loan Analysis” in this prospectus supplement for additional information regarding the appraisals.

Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due.  If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs.  If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●
space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●
leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain of the mortgage loans may have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans.  In these cases, business issues for a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders.  Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans.  In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue.  See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” in this prospectus supplement for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.  See Annex A to this prospectus supplement for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts.  For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant.  We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.  See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this prospectus supplement for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties.  Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations.  We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.  See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this prospectus supplement for information regarding bankruptcy issues with respect to certain mortgage loans.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant).  Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.  Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage.  This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” in this prospectus supplement for information regarding material purchase options, rights of first offer and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space on a date earlier than the lease expiration date shown on Annex A to this prospectus supplement or in rent rolls.  Any such vacated space may not be re-let.  Furthermore, similar termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents.  See “Description of the Mortgage Pool—Tenant Issues—Lease Terminations and Expirations” in this prospectus supplement for information on material tenant lease expirations and early termination options.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Distribution of Remaining Terms to Maturity” in Annex C to this prospectus supplement for a stratification of the remaining terms to maturity of the mortgage loans.  Because principal on the offered certificates and the trust components is payable in sequential order of payment priority, and a class or trust component receives principal only after the preceding class(es) or trust component(s), as applicable, have been paid in full, classes or trust components that have a lower sequential priority are more likely to face these types of risk of concentration than classes or trust components with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.  Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, multifamily, office, mixed use and senior housing properties. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types” in this prospectus supplement for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.  For a description of the risks relating to the specific property types, see “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” in the prospectus and “—Senior Housing Properties May Present Special Risks” below.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.  Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in Texas, Arizona, New York, California, Pennsylvania, Michigan, Georgia and Florida. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Geographic Concentrations” in this prospectus supplement.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●
if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one (1) mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●
a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●
mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Senior Housing Properties May Present Special Risks

The Independent Living Industry is a Highly Competitive Industry, and the Revenues, Profits or Market Share of Senior Housing Properties Could be Harmed if They Are Unable to Compete Effectively

The independent living facility market sector is highly competitive.  Independent living and other congregate senior living facility properties face competition from numerous local, regional, and national providers of independent living and other congregate senior living.  The formation of accountable care organizations, managed care networks and integrated delivery systems may also adversely affect the related mortgaged properties if there are incentives within the systems that lead to the greater utilization of other facilities or providers within the networks or systems or to the greater utilization of community based home care providers, instead of independent living properties.  Additionally, some competing providers may be better capitalized than the manager of the related mortgaged properties, may offer services not offered by the related mortgaged properties, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax exemptions, tax revenues and other sources of income or revenue not available to the property manager or borrowers.  The successful operation of the related mortgaged properties will also generally depend upon the number of competing facilities in the local market, as well as on other factors.  These factors include, but are not limited to, competing facilities’ rental rates, location, the characteristics of the neighborhood where they are located, the type of services and amenities offered, the nature and condition of the competing facility, its age, appearance, overall maintenance, construction, quality, design, safety, convenience, reputation and management, resident and family preferences, relationship with other health care providers and other health care networks, quality and cost of care and quality of staff.  Costs of renovating, refurbishing or expanding an independent living or congregate senior living facility in order to remain competitive can be substantial.  If the related mortgaged properties fail to attract residents and to compete effectively with other health care providers, their revenues and profitability would decline.

A particular market with historically low vacancies could experience substantial new construction and a resultant oversupply of independent living or other congregate senior living units within a relatively short period of time. Because units in an independent living or other congregate senior living facility are typically leased on a short term basis, the tenants residing at a particular facility may easily move to alternative facilities with more desirable amenities or locations or lower fees.  If the development of new independent living or other senior living facilities surpasses the demand for such facilities in particular markets, the markets may become saturated, which could have a material adverse effect on the related mortgaged properties in such areas.

The Success of Senior Housing Properties Depend on Attracting Seniors with Sufficient Resources To Pay

Medicare does not reimburse beneficiaries for room, board or services at an independent living facility.  Medicaid does not reimburse beneficiaries for room or board.  Although Medicaid may cover the services provided at an independent living facility in certain states, none of the related mortgaged properties securing the mortgage loan identified on Annex A to this prospectus supplement as Newcastle Senior Housing Portfolio (the “Newcastle Properties”) currently accept reimbursement from Medicaid.  In addition, commercial private insurance does not typically cover independent living.  Accordingly, the Newcastle Properties currently rely, and will continue to rely, on the ability of their residents or their families to pay the resident and other fees from their own funds.  Not all seniors living in the regions where the Newcastle Properties are located will be able to afford an extended stay in an independent living facility or other congregate senior living facilities.  In the event that managed care becomes a significant factor in the independent living facility sector, the related borrower may have to participate in the managed care market to remain competitive.  In such an event, the amount that a Newcastle Property receives for its services could be adversely affected.

Due to the dependency of the Newcastle Properties on private pay sources, events which adversely affect the ability of seniors to afford the monthly resident fees could cause occupancy rates, revenues and results of operations to decline.  Economic downturns, changes in demographics, degradation of the local economy or the neighborhoods in which the Newcastle Properties operate, inflation or other circumstances that adversely affect the ability of the elderly to pay for the services could adversely affect the ability of seniors to afford resident fees.  In addition, recent reports indicate that the most recent downturn in the housing market has adversely affected the ability of seniors to afford resident fees as seniors frequently use the proceeds from the sale of their homes to cover the cost of senior living facilities fees.  Because the senior living market sector is highly competitive, negative perceptions of the aesthetics, safety, convenience or overall quality of services provided by the Newcastle Properties may negatively impact the ability of the Newcastle Properties to attract seniors with sufficient recourses to pay.  If the Newcastle Properties are unable to retain and/or attract seniors with sufficient income, assets or other resources required to pay the fees associated with independent living services, occupancy rates, revenues and results of operations could decline.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents.  Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization.  If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements” in the prospectus.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax.  This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement for a description of mortgage loans that are cross-collateralized and cross-defaulted with each other, if any, or that are secured by multiple properties owned by multiple borrowers.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or loan combination) will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property.  The performance of a mortgage loan (or loan combination) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or loan combination) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations, although there is already existing mezzanine debt, and mezzanine debt is permitted in the future, in the case of certain mortgage loans.  We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” in this prospectus supplement.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals.  Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals.  For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws.  Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.  The terms of certain of the mortgage loans require that the borrowers be single-purpose entities, however, we cannot assure you that such borrowers will comply with such requirements.  Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan (or loan combination, as applicable) their organizational documents were amended.  That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.  Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

However, any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common.  For example, in the case of the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Shops at Five Hills, representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related borrowers are tenants-in-common.  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Tenancies-in-Common; Delaware Statutory Trusts” in this prospectus supplement.

In certain instances where borrowers under mortgage loans use a Delaware statutory trust structure in order to gain certain tax free exchange treatment for property of like kind under section 1031 of the Internal Revenue Code, these borrowers can be restricted in their ability to actively operate a property, including with respect to loan work-outs, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property.  In the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.  In a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property. Absent other arrangements, a tenancy-in-common entails the risk that a bankruptcy, dissolution or action for partition by one or more of the tenants-in-common will result in significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management, a substantial decrease in the amount recoverable upon the related mortgage asset and/or early repayment of the related mortgage asset.  Although the conditions to a conversion to a tenancy-in-common include arrangements intended to lessen these risks, such as waivers of the right to partition, we cannot assure you that such arrangements are in all cases implemented or, if challenged, would be enforced.  See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery” in the prospectus.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants” and “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Tenancies-in-Common; Delaware Statutory Trusts” in this prospectus supplement, and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding.  Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien.  Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.  As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.  See “—Other Financings or Ability To Incur Other Financings Entails Risk” below, “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus.

Additionally, in February 2012, a bill was passed by the Georgia Senate and introduced in the Georgia State House of Representatives that would limit rights of holders that acquired loans for less than par, by limiting the amount that a purchaser of debt (including the issuing entity) could collect from a guarantor of a commercial mortgage loan to the lesser of the purchase price paid for the debt or the maximum amount of the guarantee.  The bill would apply both retroactively and prospectively to all types of loans made to all types of borrowers and presumably to the mortgage loans.  If enacted, legislation of this type would appear to interfere with established contractual rights, and as such may be unconstitutional insofar as it would be applied to debt sold or transferred prior to the legislation’s enactment date. This type of measure could undermine the value of the mortgage loans and the special servicer’s workout efforts including, without limitation, the ability to collect on a guaranty or to use the threat of the same as a mechanism to compel a borrower to engage in a workout or provide a deed-in-lieu of foreclosure.  The legislative session of the Georgia State House of Representatives ended without a vote on the bill.  As a result, the bill died; however, we cannot assure you that a similar bill will not be re-introduced and passed in Georgia or in any other state in future legislative sessions.

See also “—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan.  If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan.  Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters.  Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in this prospectus supplement either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts.  Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope.  Furthermore, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower.  Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan.  In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.  No mortgage loan will be insured or guaranteed by any government, governmental instrumentality, private insurer or (except as described above) other person or entity.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.  Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations” in this prospectus supplement, however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.  For a more detailed description of environmental matters that may affect the mortgaged properties, see “Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations” in the prospectus.

Risks Related to Redevelopment and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.  To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property.  Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”).  In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel, which may cause disruptions or otherwise decrease the attractiveness of the related hotel to potential guests.  These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

We cannot assure you that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the related mortgaged property.  Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.  See “Description of the Mortgage Pool—Redevelopment and Renovation” in this prospectus supplement for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities.  See “Risk Factors—Compliance with the Americans with Disabilities Act of 1990 May Be Expensive” and “Certain Legal Aspects of the Mortgage Loans—Americans With Disabilities Act” in the prospectus.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  We have not undertaken a search for all legal proceedings that relate to the borrowers, property sponsors or managers for the mortgaged properties and their respective affiliates.  Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision.  Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs.  We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan.  See “Description of the Mortgage Pool—Litigation Considerations” in this prospectus supplement for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability To Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;

●
the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or loan combination, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or loan combination, if applicable);

●	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●
if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

With respect to the split mortgage loans, although the related companion loans are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on the related companion loan.  As a result, the issuing entity is subject to additional risks, including:

●
the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●
the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower.  With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may allow the related borrower to employ so-called “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

For additional information, see “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness”, “—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this prospectus supplement.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans.  This is because the borrower may be unable to repay the loan at that time.  In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms, and many of the mortgage loans require only payments of interest for part or all of their respective terms.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Loan Rates; Calculations of Interest” in this prospectus supplement.  A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all.  That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan (or loan combination) on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan (or loan combination) or to sell the mortgaged property at a price sufficient to permit repayment.  A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●
significant tenant rollover at the related mortgaged properties (see “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Retail Properties” and “—Office Properties” in the prospectus);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to the split mortgage loans, the risks relating to balloon payment obligations are enhanced by the existence of the related companion loans.

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.  However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify serviced mortgage loans or serviced companion loans that are specially serviced loans in a manner consistent with the servicing standard, subject to the limitations described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” in this prospectus supplement.  We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case.

Neither the master servicer nor the special servicer will have the ability to extend or modify the outside serviced mortgage loans because the outside serviced mortgage loans are being serviced pursuant to the GSMS 2014-GC18 pooling and servicing agreement.  Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of certificates, whether such delay is due to a borrower default or to modification of an outside serviced mortgage loan by the GSMS 2014-GC18 special servicer, will likely extend the weighted average life of such class of certificates.

The credit crisis and economic downturn have resulted in tightened lending standards and a reduction in capital available to refinance commercial mortgage loans at maturity.  These factors have increased the risk that refinancing may not be available for commercial mortgage loans.  We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus supplement, the master servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal.  This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement.  In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer (or, with respect to the outside serviced mortgage loans the GSMS 2014-GC18 special servicer) will be entitled to compensation for special servicing activities.  The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates.  The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program (often known as a “PILOT” program) or other tax abatement arrangements.  Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes.  An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in this prospectus supplement for descriptions of real estate tax matters relating to certain mortgaged properties.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.  For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime.  Additionally, any vacancy with respect to self storage facilities, hospitality properties, independent living facilities, bowling alleys, restaurants, shopping malls, water parks, theater space, dental or medical offices, health clubs, gas stations, data centers, parking garages and warehouses would not be easily converted to other uses due to their unique construction requirements.  In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

Condominium interests in buildings and/or other improvements in some cases constitute less than a majority of voting rights and result in the related borrower not having control of the related condominium or owners association.  The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors.  Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the related mortgage loans that are secured by mortgaged properties consisting of such condominium interests.  We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.  In addition, with respect to each such mortgage loan, there are certain circumstances when insurance proceeds must be used to repair and restore the related mortgaged property in accordance with the terms of the governing documents for the related condominium.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses.  The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.  See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Multifamily Rental Properties” in the prospectus.

Zoning or other restrictions also may prevent alternative uses.  See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed.  These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.”  This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as is” in the event of a substantial casualty loss.  This may adversely affect the cash flow of the property following the loss.  If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full.  In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.  In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements.  However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

See “Description of the Mortgage Pool—Zoning and Use Restrictions” in this prospectus supplement for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties or have other material zoning issues.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, we cannot assure you that all conditions requiring repair or replacement were identified.  No additional property inspections were conducted in connection with the closing of the offered certificates.

Earthquake, Flood and Other Insurance May Not be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan.  In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss.  As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Nineteen (19) of the mortgaged properties, securing approximately 13.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4).  Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no mortgaged property has a seismic expected loss of greater than 21%.  The mortgaged property identified on Annex A to this prospectus supplement as Pioneer Building, securing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, has a seismic expected loss of 21%, and earthquake insurance is required to be obtained by the related borrower if required by the lender during the term of the related mortgage loan.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates.  As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement.  As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced.  In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies.  Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage.  In order to offset this risk, Congress created the Terrorism Insurance Program pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”). See “Certain Legal Aspects of the Mortgage Loans—Terrorism Insurance Program” in the prospectus.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance.  Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon TRIPRA’s expiration on December 31, 2014.

If TRIPRA is not extended or renewed upon its expiration:

●	premiums for terrorism insurance coverage will likely increase;

●
the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available); and

●
to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIPRA.

We cannot assure you that such temporary program will create any long term changes in the availability and cost of such insurance.

Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability or cost of the insurance.  See ”Structural and Collateral Term Sheet” in Annex B to this prospectus supplement for a description of any requirements for terrorism insurance for the largest 10 mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant.  See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts.  As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties).  In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations” in this prospectus supplement.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage.  Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy, insolvency, receivership or conservatorship of an originator, a mortgage loan seller or the depositor (or certain affiliates thereof), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

An opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by the mortgage loan sellers to the depositor would generally be respected as a sale in the event of the bankruptcy or insolvency of such mortgage loan sellers. Such opinions, however, are subject to various assumptions and qualifications, and there can be no assurance that a bankruptcy trustee (in the case of the mortgage loan sellers other than Goldman Sachs Mortgage Company and The Bancorp Bank), if applicable, or other interested party will not attempt to challenge the issuing entity’s right to payment with respect to the related mortgage loans. Legal opinions do not provide any guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, the Federal Deposit Insurance Corporation (the “FDIC”), a creditor, a bankruptcy trustee or another interested party, including an entity transferring a mortgage loan as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge were successful, payments on the certificates would be reduced or delayed. Even if the challenge were not successful, payments on the certificates would be delayed while a court resolves the claim.

Goldman Sachs Mortgage Company, a sponsor and an originator, is an indirect, wholly owned subsidiary of Goldman Sachs Bank USA (“GS Bank”), a New York State chartered bank, the deposits of which are insured by the FDIC.  The Bancorp Bank is a Delaware state-chartered bank, the deposits of which are insured by the FDIC.  If GS Bank or The Bancorp Bank were to become subject to receivership, the proceeding would be administered by the FDIC under the Federal Deposit Insurance Act (the “FDIA”); likewise, if GS Bank or The Bancorp Bank were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well.  The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship.

The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6).  Neither the transfer of the applicable mortgage loans by Goldman Sachs Mortgage Company to the depositor nor the transfer of the applicable mortgage loans by The Bancorp Bank to the depositor will qualify for the FDIC Safe Harbor.  However, the transfer by Goldman Sachs Mortgage Company is not a transfer by a bank, and in any event, even if the FDIC Safe Harbor were applicable to such transfer, the FDIC Safe Harbor is non-exclusive.

The issuing entity has been organized as a common law trust, and as such is not eligible to be a “debtor” under the federal bankruptcy laws. If the issuing entity were instead characterized as a “business trust” it could qualify as a debtor under those laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust.” If a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the certificates would be delayed while the court resolved the issue.

Furthermore, Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases.  We make no representation as to whether this would apply to any of the sponsors.  In January 2011, the current (and then-acting) general counsel of the FDIC issued a letter in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code.  The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90 day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the acting general counsel’s letter, delays or reductions in payments on the offered certificates would occur.  As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the certificates.

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates.  The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates.  The sponsors will sell the mortgage loans to the depositor (an affiliate of Citigroup Global Markets Realty Corp., one of the sponsors, and Citigroup Global Markets Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates.  A completed offering would reduce the originators’ exposure to the mortgage loans.  The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates.  In addition, certain mortgaged properties may have tenants that are affiliated with the related originator.  See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this prospectus supplement.  This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.  The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans.  The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization transaction.

In some cases, the originators or their affiliates are the holders of the mezzanine loans, subordinate loans and/or companion loans related to their mortgage loans.  For example, GS Commercial Real Estate LP, an originator, will be the initial serviced companion loan holder.  The serviced companion loan holder will have certain consultation rights with respect to servicing decisions involving the serviced loan combination.  However, the special servicer is not required to follow the advice or recommendations of any serviced companion loan holder or its representative.  See “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement for more information regarding the rights of the serviced companion loan holder.

In addition, as described in “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement, (i) Citigroup Global Markets Realty Corp. has sold the Cityscape companion loan and the Spring Garden companion loan into the GSMS 2014-GC18 securitization trust, and may be obligated to repurchase those companion loans from the GSMS 2014-GC18 securitization trust in connection with certain breaches of representations and warranties and certain document defects with respect to the related loan combination, and (ii) GS Commercial Real Estate LP is currently the holder of the Newcastle companion loan, which is expected to be securitized in one or more future commercial mortgage securitization transactions and, in such event, the related loan seller (which may be an affiliate of GS Commercial Real Estate LP) may be obligated to repurchase such companion loan from the applicable separate securitization trusts in connection with certain breaches of representations and warranties and certain document defects with respect to the Newcastle loan combination.

The originators and/or their respective affiliates may have originated and sold or retained mezzanine loans related to the mortgage loans. Such transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates.  In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets.  The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to a mezzanine loan based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor thereof, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity.  For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations and Certain Relationships” in this prospectus supplement.

These roles and other potential relationships may give rise to conflicts of interest as described above and under “Risk Factors—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.  Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders.  The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals.  As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.  These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products.  The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments.  Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.  The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders.  Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.  To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates.  The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions).  The Underwriter Entities expect to derive fees and other revenues from these transactions.  In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction.  Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citigroup Commercial Mortgage Securities Inc., the depositor, and Citigroup Global Markets Realty Corp., a sponsor and an originator.  In addition, Goldman, Sachs & Co., one of the underwriters, is an affiliate of Goldman Sachs Mortgage Company, a sponsor and an originator, and GS Commercial Real Estate LP, an originator.

See “Transaction Parties—Certain Affiliations and Certain Relationships” in this prospectus supplement and “Plan of Distribution (Underwriter Conflicts of Interest)” in this prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering.  Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, the GSMS 2014-GC18 Master Servicer and the GSMS 2014-GC18 Special Servicer

The pooling and servicing agreement provides that the serviced mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this prospectus supplement.  The GSMS 2014-GC18 pooling and servicing agreement provides that the outside serviced loan combinations are required to be administered in accordance with a servicing standard set forth therein.  See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this prospectus supplement.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of the outside serviced loan combinations, the GSMS 2014-GC18 master servicer, the GSMS 2014-GC18 special servicer or any of their respective affiliates, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if:

●
as it relates to the servicing and administration of the serviced mortgage loans and any serviced loan combinations, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates of this securitization transaction or any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include a serviced companion loan (or a portion of or interest in a serviced companion loan) (such securities, “serviced companion loan securities”), or,

●
as it relates to servicing and administration of the outside serviced loan combinations, the GSMS 2014-GC18 master servicer, a sub-servicer, the GSMS 2014-GC18 special servicer or any of their respective affiliates, holds certificates of this securitization transaction or the GSMS 2014-GC18 securitization transaction, or, in either case, any of the foregoing parties has financial interests in or financial dealings with an applicable borrower or a sponsor.  Each of these relationships may create a conflict of interest.  For example, if the special servicer or its affiliate holds a subordinate class of certificates or serviced companion loan securities, the special servicer might seek to reduce the potential for losses allocable to those certificates or serviced companion loan securities from the applicable serviced mortgage loans or serviced companion loans by deferring acceleration in hope of maximizing future proceeds.  However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. Further none of the master servicer, a sub-servicer, or the special servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the Series 2014-GC19 non-offered certificates, the serviced companion loan holder or any holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans.  Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the controlling class representative, a directing holder, a controlling class certificateholder or other certificateholders or a companion loan holder (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the co-lender agreements and limitations on the right of such person to replace the special servicer.  See “Risk Factors—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

Further, the master servicer, the special servicer, the trustee and their respective affiliates are acting in multiple capacities in or related to this transaction, which may include, without limitation, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to certain originators or sponsors prior to transfer of their related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity.  For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations and Certain Relationships” in this prospectus supplement.  Also see “Risk Factors—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

Similarly, with respect to the outside serviced mortgage loans, conflicts described above may arise with respect to the GSMS 2014-C18 master servicer, a sub-servicer, the GSMS 2014-C18 special servicer, or any of their respective affiliates.

Wells Fargo Bank, National Association, which is the master servicer, may contract with an affiliate of Cantor Commercial Real Estate Lending, L.P. to act as a limited subservicer with respect to the mortgage loans related to the CCRE Strip in the future, subject to the terms and conditions of the pooling and servicing agreement.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Situs Holdings, LLC has been appointed as the initial operating advisor. See “Transaction Parties—The Operating Advisor” in this prospectus supplement. After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be required to consult on a non-binding basis with the special servicer with respect to certain actions of the special servicer in respect of the serviced mortgage loans that are specially serviced mortgage loan(s).  Additionally, after the occurrence and during the continuance of a Control Termination Event, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with a major decision, to the extent not prohibited by the related loan documents.  In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders constituted a single lender). See “The Pooling and Servicing Agreement—Operating Advisor” in this prospectus supplement.

In the normal course of conducting its business, Situs Holdings, LLC and its affiliates have rendered services to, performed surveillance of and negotiated with numerous parties engaged in activities related to structured finance and commercial mortgage securitization.  These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing holder, a companion loan holder or affiliates of any of those parties.  These relationships may continue in the future.  Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to Situs Holdings, LLC ‘s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Situs Holdings, LLC performs its duties under the pooling and servicing agreement.

In addition, Situs Holdings, LLC  and its affiliates may in the future service, in the ordinary course of their business, existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as (and therefore may compete with), or have owners, obligors or property managers in common with, the related mortgaged property or mortgaged properties that secure one or more of the mortgage loans in the issuing entity. As a result of the investments and activities described above, the interests of Situs Holdings, LLC and its affiliates and their clients may differ from, and conflict with the interests of the issuing entity.  Consequently, personnel of Situs Holdings, LLC  may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity.  This may pose inherent conflicts of interest for Situs Holdings, LLC.  Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates holds certificates, or has financial interests in or financial dealings with a borrower or a parent of a borrower.  Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Holder, the GSMS 2014-GC18 Controlling Class Representative and the Serviced Companion Loan Holder

It is expected that Ellington Management Group, LLC will be the initial controlling class representative and the directing holder with respect to the serviced mortgage loans.  The controlling class representative will be controlled by the controlling class certificateholders, and the holders of the controlling class will have no duty or liability to any other certificateholder.  See “The Pooling and Servicing Agreement—Directing Holder” in this prospectus supplement.  The controlling class certificateholders may have interests in conflict with those of the other certificateholders.  As a result, it is possible that the controlling class representative on behalf of the controlling class certificateholders (for so long as a Control Termination Event does not exist) may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.  Accordingly, the special servicer may, at the direction of the controlling class representative (for so long as a Control Termination Event does not exist), take actions with respect to the serviced mortgage loans that are specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of certificates.  However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.  In addition, except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement, the special servicer may be removed without cause by (and with a successor to be appointed by) the controlling class representative (for so long as a Control Termination Event does not exist).  See “The Pooling and Servicing Agreement— Directing Holder” and “—Termination of the Special Servicer” in this prospectus supplement.

Similarly, the GSMS 2014-GC18 controlling class representative has, with respect to the outside serviced loan combinations, certain consent and consultation rights and rights to replace the GSMS 2014-GC18 special servicer under the GSMS 2014-GC18 pooling and servicing agreement, and the GSMS 2014-GC18 controlling class representative may have conflicts of interest with the holders of the Series 2014-GC19 certificates.

Furthermore, the controlling class representative for this securitization transaction will have certain consultation rights with respect to the outside serviced loan combinations and may have conflicts of interest with the holders of the Series 2014-GC19 certificates.

The controlling class representative for this securitization transaction, the GSMS 2014-GC18 controlling class representative and their respective affiliates may have interests that are in conflict with those of certain Series 2014-GC19 certificateholders, especially if the applicable controlling class representative or any of its affiliates holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower.  Each of these relationships may create a conflict of interest.

In addition, it is expected that GS Commercial Real Estate LP will be the initial serviced companion loan holder, and that the serviced companion loans may be securitized in one or more future securitization trusts.  The serviced companion loan holder (or its representative) will have certain consultation rights with respect to servicing decisions involving the serviced loan combination.  The special servicer, upon consultation with the serviced companion loan holder (or its representative), may take actions with respect to a serviced loan combination that could adversely affect the holders of some or all of the classes of the certificates, to the extent described under “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.  The serviced companion loan holder (or its representative) does not have any duty to the holders of any class of certificates and may have interests in conflict with those of the certificateholders.   As a result, it is possible that the serviced companion loan holder (or its representative) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.

No certificateholder may take any action against the controlling class representative for this securitization transaction, the GSMS 2014-GC18 controlling class representative or the serviced companion loan holder (or its representative) for having acted solely in its own interests.  See “Description of the Mortgage Pool—The Loan Combinations”, “The Pooling and Servicing Agreement—Directing Holder” and “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor (the “B-Piece Buyer”) in the Class E, Class F and Class G certificates was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans.  The B-Piece Buyer adjusted the mortgage pool as originally proposed by the sponsors by removing or otherwise excluding certain proposed mortgage loans.  In addition, the B-Piece Buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates.  Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors.  In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates.  The B-Piece Buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence.  The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the Class E, Class F and Class G certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms.  Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan.  The B-Piece Buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-Piece Buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs.

The B-Piece Buyer or its designee will constitute the initial controlling class representative and the initial directing holder with respect to the serviced mortgage loans.  The directing holder will have certain rights  to direct and consult with the special servicer.  See “—Potential Conflicts of Interest of the Directing Holder and the GSMS 2014-GC18 Controlling Class Representative;” above and “—Special Servicer May Be Directed or Advised To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders” below.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the mortgage pool.

Other Potential Conflicts of Interest May Affect Your Investment

A special servicer (whether the initial special servicer or a successor) may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, a companion loan holder, a holder of a companion loan security, or any other certificateholders (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of such special servicer under the pooling and servicing agreement and, with respect to any serviced loan combinations, the related co-lender agreement and limitations on the right of such person to replace the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Special Servicer May Be Directed or Advised To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders

For so long as a Control Termination Event does not exist, the special servicer may, at the direction of the controlling class representative, take actions with respect to the serviced mortgage loans that are specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates and the controlling class representative will have no duty or liability to any other certificateholder.  See “The Pooling and Servicing Agreement—Directing Holder” in this prospectus supplement.  The controlling class representative will be controlled by the controlling class certificateholders.  The controlling class representative may have interests in conflict with those of the certificateholders of the classes of offered certificates.  As a result, it is possible that the controlling class representative on behalf of the controlling class certificateholders (for so long as a Control Termination Event does not exist) may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.  Similarly, with respect to the outside serviced mortgage loans, the GSMS 2014-GC18 special servicer may, at the direction or upon the advice of the GSMS 2014-GC18 controlling class representative, take actions with respect to the outside serviced loan combinations that could adversely affect the outside serviced mortgage loans, and therefore, the holders of some or all of the classes of certificates.  In addition, the serviced companion loan holder (or its representative) will have certain consultation rights with respect to servicing decisions involving the serviced loan combination.  The special servicer, upon consultation with the serviced companion loan holder (or its representative), may take actions with respect to a serviced loan combination that could adversely affect the holders of some or all of the classes of the certificates, to the extent described under “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.  The serviced companion loan holder (or its representative) does not have any duty to the holders of any class of certificates and may have interests in conflict with those of the certificateholders.   As a result, it is possible that the serviced companion loan holder (or its representative) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.  However, the special servicer and the GSMS 2014-GC18 special servicer are not permitted to take actions that are prohibited by law or violate the applicable servicing standard or the terms of the mortgage loan documents.

Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks

Except as described below, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity.  See “The Pooling and Servicing Agreement—General” in this prospectus supplement.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.  Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement, the special servicer may be removed (with respect to all of the serviced mortgage loans) without cause by the directing holder (for so long as a Control Termination Event does not exist).  With respect to the outside serviced loan combinations, the GSMS 2014-GC18 controlling class representative has the right to replace the GSMS 2014-GC18 special servicer subject to certain conditions.  See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer” in this prospectus supplement.

After the occurrence and during continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) may request a vote to replace the special servicer (with respect to all of the serviced mortgage loans).  The subsequent vote may result in the termination and replacement of the special servicer if (within 180 days of the initial request for that vote) the holders of (a) at least 75% of the voting rights of the certificates (other than the Class R certificates), or (b) more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-C, Class X-D and Class R certificates (but considering only those classes of certificates that have, in each such case, an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amounts then allocable to the subject class of certificates, equal to or greater than 25% of an amount equal to (i) the initial certificate principal amount of such class of certificates minus (ii) payments of principal previously made with respect to such class of certificates, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) vote affirmatively to so terminate and replace.  In addition, after the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may recommend the replacement of the special servicer (with respect to all of the serviced mortgage loans).  That recommendation may result in the termination and replacement of the special servicer (with respect to all of the serviced mortgage loans) if (within 180 days of the initial request for a vote) the holders of more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-C, Class X-D and Class R certificates (but considering only those classes of certificates that have, in each such case, an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amounts then allocable to the subject class of certificates, equal to or greater than 25% of an amount equal to (i) the initial certificate principal amount of such class of certificates minus (ii) payments of principal previously made with respect to such class of certificates, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) vote affirmatively to so terminate and replace.  With respect to the outside serviced loan combinations, the GSMS 2014-GC18 controlling class representative has the right to replace the GSMS 2014-GC18 special servicer subject to certain conditions.  See “The Pooling and Servicing Agreement—Termination of the Special Servicer”, “—Servicing of the Outside Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.

In addition, the directing holder will have certain consent and consultation rights under the pooling and servicing agreement under certain circumstances, as described in this prospectus supplement; provided, however, that the directing holder may lose any such rights upon the occurrence of certain events.  See “The Pooling and Servicing Agreement—Directing Holder” in this prospectus supplement.  Similarly, the GSMS 2014-GC18 controlling class representative has certain consent and consultation rights with respect to the outside serviced loan combinations under the GSMS 2014-GC18 pooling and servicing agreement and the related co-lender agreements, which it may lose upon the occurrence of certain events specified in the GSMS 2014-GC18 pooling and servicing agreement.  See “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.

In addition, while there is an operating advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the operating advisor has no control rights over actions by the special servicer at any time, the operating advisor has no consultation rights over actions by the special servicer prior to the occurrence and continuance of a Control Termination Event (or, in the case of the outside serviced loan combinations, no consultation rights whatsoever) and the special servicer is under no obligation at any time to act upon any of the operating advisor’s recommendations.  In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty, has no other duty except with respect to its specific obligations under the pooling and servicing agreement and has no duty or liability to any particular class of certificates or any certificateholder. It is not intended that the operating advisor act as a surrogate for the certificateholders. Investors should not rely on the operating advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the directing holder or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class.  In all cases voting is based on the outstanding certificate principal amount, which is reduced by realized losses.  In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reduction amounts.  These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. You have no rights to vote on any servicing matters related to the outside serviced loan combination. See “Description of the Offered Certificates—Voting Rights” in this prospectus supplement.

Rights of the Directing Holder and the Operating Advisor Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a serviced mortgage loan that is a specially serviced mortgage loan, for so long as a Control Termination Event does not exist, the special servicer generally will be required to obtain the consent of the directing holder.  After the occurrence and during the continuance of a Control Termination Event, the special servicer generally will be required to consult with the directing holder (until the occurrence and during the continuance of a Consultation Termination Event) and the operating advisor.  These actions and decisions include, among others, certain modifications to the serviced mortgage loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of the serviced mortgage loans, or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses.  See “The Pooling and Servicing Agreement—Directing Holder” in this prospectus supplement for a list of actions and decisions requiring consultation with the operating advisor and the directing holder.  As a result of these obligations, the special servicer may take actions with respect to a serviced mortgage loan, that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing holder:  (i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates; (ii) may act solely in the interests of the holders of the related controlling class; (iii) does not have any duties to the holders of any class of certificates other than such controlling class; (iv) may take actions that favor the interests of the holders of such controlling class over the interests of the holders of one or more other classes of certificates; and (v) will have no liability whatsoever (other than to the related controlling class certificateholder) for having so acted as set forth in (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing holder or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the directing holder for having so acted.

The Loan Combinations Pose Special Risks

Realization on the Mortgage Loan That Is Part of a Serviced Loan Combination May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder

If a serviced loan combination were to become defaulted, the related co-lender agreement requires the special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell the related serviced companion loan together with such defaulted mortgage loan.  We cannot assure you that such a required sale of a defaulted loan combination would not adversely affect the ability of the special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related serviced loan combination.  Further, given that, pursuant to the co-lender agreement for the serviced loan combination, the serviced companion loan holder is not the directing holder, and the issuing entity as holder of the related mortgage loan is the directing holder (with the right to consent to material servicing decisions and replace the special servicer), with respect to the serviced loan combination, the related serviced companion loan may not be as marketable as the related mortgage loan held by the issuing entity.  Accordingly, if any such sale does occur with respect to the serviced loan combination, then the net proceeds realized by the certificateholders in connection with such sale may be less than would be the case if only the related mortgage loan were subject to such sale.

In connection with the servicing of a serviced loan combination, the related serviced companion loan holder or its representatives will be entitled to consult with the special servicer regarding material servicing actions, including making recommendations as to alternative actions to be taken by the special servicer with respect to such loan combination, and such recommended servicing actions could adversely affect the holders of some or all of the classes of certificates. The serviced companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and it is possible that the serviced companion loan holder or its representative may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates.  Notwithstanding the foregoing, any such consultation with the serviced companion loan holder or its representative is non-binding, and in no event is the special servicer obligated at any time to follow or take any alternative actions recommended by such serviced companion loan holder (or its representative).

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to the mortgage loan that is part of the serviced loan combination, the related serviced companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	does not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●
will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the serviced companion loan holder or any director, officer, employee, agent or principal of the serviced companion loan holder for having so acted.

Rights of the GSMS 2014-GC18 Controlling Class Representative Under the GSMS 2014-GC18 Pooling and Servicing Agreement Could Adversely Affect Your Investment

●	The GSMS 2014-GC18 controlling class representative may have interests in conflict with those of the holders of some or all of the classes of certificates.

●
With respect to the outside serviced loan combinations, although the GSMS 2014-GC18 special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard under the GSMS 2014-GC18 pooling and servicing agreement or the terms of the related loan documents, it is possible that the GSMS 2014-GC18 controlling class representative may direct the GSMS 2014-GC18 special servicer to take actions with respect to such outside serviced loan combinations that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to the outside serviced mortgage loans, the GSMS 2014-GC18 controlling class representative:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	does not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●
will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the GSMS 2014-GC18 controlling class representative or any director, officer, employee, agent or principal of the GSMS 2014-GC18 controlling class representative for having so acted.

You Will Not Have any Control Over the Servicing of the Outside Serviced Mortgage Loans

Each of the outside serviced mortgage loans is secured by a mortgaged property that also secures a companion loan that is not an asset of the issuing entity.  The outside serviced mortgage loans are being serviced under the GSMS 2014-GC18 pooling and servicing agreement, which is the pooling and servicing agreement governing the securitization of the controlling companion loans, by the GSMS 2014-GC18 master servicer and GSMS 2014-GC18 special servicer, and in accordance with the servicing standard provided for in the GSMS 2014-GC18 pooling and servicing agreement.  Further, pursuant to the related co-lender agreements and the GSMS 2014-GC18 pooling and servicing agreement, the GSMS 2014-GC18 controlling class representative (and not any party to our securitization transaction) has certain rights to direct and advise the GSMS 2014-GC18 special servicer with respect to the outside serviced loan combinations (including the outside serviced mortgage loans).  As a result, you will have less control over the servicing of the outside serviced mortgage loans than you would if the outside serviced mortgage loans are being serviced by the master servicer and the special server under the pooling and servicing agreement for your certificates.

See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this prospectus supplement.

Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us.  However, solely in the case of RAIT Funding, LLC, RAIT Financial Trust will guarantee RAIT Funding, LLC’s repurchase and substitution obligations under the related mortgage loan purchase agreement, as described in “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.  Neither we nor any of our affiliates (except Citigroup Global Markets Realty Corp. in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any sponsor’s representations and warranties or any document defects, if such sponsor defaults on its obligation to do so.  We cannot assure you that the sponsors (or, in the case of RAIT Funding, LLC, RAIT Financial Trust, as guarantor of the repurchase and substitution obligations of RAIT Funding, LLC, as described above) will have the financial ability to effect such repurchases or substitutions.  In addition, the sponsors (or RAIT Financial Trust, as the guarantor of the repurchase or substitution obligations of RAIT Funding, LLC) may have various legal defenses available to them in connection with a repurchase or substitution obligation.  Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax.  See “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement for a summary of certain representations and warranties.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name.  As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See “Description of the Offered Certificates—Delivery,

Form, Transfer and Denomination—Book—Entry Registration” in this prospectus supplement and “Risk Factors—Problems with Book-Entry Registration” in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage such mortgaged property.  Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when defaulted or the default of the mortgage loan becomes imminent.  Any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate.  No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”.  Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders.  The special servicer may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property.  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans” in this prospectus supplement.  In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties.  Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

In addition, changes to REMIC restrictions on loan modifications may impact your investment in the offered certificates.  See “Risk Factors—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates” in the prospectus.

State and Other Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in the prospectus, potential purchasers should consider the state and local, and any other, tax consequences of the acquisition, ownership and disposition of the offered certificates.  State, local and other tax laws may differ substantially from the corresponding federal tax law, and this prospectus supplement does not purport to describe any aspects of the tax laws of the states or localities, or any other jurisdiction, in which the mortgaged properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates.  We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

If any tax or penalty is successfully asserted by any state, local or other taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the offered certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus supplement are generally described separately, you should consider the potential effects of the interplay of multiple risk factors.  Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

DESCRIPTION OF THE MORTGAGE POOL

General

The issuing entity with respect to the Certificates will be Citigroup Commercial Mortgage Trust 2014-GC19 (the “Issuing Entity”).  The assets of the Issuing Entity will consist of a pool of 78 fixed rate mortgage loans (collectively (including, without limitation, any REO Mortgage Loan), the “Mortgage Loans” or the “Mortgage Pool”) with an aggregate principal balance as of the respective due dates in March 2014 for the Mortgage Loans (or, in the case of any Mortgage Loan that has its first due date in April 2014, the date that would have been its due date in March 2014 under the terms of that Mortgage Loan if a monthly payment were scheduled to be due in that month) (collectively, the “Cut-off Date”), after deducting payments of principal due on such respective dates, of approximately $1,016,313,708 (with respect to each Mortgage Loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”).  Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and in each case secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in a retail, multifamily, office, mixed use, senior housing, manufactured housing, self storage, hospitality or land property (each, a “Mortgaged Property”).  The Mortgage Loans are generally non-recourse loans.  In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets.

Three (3) of the Mortgage Loans (each, a “Split Mortgage Loan”, and, collectively, the “Split Mortgage Loans“), secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Newcastle Senior Housing Portfolio (the “Newcastle Mortgage Loan”), CityScape – East Office/Retail (the “CityScape Mortgage Loan”) and 1500 Spring Garden (the “Spring Garden Mortgage Loan”), representing approximately 9.96%, 8.4% and 6.8%, respectively, of the Initial Pool Balance, are each part of a split loan structure comprised of two or more pari passu mortgage loans (each evidenced by a separate promissory note) secured by the same Mortgage(s) on the related Mortgaged Property or portfolio of Mortgaged Properties, as applicable: (i) the Mortgage Loan included in the Issuing Entity, and (ii) one or more related companion loans that are held outside the Issuing Entity and that are pari passu in right of payment to the related Mortgage Loan included in the Issuing Entity (each, a “Companion Loan”, and, collectively, the “Companion Loans“).  Each Split Mortgage Loan and its related Companion Loan(s) are cross-collateralized and cross-defaulted.  Each Companion Loan is pari passu in right of payment with its related Split Mortgage Loan.  Only the Split Mortgage Loans are included in the Issuing Entity.  The Companion Loans are not assets of the Issuing Entity.

In connection with the Split Mortgage Loans, the following provisions and definitions apply for the purposes of this prospectus supplement:

●	each Split Mortgage Loan together with its related Companion Loan(s) is referred to as a “Loan Combination“, and, collectively, as the “Loan Combinations“;

●
the two (2) Companion Loans related to the Newcastle Mortgage Loan are collectively referred to as the “Newcastle Companion Loan,” the Newcastle Mortgage Loan together with the Newcastle Companion Loan is referred to as the “Newcastle Loan Combination,” the Companion Loan related to the CityScape Mortgage Loan is referred to as the “CityScape Companion Loan,” the CityScape Mortgage Loan together with the CityScape Companion Loan is referred to as the “CityScape Loan Combination,” the Companion Loan related to the Spring Garden Mortgage Loan is referred to as the “Spring Garden Companion Loan,” and the Spring Garden Mortgage Loan together with the Spring Garden Companion Loan is referred to as the “Spring Garden Loan Combination“;

●
the CityScape Companion Loan and the Spring Garden Companion Loan were previously included in a commercial mortgage securitization (the “GSMS 2014-GC18 Securitization“) relating to the issuance of the GS Mortgage Securities Trust 2014-GC18, Commercial Mortgage Pass-Through Certificates, Series 2014-GC18 (the “GSMS 2014-GC18 Certificates“);

●
because they are being serviced pursuant to the pooling and servicing agreement for the GSMS 2014-GC18 Securitization (the “GSMS 2014-GC18 Pooling and Servicing Agreement”), which governs the securitization of the related Companion Loans, as described under “—Servicing of the Outside Serviced Mortgage Loans” below, each of the CityScape Mortgage Loan and the Spring Garden Mortgage Loan is

also sometimes referred to in this prospectus supplement as an “Outside Serviced Mortgage Loan“, each of the CityScape Companion Loan and the Spring Garden Companion Loan is also sometimes referred to in this prospectus supplement as an “Outside Serviced Companion Loan“, and each such Outside Serviced Mortgage Loan, together with its related Outside Serviced Companion Loan, is also sometimes referred to in this prospectus supplement as an “Outside Serviced Loan Combination“;

●	the holders of the Companion Loans are referred to as “Companion Loan Holders“, and the holder of the Newcastle Companion Loan is sometimes referred to as the “Serviced Companion Loan Holder“; and

●
because the Newcastle Mortgage Loan and the Newcastle Companion Loan are being serviced under the Pooling and Servicing Agreement (as defined below) for this securitization transaction, the Newcastle Companion Loan is sometimes referred to in this prospectus supplement as the “Serviced Companion Loan“ and the Newcastle Mortgage Loan, together with the Newcastle Companion Loan, as the “Serviced Loan Combination“.

See “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.

Further, all of the Mortgage Loans included in the Issuing Entity, other than the Outside Serviced Mortgage Loans, are also sometimes referred to in this prospectus supplement as the “Serviced Mortgage Loans“.

Of the Mortgage Loans to be included in the Issuing Entity:

●
Eighteen (18) Mortgage Loans (the “CGMRC Mortgage Loans”), representing approximately 33.6% of the Initial Pool Balance, were originated by Citigroup Global Markets Realty Corp., a New York corporation (“CGMRC”);

●
Twenty (20) Mortgage Loans (the “MC-Five Mile Mortgage Loans”), representing approximately 19.1% of the Initial Pool Balance, were originated by MC-Five Mile Commercial Mortgage Finance LLC, a Delaware limited liability company (“MC-Five Mile”);

●
Seven (7) Mortgage Loans (together with the GS CRE Mortgage Loans the “GSMC Mortgage Loans”), representing approximately 12.7% of the Initial Pool Balance, were originated by Goldman Sachs Mortgage Company, a New York limited partnership (“GSMC”);

●
Three (3) Mortgage Loans (the “GS CRE Mortgage Loans”), representing approximately 11.1% of the Initial Pool Balance, were originated by GS Commercial Real Estate LP, a Delaware limited partnership (“GS CRE”);

●
Six (6) Mortgage Loans (the “CCRE Mortgage Loans”), representing approximately 7.5% of the Initial Pool Balance, were originated by Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership (“CCRE Lending“);

●
Thirteen (13) Mortgage Loans (the “Bancorp Mortgage Loans”), representing approximately 7.2% of the Initial Pool Balance, were originated by The Bancorp Bank, a Delaware state-chartered bank (“Bancorp”);

●
Six (6) Mortgage Loans (the “Rialto Mortgage Loans”), representing approximately 4.8% of the Initial Pool Balance, were originated by Rialto Mortgage Finance, LLC, a Delaware limited liability company (“Rialto”); and

●	Five (5) Mortgage Loans (the “RAIT Mortgage Loans”), representing approximately 4.0% of the Initial Pool Balance, were originated by RAIT Funding, LLC, a Delaware limited liability company (“RAIT”).

CGMRC, GSMC, GS CRE, MC-Five Mile, CCRE Lending, Bancorp, Rialto and RAIT are referred to in this prospectus supplement as the “Originators”.  The GS CRE Mortgage Loans were originated for sale to GSMC.  GSMC has acquired or will acquire the GS CRE Mortgage Loans on or prior to the Closing Date.  Citigroup Commercial Mortgage Securities Inc. (the “Depositor”) will acquire the Mortgage Loans from CGMRC, GSMC, MC-Five Mile, CCRE Lending, Bancorp, Rialto and RAIT (collectively, the “Sponsors”) on or about March 20, 2014 (the “Closing Date”).  The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the 2014-GC19 pooling and servicing agreement, dated as of March 1, 2014 (the

“Pooling and Servicing Agreement”) among the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee.

Certain Calculations and Definitions

This prospectus supplement sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties.  The sum in any column of the tables presented in Annex A, Annex B and Annex C to this prospectus supplement may not equal the indicated total due to rounding.  The information in Annex A, Annex B, and Annex C to this prospectus supplement with respect to the Mortgage Loans (or the Loan Combination, if applicable) and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, and (ii) there will be no principal prepayments on or before the Closing Date.  When information presented in this prospectus supplement with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are, in the case of multiple Mortgaged Properties securing the same Mortgage Loan, based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related loan documents as set forth on Annex A to this prospectus supplement.  The statistics in Annex A, Annex B and Annex C to this prospectus supplement were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the borrowers.

With respect to the Split Mortgage Loans, all debt service coverage ratio, debt yield and loan-to-value ratio information presented in this prospectus supplement is calculated and presented in a manner that reflects the aggregate indebtedness evidenced by the subject Split Mortgage Loan and the related Companion Loan, unless otherwise indicated.

With respect to each Mortgaged Property, the appraisal of such Mortgaged Property, the Phase I environmental report, any Phase II environmental report and any seismic or property condition report (each a “Third Party Report”) were prepared prior to the date of this prospectus supplement.  The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties.  The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports.  The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” means, for any Mortgage Loan or Companion Loan, the current annualized debt service payable on such Mortgage Loan or Companion Loan as of the Cut-off Date (or, if the first due date for such Mortgage Loan or Companion Loan is in April 2014, as of such first due date); provided, that with respect to each Mortgage Loan with a partial interest-only period, the Annual Debt Service is calculated based on the debt service due under such Mortgage Loan during the amortization period.  Additionally, with respect to the Newcastle Mortgage Loan and the Newcastle Companion Loan, which are part of a Loan Combination that amortizes based on the non-standard amortization schedule set forth on Annex G-1 to this prospectus supplement, the Annual Debt Service reflects the Newcastle Mortgage Loan’s pro rata portion of the aggregate payment due on the Newcastle Loan Combination during the 12-month period beginning with the Due Date in February 2019. Further, with respect to the Mortgage Loan secured by the Mortgage Property identified on Annex A to the this prospectus supplement as Tanyard Park Apartments (the “Tanyard Park Apartments Mortgage Loan”), which amortizes based on the non-standard amortization schedule set forth on Annex G-2 of this prospectus supplement, the Annual Debt Service is based on the debt service for the 12-month period immediately succeeding the Closing Date.

“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards.  The appraisals for certain of the Mortgaged Properties state an “as stabilized” or “as renovated” value (as well as an “as-is” value) for such Mortgaged Properties that assume that certain events will occur with respect to the re-leasing, renovation or other repositioning of the Mortgaged Property, and such “as stabilized” or “as renovated” values may, to the extent indicated, be reflected elsewhere in this prospectus supplement, on Annex A to this prospectus supplement, and on Annex B to this prospectus supplement.  For such Appraised Values and other values on a property-by-property basis, see Annex A of this prospectus supplement and the related footnotes.  In addition, for certain Mortgage Loans, the LTV Ratio at

Maturity was calculated based on the “as stabilized” appraised value for the related Mortgaged Property, as described under the definition of “LTV Ratio at Maturity.”  With respect to each Mortgaged Property, the Appraised Value set forth in this prospectus supplement and on Annex A or Annex B to this prospectus supplement is the “as-is” appraised value unless otherwise specified under “Description of the Mortgage Pool—Appraised Value” in this prospectus supplement, and is in each case as determined by an appraisal made not more than seven (7) months prior to the origination date of the related Mortgage Loan, as described under “Appraisal Date” on Annex A to this prospectus supplement.

With respect to the Newcastle Mortgage Loan, representing approximately 9.96% of the Initial Pool Balance, the Appraised Value represents the aggregate “leased fee” appraised values for the Newcastle Senior Housing Portfolio Mortgaged Properties.

“Balloon Balance” means, with respect to any Mortgage Loan or Companion Loan, the principal balance scheduled to be due on such Mortgage Loan or Companion Loan at maturity assuming that all monthly debt service payments are timely received and there are no prepayments or defaults.

“Crossed Group” identifies each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other, if any.  Each Crossed Group, if any, is identified by a separate letter on Annex A to this prospectus supplement.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A to this prospectus supplement divided by (2) the Appraised Value of the related Mortgaged Property set forth on Annex A to this prospectus supplement, except as set forth below:

●	with respect to each of the Split Mortgage Loans, the calculation of the Cut-off Date LTV Ratio is based on the aggregate principal balance of such Split Mortgage Loan and the related Companion Loan;

●
with respect to the Newcastle Mortgage Loan, representing approximately 9.96% of the Initial Pool Balance, the Cut-off Date Loan-to-Value Ratio was calculated based on the aggregate Appraised Value for the Newcastle Senior Housing Portfolio Mortgaged Properties.  The Cut-off Date Loan-to-Value Ratio calculated based on the aggregate “fee simple” appraised values of $551,370,000 is 65.5%.

●
with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Independence Green Apartments, representing approximately 4.2% of the Initial Pool Balance, the Cut-off Date Loan-to-Value Ratio was calculated based on the Cut-off Date principal balance of related Mortgage Loan net of the capital improvements reserve of $4,000,000. The Cut-off Date Loan-to-Value Ratio of such Mortgage Loan without netting the related reserve is 79.6%.

“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●
with respect to each of the Split Mortgage Loans, the calculation of the Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Split Mortgage Loan and the related Companion Loan; and

●
with respect to the Newcastle Mortgage Loan, which is subject to a master lease and as to which the borrowers are only entitled to amounts payable under the master lease, the Debt Yield on Underwritten Net Cash Flow is calculated based on the total revenue generated at the related Mortgaged Properties (not just rent payments under the master lease) and the aggregate principal balance as of the Cut-off Date of the Newcastle Loan Combination. See “Structural and Collateral Term Sheet—Newcastle Senior Housing Portfolio” in Annex B to this prospectus supplement.

“Debt Yield on Underwritten Net Operating Income” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●
with respect to each of the Split Mortgage Loans, the calculation of the Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Split Mortgage Loan and the related Companion Loan.

●
with respect to the Newcastle Mortgage Loan, which is subject to a master lease and as to which the borrowers are only entitled to amounts payable under the master lease, the Debt Yield on Underwritten NOI is calculated based on the total revenue generated at the related Mortgaged Properties (not just rent payments under the master lease) and the aggregate principal balance as of the Cut-off Date of the Newcastle Loan Combination . See “Structural and Collateral Term Sheet—Newcastle Senior Housing Portfolio” in Annex B to this prospectus supplement.

“DSCR,” “Debt Service Coverage Ratio,” “Cut-off Date DSCR” or “Underwritten NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

●	with respect to each of the Split Mortgage Loans, the calculation of the DSCR is based on the Annual Debt Service of such Split Mortgage Loan and the related Companion Loan.

●
with respect to the Newcastle Mortgage Loan, which is part of a Loan Combination that amortizes based on the non-standard amortization schedule set forth on Annex G-1 to this prospectus supplement and which is subject to a master lease and as to which the borrowers are only entitled to amounts payable under the master lease, the DSCR is calculated based on the total revenue generated at the related Mortgaged Properties (not just rent payments under the master lease) and debt service based on the 12-month period immediately succeeding the coupon rate step up beginning with the Due Date in February 2019.  See “Structural and Collateral Term Sheet—Newcastle Senior Housing Portfolio” in Annex B to this prospectus supplement.

●
with respect to the Tanyard Park Apartments Mortgage Loan, the DSCR is calculated using such Mortgage Loan’s non-standard amortization schedule as set forth in Annex G-2 in this prospectus supplement, and based on the debt service during the12-month period immediately following the Closing Date.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender.  Hospitality properties, multifamily properties and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents with any excess remitted to the related borrower (unless an event of default under the loan documents or one or more specified trigger events have occurred and are outstanding), generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

“Maturity Date LTV Ratio”, “Maturity Date Loan-to-Value Ratio” or “LTV Ratio at Maturity“ means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Balloon Balance of a Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property shown on Annex A to this prospectus supplement, except as set forth below:

●	with respect to each of the Split Mortgage Loans, the calculation of the LTV Ratio at Maturity is based on the aggregate Balloon Balance of such Split Mortgage Loan and the related Companion Loan;

●
with respect to the Newcastle Mortgage Loan, representing approximately 9.96% of the Initial Pool Balance, the Maturity Date Loan-to-Value Ratio was calculated based on the aggregate Appraised Value for the Newcastle Senior Housing Portfolio Mortgaged Properties.  The Maturity Date Loan-to-Value Ratio calculated based on the aggregate “fee simple” appraised values of $551,370,000 is 52.2%; and

●
with respect to the Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the respective LTV Ratio at Maturity was calculated using the related “as stabilized” Appraised Values, as opposed to the “as-is” Appraised Values, each as set forth below.

Mortgaged Property Name	% of Initial Pool Balance	Maturity Date LTV Ratio (“As Stabilized”)	“As Stabilized” Appraised Value	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value

1500 Spring Garden(1)	6.8%	73.6%	$203,200,000	75.8%	$197,200,000
Independence Green Apartments	4.2%	59.6%	$66,500,000	73.4%	$54,000,000
RIS Portfolio(2)	3.1%	50.6%	$54,100,000	51.5%	$53,100,000
Phoenix Shadow Anchored Retail Portfolio(3)	2.0%	65.8%	$27,650,000	66.8%	$27,250,000
Anthem Marketplace	1.5%	59.2%	$22,500,000	61.4%	$21,700,000
Paddocks Office Building	1.0%	57.7%	$14,625,000	60.7%	$13,900,000
Townsend Street Office	1.0%	23.5%	$34,650,000	25.9%	$31,500,000
Hampton Inn & Suites Savannah	0.9%	57.2%	$12,900,000	58.1%	$12,700,000
Pioneer Building	0.8%	49.7%	$16,000,000	52.5%	$15,150,000
Shops at Five Hills	0.8%	64.2%	$11,800,000	68.3%	$11,100,000
Towers of Lakeway	0.7%	56.0%	$11,800,000	60.6%	$10,900,000
The Shoppes at Castle Pines	0.5%	55.1%	$8,900,000	55.4%	$8,850,000
Country Club Self Storage	0.3%	56.5%	$5,050,000	57.6%	$4,950,000
Amsdell MI Self Storage Portfolio(4)	0.3%	54.6%	$4,550,000	60.6%	$4,100,000

(1)      The Maturity Date LTV Ratio is calculated based on the aggregate Balloon Balance of the Spring Garden Loan Combination.
(2)      The Maturity Date LTV Ratio is calculated using the “as stabilized” Appraised Value for the Mortgaged Properties identified on Annex A to this prospectus supplement as Osceola Gateway, Sarasota Palms and Westchase Town Center.
(3)      The Maturity Date LTV Ratio is calculated using the “as stabilized” Appraised Value for the Mortgaged Properties identified on Annex A to this prospectus supplement as Gilbert Fiesta Marketplace, Village at Surprise and Frys Superstition Springs Center.
(4)      The Maturity Date LTV Ratio is calculated using the “as stabilized” Appraised Value for the Mortgaged Property identified on Annex A to this prospectus supplement as Safety Mini Storage.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A to this prospectus supplement.  No representation is made that any Appraised Value presented in this prospectus supplement would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified in Annex A to this prospectus supplement) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations.  Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization.  In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures.  Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles.  Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of senior housing, multifamily, rental, manufactured housing community and mixed use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units or Pads, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, industrial, mixed use (to the extent the related Mortgaged Property includes retail or office space) and self storage properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on Occupancy Date.  In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.  See footnotes to Annex A to this prospectus supplement for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy.  See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with sponsors affiliated with other sponsors in the Mortgage Pool.  Each Related Group is identified by a separate number on Annex A to this prospectus supplement.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account.  Hospitality, multifamily and manufactured housing community properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Soft Springing Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default under the loan documents or one or more specified trigger events, at which time the lockbox converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related Originator and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee.  We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten Net Cash Flow,” “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related Originator has determined for tenant improvement and leasing commissions and / or replacement reserves for capital items.  Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.

With respect to the Newcastle Mortgage Loan, which is subject to a master lease and as to which the borrowers are only entitled to amounts payable under the master lease, the Underwritten Net Cash Flow is calculated based on the total revenue generated at the related Mortgaged Properties. See “Structural and Collateral Term Sheet—Newcastle Senior Housing Portfolio” in Annex B to this prospectus supplement.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus supplement.  In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this prospectus supplement for such Mortgaged Property.  No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten Net Cash Flows set forth in this prospectus supplement intended to represent such future cash flows.  See “Risk Factors—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” in this prospectus supplement.

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related Originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Loan Combination, if applicable), adjusted for specific property, tenant and market considerations.  Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

With respect to the Newcastle Mortgage Loan, which is subject to a master lease and as to which the borrowers are only entitled to amounts payable under the master lease, the Underwritten Net Operating Income is calculated based on the total revenue generated at the related Mortgaged Properties. See “Structural and Collateral Term Sheet—Newcastle Senior Housing Portfolio” in Annex B to this prospectus supplement.

The Underwritten NOI for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus supplement.  In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this prospectus supplement for such Mortgaged Property.  No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten NOI set forth in this prospectus supplement intended to represent such future cash flows.

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related Originator and generally derived from the rental revenue (which may include rental revenue related to reimbursement of tenant improvements and leasing commissions) based on leases in place, leases that have been executed but the tenant is not yet paying rent, month-to-month leases (based on current rent roll and annualized), leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 13 months (or, in the case of the 335 West 16th Street Mortgaged Property, up to 89 months, and in the case of the 6502 Grape Road Mortgaged Property, the average rent paid over the term of lease) past the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related Originator; plus any additional recurring revenue fees.  Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related Originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month period or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy.  In certain cases, with respect to Mortgaged Properties with leases with rent increases or rent decreases during the term of the related Mortgage Loan, Underwritten Revenues were based on the average rent over the term of the Mortgage Loan.  In some cases the related Originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out.  See “—Tenant Issues” below. With respect to the Newcastle Mortgage Loan, which is subject to a master lease and as to which the borrowers are only entitled to amounts payable under the master lease, Underwritten Revenues are based on the total revenue generated at the related Mortgaged Properties. See “Structural and Collateral Term Sheet—Newcastle Senior Housing Portfolio” in Annex B to this prospectus supplement.  We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Units,” “Rooms,” “Beds” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms or (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes.

“Weighted Average Mortgage Loan Rate” means the weighted average of the Mortgage Loan Rates as of the Cut-off Date.

Statistical Characteristics of the Mortgage Loans

Overview

General Mortgage Loan Characteristics
(As of the Cut-off Date, unless otherwise indicated)

All Mortgage Loans

Initial Pool Balance(1)	$1,016,313,708
Number of Mortgage Loans	78
Number of Mortgaged Properties	128
Average Cut-off Date Mortgage Loan Balance	$13,029,663
Weighted Average Mortgage Loan Rate(2)(3)	5.0195%
Range of Mortgage Loan Rates(2)(3)	4.15750% - 5.7700%
Weighted Average Cut-off Date Loan-to-Value Ratio(3)(4)	68.0%
Weighted Average Maturity Date Loan-to-Value Ratio(3)(4)	58.4%
Weighted Average Cut-off Date Remaining Term to Maturity (months)	111
Weighted Average Cut-off Date DSCR(3)(5)	1.55x
Full-Term Amortizing Balloon Mortgage Loans	49.1%
Partial Interest-Only Balloon Mortgage Loans	38.7%
Interest-Only Balloon Mortgage Loans	12.2%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)
With respect to the Newcastle Mortgage Loan, the initial Mortgage Loan Rate is 4.0000% from the origination date through January 5, 2019.  From and after January 6, 2019, the Newcastle Mortgage Loan Mortgage Loan Rate will be 4.9900%. For purposes of calculating Weighted Average Mortgage Loan Rate, the Newcastle Mortgage Loan is assumed to have a Mortgage Loan Rate of 4.9900%.

(3)
With respect to the Split Mortgage Loans, the related Companion Loans are included for the purposes of calculating the Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio and Cut-off Date DSCR.  Other than as specifically noted, the Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio, Cut-off Date DSCR and Mortgage Loan Rate information for each Mortgage Loan is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

(4)
Unless otherwise indicated, the Cut-off Date Loan-to-Value Ratio and the Maturity Date Loan-to-Value Ratio are calculated utilizing the “as-is” appraised value.  However, in the case of 14 Mortgage Loans, representing approximately 23.9% of the Initial Pool Balance, the Maturity Date Loan-to-Value Ratio was calculated using an “as stabilized” or “as renovated” appraised value instead of the related “as-is” appraised value.  The Maturity Date Loan-to-Value Ratio of those 14 Mortgage Loans, calculated using an “as-is” appraised value, would result in a weighted average Maturity Date Loan-to-Value Ratio for the mortgage pool of 59.4%.  With respect to the Newcastle Mortgage Loan, the Cut-off Date Loan-to-Value Ratio and the Maturity Date Loan-to-Value Ratio were calculated based on the aggregate “leased fee” value for the related Mortgaged Properties. See “Structural and Collateral Term Sheet—Newcastle Senior Housing Portfolio” in Annex B to this prospectus supplement.  With respect to the Mortgage Loan secured by the mortgaged property identified on Annex A to this prospectus supplement as

Independence Green Apartments, representing approximately 4.2% of the Initial Pool Balance, the Cut-off Date Loan-to-Value Ratio was calculated based on the Cut-off Date principal balance of the Mortgage Loan net of the related capital improvement reserve of $4,000,000.  The Cut-off Date Loan-to-Value Ratio of the Independence Green Apartments Mortgage Loan, without regard to the adjustment described in the preceding sentence, would result in a weighted average Cut-off Date Loan-to-Value Ratio for the mortgage pool of 68.3%.  See “—Certain Calculations and Definitions” in this prospectus supplement for further information regarding those Mortgage Loans.

(5)
The Newcastle Mortgage Loan, representing approximately 9.96% of the Initial Pool Balance, is part of a Loan Combination that amortizes based on the non-standard amortization schedule set forth on Annex G-1 to this prospectus supplement.  The Cut-off Date DSCR for the Newcastle Mortgage Loan, which is subject to a master lease and as to which the borrowers are only entitled to amounts payable under the master lease, is calculated based on the total revenue generated at the related Mortgaged Properties (not just rent payments under the master lease) and debt service based on the 12-month period immediately succeeding the coupon rate step up beginning with the Due Date in February 2019. The Weighted Average Cut-off Date DSCR for the mortgage pool calculated using, in the case of the Newcastle Mortgage Loan, solely the rent payable under the master lease and the coupon rate step up, is 1.53x.

The Tanyard Park Apartments Mortgage Loan, representing approximately 1.2% of the Initial Pool Balance, amortizes based on the non-standard amortization schedule set forth on Annex G-2 to this prospectus supplement and the Cut-off Date DSCR is calculated based on the debt service for the 12-month period immediately succeeding the Closing Date.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios.

All of the Mortgage Loans (and the Loan Combinations) are expected to have substantial remaining principal balances as of their respective stated maturity dates.  This includes 50 Mortgage Loans, representing approximately 49.1% of the Initial Pool Balance which pay principal and interest for their entire terms, 24 Mortgage Loans, representing approximately 38.7% of the Initial Pool Balance, that pay interest-only for a portion of their respective terms and four (4) Mortgage Loans, representing approximately 12.2% of the Initial Pool Balance, that pay interest-only for their entire terms through maturity.

The Issuing Entity will include 11 Mortgage Loans, representing approximately 26.4% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

Property Types

Retail Properties

Forty-one (41) retail properties, representing collateral for approximately 26.8% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 29 of the Mortgage Loans.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.

Thirty-two (32) of the retail Mortgaged Properties, representing collateral for approximately 20.2% of the Initial Pool Balance by allocated loan amount, consist of a shopping center or other retail property that is considered by the applicable Sponsor to have at least one “anchor tenant” or “shadow anchor tenant.”  Nine (9) of the Mortgaged Properties, representing collateral for approximately 6.6% of the Initial Pool Balance by allocated loan amount, are retail properties that are considered by the applicable Sponsor to be “unanchored.”

Certain of the retail Mortgaged Properties may have specialty use tenants, such as theaters, medical and dental offices, diagnostic laboratories, fitness centers, health clubs, health professional schools, gas stations, schools, daycare facilities, houses of worship, performance studios, night clubs and/or restaurants.  These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

A large number of factors may adversely affect the operation and value of retail properties.  See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Retail Properties” in the prospectus.

Multifamily Properties

Twenty-three (23) multifamily properties, representing collateral for approximately 20.9% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 22 of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of multifamily properties.  See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Multifamily Rental Properties” in the prospectus.

The Mortgaged Properties identified on Annex A to this prospectus supplement as Twin River Commons Student Housing and Mary Star of the Sea, which secure approximately 3.1% of the Initial Pool Balance, are entirely occupied by student tenants.

With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as 334-336 West 46th Street, which secures approximately 0.8% of the Initial Pool Balance, all ten multifamily units at the Mortgaged Property are leased to a single tenant under ten separate leases, which entity typically sub-leases these units to corporate or individual users.

With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Normandy Park, which secures approximately 0.5% of the Initial Pool Balance, certain of the units have tenants that rely on rent subsidies under the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development (“Section 8”).  With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Pinedale Manor Apartments, which secures approximately 0.7% of the Initial Pool Balance, certain of the units have tenants that rely on rent subsidies under Section 8 and/or pay below market rent in exchange for tax credits provided to the owner of the Mortgaged Property pursuant to Section 42 of the Internal Revenue Code of 1986 (“Section 42”).  However, the Pinedale Manor Apartments property is no longer operating under Section 8 or Section 42, and therefore, although existing tenants that are receiving subsidies under Section 8 or paying below market rents under Section 42 are permitted to remain in residence, no new such tenants are being accepted.  We cannot assure you that the Section 8 program will be continued in its present form or that the level of assistance provided will be sufficient to generate enough revenues for each of the related borrowers to meet its obligations under the related Mortgage Loan.  In addition, we cannot assure you that the reduced rents being paid by tenants under the Section 42 program will not negatively impact the ability of the related borrower to meet its obligations under the related Mortgage Loan.

Office Properties

Ten (10) office properties, representing collateral for approximately 18.1% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 9 of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of office properties.  See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Office Properties” in the prospectus.

Certain of the office Mortgaged Properties may have specialty use tenants, such as dental or medical offices, physical therapy facilities (including aquatic physical therapy facilities), long-term care facilities, restaurants, fitness centers, schools/classrooms, audio production/mastering studios, data centers, rooftop cell towers and/or parking garages, as part of the Mortgaged Property.  Further, certain of the office Mortgaged Properties derive a portion of Underwritten Net Revenue from such specialty use tenants. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.

See also “—Specialty Use Concentrations” and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

Mixed Use Properties

Eight (8) mixed use properties, representing collateral for approximately 17.7% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, eight (8) of the Mortgage Loans.

Each of the mixed use properties has one or more multifamily, retail, office, and/or flex components.  To the extent a mixed use property has multifamily, retail or office components, such Mortgaged Property is subject to the risks relating to the applicable property types described in “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Multifamily Rental Properties,” “—Retail Properties” and “—Office Properties” in the prospectus.  A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Certain of the mixed use properties may have specialty use tenants, such as medical and dental offices, parking garages, banks, ballroom event spaces and/or restaurants.  These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

Senior Housing Properties

Twenty-six (26) senior housing properties, representing collateral for approximately 9.96% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, one (1) of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of senior housing properties.  See “Risk Factors—Senior Housing Properties May Present Special Risks” in this prospectus supplement.

Manufactured Housing Community Properties

Eight (8) manufactured housing community properties, securing approximately 2.9% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, three (3) of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of manufactured housing community properties; see “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” in the prospectus.

Certain of the manufactured housing community Mortgaged Properties may not be connected in their entirety to public water and/or sewer systems.  In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future.  In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

The manufactured housing community Mortgaged Property identified on Annex A to this prospectus supplement as Highland Estates MHC, which secures a Mortgage Loan representing approximately 1.7% of the Initial Pool Balance, is age restricted to tenants at least 55 years of age.

Self Storage Properties

Nine (9) self storage properties, representing collateral for approximately 2.0% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, five (5) of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of self storage properties.  See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Warehouse, Mini-Warehouse and Self Storage Facilities” in the prospectus.

Certain self storage Mortgaged Properties also derive a portion of the Underwritten Revenue from one or more of (a) rent derived from storage spaces used primarily for office and/or warehouse use located at the related Mortgaged Property, (b) rent derived from truck rentals located at the Mortgaged Property, (c) rent derived from on-site apartments leased out to third parties, (d) rent derived from cell tower and/or antenna leases, (e) rent derived from leasing billboard space to third parties, and/or (f) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle and/or boat storage.  Certain of the self storage Mortgaged Properties also derive a portion of the Underwritten Revenues from the operation of self storage facilities and/or truck rental facilities at such Mortgaged Properties.

Hospitality Properties

Two (2) hospitality properties, representing collateral for approximately 1.4% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, two (2) of the Mortgage Loans.  Both of the hospitality Mortgaged Properties, representing collateral for approximately 1.4% of the Initial Pool Balance by allocated loan amount, are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement.

A hospitality property subject to a franchise or management agreement is typically required by the hotel chain to satisfy certain criteria or risk termination of its affiliation.  We cannot assure you that the franchise agreement or management agreement will remain in place or that the hotel will continue to be operated under a franchised brand or under its current name.  In addition, transferability of a franchise agreement is generally restricted.  In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent.  See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Hospitality Properties” in the prospectus.

In addition, renovations, replacements and other work are ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements.  See “—Redevelopment and Renovation” below.

Certain of the hospitality properties may have a parking garage as part of the collateral.  These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

A large number of factors may adversely affect the operation and value of hospitality properties.  See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Hospitality Properties” in the prospectus.

Specialty Use Concentrations

As indicated on Annex A to this prospectus supplement, certain of the Mortgaged Properties have a restaurant as one or more of the five largest tenants (based on net rentable area) or as a single tenant operating at the related Mortgaged Property. Restaurants are subject to certain unique risks including that the restaurant space is not easily convertible to other types of retail or office space and that the restaurant receipts are not only affected by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this prospectus supplement as Phoenix Shadow Anchored Retail Portfolio – Gilbert Fiesta Marketplace, Phoenix Shadow Anchored Retail Portfolio – Riggs Marketplace, Shops at Five Hills, 350 North Clark, Knobs Pointe, Canyon Plaza, Berwyn Shopping Center, Santa Clarita Plaza, Knollwood Plaza, Fairway Commons, The Shoppes at Castle Pines, RIS Portfolio – East Colonial, RIS Portfolio – The Gateway, RIS Portfolio – Osceola Gateway, 1415 North Loop West, Lakeshore Crossing, Towers of Lakeway, Jones Bridge Square and Crossroads Shopping Center,  which secure approximately 15.6%, in the aggregate, of the Initial Pool Balance by allocated loan amount, have tenants operating medical, dental, physical therapy (including aquatic therapy), urgent care or veterinary offices, research or diagnostic laboratories or health professional schools as part of the related Mortgaged Property.

Certain of the Mortgaged Properties have one or more parking garages as part of the collateral.  Taking into account Mortgaged Properties as to which parking garages account for at least 5.0% of the Underwritten Revenues at the related Mortgaged Property, the Mortgaged Property identified on Annex A to this prospectus supplement as Biltmore Office, which secures approximately 3.5% of the Initial Pool Balance by allocated loan amount, has one or more parking garages as part of the collateral and such parking garages account for approximately 10.2% of Underwritten Revenues at the related Mortgaged Property.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this prospectus supplement as Mid-City Plaza and Lakeshore Crossing, which secure approximately 2.6%, in the aggregate, of the Initial Pool Balance by allocated loan amount, have a gas station as part of the related Mortgaged Property.

The Mortgaged Properties identified on Annex A to this prospectus supplement as 335 West 16th Street and Santa Clarita Plaza, which secure approximately 3.6%, in the aggregate, of the Initial Pool Balance by allocated loan amount, have schools accounting for approximately 100.0% and 12.2%, respectively, of the net rentable area at the related Mortgaged Property. With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Lakeshore Crossing, which secures approximately 0.7% of the Initial Pool Balance, approximately 22.0% of the net rentable area is leased to the Creekwood School (which is partially owned by the sponsors).   The Creekwood School is a daycare and after school care facility for children ranging from 6 weeks to twelve years old.  With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Jones Bridge Square, which secures approximately 0.7% of the Initial Pool Balance, approximately 1.7% of the net rentable area is leased to the Kumon Math & Reading Center, which operates after school math and reading programs.  See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Private Schools and Other Cultural and Educational Institutions” in the prospectus.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this prospectus supplement as CityScape – East Office/Retail, Anthem Marketplace, Barnes Crossing Plaza, RIS Portfolio - Westchase Town Center, Towers of Lakeway – Tower I (1927 Lohmans Crossing), Crossroads Shopping Center, Lake Washington Square, Shops at Five Hills, Fairway Commons and Sunrise Shopping Center, which secure approximately 15.2%, in the aggregate, of the Initial Pool Balance by allocated loan amount, have a gym, fitness center or a health club as part of the related Mortgaged Property.

The Mortgaged Property identified on Annex A to this prospectus supplement as Festival Plaza, which secures approximately 1.3%, in the aggregate, of the Initial Pool Balance by allocated loan amount, has a tenant operating as a movie theater.  Properties with movie theater tenants are exposed to unique risks.  Aspects of building site design and adaptability may affect the value of a theater and make it difficult to easily convert to another use.

The Mortgaged Property identified on Annex A to this prospectus supplement as LA Speedzone, which secures approximately 0.7% of the Initial Pool Balance, is a family entertainment complex with a miniature golf course, go cart tracks and a drag racing strip.

The Mortgaged Property identified on Annex A to this prospectus supplement as CityScape – East Office/Retail, which secures a Mortgage Loan representing approximately 8.4% of the Initial Pool Balance, also derives approximately 1.2% of the Underwritten Revenue from (a) billboards at the related Mortgaged Property, and (b) exterior building-wrap signs at the related Mortgaged Property.

The Mortgaged Properties identified on Annex A to this prospectus supplement as Canyon Plaza, 3200 Broadway and RIS Portfolio – 5th 3rd at Westchase, which secure approximately 1.9%, in the aggregate, of the Initial Pool Balance by allocated loan amount, include significant tenants that are bank branches.  Bank branches are specialty-use properties that are outfitted with vaults, teller counters and other customary installations and equipment that require significant capital expenditures.  The ability to lease these properties to entities other than financial institutions may be difficult due to the added cost and time of refitting the properties.

The Mortgaged Property identified on Annex A to this prospectus supplement as Biltmore Office, which secures a Mortgage Loan representing approximately 3.5% of the Initial Pool Balance, contains space leased to a tenant which is operated as an event hall, with ballroom spaces available for rent for private events.

The Mortgaged Property identified on Annex A to this prospectus supplement as Crossroads Shopping Center, which secures approximately 0.4% of the Initial Pool Balance, has a tenant which operates a dance studio.

These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

Mortgage Loan Concentrations

The table below presents information regarding Mortgage Loans and related Mortgage Loan concentrations:

Pool of Mortgage Loans
	Aggregate Cut-off Date Balance	% of Initial Pool Balance

Top Mortgage Loan	$101,195,816	9.96%
Top 5 Mortgage Loans	$334,695,816	32.9%
Top 10 Mortgage Loans	$476,675,467	46.9%
Largest Related-Borrower Concentration(1)	$24,909,412	2.5%
Next Largest Related-Borrower Concentration(1)	$18,124,354	1.8%

(1)	Excluding single-borrower Mortgage Loans that are not related to a borrower under any other Mortgage Loans.

Other than with respect to the largest 10 Mortgage Loans, each of the other Mortgage Loans represents no more than approximately 2.0% of the Initial Pool Balance. See “Structural and Collateral Term Sheet” on Annex B to this prospectus supplement for more information on the largest 20 Mortgage Loans.

The following table shows each group of Mortgage Loans that have borrowers that are related to each other, with such groups collectively representing approximately 4.7% of the Initial Pool Balance.  No group of Mortgage Loans having related borrowers represents more than approximately 2.5% of the Initial Pool Balance.

Related Borrower Loans

Mortgaged Property Name	Cut-off Date Principal Balance	% of Initial Pool Balance

Huntington Lakes Apartments	$16,944,070	1.7%
Timbers of Deerbrook	7,965,343	0.8
Sub-Total	$24,909,412	2.5%

Wymberly Portfolio	$12,432,408	1.2%
Bluffs of Lakewood	5,691,946	0.6
Sub-Total	$18,124,354	1.8%

Fairway Club Apartments	$3,238,221	0.3%
Goddard Court Apartments & Townhomes	1,893,240	0.2
Sub-Total	$5,131,461	0.5%

Total	$48,165,228	4.7%

Mortgage loans with related borrowers are identified under “Related Group” on Annex A to this prospectus supplement.

Geographic Concentrations

This table shows the states with the concentrations of Mortgaged Properties of over 5.0%:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance

Texas	21	$134,896,971	13.3%
Arizona	9	$131,901,860	13.0%
New York	5	$112,289,651	11.0%
California	10	$90,561,626	8.9%
Pennsylvania	4	$88,808,263	8.7%
Michigan	5	$64,947,177	6.4%
Georgia	5	$64,301,562	6.3%
Florida	12	$55,970,223	5.5%

(1)
Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for the Mortgage Loans secured by more than one (1) Mortgaged Property is based on allocated loan amounts as stated in Annex A to this prospectus supplement.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or the regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties.  For example:

●	Mortgaged Properties located in California, Nevada and Oregon, among others, are more susceptible to certain hazards (such as earthquakes and wildfires) than properties in other parts of the country.

●
Mortgaged Properties located in coastal states, which includes Mortgaged Properties located in, for example, Texas, New York, California, Florida, Pennsylvania, Georgia, Michigan, Illinois, Alabama, Mississippi, Louisiana, North Carolina and South Carolina, among others, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country.  Recent hurricanes in the Northeast, and Mid-Atlantic States, Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding. On October 29, 2012, Hurricane Sandy made landfall approximately five miles southwest of Atlantic City, New Jersey, causing extensive damage to coastal and inland areas in the eastern United States, including New York City, where certain of the Mortgaged Properties are located.  The damage to the affected areas included, among other things, flooding, wind and water damage, forced evacuation, and fire damage.  The cost of the hurricane’s impact, due to the physical damage it caused, as well as the related economic impact, is expected to be significant for some period of time, particularly in the areas most directly damaged by the storm.  The Mortgage Loans do not all require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

●
Mortgaged Properties located in the states that stretch from Texas to Canada, with its core centered in Oklahoma, Kansas and northern Texas, as well as in the southern United States and particularly the northern and central parts of Alabama and Mississippi, are prone to tornados.  Although Florida is one of the most tornado prone states, most tornados in Florida do not approach the strength of many that occur in other tornado prone states.

●
Mortgaged Properties, securing approximately 13.3%, 5.5%, 1.7%, 1.0% and 0.5% of the Initial Pool Balance by allocated loan amount, are located in Texas, Florida, Alabama, Mississippi and Louisiana, respectively, among other places, which may be adversely affected by events such as the oil platform explosion and subsequent oil spill that occurred in the Gulf of Mexico in April 2010. These events and similar events could lead to a regional economic downturn for the gulf coast region of the United States.

●
In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

Mortgaged Properties With Limited Prior Operating History

Three (3) of the Mortgaged Properties, identified on Annex A to this prospectus supplement as 808 Brannan Street, Sugar House and Mary Star of the Sea, securing approximately 2.0%, 1.0% and 0.5%, respectively, of the Initial Pool Balance, were constructed or substantially renovated within the 12-month period preceding the Cut-off Date and have no or limited prior operating history and/or lack historical financial figures and information.

Further, four (4) Mortgaged Properties, identified on Annex A to this prospectus supplement as 334-336 West 46th Street, Shops at Five Hills, Selbyville Rite Aid and 6502 Grape Road, securing approximately 0.8%, 0.8%, 0.5% and 0.5% of the Initial Pool Balance, were acquired within the 12-month period preceding the Cut-off Date and have no or limited prior operating history and/or lack historical financial figures and information.

Tenancies-in-Common; Delaware Statutory Trusts

Certain borrowers may own a Mortgaged Property as tenants-in-common or as a Delaware statutory trust.  In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Shops at Five Hills, representing approximately 0.8% of the Initial Pool Balance, the related borrowers are tenants-in-common.  However, with respect to such Mortgage Loan, the related tenants-in-common have waived their respective right to partition.

Furthermore, in the case of the Mortgage Loan identified on Annex A to this prospectus supplement as The Shoppes at Castle Pines, representing approximately 0.5% of the Initial Pool Balance, the related Mortgage Loan documents allow the related borrower to convert its ownership structure into a tenancy-in-common, and permits the transfer of a portion of the tenant-in-common interests to an entity controlled by certain pre-approved persons then in control of the borrower and the day-to-day operations of the Mortgaged Property (including the non-recourse carveout guarantors), such that legal and/or beneficial title to the related Mortgaged Property may be owned by two tenants-in-common. The related Mortgage Loan documents require a waiver of the right to partition in connection with the conversion to a tenancy-in-common ownership structure.

See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in this prospectus supplement and “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery” in the prospectus.

Condominium Interests

Five (5) of the Mortgage Loans, secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Marsh Cove - Somerset, Bluffs of Lakewood, Pantano Villas, 1700 West Greenleaf and RIS Portfolio – Sarasota Palms, representing approximately 0.6%, 0.6%, 0.5%, 0.5% and 0.2%, respectively, of the Initial Pool Balance by allocated loan amount, are or may be secured in whole or in part by the related borrower’s interest in one or more units in a condominium.  With respect to these properties:

●
With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as RIS Portfolio, representing approximately 3.1% of the Initial Pool Balance, the Mortgaged Property identified on Annex A to this prospectus supplement as RIS Portfolio - Sarasota Palms consists of one of the two units that comprises the condominium.   The principals of the borrower hold two of the three seats on the condominium board and hence control decisions of the board.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Marsh Cove – Somerset, representing approximately 0.6% of the Initial Pool Balance, the related Mortgaged Property comprises 110 units of a 120-unit condominium regime.  The related borrower effectively controls the condominium board.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Bluffs of Lakewood, representing approximately 0.6% of the Initial Pool Balance, the Mortgaged Property is comprised of 171 multifamily rental units and 62 multifamily units (all of which are owned by the borrower) that are part of a 120-unit condominium regime.  The related borrower owns 51.7% of the condominium units and as such, controls the condominium board.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Pantano Villas, representing approximately 0.5% of the Initial Pool Balance, the Mortgaged Property comprises 131 units in a 136-unit condominium development, representing approximately 96.3% of the condominium regime.  The related borrower controls the condominium board.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 1700 West Greenleaf, representing approximately 0.5% of the Initial Pool Balance, the related Mortgaged Property comprises 39 units of a 40-unit condominium regime.  The related borrower controls 100% of the condominium board.  In addition, the related borrower is permitted to acquire the remaining unit to be added to the Mortgaged Property as collateral for the Mortgage Loan as described under “—Partial Releases—Addition of Real Property to the Mortgaged Property” in this prospectus supplement. If the borrower owns all of the condominium units and common area, then the borrower will be permitted to dissolve the condominium regime, subject to the satisfaction of certain conditions, including among others: (i) no event of default continuing under the Mortgage Loan, (ii) delivery of a REMIC opinion and (iii) delivery of Rating Agency Confirmation.  The condominium documents require that fire and hazard insurance proceeds be applied by the condominium board for restoration or otherwise disposed of in accordance with the condominium declaration and the Illinois Condominium Property Act, which provides that all insurance proceeds may only be available to unit owners until common elements and units have been completely restored.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.  See “Risk Factors—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums” in the prospectus and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

Leasehold Interests

A leasehold interest under a ground lease and/or under a sublease secures all or a portion of each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as CityScape – East Office/Retail, 1500 Spring Garden, Newcastle Senior Housing Portfolio – Lodge At Cold Spring and Newcastle Senior Housing Portfolio – The Westmont, representing approximately 8.4%, 6.8%, 0.5% and 0.4% of the Initial Pool Balance by allocated loan amount.  For purposes of this prospectus supplement, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.  In general, unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted on Annex E, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as CityScape – East Office/Retail, representing approximately 8.4% of the Initial Pool Balance, is secured by (i) the borrower’s leasehold interest in the office space, ground floor retail space, and the five-story subterranean parking structure, and (ii) the borrower’s subleasehold interest in 600 parking bays in an adjacent retail parking structure.  Pursuant to each of the related ground leases, the related borrower maintains the option to purchase from the ground lessor the fee interest in the office and retail components of the Mortgaged Property at any time for $5,000, and the option to purchase from the ground lessor the fee interest in the underground parking garage for $5,000 in or after March 2035. The subleasehold interest in the adjacent parking structure is not, however, subject to an option to purchase by the borrower.  At origination, the ground lessor entered into non-disturbance recognition agreements with the lender with respect to each of the ground leases.

The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 1500 Spring Garden, representing approximately 6.8% of the Initial Pool Balance, is secured by (i) the borrower’s leasehold interest in a parking lot and (ii) the borrower’s fee interest in an office building and a separate parking lot.  The Mortgage Loan documents require the borrower to convert the leasehold interest in the parking lot portion of the Mortgaged Property into a fee interest on or before March 28, 2014.

See “Risk Factors—Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property” in this prospectus supplement.

Condemnations

There may be Mortgaged Properties securing Mortgage Loans as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender.  However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●
any borrower that is not required pursuant to the terms of its applicable Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●
the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●
although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●
certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

The table below provides certain information with respect to each of the Split Mortgage Loans and its corresponding Companion Loans, that in each case are together secured by the same Mortgage on the related Mortgaged Property or portfolio of Mortgaged Properties.

Mortgaged Property	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Loan Combination Interest Rate		Loan Combination Cut-off Date LTV	Loan Combination DSCR

Newcastle Senior Housing Portfolio	$101,195,816	9.96%	$260,216,815	$361,412,631	4.99000	%(1)	71.3%	1.55	x
CityScape - East Office/Retail	$85,000,000	8.4%	$100,000,000	$185,000,000	4.91000%		67.5%	1.34	x
1500 Spring Garden	$69,500,000	6.8%	$80,000,000	$149,500,000	4.33000%		75.8%	2.11	x

(1)
The Mortgage Loan Rate for the Newcastle Loan Combination is 4.00000% per annum from the origination date through January 5, 2019.  From and after January 6, 2019, the Newcastle Loan Combination Mortgage Loan Rate will be 4.99000% per annum.

See “—The Loan Combinations” below for more information regarding these Companion Loans. Also see “Structural and Collateral Term Sheet—Newcastle Senior Housing Portfolio,” “—CityScape – East Office/Retail” and “—1500 Spring Garden” in Annex B to this prospectus supplement.

The table below and the succeeding paragraphs provide certain information with respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as CityScape – East Office/Retail and Tanyard Park Apartments, respectively, each of which has related mezzanine indebtedness that is secured by the equity interests in the related borrowers.

Mortgaged Property	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Other Debt Cut-off Date Balance	Cut-off Date Total Debt Balance	Total Debt Interest Rate		Cut-off Date Total Debt LTV	Total Debt DSCR

CityScape - East Office/Retail(1)	$85,000,000	$25,000,000	$100,000,000	$210,000,000	5.69452	%(2)	76.6%	1.07	x
Tanyard Park Apartments(3)	$11,972,934	$1,197,293	$0	$13,170,228	5.74000%		81.8%	1.17	x

(1)	The related mezzanine loan is currently held by GV CityScape Mezz Lender, LLC, or its affiliate, and is secured by the mezzanine borrower’s interest in the related Mortgage Loan borrower.

(2)
The CityScape – East Office/Retail mezzanine loan has a fixed interest rate of 11.50000% from the origination date to December 31, 2018 and has a fixed interest rate of 13.50000% from January 1, 2019 to the related maturity date.

(3)	The related mezzanine loan is currently held by RAIT Partnership, L.P., and is secured by the mezzanine borrower’s interest in the related Mortgage Loan borrower.

Mezzanine debt is debt that is incurred by the direct or indirect owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers.  Because mezzanine debt is secured by the obligor’s direct or indirect equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property.  The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.  In addition, pursuant to the intercreditor agreement between the mortgage lender and the mezzanine lender, the holder of the related mezzanine loan has (in the case of existing mezzanine debt) or may have (in the case of future mezzanine debt in the event such mezzanine debt is incurred and an intercreditor agreement entered into) certain rights and remedies, including (i) the right to purchase the related Mortgage Loan at par in certain circumstances such as in the event of a Mortgage Loan default, if the Mortgage Loan becomes a Specially Serviced Loan and/or certain enforcement actions are commenced under the Mortgage Loan, (ii) the right to cure Mortgage Loan defaults for cure periods that may extend beyond the cure periods available to the related borrower and thereby forestall the exercise of remedies with respect to the Mortgage Loan and (iii) the right to approve certain modifications of the Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt.  Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower or a change in the management of the Mortgaged Property and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The mezzanine loan related to the CityScape Mortgage Loan, representing approximately 8.4% of the Initial Pool Balance, and the mezzanine loan related to the Tanyard Park Apartments Mortgage Loan, representing approximately 1.2% of the Initial Pool Balance, are each subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (including with respect to the Tanyard Park Apartments Mortgage Loan, any event of default that mezzanine loan lender is then curing), the related mezzanine loan lender may accept payments on and prepayments of the related mezzanine loan, (c) the related mezzanine loan lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine loan lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, and the Mortgage Loan lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine loan lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Property or Mortgaged Properties, the related mezzanine loan lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any workout fee, special servicing fee or liquidation fee payable to the Special Servicer pursuant to the Pooling and Servicing Agreement, plus certain costs and expenses actually incurred by the related Mortgage Loan lender or any servicer in enforcing the terms of the Mortgage Loan documents, but excluding any workout or liquidation fees if the related Mortgage Loan is purchased within ninety (90) days of the date on which the related purchase notice was given to the related mezzanine lender in accordance with the terms of the intercreditor agreement, and generally excluding any late charges, default interest, exit fees, spread maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums.  With respect to the Tanyard Park Apartments Mortgage Loan, the related intercreditor agreement prohibits the related borrower or affiliate of such borrower from purchasing the mezzanine loan from the holder of the mezzanine loan at any time.  With respect to the CityScape Mortgage Loan, an affiliate (as defined in the intercreditor agreement) of the related borrower, however, is permitted to purchase the mezzanine loan from the holder of the mezzanine loan at any time. Upon any such transfer to the related borrower or the affiliate of the related borrower, as applicable, the intercreditor agreement for each of the Tanyard Park Apartments Mortgage Loan and the CityScape – East Office/Retail Mortgage Loan provides that the rights and remedies of such affiliated mezzanine lender under the intercreditor agreement (including those rights enumerated in this paragraph; and including the right to enforce the mezzanine loan documents) are not exercisable by such affiliated lender.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as CityScape – East Office/Retail, representing approximately 8.4% of the Initial Pool Balance, in connection with the development of the Mortgaged Property and the adjacent properties ground leased by affiliates of the related borrower, NMTC 22 CityScape, LLC (“NMTC CityScape“), the sole member of the borrower, incurred certain indebtedness (which indebtedness is in addition to the mezzanine loan described above) to facilitate new market tax credit financing (“NMTC“) under the U.S. tax code. As of the Cut-off Date, the following indebtedness remained outstanding under the NMTC facility: (i) one interest-only note made by NMTC CityScape with an approximate outstanding balance of $5,338,000 and a maturity date of November 3, 2016 (the “NMTC Note C-1“), and (ii) one interest-only note made by NMTC CityScape to the borrower-affiliated developer of the Mortgaged Property, with an approximate outstanding balance of $14,462,000 and a maturity date of November 3, 2016 (the “NMTC Note C-2“), which note is subordinate to the NMTC Note C-1. The NMTC Note C-1 is beneficially owned by a third party investor and the NMTC Note C-2 is beneficially owned by an affiliate of the related borrower. The NMTC Note C-1 and the NMTC Note C-2 are each secured by a pledge of the cash distributions to NMTC CityScape from the related Mortgaged Property, but are not secured by any equity interest in either NMTC CityScape or the related borrower or by the related Mortgaged Property. The interest rate of the NMTC Note C-1 is 3.6% per annum and the interest rate of the NMTC Note C-2 is 1.0% per annum, with interest on each such note payable on a quarterly basis.  Both the NMTC Note C-1 and the NMTC Note C-2 mature prior to the maturity date of the related Mortgage Loan of January 1, 2024.  The CityScape Loan Combination provides for the collection of a monthly reserve to be applied to the payment in full of NMTC C-1 Note on the maturity date of the NMTC C-1 Note.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” below.

In addition, certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

As of the Cut-off Date, except as disclosed above, each Sponsor has informed us that it is not aware of any mezzanine indebtedness with respect to any Mortgage Loan it is selling to the Depositor.  With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart.

Mortgaged Property	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield

1500 Spring Garden	$69,500,000	80.0%	1.30x	8.5%
Berwyn Shopping Center(1)	$10,150,000	80.0%	1.10x	7.5%

(1)      The Mortgage Loan must have a minimum debt yield of 8.15%

Further, borrowers under certain of the Mortgage Loans are permitted to issue preferred equity in such borrowers or in certain parent entities of such borrowers.  Because preferred equity often provides for a higher rate of return to be paid to certain holders, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

There may be other Mortgage Loans that permit the related borrower to incur unsecured loans or indebtedness, including unsecured loans in the ordinary course of business without limitation on the amount of such indebtedness.

Certain risks relating to additional debt are described in “Risk Factors—Other Financings or Ability To Incur Other Financings Entails Risk” in this prospectus supplement.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than seven (7) months prior to the Cut-off Date.  See Annex A to this prospectus supplement for the date of the environmental report for each Mortgaged Property.  The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental assessment.  In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, radon or water damage with limited areas of potential or identified mold, depending upon the property use and/or age.  Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to evaluate further certain environmental issues.  A Phase II investigation generally consists of sampling and/or testing.

The environmental reports may have revealed material adverse conditions or circumstances at a Mortgaged Property:

●	that were remediated or abated before the origination date of the related Mortgage Loan or are anticipated to be remediated or abated before the Closing Date;

●	for which an operations and maintenance plan, abatement as part of routine maintenance or periodic monitoring of the Mortgaged Property or nearby properties will be in place or recommended;

●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related Mortgage Loan;

●	for which an environmental insurance policy will have been obtained from a third party insurer;

●
for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental reports;

●	for which such conditions or circumstances will have been investigated further and the environmental consultant will have recommended no further action or remediation;

●
as to which the borrower or other responsible party will have obtained, or will be required to obtain post closing, a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws; or

●	for which the related borrower will have agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

It was not uncommon for the environmental testing to reveal the presence of asbestos containing materials, lead based paint, mold and/or radon at any Mortgaged Property.  Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program.  With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 335 West 16th Street, representing approximately 2.8% of the Initial Pool Balance, the Phase I environmental assessment recommended the implementation of an operations and maintenance plan relating to asbestos containing materials located at the Mortgaged Property.  The Mortgage Loan documents, however, do not require the implementation of such plan and as of the origination date of the Mortgage Loan, the related borrower had not implemented such plan.

Other identified conditions could, for example, include leaks from storage tanks, onsite dry cleaning facilities, gas stations, and on site spills. In such cases, corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower.  Although the Mortgaged Properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.  If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a Mortgaged Property.

It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.  For further general discussion of the environmental matters that may affect the Mortgaged Properties, see “Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations” in the prospectus.

With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Twin River Commons Student Housing, which secures approximately 2.6% of the Initial Pool Balance, the subject property participated in the NYSDEC Brownfield Cleanup Program as a result of environmental conditions related to two previous operations at the site. These included the presence of an operating manufactured gas plant and the removal of underground storage tanks (“USTs”). The manufactured gas plant was operated by the Binghamton Gas Light Company from 1853 until it ceased operations in 1888.  A Certificate of Completion was issued December 17, 2011 by the NYSDEC and as such, this is considered a controlled recognized environmental condition. Engineering and institutional controls placed at the subject property include soil cover requirements as well as a sub depressurization system installed during site development in 2011. On-going groundwater monitoring at the site consists of permanent monitoring wells installed throughout the subject parcel.  Activity and use limitations in place due to participation and restrictions associated with the Brownfield Cleanup Program Agreement and the site management plan prepared for the site during remediation activities are as follows: (i) groundwater may not be used; (ii) vegetable gardens and farming is prohibited; (iii) property may not be used as a single family residential dwelling.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Berwyn Shopping Center, representing approximately 1.0% of the Initial Pool Balance, a Phase II conducted in connection with origination found the presence of chemical contamination in the soil and groundwater as a result of dry cleaning operations at the Mortgaged Property.  An additional investigation has been completed at the Mortgaged Property to delineate the soil and groundwater impacts, and such additional investigation determined that vapor intrusion is not a concern at the Mortgaged Property.  The borrower is currently in the process of entering the Mortgaged Property into the Pennsylvania Act 2 Land Recycling Program to address the chemical contamination from dry cleaning operations and, as a result of that application, has been requested to undertake further investigation at the Mortgaged Property.  The borrower deposited $159,378 in a reserve with the lender, representing approximately 120% of the costs initially estimated by its environmental consultant for remediation and monitoring, as well as the cost of the additional investigation. In the event that the additional investigation results in more or different remediation action being required, the Mortgage Loan documents require borrower to adjust the reserve accordingly.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Sunrise Shopping Center, representing approximately 0.5% of the Initial Pool Balance, a Phase II assessment conducted in connection with origination found the presence of chemical contamination in the soil and groundwater as a result of the dry cleaning operation at the Mortgaged Property in existence until May 2013.  The Phase II recommended, among other things, that the borrower (i) conduct additional investigation to delineate the soil and groundwater impacts, (ii) evaluate whether a vapor intrusion condition is present and (iii) enter the Maryland Voluntary Cleanup Program.  The borrower deposited $166,250 in a reserve with the lender to cover the cost of these remedial measures, which amount is equal to approximately 125% of the cost estimated by the environmental consultant.

With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Normandy Park, which secures approximately 0.5% of the Initial Pool Balance, the subject property was operated as a battery recycling and secondary lead smelting facility from 1953 to 1963. The Mortgaged Property was then used as a refuse facility until approximately 1968.  In 1992 soil and groundwater samples were collected and analyses revealed high concentrations of lead both at and below the soil surface and elevated concentrations of lead in groundwater. The Phase I environmental report indicates that various remediation measures imposed by the United States Environmental Protection Agency have been completed.  An environmental consultant has been engaged to perform semi-annual groundwater monitoring at the site.

Litigation Considerations

Below are descriptions of litigation matters relating to certain Mortgage Loans.  Certain risks relating to litigation regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” in this prospectus supplement.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as  Huntington Lakes Apartments and Timbers of Deerbrook, representing approximately 2.5% of the Initial Pool Balance, the borrower sponsor is the subject of two outstanding tax liens in the amounts of approximately $1.8 million and $1.4 million resulting from his former management company’s failure to pay payroll taxes in 2008 and 2009.  As of September 20, 2012, such former management company had paid approximately

$711,250 in outstanding payroll taxes.  The borrower sponsor’s attorney has informed the lender that it is in the process of having settlement discussions with the Internal Revenue Service and that the Internal Revenue Service has confirmed that the current amount due is approximately $460,000.  However, the matter remains open and, although it is possible that the two liens are redundant, the outstanding balance of the claim may still exceed $2.5 million.  In addition, in 1999 and continuing through 2006, 3 investors made a series of equity investments and mezzanine loans totaling over $1.9 million in 8 apartment complexes owned by entities controlled by the borrower sponsor.  These investments soured and nearly all of the properties were lost in foreclosure.  In 2010, the investors filed suit against the sponsor and his former management company seeking recompense for their losses and alleging breach of contract, fraud, and breach of fiduciary duty, among other causes of action.  A settlement agreement has been executed and payments have been made and obligations are ongoing. If payments are not timely made, a stipulated judgment has been agreed upon to be filed in the amount of $75,000, plus post judgment interest.  A lawsuit has also been filed against the borrower sponsor by a company providing security services at one of its properties alleging breach of contract.  The principal balance due is $15,079.79.  The plaintiff is also seeking recovery of costs, attorney fees and interest.  The borrower sponsor asserts that the dispute is in the process of being settled.  In addition, a suit was filed against the borrower sponsor by investors in a management company managed by the borrower sponsor claiming that the borrower sponsor refinanced a $16,800,000 loan secured by an apartment complex in San Antonio, Texas, without their approval and in violation of the management company’s operating agreement.  The investors’ are seeking damages of $4,500,000.  The borrower sponsor asserts the investors were aware of the refinancing, which was pursued because the borrower sponsor had been covering a negative cash flow from the property of $40,000 per month, which the refinancing reduced to or near zero.  The borrower sponsor further asserts that the referenced loan is current and the investors have suffered no damages.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 334-336 West 46th Street, representing approximately 0.8% of the Initial Pool Balance, the non-recourse carveout guarantor is affiliated with an entity, Waterscape Resorts LLC, that filed for bankruptcy in April 2011 due to claims (including over $20,000,000 in mechanic’s liens) brought by the general contractor and its subcontractors in the development of another property that is owned by an affiliate of the borrower. A reorganization plan including an $11,000,000 trust fund to pay any outstanding lien claimants was approved by the bankruptcy court in January 2012. The bankruptcy court determined that many of the general contractor and subcontractor claims were duplicative and should fall within the $11,000,000 trust fund.  In addition, there is a $4,400,000 claim against Waterscape Resorts LLC and the Mortgage Loan carveout guarantor for diversion of trust.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Marsh Cove – Somerset, representing approximately 0.6% of the Initial Pool Balance, two of the three related non-recourse carveout guarantors were guarantors of a mortgage loan that defaulted at maturity in January 2012.  The note holder initiated foreclosure proceedings and brought suit against the guarantors, and the borrowing entity (in which the identified guarantors owned an interest) filed for bankruptcy. The related property was sold in 2013 for $1.3 million more than the outstanding principal balance on the defaulted loan. The suit against the guarantors remains outstanding with the ongoing dispute centered on who is entitled to funds currently being held by the guarantors and generated by the related property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 1700 West Greenleaf, representing approximately 0.5% of the Initial Pool Balance, the related non-recourse carveout guarantors are defendants in an action filed by a bankruptcy trustee in connection with the guarantors’ indirect minority ownership interest in a limited liability company.  The bankruptcy trustee alleges that the distribution of a $2.5 million purchase money note and $600,000 cash proceeds to the owners of such limited liability company in connection with a 2008 sale of a portion of that company’s property was a fraudulent transfer and is pursuing the recoupment of the note and the cash proceeds. Settlement conversations have taken place, but no settlement has been reached.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 6502 Grape Road, representing approximately 0.5% of the Initial Pool Balance, the borrower sponsor is the majority owner and manager of Clovis Investments, LLC, which owns a vacant lot in Chicago, Illinois.  The lot was intended to be developed, together with a neighboring lot, as a mixed use property.  The borrower sponsor and the neighboring landowner have been involved in ongoing litigation regarding the joint development.  In addition, a mortgage loan secured by the lot was not repaid as required on its maturity date, and the lender (after initially extending the loan term), filed a foreclosure action in October 2013.  The foreclosure action is ongoing.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Walgreens – Woodridge, IL, representing approximately 0.4% of the Initial Pool Balance, the borrower sponsor has been sued in connection with a failed joint venture to purchase a healthcare property.  The plaintiff and the borrower sponsor had entered into negotiations to form the joint venture, but failed to reach agreement on certain economic terms (in particular, the plaintiff’s request that its affiliate be paid a management fee). The borrower sponsor then purchased the subject healthcare property without the plaintiff’s participation.  The plaintiff’s claims include breach of contract, breach of fiduciary relationship and tortious interference, and the plaintiff is seeking $2,000,000 in compensatory damages and $5,000,000 in punitive damages.

We cannot assure you that these above-described litigations would not have an adverse effect on, or provide any indication of the future performance of the obligors or the non-recourse carveout guarantors under, the related Mortgage Loans.

Redevelopment and Renovation

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.  Below are descriptions of certain of such Mortgaged Properties.  Certain risks related to redevelopment and renovation at a Mortgaged Property are described in “Risk Factors—Risks Related to Redevelopment and Renovation at Mortgaged Properties” in this prospectus supplement.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Independence Green Apartments, representing approximately 4.2% of the Initial Pool Balance, the related Mortgage Loan documents require the borrower to complete approximately $44,000 of capital improvements on or before the date that is 90 days from the date of origination, which was part of the borrower’s $8,781,900 capital improvement plan upon acquisition of the related Mortgaged Property.  The capital improvements include, but are not limited to, boiler and water heater repair, windows and sliding glass door repair, corridor upgrades, cabinet upgrades/replacements, camera and light installations, and new appliances.  At closing, $4,000,000 was deposited with the lender in a lender controlled capital improvement reserve.  If the borrower fails to satisfy the conditions for the release of the capital improvements reserve set forth in the related loan documents by the third anniversary of the origination date of the Mortgage Loan, then any funds on deposit in the capital improvements reserve will be held as additional collateral for the Mortgage Loan.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Berwyn Shopping Center, representing approximately 1.0% of the Initial Pool Balance, the Mortgage Loan documents permit the construction of (i) a drive-thru facility to be added to the portion of existing building housing a pharmacy tenant, at such tenant’s cost and expense, (ii) an approximately 2,700 square foot outparcel building located at the Mortgaged Property, and (iii) an approximately 2,000 square foot outparcel building located at the Mortgaged Property, subject to satisfaction of certain conditions set forth in the Mortgage Loan documents.  Any such improvements, would, upon completion, be added to the collateral securing the Mortgage Loan.  The related non-recourse carveout guarantor executed a completion guaranty in favor of the lender, guaranteeing the completion of such expansion work.

We cannot assure you that these above described renovations and build outs will not temporarily interfere with the use and operation of portions of the related Mortgaged Property and/or make the related Mortgaged Property less attractive to potential guests, patrons, customers and/or tenants.  See “Structural and Collateral Term Sheet” for additional information on the 10 largest Mortgage Loans.

Default History, Bankruptcy Issues and Other Proceedings

Three (3) of the Mortgage Loans, representing in the aggregate approximately 6.0% of the Initial Pool Balance, by allocated loan amount, were refinancings in whole or in part of loans in default at the time of refinancing or otherwise involved discounted pay offs as described below:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Biltmore Office, representing approximately 3.5% of the Initial Pool Balance, the proceeds of the Mortgage Loan were used to repay in full a prior mortgage loan secured by the Biltmore Office Mortgaged Property that was in maturity default in March 2011 and modified to extend the maturity date to April 2014.  The modification lowered the monthly interest payments, while the prior mortgage loan continued to accrue interest at the original contractual rate.  No principal or interest was forgiven and the prior mortgage loan was current at all times during the extension period.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Huntington Lakes Apartments, representing approximately 1.7% of the Initial Pool Balance, the Mortgage Loan refinanced a mortgage loan secured by the related Mortgaged Property that had not been repaid on its maturity date.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Timbers of Deerbrook, representing approximately 0.8% of the Initial Pool Balance, the Mortgage Loan refinanced a mortgage loan secured by the related Mortgaged Property that had not been repaid on its maturity date.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals are or previously have been parties to bankruptcy proceedings, criminal proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts, in addition to any bankruptcy related litigation issues discussed above in “—Litigation Considerations”, which in some cases may have involved a Mortgaged Property that secures a Mortgage Loan to be included in the Issuing Entity.  For example, with respect to the 20 largest Mortgage Loans (and any related Mortgage Loans under common borrower sponsorship) and other than as set forth above:

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With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as RIS Portfolio, representing approximately 3.1% of the Initial Pool Balance, the individuals acting as sponsors and non-recourse carveout guarantors previously sponsored seven mortgage loans that were subject to discounted payoffs between 2010 and 2013.  Certain of such mortgage loans were secured by the same properties that secure the Mortgage Loan included in the Mortgage Pool. In addition, such individuals previously sponsored one mortgage loan that was subject to foreclosure.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Highland Estates MHC, representing approximately 1.7% of the Initial Pool Balance, the individual acting as sponsor and non-recourse carveout guarantors previously sponsored three mortgage loans secured by manufactured housing community properties that experienced payment events of default.  With respect to one such loan, the borrower granted a deed-in-lieu of foreclosure to the lender in May 2010.  With respect to another such loan, the borrower sponsor repurchased the related mortgage note in August 2012 at a 50% discount, and also completed a discounted payoff of the related mezzanine loan.  The final such loan is currently in default due to a failure to repay the principal balance at maturity and the sponsor has informed the lender that it is actively attempting to refinance such loan.

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With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Huntington Lakes Apartments and Timbers of Deerbrook , representing approximately 2.5% of the Initial Pool Balance, the borrower sponsor has since 2007 relinquished at least 22 properties with 8,217 units into receivership that were secured by securitized mortgage loans and caused the respective ownership entities of at least 5 multifamily properties to file for bankruptcy.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 1500 Spring Garden, representing approximately 6.8% of the Initial Pool Balance, the related non-recourse carveout guarantors are the principals of a privately held real estate investment firm, which is the parent of the borrower-affiliated property manager of the related Mortgaged Property. Since 2007, such real estate investment firm, either directly or through one or more subsidiary entities, defaulted on 3 loans secured by commercial real estate unrelated to the Mortgaged Property, and is currently involved with one other mortgage loan which has been transferred to special servicing due to economic difficulties at the property securing such loan. With respect to the first loan, after defaulting on such mortgage loan, the borrower negotiated the purchase of the mortgage note from the special servicer at a discount for approximately 65% of the initial principal balance of the loan. With respect to the second loan, the mortgage was foreclosed upon by the special servicer of the loan after a default thereunder and litigation between the parties ensued. The property was sold at a discount and the related litigation was settled as of September 2012. With respect to the third loan, comprised of a portfolio mortgage loan and mezzanine loan component, in anticipation of a payment default under the mortgage loan, the borrower purchased the mezzanine note at a discounted price in order to reduce monthly debt service obligations. The borrower then defaulted on the mortgage loan component, and the special servicer foreclosed on the related properties in August 2012. In the case of the fourth loan referenced above, due to economic difficulties encountered at the related property securing such loan and tenants vacating their space, the borrower indicated that it was unable to make debt service payments beginning in May 2013 and the loan has been placed into special servicing. The non-recourse carveout guarantors have advised the lender that negotiations relating to a modification of the affected loan are ongoing and they anticipate resolution in the near term, however, such outcome cannot be assured.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Independence Green Apartments, representing approximately 4.2% of the Initial Pool Balance, the related non-recourse carveout guarantors are the principals of a privately held real estate investment firm, which is also the borrower-affiliated property manager of the related Mortgaged Property.  Since 1999, such real estate firm, either directly or indirectly through one or more subsidiary entities, (i) defaulted on one loan secured by commercial real estate unrelated to the Mortgaged Property, which loan was brought current in 2010, (ii) defaulted on six loans secured by commercial real estate unrelated to the Mortgaged Property, each resulting in a foreclosure, a deed in lieu of foreclosure or a discounted pay-off and (iii) modified two loans secured by commercial real estate unrelated to the Mortgaged Property in order to avoid one or more possible defaults.  None of the foregoing proceedings or transactions involved litigation or a bankruptcy filing on the part of the applicable borrower or borrower sponsor.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Phoenix Shadow Anchored Retail Portfolio, representing approximately 2.0% of the Initial Pool Balance, the principal of the related non-recourse carveout guarantor controlled an entity that defaulted on a $3.12 million mortgage loan secured by the Fry’s Superstition Springs Center Mortgaged Property. The defaulting entity purchased the related note at auction for $1.46 million in 2011.  In addition, the related non-recourse carveout guarantor was the borrower under 2 construction loans that defaulted at maturity in 2011 and 2012, respectively.  In each case, the lender initiated foreclosure proceedings, but settled through deed-in-lieu of foreclosure.  Further, the related non-recourse carveout guarantor was the borrower under a construction loan that defaulted at maturity, which was resolved through a short sale.

We cannot assure you that there are no other bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower, sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Tenant Issues

Tenant Concentrations

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted, if that tenant defaults or if that tenant fails to renew its lease.  This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

For example, in the case of the Mortgaged Property identified on Annex A to this prospectus supplement as 6502 Grape Road, which secures approximately 0.5% of the Initial Pool Balance, Best Buy is the largest tenant.

In addition, Best Buy may be a shadow anchor for, or a tenant at, Mortgaged Properties securing other Mortgage Loans in the mortgage pool. On March 29, 2012, Best Buy announced its plan to close 50 of its U.S. stores in 2013 and cut $800 million in costs by 2015. We cannot assure you that the Best Buy tenant at the Mortgaged Property identified on Annex A to this prospectus supplement as 6502 Grape Road will remain open for business or that the closing of any other Best Buy store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

See Annex A to this prospectus supplement for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, industrial and mixed use Mortgaged Property.

The Mortgaged Properties have single tenants as set forth below:

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Seven (7) of the Mortgaged Properties, securing in whole or in part seven (7) Mortgage Loans, and collectively representing approximately 7.1% of the Initial Pool Balance by allocated loan amount, are leased to a single tenant.

●	No Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 2.8% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate the lease prior to the maturity date of the Mortgage Loan.  If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

Set forth below are certain tenants that (i) lease space at multiple Mortgaged Properties, and (ii) are among the five (5) largest tenants (based on net rentable area) at one (1) or more Mortgaged Properties that collectively secure 1.5% or more of the Initial Pool Balance:

●	CVS is a tenant at each of two (2) Mortgaged Properties, and such Mortgaged Properties secure approximately 2.8%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

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Dollar Tree is a tenant at each of three (3) Mortgaged Properties, and such Mortgaged Properties secure approximately 2.4%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

●	Food Lion is a tenant at each of six (6) Mortgaged Properties, and such Mortgaged Properties secure approximately 1.7%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

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Anytime Fitness is a tenant at each of two (2) Mortgaged Properties, and such Mortgaged Properties secure approximately 1.7%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

●
Family Dollar is a tenant at each of five (5) Mortgaged Properties, and such Mortgaged Properties secure approximately 1.6%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

In the event of a default by that tenant, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan.  In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Terminations and Expirations

Expirations.  See Annex A to this prospectus supplement for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, industrial and mixed use Mortgaged Property.  Even if none of the top five tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan.  Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain lease expirations or concentrations of lease expirations with respect to the Mortgaged Properties:

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In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan, as set forth on Annex A to this prospectus supplement.  For example, with respect to each of the Mortgaged Properties identified on Annex A to this prospectus supplement as 335 West 16th Street, 808 Brannan Street, LA Speedzone and 6502 Grape Road, which secure Mortgage Loans representing approximately 6.0% of the Initial Pool Balance, the lease for the single tenant at such Mortgaged Property expires prior to the maturity date of the related Mortgage Loan.

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With respect to the Mortgage Loans secured by the Mortgaged Properties identified in the table below, one or more tenant leases representing in the aggregate 50% or greater of the net rentable square footage of the related Mortgaged Property expire in the calendar year prior to or the same year as the maturity of the related Mortgage Loan.  There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant) expire over several calendar years prior to maturity of the related Mortgage Loan.

Mortgaged Property Name	Percent of the Initial Pool Balance by Allocated Loan Amount	Percentage of Leases Expiring	Calendar Year of Expiration	Maturity Date

136-138 West 34th Street	3.0%	50.0%	2024	January 6, 2024
Western Crossing	1.6%	58.5%	2019	February 6, 2024
Festival Plaza	1.3%	54.4%	2020	January 1, 2024
Barnes Crossing Plaza	1.0%	62.2%	2022	February 6, 2024
Sugar House	1.0%	71.0%	2023	December 5, 2023
Shops at Five Hills	0.8%	58.1%	2023	January 6, 2024
Jones Bridge Square	0.7%	75.1%	2019	February 6, 2024
Fairway Commons	0.5%	51.1%	2017	January 5, 2024
Westland Square	0.3%	51.6%	2016	January 6, 2024
Waterway Plaza	0.3%	66.7%	2016	January 6, 2024
St. George Plaza	0.3%	69.7%	2018	January 6, 2024
South Square Shopping Center	0.2%	84.4%	2017	January 6, 2024
Clover Plaza	0.2%	82.2%	2015	January 6, 2024

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In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

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In addition, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Pioneer Building, representing approximately 0.8% of the Initial Pool Balance, the majority of the net rentable square footage is rented under month-to-month leases, each of which can be terminated by the tenant on a monthly basis.

Terminations.  Certain Mortgage Loans have material lease early termination options.  Leases often give tenants the right to terminate the related lease or abate or reduce the related rent for various reasons or upon various conditions, including (i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property, (v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if the tenant is unable to exercise an expansion right, (viii) if the landlord defaults on its obligations under the lease, (ix) if a landlord leases space at the Mortgaged Property or within a certain radius of the Mortgaged Property to a competitor, (x) if the tenant fails to meet certain sales targets or other business objectives for a specified period of time, (xi) if certain anchor or significant tenants at the subject property go dark or terminate their leases, (xii) if the landlord violates the tenant’s exclusive use rights for a specified period of time, or (xiii) based upon contingencies other than those set forth in this “—Lease Terminations and Expirations” section.  We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain material termination rights or situations in which the tenant may no longer occupy its leased space rights or pay full rent.

Certain of the tenant leases permit the related tenant to unilaterally terminate its lease upon providing notice of such termination within a specified period prior to the termination date.  For example, among the five (5) largest tenants by net rentable square footage at the Mortgaged Properties securing the largest ten (10) Mortgage Loans by aggregate Initial Pool Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage of the related Mortgaged Property  (in each case excluding government tenants, which are described further below):

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as CityScape – East Office/Retail, representing approximately 8.4% of the Initial Pool Balance, (i) the largest tenant, United Healthcare Services, representing approximately 16.8% of the net rentable square footage at the related Mortgaged Property, may terminate its lease as to all or a portion of its space effective December 31, 2016, with at least 12 months’ prior written notice and the payment of an early termination fee equal to the unamortized costs with respect to the space being surrendered, and (ii) the second largest tenant, Squire Sanders (US) LLP, representing approximately 11.5% of the net rentable square footage at the related Mortgaged Property, has the right to reduce its space by no more than 12,000 rentable square feet effective May 14, 2015 provided that such tenant gives 12 months’ prior written notice and pays a termination fee equal to the unamortized costs with respect to the space being surrendered.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 1500 Spring Garden, representing approximately 6.8% of the Initial Pool Balance, the second largest tenant, Day & Zimmermann Group Inc., representing approximately 12.6% of the net rentable area at the related Mortgaged Property maintains a termination option for the first and fifth floor and for the storage space, effective as of April 2018 upon 9 months prior written notice and payment of unamortized base rent. In addition, the third largest tenant, Thomson Reuters, representing approximately 11.6% of the net rentable area at the related Mortgaged Property, may terminate its lease effective June 30, 2018, upon 15 months prior written notice and payment of a $5,543,662 fee.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Biltmore Office, representing approximately 3.5% of the Initial Pool Balance, the largest tenant (Southstar Energy Services), representing approximately 10.6% of the net rentable square footage at the related Mortgaged Property, has the option to terminate approximately 25,289 SF on August 31, 2015 with notice on or before November 30, 2014 and payment of a termination fee.  Additionally, Southstar Energy Services has the option to terminate approximately 4,914 SF at any time during the term of the lease, with 8 months notice and payment of all unamortized tenant improvement costs and leasing commissions.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 136-138 West 34th Street, representing approximately 3.0% of the Initial Pool Balance, Sprint Spectrum Realty Company, L.P., which occupies one of the buildings comprising the Mortgaged Property under a lease representing approximately 50.0% of the aggregate net rentable square footage at the related Mortgaged Property, maintains the option to terminate its lease at any time after November 30, 2020 with 12 months’ prior written notice and the payment of $1,166,058.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 350 North Clark, representing approximately 2.5% of the Initial Pool Balance, the largest tenant, Cleverbridge, representing approximately 26.6% of the net rentable area at the related Mortgaged Property, has a one-time right to terminate its lease, effective as of April 1, 2021, upon 12 months’ prior written notice and a cancellation fee equal to the amount of all unamortized transaction costs incurred by the borrower in connection with the lease.  In addition, the third largest tenant, The Strive Group, representing approximately 14.0% of the net rentable area at the related Mortgaged

Property, has a one-time right to (i) terminate its lease, effective as of April 30, 2017, upon 12 months’ prior written notice and a cancellation fee equal to $392,347 plus two months’ of the then-current base rent, and (ii) decrease the size of its premises by no more than 3,150 SF. and no less than 2,580 SF, effective as of April 30, 2015, upon 12 months’ prior written notice and payment of $10 per SF (with a corresponding reduction in rent). In addition, the fourth largest tenant, KOS Services LLC, representing approximately 13.9% of the net rentable area at the related Mortgaged Property, has a one-time right to terminate its lease, effective as of October 31, 2019, upon 12 months’ prior written notice and a cancellation fee equal to the amount of all unamortized transaction costs incurred by the borrower in connection with the lease (including rent abatement and brokers’ commissions).

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 808 Brannan Street, representing approximately 2.0% of the Initial Pool Balance, the sole tenant at the related Mortgaged Property (Pinterest), has the option to terminate its lease at any time after July 9, 2017 with 9 months notice and payment of a termination fee.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Western Crossing, representing approximately 1.6% of the Initial Pool Balance, the largest tenant (Burlington Coat Factory), representing approximately 47.7% of the net rentable square footage at the related Mortgaged Property, has the option to terminate its lease at any time with 365 days notice and payment of a termination fee.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as RIS Portfolio – The Gateway, representing approximately 0.5% of the Initial Pool Balance by allocated loan amount, T-Mobile, the fifth largest tenant at such Mortgaged Property (representing approximately 5.2% of the net rentable area at such Mortgaged Property), has the right to terminate its lease at any time after the initial sixty months of the lease term (with six months prior notice).  In the event the tenant exercises the termination right, it will be required to pay the landlord all unamortized reimbursements and commissions.

Certain of the tenant leases for the Mortgaged Properties permit the related tenant to terminate its leases and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time.  We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.  For example, taking into account the five (5) largest tenants by net rentable square footage at those Mortgaged Properties or portfolios of Mortgaged Properties securing the largest 20 Mortgage Loans by aggregate Initial Pool Balance:

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Phoenix Shadow Anchored Retail Portfolio, representing approximately 2.0% of the Initial Pool Balance, the second largest tenant (Leslie’s Pools) at the Riggs Marketplace Mortgaged Property, representing approximately 13.3% of net rentable area at such Mortgaged Property, has a termination option based on failure to meet certain sales targets.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the subject Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied. For example, taking into account the five (5) largest tenants by net rentable square footage at those Mortgaged Properties or portfolios of Mortgaged Properties securing the largest 20 Mortgage Loans by aggregate Initial Pool Balance:

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Phoenix Shadow Anchored Retail Portfolio, representing approximately 2.0% of the Initial Pool Balance, two of the five largest tenants (Leslie’s Pools and Panda Express) at the Riggs Marketplace Mortgaged Property, collectively representing approximately 23.5% of net rentable area at such Mortgaged Property, may either pay reduced rent or terminate its respective lease, or both, if a specified number of co-tenants at the Mortgaged Property go dark.  Additionally, the third largest tenant (Payless Shoes) at the Village at Surprise Mortgaged Property, representing approximately 11.0% of net rentable area at such Mortgaged Property, may either pay reduced rent or terminate its lease, or both, if a specified number of co-tenants at the Mortgaged Property go dark.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Mid-City Plaza, representing approximately 1.8% of the Initial Pool Balance, the third largest tenant (Dollar Tree), representing approximately 4.4% of the net rentable area at the related Mortgaged Property, may pay reduced rent if a specified number of co-tenants at the Mortgaged Property go dark.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Western Crossing, representing approximately 1.6% of the Initial Pool Balance, three of the five largest tenants (Burlington Coat Factory, Michael’s and Petco), collectively representing approximately 69.4% of the net rentable area at the related Mortgaged Property, may either pay reduced rent or terminate its respective lease, or both, if a specified number of co-tenants at the Mortgaged Property go dark.

Certain of the tenant leases may expressly permit a tenant to go dark at any time.  For example, taking into account the five largest tenants by net rentable square footage at those Mortgaged Properties or portfolios of Mortgaged Properties securing the largest 20 Mortgage Loans by aggregate Initial Pool Balance, or in cases where any Mortgaged Property is leased to a single tenant who has the express right under its lease to go dark:

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Phoenix Shadow Anchored Retail Portfolio, representing approximately 2.0% of the Initial Pool Balance, the largest tenant (Peter Piper Pizza) at the Gilbert Fiesta Marketplace Mortgaged Property, representing approximately 18.8% of net rentable area at such Mortgaged Property, may go dark at any time. The third largest tenant (Payless Shoes) at the Village at Surprise Mortgaged Property, representing approximately 11.0% of net rentable area at such Mortgaged Property, may go dark at any time. The fourth largest tenant (Panda Express) at the Riggs Marketplace Mortgaged Property, representing approximately 10.3% of net rentable area at such Mortgaged Property, may go dark at any time with 45 days notice.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 136-138 West 34th Street, representing approximately 3.0% of the Initial Pool Balance, each of the two tenants at the Mortgaged Property, Sprint Spectrum Realty Company, L.P. and Sterling Jewelers Inc., d/b/a Kay Jewelers, representing 100.0% of the net rentable square footage at the related Mortgaged Property, may go dark at any time provided that the borrower maintains a recapture right in connection with either tenant going dark.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as RIS Portfolio – Sanford Towne Center, representing approximately 0.3% of the Initial Pool Balance by allocated loan amount, the largest tenant at such Mortgaged Property, Save-A-Lot, representing approximately 41.0% of the net rentable area at such Mortgaged Property), has the option to go dark at any time.  If such tenant remains dark for 180 days the landlord has the option to terminate the lease.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Walgreens – Woodridge, IL, representing approximately 0.4% of the Initial Pool Balance, Walgreens, the sole tenant at such Mortgaged Property, has the option to go dark at any time.  However, if the tenant remains dark for 12 months, the landlord has the option to terminate the related lease.

There may be other tenant leases, other than those disclosed above, that do not require the related tenant to continue to operate its space at the related Mortgaged Property, and therefore such tenants may also have the option to go dark at any time, but such right to go dark is not expressly provided for under the subject lease.

Certain of the Mortgaged Properties as set forth in the table below, may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations. For example, set forth below are certain government leases that individually represent more than 5% of the base rent at the related Mortgaged Property and have these types of risks. One or more other leases at the related Mortgaged Property representing less than 5% of the base rent could also have these types of risks.

Mortgage Loan Name	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of Base Rent

Berwyn Shopping Center(1)	1.0%	Pennsylvania Liquor Control Board	16.4%	14.4%

(1)
The lease provides that if the governmental function for which the premises are leased is abolished, limited, or restricted by an act of legislature or law of congress, or any action taken under authority conferred by such acts or laws, then the Pennsylvania Liquor Control Board can cancel the lease by giving ninety (90) days’ notice in writing.

In addition to government sponsored tenants, certain of the Mortgaged Properties may be leased in whole or in part by non-profit or not-for-profit entities that rely on government funding for their revenues and that may have lease provisions that provide for termination in the event such government funding is reduced or terminated.

Certain other tenants may have the right to terminate the related lease or abate or reduce the related rent if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease without any such triggers.

Certain of the tenant leases permit the related tenant to terminate its lease based upon contingencies other than those set forth above in this “—Terminations” section.

See “Structural and Collateral Term Sheet” on Annex B to this prospectus supplement for more information on material lease termination options relating to the largest 20 Mortgage Loans.

Other.  Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation.

For example, taking into account the five (5) largest tenants by net rentable square footage at the Mortgaged Properties, or in the case of the 10 largest Mortgage Loans, or in cases where any Mortgaged Property is leased to a single tenant:

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With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as 1415 North Loop West, securing approximately 1.3% of the Initial Pool Balance, the second largest tenant (HEA Clinic, P.A.), representing approximately 8.1% of the net rentable area, has executed a lease but has not yet taken occupancy or begun paying rent.  The tenant is expected to take occupancy and begin paying rent on March 1, 2014.

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With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Canyon Plaza, securing approximately 1.2% of the Initial Pool Balance, one tenant (Fanlala) representing approximately 5.3% of the net rentable area has executed a lease but is not yet open. Fanlala is expected to take occupancy in April 2014 and began paying rent in January 2014.

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With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as 334-336 West 46th Street, securing approximately 0.8% of the Initial Pool Balance, the retail tenant, Kosher Deli, is not yet in occupancy but its lease term has commenced.  The tenant is expected to take physical occupancy upon its completion of certain tenant improvement work.  A free rent reserve in the amount of $225,000 was established on the closing date of the Mortgage Loan, which amount covers the base rent due each month through and including June 2014.  In addition, the borrower reserved $750,000 with the lender, which amount will be released to the borrower upon, among other things, (i) the debt service coverage ratio at the Mortgaged Property (based on a trailing 12-month period) being at least 1.25x, (ii) the debt yield at the Mortgaged Property (based on a trailing 12-month period) being at least 8.0% and (iii) the loan-to-value ratio at the Mortgaged Property being no greater than 75%.

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With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Townsend Street Office, securing approximately 1.0% of the Initial Pool Balance, the largest tenant, OpenDNS,  which currently occupies approximately 32.7% of the net rentable area of the Mortgage

Property, has executed a lease amendment expanding the leased premises by an additional 13.1% of net rentable area of the Mortgaged Property, but has not yet taken occupancy of the additional area.  The tenant is expected to take physical occupancy of the additional area upon completion of certain tenant improvement work, which, according to the lease amendment, the borrower intended to be completed by March 1, 2014.

See the footnotes to Annex A to this prospectus supplement for further information regarding the five (5) largest tenants by net rentable square footage at the Mortgaged Properties.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future.  For example, among the five (5) largest tenants (based on net rentable area) at Mortgaged Properties or portfolios of Mortgaged Properties securing the 20 largest Mortgage Loans or in cases where 10% or more of the aggregate net rentable area at a Mortgaged Property or portfolio of Mortgaged Properties is sublet:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as CityScape – East Office/Retail, representing approximately 8.4% of the Initial Pool Balance, Squire Sanders (US) LLP, the second largest tenant at the Mortgaged Property, representing approximately 11.5% of the net rentable area, subleases approximately 13,070 rentable square feet to Alliance Bank, and Squire Sanders (US) LLP’s lease is set to expire on August 31, 2021, exclusive of any renewal rights.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 335 West 16th Street, representing approximately 2.8% of the Initial Pool Balance, the single tenant at the Mortgaged Property, Tyco Integrated Security LLC, f/k/a ADT Security Services, Inc., subleases the entire Mortgaged Property to School of Visual Arts Inc., which operates the Mortgaged Property as a school for the visual arts under a sublease set to expire on July 31, 2022, exclusive of any renewal rights in favor of tenant.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Townsend Street Office, representing approximately 1.0% of the Initial Pool Balance, the second largest tenant at the Mortgaged Property, Pier Maritime, LLC, representing approximately 23.9% of the net rentable area, subleases its space under individual license agreements to various sub-tenants, a number of which are internet companies in various stages of development and operations.

In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent but not executed a lease with respect to the related space.  We cannot assure you that any such proposed tenant will sign a lease or take occupancy at the related Mortgaged Property.

In addition, the underwritten occupancy, Underwritten Net Cash Flow and Underwritten Net Operating Income of the Mortgaged Properties may reflect tenants, and rents from tenants, whose lease terms or renewal leases are under negotiation but not yet signed.  In addition, certain of the Mortgage Loans may have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

In these cases we cannot assure you that these tenants will take occupancy, begin paying rent or execute these leases.  If these tenants do not take occupancy of the leased space, begin paying rent or execute these leases, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.

In addition, anchor tenants at, and shadow anchor tenants with respect to, certain Mortgaged Properties may close or otherwise become vacant.  We cannot assure you that any such anchor tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

See “Structural and Collateral Term Sheet” on Annex B to this prospectus supplement for more information on other tenant matters relating to the largest 20 Mortgage Loans.

Purchase Options, Rights of First Offer and Rights of First Refusal

Below are certain purchase options, rights of first offer and rights of first refusal to purchase all or a portion of certain Mortgaged Properties.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Jones Bridge Square, representing approximately 0.7% of the Initial Pool Balance, the lease to Ingles Markets grants a right of first refusal to the tenant with respect to any sale of the Mortgaged Property.  Prior to any such sale, the borrower is required give notice to the tenant setting forth the terms of the proposed sale and the identity of the proposed buyer, and the tenant has 15 days after such notice to elect to purchase the property on the stated terms.  The right does not apply to a foreclosure or a deed-in-lieu of foreclosure.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Walgreens – Woodridge, IL, representing approximately 0.4% of the Initial Pool Balance, the lease to the single tenant grants a right of first refusal to the tenant with respect to any sale of the Mortgaged Property.  The right does not apply to a foreclosure or a deed-in-lieu of foreclosure.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Lakeshore Crossing, representing approximately 0.7% of the Initial Pool Balance, one of the tenants at such Mortgaged Property (which previously owned the Mortgaged Property) granted the fuel supplier for the gasoline station located on the Mortgaged Property a right of first refusal with respect to any sale of the Mortgaged Property. The right does not apply to a foreclosure or a deed-in-lieu of foreclosure.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Sunrise Shopping Center, representing approximately 0.5% of the Initial Pool Balance, the fifth largest tenant, McDonald’s, representing approximately 6.0% of the net rentable area at the related Mortgaged Property, has a right of first refusal with respect to any proposed sale of the outparcel that it currently occupies.  However, such right does not apply in connection with a sale of the entire Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Mid-City Plaza, representing approximately 1.8% of the Initial Pool Balance, the Taco Bell tenant, representing approximately 2.3% of the net rentable area at the related Mortgaged Property, has a right of first refusal to purchase its leased premises. Taco Bell has not subordinated the related lease. Taco Bell’s lease expires in August 2014.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Fairway Commons, representing approximately 0.5% of the Initial Pool Balance, tenant 99 Cents Only Store, representing approximately 28.0% of the net rentable area at the related Mortgaged Property, has a right of first offer to purchase all or any part of the related Mortgaged Property.  However, pursuant to a subordination, non-disturbance and attornment agreement entered into with the related lender, the tenant has fully subordinated the related lease, including the purchase option, to the related mortgage and thus, such right of first offer will not impede lender’s ability to foreclose on the related Mortgaged Property, however, such right of first offer will apply to sales of the property following foreclosure.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates.  Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 5.0% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Highland Estates MHC, representing approximately 1.7% of the Initial Pool Balance, at the Mortgaged Property, an affiliate of the borrower that owns such property owns 48 manufactured homes located on such property.  Such affiliate has master leased 38 of the pads underlying such homes from the borrower.   If such affiliate owns additional homes during the term of the loan, the pads under such homes shall also become subject to the master lease.  The pad rental for the pads under the master lease is at market rent.  Pads may be released from the master lease if sold to a bona fide third party in an arms-length transfer and such transferee enters into a lease as to the pad with Borrower or, on a quarterly basis, if Lender determines that there has been a net decrease in vacancy at the Mortgaged Property, the number of pads leased under the master lease may be similarly reduced. Additional rent may become due under the master lease on a quarterly basis if a cash management period has occurred under the Loan, such amount of rent to be equal to the amount of net proceeds received from the such affiliate from sales of homes. The non-recourse carveout guarantor of the loan also guaranteed to mortgage lender the payments under the master lease. The sole equity owner of such affiliate pledged its ownership interests in such affiliate to mortgage lender.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Harbor Point Estates MHC, representing approximately 0.6% of the Initial Pool Balance, a wholly-owned subsidiary of the borrower owns manufactured homes located on such Mortgaged Property.  These homes constitute 21 of the 141 total pad sites securing the related Mortgage Loan.  The affiliate has master leased all of the pads on which these manufactured homes are located from the borrower, provided, however that if such affiliate acquires additional homes during the term of the Mortgage Loan, the pads on which such homes are located shall also become subject to such master lease, and provided, further,  that pursuant to such master lease, the affiliate’s obligation to pay rent is limited to an amount equal to ten pad sites, as reduced from time to time as set forth in the related master lease and loan documents.  Notwithstanding the foregoing proviso, during a “Trigger Period” under the related mortgage loan documents (which will generally occur upon the occurrence and continuance of an event of default or the failure of certain debt service coverage ratio or debt yield tests), the affiliate lessee is obligated to pay to the related borrower (as additional rent) the proceeds of the sale of any of the mobile homes owned by such affiliate and located on such leased pad sites.  The related guarantor of the Mortgage Loan has guaranteed the payment of all rents due from time to time under the master lease.  The borrower has pledged its ownership interests in such affiliate as additional security for the Mortgage Loan.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Biltmore Office, representing approximately 3.5% of the Initial Pool Balance, Novare Events, LLC, Novare Group Holdings, Inc. and Novare Management, LLC, each an affiliate of the borrower, lease in the aggregate approximately 13.5% of the net rentable area at the related Mortgaged Property, which leases account for approximately 17.1% of the underwritten base rent at the related Mortgaged Property.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 350 North Clark, representing approximately 2.5% of the Initial Pool Balance, Friedman Properties, the property manager and an affiliate of the borrower, leases approximately 14.0% of the net rentable area at the related Mortgaged Property for office use.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Lakeshore Crossing, representing approximately 0.7% of the Initial Pool Balance, the sponsors of the related borrower own, in whole or in part, a daycare center, a liquor store and a convenience store that collectively account for approximately 38.6% of the net rentable area and approximately 43.8% of the gross income at the Mortgaged Property.  In addition, a company controlled by the sponsors of the borrower have entered into a lease with the borrower for the fuel pumps and fuel pump canopy located at the gasoline station on the Mortgaged Property.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Haverwood Village – Dallas TX, representing approximately 0.3% of the Initial Pool Balance, five limited partnerships own in the aggregate 50% of the borrowing entity.  Those five limited partnerships are affiliated with three tenants at the Mortgaged Property (including two of the top five tenants by net rentable area), which collectively comprise approximately 56.7% of the net rentable area.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable area of the related Mortgaged Property.

Certain of the Mortgaged Properties are leased in whole or in part by Originator and/or Sponsor affiliates.  For example:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Covington Crossing, representing approximately 0.3% of the Initial Pool Balance, CitiFinancial has leased 2,450 SF of the net rentable area at the related Mortgaged Property, which represents approximately 12.3% of the net rentable area.  CitiFinancial is affiliated with the Depositor, an Originator, a Sponsor and an Underwriter of this securitization transaction.

Insurance Considerations

In the case of 86 Mortgaged Properties, which secure in whole or in part 46 Mortgage Loans, representing approximately 72.2% of the Initial Pool Balance by allocated loan amount, the related borrower maintains insurance under blanket policies.

Further, certain Mortgaged Properties may be insured, in whole or in part, by a sole or significant tenant.  For example:

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With respect to the Newcastle Mortgage Loan, representing approximately 9.96% of the Initial Pool Balance, the related borrower is required to obtain, or cause the related tenant under the master lease to obtain, property insurance coverage with respect to the Mortgaged Properties that is required under the Mortgage Loan documents.  See “Structural and Collateral Term Sheet—Newcastle Senior Housing Portfolio” in Annex B to this prospectus supplement.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 335 West 16th Street, representing approximately 2.8% of the Initial Pool Balance, the related borrower is not required to obtain property insurance coverage with respect to the Mortgaged Property for so long as the insurance required under the Mortgage Loan documents is maintained by the single tenant at the Mortgaged Property.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 6502 Grape Road, representing approximately 0.5% of the Initial Pool Balance, the related borrower is permitted to rely on the property insurance coverage obtained by the sole tenant as required under its lease.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Walgreens - Woodridge, IL, representing approximately 0.4% of the Initial Pool Balance, the related borrower is permitted to rely on the property insurance coverage obtained by the sole tenant as required under its lease.

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With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as ACG Conlon Portfolio and Harbor Point Estates MHC, collectively representing approximately 1.2% of the Initial Pool Balance, the entire Mortgaged Property (with respect to the Mortgaged Property identified on Annex A as Harbor Point Estates MHC) or portions of certain of the Mortgaged Properties (with respect to the Mortgaged Properties identified on Annex A as ACG Conlon Portfolio) were (as of the origination of the related Mortgage Loan) in areas identified as having special flood hazards.  No flood insurance or business interruption insurance exists for those portions of the related Mortgaged Properties.  The Mortgagor and related non-recourse carveouts guarantor are obligated for losses to the extent of any and all amounts that would have been paid with respect to the pad sites located in any identified flood hazard zone under the business interruption insurance required to be maintained under the related loan documents had such pads been able to be included within the scope of such business interruption insurance.

In addition, with respect to certain Mortgage Loans, the insurable value of the related Mortgaged Property as of the origination date of the related Mortgage Loan was lower than the principal balance of the related Mortgage Loan.

See “Risk Factors—Risks Associated with Blanket Insurance Policies or Self-Insurance” and “—Earthquake, Flood and Other Insurance May Not be Available or Adequate” in this prospectus supplement.

In addition, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower.

Further, many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in this prospectus supplement.

Zoning and Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use.  In addition, certain of the Mortgaged Properties may be subject to restrictions relating to their current use or have other zoning issues.  For example, certain of the Mortgaged Properties are subject to a temporary certificate of occupancy (the “TCO”).  The related Mortgaged Loan documents require the related borrower to use commercially reasonable efforts to maintain the TCO, or cause the sponsor of the property to maintain the TCO, and to cause the TCO to be continuously renewed at all times until a permanent certificate of occupancy (“PCO”) is obtained for the related Mortgaged Property.

Due to historical environmental conditions at the property, the Mortgaged Property identified on Annex A to this prospectus supplement as Twin River Commons Student Housing, which secures approximately 2.6% of the Initial Pool Balance, may not be used as a single family residential dwelling or for any gardening or farming purposes.  See “—Environmental Considerations” above.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Pioneer Building, representing approximately 0.8% of the Initial Pool Balance, the Mortgaged Property is located in a local historic district.  In connection with this location, the related borrower’s ability to make certain repairs and alterations to the Mortgaged Property will be subject, in some instances, to the approval of the local zoning committee.  As of the origination date, the related borrower was in compliance with all historic zoning requirements.

See “Risk Factors—Risks Related to Zoning Non-Compliance and Use Restrictions” in this prospectus supplement.

Appraised Value

In certain cases, appraisals may reflect both “as stabilized” and “as-is” values, although the Appraised Value reflected in this prospectus supplement with respect to each Mortgaged Property reflects only the “as-is” value, which may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies, other than as follows:

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With respect to the loan-to-value ratios at maturity of 14 Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified in the definitions of “LTV Ratio at Maturity” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement, the related LTV Ratio at Maturity reflected in this prospectus supplement is calculated using an “as stabilized” appraised value.

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Appraised Values are further calculated based on certain other assumptions and considerations set forth in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Risk Factors—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus supplement.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans do not contain such carveouts or contain limitations to such carveouts.  Certain other Mortgage Loans may have additional limitations to the non-recourse carveouts as described on Annex E-2 to this prospectus supplement.  See “Risk Factors—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed” in this prospectus supplement.

We cannot assure you that the net worth or liquidity of any non-recourse guarantor under any of the Mortgage Loans will be sufficient to satisfy any claims against that guarantor under its non-recourse guaranty.  In most cases, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan.

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.  Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Increases in Real Estate Taxes May Reduce Available Funds” in this prospectus supplement.

The mortgaged property identified on Annex A to this prospectus supplement as CityScape – East Office/Retail, which secures a Mortgage Loan that represents approximately 8.4% of the Initial Pool Balance, is subject to two ground leases (one for the office/retail building, and one for the subterranean parking structure) with the City of Phoenix in order to facilitate the Government Property Lease Excise Tax (“GPLET”) real estate tax abatement program.  Under the GPLET program, the mortgaged property is assessed an excise tax in lieu of the assessment of ad valorem or other leasehold or real property taxes.  Furthermore, the mortgaged property is subject to a total abatement of GPLET excise taxes for the first eight years following issuance of a final shell certificate of occupancy (or its equivalent) by the City of Phoenix as to buildings constructed pursuant to such ground leases (expiring in February, 2018).  Thereafter, the mortgaged property will be assessed a flat rate for years nine through ten of approximately $1,304,658.  During years 11 through 20, the tax obligation then decreases to 80% of such amount, and then during years 21 through 30, the tax obligation decreases to 60% of such amount, decreasing every ten years thereafter by 20% until the obligation reaches zero at the end of year 50.  We cannot assure you that any such taxes that are not currently being assessed will not be assessed against the related mortgaged property in the future.  In addition, in the event that the fee interest is sold by the City of Phoenix to a third party, there may be an increased risk that the mortgaged property would no longer be subject to the GPLET Program and the City of Phoenix would assess real estate taxes on such mortgaged property based on the full assessed value of the land and improvements.  The related borrower maintains the option to purchase the fee interest in the office/retail component of the mortgaged property at any time for $5,000, and the option to purchase the fee interest in the underground parking garage for $5,000 in or after March 2035. If either option to purchase is exercised, the applicable portion purchased would no longer be enrolled in the GPLET program and would be subject to the full assessment of real estate taxes.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Twin River Commons Student Housing, representing approximately 2.6% of the Initial Pool Balance, the property is subject to a payment in lieu of taxes program with the City of Binghamton and the Broome County Industrial Development Agency (“IDA”).  The program has a term of 20 years, commencing on January 1, 2013 and ending on December 31, 2032.  In order to facilitate the tax abatement, the borrower entered into a leaseback arrangement with the IDA (which is exempt from the payment of real estate taxes) pursuant to which the borrower leased the Mortgaged Property to the IDA and the IDA sub-leased the Mortgaged Property back to the borrower.  The borrower has agreed to make certain payments to the City of Binghamton, the Binghamton City school district, and the County of Broome in lieu of general taxes that would normally be levied against the property.  The payments begin at $176,825 in year one, which reflects a 75% abated tax assessment.  The 75% abatement remains constant for the first five years of the program and then decreases by 5% each year thereafter.

Certain Terms of the Mortgage Loans

Due Dates; Mortgage Loan Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which interest and/or principal payments are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance

6	0	58	80.1%
1	5	7	12.7
5	0	13	7.2
Total		78	100.0%

As used in this prospectus supplement, “grace period“ is the number of days before a payment default is an event of default under the terms of each Mortgage Loan.  See Annex A to this prospectus supplement for information on the number of days before late payment charges are due under the Mortgage Loan.  The information on Annex A to this prospectus supplement regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans.  Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy.  All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Four (4) of the Mortgage Loans, representing approximately 12.2%, in the aggregate, of the Initial Pool Balance, each provides for monthly payments of interest-only until its related stated maturity date (each of those four (4) Mortgage Loans, an “Interest-Only Mortgage Loan”).

Each of the remaining 74 Mortgage Loans, representing approximately 87.8%, in the aggregate, of the Initial Pool Balance, provides for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans (those 74 Mortgage Loans, together with the Interest-Only Mortgage Loans, the “Balloon Mortgage Loans”).  24 of these 74 Mortgage Loans referenced in the preceding sentence, representing approximately 38.7%, in the aggregate, of the Initial Pool Balance, provide for monthly payments of interest-only for a period of 12 months to 60 months following the related origination date and then amortize for the remainder of their loan term.  The Balloon Mortgage Loans will have balloon payments due at their stated maturity dates, unless prepaid prior thereto.

Included in the 78 Balloon Mortgage Loans are (i) the Newcastle Mortgage Loan, which represents approximately 9.96% of the Initial Pool Balance and is part of a Loan Combination that amortizes based on the non-standard amortization schedule set forth on Annex G-1 to this prospectus supplement, and (ii) the Tanyard Park Apartments Mortgage Loan, which represents approximately 1.2% of the Initial Pool Balance and amortizes based on the non-standard amortization schedule set forth on Annex G-2 to this prospectus supplement.

Single Purpose Entity Covenants

The terms of certain of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and limit the borrowers’ ability to incur additional indebtedness.  Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan.  That borrower may also have previously owned property other than the related Mortgaged Property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities.  However, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower.  Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.  In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed.  For example, there are certain Mortgage Loans for which there is no independent director, manager or trustee in place with respect to the related borrower.

In all cases, the terms of the borrowers’ organizational documents or the terms of the Mortgage Loans limit the borrower’s activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and related activities, and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations, and other than subordinated debt permitted under the loan documents.  See “—Statistical Characteristics of the Mortgage Loans —Additional Indebtedness” above in this prospectus supplement.  Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan.  However, we cannot assure you that such borrowers have in the past complied and will comply with such requirements, and in some cases unsecured debt exists and/or is allowed in the future.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

 Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance provisions, prepayment lockout provisions and/or yield maintenance provisions.  Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Loan Combination, if applicable) is prepaid within a specified period (ranging from approximately three (3) to six (6) payments) up to and including the stated maturity date.  See Annex A to this prospectus supplement for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing.  We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable.  See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges” in the prospectus.  In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●
will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●
if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A to this prospectus supplement and “Structural and Collateral Term Sheet” on Annex B to this prospectus supplement for more information on reserves relating to the largest 20 Mortgage Loans.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld).  Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations.  The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related loan documents.  Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer.  Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers.  Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each Rating Agency;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●
the assumption fee has been received (which assumption fee will be paid applied as described under “The Pooling and Servicing Agreement—Application of Penalty Charges and Modification Fees” in this prospectus supplement, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan or other permitted pledge of borrower interest or a preferred equity investment (if any) will also result in a permitted transfer.  See “—Additional Indebtedness” above.

The Master Servicer (with respect to non-Specially Serviced Loans and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Loans) will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer of interests in the borrower or the Mortgaged Property or further encumbrances of the related Mortgaged Property, subject to any approval rights of the Controlling Class Representative or its representative to any waiver of any such clause.  See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Due-on-Sale and Debt Acceleration Clauses” and “Certain Legal Aspects of the Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions” in the prospectus.  The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Notwithstanding the foregoing, without any other approval, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Loan to such easement, right of way or similar agreement.

Defeasance; Collateral Substitution

The terms of 69 of the Mortgage Loans (the “Defeasance Loans”) (which includes the 1500 Spring Garden Mortgage Loan which is part of a Loan Combination), representing approximately 73.7% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists), after a lockout period of at least two years following the Closing Date (the “Defeasance Lock-Out Period”) and prior to the related open prepayment period described below, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.  Certain of those Mortgage Loans also permit the related borrower to make certain voluntary prepayments or effect a partial defeasance in connection with partial releases as described under “—Voluntary Prepayments” and “—Partial Releases” below.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or Loan Combination, if applicable) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Loan Combination, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan (or Loan Combination, if applicable)) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Loan Combination, if applicable), or under the defeased portion of the Mortgage Loan (or Loan Combination, if applicable) in the case of a partial defeasance, including in the case of a Balloon Mortgage Loan, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing (or causing the purchase of) the government securities on behalf of the borrower at the borrower’s expense to the extent consistent with the related loan documents.  Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower or other designated party, but in any event will not be assets of the Issuing Entity.  Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer may accept as defeasance collateral any “government security,” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), notwithstanding any more restrictive requirements in the related Mortgage Loan documents; provided that the Master Servicer has received an opinion of counsel that acceptance of such defeasance collateral will not endanger the status of either Trust REMIC as a REMIC or result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property” as set forth in Section 860G(c) of the Code).  Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan (or Loan Combination, if applicable) and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan (or Loan Combination, if applicable).

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan.  If a Mortgage Loan (or Loan

Combination, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Voluntary Prepayments

Nine (9) Mortgage Loans, representing approximately 26.3% of the Initial Pool Balance, each permits the related borrower, after a lockout period of five (5) payments to 27 payments following the origination date, to prepay the Mortgage Loan in whole or, in some cases, in connection with a partial release of a Mortgaged Property, in part, in each case together with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open period.

In addition to the above-referenced permitted partial prepayments, certain of the Mortgage Loans permit partial defeasance in connection with releases of individual Mortgaged Properties or portions of individual Mortgaged Properties.  See “—Partial Releases” below.

Notwithstanding the foregoing restrictions on prepayments, the Mortgage Loans generally permit voluntary prepayments without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods
Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance

3	11	12.0%
4	65	86.1
5	1	1.0
6	1	0.8
Total	78	100.0%

See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges” in the prospectus.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions.

Property Releases; Partial Prepayments

With respect to the Newcastle Mortgage Loan, representing approximately 9.96% of the Initial Pool Balance, for so long as no event of default is then continuing, the borrower may obtain the release of one or more of the related Mortgaged Properties from the liens of the loan documents at any time on or after June 23, 2014, subject to the satisfaction of certain conditions, including among others: (i) prepayment in an amount equal to 125% of the allocated loan amount for each Mortgaged Property being released, (ii) payment of a yield maintenance premium of no less than 1% of the amount prepaid, (iii) after giving effect to the release, the debt service coverage ratio (as calculated under the loan agreement) for the remaining Mortgaged Properties for the twelve-month period preceding the end of the most recent fiscal quarter is no less than the greater of (a) 1.42x and (b) the debt service coverage ratio immediately prior to the release, (iv) the released Mortgaged Property may no longer be subject to the related master lease and the rent under the master lease may not be reduced by an amount that is in excess of the allocated property rent for such Mortgaged Property and (v) delivery of a REMIC opinion.  See “Structural and Collateral Term Sheet—Newcastle Senior Housing Portfolio” in Annex B to this prospectus supplement.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as RIS Portfolio, representing approximately 3.1% of the Initial Pool Balance, the Mortgage Loan documents permit, provided no event of default is then continuing, a partial release of one or more of the individual properties during any period when prepayment of the loan in full is permitted, subject to certain conditions, including, without limitation, the following: (i) the borrowers prepay the loan in an amount equal to the greater of (I) 125% of the allocated loan amount with respect to such property, and (II) an amount such that, after giving effect to such release and related partial prepayment, (A) the debt service coverage ratio for the loan with respect to the remaining properties is not  less than the greater of (x) 1.60x, and (y) the debt service coverage ratio with respect to both the released property and the remaining properties immediately prior to the proposed release; (B) the debt yield with respect to the remaining properties is not less than the greater of (x) 10.25%, and (y) the debt yield with respect to both the released property and the remaining properties immediately prior to the proposed release; and (C) the loan to value ratio for the remaining properties shall not exceed the lesser of (x) 58.5%, and (y) the loan to value ratio for both the released property and the remaining properties immediately prior to the proposed release; (ii) the borrowers pay the yield maintenance premium with respect to the amount being prepaid; (iii) if required by the Pooling and Servicing Agreement, a Rating Agency Confirmation, and (iv) compliance with the applicable REMIC requirements.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Knobs Pointe, representing approximately 1.4% of the Initial Pool Balance, the related Mortgage Loan documents permit the release of the retail portion of the Mortgaged Property, consisting of approximately 14,980 square feet, in connection with a bona fide third party sale of the retail portion, provided that, among other things (i) the borrower provides a partial prepayment amount equal to the greater of (a) the net sales proceeds from the sale of the release parcel and (b) $678,125, plus yield maintenance, and (ii) after giving effect to the release, the remaining portion of the Mortgaged Property maintains (a) a debt service coverage ratio at least equal to the greater of (x) 1.49x and (y) the debt service coverage ratio immediately preceding the release, (b) a loan-to-value ratio that is not greater than the lesser of (x) 73% and (y) the loan-to-value ratio immediately preceding the release and (c) a debt yield at least equal to the greater of (x) 9.5% and (y) the debt yield immediately preceding the release.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Wheeler Food Lion Portfolio, representing approximately 1.2% of the Initial Pool Balance, the related Mortgage Loan documents permit the release of an individual Mortgaged Property in connection with a sale of such Mortgaged Property to a bona fide third party at any time after the second anniversary of the Closing Date, provided that, among other things (i) the borrower provides a partial prepayment equal to the greater of (a) the net sales proceeds from the sale of the individual Mortgaged Property and (b) 120% of the allocated loan amount of the released individual Mortgaged Property, plus yield maintenance, (ii) after giving effect to the release, the remaining portfolio of Mortgaged Properties maintains (a) a minimum debt service coverage ratio of 1.57x and (b) a minimum debt yield of 10.0% for the first release, and for each subsequent release a debt yield at least equal to the greater of (x) 10.0% and (y) the lesser of (1) the debt yield immediately preceding the release and (2) 10.5%, (iii) neither the South Square Shopping Center Mortgaged Property nor the Westland Square Mortgaged Property may be the final remaining Mortgaged Property securing the Mortgage Loan and (iv) all REMIC requirements are satisfied.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Lake Washington Square, representing approximately 0.9% of the Initial Pool Balance, the related Mortgage Loan documents permit the release of a certain outparcel portion of the Mortgaged Property of approximately 2.78 acres, subject to the satisfaction of certain conditions, including that: (i) as of each of the release notice date and the consummation of the release, the debt service coverage ratio (as calculated under the related Mortgage Loan documents without giving effect to the release) is greater than 1.25x, (ii) as of each of the release notice date and the consummation of the release, L.A. Fitness, a tenant at the Mortgaged Property,  is not in monetary default under its Lease, has not “gone dark” or terminated its lease, and is not the subject of an insolvency action, (iii) the borrower submits evidence that after giving effect to the release, the loan-to-value ratio (as calculated under the related Mortgage Loan documents) is no greater than the lesser of (A) the loan-to-value ratio of the Mortgaged Property immediately prior to the release or (B) the loan-to-value ratio of the Mortgaged Property at the origination of the Mortgage Loan, (iv) if required, lender receives of a Rating Agency Confirmation, (v) borrower delivers a REMIC opinion with respect to such release, and (vi) if at the time of the release, the Mortgage Loan is included in a REMIC trust and the loan-to-value ratio of the remaining property would exceed 125% immediately after such release, borrower pays down the principal balance of the Mortgage Loan by a “qualified amount”, unless lender receives an opinion from counsel that if the foregoing prepayment is not followed, the applicable REMIC trust will not fail to maintain its status.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as the LV III Portfolio, representing approximately 0.8% of the Initial Pool Balance, the Mortgage Loan documents permit the release of any of one or more of the individual Mortgaged Properties identified on Annex A to this prospectus supplement as LV III Portfolio – Epic Storage at Warm Springs and Storage One at Conestoga, in connection with a bona fide third-party sale at any time after the second anniversary of the Closing Date, subject to satisfaction of certain conditions, including that: (i) the debt yield based on the remaining Mortgaged Properties immediately following the release is equal to or greater than (a) 10% and (b) the debt yield as of the date immediately prior to the proposed release, (ii) as of each of the release notice date and the consummation of the release, the debt service coverage ratio (as calculated under the related Mortgage Loan documents) is greater than the greater of (a) the debt service coverage ratio based on all individual Mortgaged Properties immediately prior to the release notice date or the consummation of the release (as applicable), and (b) 1.20x, (iii) as of each of the release notice date and the consummation of the release, the loan-to-value ratio (as calculated under the related Mortgage Loan documents) is no greater than the lesser of (a) the loan-to-value ratio at the origination of the Mortgage Loan and (b) the loan-to-value ratio based on the individual Mortgaged Properties immediately prior to the release notice date or the consummation of the release (as applicable), (iv) the borrower prepays in an amount equal to the greater of (a) 125% of the allocated loan amount with respect to such individual Mortgaged Property(ies) being released and (b) 100% of the net sales proceeds applicable to such individual Mortgaged Property(ies), in addition to any interest shortfall and yield maintenance due under the Mortgage Loan documents, (v) lender receives a Rating Agency Confirmation, (vi) such release is permitted under REMIC requirements, and (vii) borrower delivers a REMIC opinion with respect to such release.

  Property Releases; Partial Defeasance

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 1500 Spring Garden, representing approximately 6.8% of the Initial Pool Balance, the Mortgage Loan documents permit the release of a parking parcel of the Mortgaged Property at any time after the second anniversary of the Closing Date, if the borrower defeases a portion of the Mortgage Loan, subject to satisfaction of certain conditions, including that: (i) the borrower defeases an amount equal to 115% of the allocated loan amount for the parcel to be released, (ii) as of each of the partial defeasance notice date and the date of the partial defeasance, after giving effect to the partial defeasance, the debt service coverage ratio calculated under the related Mortgage Loan documents based on the remaining portion of the Mortgaged Property is greater than the greater of (a) the debt service coverage ratio based on the Mortgaged Property (inclusive of the released parcel) immediately prior to the partial defeasance notice date or the date of partial defeasance, as applicable, and (b) 1.40x, (iii) as of each of the partial defeasance notice date and the date of the partial defeasance, after giving effect to the partial defeasance, the loan-to-value ratio calculated under the related Mortgage Loan documents based on the remaining portion of the Mortgaged Property is not greater than the lesser of (a) 75.0% and (b) the loan-to-value ratio based on the Mortgaged Property (inclusive of the released parcel) immediately prior to the partial defeasance notice date or the date of partial defeasance, as applicable, (iv) borrower’s delivery of a REMIC opinion, and (v) borrower’s delivery of a Rating Agency Confirmation.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Phoenix Shadow Anchored Retail Portfolio, representing approximately 2.0% of the Initial Pool Balance, for so long as no event of default is then continuing, the borrower may obtain the release of one or more of the related Mortgaged Properties from the liens of the loan documents at any time after the second anniversary of the Closing Date, subject to the satisfaction of certain conditions, including among others: (i) delivery of defeasance collateral sufficient to defease an amount equal to the lesser of (a) an amount equal to 125% of the allocated loan amount for each Mortgaged Property being released and (b) the portion of the Mortgage Loan that has not yet been defeased, (ii) after giving effect to the release, the debt service coverage ratio (as calculated under the loan agreement) for the remaining Mortgaged Properties for the twelve-month period preceding the end of the most recent fiscal quarter is no less than the greater of (a) 1.62x and (b) the debt service coverage ratio immediately prior to the release, (iii) delivery of a Rating Agency Confirmation and (iv) delivery of a REMIC opinion.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Wymberly Portfolio, representing approximately 1.2% of the Initial Pool Balance, the related Mortgage Loan documents permit the release of one individual Mortgaged Property at any time after the second anniversary of the Closing Date, provided that, among other things (i) the borrower partially defeases an amount equal to 125% of the allocated loan amount of such released Mortgaged Property, (ii) after giving effect to such release, the remaining portfolio of Mortgaged Properties maintains (a) the debt service coverage ratio (based on the trailing twelve month period) for the remaining Mortgaged Property is no less than the greater of (x) 1.31x and (y) the debt service coverage ratio immediately preceding such release and (b) the loan-to-value ratio for the remaining Mortgaged Property is no greater than the lesser of (x) 67.3% and (y) the loan-to-value ratio immediately preceding the release, (iii) the borrower may not release more than one Mortgaged Property in total and (iv) all REMIC requirements are satisfied.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Towers of Lakeway, representing approximately 0.7% of the Initial Pool Balance, the Mortgage Loan documents permit, so long as there is no event of default continuing, a partial defeasance of the loan and the release of one of the three parcels comprising the Mortgaged Property during any period when defeasance of the Mortgage Loan in full is permitted, subject to certain conditions, including, without limitation, (i) borrower delivering a defeased note in an amount equal to the greater of (I) 125% of the allocated loan amount with respect to such parcel, and (II) an amount such that, after giving effect to such partial defeasance, (A) the debt service coverage ratio for the Mortgage Loan with respect to the remaining properties shall not be less than the greater of (x) 1.40x and (y) the debt service coverage ratio with respect to both the released property and the remaining properties immediately prior to the proposed release; (B) the debt yield with respect to the remaining properties shall not be less than the greater of (x) 10%, and (y) the debt yield with respect to both the released property and the remaining properties immediately prior to the proposed release; and (C) the loan to value ratio for the remaining properties shall not exceed the lesser of (x) 65%, and (y) the loan to value ratio for both the released property and the remaining properties immediately prior to the proposed release; (ii) borrower delivering the partial defeasance collateral (i.e., government securities) to lender; (iii) borrower delivering a rating agency confirmation; (iv) compliance with certain REMIC requirements and delivery of a legal opinion with respect to such requirements; and (v) borrower delivering a certificate of a “big four” or other nationally recognized public accounting firm certifying that the partial defeasance collateral will generate monthly amounts equal to or greater than the monthly payments with respect to the defeased promissory note.

  Property Releases; Free Releases

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Mid-City Plaza, representing approximately 1.8% of the Initial Pool Balance, for so long as no event of default is then continuing, the borrower may obtain the release of the parcel of the Mortgaged Property that is leased to Midas, in connection with the transfer of such parcel to an affiliate of the related borrower, whose use is integrated and consistent with the use of the Mortgaged Property, subject to the satisfaction of certain conditions, including among others: (i) such transfer does not result in a material adverse effect upon, among other things, the borrower’s title to the Mortgaged Property, the ability of the Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan, the ability of the borrower or non-recourse carveout guarantor to perform any material provision of any loan document, the lender’s ability to enforce the loan documents or the value, use, enjoyment, operation or occupancy of the Mortgaged Property, as evidenced by an officer’s certificate, and (ii) delivery of a REMIC opinion.

Addition of Real Property to the Mortgaged Property

In addition to the substitution of collateral discussed under “—Property Releases; Partial Defeasance” above, the following Mortgage Loans provide for the addition of real property to the Mortgaged Property:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 1700 West Greenleaf, representing approximately 0.5% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to acquire a condominium unit to be added to the Mortgaged Property, subject to the satisfaction of certain conditions, including among others: (i) no event of default continuing under the Mortgage Loan, (ii) delivery of a REMIC opinion and (iii) delivery of Rating Agency Confirmation.

See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges” and “—Defeasance” in the prospectus.

Escrows

Seventy-one (71) Mortgage Loans, representing approximately 84.2% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Seventy (70) Mortgage Loans, representing approximately 93.3% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Sixty-five (65) Mortgage Loans, representing approximately 74.5% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Thirty-six (36) Mortgage Loans, representing approximately 79.8% of that portion of the Initial Pool Balance secured by office, retail and mixed use properties, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, mixed use and industrial properties only.

Certain of the reserves described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related loan documents.

Additional Mortgage Loan Information

Each of the tables presented in Annex B and Annex C to this prospectus supplement sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable.  For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this prospectus supplement.  For certain additional information regarding the 20 largest Mortgage Loans in the pool of Mortgage Loans, see “Structural and Collateral Term Sheet” in Annex B to this prospectus supplement.

The Loan Combinations

General

The following three (3) Split Mortgage Loans are each part of a Loan Combination comprised of each subject Mortgage Loan which is included in the Issuing Entity, and one or more pari passu Companion Loans that are held outside the Issuing Entity, each of which is evidenced by a separate promissory note and in each case both of which are secured by the same Mortgage encumbering the same Mortgaged Property or portfolio of Mortgaged Properties:

●
the subject Mortgage Loan (the “Newcastle Mortgage Loan”) with an outstanding principal balance as of the Cut-off Date of $101,195,816, secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Newcastle Senior Housing Portfolio (the “Newcastle Mortgaged Properties”), representing approximately 9.96% of the Initial Pool Balance; and two (2) related Companion Loans (together, the “Newcastle Companion Loan”; and, together with the Newcastle Mortgage Loan, the “Newcastle Loan Combination”) with an aggregate outstanding principal balance as of the Cut-off Date for such Companion Loans of $260,216,815 which are currently held by GS Commercial Real Estate LP and are expected to be contributed to one or more subsequent commercial mortgage securitizations;

●
the subject Mortgage Loan (the “CityScape Mortgage Loan”) with an outstanding principal balance as of the Cut-off Date of $85,000,000, secured by the Mortgaged Property identified on Annex A to this prospectus supplement as CityScape - East Office/Retail (the “CityScape Mortgaged Property”), representing approximately 8.4% of the Initial Pool Balance; and the related Companion Loan (the “CityScape Companion Loan”; and, together with the CityScape Mortgage Loan, the “CityScape Loan Combination”) with an outstanding principal balance as of the Cut-off Date of $100,000,000, which Companion Loan was previously included in a commercial mortgage securitization (the “GSMS 2014-GC18 Securitization”) relating to the issuance of the GS Mortgage Securities Trust 2014-GC18, Commercial Mortgage Pass-Through Certificates, Series 2014-GC18 (the “GSMS 2014-GC18 Certificates”); and

●
the subject Mortgage Loan (the “Spring Garden Mortgage Loan”) with an outstanding principal balance as of the Cut-off Date of $69,500,000, secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 1500 Spring Garden (the “Spring Garden Mortgaged Property”), representing approximately 6.8% of the Initial Pool Balance; and the related Companion Loan (the “Spring Garden

Companion Loan”; and, together with the Spring Garden Mortgage Loan, the “Spring Garden Loan Combination”) with an outstanding principal balance as of the Cut-off Date of $80,000,000, which Companion Loan was previously included in the GSMS 2014-GC18 Securitization.

Each Split Mortgage Loan and its related Companion Loan are cross-collateralized and cross-defaulted.  Each Companion Loan is pari passu in right of payment with its related Split Mortgage Loan.  Only the Split Mortgage Loans are included in the Issuing Entity.  The Companion Loans are not assets of the Issuing Entity.

Set forth in the chart below is certain information regarding the Split Mortgage Loans and their related Companion Loans.

Loan Combination Summary
Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Controlling Pooling & Servicing Agreement(1)	Master Servicer	Special Servicer

Newcastle Senior Housing Portfolio	$101,195,816	9.96%	$260,216,815	$361,412,631	CGCMT 2014-GC19	Wells Fargo	Midland
CityScape - East Office/Retail(2)	$85,000,000	8.4%	$100,000,000	$185,000,000	GSMS 2014-GC18	Wells Fargo	LNR
1500 Spring Garden	$69,500,000	6.8%	$80,000,000	$149,500,000	GSMS 2014-GC18	Wells Fargo	LNR

(1)
The CityScape - East Office/Retail mortgage loan and the 1500 Spring Garden mortgage loan will be serviced under the GSMS 2014-GC18 pooling and servicing agreement, pursuant to which Wells Fargo Bank, National Association is the master servicer and LNR Partners, LLC is the special servicer.

(2)
The CityScape – East Office/Retail mortgage loan consists of two promissory notes. The CityScape – East Office/Retail mortgage loan is presented as one mortgage loan for all purposes in this prospectus supplement.

In connection with each of the foregoing Loan Combinations, the relative rights and obligations of the Trustee on behalf of the Issuing Entity and the related Companion Loan Holder are generally governed by a co-lender agreement (each, a  “Co-Lender Agreement”).  Each Co-Lender Agreement provides, among other things, (i) one of the holders will be the “controlling note holder” (the “Controlling Holder”) entitled to (a) approve or direct material servicing decisions involving the related Loan Combination, and (b) replace the applicable special servicer with respect to such Loan Combination with or without cause; (ii) for the servicing and administration of the subject Loan Combination and any related Mortgaged Property; and (iii) that expenses, losses and shortfalls relating to the Loan Combination will be allocated on a pro rata basis to the holders of the subject Mortgage Loan and the related Companion Loan, in each case as more particularly described below in this Loan Combination section.

Set forth below are certain terms and provisions of each of the Loan Combinations and the related Co-Lender Agreements.  For more information regarding the Loan Combinations, see “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this prospectus supplement.  Also, see “Structural and Collateral Term Sheet—Newcastle Senior Housing Portfolio”, “—CityScape – East Office/Retail” and “—1500 Spring Garden” in Annex B to this prospectus supplement.

The Newcastle Loan Combination

Servicing

The Newcastle Loan Combination and any related REO Property will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “The Pooling and Servicing Agreement” in this prospectus supplement, but subject to the terms of the related Co-Lender Agreement.  In servicing the Newcastle Loan Combination, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of both the Certificateholders and any related Serviced Companion Loan Holder as a collective whole.

Amounts payable to the Issuing Entity as holder of the Mortgage Loan that is part of the Newcastle Loan Combination pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus supplement and amounts payable to any related

Serviced Companion Loan Holder will be distributed to such holder net of certain fees and expenses on such related Serviced Companion Loan as set forth in the related Co-Lender Agreement.

Application of Payments

The Co-Lender Agreement with respect to the Newcastle Loan Combination sets forth the respective rights of the holder of the related Mortgage Loan and the holder of any related Serviced Companion Loan with respect to distributions of funds received in respect of the Newcastle Loan Combination, and provides, in general, that:

●
the related Mortgage Loan and any related Serviced Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●
all payments, proceeds and other recoveries on or in respect of the Newcastle Loan Combination or the related Mortgaged Property will be applied to the related Mortgage Loan and any related Serviced Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee) in accordance with the terms of such Co-Lender Agreement and the Pooling and Servicing Agreement; and

●	expenses, losses and shortfalls relating to the Newcastle Loan Combination will be allocated, on a pro rata and pari passu basis, to the related Mortgage Loan and any related Serviced Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Mortgage Loan that is part of the Newcastle Loan Combination, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement, on other Mortgage Loans, but not out of payments or other collections on any related Serviced Companion Loan.

Certain costs and expenses (such as a pro rata share of a Property Advance) allocable to either related Serviced Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on that Serviced Companion Loan or from general collections with respect to the securitization of that Serviced Companion Loan.  This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the Certificates.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the Controlling Holder with respect to the Newcastle Loan Combination, as of any date of determination, will be the Trustee, on behalf of the Issuing Entity, as holder of the related Mortgage Loan; provided that, unless a Control Termination Event exists, the Directing Holder will be entitled to exercise the rights of the Controlling Holder with respect to the Newcastle Loan Combination.  In its capacity as representative of the Controlling Holder under the Co-Lender Agreement, the Controlling Class Representative will be entitled to exercise all of the rights of the Controlling Class Representative set forth under “The Pooling and Servicing Agreement—Controlling Class Representative” with respect to the Newcastle Loan Combination, and the implementation of any recommended actions outlined in an asset status report with respect to the Newcastle Loan Combination will require the approval of the Controlling Class Representative as and to the extent described herein under “The Pooling and Servicing Agreement—Controlling Class Representative” and “—Asset Status Reports.”  Pursuant to the terms of the Pooling and Servicing Agreement, the Controlling Class Representative will have the same consent and/or consultation rights with respect to the Newcastle Loan Combination as it does, and for so long as it does, with respect to the other Mortgage Loans included in the Issuing Entity.

In addition, pursuant to the terms of the related Co-Lender Agreement, the holder of any related Serviced Companion Loan (or its representative which, at any time such Serviced Companion Loan is included in a securitization, may be the controlling class representative for that securitization or any other party assigned the rights to exercise the rights of the holder of such Serviced Companion Loan, as and to the extent provided in the related pooling and servicing agreement) will (i) have a right to receive copies of all notices, information and reports that the Master Servicer or Special Servicer, as applicable, is required to provide to the Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the Controlling Class Representative under the Pooling and Servicing Agreement without regard to the occurrence of a Control Termination Event or Consultation Termination Event) with respect to any Major Decisions (as defined under “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement) to be taken with respect to the Newcastle Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Newcastle Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis with respect to any Major Decisions to be taken with respect to the Newcastle Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Newcastle Loan Combination.  The consultation right of any Serviced Companion Loan Holder (or its representative) will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not such Serviced Companion Loan Holder (or its representative) has responded within such period; provided, that if the Master Servicer (or Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew.  Notwithstanding any Serviced Companion Loan Holder’s (or its representative’s) consultation rights described above, the Master Servicer or Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the related Mortgage Loan and such Serviced Companion Loan.  Neither the Master Servicer nor the Special Servicer will be obligated at any time to follow or take any alternative actions recommended by any Serviced Companion Loan Holder (or its representative, including, if such Serviced Companion Loan has been contributed to a securitization, the related controlling class representative).

Neither the Master Servicer nor the Special Servicer may follow any advice or consultation provided by a Serviced Companion Loan Holder (or its representative) that would require or cause the Master Servicer or the Special Servicer, as applicable, to violate any applicable law or the REMIC provisions of the Code, be inconsistent with the Servicing Standard, require or cause the Master Servicer or the Special Servicer, as applicable, to violate provisions of the related Co-Lender Agreement or the Pooling and Servicing Agreement, require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of the Newcastle Loan Combination, or materially expand the scope of any of the Master Servicer’s or the Special Servicer’s, as applicable, responsibilities under the related Co-Lender Agreement.

In addition to the consultation rights of a Serviced Companion Loan Holder (or its representative) described above, pursuant to the terms of the Co-Lender Agreement, the related Serviced Companion Loan Holder (or its representative) will have the right to attend (in-person or telephonic) annual meetings with the Master Servicer or Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Newcastle Loan Combination.

Application of Penalty Charges

The Co-Lender Agreement provides that Penalty Charges paid on the Newcastle Loan Combination must first, be used to reduce, on a pro rata basis, the amounts payable on each of the related Mortgage Loan and each related Serviced Companion Loan by the amount necessary to reimburse the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Property Advances and reimbursement of any Property Advances in accordance with the terms of the Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the related Mortgage Loan and each related Serviced Companion Loan by the amount necessary to pay the Master Servicer and the Trustee, and the master servicer and the trustee for the securitization of each related Serviced Companion Loan, if any, for any interest accrued on any P&I Advance made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the document governing the servicing of such related Serviced Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the related Mortgage Loan and each related Serviced Companion Loan by the amount necessary to pay additional trust fund expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the related Mortgage Loan (as specified in the Pooling and Servicing Agreement) and, finally, (i) in the case of the remaining amount of Penalty Charges allocable to the related Mortgage Loan, be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable to any related Serviced Companion Loan, be paid, (x) prior to the securitization of such related Serviced Companion Loan, to the related Serviced Companion Loan Holder and (y) following the securitization of such related Serviced Companion Loan, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the document governing the servicing of the related Serviced Companion Loan.

Sale of the Defaulted Loan Combination

Pursuant to the terms of the Co-Lender Agreement, if the Newcastle Loan Combination becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the related Mortgage Loan that has become a Defaulted Mortgage Loan in accordance with the Pooling and Servicing Agreement, then the Special Servicer will be required to sell each related Serviced Companion Loan together with such Mortgage Loan as one whole loan.  In connection with any such sale, the Special Servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Notwithstanding the foregoing, the Special Servicer will not be permitted to sell the Newcastle Loan Combination if it becomes a Defaulted Mortgage Loan without the written consent of each related Serviced Companion Loan Holder (provided that such consent is not required if such Serviced Companion Loan Holder is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to such Serviced Companion Loan Holder: (a) at least 15 business days prior written notice of any decision to attempt to sell the Newcastle Loan Combination; (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Newcastle Loan Combination, and any documents in the servicing file reasonably requested by such Serviced Companion Loan Holder that are material to the price of the Newcastle Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that each Serviced Companion Loan Holder may waive any of the delivery or timing requirements set forth in this sentence.  Each Serviced Companion Loan Holder (or its representative) will be permitted to bid at any sale of the Newcastle Loan Combination.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement and the Pooling and Servicing Agreement, the Controlling Holder with respect to the Newcastle Loan Combination (which, as of any date of determination, will be the Trustee as holder of the related Mortgage Loan, or its representative) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the Newcastle Loan Combination and appoint a replacement Special Servicer without the consent of any related Serviced Companion Loan Holder.  The right of the Trustee described in the preceding sentence will be exercised by the Controlling Class Representative, as representative of the Controlling Holder (prior to a Control Termination Event), and the applicable Certificateholders with the requisite percentage of voting rights (after a Control Termination Event) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the Newcastle Loan Combination and appoint a replacement Special Servicer, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

The Outside Serviced Loan Combinations

Servicing

Each Outside Serviced Loan Combination and any related REO Property will be serviced and administered by the GSMS 2014-GC18 Master Servicer and, if necessary, the GSMS 2014-GC18 Special Servicer, pursuant to the GSMS 2014-GC18 Pooling and Servicing Agreement, in the manner described under “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Loan Combinations” and “—Servicing the Outside Serviced Mortgage Loans” in this prospectus supplement, but subject to the terms of the related Co-Lender Agreement.  In connection with the servicing of each Outside Serviced Loan Combination, the Servicing Standard set forth in the GSMS 2014-GC18 Pooling and Servicing Agreement will require the GSMS 2014-GC18 Master Servicer and the GSMS 2014-GC18 Special Servicer to take into account the interests of both the Certificateholders and the holder of the related Outside Serviced Companion Loan as a collective whole.

Application of Payments

The Co-Lender Agreement with respect to each of the Outside Serviced Loan Combinations sets forth the respective rights of the holder of the related Outside Serviced Mortgage Loan and the holder of the related Outside Serviced Companion Loan with respect to distributions of funds received in respect of such Loan Combination, and provides, in general, that:

●
the related Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●
all payments, proceeds and other recoveries on or in respect of the Outside Serviced Loan Combination or the related Mortgaged Property will be applied to the related Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the GSMS 2014-GC18 Master Servicer, the GSMS 2014-GC18 Special Servicer and the operating advisor, certificate administrator and the trustee under the GSMS 2014-GC18 Pooling and Servicing Agreement) in accordance with the terms of the related Co-Lender Agreement and the GSMS 2014-GC18 Pooling and Servicing Agreement; and

●
expenses, losses and shortfalls relating to the Outside Serviced Loan Combination will be allocated, on a pro rata and pari passu basis, to the related Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to any Outside Serviced Mortgage Loan by the Master Servicer or the Trustee, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on that Outside Serviced Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement, on other Mortgage Loans, but not out of payments or other collections on the related Outside Serviced Companion Loan.

Certain costs and expenses (such as a pro rata share of a property advance) allocable to an Outside Serviced Mortgage Loan may be paid or reimbursed out of payments and other collections on the GSMS 2014-GC18 Securitization, subject to the GSMS 2014-GC18 Issuing Entity’s right to reimbursement of a pro rata portion of such costs and expenses allocable to the Outside Serviced Mortgage Loan from future payments and other collections on that Outside Serviced Mortgage Loan or from general collections on the Mortgage Pool.

Consultation and Control

Pursuant to the Co-Lender Agreement for each Outside Serviced Loan Combination, the Controlling Holder with respect to such Outside Serviced Loan Combination, as of any date of determination, will be the trustee under the GSMS 2014-GC18 Pooling and Servicing Agreement as holder of the related Outside Serviced Companion Loan; provided, that, unless a control termination event under the GSMS 2014-GC18 Pooling and Servicing Agreement exists, the controlling class representative under the GSMS 2014-GC18 Pooling and Servicing Agreement will be entitled to exercise the rights of the Controlling Holder with respect to such Outside Serviced Loan Combination.  In its capacity as representative of the Controlling Holder under each related Co-Lender Agreement, the controlling class representative under the GSMS 2014-GC18 Pooling and Servicing Agreement will be entitled to exercise all of the rights of the “Controlling Class Representative” set forth in the GSMS 2014-GC18 Pooling and Servicing Agreement with respect to each Outside Serviced Loan Combination, and the implementation of any recommended actions outlined in an asset status report with respect to an Outside Serviced Loan Combination will require the approval of the GSMS 2014-GC18 Controlling Class Representative. Pursuant to the terms of the GSMS 2014-GC18 Pooling and Servicing Agreement, the GSMS 2014-GC18 Controlling Class Representative will have the same consent and/or consultation rights with respect to each Outside Serviced Loan Combination as it does, and for so long as it does, with respect to the other mortgage loans included in the GSMS 2014-GC18 Securitization.

In addition, pursuant to the terms of each Co-Lender Agreement for an Outside Serviced Loan Combination, the Issuing Entity as the holder of the related Outside Serviced Mortgage Loan (or its representative which, until a Control Termination Event shall occur, will be the Directing Holder) will (i) have a right to receive copies of all notices, information and reports that the GSMS 2014-GC18 Master Servicer or GSMS 2014-GC18 Special

Servicer, as applicable, is required to provide to the GSMS 2014-GC18 Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the GSMS 2014-GC18 Controlling Class Representative under the GSMS 2014-GC18 Pooling and Servicing Agreement without regard to the occurrence of a Control Termination Event or Consultation Termination Event under the GSMS 2014-GC18 Pooling and Servicing Agreement) with respect to any Major Decisions (as defined under the GSMS 2014-GC18 Pooling and Servicing Agreement) to be taken with respect to the subject Outside Serviced Loan Combination or the implementation of any recommended action outlined in an asset status report relating to such Outside Serviced Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis with respect to any Major Decisions (as defined under the GSMS 2014-GC18 Pooling and Servicing Agreement) to be taken with respect to such Outside Serviced Loan Combination or the implementation of any recommended action outlined in an asset status report relating to such Outside Serviced Loan Combination.  The consultation right of the holder of such Outside Serviced Mortgage Loan (or its representative) will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the holder of such Outside Serviced Mortgage Loan (or its representative) has responded within such period; provided, that if the GSMS 2014-GC18 Master Servicer (or GSMS 2014-GC18 Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew. Notwithstanding the holder of an Outside Serviced Mortgage Loan’s (or its representative’s) consultation rights described above, the GSMS 2014-GC18 Master Servicer or GSMS 2014-GC18 Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the related Outside Serviced Loan Combination.  Neither the GSMS 2014-GC18 Master Servicer nor the GSMS 2014-GC18 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of an Outside Serviced Mortgage Loan (or its representative).

Neither the GSMS 2014-GC18 Master Servicer nor the GSMS 2014-GC18 Special Servicer may follow any advice or consultation provided by the holder of the Outside Serviced Mortgage Loan (or its representative) that would require or cause the GSMS 2014-GC18 Master Servicer or the GSMS 2014-GC18 Special Servicer, as applicable, to violate any applicable law or  the REMIC provisions of the Code, be inconsistent with the Servicing Standard under the GSMS 2014-GC18 Pooling and Servicing Agreement, require or cause the GSMS 2014-GC18 Master Servicer or the GSMS 2014-GC18 Special Servicer, as applicable, to violate provisions of the applicable Co-Lender Agreement or the GSMS 2014-GC18 Pooling and Servicing Agreement, require or cause the GSMS 2014-GC18 Master Servicer or the GSMS 2014-GC18 Special Servicer, as applicable, to violate the terms of the applicable Outside Serviced Loan Combination, or materially expand the scope of any of the GSMS 2014-GC18 Master Servicer’s or the GSMS 2014-GC18 Special Servicer’s, as applicable, responsibilities under the applicable Co-Lender Agreement.

In addition to the consultation rights of the holder of each Outside Serviced Mortgage Loan (or its representative) described above, pursuant to the terms of each Co-Lender Agreement, the Trustee as the holder of each Outside Serviced Mortgage Loan (or its representative) will have the right to attend (in-person or telephonic) annual meetings with the GSMS 2014-GC18 Master Servicer or GSMS 2014-GC18 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the GSMS 2014-GC18 Master Servicer or GSMS 2014 GC18 Special Servicer, as applicable, for the purpose of discussing servicing issues related to the subject Outside Serviced Loan Combination.

Application of Penalty Charges

Each Co-Lender Agreement for an Outside Serviced Loan Combination provides that Penalty Charges (as such term is defined in the GSMS 2014-GC18 Pooling and Servicing Agreement) paid on the related Outside Serviced Loan Combination shall first, be used to reduce, on a pro rata basis, the amounts payable on each of the related Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loan by the amount necessary to reimburse the GSMS 2014-GC18 Master Servicer, the GSMS 2014-GC18 trustee (the “GSMS 2014-GC18 Trustee”) or the GSMS 2014-GC18 Special Servicer for any interest accrued on any property advances and reimbursement of any property advances in accordance with the terms of the GSMS 2014-GC18 Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the related Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loan by the amount necessary to pay the Master Servicer and the Trustee, and the GSMS 2014-GC18 Master Servicer and the GSMS 2014-GC18 Trustee, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the document governing the servicing of the Outside Serviced Companion Loan) made with respect to such loan by such party

(if and as specified in the GSMS 2014-GS18 Pooling and Servicing Agreement or the Pooling and Servicing Agreement, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the related Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loan by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees) incurred with respect to such Loan Combination (as specified in the GSMS 2014-GC18 Pooling and Servicing Agreement) and, finally, (i) in the case of the remaining amount of Penalty Charges (as such term is defined in the GSMS 2014-GC18 Pooling and Servicing Agreement) allocable to the related Outside Serviced Companion Loan, be paid to the GSMS 2014-GC18 Master Servicer and/or the GSMS 2014-GC18 Special Servicer as additional servicing compensation as provided in the GSMS 2014-GC18 Pooling and Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable to the related Outside Serviced Mortgage Loan, be paid to the GSMS 2014-GC18 Master Servicer and/or the GSMS 2014-GC18 Special Servicer as provided in the GSMS 2014-GC18 Pooling and Servicing Agreement.

Sale of a Defaulted Loan Combination

Pursuant to the terms of each Co-Lender Agreement for an Outside Serviced Loan Combination, if such Loan Combination becomes a defaulted mortgage loan under the GSMS 2014-GC18 Pooling and Servicing Agreement, and if the GSMS 2014-GC18 Special Servicer determines to sell the related Outside Serviced Companion Loan that has become a defaulted mortgage loan in accordance with the GSMS 2014-GC18 Pooling and Servicing Agreement, then the GSMS 2014-GC18 Special Servicer will be required to sell the related Outside Serviced Mortgage Loan together with such Outside Serviced Companion Loan as one whole loan in accordance with the procedures set forth under the GSMS 2014-GC18 Pooling and Servicing Agreement.

Notwithstanding the foregoing, the GSMS 2014-GC18 Special Servicer will not be permitted to sell an Outside Serviced Loan Combination if it becomes a defaulted mortgage loan without the written consent of the holder of the related Outside Serviced Mortgage Loan (or its representative) unless the GSMS 2014-GC18 Special Servicer has delivered to such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell such Outside Serviced Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the GSMS 2014-GC18 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for such Loan Combination, and any documents in the servicing file reasonably requested by the holder of such Outside Serviced Mortgage Loan (or its representative) that are material to the price of the Outside Serviced Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the GSMS 2014-GC18 Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the GSMS 2014-GC18 Master Servicer or the GSMS 2014-GC18 Special Servicer in connection with the proposed sale; provided, that the holder of the related Outside Serviced Mortgage Loan (or its representative) may waive any of the delivery or timing requirements set forth in this sentence.  The holder of the related Outside Serviced Mortgage Loan (or its representative) will be permitted to bid at any sale of an Outside Serviced Loan Combination.

Special Servicer Appointment Right

Pursuant to each Co-Lender Agreement for an Outside Serviced Loan Combination, the Controlling Holder with respect to each Outside Serviced Loan Combination (which, as of any date of determination, will be the trustee under the GSMS 2014-GC18 Pooling and Servicing Agreement as holder of the Outside Serviced Companion Loan, or its representative) will have the right, with or without cause, to replace the special servicer then acting with respect to the subject Outside Serviced Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the holder of the Outside Serviced Mortgage Loan (or its representative).  The controlling class representative under the GSMS 2014-GC18 Pooling and Servicing Agreement, as representative of the applicable Controlling Holder (prior to a control termination event under the GSMS 2014-GC18 Pooling and Servicing Agreement), and the applicable GSMS 2014-GC18 certificateholders with the requisite percentage of voting rights (after a control termination event under the GSMS 2014-GC18 Pooling and Servicing Agreement) will have the right, with or without cause, to replace the special servicer then acting with respect to each Outside Serviced Loan Combination and appoint a replacement special servicer in lieu thereof.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” below in this prospectus supplement.

Representations and Warranties

Each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth on Annex E-1 to this prospectus supplement, subject to the exceptions set forth on Annex E-2 to this prospectus supplement.  Each Sponsor will make such representations and warranties in the related mortgage loan purchase agreement, to be dated as of March 1, 2014 (each, a “Mortgage Loan Purchase Agreement”), between the Depositor and the applicable Sponsor.

The representations and warranties:

●	do not cover all of the matters that we would review in underwriting a Mortgage Loan;

●	should not be viewed as a substitute for a reunderwriting of the Mortgage Loans; and

●
in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans, although the Sponsors have not made representations and warranties that they know to be untrue, when taking into account the exceptions set forth on Annex E-2 to this prospectus supplement.

If, as provided in the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach materially and adversely affects the value of the Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in such Mortgage Loan (or any related REO Property), then that breach will be a material breach as to which the Issuing Entity will have the rights against the applicable Sponsor (and, in the case of RAIT, also against RAIT Financial Trust (“RFT”), as guarantor of the repurchase and substitution obligations of RAIT) as described under “—Cures, Repurchases and Substitutions” below.  RFT will guarantee the repurchase and substitution obligations of RAIT under the related Mortgage Loan Purchase Agreement.

We cannot assure you that the applicable Sponsor (or, in the case of RAIT, RFT, as guarantor of the repurchase and substitution obligations of RAIT) will be able to repurchase or substitute a Mortgage Loan if a representation or warranty has been breached.  See “Risk Factors—Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans” in this prospectus supplement.

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans from the Sponsors and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.  Under the related transaction documents, the Depositor will require each Sponsor to deliver to a document custodian on behalf of the Trustee, which in this case will initially be the Certificate Administrator, among other things, the following documents with respect to each Mortgage Loan (subject to the following sentence with respect to the Outside Serviced Mortgage Loans) sold by the applicable Sponsor and each Serviced Loan Combination (collectively, as to each Mortgage Loan or Serviced Loan Combination, the “Mortgage File”):  (i) (A) for each Mortgage Loan, the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) for each Serviced Companion Loan, a copy of the executed Note for such Serviced Companion Loan; (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage) and of any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) a copy of an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), which original the related Sponsor or its designee is responsible for recording; (v) a copy of an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), which original the related Sponsor or its designee is responsible for recording; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan (or the related Serviced Loan Combination, if applicable), if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan (or Serviced Loan Combination, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) an original or copy of the related ground lease, if any, and any ground lessor estoppel; (x) an original or copy of the related loan agreement; (xi) an original of any guaranty under a Mortgage Loan (or Serviced Loan Combination, if applicable), if any; (xii) an original or copy of the related lockbox agreement or cash management agreement, if any; (xiii) an original or copy of the environmental indemnity from the related borrower, if any; (xiv) an original or copy of the related escrow agreement and the related security agreement; (xv) an original assignment of the related security agreement in favor of the Trustee; (xvi) in the case of each Loan Combination, a copy of the related Co-Lender Agreement; (xvii) any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or Serviced Loan Combination, if applicable) or in favor of any assignee prior to the Trustee and UCC-2 and/or UCC-3 assignment financing statements in favor of the Trustee or a copy of such assignment financing statements; (xviii) an original or copy of any mezzanine loan intercreditor agreement if any; (xix) the original or copy of any related environmental insurance policy; (xx) a copy of any related letter of credit and any related assignment thereof (with the original to be delivered to the Master Servicer); and (xxi) copies of any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment of such agreement or letters.  Notwithstanding anything to the contrary contained in this prospectus supplement, in the case of the Outside Serviced Mortgage Loans, the preceding document delivery requirement will be deemed satisfied by the delivery by the related Sponsor of, with respect to clause (i), executed originals of the related documents and, with respect to clauses (ii) through (xxi) above, a copy of the mortgage file related to the applicable Outside Serviced Companion Loan delivered under the GSMS 2014-GC18 Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Certificate Administrator, as custodian, or other appropriate party as described in the Pooling and Servicing Agreement is required to review each Mortgage File within a specified period following its receipt of such Mortgage File.  See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement.

Cures, Repurchases and Substitutions

If there exists a Material Breach of any of the representations and warranties made by a Sponsor with respect to any of the Mortgage Loans sold by it, as discussed under “—Representations and Warranties” above and as set forth on Annex E-1 to this prospectus supplement, or if there exists a Material Document Defect with respect to any Mortgage Loan sold by it, then the applicable Sponsor will be required to remedy that Material Breach or Material Document Defect, as the case may be, in all material respects, or if such Material Breach or Material Document Defect, as the case may be, cannot be cured within the time periods set forth in the applicable Mortgage Loan Purchase Agreement, then the applicable Sponsor will be required to either:

●
within two years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Repurchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; or

●	to repurchase the affected Mortgage Loan (or any related REO Property) at a price (the “Repurchase Price”) generally equal to the sum of-

(i)	the outstanding principal balance of that Mortgage Loan at the time of purchase; plus

(ii)	all outstanding interest, other than default interest, due with respect to that Mortgage Loan pursuant to the related loan documents through the due date in the collection period of purchase; plus

(iii)	all unreimbursed property protection advances relating to that Mortgage Loan; plus

(iv)	all outstanding interest accrued on advances made by the Master Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan; plus

(v)
to the extent not otherwise covered by clause (iv) of this bullet, all outstanding Special Servicing Fees and other additional expenses of the Issuing Entity outstanding or previously incurred related to that Mortgage Loan; plus

(vi)
if the affected Mortgage Loan is not repurchased by the Sponsor within 120 days after discovery by or notice to the applicable Sponsor of such Material Breach or Material Document Defect, a Liquidation Fee in connection with such repurchase.

With respect to the RAIT Mortgage Loans, RFT, the parent of RAIT, will be guaranteeing the repurchase obligations of RAIT under the related Mortgage Loan Purchase Agreement in the event RAIT fails to perform its obligations to repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan and pay any substitution shortfall amount in response to a Material Document Defect or Material Breach.

In addition, the Mortgage Loan Purchase Agreement executed by CGMRC provides that, with respect to each Outside Serviced Mortgage Loan, if a “material document defect” exists under the GSMS 2014-GC18 Pooling and Servicing Agreement with respect to the related Outside Serviced Companion Loan, and such Companion Loan is repurchased from the GSMS 2014-GC18 Securitization trust as a result of such “material document defect”, then CGMRC will be required to also repurchase the Outside Serviced Mortgage Loan; provided, however, that such repurchase obligation does not apply to any “material document defect” related to the promissory note for such Outside Serviced Companion Loan.

A “Material Breach” is a breach of a representation or warranty that materially and adversely affects the value of the affected Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property).

A “Material Document Defect” is a document defect that materially and adversely affects the value of the affected Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property).  Subject to the applicable Sponsor’s right to cure, failure of such Sponsor to deliver the documents referred to in clauses (i), (ii), (viii), (ix), (xx) and (xxi) in the definition of “Mortgage File” under “—Sale of Mortgage Loans; Mortgage File Delivery” above for any Mortgage Loan will be deemed a Material Document Defect; provided, however, that no document defect (except such a deemed Material Document Defect) will be considered to be a Material Document Defect unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution:  (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Loan Rate not less than the Mortgage Loan Rate of the deleted Mortgage Loan; (c) have the same due date as and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related Mortgage File; (i) have a then-current debt service coverage ratio at least equal to the greater of (i) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable Sponsor’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date that is three years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (m) not be substituted for a deleted Mortgage Loan unless the Trustee and the Certificate Administrator have received a prior Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining the Rating Agency Confirmation to be paid by the applicable Sponsor); (n) have been approved, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement, as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) be current in the payment of all scheduled payments of principal and interest then due.  In the event that more than one (1) Mortgage Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided that no individual Mortgage Loan Rate (net of the related Administrative Fee Rate and, if applicable, the CCRE Strip Rate) may be lower than the highest fixed Pass-Through Rate (not subject to a cap equal to, or based on, the WAC Rate) of any Class of Sequential Pay Certificates or Trust Component having a principal balance then outstanding. When one or more Qualified Substitute Mortgage Loans are substituted for a deleted Mortgage Loan, the applicable Sponsor will be required to certify that the replacement mortgage loan(s) meet(s) all of the requirements of the above definition and send the certification to the Certificate Administrator and the Trustee and, prior to the occurrence and continuance of a Consultation Termination Event, to the Controlling Class Representative.

The time period within which the applicable Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the applicable Sponsor’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, the related Material Breach or Material Document Defect, as the case may be (or, in the case of a Material Breach or Material Document Defect relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), 90 days from any party discovering such Material Breach or Material Document Defect, provided that if such discovery is made by a party other than the Sponsor, the Sponsor receives timely notice thereof).  However, if the applicable Sponsor is diligently attempting to correct the problem, then, with limited exception (including if such breach or defect would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), it will be entitled to an additional 90 days (or more in the case of a Material Document Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy, repurchase or substitution.

The cure, repurchase and substitution obligations described above will constitute the sole remedy available to the Series 2014-GC19 certificateholders in connection with a Material Breach of any representation or warranty or a Material Document Defect with respect to any Mortgage Loan in the Issuing Entity.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, any other Sponsor or any other person will be obligated to repurchase any affected Mortgage Loan in connection with a Material Breach of any of the representations and warranties or a Material Document Defect if the applicable Sponsor (or, in the case of the RAIT Mortgage Loans, RFT, as guarantor of the repurchase and substitution obligations of RAIT) defaults on its obligations to do so.  We cannot assure you that the applicable Sponsor (or, in the case of the RAIT Mortgage Loans, RFT, as guarantor of the repurchase and substitution obligations of RAIT) will have sufficient assets to repurchase or substitute a Mortgage Loan if required to do so.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in March 2047.

Additional Information

A Current Report on Form 8-K (“Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the

Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of this prospectus supplement.

TRANSACTION PARTIES

The Sponsors

Citigroup Global Markets Realty Corp., Goldman Sachs Mortgage Company, MC-Five Mile Commercial Mortgage Finance LLC, Cantor Commercial Real Estate Lending, L.P., The Bancorp Bank, Rialto Mortgage Finance, LLC and RAIT Funding, LLC are the sponsors of this commercial mortgage securitization transaction and, accordingly, are referred to as the “Sponsors” in this prospectus supplement.

Citigroup Global Markets Realty Corp.

General

Citigroup Global Markets Realty Corp. (“CGMRC”) is a Sponsor.  CGMRC is a New York corporation organized in 1979 and is a wholly-owned subsidiary of Citicorp Banking Corporation, a Delaware corporation, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation.  CGMRC maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group.  Its facsimile number is (212) 723-8604.  CGMRC is an affiliate of Citigroup Global Markets Inc., one of the underwriters. CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

Neither CGMRC nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against CGMRC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CGMRC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

CGMRC’s Commercial Mortgage Origination and Securitization Program

CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed-rate loans and floating-rate loans. Most of the multifamily and commercial mortgage loans included by CGMRC in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $1.25 billion, $1.49 billion, $2.60 billion, $4.27 billion, $7.02 billion, $6.35 billion, $1.08 billion, $0, $517 million, $1.25 billion, $1.73 billion and $4.75 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2002, 2003, 2004, 2005, 2006, 2007, 2008, 2009, 2010, 2011, 2012 and 2013, respectively.

In addition, in the normal course of its business, CGMRC may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CGMRC.

CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third-party originators that underwrote them to their own underwriting criteria.

In connection with the commercial mortgage securitization transactions in which it participates, CGMRC generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CGMRC generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. CGMRC will generally act as a sponsor, originator or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators. Generally CGMRC and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of certificates.

Review of CGMRC Mortgage Loans

General.  In connection with the preparation of this prospectus supplement, CGMRC conducted a review of the Mortgage Loans that it is selling to the Depositor.  The review was conducted as set forth below and was conducted with respect to each of the CGMRC Mortgage Loans.  No sampling procedures were used in the review process.

Database.  First, CGMRC created a database of information (the “CGMRC Securitization Database”) obtained in connection with the origination of the CGMRC Mortgage Loans, including:

●	certain information from the CGMRC Mortgage Loan documents;

●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

●	insurance information for the related Mortgaged Properties;

●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

●	bankruptcy searches with respect to the related borrowers; and

●	certain information and other search results obtained by the CGMRC deal team for each of the CGMRC Mortgage Loans during the underwriting process.

CGMRC also included in the CGMRC Securitization Database certain updates to such information received by the CGMRC securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the loan documents, and information otherwise brought to the attention of the CGMRC securitization team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

Using the information in the CGMRC Securitization Database, CGMRC created a Microsoft Excel file (the “CGMRC Data File”) and provided that file to the Depositor for the inclusion in this prospectus supplement (particularly in Annexes A, B and C to this prospectus supplement) of information regarding the CGMRC Mortgage Loans.

Data Comparison and Recalculation. CGMRC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by CGMRC, relating to information in this prospectus supplement regarding the CGMRC Mortgage Loans.  These procedures included:

●	comparing the information in the CGMRC Data File against various source documents provided by CGMRC that are described above under “—Database”;

●	comparing numerical information regarding the CGMRC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the CGMRC Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the CGMRC Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  CGMRC also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CGMRC Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the CGMRC Mortgage Loans and including such information in this prospectus supplement to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CGMRC Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt.  For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●
whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CGMRC’s (or the applicable mortgage loan seller’s) criteria;

●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;

●
whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;

●	a description of any material issues with respect to any of the mortgage loans;

●
whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;

●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;

●
whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;

●	a list of any mortgage loans that are interest-only for their entire term or a portion of their term;

●
a list of mortgage loans that permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;

●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;

●	a list of mortgage loans that are cross-collateralized or secured by multiple properties, or that have related borrowers with other mortgage loans in the subject securitization;

●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;

●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;

●	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;

●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;

●	whether any borrower is not a special purpose entity;

●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;

●	whether any borrower under a mortgage loan is affiliated with a borrower under another Mortgage Loan to be included in the issuing entity;

●
whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;

●	a list of any related Mortgaged Properties for which a single tenant occupies over 20% of such property, and whether there are any significant lease rollovers at a particular Mortgaged Property;

●	a list of any significant tenant concentrations or material tenant issues, e.g. dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;

●	a description of any material leasing issues at the related Mortgaged Properties;

●	whether any related Mortgaged Properties are subject to condemnation proceedings or litigation;

●
a list of related Mortgaged Properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related Mortgaged Property except for those which will be remediated by the cut-off date;

●
whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related Mortgaged Properties, or whether there are any zoning issues at the Mortgaged Properties;

●	a list of Mortgaged Properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or

●	general information regarding property type, condition, use, plans for renovation, etc.

CGMRC also provided to origination counsel the Sponsor representations and warranties attached as Annex E-1 to this prospectus supplement and requested that origination counsel identify exceptions to such representations and warranties.  CGMRC compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-2 to this prospectus supplement.  In addition, for each CGMRC Mortgage Loan originated by CGMRC or its affiliates, CGMRC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.  The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves.  The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CGMRC Mortgage Loan, if any, purchased by CGMRC or its affiliates from a third-party originator of such Mortgage Loan, CGMRC reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CGMRC Mortgage Loan to CGMRC or its affiliates, reviewed certain provisions of the related loan documents and third party reports concerning the related mortgaged property provided by the originator of such Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-2 to this prospectus supplement.  With respect to any CGMRC Mortgage Loan that is purchased by CGMRC or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CGMRC or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CGMRC or its affiliates. The rights, if any, that CGMRC or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee, and the certificateholders and the trustee will not have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator.  As described above under “—Representations and Warranties; Repurchases and Substitutions”, the substitution or repurchase obligation of CGMRC, as mortgage loan seller, with respect to the CGMRC Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the

Certificateholders and the Trustee for any uncured material breach of any CGMRC’s representations and warranties regarding the CGMRC Mortgage Loans, including any CGMRC Mortgage Loan that are purchased by CGMRC or its affiliates from a third party originator.

In addition, with respect to each CGMRC Mortgage Loan, CGMRC reviewed, and in certain cases requested that its counsel review, certain loan document provisions as necessary for disclosure of such provisions in this prospectus supplement, such as property release provisions and other provisions specifically disclosed in this prospectus supplement.

Certain Updates.  Furthermore, CGMRC requested the borrowers under the CGMRC Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination.  Moreover, if CGMRC became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CGMRC Mortgage Loan, CGMRC requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries.  Finally, CGMRC prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CGMRC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CGMRC Mortgage Loans included in the next 10 largest mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Structural and Collateral Term Sheet” in Annex B to this prospectus supplement.

Findings and Conclusions. Based on the foregoing review procedures, CGMRC found and concluded that the disclosure regarding the CGMRC Mortgage Loans in this prospectus supplement is accurate in all material respects.  CGMRC also found and concluded that the CGMRC Mortgage Loans were originated in accordance with CGMRC’s origination procedures and underwriting criteria, except for any material deviations described under “—The Originators—Citigroup Global Markets Realty Corp.—Exceptions to Underwriting Criteria” in this prospectus supplement.  CGMRC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

CGMRC most recently filed a Form ABS-15G on February 14, 2014.  CGMRC’s Central Index Key is 0001541001.  With respect to the period from and including January 1, 2011 to and including December 31, 2013, CGMRC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a Sponsor.  GSMC is a New York limited partnership.  GSMC was formed in 1984.  Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA.  GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000.  GSMC is an affiliate of Goldman, Sachs & Co., one of the underwriters.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed- and floating-rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Commercial Securities Corporation II or another entity that acts in a similar capacity.  In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P., GS Commercial Real Estate LP and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2013, GSMC originated or acquired approximately 2,200 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $72.9 billion. As of December 31, 2013, GSMC had acted as a sponsor and mortgage loan seller on 84 fixed and floating-rate commercial mortgage-backed securitization transactions. GSMC securitized approximately $2.165 billion, $4.636 billion and $6.586 billion of commercial loans in public and private offerings in calendar years 2011, 2012 and 2013, respectively.

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Review of GSMC Mortgage Loans

Overview.  GSMC, in its capacity as the Sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this prospectus supplement.  The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates (the “GSMC Deal Team”).  The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus supplement, as further described below.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, Third Party Reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originator during the underwriting process.  After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation.  GSMC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this prospectus supplement regarding the GSMC Mortgage Loans.  These procedures included:

●	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;

●	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the GSMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents.  In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex E-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC

Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a Due Diligence Questionnaire completed by the GSMC Deal Team.  Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code.  In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “Structural and Collateral Term Sheet—Newcastle Senior Housing Portfolio,” “—Biltmore Office,” “—808 Brannan Street,” “—Phoenix Shadow Anchored Retail Portfolio,” “—Mid-City Plaza” and “—Western Crossing” in Annex B to this prospectus supplement, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.  The applicable borrowers and borrowers’ counsel reviewed these Mortgage Loan summaries as well.

Other Review Procedures.  With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan.  If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originator to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—The Originators—The Goldman Originator—Origination and Underwriting Process”, as well as to identify any material deviations from those origination and underwriting criteria.  See “—The Originators—The Goldman Originator—Exceptions to Underwriting Criteria” below.

Findings and Conclusions.  Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this prospectus supplement is accurate in all material respects.  GSMC also determined that the GSMC Mortgage Loans were originated in accordance with the Goldman Originator’s origination procedures and underwriting criteria, except as described under “—The Originators—The Goldman Originators—Exceptions to Underwriting Criteria” below.  GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

GSMC most recently filed a Form ABS-15G on February 14, 2014.  GSMC’s Central Index Key is 0001541502.  With respect to the period from and including January 1, 2011 to and including December 31, 2013, GSMC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

MC-Five Mile Commercial Mortgage Finance LLC

General

MC-Five Mile Commercial Mortgage Finance LLC (“MC-Five Mile”) is a Sponsor with respect to, and a seller of certain mortgage loans (the “MC-Five Mile Mortgage Loans”) into, the securitization described in this prospectus supplement. MC-Five Mile is a limited liability company organized under the laws of the State of Delaware.

MC-Five Mile is a privately held company that commenced operations in July 2012. MC-Five Mile was formed for the purpose of acquiring, originating, syndicating and securitizing commercial and multi-family real estate related debt. The executive offices of MC-Five Mile are located at 1330 Avenue of the Americas, New York, New York 10019.

Goldman Sachs Mortgage Company, a Sponsor and an Originator, and an affiliate of the Depositor, GS Commercial Real Estate LP, an Originator, and Goldman, Sachs & Co., one of the underwriters, provides warehouse financing to certain affiliates of MC-Five Mile (the “MC-Five Mile Financing Affiliates”) through various repurchase facilities. MC-Five Mile and its parent company MC-FMC Commercial Real Estate Finance Management LLC guaranty certain obligations of the MC-Five Mile Financing Affiliates under such repurchase facilities. Most of the MC-Five Mile Mortgage Loans are subject to such repurchase facilities. If such is the case at the time the Certificates are issued, then MC-Five Mile will use the proceeds from its sale of the MC-Five Mile Mortgage Loans to the Depositor to, among other things, acquire the warehoused MC-Five Mile Mortgage Loans from the MC-Five Mile Financing Affiliates, and the MC-Five Mile Financing Affiliates will, in turn, use the funds that they receive from MC-Five Mile to, among other things, reacquire the warehoused MC-Five Mile Mortgage Loans from the repurchase agreement counterparties free and clear of any liens.  As of February 21, 2014, Goldman Sachs Mortgage Company will be the repurchase agreement counterparty with respect to 16 MC-Five Mile Mortgage Loans having an aggregate Cut-off Date Balance of approximately $151,893,317, which represents approximately 14.9% of the Initial Pool Balance.  Wells Fargo Bank, National Association acts as interim servicer with respect to all of the MC-Five Mile Mortgage Loans.

MC-Five Mile Commercial Mortgage Finance LLC’s Commercial Mortgage Securitization Program

MC-Five Mile underwrites and originates mortgage loans secured by commercial or multifamily properties for its securitization program.  As sponsor, MC-Five Mile sells fixed rate first mortgage loans it originates through commercial mortgage-backed securitizations.  This is MC-Five Mile’s fifth securitization. In its prior securitizations, MC-Five Mile securitized mortgage loans with an aggregate principal balance of approximately $445.6 million as of the cut-off date for such securitizations.   MC-Five Mile was formed on July 12, 2012 and through various entities, is a 50%/50% joint venture between MC Asset Management Holdings, LLC (a wholly owned subsidiary of Mitsubishi Corporation) and Five Mile Capital Partners LLC.

Five Mile Capital Partners LLC was established in 2003 and has over $2 billion of assets under management.  Five Mile Capital Partners LLC specializes in investment opportunities in commercial real estate, debt products, structured finance, asset-based lending and financial services private equity.  MC Asset Management Holdings, LLC is an alternative asset management firm that provides alternative investment products to global institutional investors. MC Asset Management Holdings, LLC is a subsidiary of Mitsubishi Corporation.

The commercial mortgage loans originated or acquired by MC-Five Mile are fixed rate loans and include both smaller “conduit” loans and large loans. MC-Five Mile primarily originates loans secured by retail, office, multifamily, hospitality, industrial and manufactured housing properties, but also can originate loans secured by self-storage properties, theaters, land subject to a ground lease and mixed use properties.

As a sponsor, MC-Five Mile originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, intends to initiate their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the trust for the related securitization. In coordination with other underwriters, MC-Five Mile works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. MC-Five Mile acts as sponsor, originator or loan seller in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither MC-Five Mile nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, MC-Five Mile sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “—Certain Affiliations and Certain Relationships” in this prospectus supplement.

Review of MC-Five Mile Commercial Mortgage Finance LLC’s Mortgage Loans

Overview.  MC-Five Mile conducted a review of the MC-Five Mile Mortgage Loans in connection with the securitization described in this prospectus supplement.  The review of the MC-Five Mile Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of MC-Five Mile or one of its affiliates (the “MC-Five Mile Deal Team”).  The review procedures described below were employed with respect to all of the MC-Five Mile Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus supplement, as further described below.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the MC-Five Mile Deal Team created a database of loan level and property-level information relating to each MC-Five Mile Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, Third Party Reports, zoning reports, if applicable, insurance policies or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by MC-Five Mile during the underwriting process.  After origination of each MC-Five Mile Mortgage Loan, the MC-Five Mile Deal Team updated the information in the database with respect to the MC-Five Mile Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the MC-Five Mile Deal Team.

A data tape (the “MC-Five Mile Data Tape”) containing detailed information regarding each MC-Five Mile Mortgage Loan was created from the information in the database referred to in the prior paragraph. The MC-Five Mile Data Tape was used by the MC-Five Mile Deal Team to provide certain numerical information regarding the MC-Five Mile Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation.  MC-Five Mile engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by MC-Five Mile, relating to information in this prospectus supplement regarding the MC-Five Mile Mortgage Loans.  These procedures included:

●	comparing certain information in the MC-Five Mile Data Tape against various source documents provided by MC-Five Mile that are described above under “—Database”;

●	comparing numerical information regarding the MC-Five Mile Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the MC-Five Mile Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the MC-Five Mile Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  MC-Five Mile engaged various law firms to conduct certain legal reviews of the MC-Five Mile Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each MC-Five Mile Mortgage Loan, origination counsel assisted in the preparation of certain due diligence questionnaires designed to identify material deviations from MC-Five Mile’s standard form loan documents.  In addition, origination counsel for each MC-Five Mile Mortgage Loan reviewed MC-Five Mile’s representations and warranties set forth on Annex E-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the MC-Five Mile Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain MC-Five Mile Mortgage Loans marked against the standard form document, (ii) a review of a Due Diligence Questionnaire completed by the MC-Five Mile Deal Team and (iii) the review of certain loan documents with respect to the MC-Five Mile Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each MC-Five Mile Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code.

Other Review Procedures.  With respect to any material pending litigation that existed at the origination of any MC-Five Mile Mortgage Loan, MC-Five Mile requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  If MC-Five Mile became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a MC-Five Mile Mortgage Loan, MC-Five Mile obtained information on the status of the Mortgaged Property from the related borrower to confirm that no material damage to the Mortgaged Property had occurred, or in the event that any such damage had occurred, that the Mortgaged Property was in adequate physical condition (based on a report prepared by an independent licensed engineer or architect).

The MC-Five Mile Deal Team, with the assistance of counsel engaged in connection with this securitization transaction, also reviewed the MC-Five Mile Mortgage Loans to determine whether any MC-Five Mile Mortgage Loan materially deviated from the underwriting guidelines set forth under “—The Originators—MC-Five Mile

Commercial Mortgage Finance LLC” below.  See “—The Originators—MC-Five Mile Commercial Mortgage Finance LLC—Exceptions to Underwriting Criteria” below.

Findings and Conclusions.  Based on the foregoing review procedures, MC-Five Mile determined that the disclosure regarding the MC-Five Mile Mortgage Loans in this prospectus supplement is accurate in all material respects.  MC-Five Mile also determined that the MC-Five Mile Mortgage Loans were originated in accordance with MC-Five Mile’s origination procedures and underwriting criteria.  MC-Five Mile attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

MC-Five Mile has no history as a securitizer prior to February 2013.  MC-Five Mile most recently filed a Form ABS-15G on February 12, 2014. MC-Five Mile’s Central Index Key Number is 001576832.  MC-Five Mile has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Cantor Commercial Real Estate Lending, L.P.

General

Cantor Commercial Real Estate Lending, L.P. (“CCRE Lending”) is a sponsor of, and a seller of certain mortgage loans (the “CCRE Mortgage Loans”) into, the securitization described in this prospectus supplement.  CCRE Lending is a Delaware limited partnership.  CCRE Lending was formed in 2010.  Its general partner is Cantor Commercial Real Estate Holdings, LLC, and its limited partner is Cantor Commercial Real Estate Company, L.P.  CCRE Lending’s executive offices are located at 110 East 59th Street, New York, New York 10022, telephone number (212) 938-5000.

According to its consolidated balance sheet (unaudited), as of September 30, 2013, Cantor Commercial Real Estate Company, L.P. and its consolidated subsidiaries (which include CCRE Lending) had total assets of approximately $1.9 billion, total liabilities of approximately $1.2 billion and total partners’ equity of approximately $761 million. As of September 30, 2013, Cantor Commercial Real Estate Company, L.P., an affiliate of CCRE Lending, is a party to agreements related to $1.025 billion of master repurchase facilities.

U.S. Bank National Association, the Trustee under the Pooling and Servicing Agreement and certain third party lenders provide the various repurchase facilities to affiliates of CCRE Lending (the “CCRE Financing Affiliates”).  Most of the CCRE Mortgage Loans are (or are expected to be prior to the Closing Date) subject to those repurchase facilities.  If such is the case at the time the Certificates are issued, then CCRE Lending will use the proceeds from its sale of the CCRE Mortgage Loans to the Depositor to, among other things, reacquire such CCRE Mortgage Loans from the related CCRE Financing Affiliate, and the related CCRE Financing Affiliate will, in turn, use the funds that it receives from CCRE Lending to, among other things, reacquire the warehoused CCRE Mortgage Loans from the repurchase agreement counterparties free and clear of any liens.  As of February 20, 2014, U.S. Bank National Association is the repurchase agreement counterparty with respect to four CCRE Mortgage Loans in the aggregate principal balance of $62,849,780, representing approximately 6.2% of the Initial Pool Balance.

Neither CCRE Lending nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against CCRE Lending for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CCRE Lending in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

CCRE Lending’s Securitization Program

Since its founding in July 2010, CCRE Lending has originated or acquired approximately 609 fixed and floating rate commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $11.1 billion and has acted as a sponsor and mortgage loan seller on 22 fixed-rate and floating-rate commercial mortgage-backed securitization transactions.

In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by CCRE Lending will be sold to securitizations in which CCRE Lending acts as a sponsor.  CCRE Lending expects to originate and acquire both fixed rate and floating rate commercial mortgage loans which will be included in both public and private securitizations.  CCRE Lending also expects to originate and acquire subordinate and mezzanine debt for investment, syndication or securitization.

Review of CCRE Mortgage Loans

Overview.  CCRE Lending has conducted a review of the CCRE Mortgage Loans in connection with the securitization described in this prospectus supplement.  The review of the CCRE Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals (the “CCRE Deal Team”).  The review procedures described below were employed with respect to all of the CCRE Mortgage Loans, except that certain review procedures were relevant only to the large loan disclosures in this prospectus supplement, as further described below.  No sampling procedures were used in the review process.

Data Tape.  To prepare for securitization, members of the CCRE Deal Team created a data tape (the “CCRE Data Tape”) containing detailed loan-level and property-level information regarding each CCRE Mortgage Loan.  The CCRE Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by CCRE Lending during the underwriting process.  The CCRE Deal Team updated the information in the CCRE Data Tape with respect to the CCRE Mortgage Loans from time to time based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity and information otherwise brought to the attention of the CCRE Deal Team.  The CCRE Data Tape was used by the CCRE Deal Team in providing the numerical information regarding the CCRE Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. CCRE Lending engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by CCRE Lending relating to information in this prospectus supplement regarding the CCRE Mortgage Loans.  These procedures included:

●	comparing the information in the CCRE Data Tape against various source documents provided by CCRE Lending that are described above under “—Data Tape”;

●	comparing numerical information regarding the CCRE Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the CCRE Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the CCRE Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  CCRE Lending engaged various law firms to conduct certain legal reviews of the CCRE Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each CCRE Mortgage Loan originated by CCRE Lending, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from CCRE Lending’s standard form loan documents.  In addition, origination counsel for each CCRE Mortgage Loan reviewed CCRE Lending’s representations and warranties set forth on Annex E-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the CCRE Mortgage Loans.  Such assistance included, among other things, a review of (i) Due Diligence Questionnaires completed by origination counsel and (ii) exceptions to representations and warranties compiled by origination counsel.  Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each CCRE Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each CCRE Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

CCRE Lending prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the CCRE Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CCRE Mortgage Loans included in the next 10 largest

Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in “Annex B—Structural and Collateral Term Sheet” in this prospectus supplement.

Other Review Procedures.  In connection with the origination of each CCRE Mortgage Loan, CCRE Lending conducted a search with respect to each borrower under the related CCRE Mortgage Loan to determine whether it filed for bankruptcy.  With respect to any material pending litigation that existed at the origination of any CCRE Mortgage Loan, CCRE Lending requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  If CCRE Lending became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a CCRE Mortgage Loan, CCRE Lending obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the CCRE Mortgage Loans originated by CCRE Lending, the CCRE Deal Team also consulted with the applicable CCRE Mortgage Loan origination team to confirm that the CCRE Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—The Originators—Cantor Commercial Real Estate Lending, L.P.”  See “—The Originators—Cantor Commercial Real Estate Lending, L.P.—Exceptions to Underwriting Criteria” below.

Findings and Conclusions.  Based on the foregoing review procedures, CCRE Lending determined that the disclosure regarding the CCRE Mortgage Loans in this prospectus supplement is accurate in all material respects.  CCRE Lending also determined that the CCRE Mortgage Loans were originated in accordance with CCRE Lending’s origination procedures and underwriting criteria, except as described under “—The Originators—Cantor Commercial Real Estate Lending, L.P.—Exceptions to Underwriting Criteria” below.  CCRE Lending attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

CCRE Commercial Mortgage Securities, L.P. (the “CCRE Depositor”), an affiliate of CCRE Lending through which certain of CCRE Lending’s prior securitization activity has been conducted, most recently filed a Form ABS-15G on February 14, 2012.  The CCRE Depositor’s Central Index Key is 0001515166.  With respect to the period from and including January 1, 2011 to and including December 31, 2013, the CCRE Depositor did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.  CCRE Lending most recently filed a Form ABS-15G on February 14, 2014.  CCRE Lending’s Central Index Key is 0001558761.  With respect to the period from and including April 1, 2012 to and including December 31, 2013, CCRE Lending did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The Bancorp Bank

General

The Bancorp Bank (“Bancorp”), a Delaware chartered commercial bank, is a Sponsor.  Bancorp is a wholly owned subsidiary of The Bancorp, Inc. (“Bancorp, Inc.”).  Bancorp, Inc. is a Delaware financial holding company, which generates all of its revenue and income through Bancorp.  Interest earning assets consist primarily of commercial loans in the Philadelphia metropolitan area.  At December 31, 2012, commercial loans, security backed loans and leases amounted to $1.3 billion, $235.2 million and $156.7 million, respectively.  Bancorp’s executive offices are located at 409 Silverside Road, Wilmington, Delaware 19809.

As a sponsor, Bancorp originates and acquires commercial mortgage loans, and together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor.  Bancorp works with rating agencies, unaffiliated mortgage loan sellers, servicers and underwriters in structuring a securitization transaction.

Bancorp, Inc.’s web address is www.thebancorp.com. Bancorp, Inc. makes available free of charge on its website its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports.

Neither Bancorp nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against Bancorp for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by Bancorp in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Bancorp’s Commercial Mortgage Securitization Program

This is the third commercial mortgage securitization to which Bancorp is directly contributing loans.  Bancorp has originated loans on behalf of other contributors via five previous securitizations during 2012 and 2013.  Additionally, senior management of Bancorp’s securitization program has had a longstanding history in the commercial mortgage securitization business, having experience dating to 1990, and has been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of commercial real estate loans.  Bancorp originates commercial mortgage loans that are secured primarily by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America.  Bancorp’s securitization program generally originates fixed rate mortgage loans having maturities between five (5) and 10 years.

Review of Bancorp Mortgage Loans

Overview.  Bancorp has conducted a review of the Bancorp Mortgage Loans in connection with the securitization transaction described in this prospectus supplement.  The review of the Bancorp Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Bancorp or one or more of its affiliates (the “Bancorp Securitization Team”).  The review procedures described below were employed with respect to all of the Bancorp Mortgage Loans.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the Bancorp Securitization Team created a database of loan-level and property-level information relating to each Bancorp Mortgage Loan.  The database was compiled from, among other sources, the related Bancorp Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Bancorp Securitization Team during the underwriting process.  After origination of each Bancorp Mortgage Loan, the Bancorp Securitization Team updated the information in the database with respect to such Bancorp Mortgage Loan based on updates from the related interim servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Bancorp Securitization Team.

A data tape (the “Bancorp Data Tape”) containing detailed information regarding each Bancorp Mortgage Loan was created from the information in the database referred to in the prior paragraph.  The Bancorp Data Tape was used to provide the numerical information regarding the Bancorp Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation.  Bancorp engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Bancorp, relating to information in this prospectus supplement regarding the Bancorp Mortgage Loans. These procedures included:

●	comparing the information in the Bancorp Data Tape against various source documents provided by Bancorp that are described above under “—Database”;

●	comparing numerical information regarding the Bancorp Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the Bancorp Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Bancorp Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  Bancorp engaged various law firms to conduct certain legal reviews of the Bancorp Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each Bancorp Mortgage

Loan, Bancorp’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. In addition, origination counsel for the Bancorp Mortgage Loans completed Due Diligence Questionnaires with respect to the Bancorp Mortgage Loans. Bancorp’s underwriting staff and in-house legal team performed a similar review of representations and warranties, and completed Due Diligence Questionnaires.  Outside legal counsel was also engaged in connection with this securitization transaction to assist in the review of the Bancorp Mortgage Loans. Such assistance included, among other things, (i) a review of Bancorp’s asset summary reports for each Bancorp Mortgage Loan, (ii) a review of the exception reports to the representations and warranties referred to above relating to the Bancorp Mortgage Loans, and (iii) a review of the Due Diligence Questionnaires relating to the Bancorp Mortgage Loans.

Other Review Procedures.  With respect to any material pending litigation related to the Bancorp Mortgage Loans and of which Bancorp was aware at the origination of any Bancorp Mortgage Loan, Bancorp requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

Findings and Conclusions.  Based on the foregoing review procedures, Bancorp determined that the disclosure regarding the Bancorp Mortgage Loans in this prospectus supplement is accurate in all material respects. Bancorp also determined that the Bancorp Mortgage Loans were originated in accordance with Bancorp’s origination procedures and underwriting criteria, except as described under “—The Originators—The Bancorp Bank—Exceptions to Underwriting Criteria” below.  Bancorp attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

Bancorp most recently filed a Form ABS-15G on February 14, 2014.  Bancorp’s Central Index Key is 0001505494.  With respect to the period from and including January 1, 2011 to and including December 31, 2013, Bancorp has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Rialto Mortgage Finance LLC

General

Rialto Mortgage Finance, LLC, a Delaware limited liability company formed in April 2013 (“Rialto”), a Sponsor and an Originator, is wholly-owned by Rialto Capital Management, LLC, a Delaware limited liability company that was formed in January 2009. The executive offices of Rialto are located at 600 Madison Avenue, 12th Floor, New York, New York 10022.

Rialto’s Securitization Program

As a Sponsor, Rialto originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the Depositor by Rialto (the “Rialto Mortgage Loans”) were originated by Rialto. This is the sixth commercial real estate debt investment securitization to which Rialto is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by Rialto may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments.

Neither Rialto nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against Rialto for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by Rialto in the applicable Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Review of Rialto Mortgage Loans

Overview. Rialto has conducted a review of each of the Rialto Mortgage Loans. This review was performed by a team comprised of real estate and securitization professionals who are employees of Rialto or one or more of its affiliates (the “Rialto Review Team”). The review procedures described below were employed with respect to the Rialto Mortgage Loans. No sampling procedures were used in the review process. Rialto is the Sponsor with respect to six (6) Mortgage Loans.

Database. To prepare for securitization, members of the Rialto Review Team reviewed a database of loan-level and property-level information relating to the Rialto Mortgage Loans. The database was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Rialto Review Team during the underwriting process. Prior to securitization of the Rialto Mortgage Loans, the Rialto Review Team may have updated the information in the database with respect to the Rialto Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Rialto Review Team, to the extent such updates were provided to, and deemed material by, the Rialto Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the Rialto Mortgage Loans.

A data tape (the “Rialto Data Tape”) containing detailed information regarding the Rialto Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Rialto Data Tape was used to provide the numerical information regarding the Rialto Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. Rialto engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by Rialto and relating to information in this prospectus supplement regarding the Rialto Mortgage Loans. These procedures included:

●	comparing the information in the Rialto Data Tape against various source documents provided by Rialto;

●
comparing numerical information regarding the Rialto Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the information contained in the Rialto Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Rialto Mortgage Loans disclosed in this prospectus supplement.

Legal Review. Rialto engaged legal counsel to conduct certain legal reviews of the Rialto Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization described in this prospectus supplement, Rialto’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Rialto’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization transaction to assist in the review of the Rialto Mortgage Loans. Such assistance included, among other things, (i) a review of certain of Rialto’s asset summary reports, (ii) the review of the representation and warranties and exception reports referred to above relating to the Rialto Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the Rialto Review Team of, a Due Diligence Questionnaire relating to the Rialto Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to certain of the Rialto Mortgage Loans.

Other Review Procedures. The Rialto Review Team, with the assistance of counsel engaged in connection with this securitization transaction, also reviewed each Rialto Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—Rialto’s Underwriting Standards and Loan Analysis” below.

Findings and Conclusions. Based on the foregoing review procedures, Rialto determined that the disclosure regarding the Rialto Mortgage Loans in this prospectus supplement is accurate in all material respects. Rialto also determined that the Rialto Mortgage Loans were not originated with any exceptions from Rialto’s underwriting guidelines and procedures. Rialto attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

Rialto most recently filed a Form ABS-15G on February 11, 2014.  Rialto’s Central Index Key number is 0001592182.  With respect to the period from and including January 1, 2011 to and including December 31, 2013, Rialto does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

RAIT Funding, LLC

General

RAIT Funding, LLC, a Delaware limited liability company (“RAIT”), is an operating subsidiary of RAIT Financial Trust (“RAIT Financial”), a vertically integrated and internally managed real estate investment trust that originates and services commercial real estate loans, manages and advises on commercial real estate-related assets and acquires commercial real estate assets. RAIT Financial is headquartered at 2929 Arch Street, 17th Floor, Philadelphia, PA-19104, and also has offices in New York, NY, Charlotte, NC and Chicago, IL.

Certain Relationships and Related Transactions.

Citibank, N.A., an affiliate of the Depositor and of CGMRC, provides warehouse financing to RAIT or its affiliates through a master repurchase facility.  All of the RAIT Mortgage Loans, representing approximately 4.0% of the Initial Pool Balance, are subject to that repurchase facility.  Proceeds received by RAIT in connection with the sale of the RAIT Mortgage Loans to the Depositor will be applied, among other things, to repay Citibank, N.A. any amounts outstanding under the repurchase facility relating to the RAIT Mortgage Loans.

RAIT’s Securitization Program.

RAIT Financial, through its operating subsidiaries, RAIT and RAIT Partnership, L.P., a Delaware limited partnership (“RAIT Partnership”) originates commercial mortgages, mezzanine loans, other loans and preferred equity interests that are collateralized by office buildings, retail shopping centers, multifamily apartment complexes and other properties located throughout the United States of America. RAIT’s commercial mortgage securitization program generally provides fixed rate mortgage loans having maturities between five and ten years. Additionally, RAIT Partnership provides bridge/transitional loans, mezzanine loans and preferred equity structures.

RAIT, RAIT Partnership and their affiliates directly or indirectly contributed loans (in an aggregate principal balance of $60,831,868) to one commercial mortgage loan conduit securitization in 2011, five commercial mortgage loan conduit securitizations (in an aggregate principal balance of $96,296,175) in 2012, ten commercial mortgage loan conduit securitizations (in an aggregate principal balance of $404,944,126) and one floating rate commercial mortgage loan securitization in 2013.  Key members of the RAIT management team were officers at JP Morgan Chase and Wachovia Bank and have been involved in the commercial mortgage securitization business since 1997.

RAIT and its affiliates generally act either as originator, mortgage loan seller and/or sponsor in the commercial mortgage securitizations in which they participate.  In such a transaction there may be co-sponsors and/or other mortgage loan sellers or originators.  In such securitizations, the mortgage loans originated by RAIT are generally sold to a depositor, which in turn transfers such loans to an issuing entity, which issues commercial mortgage pass-through certificates or similar securities that are in whole or part backed by the cash flows from such mortgage loans.

Neither RAIT nor any of its affiliates or subsidiaries will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against RAIT or any of its affiliates or subsidiaries for any losses or other claims in connection with the Certificates or the Mortgage Loans, except with respect to the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by RAIT in the related Mortgage Loan Purchase Agreement, as described under “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this prospectus supplement.

Review of RAIT Mortgage Loans

Overview. RAIT has conducted a review of the RAIT Mortgage Loans in connection with the securitization described in this prospectus supplement.  The review of the RAIT Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of RAIT Financial or one or more of its affiliates (the “RAIT Securitization Team”).  The review procedures described below were employed with respect to all of the RAIT Mortgage Loans.  No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the RAIT Securitization Team created a database of loan-level and property-level information relating to each RAIT Mortgage Loan.  The database was compiled from, among other sources, the related RAIT Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the RAIT Securitization Team during the underwriting process.  After origination of each RAIT Mortgage Loan, the RAIT Securitization Team updated the information in the database with respect to such RAIT Mortgage Loan based on updates from RAIT Partnership’s servicing group to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the RAIT Securitization Team.

A data tape (the “RAIT Data Tape”) containing detailed information regarding each RAIT Mortgage Loan was created from the information in the database referred to in the prior paragraph.  The RAIT Data Tape was used to provide the numerical information regarding the RAIT Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation.  RAIT engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by RAIT, relating to information in this prospectus supplement regarding the RAIT Mortgage Loans. These procedures included:

●      comparing the information in the RAIT Data Tape against various source documents provided by RAIT that are described above under “—Database”;

●      comparing numerical information regarding the RAIT Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the RAIT Data Tape; and

●      recalculating certain percentages, ratios and other formulae relating to the RAIT Mortgage Loans disclosed in this prospectus supplement.

Legal Review. RAIT engaged various law firms to conduct certain legal reviews of the RAIT Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each RAIT Mortgage Loan, RAIT’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. In addition, origination counsel for the RAIT Mortgage Loans completed due diligence questionnaires with respect to the RAIT Mortgage Loans. RAIT’s underwriting staff and in-house legal team performed a similar review of representations and warranties, and completed due diligence questionnaires.  Outside legal counsel was also engaged in connection with this securitization transaction to assist in the review of the RAIT Mortgage Loans. Such assistance included, among other things, (i) a review of RAIT’s asset summary reports for each RAIT Mortgage Loan, (ii) a review of a compilation of the exception reports to the representations and warranties referred to above relating to the RAIT Mortgage Loans, and (iii) a review of a compilation of the due diligence questionnaires relating to the RAIT Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation related to the RAIT Mortgage Loans and of which RAIT Financial was aware at the origination of any RAIT Mortgage Loan, RAIT Financial requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

Findings and Conclusions. Based on the foregoing review procedures, RAIT determined that the disclosure regarding the RAIT Mortgage Loans in this prospectus supplement is accurate in all material respects.  RAIT also determined that the RAIT Mortgage Loans were originated in accordance with RAIT’s origination procedures and underwriting criteria.  RAIT attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

RAIT files reports on Form ABS 15G, and most recently filed a Form ABS 15G on February 14, 2014. RAIT’s Central Index Key is 0001587045.  RAIT Partnership, an affiliate of RAIT, files reports on Form ABS 15G, and most recently filed a Form ABS 15G on February 14, 2014. RAIT Partnership’s Central Index Key is 0001175134.  With respect to the period from and including January 1, 2011 to and including December 31, 2013, RAIT and RAIT Partnership have no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by them as a sponsor of commercial mortgage securitizations.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this prospectus supplement, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount equal to the excess, if any, of:

(a)	the sum of any proceeds received from the sale of the Certificates to investors and the sale of servicing rights to Wells Fargo Bank, National Association for the servicing of the Mortgage Loans, over

(b)
the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the Certificates as described in this prospectus supplement.

The mortgage servicing rights were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans.

The Depositor

Citigroup Commercial Mortgage Securities Inc. is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”).  The Depositor is a special purpose corporation incorporated in the State of Delaware on July 17, 2003 for the purpose of engaging in the business of, among other things, acquiring and depositing mortgage loans in trusts in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates, in addition to other related activities.  The principal executive offices of the Depositor are located at 388 Greenwich Street, New York, New York 10013.  The telephone number is (212) 816-6000.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans.  The Depositor will not have any business operations other than securitizing mortgage loans and related activities.

The Depositor is an affiliate of CGMRC, a Sponsor and an Originator, and an affiliate of Citigroup Global Markets Inc., one of the underwriters.

After establishing the Issuing Entity, the Depositor will have minimal ongoing duties with respect to the Certificates and the Mortgage Loans.  The Depositor’s ongoing duties will include:  (i) appointing a successor trustee or certificate administrator in the event of the removal of the Trustee or Certificate Administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the Certificate Administrator any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer, the Special Servicer or the Operating Advisor which materially and adversely affects the interests of the Certificateholders, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the Certificates to the Certificate Administrator to the extent necessary to perform REMIC tax administration, (vi) indemnifying the Issuing Entity, the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement or by reason of negligent disregard of its obligations and duties under the Pooling and Servicing Agreement, (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on

Form 10-D and Current Reports on Form 8-K required to be filed by the Issuing Entity and (viii) mailing the notice of a succession of the Trustee or the Certificate Administrator to all Certificateholders.

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Sponsor and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.  See “Transaction Participants—The Depositor” in the prospectus.

The Originators

Citigroup Global Markets Realty Corp., Goldman Sachs Mortgage Company, GS Commercial Real Estate LP, MC-Five Mile Commercial Mortgage Finance LLC, Cantor Commercial Real Estate Lending, L.P., The Bancorp Bank, Rialto Mortgage Finance, LLC and RAIT Funding, LLC are referred to in this prospectus supplement as the “Originators” in this prospectus supplement.

The information set forth in this prospectus supplement concerning the Originators and their underwriting standards has been provided by the Originators.

Citigroup Global Markets Realty Corp.

Overview. CGMRC’s commercial mortgage loans are primarily originated in accordance with the procedures and underwriting criteria described below.  However, variations from these procedures and criteria may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CGMRC.  Therefore, this general description of CGMRC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process.  The credit underwriting process for each CGMRC loan is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CGMRC.  This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available:  historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Physical Condition Report” below).  In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available.  Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of the CGMRC deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CGMRC deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation.  Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CGMRC’s property-specific, cash flow underwriting guidelines.  Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees.  A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Requirements.  CGMRC’s underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%.  However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CGMRC’s assessment of the property’s future prospects.  Property and loan information is not updated for securitization unless CGMRC determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements.  While CGMRC’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term.  If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus supplement and Annex A to this prospectus supplement reflect a calculation on the future (larger) amortizing loan payment.  See “Description of the Mortgage Pool” in this prospectus supplement.

Escrow Requirements.  CGMRC may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves.  In addition, CGMRC may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions.  Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things.  Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants.  In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item.  Escrows are evaluated on a case-by-case basis and are not required for all CGMRC commercial mortgage loans.

Generally, CGMRC requires escrows as follows:

●
Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly.

●
Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the related borrower maintaining a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●
Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●
Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CGMRC Mortgage Loans, please see Annex A to this prospectus supplement.

Title Insurance Policy.  The borrower is required to provide, and CGMRC or its counsel typically will review, a title insurance policy for each property.  The provisions of the title insurance policy are required to comply with the Sponsor representation and warranty set forth in paragraph 6 on Annex E-1 to this prospectus supplement without any exception that CGMRC deems material.

Property Insurance.  CGMRC requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs 16 and 29 on Annex E-1 to this prospectus supplement without any exceptions that CGMRC deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports.  In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CGMRC Mortgage Loans, CGMRC generally considered the results of third party reports as described below.  In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

●	Appraisal. CGMRC obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph 41 on Annex E-1 to this prospectus supplement. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●
Environmental Report.  CGMRC generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CGMRC.  CGMRC or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions that the condition be addressed in a manner that complies with the Sponsor representation and warranty set forth in paragraph 40 on Annex E-1 to this prospectus supplement without any exception that CGMRC deems material.

●
Physical Condition Report.  CGMRC generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CGMRC.  CGMRC or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan.  In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CGMRC often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.  See “—Escrow Requirements” above.

Servicing.  Interim servicing for all CGMRC loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer.  In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CGMRC, which firms may continue primary servicing certain loans following the securitization closing date.  Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization.  From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Criteria.  None of the CGMRC Mortgage Loans have exceptions to the related underwriting criteria.

The Goldman Originators

Overview.  GSMC and GS CRE, each an Originator, are affiliated with each other and with Goldman, Sachs & Co., one of the underwriters.  GSMC and GS CRE are referred to as the “Goldman Originators” in this prospectus supplement.

The primary business of each Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties.  The commercial mortgage loans originated by each Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations.  Many of the commercial mortgage loans originated by GS CRE are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

Fixed Rate Commercial Mortgage Loans(1)
Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)

2013	$5.0 billion	$5.3 billion
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

Floating Rate Commercial Mortgage Loans(1)
Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)

2013	$777 million	$1.3 billion
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1)	Represents origination for all Goldman Originators and affiliates of Goldman Originators originating commercial mortgage loans.

Origination and Underwriting Process.  Each Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below.  However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the applicable Goldman Originator.  Therefore, this general description of the Goldman Originators’ origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below.  For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Underwriting Criteria” below and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this prospectus supplement.

The underwriting process for each mortgage loan originated by a Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer.  This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.  In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the applicable Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas.  Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The applicable Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower.  Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the applicable Goldman Originator.  Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees.  A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Each Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%.  However these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the applicable Goldman Originator’s judgment of the property and/or market performance in the future.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  It is possible that a Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Each Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves.  In addition, each Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions.  Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants.  In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item.  Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originators.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

●
Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●
Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●
Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.

●
Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A to this prospectus supplement.

Each Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.  In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, each Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and each Goldman Originator or its origination counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, each Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area.  The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:  (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion.  The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.  Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating their respective Mortgage Loans, the Goldman Originators generally considered the results of third party reports as described below:

●
Appraisal—Each Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the applicable Goldman Originator’s internal documented appraisal policy.  Each Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or an otherwise qualified appraiser.  All appraisals are conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●
Environmental Report—Each Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the applicable Goldman Originator.  In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator.  Each Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.

●
Physical Condition Report—Each Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the applicable Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems.  In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator.  Each Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan.  In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

●
Seismic—Each Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property.  In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

Exceptions to Underwriting Criteria.  None of the GSMC Mortgage Loans have exceptions to the related underwriting criteria.

Servicing.  Interim servicing for some of the loans originated by a Goldman Originator prior to securitization is typically performed by an interim servicer that is unaffiliated with the Goldman Originators.  Additionally, primary servicing may occasionally be retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with the applicable Goldman Originator, which may be retained post-securitization including the applicable fees.  Otherwise, servicing responsibilities are transferred from the unaffiliated interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization.

MC-Five Mile Commercial Mortgage Finance LLC

Overview.  Set forth below is a discussion of certain general underwriting guidelines and processes with respect to the mortgage loans originated by MC-Five Mile for securitization.

Notwithstanding the discussion below, given the unique nature of commercial or multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current and alternative uses, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of MC-Five Mile’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below.  For important information about the circumstances that have affected the underwriting of particular MC-Five Mile Mortgage Loans, see the “Risk Factors” section of this prospectus supplement, the other subsections of this “Transaction Parties” section and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this prospectus supplement.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated:  (i) low loan to value ratio; (ii) high debt service coverage ratio; (iii) experienced property sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis.  Generally both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches, prior experience as an owner and operator of commercial real estate properties and the borrower’s financial capacity. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and, if applicable, zoning reports and seismic reports. Generally, a member of the loan underwriting team also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  Unless otherwise specified in this prospectus supplement, all financial, occupancy and other information contained in this prospectus supplement is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval.  All mortgage loans originated by MC-Five Mile require approval by an investment committee which includes senior executives of Five Mile Capital Partners LLC and MC Asset Management Holdings, LLC.  The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline the proposed loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  The underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each loan. MC-Five Mile’s underwriting guidelines generally require, without regard to any other debt, a debt service coverage ratio (calculated for this purpose using a 30-year amortization schedule) of not less than 1.25x (or 1.20x for multifamily properties) and a loan-to-value ratio of not more than 75%. MC-Five Mile may originate a mortgage loan with a debt service coverage ratio below 1.25x based on, among other things, the amortization features of the mortgage loan, the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MC-Five Mile’s judgment of improved property and/or market performance and/or other relevant factors.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by MC-Five Mile and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. As described above, for the purpose of determining whether a mortgage loan’s debt service coverage ratio meets MC-Five Mile’s underwriting criteria, the debt service coverage ratio is calculated based on a debt service payment using a 30-year amortization term, however if a loan’s debt service coverage ratio is less than 1.25x because its debt service payment is calculated on an amortization schedule less than 30 years but its debt service coverage ratio calculated using a 30-year amortization term is equal to or greater than 1.25x, that loan meets MC-Five Mile’s underwriting criteria for debt service coverage ratio. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt.  Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine.  It is possible that an affiliate of MC-Five Mile may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Mortgage Loan Terms.  MC-Five Mile’s underwriting guidelines generally require that the term of a mortgage loan be not less than five years and not more than ten years.

Assessments of Property Condition.  As part of the underwriting process, the property assessments and reports described below will typically be obtained:

Appraisals.  Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan. Each appraisal must meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, MC-Five Mile may also obtain a value on an “as-stabilized” basis reflecting leases that have been executed but tenants have not commenced paying rent or on an “as-completed” basis reflecting completion of capital improvements that are being undertaken at the Mortgaged Property. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation. MC-Five Mile then determines the loan-to-value ratio of the mortgage loan in each case based on the value set forth in the appraisal.

Environmental Assessment.  Phase I ESA that confirm with American Society for Testing and Materials (ASTM) Standard E 1527 05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process”, are required with respect to the real property collateral for each mortgage loan as may be amended from time to time, are performed on all properties.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Furthermore, an ESA conducted at any particular real property collateral will not necessarily cover all potential environmental issues.

Depending on the findings of the initial environmental assessment additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral may be required. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response, MC-Five Mile either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following:  (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Engineering Assessment.  Inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination process.  The inspections are conducted to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property.  The resulting report may identify deferred maintenance and/or recommended capital expenditures, corrections or replacements.  In cases in which the engineering assessment identifies material repairs or replacements needed immediately, MC-Five Mile generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, MC-Five Mile may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance Policy.  The borrower is required to provide, and MC-Five Mile, or its counsel reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements:  (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan (or with respect to a mortgage loan secured by multiple Mortgaged Properties, an amount at least equal to the allocated loan amount with respect to the title policy for each such Mortgaged Property); (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property.

Property Insurance.  Except in certain instances where sole or significant tenants (which may include ground lease tenants) are required to obtain insurance or may self-insure, the borrower is required to provide, and MC-Five Mile’s insurance consultant reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include:  (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as MC-Five Mile may require based on the specific characteristics of the Mortgaged Property.

Zoning and Building Code Compliance.  In connection with the origination of a multifamily or commercial mortgage loan, MC-Five Mile will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following:  a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

In some cases, a Mortgaged Property may constitute a legal non-conforming use or structure. In those cases, MC-Five Mile may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements.  MC-Five Mile generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves may be limited to certain capped amounts. In addition, MC-Five Mile may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by MC-Five Mile.  Generally, the required escrows for mortgage loans originated by MC-Five Mile are as follows:

Taxes—An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current mileage rate) are required to provide MC-Five Mile with sufficient funds to satisfy all taxes and assessments. This escrow requirement may be waived by MC-Five Mile in certain circumstances, including, but not limited to:  (i) the Mortgaged Property is an institutional sponsor or high net worth individual sponsor or (ii) if the related mortgaged property is a single tenant property (or substantially leased to a single tenant) and the tenant pays taxes directly (or MC-Five Mile may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (iii) any Escrow/Reserve Mitigating Circumstances (defined below).

Insurance—Typically an initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide MC-Five Mile with sufficient funds to pay all insurance premiums. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to:  (i) the borrower or its affiliates maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to:  (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant or another third party is responsible for the repairs and maintenance of the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

Tenant Improvement/Lease Commissions—A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space at the mortgaged property. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to:  (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; (ii) the rent for the space in question is considered below market; or (iii) any Escrow/Reserve Mitigating Circumstances.

Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to:  (i) the deferred maintenance items do not materially impact the function, performance or value of the property; (ii) the deferred maintenance cost does not exceed $50,000; (iii) a tenant (which may include a ground lease tenant) at the related Mortgaged Property or other third party is responsible for the repairs; or (iv) any Escrow/Reserve Mitigating Circumstances.

Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 150% of the estimated remediation cost identified in the environmental report. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to:  (i) environmental insurance is in place or obtained; (ii) a third party unrelated to the borrower is identified as the responsible party; or (iii) any Escrow/Reserve Mitigating Circumstances.

MC-Five Mile may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”):  (i) the amounts involved are de minimis; (ii)  the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve; (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio; (iv) MC-Five Mile has structured springing escrows that arise for identified risks; (v) MC-Five Mile has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed; (vi) MC-Five Mile believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; (vi) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association; or (vii) a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

For a description of the escrows collected with respect to the MC-Five Mile Mortgage Loans, please see Annex A to this prospectus supplement.

Exceptions to Underwriting Criteria.  None of the MC-Five Mile Mortgage Loans have exceptions to the related underwriting criteria.

Servicing.  Interim servicing for all loans originated by MC-Five Mile prior to securitization is typically performed by Wells Fargo Bank, National Association.  Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust on the securitization Closing Date.  From time to time, the interim servicer may retain primary servicing.

Cantor Commercial Real Estate Lending, L.P.

General.  CCRE Lending’s commercial mortgage loans are generally originated in accordance with the underwriting criteria described below; however, variations from these guidelines may be implemented as a result of various conditions, including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by CCRE Lending.  Therefore, this general description of CCRE Lending’s underwriting standards is not intended as a representation that every CCRE Mortgage Loan complies entirely with all criteria set forth below.

Loan Analysis.  The credit underwriting process for each CCRE Lending loan is performed by a team comprised of real estate professionals that typically includes a senior member, originator, underwriter, transaction manager and loan closer.  This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.

A member of the CCRE Lending team or an agent of CCRE Lending is required to perform an inspection of the property as well as a review of the surrounding market area, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CCRE Lending team or an affiliate of CCRE Lending, along with a third-party provider engaged by CCRE Lending, also performs a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation.  Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the CCRE Lending team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CCRE Lending’s property-specific, cash flow underwriting guidelines.  Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management agreements or guarantees.  A complete credit committee package is prepared to summarize all of the above-referenced information.

Loan Approval.  All commercial mortgage loans must be presented to one or more credit committees that consist of senior real estate and finance professionals of CCRE Lending and its affiliates among others.  After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended, request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Ratio.  CCRE Lending’s underwriting standards generally require a minimum debt service coverage ratio (“DSCR”) of 1.20x and maximum loan-to-value (“LTV”) ratio of 80%; however, these thresholds are guidelines and exceptions may be made on the merits of each loan.  Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower, which when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters; namely, the DSCRs described above will be lower based on the inclusion of the payments related to such additional debt and the LTV ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

The aforementioned DSCR requirements pertain to the underwritten cash flow at origination and may not hold true for each CCRE Mortgage Loan as reported in this prospectus supplement.  Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the DSCR.

Additional Debt.  Certain mortgage loans may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt.  It is possible that CCRE Lending or an affiliate thereof may be the lender on that additional subordinate debt and/or mezzanine debt.

Amortization Requirements.  While CCRE Lending’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus supplement will reflect a calculation on the future (larger) amortizing loan payment.

Servicing.  Interim servicing for all CCRE Lending loans prior to securitization will typically be performed by a party not affiliated with CCRE such as Midland Loan Services, a Division of PNC Bank, National Association; however, primary servicing (but not involving the management or collection of the pool assets) may be occasionally retained by certain qualified subservicers under established sub-servicing agreements with CCRE Lending, which may be retained post-securitization.  Otherwise, servicing responsibilities will be transferred from such third-party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing.  From time to time, the original third-party servicer may retain primary servicing.

Assessments of Property Condition.  As part of the underwriting process, the property assessments and reports described below will typically be obtained:

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Appraisals.  Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and

Enforcement Act of 1989.  In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

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Environmental Assessment.  In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized.  Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained.  Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances.  Depending on the findings of the initial environmental assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

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Engineering Assessment.  In connection with the origination process, in most cases it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance.  The borrower is required to provide, and CCRE Lending or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance.  Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, CCRE Lending typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or substantially all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

The mortgage loan documents typically also require the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

The mortgage loan documents typically further require the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance.  In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, CCRE Lending may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, CCRE Lending may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements.  Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation.  A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve.  Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by CCRE Lending.  Furthermore, CCRE Lending may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.  In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by CCRE Lending are as follows:

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Taxes—Monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

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Insurance—Monthly escrow deposits equal to 1/12 of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

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Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●
Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●
Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place,

(iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the CCRE Mortgage Loans, please see Annex A to this prospectus supplement.

Exceptions to Underwriting Criteria.  None of the CCRE Mortgage Loans have exceptions to the related underwriting criteria.

The Bancorp Bank

Overview.  Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Bancorp for securitization.

Bancorp originates commercial mortgage loans from its New York, New York office.  Each of the mortgage loans originated by Bancorp is generally originated in accordance with the underwriting criteria described below.  Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan.  These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the underwriting guidelines set forth below.

Loan Analysis.  Generally, Bancorp performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan.  In general, the analysis of a borrower includes a review of the borrower’s experience and track record in owning and operating commercial real estate property, a review of the borrower’s financial strength and liquidity, anti-money laundering or OFAC checks, third-party credit report reviews, bankruptcy and lien searches, general banking references and commercial mortgage related references.  Where a third party property manager is responsible for operating the property, the property manager’s experience and presence in the subject market are also reviewed.  In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements if available, independent market research, an appraisal with an emphasis on rental and sales comparables along with an appraisal review by an independent appraisal firm, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and uses of the property.  Typically, each report is reviewed for acceptability by real estate loan underwriter and senior credit personnel.  The borrower’s and property manager’s experience and presence in the subject market are also reviewed.  Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $10 million, in which case additional limitations including the requirement that the borrower have at least one independent director may be required.  Two independent directors may be deemed necessary for loans greater than $20 million.

Loan Approval.  All mortgage loans originated by Bancorp must be approved by a credit committee.  The credit committee consists of executives and senior personnel of Bancorp.  The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio, Debt Yield and LTV Ratio. Bancorp’s underwriting standards generally mandate minimum debt service coverage ratios, debt yields and maximum loan-to-value ratios.  A loan-to-value ratio is generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate.  The debt yield is based upon the underwritten net cash flow and is given particular importance.  However, notwithstanding such guidelines, in certain circumstances the evaluation of debt service coverage ratios, debt yields, loan-to-value ratios and amortization periods for the mortgage loans originated by Bancorp may vary from these guidelines.

Escrow Requirements.  Generally, Bancorp requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated or acquired by Bancorp are as follows (see Annex A to this prospectus supplement for instances in which reserves were not taken):

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Taxes.  Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments.  Bancorp may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

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Insurance.  If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums.  Bancorp may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less). Bancorp often employs the services of third party insurance consultants to ensure, among other items, that the appropriate escrow amounts are determined and that any previously outstanding premium amounts are paid at closing.

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Replacement Reserves.  Replacement reserves are generally calculated in accordance with standards of the CMBS marketplace. Bancorp relies on information provided by an independent engineer to make this determination.  Bancorp may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

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Completion Repair/Environmental Remediation.  Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, Bancorp generally requires that at least 110% - 125% of the estimated costs of repairs or replacements be reserved.  Bancorp may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) the amount recommended is de minimis.

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Tenant Improvement/Lease Commissions.  In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  Bancorp may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

●	Other Factors. Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Title Insurance Policy.  The borrower is required to provide, and Bancorp or its origination counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Third Party Reports.  In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bancorp Mortgage Loans, Bancorp generally considered the results of third party reports as described below.  In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

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Appraisal.  Bancorp obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph 41 on Annex E-1 to this prospectus supplement.  In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

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Environmental Report.  Bancorp generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by Bancorp.  Bancorp or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions that the condition be addressed in a manner that complies with the Sponsor representation and warranty set forth in paragraph 40 on Annex E-1 to this prospectus supplement without any exception that Bancorp deems material.

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Physical Condition Report.  Bancorp generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by Bancorp.  Bancorp or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan.  In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Bancorp often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.  See “—Escrow Requirements” above.

Servicing.  Interim servicing for all loans originated by Bancorp prior to securitization is typically performed by Wells Fargo Bank, National Association.  Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.  With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Qwik-Stor Self Storage, servicing is performed by Grandbridge Real Estate Capital, which will retain primary servicing throughout the life of the loan.

Exceptions to Underwriting Criteria.  None of the Bancorp Mortgage Loans were originated with any exceptions to the related underwriting criteria.

Rialto Mortgage Finance, LLC

Rialto’s Underwriting Standards and Loan Analysis

Overview. Rialto is the Sponsor with respect to 6 Mortgage Loans. Rialto or an affiliate originated each of the Rialto Mortgage Loans being deposited into the securitization described in this prospectus supplement. Generally, Rialto performed an underwriting analysis with respect to each Mortgage Loan applicant and the related Mortgaged Property.

Set forth below is a discussion of certain current general guidelines of Rialto generally applicable with respect to Rialto’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by Rialto. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by Rialto.

Process and Loan Analysis. The underwriting process for each Rialto Mortgage Loan is performed by a transaction team comprised of real estate professionals that typically includes a loan originator and an underwriter subject to oversight by the members of the management team of Rialto. This team conducts a review of the related real property, which typically includes an examination of some or all of the following information, among other things, to the extent applicable and available: historical operating statements, rent rolls, certain tenant leases, real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, physical condition and environmental status. Each applicable report is reviewed for acceptability by Rialto or a third-party reviewer. The results of these reviews are incorporated into Rialto’s underwriting analysis. In some cases, certain of these documents may not be required or may not be reviewed due to the nature of the related real property. For instance, historical operating statements may not be available with respect to real property with limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties) although the forms of leases would typically be reviewed for certain of these property types.

Rialto also performs an underwriting analysis with respect to the borrower under each asset it originates. The underwriting analysis of the borrower may include a review of third-party credit reports and reports resulting from judgment, lien or bankruptcy searches. Borrowers are generally required to be single purpose entities (although exceptions may be made from time to time on a case-by-case basis) and, in some cases, other structural requirements may be imposed on the borrower which are intended to reduce the likelihood of the borrower becoming involved in a bankruptcy proceeding; however, there can be no assurance that any of these structural requirements will prevent a particular borrower from becoming involved in a bankruptcy proceeding.

After the compilation and review of all applicable documentation and other relevant considerations, the transaction team finalizes its detailed underwriting analysis of the real property’s cash flow in a manner generally consistent with Rialto’s underwriting guidelines. Determinations are also made regarding the implementation of appropriate transaction terms to address certain risks, which may result in the recommendation of certain additional structural features. A credit committee memorandum is prepared which summarizes the above referenced information and which is circulated to the credit committee for review.

Credit Approval. All assets originated by Rialto must be approved by one or more specified internal committees. After a review of the credit committee package and a discussion of the asset, a committee may approve a transaction as recommended, request additional due diligence, modify the transaction terms or decline a transaction entirely.

Debt Service Coverage Ratio. In connection with the origination of an asset, Rialto will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to

●
the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, Rialto may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by Rialto, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, Rialto may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. Rialto also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by Rialto, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, Rialto may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, Rialto will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that Rialto or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, Rialto will analyze the condition of the real property for a prospective asset. To aid in that analysis, Rialto may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. Rialto will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report. Rialto requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, Rialto may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, Rialto may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. Rialto generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. Rialto will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, Rialto uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, Rialto generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probable maximum loss or scenario expected loss in excess of 20%, Rialto may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, Rialto will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, Rialto may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in Rialto’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by Rialto to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, Rialto may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. Rialto conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, Rialto may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Rialto may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Rialto’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, Rialto may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, Rialto’s underwriting guidelines as described in this prospectus supplement and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time Rialto or its affiliates originated or acquired certain assets. In addition, in some cases, Rialto may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Servicing

Interim servicing for Rialto Mortgage Loans prior to securitization is performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with Rialto, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) on the securitization Closing Date. From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Criteria

Rialto’s Mortgage Loans were not originated with any exceptions to Rialto’s underwriting criteria described above.

RAIT Funding, LLC

Overview.  RAIT originates commercial mortgage loans from its headquarters in Philadelphia.  All mortgage loans must be approved by RAIT Financial’s management investment committee, as described under “—Loan Approval” below.  Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by RAIT for securitization.

Notwithstanding the discussion below, given the unique nature of commercial properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another and will be driven by circumstances particular to that loan and related property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors.  If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may, in some instances, be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.  Therefore, this general description of RAIT’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below.  For important information about the circumstances that have affected the underwriting of Mortgage Loans in the mortgage pool originated by RAIT, see the “Risk Factors” section of this prospectus supplement, the other subsections of this “Transaction Parties—The Sponsors” section and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this prospectus supplement.

Loan Analysis.  Generally, RAIT performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan.  In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references.  In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property.  Each report is reviewed for acceptability by a real estate finance loan underwriter.  The borrower’s and property manager’s experience and presence in the subject market are also reviewed.  Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.  Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $15 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval.  All mortgage loans originated by RAIT must be approved by a management investment committee of RAIT Financial.  The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  RAIT’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios.  A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered.  The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance.  However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by RAIT may vary from these guidelines.

In addition, with respect to certain mortgage loans originated by RAIT, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the related borrower.  Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate and/or mezzanine debt is taken into account.

Escrow Requirements.  Generally, RAIT requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by RAIT are as follows:

●
Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments.  RAIT may waive this escrow requirement under appropriate circumstances including, but not limited to, where a tenant is required to pay the taxes directly.

●
Insurance - If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums.  RAIT may waive this escrow requirement under appropriate circumstances, including, but not limited to, where a property is covered by a blanket insurance policy maintained by the borrower or sponsor, or where a tenant is required to insure the property (which tenant insurance may include self-insurance by the tenant).

●
Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years.  RAIT relies on information provided by an independent engineer to make this determination.  RAIT may waive this escrow requirement under appropriate circumstances, including, but not limited to, where a tenant is responsible for replacements under the terms of its lease.

●
Completion Repair/Environmental Remediation - Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, RAIT generally requires that at least 110% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.  RAIT may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (ii) the amount recommended is de minimis.

●
Tenant Improvement/Lease Commissions - In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  RAIT may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where rents at the mortgaged property are considered to be sufficiently below market, (ii) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

Servicing.  Except as stated below, interim servicing for all loans originated by RAIT prior to securitization is typically performed by RAIT Partnership.  RAIT Financial, the parent company of RAIT Partnership, is rated on Standard & Poor’s Ratings Services Select Servicer List as a U.S. Commercial Mortgage Primary and Special Servicer and is also a rated Commercial Mortgage Primary and Special Servicer by Morningstar Credit Ratings, LLC.  In some instances, interim servicing for certain loans originated by RAIT and its affiliates is performed by Grandbridge Real Estate Capital LLC.

Exceptions to Underwriting Criteria.  The RAIT Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.  None of the RAIT Mortgage Loans were originated with any exceptions to the related underwriting criteria.

The Issuing Entity

The Issuing Entity, Citigroup Commercial Mortgage Trust 2014-GC19, is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement.  The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to certificateholders and other activities described in this prospectus supplement.  Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments.  The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Trustee may make advances of delinquent monthly debt service payments, and the Master Servicer, the Special Servicer and the Trustee may make servicing advances, to the Issuing Entity, but only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support.  The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.  The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer, except that the Outside Serviced Mortgage Loans are being serviced and administered pursuant to the GSMS 2014-GC18 Pooling and Servicing Agreement.  A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor, including any discretionary activities performed by each of them, is set forth under “—The Trustee,” “—The Certificate Administrator,” “—Servicers—The Master Servicer,” “—Servicers—The Special Servicer,” “—The Operating Advisor,” “Description of the Offered Certificates” and “The Pooling and Servicing Agreement” in this prospectus supplement.

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties (and, with respect to each Loan Combination, solely the Issuing Entity’s interest in any REO property acquired with respect to such Loan Combination pursuant to the GSMS 2014-GC18 Pooling and Servicing Agreement) are the Distribution Accounts and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Accounts and other accounts are invested.  The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties (and, with respect to each Loan Combination, solely the Issuing Entity’s interest in any REO property acquired with respect to such Loan Combination pursuant to the GSMS 2014-GC18 Pooling and Servicing Agreement), and the other activities described in this prospectus supplement, and indemnity obligations to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor and various related persons.  The fiscal year of the Issuing Entity is the calendar year.  The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer.

The Depositor is contributing the Mortgage Loans to the Issuing Entity.  The Depositor is purchasing the Mortgage Loans from the Sponsors, as described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee, the Certificate Administrator and the Custodian

U.S. Bank. U.S. Bank National Association (“U.S. Bank”), a national banking association, will act as trustee (in such capacity, the “Trustee”) and certificate administrator (in such capacity, the “Certificate Administrator”) pursuant to the Pooling and Servicing Agreement .

U.S. Bancorp, with total assets exceeding $361 billion as of September 30, 2013, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States.  As of September 30, 2013, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states.  A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 49 domestic and 3 international cities.  The Pooling and Servicing Agreement will be administered from U.S. Bank’s corporate trust office located at 190 S. LaSalle, 7th Floor, Chicago, IL 60603 and for certificate transfer purposes, 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention: Bondholder Services – CGCMT 2014-GC19.

U.S. Bank has provided corporate trust services since 1924.  As of September 30, 2013, U.S. Bank was acting as trustee with respect to over 85,000 issuances of securities with an aggregate outstanding principal balance of over $2.9 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The certificate administrator shall make each monthly statement available to the holders via the certificate administrator’s internet website at http://www.usbank.com/abs.  Holders with questions may direct them to the certificate administrator’s bondholder services group at (800) 934-6802.

As of September 30, 2013, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee, registrar, paying agent and securities administrator on 260 issuances of commercial mortgage backed securities with an outstanding aggregate principal balance of approximately $198,455,700,000.00.

Under the terms of the Pooling and Servicing Agreement, U.S. Bank National Association is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  The distribution reports will be reviewed by an analyst and then by a supervisor using a transaction-specific review spreadsheet.  Any corrections identified by the supervisor will be corrected by the analyst and reviewed by the supervisor.  The supervisor also will be responsible for the timely delivery of reports to the administration unit for processing all cash flow items.  As securities administrator, U.S. Bank National Association is also responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the issuing entity.  In the past three years, the securities administrator has not made material changes to the policies and procedures of its securities administration services for commercial mortgage backed securities.

U.S. Bank, as Certificate Administrator will hold the mortgage files in one of its custodial vaults, which are located at 1133 Rankin Street, Suite 100, St. Paul, Minnesota 55116 Attention: Document Custody Services – CGCMT 2014-GC19.  The mortgage files are tracked electronically to identify that they are held by U.S. Bank pursuant to the Pooling and Servicing Agreement. U.S. Bank uses a barcode tracking system to track the location of, and owner or secured party with respect to, each file that it holds as custodian, including the mortgage files held on behalf of the trustee. As of September 30, 2013, U.S. Bank holds approximately 9,926,000 document files for approximately 980 entities and has been acting as a custodian for over 21 years.

The foregoing information concerning the Trustee and the Certificate Administrator has been provided by U.S. Bank.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Sponsors or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

U.S. Bank provides warehouse financing to CCRE Lending through a repurchase facility.  Four (4) of the Mortgage Loans that CCRE Lending will transfer to the Depositor (with an aggregate principal balance of approximately $62,849,780 as of the Cut-off Date) are subject to that repurchase facility.  Proceeds received by CCRE Lending in connection with the contribution of such Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed Mortgage Loans and make payments to U.S. Bank as the repurchase agreement counterparty.

U.S. Bank, in addition to serving as Trustee and Certificate Administrator, is the interim custodian of the loan files for all of the Mortgage Loans to be contributed to this securitization transaction by MC-Five Mile.

U.S. Bank (except for the information under the first eight paragraphs of this sub-section entitled “—The Trustee, the Certificate Administrator and the Custodian—U.S. Bank”) will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this prospectus supplement or related documents.

Matters Relating to the Trustee.  The Trustee may resign at any time by giving written notice to, among others, the other parties to the Pooling and Servicing Agreement.  However, no such resignation will be effective until a successor has been appointed.  Upon such notice, the Master Servicer will appoint a successor Trustee.  If no successor Trustee is appointed within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor Trustee.

The Depositor may remove the Trustee (and appoint a successor Trustee) if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property.  The holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates may remove the Trustee (and appoint a successor Trustee) upon written notice to the Depositor, the Master Servicer, the Certificate Administrator and the Trustee.

Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance by the successor Trustee of the appointment.

Notwithstanding the foregoing, upon any resignation or termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus reimbursement for all Advances made by it and interest on those Advances as provided in the Pooling and Servicing Agreement.  The Trustee will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such Trustee as and to the extent required under the Pooling and Servicing Agreement; provided, that if the Trustee is terminated without cause by the holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates as provided in the second preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Trustee necessary to effect the transfer of the rights and obligations of the Trustee to a successor Trustee.  Any successor Trustee must have a combined capital and surplus of at least $50,000,000, and a rating on its unsecured long-term debt of at least (i) ”A” by Fitch and (ii) “A1” by Moody’s (or “A2” by Moody’s if the Trustee has a short-term debt rating of at least “P-1” from Moody’s) (or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation).

In addition, certain provisions regarding the obligations and duties of the Trustee, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination.  See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

The Issuing Entity will indemnify the Trustee and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the Trustee in any action or proceeding between the Issuing Entity and the Trustee or between the Trustee and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Trustee.  The Trustee will indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Trustee, or by reason of negligent disregard of the Trustee’s obligations or duties, under the Pooling and Servicing Agreement.  Except in the event of the Trustee’s willful misconduct, bad faith or fraud, in no event will the Trustee be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.  The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.  The appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement except as required by applicable law.

If no Servicer Termination Event has occurred, and after the curing or waiver of all Servicer Termination Events which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement.  Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

The Trustee will not be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of the sale of such Certificates, or for the use of or application of any funds paid to the Depositor, the Certificate Administrator, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except for any investment of such amounts in investments issued by the Trustee in its commercial capacity), nor will the Trustee be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer (except advancing as described in this prospectus supplement), the Special Servicer, the Certificate Administrator or the Operating Advisor under the Pooling and Servicing Agreement unless the Trustee is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the Master Servicer, the Special Servicer or the Operating Advisor in accordance with the terms of the Pooling and Servicing Agreement.

Matters Relating to the Certificate Administrator.  The Certificate Administrator may resign at any time by giving written notice to, among others, the other parties to the Pooling and Servicing Agreement.  However, no such resignation will be effective until a successor has been appointed.  Upon such notice, the Master Servicer will appoint a successor Certificate Administrator.  If no successor Certificate Administrator is appointed within one month after the giving of such notice of resignation, the resigning Certificate Administrator may petition the court for appointment of a successor Certificate Administrator.

The Depositor may remove the Certificate Administrator (and appoint a successor Certificate Administrator) if, among other things, the Certificate Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Certificate Administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Certificate Administrator or its property is appointed or any public officer takes charge or control of the Certificate Administrator or of its property.  The holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates may remove the Certificate Administrator (and appoint a successor Certificate Administrator) upon written notice to the Depositor, the Master Servicer, the Trustee and the Certificate Administrator.

Any resignation or removal of the Certificate Administrator and appointment of a successor Certificate Administrator will not become effective until acceptance by the successor Certificate Administrator of the appointment.

Notwithstanding the foregoing, upon any resignation or termination of the Certificate Administrator under the Pooling and Servicing Agreement, the Certificate Administrator will continue to be entitled to receive all accrued and unpaid compensation through the date of termination.  The Certificate Administrator will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such Certificate Administrator as and to the extent required under the Pooling and Servicing Agreement provided, that if the Certificate Administrator is terminated without cause by the holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates as provided in the second preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Certificate Administrator necessary to effect the transfer of the rights and obligations (including custody of the Mortgage Loan files) of the Certificate Administrator to a successor Certificate Administrator.  Any successor Certificate Administrator must have a combined capital and surplus of at least $50,000,000, and a rating on its unsecured long-term debt of at least (i) ”BBB+” by Fitch and (ii) ”Baa2” by Moody’s (or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation).

In addition, certain provisions regarding the obligations and duties of the Certificate Administrator, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination.  See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

The Issuing Entity will indemnify the Certificate Administrator and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Certificate Administrator may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the Certificate Administrator in any action or proceeding between the Issuing Entity and the Certificate Administrator or between the Certificate Administrator and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Certificate Administrator.  The Certificate Administrator will indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Certificate Administrator, or by reason of negligent disregard of the Certificate Administrator’s obligations or duties, under the Pooling and Servicing Agreement.  Except in the event of the Certificate Administrator’s willful misconduct, bad faith or fraud, in no event will the Certificate Administrator be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Certificate Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.  The Certificate Administrator will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Certificate Administrator’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The Certificate Administrator is required to perform only those duties specifically required under the Pooling and Servicing Agreement.  Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Certificate Administrator is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

The Certificate Administrator will not be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of the sale of such Certificates, or for the use of or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except for any investment of such amounts in investments issued by the Certificate Administrator in its commercial capacity), nor will the Certificate Administrator be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer, the Special Servicer, the Trustee or the Operating Advisor under the Pooling and Servicing Agreement.

Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, at the cost and expense of the Depositor (other than with respect to the Distribution Date statements), based upon reports, documents, and other information provided to the Certificate Administrator, will be obligated to file with the SEC, in respect of the Issuing Entity and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and any other Form 8-K reports required to be filed pursuant to the Pooling and Servicing Agreement.

The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Trustee and Certificate Administrator Fee

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator will be entitled to receive a monthly fee (the “Trustee/Certificate Administrator Fee”).  The Trustee/Certificate Administrator Fee will be payable monthly from amounts received in respect of the Mortgage Loans and, as to each Mortgage Loan, will accrue at 0.0015% per annum (the “Trustee/Certificate Administrator Fee Rate”) which, together with the Servicing Fee Rate, the CREFC® Intellectual Property Royalty License Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus supplement as the “Administrative Fee Rate”.  The Trustee/Certificate Administrator Fee will be paid monthly to the Certificate Administrator and the Certificate Administrator will pay the Trustee its portion of the Trustee/Certificate Administrator Fee in accordance with the Pooling and Servicing Agreement.  The Trustee/Certificate Administrator Fee will accrue on the Stated Principal Balance of each Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The Operating Advisor

Situs Holdings, LLC (“SH”), a Delaware limited liability company, will act as operating advisor under the Pooling and Servicing Agreement (in such capacity, the “Operating Advisor”).

The principal executive offices of SH are located at 4665 Southwest Freeway, Houston, Texas 77027.  SH has a special servicer rating of “CSS2” from Fitch and is on S&P’s Select Servicer list as a United States Commercial Mortgage Special Servicer ranked “Average”.  SH is approved by Moody’s as a special servicer for CMBS transactions.  As of December 31, 2013, SH directly manages 97 CMBS specially serviced assets with an unpaid principal balance (“UPB”) of approximately $1.24 billion and 227 nonperforming whole loans of approximately $1.0 billion; SH is the named special servicer on 18 CMBS transactions with a UPB of approximately $22 billion. Situs Holdings is also the named operating advisor for sixteen (16) CMBS transactions an aggregate outstanding principal balance of approximately $19.8 billion.

In October 2011, Helios AMC, LLC acquired The Situs Companies LLC including its rated primary servicing subsidiary, Situs Asset Management LLC (“SAM”).  Shortly thereafter, the name of Helios AMC, LLC was changed to Situs Holdings.  The company organization was subsequently restructured such that SAM  is no longer a subsidiary of Situs Holdings but rather SAM is a wholly owned subsidiary of Situs Group LLC, a company with the same ownership as Situs Holdings.  A further corporate reorganization in 2014 resulted in Situs Holdings also being a wholly owned subsidiary of Situs Group LLC and therefore Situs Holdings and SAM are both subsidiaries of the same parent company, Situs Group LLC.  Situs Group LLC also owns 100% of Hanover Street Capital, LLC.  Hanover Street Capital, LLC is a commercial mortgage loan servicer which currently provides various services including due diligence, underwriting, asset management and loan servicing exclusively for Deutsche Bank and its affiliates or customers.

Unless otherwise noted, all the statistical information contained in this description is a composite of SH and SAM and its affiliates (“Situs”). Situs is involved in the commercial real estate advisory business and engages principally in:

●	real estate consulting,

●	primary servicing,

●	CMBS special servicing,

●	asset management, and

●	due diligence and underwriting

Since 1985, Situs has provided commercial real estate advisory, due diligence and business solutions to the lending and real estate industries. Situs has offices located across the United States in San Francisco, New York, and Houston as well as offices in London, Copenhagen and Frankfurt. Situs provides services to financial institutions, investors and servicers as well as to agencies of the United States Government.  Situs’ providing of such services should not be considered an endorsement of such Mortgage Loans or Sponsors and Situs does not make any representations with respect to descriptions of such Mortgage Loans in this prospectus supplement and is not responsible for any information provided regarding such Mortgage Loans.

Situs has detailed policies and operating procedures to maintain compliance with its servicing obligations and the servicing standard under the applicable servicing agreements, including procedures for managing delinquent and special serviced loans and trust/operating advisor responsibilities. Policies and procedures are reviewed annually and centrally managed. Furthermore Situs’ business continuity plan is reviewed annually.

No securitization transaction involving commercial mortgage loans in which Situs was acting as primary servicer, master servicer, special servicer or trust/operating advisor has experienced an event of default as a result of any action or inaction of Situs as primary servicer, master servicer, special servicer or trust/operating advisor, as applicable, or as a result of Situs’ failure to comply with applicable servicing criteria in connection with any securitization transaction. Situs has made all advances required to be made by it under the servicing agreements on the commercial mortgage loans serviced by Situs in securitization transactions.

From time to time SH may be a party to lawsuits and other legal proceedings as part of its servicing duties in other transactions (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against SH or of which any of its property is the subject, that would have a material adverse effect on SH’s business or its ability to serve as Operating Advisor pursuant to the Pooling and Servicing Agreement or that is material to the holders of the Certificates.

SH has performed or will perform due diligence with respect to the Mortgage Loans for GSMC, MC-Five Mile, CCRE Lending and Rialto, as further described under “Transaction Parties—Certain Affiliations and Certain Relationships” in this prospectus supplement.

SH is not an affiliate of the Depositor, the Sponsors, the Initial Purchasers, the Trust, the Servicer, the Special Servicer, the Certificate Administrator, the Trustee, or the mortgage loan sellers.

The foregoing information under this heading has been provided by Situs Holdings, LLC.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Sponsors, the Trustee, the Certificate Administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” and “—Operating Advisor” in this prospectus supplement.  Certain limitations on the Operating Advisor’s liability under the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

For further information regarding the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, see “The Pooling and Servicing Agreement—Operating Advisor” in this prospectus supplement.

Servicers

General

Each of the Master Servicer (directly or through one or more sub-servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Serviced Mortgage Loans and the Serviced Companion Loan for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this prospectus supplement.  The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Serviced Mortgage Loans and Serviced Companion Loans to one or more third party sub-servicers, with the consent of the Depositor.  The Master Servicer will be responsible for paying the servicing fees of any sub-servicer.  Notwithstanding any sub-servicing agreement, the Master Servicer will remain primarily liable to the Trustee and the Certificateholders (and any Serviced Companion Loan Holders) for the servicing and administering of the Serviced Mortgage Loans (and any Serviced Companion Loans) in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement.  The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties, other than in the limited circumstances described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this prospectus supplement.

The Master Servicer and the GSMS 2014-GC18 Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for all of the Mortgage Loans (other than the Outside Serviced Mortgage Loans) to be deposited into the Issuing Entity and the Serviced Companion Loan (in such capacity, the “Master Servicer”) pursuant to the Pooling and Servicing Agreement.  Wells Fargo will also act as master servicer for the Outside Serviced Mortgage Loans (in such capacity, the “GSMS 2014-GC18 Master Servicer”) pursuant to the GSMS 2014-GC18 Pooling and Servicing Agreement.

Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company.  On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company.  On March 20, 2010, Wachovia merged with and into Wells Fargo.  Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years.  Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS.  Wells Fargo reports to trustees and certificate administrators in the CREFC® format.  The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:
Commercial and Multifamily Mortgage Loans	As of 12/31/2010	As of 12/31/2011	As of 12/31/2012	As of 12/31/2013

By Approximate Number:	39,125	38,132	35,189	33,354
By Approximate Aggregate Unpaid Principal Balance (in billions):	$451.09	$437.68	$428.52	$434.37

Within this portfolio, as of December 31, 2013, are approximately 23,971 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $357.2 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.  In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors.  The properties securing loans in Wells Fargo’s servicing portfolio, as of December 31, 2013, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions.  This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.  The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB

Calendar Year 2010	$ 350,208,413,696	$ 1,560,768,558	0.45%
Calendar Year 2011	$ 340,642,112,537	$ 1,880,456,070	0.55%
Calendar Year 2012	$ 331,765,453,800	$ 2,133,375,220	0.64%
Calendar Year 2013	$ 346,011,017,466	$ 2,158,219,403	0.62%

*        “UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated by Fitch Ratings, Inc., Standard & Poor’s Ratings Services and Morningstar Credit Ratings, LLC as a primary servicer, a master servicer and a special servicer of commercial mortgage loans.  Wells Fargo’s servicer ratings by each of these agencies are outlined below:
	Fitch	S&P	Morningstar

Primary Servicer:	CPS1-	Above Average	MOR CS1
Master Servicer:	CMS1-	Above Average	MOR CS1
Special Servicer	CSS2-	Above Average	MOR CS2

The long-term deposits of Wells Fargo are rated “AA-” by Standard & Poor’s Ratings Services, “Aa3” by Moody’s Investors Service, Inc. and “AA-” by Fitch Ratings, Inc..  The short-term deposits of Wells Fargo are rated “A-1+” by Standard & Poor’s Ratings Services, “P-1” by Moody’s Investors Service, Inc. and “F1+” by Fitch Ratings, Inc.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.  Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects.  The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries.  Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies.  Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law.  Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loan.  Wells Fargo monitors and reviews the performance of sub-servicers appointed by it.  Generally, all amounts received by Wells Fargo on the Mortgage Loans and the Serviced Companion Loan will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this prospectus supplement.  On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loan.  On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loan or otherwise.  To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Pursuant to an interim servicing agreement between Wells Fargo and Bancorp, a Sponsor and an Originator, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by Bancorp, including, prior to their inclusion in the Issuing Entity, some or all of the Mortgage Loans to be contributed to this securitization transaction by Bancorp.

Pursuant to an interim servicing agreement between Wells Fargo and CCRE Lending, a Sponsor and an Originator, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by CCRE Lending.

Pursuant to an interim servicing agreement between Wells Fargo and CGMRC, a Sponsor and an Originator, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by CGMRC, including, prior to their inclusion in the Issuing Entity, some or all of the Mortgage Loans to be contributed to this securitization transaction by CGMRC.

Pursuant to an interim servicing agreement between Wells Fargo and MC-Five Mile, a Sponsor and an Originator, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by MC-Five Mile, including, prior to their inclusion in the Issuing Entity, some or all of the Mortgage Loans to be contributed to this securitization transaction by MC-Five Mile.

Pursuant to an interim servicing agreement between Wells Fargo and Rialto, a Sponsor and an Originator, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by Rialto, including, prior to their inclusion in the Issuing Entity, some or all of the Mortgage Loans to be contributed to this securitization transaction by Rialto.

The foregoing information has been provided by Wells Fargo.  None of the Depositor, the underwriters, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Special Servicer and the GSMS 2014-GC18 Special Servicer

The Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), will act as the special servicer (in such capacity, the “Special Servicer”), and in such capacity, will initially be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties for which it is responsible pursuant to the Pooling and Servicing Agreement, and in certain circumstances, will process, review, evaluate and/or provide or withhold consent as to certain major decisions and other transactions relating to the Serviced Mortgage Loans or Serviced Companion Loans that are not Specially Serviced Loans pursuant to the Pooling and Servicing Agreement.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets.  Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities by Standard & Poor’s Rating Services, Moody’s Investors Service, Inc., Fitch Ratings, Inc., and Morningstar Credit Ratings, LLC.  Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. commercial and multifamily mortgage-backed securities transactions from Standard & Poor’s Rating Services, Fitch Ratings, Inc., and Morningstar Credit Ratings, LLC. For each category, Standard & Poor’s Rating Services ranks Midland as “Strong”, Fitch Ratings, Inc. ranks Midland as “1”, and Morningstar Credit Ratings, LLC ranks Midland as “CS1”. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and special serviced loans. The policies and procedures are reviewed annually and centrally managed.  Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/midland.  Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of December 31, 2013, Midland was servicing approximately 30,343 commercial and multifamily mortgage loans with a principal balance of approximately $289 billion.  The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada.  Approximately 11,394 of such loans, with a total principal balance of approximately $141 billion, pertain to commercial and multifamily mortgage-backed securities.  The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.  As of December 31, 2013, Midland was named the special servicer in approximately 127 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $70 billion.  With respect to such transactions as of such date, Midland was administering approximately 115 assets with an outstanding principal balance of approximately $684 million.

Midland has been servicing mortgage loans in CMBS transactions since 1992.  The table below contains information on the size of the portfolio of commercial and multifamily mortgage loans in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2011 to 2013.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2011	2012	2013

CMBS	$130	$115	$141
Other	$137	$167	$167
Total	$267	$282	$308

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992.  The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2011 to 2013.
Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2011	2012	2013

Total	$75	$82	$70

Midland may enter into one or more arrangements with the Controlling Class Representative, a Controlling Class Certificateholder, the Directing Holder, the Companion Loan Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the Special Servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as Special Servicer under the Pooling and Servicing Agreement and the related Intercreditor Agreement and limitations on the right of such person to replace the Special Servicer.  See “Risk Factors—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

Pursuant to an interim servicing agreement between Midland and GSMC and certain of its affiliates, Midland acts as interim servicer with respect to certain of the Mortgage Loans owned by GSMC and such affiliates from time to time, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans to be sold to the Depositor by GSMC.

Pursuant to certain interim servicing agreements between CCRE Lending and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain of the mortgage loans owned from time to time by CCRE Lending and those affiliates thereof, including, prior to their inclusion in the Issuing Entity, certain of the CCRE Mortgage Loans.

Ellington Management Group, LLC or one of its affiliates, which is expected to serve as the initial Controlling Class Representative and initial Directing Holder with respect to all of the Serviced Mortgage Loans, engaged Midland as an independent contractor to conduct due diligence with respect to certain Mortgage Loans.

The foregoing information regarding Midland under the heading “—Servicers—The Special Servicer and the GSMS 2014-GC18 Special Servicer—The Special Servicer” has been provided by Midland.  None of the Depositor, the underwriters, the Master Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Special Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this prospectus supplement).

The Special Servicer may be terminated, with respect to the Mortgage Loans serviced under the Pooling and Servicing Agreement, without cause by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing), and (ii) the Controlling Class Representative (for so long as a Control Termination Event does not exist), as described in “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

Certain duties and obligations of Midland as the special servicer and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans,” “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Clauses,” “—Inspections,” and “Description of the Offered Certificates—Appraisal Reduction Amounts” in this prospectus supplement.  Midland’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “—Realization Upon Mortgage Loans—Waivers and Amendments” below.

The Special Servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the Special Servicer as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

The GSMS 2014-GC18 Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of LNR Property LLC (“LNR”), a Delaware limited liability company, will initially be the special servicer for the Outside Serviced Mortgage Loans pursuant to the GSMS 2014-GC18 Pooling and Servicing Agreement (in such capacity, the “GSMS 2014-GC18 Special Servicer”).  The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600.

LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

●	investing in high-yielding real estate loans, and

●	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the GSMS 2014-GC18 Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years.  The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 141 as of December 31, 2013.  More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion; (f) 143 domestic CMBS pools as of December 31, 2006, with a then current face value in excess of $201 billion; (g) 143 domestic CMBS pools as of December 31, 2007 with a then current face value in excess of $228 billion; (h) 138 domestic CMBS pools as of December 31, 2008 with a then current face value in excess of $210 billion; (i) 136 domestic CMBS pools as of December 31, 2009 with a then current face value in excess of $191 billion; (j) 144 domestic CMBS pools as of December 31, 2010 with a then current face value in excess of $201 billion; (k) 140 domestic CMBS pools as of December 31, 2011 with a then current face value in excess of $176 billion; (l) 131 domestic CMBS pools as of December 31, 2012 with a then current face value in excess of $136 billion; and (m) 141 domestic CMBS pools as of December 31, 2013 with a then current face value in excess of $133 billion.  Additionally, LNR Partners has resolved approximately $52.2 billion of U.S. commercial and multifamily loans over the past 22 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012 and $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer.  LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Massachusetts, California, New York and North Carolina and in England and Germany.  As of December 2013, LNR Partners had approximately 228 employees responsible for the special servicing of commercial real estate assets.  As of December 31, 2013, LNR Partners and its affiliates specially service a portfolio, which included over 10,251 assets in the 50 states, the District of Columbia, and various international properties with a then current face value of approximately $133 billion, all of which are commercial real estate assets.  Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the Outside Serviced Mortgage Loans backing the Certificates.  Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.  LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders.  These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted pay-offs, and borrower negotiation or workout in accordance with the Servicing Standard.  Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans.  They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents.  After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by Standard & Poor’s Rating Services and is rated “CSS1-” by Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform with respect to the Outside Serviced Mortgage Loans under GSMS 2014-GC18 Pooling and Servicing Agreement.  LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to its servicing of the Outside Serviced Mortgage Loans.  LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the GSMS 2014-GC18 Pooling and Servicing Agreement and, accordingly, will not have any material impact on the performance of the Outside Serviced Mortgage Loans or the performance of the Certificates.  Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements.  LNR Partners does not have any material advancing obligations with respect to the CMBS pools as to which it acts as special servicer.  Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to CMBS pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the Outside Serviced Mortgage Loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving the Outside Serviced Mortgage Loans or otherwise.  To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the “Servicing Standard” as defined in the GSMS 2014-GC18 Pooling and Servicing Agreement.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer.  LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger.  In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the Outside Serviced Mortgage Loans, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the Certificateholders.

LNR Partners is not an affiliate of the Depositor, the underwriters, the Issuing Entity, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, any Sponsor, any Originator or any significant obligor.

There are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the Issuing Entity, any Sponsor, the Trustee, the Certificate Administrator, any Originator, any significant obligor, the Master Servicer or the Operating Advisor, on the other hand, that currently exist or that existed during the past two years.  In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the Issuing Entity, the Sponsor, the Trustee, the Certificate Administrator, any Originator, any significant obligor, the Master Servicer, the Special Servicer or the Operating Advisor, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Certificates.

LNR Partners, the GSMS 2014-GC18 Special Servicer, is an affiliate of LNR Securities Holdings, LLC, the controlling class representative in the GSMS 2014-GC18 Securitization which holds the Companion Loans related to the Outside Serviced Mortgage Loans.

The foregoing information regarding the GSMS 2014-GC18 Special Servicer set forth in this section entitled “—The GSMS 2014-GC18 Special Servicer” has been provided by LNR Partners.  None of the Depositor, the underwriters, the Master Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

Servicing Compensation, Operating Advisor Compensation and Payment of Expenses

Master Servicing Compensation.  The fee of the Master Servicer (the “Servicing Fee”) will be payable monthly from amounts received in respect of the related Mortgage Loan and any Serviced Companion Loan (including a Specially Serviced Loan and an Outside Serviced Mortgage Loan) or any successor REO Mortgage Loan or successor REO Companion Loan.  With respect to each such Mortgage Loan and Serviced Companion Loan (including each Specially Serviced Loan and the Outside Serviced Mortgage Loans) or any successor REO Mortgage Loan or successor REO Companion Loan, the Servicing Fee will: (a) accrue on the related Stated Principal Balance at a fixed annual rate (the “Servicing Fee Rate”), which, together with the CREFC® Intellectual Property Royalty License Fee Rate (in the case of a Mortgage Loan), the Trustee/Certificate Administrator Fee

Rate (in the case of a Mortgage Loan) and the Operating Advisor Fee Rate (in the case of a Mortgage Loan), is equal to the per annum rate set forth on Annex A to this prospectus supplement as the Administrative Fee Rate with respect to such Mortgage Loan or Serviced Companion Loan; (b) be calculated on the same basis as interest is calculated on the related Mortgage Loan or Serviced Companion Loan, and (c) be prorated for partial periods.  The Servicing Fee includes (i) all amounts required to be paid to any primary servicer or subservicer, and (ii) with respect to each Outside Serviced Mortgage Loan, the 0.005% per annum servicing fee required to be paid to the GSMS 2014-GC18 Master Servicer.

With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses received on the Serviced Mortgage Loans (and the Serviced Companion Loans) to the extent not needed to make Compensating Interest Payments.  In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be 0%) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than fees for insufficient or returned checks) and Assumption Fees with respect to each Serviced Mortgage Loan and Serviced Companion Loan (which may be zero), (b) 100% of any assumption application fees with respect to each Serviced Mortgage Loan and Serviced Companion Loan that is not a Specially Serviced Loan and any fee actually paid by a borrower in connection with the defeasance of a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), and (c) 100% of fees for insufficient or returned checks actually received from borrowers on all Serviced Mortgage Loans and Serviced Companion Loans.  The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.  The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

Although the Master Servicer is required to service and administer the pool of Serviced Mortgage Loans and any Serviced Companion Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

The Master Servicer will be entitled to designate a portion of the Servicing Fee accrued on the Mortgage Loans and the Serviced Companion Loans at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

“Consent Fees” means, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), any and all fees actually paid by a borrower with respect to any consent or approval required pursuant to the terms of the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) documents that does not involve a modification evidenced by a signed writing, assumption, extension, waiver or amendment of the terms of the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) documents.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), over (ii) all unpaid or unreimbursed Advances and additional trust fund expenses (including, without limitation, interest on Advances to the extent not otherwise paid or reimbursed by the borrower (including indirect reimbursement from Penalty Charges or otherwise) with respect to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees and (2) Borrower Delayed Reimbursements) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) and reimbursed from such Modification Fees (which additional trust fund expenses will be reimbursed from such Modification Fees) and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise.  All Excess Modification Fees earned by the Special Servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) or REO Property; provided, that if the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the Special Servicer prior to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceased to be a Corrected Loan within 18 months of it becoming a modified Mortgage Loan.  In such case, the Special Servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the Special Servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above.  Within any prior 12-month period, all Excess Modification Fees earned by the Master Servicer or the Special Servicer (after taking into account any offset described above applied during such 12-month period) with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) after giving effect to such transaction, and (ii) $25,000.

“Borrower Delayed Reimbursements” means any unpaid or unreimbursed additional expenses (including, without limitation, Advances and interest on Advances) that the related borrower is required pursuant to a written modification agreement to pay in the future to the Issuing Entity in its capacity as owner of the related Mortgage Loan.

“Modification Fees” means, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), any and all fees collected from the related borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all Assumption Fees, assumption application fees, Consent Fees and defeasance fees).

“Penalty Charges” means, with respect to any Mortgage Loan (or Serviced Loan Combination, if applicable) (or successor REO Mortgage Loan or successor REO Companion Loan), any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and default interest (in the case of any Split Mortgage Loan or Serviced Companion Loan, to the extent allocable thereto pursuant to the related Co-Lender Agreement, and, in the case of a Serviced Companion Loan, to the extent not payable to the Serviced Companion Loan Holder, and, in the case of the Outside Serviced Mortgage Loans, to the extent remitted by the GSMS 2014-GC18 Master Servicer to the Master Servicer).

“Ancillary Fees” means, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, Assumption Fees and assumption application fees) actually received from the borrower.

“Excess Penalty Charges” means, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) during such Collection Period, over (ii) all unpaid or unreimbursed additional expenses (including without limitation reimbursement of Advances and interest thereon to the extent not otherwise paid or reimbursed by the borrower, but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity (and, if applicable, the related Serviced Companion Loan Holder) with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) and reimbursed from such Penalty Charges (which additional expenses will be reimbursed from such Penalty Charges) and (B) expenses previously paid or reimbursed from Penalty Charges as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Assumption Fees” means, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), any and all assumption fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees).

The GSMS 2014-GC18 Master Servicer will be entitled to receive servicing compensation with respect to the Outside Serviced Mortgage Loans pursuant to the terms of the GSMS 2014-GC18 Pooling and Servicing Agreement.

Special Servicing Compensation.  The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Property serviced and administered under the Pooling and Servicing Agreement at the applicable Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Specially Serviced Loan or REO Loan on the same basis as interest is calculated on the related Specially Serviced Loan or REO Loan and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties.

“Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan or REO Property serviced and administered under the Pooling and Servicing Agreement, that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be such higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loan or REO Property.

The “Workout Fee” will generally be payable with respect to each Corrected Loan serviced and administered under the Pooling and Servicing Agreement, and will be calculated by application of the applicable Workout Fee Rate to each collection of interest (excluding Default Interest) and principal received on that Corrected Loan, for so long as it remains a Corrected Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any such Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (g) of the definition of “Specially Serviced Loan” (and no other clause of that definition) and no event of default actually occurs, unless the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement; provided, further that if a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in clause (a) of the definition of “Specially Serviced Loan” and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), the Special Servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout.  The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan under the Pooling and Servicing Agreement will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) as described in the definition of “Excess Modification Fees,” but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Workout Fee with respect to any Corrected Loan serviced and administered under the Pooling and Servicing Agreement, will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) again becomes a Corrected Loan.

The “Workout Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than Default Interest) on the subject Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) from the date such Mortgage Loan (or Serviced Loan Combination) becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest on the subject Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) from the date such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (other than Default Interest) on such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) from the date such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Corrected Loan through and including the then-related maturity date.

If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on the Serviced Mortgage Loans (or Serviced Loan Combinations, if applicable) that were Corrected Loans at the time of the resignation or termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the borrower had not had sufficient time to make three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Monthly Payments, but such fee will cease to be payable in each case if the Corrected Loan again becomes a Specially Serviced Loan.  The successor Special Servicer will not be entitled to any portion of those Workout Fees.

A “Liquidation Fee” will be payable with respect to each Specially Serviced Loan serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) repurchased or substituted for by a Sponsor, and with respect to any Specially Serviced Loan or any REO Property serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer receives any Liquidation Proceeds, insurance proceeds or condemnation proceeds.  The Liquidation Fee for each such Serviced Mortgage Loan, Specially Serviced Loan or REO Property serviced and administered under the Pooling and Servicing Agreement, will be payable from, and will be calculated by application of the Liquidation Fee Rate, to the related payment or proceeds; provided, that the Liquidation Fee with respect to any such Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees,” but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, further, that if a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in clause (a) of the definition of “Specially Serviced Loan” and the related proceeds are received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan or Serviced Loan Combination, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation; provided, however, that, except as contemplated by each of the immediately preceding provisos and the second following paragraph, no Liquidation Fee will be less than $25,000.

The “Liquidation Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) such rate as would result in a Liquidation Fee of $1,000,000 and (b) 1.0%.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:  (i) the repurchase of, or substitution for, any Mortgage Loan by the applicable Sponsor for a Material Document Defect or Material Breach, as applicable, within 180 days of the discovery or receipt of notice by the Sponsor of the Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase or substitution obligation, (ii) the purchase of any Specially Serviced Loan or REO Property by a mezzanine loan holder, if any (based on a purchase option set forth under the related intercreditor agreement), within 90 days of the date that the first purchase option related to the subject Servicing Transfer Event first becomes exercisable; or (iii) the purchase or other acquisition of all of the Mortgage Loans and REO Properties (or the Issuing Entity’s interest therein) in connection with an optional termination of the Issuing Entity.  The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

“Liquidation Proceeds” means the amount (other than insurance proceeds and Condemnation Proceeds) received in connection with a liquidation of a Mortgage Loan, Serviced Companion Loan, Mortgaged Property, REO Property or interest in a Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property.

“Defaulted Mortgage Loan” means a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) (i) that is delinquent at least sixty days in respect of its Monthly Payments or delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the Master Servicer or Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The Special Servicer will also be entitled to retain, as additional servicing compensation:  (a) a specified percentage (which may be 0%) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than fees for insufficient or returned checks) and Assumption Fees with respect to each Serviced

Mortgage Loan (or Serviced Loan Combination, if applicable) and 100% of any assumption application fees with respect to Specially Serviced Loans; and (b) any interest or other income earned on deposits in the REO Accounts.

Although the Special Servicer is required to service and administer the pool of Serviced Mortgage Loans (or Serviced Loan Combinations, if applicable) in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

With respect to each Collection Period, the Special Servicer will be required to deliver or cause to be delivered to the Certificate Administrator, without charge and within two business days following the related Determination Date, a report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period.

The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan or Serviced Companion Loan and any purchaser of any Serviced Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided, that such prohibition will not apply to the Permitted Special Servicer/Affiliate Fees or the fees received by any person acting as GSMS 2014-GC18 Master Servicer or GSMS 2014-GC18 Special Servicer as expressly provided for under the GSMS 2014-GC18 Pooling and Servicing Agreement or as master servicer or special servicer as expressly provided for under the pooling and servicing agreement governing the securitization of a Newcastle Companion Loan.

“Disclosable Special Servicer Fees” means, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates received or retained by the Special Servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) and any purchaser of any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) or REO Property (or interest in an REO Property related to any Serviced Loan Combinations, if applicable)) in connection with the disposition, workout or foreclosure of any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than any special servicing compensation which is payable to the Special Servicer under the Pooling and Servicing Agreement.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, insurance commissions and fees, and appraisal fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

The GSMS 2014-GC18 Special Servicer will be entitled to receive special servicing compensation with respect to the Outside Serviced Loan Combinations pursuant to the terms of the GSMS 2014-GC18 Pooling and Servicing Agreement.

Operating Advisor Compensation.  An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received in respect of the Mortgage Loans (including the Outside Serviced Mortgage Loans) and will accrue at the applicable Operating Advisor Fee Rate with respect to each Mortgage Loan (including the Outside Serviced Mortgage Loans) on the Stated Principal Balance of the Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” with respect to each Interest Accrual Period is a rate equal to 0.00125% per annum.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights.  The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $12,000, or such lesser amount as the related borrower agrees to pay with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable); provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” in this prospectus supplement, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower.  If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the loan documents.  The Master Servicer or Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

Fees and Expenses.  The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:
Type/Recipient	Amount(1)	Frequency	Source of Funds

Servicing Fee and Sub-Servicing Fee / Master Servicer / GSMS 2014-GC18 Master Servicer
with respect to each Mortgage Loan (including an REO Mortgage Loan and including the Outside Serviced Mortgage Loans), will accrue on the related Stated Principal Balance at a rate (which rate includes any sub-servicing fee rate and the primary servicing fee rate payable to the GSMS 2014-GC18 Master Servicer with respect to the Outside Serviced Mortgage Loans), which together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus supplement as the Administrative Fee Rate with respect to such Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)
		monthly	interest collections

Additional Servicing Compensation / Master Servicer	– a specified percentage (which may be 0%) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Assumption Fees with respect to the Serviced Mortgage Loans	from time to time	the related fee/ investment income

–      100% of assumption application fees on the Serviced Mortgage Loans that are not Specially Serviced Loans and any fee actually paid by a borrower in connection with the defeasance of a Serviced Mortgage Loan from time to time

	– all investment income earned on amounts on deposit in the collection account and certain reserve accounts	monthly

Special Servicing Fee/ Special Servicer
with respect to any Serviced Mortgage Loan that is a Specially Serviced Loan or REO Mortgage Loan, will accrue at a rate equal to (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to such Specially Serviced Mortgage Loan that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Mortgage Loan will be such higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Mortgage Loan (in each case, calculated on the Stated Principal Balance and same basis as interest is calculated on the related Mortgage Loan and
		monthly	general collections

Type/Recipient	Amount(1)	Frequency	Source of Funds

prorated for partial periods)

Workout Fee / Special Servicer
with some limited exceptions, an amount equal to the Workout Fee Rate applied to each payment or other collection of principal and interest (excluding Default Interest) on any Serviced Mortgage Loan that became a Corrected Loan under the Pooling and Servicing Agreement, which Workout Fee Rate will equal the lesser of (a) 1.0% and (b) such lower rate as would result in a Workout Fee of $1,000,000, when applied to each expected payment of principal and interest (excluding Default Interest) with respect to the subject Serviced Mortgage Loan from the date such Mortgage Loan becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (excluding Default Interest) on any Serviced Mortgage Loan from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (excluding Default Interest) on such Mortgage Loan from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date); and provided, further, that no Workout Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to the Outside Serviced Mortgage Loans.
		monthly	the related collections of principal and interest

Liquidation Fee / Special Servicer
with some limited exceptions, an amount generally equal to 1.0% of each recovery by the Special Servicer of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Serviced Mortgage Loan repurchased or substituted by a Sponsor, each Specially Serviced Loan and each REO Property; provided, however, that, the Liquidation Fee payable under the Pooling and Servicing Agreement with respect to any such Mortgage Loan will generally not be more than $1,000,000 or, with limited exception, less than $25,000; and provided, further, that no Liquidation Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to the Outside Serviced Mortgage Loans.
		upon receipt of such proceeds and payments	the related Liquidation Proceeds, insurance proceeds, condemnation proceeds and borrower payments

Additional Special Servicing Compensation/ Special Servicer	– a specified percentage (which may be 0%) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Assumption Fees with respect to the Serviced Mortgage Loans	from time to time	the related fee/ investment income

	– 100% of assumption application fees on Specially Serviced Loans (other than the Outside Serviced Mortgage Loans)	from time to time

	– all investment income received on funds in any REO account	from time to time

Trustee/Certificate Administrator Fee / Trustee/Certificate Administrator
with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.0015% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)
		monthly	general collections

Operating Advisor Fee / Operating Advisor
with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.00125% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)
		monthly	general collections

Operating Advisor Consulting Fee / Operating Advisor
a fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to any Serviced Mortgage Loan
		from time to time	paid by related borrower

Type/Recipient	Amount(1)	Frequency	Source of Funds

Property Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any Property Advances	from time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Interest on Property Advances / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed	first from default interest/late payment fees and modification fees collected on the related loan, then default interest/late payment fees collected on any loan, then from general collections

P&I Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any P&I Advances	from time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Interest on P&I Advances / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed	first from default interest/late payment fees and modification fees collected on the related loan, then default interest/late payment fees collected on any loan, then from general collections

Additional Master Servicing Compensation / GSMS 2014-GC18 Master Servicer	prepayment interest excess on the Outside Serviced Mortgage Loans, to the extent that any such excess exceeds the amount of prepayment interest shortfalls on such mortgage loans	from time to time	any actual prepayment interest excess received on the Outside Serviced Mortgage Loans

Additional Master Servicing Compensation / GSMS 2014-GC18 Master Servicer	with respect to each Outside Serviced Mortgage Loan, 100% of any amounts collected for checks returned for insufficient funds on such Mortgage Loan	from time to time	the related fees

Additional Master Servicing Compensation / GSMS 2014-GC18 Master Servicer
All investment income earned on amounts on deposit in the loan combination collection account established under the GSMS 2014-GC18 Pooling and Servicing Agreement and certain custodial and reserve accounts
		monthly	the investment income

Type/Recipient	Amount(1)	Frequency	Source of Funds

Special Servicing Fee/ GSMS 2014-GC18 Special Servicer
with respect to each Outside Serviced Mortgage Loan if it is a specially serviced loan or REO loan under the GSMS 2014-GC18 Pooling and Servicing Agreement, will accrue at a rate equal to 0.25% per annum (calculated on the stated principal balance and same basis as interest is calculated on such Outside Serviced Mortgage Loan and prorated for partial periods)
monthly
first out of collections on such Outside Serviced Mortgage Loan and out of amounts in the related loan-specific custodial account, and then from general collections in the collection account established under the GSMS 2014-GC18 Pooling and Servicing Agreement; provided, however, that in such instance, the GSMS 2014-GC18 Master Servicer is expected to seek reimbursement from the Trust, which reimbursement would come from general collections in the Collection Account established under the Pooling and Servicing Agreement

Workout Fee / GSMS 2014-GC18 Special Servicer
with some limited exceptions, an amount equal to a rate of 1.0% applied to each payment or other collection of principal and interest (excluding late payment charges and default interest) on each Outside Serviced Mortgage Loan if it became a corrected mortgage loan under the GSMS 2014-GC18 Pooling and Servicing Agreement; provided, however, that, the workout fee with respect to each Outside Serviced Mortgage Loan will not be more than $1,000,000
		monthly	the related collections of principal and interest

Liquidation Fee / GSMS 2014-GC18 Special Servicer
with some limited exceptions, an amount generally equal to 1.0% of each recovery by the GSMS 2014-GC18 Special Servicer of liquidation proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Outside Serviced Mortgage Loan if it is repurchased by the Sponsor or if it is a specially serviced loan or the related Mortgaged Property becomes an REO property; provided, however, that, the liquidation fee with respect to an Outside Serviced Mortgage Loan will not be more than $1,000,000; and provided further, however, that the total amount of a liquidation fee payable with respect to an Outside Serviced Mortgage Loan in connection with any particular liquidation (or partial liquidation) will be reduced by the amount of any and all related offsetting modification fees received by the GSMS 2014-GC18 Special Servicer as additional servicing compensation relating to such Outside Serviced Mortgage Loan
		monthly	the related liquidation proceeds, insurance proceeds, condemnation proceeds and borrower payments

Additional Master Servicing and Special Servicing Compensation/ GSMS 2014-GC18 Master Servicer and GSMS 2014-GC18 Special Servicer
All late payment fees and net default interest, modification fees, assumption application fees, assumption, waiver, consent and earnout fees, defeasance fees, loan service transaction fees, beneficiary statement charges and/or other similar items, in each case on the Outside Serviced Mortgage Loans(2)
		from time to time	the related fees

Type/Recipient	Amount(1)	Frequency	Source of Funds

Servicing Advances / GSMS 2014-GC18 Master Servicer and GSMS 2014-GC18 Trustee	with respect to servicing advances on the Outside Serviced Loan Combinations, the applicable Outside Serviced Mortgage Loan’s pro rata share of such servicing advance.	from time to time
recoveries on the Outside Serviced Mortgage Loans or any related REO Property acquired with respect to the Outside Serviced Loan Combinations, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (subject to certain limitations).

Interest on Servicing Advances / GSMS 2014-GC18 Master Servicer and GSMS 2014-GC18 Trustee	at Prime Rate	when the advance is reimbursed.
first from late payment charges and default interest on the Outside Serviced Loan Combination in excess of the regular interest rate, then from other recoveries thereon, and then from general collections in the Collection Account (subject to certain limitations).

Indemnification Expenses / Depositor, Certificate Administrator, paying agent, custodian, Certificate Registrar, Trustee, Operating Advisor, Master Servicer and Special Servicer
amounts and expenses for which the Depositor, the Certificate Administrator, the paying agent, the custodian, the Certificate Registrar, the Trustee, the Operating Advisor, the Master Servicer (for itself or on behalf of certain indemnified sub-servicers) and the Special Servicer are entitled to indemnification.
		from time to time	general collections

Indemnification Expenses / GSMS 2014-GC18 Trustee, GSMS 2014-GS18 Certificate Administrator, GSMS 2014-GC18 Master Servicer and GSMS 2014-GC18 Special Servicer
with respect to amounts and expenses for which the GSMS 2014-GC18 Trustee, the GSMS 2014-GC18 Certificate Administrator, the GSMS 2014-GC18 Master Servicer and the GSMS 2014-GC18 Special Servicer are entitled to indemnification with respect to an Outside Serviced Loan Combination, the applicable Outside Serviced Mortgage Loan’s pro rata share of such amount or expense.
		from time to time.	collections on the Outside Serviced Loan Combinations and then general collections

(1)
The above chart does not generally include amounts payable to the Master Servicer, Special Servicer, GSMS 2014-GC18 Master Servicer, and GSMS 2014-GC18 Special Servicer with respect to the Companion Loans.

(2)	Allocable between the GSMS 2014-GC18 Master Servicer and the GSMS 2014-GC18 Special Servicer as provided in the GSMS 2014-GC18 Pooling and Servicing Agreement.

Under the Pooling and Servicing Agreement, from collections of interest actually received by the Master Servicer related to the Mortgage Loans that are part of the CCRE Strip Pool or any successor REO Mortgage Loans, on each Master Servicer Remittance Date, CCRE Lending will be entitled to receive the accrued but unpaid CCRE Strip (which will not be part of Available Funds) on each Mortgage Loan in the CCRE Strip Pool. With respect to each Collection Period, amounts of interest actually received by the Master Servicer related to the Mortgage Loans that are part of the CCRE Strip Pool or any successor REO Mortgage Loans (exclusive of any Compensating Interest Payments and any P&I Advances made with respect to such Mortgage Loans) will be allocated to the CCRE Strip prior to being allocated to Available Funds.  On each Master Servicer Remittance Date, the Master Servicer is required to distribute from the Collection Account to CCRE Lending, or its successors and assigns, to the extent collected, the CCRE Strip with respect to the related Collection Period. In the event of an interest shortfall (other than a Prepayment Interest Shortfall) on any Mortgage Loan in the CCRE Strip Pool on

any Master Servicer Remittance Date that causes a shortfall in the related CCRE Strip on such Master Servicer Remittance Date, such shortfall will be carried forward to future Master Servicer Remittance Dates and any funds available with respect to the related Mortgage Loans in the CCRE Strip Pool (exclusive of any Compensating Interest Payments and any P&I Advances made with respect to such Mortgage Loans) will be used to reimburse such shortfall and to pay the current amount of the CCRE Strip prior to allocation of any such amounts to Available Funds.  CCRE’s right to receive the CCRE Strip will be subordinate to the Master Servicer’s right to receive the Servicing Fee and any other amounts due and owing to the Master Servicer pursuant to the terms of the Pooling and Servicing Agreement and the Special Servicer’s right to receive special servicing compensation and any other amounts due and owing to the Special Servicer pursuant to the terms of the Pooling and Servicing Agreement. CCRE Lending will be entitled to assign all or any portion of its right to receive the CCRE Strip at any time.

Certain Affiliations and Certain Relationships

Transaction Party and Related Party Affiliations:

The Depositor and its affiliates are playing several roles in this transaction.  The Depositor is an affiliate of CGMRC, a Sponsor and an Originator, and Citigroup Global Markets Inc., one of the underwriters.

In addition, GSMC, a Sponsor and an Originator, GS CRE, an Originator, and Goldman Sachs & Co., one of the underwriters, are affiliated with each other.

Wells Fargo also serves as master servicer of the Outside Serviced Mortgage Loans under the GSMS 2014-GC18 Pooling and Servicing Agreement as well as the certificate administrator and custodian of the GSMS 2014-GC18 securitization.

Warehouse Financing Arrangements:

GSMC provides warehouse financing to an affiliate of MC-Five Mile through a repurchase facility.  As of February 21, 2014, 16 of the Mortgage Loans that MC-Five Mile will transfer to the Depositor with an aggregate principal balance of approximately $151,893,317 as of the Cut-off Date, are subject to that repurchase facility.  Proceeds received by MC-Five Mile in connection with the contribution of Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed Mortgage Loans and make payments to GSMC as the repurchase agreement counterparty.

GS Bank, an affiliate of GSMC, provides warehouse financing to RMF Partner, LLC, an affiliate of Rialto, through a repurchase facility.  All of the Mortgage Loans that Rialto will transfer to the Depositor are subject to that repurchase facility.  Proceeds received by Rialto or an affiliate in connection with the contribution of Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed Mortgage Loans and make payments to GS Bank as the repurchase agreement counterparty.

U.S. Bank provides warehouse financing to CCRE Lending through a repurchase facility. Four (4) of the Mortgage Loans that CCRE Lending will transfer to the Depositor (with an aggregate principal balance of approximately $62,849,780 as of the Cut-off Date) are subject to that repurchase facility.  Proceeds received by CCRE Lending in connection with the contribution of such Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed Mortgage Loans and make payments to U.S. Bank as the repurchase agreement counterparty.

Citibank, N.A., an affiliate of the Depositor and of CGMRC, provides warehouse financing to RAIT through a repurchase facility.  All of the Mortgage Loans that RAIT will transfer to the Depositor are subject to that repurchase facility.  Proceeds received by RAIT in connection with the contribution of Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed Mortgage Loans and make payments to Citibank, N.A. as the repurchase agreement counterparty.

Interim Servicing Arrangements:

Pursuant to certain interim servicing agreements between Wells Fargo, which is the Master Servicer, the GSMS 2014-GC18 Master Servicer, and the certificate administrator and custodian under the GSMS 2014-GC18 Pooling and Servicing Agreement, and each of the entities indicated below, Wells Fargo acts as interim servicer with respect to:

●
certain of the Mortgage Loans (with an aggregate principal balance of approximately $289,229,701 as of the Cut-off Date) to be contributed to this securitization transaction by CGMRC, a Sponsor and an Originator, as well as other mortgage loans owned by CGMRC;

●	all of the mortgage loans to be contributed to this securitization transaction by MC-Five Mile, a Sponsor and an Originator, as well as other mortgage loans owned by MC-Five Mile;

●	all of the Mortgage Loans to be contributed to this securitization transaction by Rialto, a Sponsor and an Originator, as well as other mortgage loans owned by Rialto; and

●
certain of the Mortgage Loans (with an aggregate principal balance of approximately $70,376,735 as of the Cut-off Date) to be contributed to this securitization transaction by Bancorp, a Sponsor and an Originator, as well as other mortgage loans owned by Bancorp.

Pursuant to an interim servicing agreement between Midland and GSMC, a Sponsor and an Originator, and certain of its affiliates, Midland acts as interim servicer with respect to all of the Mortgage Loans to be contributed by GSMC.

Pursuant to certain interim servicing agreements between CCRE Lending and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain of the mortgage loans owned from time to time by CCRE Lending and those affiliates thereof, including, prior to their inclusion in the Issuing Entity, all of the Mortgage Loans to be contributed to this securitization transaction by CCRE Lending.

Wells Fargo Bank, which is the Master Servicer, may contract with an affiliate of CCRE Lending to act as a limited subservicer with respect to the CCRE Strip Pool in the future, subject to the terms and conditions of the Pooling and Servicing Agreement.

Interim and Other Custodial Arrangements:

Wells Fargo is also acting as the interim custodian of the loan files for all of the Mortgage Loans to be contributed to this securitization transaction by each of GSMC, CGMRC (except with respect to the Outside Serviced Mortgage Loans, as to which the related loan files are held by Wells Fargo as the custodian under the GSMS 2014-GC18 Pooling and Servicing Agreement), Bancorp and Rialto.

U.S. Bank, in addition to serving as Trustee and Certificate Administrator, is the interim custodian of the loan files for all of the Mortgage Loans to be contributed to this securitization transaction by MC-Five Mile.

Loan Combination and Mezzanine Loan Arrangements:

With respect to each of the CityScape Loan Combination and the Spring Garden Loan Combination, CGMRC has sold the related Companion Loans into the GSMS 2014-GC18 Securitization trust.  CGMRC may be obligated to repurchase those Companion Loans from the GSMS 2014-GC18 Securitization trust in connection with certain breaches of representations and warranties and certain document defects with respect to the related Loan Combination.  See “—The Companion Loan Holders” above and “Description of the Mortgage Pool—The Loan Combinations” below in this prospectus supplement.

GS CRE, an Originator and an affiliate of GSMC, the related Sponsor, and Goldman, Sachs & Co., an underwriter, is currently the holder of the Newcastle Companion Loan, but such Companion Loan is expected to be securitized in one or more future commercial mortgage securitization transactions.  Prior to any transfer of the Newcastle Companion Loan, GS CRE is entitled to be consulted with respect to certain material servicing decisions related to the Newcastle Loan Combination.  Following a securitization of the Newcastle Companion Loan, the related loan seller (which may be an affiliate of GS CRE) may be obligated to repurchase such Companion Loan from the applicable separate securitization trusts in connection with certain breaches of representations and warranties and certain document defects with respect to the Newcastle Loan Combination. See “—The Companion Loan Holders” above and “Description of the Mortgage Pool—The Loan Combinations” below in this prospectus supplement.

RAIT Partnership, an affiliate of RAIT, is the holder of a mezzanine loan in the outstanding principal amount of $1,197,293 related to the Tanyard Park Apartments Mortgage Loan, representing approximately 1.2% of the Initial

Pool Balance.  This additional financial interest in the mortgage loan may create a conflict of interest.  See “Description of the Mortgage Pool—Additional Debt” in this prospectus supplement.  In exercising such rights, no mezzanine lender has any obligation to consider the interests of, or the impact of the exercise of such rights upon, the trust or the certificateholders.

Other Arrangements:

Ellington Management Group, LLC or one of its affiliates, which is expected to serve as the initial Controlling Class Representative and initial Directing Holder with respect to all of the Serviced Mortgage Loans, engaged Midland as an independent contractor to conduct due diligence with respect to certain Mortgage Loans.

Situs, the Operating Advisor, performed certain due diligence services prior to the Closing Date for the following Sponsors with respect to certain of the Mortgage Loans to be contributed to the Issuing Entity by such Sponsors:

●
certain of the Mortgage Loans (with an aggregate principal balance of approximately $119,595,816 as of the Cut-off Date) to be contributed to this securitization transaction by GSMC, a Sponsor and an Originator;

●
certain of the Mortgage Loans (with an aggregate principal balance of approximately $37,736,363 as of the Cut-off Date) to be contributed to this securitization transaction by MC-Five Mile, a Sponsor and an Originator;

●
certain of the Mortgage Loans (with an aggregate principal balance of approximately $48,449,780 as of the Cut-off Date) to be contributed to this securitization transaction by CCRE Lending, a Sponsor and an Originator; and

●	all of the Mortgage Loans to be contributed to this securitization transaction by Rialto, a Sponsor and an Originator.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 18 classes (each, a “Class”), to be designated as the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-AB Certificates, the Class X-A Certificates, the Class X-B Certificates, the Class X-C Certificates, Class X-D Certificates, the Class A-S Certificates, the Class B Certificates, the Class PEZ Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class R Certificates (collectively, the “Certificates”).  Only the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-AB Certificates, the Class X-A Certificates, the Class X-B Certificates, the Class A-S Certificates, the Class B Certificates, the Class PEZ Certificates and the Class C Certificates (collectively, the “Offered Certificates”) are offered by this prospectus supplement.  The Class X-A Certificates, the Class X-B Certificates, the Class X-C Certificates and the Class X-D Certificates, are referred to as the “Class X Certificates” in this prospectus supplement.  The Class A-S Certificates, the Class B Certificates, the Class PEZ Certificates and the Class C Certificates are referred to as the “Exchangeable Certificates” in this prospectus supplement.  The Certificates other than the Exchangeable Certificates and the Class R Certificates are referred to as the “Regular Certificates” in this prospectus supplement. The Offered Certificates that also constitute Regular Certificates are referred to as the “Offered Regular Certificates” in this prospectus supplement.  The Class X-C Certificates, the Class X-D Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class R Certificates are not offered by this prospectus supplement.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity consisting of:  (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date (excluding the CCRE Strip), (ii) any Mortgaged Property acquired on behalf of the Issuing Entity (including, in the case of the Outside Serviced Mortgage Loans, pursuant to the GSMS 2014-GC18 Pooling and Servicing Agreement) through foreclosure or deed in lieu of foreclosure (upon acquisition, each, an “REO Property”), but in the case of each Loan Combination, only to the extent of the Issuing Entity’s interest in any related REO Property, (iii) all of the Trustee’s rights in any reserve account or lock-box account (to the extent of the Issuing Entity’s interest the lock-box account) and such funds or assets as from time to time are deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account, the Exchangeable Distribution Account and any account established in connection with REO Properties (an “REO Account”), (iv) the Trustee’s rights in any assignment of leases, rents and profits and any security agreement, indemnity or guarantee given as additional security for the Mortgage Loans, (v) the Master Servicer’s and the Trustee’s rights under all insurance policies with respect to the Mortgage Loans and (vi) the Trustee’s rights under any environmental indemnity agreements relating to the Mortgaged Properties.  The Certificates do not represent an interest in or obligation of the Depositor, the Sponsors, the Originators, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the underwriters, the borrowers, the property managers or any of their respective affiliates.

Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the “Sequential Pay Certificates”) and the Class PEZ Certificates (collectively with the Sequential Pay Certificates, the “Principal Balance Certificates”) will have the respective Certificate Principal Amounts (or, in the case of the respective Classes of Exchangeable Certificates, the maximum Certificate Principal Amounts), and the Class X-A, Class X-B, Class X-C and Class X-D Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Principal Amount or Notional Amount
Class A-1	$49,387,000
Class A-2	$125,716,000
Class A-3	$215,000,000
Class A-4	$246,848,000
Class A-AB	$74,468,000
Class X-A	$777,479,000
Class X-B	$50,816,000
Class X-C	$21,596,000
Class X-D	$60,979,707
Class A-S(1)(2)	$66,060,000(3)
Class B(1)(2)	$50,816,000(3)
Class PEZ(1)(2)	$167,692,000(3)
Class C(1)(2)	$50,816,000(3)
Class D	$54,627,000
Class E	$21,596,000
Class F	$11,434,000
Class G	$49,545,707

(1)	The Class A-S, Class B and Class C Certificates may be exchanged for Class PEZ Certificates, and Class PEZ Certificates may be exchanged for the Class A-S, Class B and Class C Certificates.

(2)
On the Closing Date, the Issuing Entity will issue the Class A-S, Class B and Class C Trust Components, which will have outstanding principal balances on the Closing Date of $66,060,000, $50,816,000 and $50,816,000, respectively.  The Exchangeable Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such Trust Components.  Each Class of the Exchangeable Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and/or Class C Trust Components.  Following any exchange of Class A-S, Class B and Class C Certificates for Class PEZ Certificates or any exchange of Class PEZ Certificates for Class A-S, Class B and Class C Certificates, the percentage interests of the outstanding principal balances of the Class A-S, Class B and Class C Trust Components that is represented by the Class A-S, Class B, Class PEZ and Class C Certificates will be increased or decreased accordingly.

(3)
The initial Certificate Principal Amount of each Class of the Class A-S, Class B and Class C Certificates shown in the table on the cover page of this prospectus supplement, in the table above and on the back cover of this prospectus supplement represents the maximum Certificate Principal Amount of such Class without giving effect to any issuance of Class PEZ Certificates.  The initial Certificate Principal Amount of the Class PEZ Certificates shown in the table on the cover page of this prospectus supplement, in the table above and on the back cover of this prospectus supplement is equal to the aggregate of the maximum initial Certificate Principal Amounts of the Class A-S, Class B and Class C Certificates, representing the maximum Certificate Principal Amount of the Class PEZ Certificates that could be issued in an exchange.  The Certificate Principal Amounts of the Class A-S, Class B and Class C Certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the Certificate Principal Amount of the Class PEZ Certificates issued on the Closing Date.  The initial Certificate Principal Amount of any Trust Component will equal the initial Certificate Principal Amount of the Class of Exchangeable Certificates having the same alphabetical designation as that Trust Component without regard to any exchange of such Certificates for Class PEZ Certificates.  The aggregate Certificate Principal Amount of the Offered Certificates shown on the cover page and back cover of this prospectus supplement includes the maximum Certificate Principal Amount of Exchangeable Certificates that could be outstanding on the Closing Date equal to $167,692,000 (subject to a variance of plus or minus 5%).

The aggregate principal amount (the “Certificate Principal Amount”) of any Class of Principal Balance Certificates or Trust Component outstanding at any time represents the maximum amount that its holders (or, in the case of a Trust Component, the holders of Exchangeable Certificates evidencing an interest in that Trust Component) are entitled to receive at such time as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity, all as described in this prospectus supplement.  As discussed below, each Class of Exchangeable Certificates will only receive distributions of principal and interest that are distributable with respect to the percentage interests in the Class A-S, Class B and/or Class C Trust Components represented by such Class of Exchangeable Certificates. See “—Distributions” below in this prospectus supplement.  The Certificate Principal Amount of each Class of Principal Balance Certificates or Trust Component will in each case be reduced by amounts actually distributed to that Class or Trust Component that are allocable to principal and by any Realized Losses allocated to that Class or Trust Component and may be increased by recoveries of such Realized Losses as described under “—Distributions—Realized Losses” below.

In addition, amounts determined to constitute recoveries of Non-Recoverable Advances that were previously reimbursed out of collections of principal on the Mortgage Loans may result in increases to the Certificate Principal Amount of a Class of Sequential Pay Certificates or Trust Component, as and to the extent described under “—Distributions—Realized Losses” below.  In the event that Realized Losses previously allocated to a Class of Sequential Pay Certificates (exclusive of the Exchangeable Certificates) or Trust Component (and, therefore, the applicable Exchangeable Certificates) in reduction of its Certificate Principal Amount are recovered subsequent to the reduction of the Certificate Principal Amount of such Class or Trust Component to zero, holders of such Class, or of Exchangeable Certificates evidencing an interest in such Trust Component, may receive distributions in respect of such recoveries in accordance with the priorities set forth below under “—Distributions—Payment Priorities” in this prospectus supplement.

The Class X Certificates will not have Certificate Principal Amounts.  Each Class of Class X Certificates will represent in the aggregate the right to receive distributions of interest accrued as described in this prospectus supplement on its respective notional principal amount (each, a “Notional Amount”).  The Notional Amount of the Class X-A Certificates will equal the sum of the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and Class A-S Trust Component from time to time.  The Notional Amount of the Class X-A Certificates will be reduced to the extent of all reductions in the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component.  The Notional Amount of the Class X-B Certificates will equal the Certificate Principal Amount of the Class B Trust Component from time to time.  The Notional Amount of the Class X-B Certificates will be reduced to the extent of all reductions in the Certificate Principal Amount of the Class B Trust Component.  The Notional Amount of the Class X-C Certificates will equal the Certificate Principal Amount of the Class E Certificates from time to time.  The Notional Amount of the Class X-C Certificates will be reduced to the extent of all reductions in the Certificate Principal Amount of the Class E Certificates.  The Notional Amount of the Class X-D Certificates will equal the sum of the Certificate Principal Amounts of the Class F and Class G Certificates from time to time.  The Notional Amount of the Class X-D Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Class F and Class G Certificates.

“Class A-S Percentage Interest” means, the quotient of the Certificate Principal Amount of the Class A-S Certificates divided by the Certificate Principal Amount of the Class A-S Trust Component.  As of the Closing Date, the Class A-S Percentage Interest will be 50.0%.

“Class A-S Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to the Pass-Through Rate on the Class A-S Certificates.  The Class A-S Certificates will represent beneficial ownership of the Class A-S Percentage Interest of the Class A-S Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class A-S-PEZ Percentage Interest of the Class A-S Trust Component.  The Class A-S Trust Component will be held in the Grantor Trust.

“Class A-S-PEZ Percentage Interest” means 100.0% minus the Class A-S Percentage Interest.  As of the Closing Date, the Class A-S-PEZ Percentage Interest will be 50.0%.

“Class B Percentage Interest” means, the quotient of the Certificate Principal Amount of the Class B Certificates divided by the Certificate Principal Amount of the Class B Trust Component.  As of the Closing Date, the Class B Percentage Interest will be 50.0%.

“Class B Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to the Pass-Through Rate on the Class B Certificates.  The Class B Certificates will represent beneficial ownership of the Class B Percentage Interest of the Class B Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class B-PEZ Percentage Interest of the Class B Trust Component.  The Class B Trust Component will be held in the Grantor Trust.

“Class B-PEZ Percentage Interest” means 100.0% minus the Class B Percentage Interest.  As of the Closing Date, the Class B-PEZ Percentage Interest will be 50.0%.

“Class C Percentage Interest” means, the quotient of the Certificate Principal Amount of the Class C Certificates divided by the Certificate Principal Amount of the Class C Trust Component.  As of the Closing Date, the Class C Percentage Interest will be 50.0%.

“Class C Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to the Pass-Through Rate on the Class C Certificates.  The Class C Certificates will represent beneficial ownership of the Class C Percentage Interest of the Class C Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class C-PEZ Percentage Interest of the Class C Trust Component.  The Class C Trust Component will be held in the Grantor Trust.

“Class C-PEZ Percentage Interest” means 100.0% minus the Class C Percentage Interest.  As of the Closing Date, the Class C-PEZ Percentage Interest will be 50.0%.

“Class PEZ Component” means any of the Class PEZ Component A-S, Class PEZ Component B or Class PEZ Component C.

“Class PEZ Component A-S” means the portion of the Class A-S Trust Component equal to the Class A-S-PEZ Percentage Interest of the Class A-S Trust Component.

“Class PEZ Component B” means the portion of the Class B Trust Component equal to the Class B-PEZ Percentage Interest of the Class B Trust Component.

“Class PEZ Component C” means the portion of the Class C Trust Component equal to the Class C-PEZ Percentage Interest of the Class C Trust Component.

“Trust Component” means any of the Class A-S Trust Component, Class B Trust Component or Class C Trust Component.

Exchangeable Certificates

Exchanges

Groups of Class A-S, Class B and Class C Certificates may be exchanged for Class PEZ Certificates and vice versa, in whole or in part, as described more fully below. This process may occur repeatedly.  However, exchanges will no longer be permitted following the date when the Certificate Principal Amount of the Class A-S Trust Component is (and, correspondingly, the Certificate Principal Amount of the Class A-S Certificates and the principal balance of the Class PEZ Component A-S are) reduced to zero as a result of the payment in full of all interest and principal on that Trust Component.

Following the Closing Date, Class A-S, Class B and Class C Certificates that collectively evidence a uniform Tranche Percentage Interest in each Trust Component (such Certificates in the aggregate, an “Exchangeable Proportion”) will be exchangeable on the books of DTC for Class PEZ Certificates that represent the same Tranche Percentage Interest in each Trust Component as the Certificates to be surrendered, and any Class PEZ Certificates will be exchangeable on the books of DTC for Class A-S, Class B and Class C Certificates that evidence the same Tranche Percentage Interest in each Trust Component as the Class PEZ Certificates to be surrendered.  For these purposes, the “Tranche Percentage Interest” of any Certificate in relation to a Trust Component is the ratio, expressed as a percentage, of (a) the Certificate Principal Amount of that Certificate (or, in the case of a Class PEZ Certificate, the principal amount of the component thereof with the same letter designation as that Trust Component) to (b) the Certificate Principal Amount of that Trust Component.

There will be no limitation on the number of exchanges authorized under the exchange provisions of the Pooling and Servicing Agreement.  In all cases, however, an exchange may not occur if the face amount of the Certificates to be received in the exchange would not represent an authorized denomination for the relevant Class as described under “—Delivery, Form, Transfer and Denomination” below.  In addition, the Depositor will have the right to make or cause exchanges on the Closing Date pursuant to instructions delivered to the Certificate Administrator on the Closing Date.

The various amounts distributable on the Class PEZ Certificates on each Distribution Date in respect of Interest Accrual Amounts, Interest Distribution Amounts, Interest Shortfalls, Principal Distribution Amounts, reimbursements of Realized Losses, yield maintenance charges and excess liquidation proceeds allocated to any of the respective aggregate Tranche Percentage Interests in the Class A-S, Class B and Class C Trust Components represented by the Class PEZ Certificates will be so distributed in a single, aggregate distribution to the holders of the Class PEZ Certificates on such Distribution Date.  In addition, the Class PEZ Certificates will be allocated the aggregate amount of Realized Losses, Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events) corresponding to the respective aggregate Tranche Percentage Interests in the Class A-S, Class B and Class C Trust Components represented by the Class PEZ Certificates.  See “—Distributions” below.

For a discussion of the federal income tax consequences of the acquisition, ownership and disposition of the Exchangeable Certificates, see “Material Federal Income Tax Consequences—Taxation of the Exchangeable Certificates” in this prospectus supplement.

Procedures and Fees

If a Certificateholder wishes to exchange Class A-S, Class B and Class C Certificates for Class PEZ Certificates, or Class PEZ Certificates for Class A-S, Class B and Class C Certificates, such Certificateholder must notify the Certificate Administrator by e-mail at cmbs.transactions@usbank.com no later than 3 business days prior to the proposed date of such exchange (the “Exchange Date”).  The Exchange Date can be any business day other than the first or last business day of the month.  In addition, the Certificateholder must provide notice on the Certificateholder’s letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP numbers of the Exchangeable Certificates to be exchanged and received, the original and outstanding Certificate Principal Amount of the Exchangeable Certificates to be exchanged and of the Exchangeable Certificates to be received, the Certificateholder’s DTC participant number and the proposed Exchange Date.  After receiving the notice, the Certificate Administrator will be required to e-mail the Certificateholder (at such address specified in writing by such Certificateholder) with wire payment instructions relating to the exchange fee.  The Certificateholder and the Certificate Administrator will utilize the “deposit and withdrawal system” at DTC to effect the exchange.

The aggregate principal and interest entitlements of the Certificates received will equal the aggregate entitlements of principal and interest of the Certificates surrendered.  The notice of exchange will become irrevocable on the 2nd business day before the proposed Exchange Date.

In connection with each exchange, the Certificateholder must pay the Certificate Administrator an exchange fee of $5,000 (together with any other expenses related to such exchange (including fees charged by DTC), and such fee (and expenses) must be received by the Certificate Administrator prior to the Exchange Date or such exchange will not be effected.  The first distribution on an Exchangeable Certificate received pursuant to an exchange will be made in the month following the month of exchange to the Certificateholder of record as of the applicable Record Date for such Certificate.  None of the Certificate Administrator, the Trustee or the Depositor will have any obligation to ensure the availability of the applicable Certificates to accomplish any exchange.

Distributions

Method, Timing and Amount

Distributions on the Certificates are required to be made on the 4th business day following the related Determination Date of each month (each, a “Distribution Date”), commencing in April 2014.  All distributions (other than the final distribution on any Certificate) are required to be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs (or, if such day is not a business day, the immediately preceding business day) (that date, the “Record Date”).  Distributions are required to be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities for such payment, if the Certificateholder provides the Certificate Administrator with wiring instructions no less than five business days prior to the related Record Date, or otherwise (b) by check mailed to the Certificateholder.  The final distribution on any Certificates is required to be made in like manner, but only upon presentment and surrender of the Certificate at the location specified in the notice to the Certificateholder of such final distribution.  All distributions made with respect to a Class of Offered Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests.  The “Percentage Interest” evidenced by: (a) any Certificate (other than a Class R Certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Principal Amount or Notional Amount, as applicable, of the related Class; and (b) any Class R Certificate will be the percentage interest in the applicable Class specified on the face of that Certificate.  For these purposes on any date of determination, the “initial denomination as of the Closing Date” of any Exchangeable Certificate received in an exchange will be determined as if such Certificate was part of the related Class on the Closing Date, the “initial denomination as of the Closing Date” of any Exchangeable Certificate surrendered in an exchange will be determined as if such Certificate was not part of the related Class on the Closing Date and the initial Certificate Principal Amount of the related Class of Exchangeable Certificates will be determined as if such Class consisted only of the Certificates composing the Class on that date of determination and such Certificates had been outstanding as of the Closing Date.

The aggregate distribution to be made on the Certificates on any Distribution Date (exclusive of distributions of yield maintenance charges and prepayment premiums) will equal the Available Funds.  The “Available Funds” for a Distribution Date will, in general, equal the sum of the following amounts (without duplication):

(a)
the total amount of all cash received on the Mortgage Loans and any REO Properties that are on deposit in the Collection Account and the Lower-Tier Distribution Account, as of the close of business on the business day immediately preceding the related Master Servicer Remittance Date, exclusive of (without duplication) any portion of the foregoing that represents:

(i)	all Monthly Payments and balloon payments collected but due on a Due Date (without regard to grace periods) that occurs after the end of the related Collection Period;

(ii)
all unscheduled payments of principal (including prepayments) and interest, net liquidation proceeds, net insurance proceeds and Net Condemnation Proceeds and other unscheduled recoveries, together with any Monthly Payments and any balloon payments, that were received after the related Determination Date (other than the monthly remittance on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property contemplated by clause (b) of this definition);

(iii)	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

(iv)
with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in January (except in a leap year) or February of each calendar year (commencing in 2014) (unless, in either case, such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account and held pending transfer to the Interest Reserve Account;

(v)	the CCRE Strip;

(vi)	all yield maintenance charges and prepayment premiums;

(vii)	all amounts deposited in the Collection Account or the Lower-Tier Distribution Account in error; and

(viii)	any late payment charges, any default interest received on any Mortgage Loan in excess of interest calculated at the Mortgage Loan Rate for the Mortgage Loan and any similar fees and charges;

(b)
if and to the extent not already included in clause (a) above, the aggregate amount transferred from any REO Account to the Collection Account for such Distribution Date pursuant to the Pooling and Servicing Agreement and the remittance received on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property in the month of such Distribution Date, to the extent that each such transfer is made or such remittance is received by the close of business on the business day immediately preceding the related Master Servicer Remittance Date;

(c)	all Compensating Interest Payments made by the Master Servicer with respect to such Distribution Date and all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to such Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d)
for the Distribution Date occurring in each March (or February if the final Distribution Date occurs in that month), the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

“Monthly Payment” with respect to any Mortgage Loan or Serviced Companion Loan (other than any REO Mortgage Loan or REO Companion Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Loan Rate which is payable by the related borrower on such Due Date.  The Monthly Payment with respect to any Distribution Date and (i) an REO Mortgage Loan or REO Companion Loan, or (ii) any Mortgage Loan or Serviced Companion Loan that is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension, is the monthly payment that would otherwise have been payable on the related Due Date had the related Mortgage Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the Pooling and Servicing Agreement.  The Monthly Payment for any Loan Combination is the aggregate Monthly Payment for the related Mortgage Loan and Companion Loan.

“Net Condemnation Proceeds” are the Condemnation Proceeds received with respect to any Mortgage Loan or Serviced Companion Loan (including an REO Mortgage Loan or REO Companion Loan) net of the amount of (i) costs and expenses incurred with respect thereto and (ii) amounts required to be applied to the restoration or repair of the related Mortgaged Property.

“Condemnation Proceeds” are all of the proceeds received in connection with the taking of all or a part of a Mortgaged Property or REO Property (including with respect to each Outside Serviced Mortgage Loan and including any Mortgaged Property or REO Property securing a Serviced Companion Loan) by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage.  In the case of an Outside Serviced Mortgage Loan, “Condemnation Proceeds” means any portion of such proceeds received by the Issuing Entity in connection with such Outside Serviced Mortgage Loan, pursuant to the allocations set forth in the related Co-Lender Agreement.

“Collection Period” with respect to a Distribution Date and each Mortgage Loan (including an REO Mortgage Loan) is the period beginning on the day after the Due Date (without regard to grace periods) in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in April 2014, beginning on the day after the Cut-off Date) and ending on and including the Due Date (without regard to grace periods) in the month in which such Distribution Date occurs.

“Determination Date” with respect to any Distribution Date is the sixth day of the calendar month of the related Distribution Date or, if the sixth day is not a business day, the next business day, commencing in April 2014.

The “CCRE Strip” with respect to any Master Servicer Remittance Date, is an amount equal to a portion of interest accrued on the Stated Principal Balance of each Mortgage Loan that is part of the CCRE Strip Pool during the related interest accrual period at a fixed rate of 0.02% per annum (the “CCRE Strip Rate”); provided, that such amount will be computed for the same period on the same interest accrual basis respecting which any related interest payment due or deemed due on the related CCRE Mortgage Loan is computed and will be prorated for partial periods. With respect to each Collection Period, amounts collected in respect of the CCRE Strip Pool (exclusive of any Compensating Interest Payments and any P&I Advances made with respect to the related Mortgage Loans) will be allocated to the CCRE Strip prior to being allocated to Available Funds. In the event of an interest shortfall (other than a Prepayment Interest Shortfall) on any Mortgage Loan in the CCRE Strip Pool on any Due Date that causes a shortfall in the CCRE Strip, such shortfall will be carried forward to future Due Dates and any funds available with respect to the related Mortgage Loan in the CCRE Strip Pool (exclusive of any Compensating Interest Payments and any P&I Advances made with respect to such Mortgage Loans) will be used to reimburse such shortfall and to pay the current amount of the CCRE Strip prior to allocation of any such amounts to Available Funds.

The “CCRE Strip Pool” will consist of each CCRE Mortgage Loan (other than the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Barnes Crossing Plaza, representing approximately 1.0% of the Initial Pool Balance).

Payment Priorities

As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Regular Certificates or any Trust Component is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such Class or Trust Component on the related Certificate Principal Amount or Notional Amount, as applicable, immediately prior to that Distribution Date.  Calculations of interest on the Regular Certificates and the Trust Components will be made on the basis of a 360-day year consisting of twelve 30-day months.

The “Interest Accrual Period” with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.  Each Interest Accrual Period with respect to each Class of Sequential Pay Certificates and Class X Certificates and each Trust Component is assumed to consist of 30 days.

The “Interest Distribution Amount” with respect to any Distribution Date and each Class of Regular Certificates and each Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such Class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such Class or Trust Component for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class or Trust Component on such Distribution Date.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Regular Certificates or any Trust Component, in general, is the sum of (a) the portion of the Interest Distribution Amount for such Class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date (if any), and (b) to the extent permitted by applicable law, (i) other than in the case of a Class of Class X Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class of Certificates or Trust Component for the current Distribution Date and (ii) in the case of a Class of Class X Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Pass-Through Rate” with respect to any Class of Sequential Pay Certificates, any Class of Class X Certificates or any Trust Component for any Interest Accrual Period and the related Distribution Date is the per annum rate at which interest accrues on the Certificates of such Class or Trust Component during such Interest Accrual Period.

The Pass-Through Rate with respect to each Class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S Certificates will be fixed at the initial Pass-Through Rate for such Class set forth in the table under “Certificate Summary” in this prospectus supplement.

The Pass-Through Rate with respect to each Class of the Class B, Class F and Class G Certificates for any Distribution Date will be a per annum rate equal to the lesser of: (a) the initial Pass-Through Rate for such Class set forth in the table under “Certificate Summary” in this prospectus supplement; and (b) the WAC Rate for such Distribution Date.

The Pass-Through Rate with respect to each Class of the Class C and Class D Certificates for any Distribution Date will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate with respect to the Class E Certificates for any Distribution Date will be a per annum rate equal to the WAC Rate for such Distribution Date, less 0.500%.

The Pass-Through Rate on the Class X-A Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the weighted average of the Class X Strip Rates for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes of Certificates and such Trust Component immediately prior to such Distribution Date).  The Pass-Through Rate on the Class X-B Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the Class X Strip Rate for the Class B Trust Component for such Distribution Date.  The Pass-Through Rate on the Class X-C Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the Class X Strip Rate for the Class E Certificates for such Distribution Date.  The Pass-Through Rate on the Class X-D Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the weighted average of the Class X Strip Rates for the

Class F and Class G Certificates for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes of Certificates immediately prior to such Distribution Date).

The Pass-Through Rates for the Class A-S Certificates and the Class A-S Trust Component will, at all times, be the same.  The Pass-Through Rates for the Class B Certificates and the Class B Trust Component will, at all times, be the same.  The Pass-Through Rates for the Class C Certificates and the Class C Trust Component will, at all times, be the same.

The Class PEZ Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C Trust Components represented by the Class PEZ Certificates.

The “Class X Strip Rate” for each Class of Sequential Pay Certificates (other than the Exchangeable Certificates) and each Trust Component for any Distribution Date will be a per annum rate equal to the excess of (i) the WAC Rate for such Distribution Date over (ii) the Pass-Through Rate on such Class of Sequential Pay Certificates or Trust Component for such Distribution Date.

The “WAC Rate” with respect to any Distribution Date is a per annum rate equal to the weighted average of the Net Mortgage Loan Rates in effect for the Mortgage Loans (including the REO Mortgage Loans) as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans immediately following the Distribution Date (or, if applicable, the Closing Date) in such preceding month.

The “Net Mortgage Loan Rate” with respect to any Mortgage Loan (including any REO Mortgage Loan) is a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate and, in the case of the Mortgage Loans that are part of the CCRE Strip Pool, minus the CCRE Strip Rate.  Notwithstanding the foregoing, for purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of each Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of default interest) in respect of such Mortgage Loan during such one-month period at a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate and, in the case of the Mortgage Loans that are part of the CCRE Strip Pool, minus the CCRE Strip Rate.  However, for purposes of calculating Pass-Through Rates and the WAC Rate, with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis, (i) the Net Mortgage Loan Rate for the one-month period preceding the Due Dates in January and February in any year which is not a leap year and in February in any year which is a leap year (unless, in either case, the related Distribution Date is the final Distribution Date) will be determined based on the “aggregate amount of interest actually accrued”, as referred to above in the preceding sentence, being net of the related Withheld Amounts and (ii) the Net Mortgage Loan Rate for the one-month period preceding the Due Date in March will be determined based on the “aggregate amount of interest actually accrued”, as referred to above in the preceding sentence, taking into account the addition of any such Withheld Amounts.  Also, for purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Special Servicer or GSMS 2014-GC18 Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower, and without regard to the related Mortgaged Property becoming an REO Property.

The “Administrative Fee Rate” for any Mortgage Loan (including any REO Mortgage Loan) as of any date of determination will be equal to the sum of the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate, the Operating Advisor Fee Rate and the Trustee/Certificate Administrator Fee Rate.

“CREFC® Intellectual Property Royalty License Fee” will accrue with respect to each Mortgage Loan (including any REO Mortgage Loan) at the per annum rate equal to 0.0005% calculated on the basis of the Stated Principal Balance of the related Mortgage Loan on the same basis as interest is calculated on the related Mortgage Loan and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties.

The “Mortgage Loan Rate” with respect to any Mortgage Loan or Serviced Companion Loan (including any REO Mortgage Loan or REO Companion Loan) is the per annum rate at which interest accrues on such Mortgage

Loan or Serviced Companion Loan, as stated in the related Mortgage Note in each case without giving effect to the default rate.

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by any and all amounts (without duplication) described in clauses (a)(1), (a)(2) and (a)(3) of the definition of “Principal Distribution Amount” below that are allocable to such Mortgage Loan for such Distribution Date.

The “Stated Principal Balance” of each Serviced Companion Loan will initially equal its unpaid principal balance as of the Cut-off Date, after application of all scheduled payments of principal and interest due on or before the Cut-off Date, whether or not received, and on each Distribution Date, will be reduced by any payments or other collections of principal on such Serviced Companion Loan that are received by the holder thereof in the month of such Distribution Date.

The Stated Principal Balance of a Mortgage Loan or Serviced Companion Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Serviced Companion Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.  If any Mortgage Loan or Serviced Companion Loan is paid in full or such Mortgage Loan or Serviced Companion Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or any Serviced Loan Combination, if applicable) is otherwise liquidated, then, as of the first Distribution Date that follows the first Determination Date on or before which the payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Serviced Companion Loan, as the case may be, will be zero.  The “Stated Principal Balance” of a Serviced Loan Combination, as of any date of determination, is equal to the then aggregate Stated Principal Balance of the related Serviced Mortgage Loan and Serviced Companion Loan.

The “Principal Distribution Amount” for any Distribution Date will be equal to:

(a)	the sum, without duplication, of:

(1)
the principal component of all scheduled Monthly Payments and balloon payments due on the Mortgage Loans (including the REO Mortgage Loans) on their respective Due Dates immediately preceding such Distribution Date (if and to the extent received by the Master Servicer by the related Determination Date (or, in the case of the Outside Serviced Mortgage Loans, by the business day immediately preceding the related Master Servicer Remittance Date) or (other than balloon payments) advanced by the Master Servicer or Trustee in respect of such Distribution Date);

(2)
the principal component of any payment on any Mortgage Loan received or applied on or after the date on which such payment was due which is on deposit in the Collection Account as of the related Determination Date (or, in the case of the Outside Serviced Mortgage Loans, as of the business day immediately preceding the related Master Servicer Remittance Date), net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan;

(3)	the Unscheduled Payments with respect to the Mortgage Loans (including the REO Mortgage Loans) with respect to such Distribution Date; and

(4)	the Principal Shortfall, if any, for such Distribution Date, less

(b)	the sum, without duplication, of the amount of any reimbursements of:

(1)
Non-Recoverable Advances, with interest on such Non-Recoverable Advances, that are paid or reimbursed to the Master Servicer and/or the Trustee from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

(2)
Workout-Delayed Reimbursement Amounts that are paid or reimbursed to the Master Servicer and/or the Trustee from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

provided that, if any of the amounts of the type described in clauses (b)(1) and (b)(2) above that were allocated to reduce the Principal Distribution Amount for a prior Distribution Date are subsequently recovered, such recovery will be added to the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs.

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date exceeds (ii) the aggregate amount actually distributed on such preceding Distribution Date in respect of such Principal Distribution Amount.

The “Unscheduled Payments” for any Distribution Date will equal the aggregate of:  (a) all prepayments of principal received on the Mortgage Loans during the applicable one-month period ending on the related Determination Date (or, in the case of the Outside Serviced Mortgage Loans, all principal prepayments received during the period that renders them includable in the Available Funds for such Distribution Date); and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties (or the Issuing Entity’s interest in any Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure with respect to the Outside Serviced Mortgage Loans) during the applicable one-month period ending on the related Determination Date (or, in the case of an Outside Serviced Mortgage Loan or any interest in REO Property acquired with respect thereto, all such proceeds received during the period that renders them includable in the Available Funds for such Distribution Date), whether in the form of Liquidation Proceeds, insurance proceeds, condemnation proceeds, net income, rents, and profits from any REO Property or otherwise, that were identified and applied by the Master Servicer and/or, in the case of the Outside Serviced Mortgage Loans, the GSMS 2014-GC18 Master Servicer, as recoveries of previously unadvanced principal of the related Mortgage Loan, and, in the case of Liquidation Proceeds, insurance proceeds and condemnation proceeds, net of any Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional expenses of the Issuing Entity incurred in connection with the related Mortgage Loan.

An “REO Mortgage Loan” is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (including, in the case of the Outside Serviced Mortgage Loans, if the related Mortgaged Property has been acquired through foreclosure or deed-in-lieu of foreclosure under the GSMS 2014-GC18 Pooling and Servicing Agreement).

An “REO Companion Loan” is any Serviced Companion Loan as to which the related Mortgaged Property has become an REO Property.

On each Distribution Date, the Available Funds are required to be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those Classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, in reduction of the Certificate Principal Amounts of those Classes, in the following priority:

(i)
to the Class A-AB Certificates, in an amount equal to the lesser of the Principal Distribution Amount for such Distribution Date and the amount necessary to reduce the Certificate Principal Amount of the Class A-AB Certificates to the scheduled principal balance set forth on Annex F to this prospectus supplement with respect to the Class A-AB Certificates (the “Class A-AB Scheduled Principal Balance”) for such Distribution Date;

(ii)
to the Class A-1 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-1 Certificates is reduced to zero;

(iii)
to the Class A-2 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) and (ii) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-2 Certificates is reduced to zero;

(iv)
to the Class A-3 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iii) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-3 Certificates is reduced to zero;

(v)
to the Class A-4 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iv) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-4 Certificates is reduced to zero; and

(vi)
to the Class A-AB Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (v) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-AB Certificates is reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of each such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Fourth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S Certificates, in respect of interest, up to an amount equal to the Class A-S Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class A-S Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class A-S Trust Component, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component;

Fifth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class A-S Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component, until the Certificate Principal Amount of the Class A-S Trust Component is reduced to zero;

Sixth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S Certificates, up to an amount equal to the Class A-S Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of the Class A-S Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class PEZ Certificates, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class A-S Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component;

Seventh, to the Class B Trust Component, and, thus, concurrently, to the Class B Certificates, in respect of interest, up to an amount equal to the Class B Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class B Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class B Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Eighth, to the Class B Trust Component, and, thus, concurrently, to the Class B Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class B Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class B Trust Component, until the Certificate Principal Amount of the Class B Trust Component is reduced to zero;

Ninth, to the Class B Trust Component and, thus, concurrently, to the Class B Certificates, up to an amount equal to the Class B Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of the Class B Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class PEZ Certificates, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class B Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Tenth, to the Class C Trust Component and, thus, concurrently, to the Class C Certificates, in respect of interest, up to an amount equal to the Class C Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class C Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class C Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Eleventh, to the Class C Trust Component, and, thus, concurrently, to the Class C Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class C Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class C Trust Component, until the Certificate Principal Amount of the Class C Trust Component is reduced to zero;

Twelfth, to the Class C Trust Component and, thus, concurrently, to the Class C Certificates, up to an amount equal to the Class C Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of the Class C Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class PEZ Certificates, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class C Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Thirteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fourteenth, to the Class D Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Fifteenth, to the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Sixteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Seventeenth, to the Class E Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Eighteenth, to the Class E Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Nineteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twentieth, to the Class F Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-first, to the Class F Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Twenty-second, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-third, to the Class G Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-fourth, to the Class G Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

Twenty-fifth, to the Class R Certificates, any remaining amounts.

Notwithstanding the foregoing, on each Distribution Date occurring on and after the date on which the aggregate Certificate Principal Amount of all Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and other than the Exchangeable Certificates) and each Trust Component is (or is expected to be) reduced to zero (that date, the “Cross Over Date”), regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed, pro rata (based on their respective outstanding Certificate Principal Amounts), among the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, in reduction of their respective Certificate Principal Amounts.

Prepayment Premiums

On any Distribution Date, prepayment premiums and yield maintenance charges collected prior to the related Determination Date are required to be distributed to the holders of the Classes of Certificates as described below.

On each Distribution Date, each yield maintenance charge collected on the Mortgage Loans and on deposit in the Collection Account as of the related Determination Date is required to be distributed to Certificateholders (excluding holders of the Class X-C, Class X-D, Class E, Class F, Class G and Class R Certificates) as follows: (a) first such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class X-A Certificates and the Class A-S Trust Component (and correspondingly the Class A-S and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and (ii) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of the Class X-B Certificates, Class B Trust Component (and correspondingly the Class B and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), the Class C Trust Component (and correspondingly the Class C and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component) and the Class D Certificates, pro rata based upon the aggregate amount of principal distributed to the Classes of Regular Certificates (other than the Class X Certificates) and Trust Components (and, therefore, the applicable Classes of Exchangeable Certificates) in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the Classes of Regular Certificates and Trust Components in such YM Group, in the following manner:  (1) each Class of Regular Certificates (other than the Class X Certificates) and each Trust Component in such YM Group will entitle the applicable

Certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such Class or Trust Component on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Regular Certificates (other than the Class X Certificates) and Trust Components in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such Class of Certificates or Trust Component, and (z) the amount of such yield maintenance charge allocated to such YM Group, and (2) the amount of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class of Class X Certificates in such YM Group.  If there is more than one Class of Regular Certificates (exclusive of the Class X Certificates) and/or Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates) in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such Classes and/or Trust Components, the aggregate amount of such yield maintenance charges will be allocated among all such Classes of Regular Certificates and/or Trust Components (and, therefore, the applicable Classes of Exchangeable Certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D Certificates or any Trust Component is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates or Trust Component exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Loan Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one.  However, if such discount rate is greater than or equal to both of (x) the Mortgage Loan Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero, and if such discount rate is greater than or equal to the Mortgage Loan Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above.  For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-C, Class X-D, Class E, Class F, Class G or Class R Certificates.  Instead, after the Notional Amounts of the Class X-A and Class X-B Certificates and the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4 Class A-AB and Class D Certificates and the Trust Components have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans will be distributed to holders of the Class X-B Certificates.

We cannot assure you that any yield maintenance charge or prepayment premium is required or, even if required, would be paid.  See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges” and “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans as of the related Determination Date.

Allocation Priority of Mortgage Loan Collections

All amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the borrowers, Liquidation Proceeds, condemnation proceeds or insurance proceeds are to be allocated to amounts due and owing under the related Mortgage Loan documents in accordance with the express provisions of the related Mortgage Loan documents and any related Co-Lender Agreement (and, in the case of the Outside Serviced Mortgage Loans, the provisions of the GSMS 2014-GC18 Pooling and Servicing Agreement); provided that, in the absence of such express provisions or if and to the extent that such provisions authorize the mortgagee to use its discretion and in any event after an event of default under the related Mortgage Loan (to the extent not cured or waived), such amounts will be deemed allocated for purposes of collecting amounts due under the Mortgage Loan, in each case only to the extent such amount is an obligation of the related borrower in the related Mortgage Loan documents, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to such Mortgage Loan;

Second, as a recovery of any Non-Recoverable Advances related to such Mortgage Loan and any interest on those Non-Recoverable Advances, to the extent previously reimbursed from principal collections with respect to the other Mortgage Loans;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Loan Rate to but not including the date of receipt by or on behalf of the Issuing Entity (or, in the case of a full Monthly Payment, through the related Due Date), over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to clause Fifth below);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to this clause Fifth);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any default interest and late payment charges then due and owing under such Mortgage Loan;

Tenth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a Mortgaged Property (including following a condemnation) if, immediately following such release, the loan-to-value ratio of the related Mortgage Loan or the related Serviced Loan Combination exceeds 125% (based solely on the value of the real property and excluding personal property and going concern value, if any), must be allocated to reduce the principal balance of the Mortgage Loan or the related Serviced Loan Combination in the manner permitted by such REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, except as otherwise expressly set forth in any related Co-Lender Agreement and, in the case of the Outside Serviced Mortgage Loans, except as otherwise expressly set forth in the GSMS 2014-GC18 Pooling and Servicing Agreement) will be deemed allocated for purposes of collecting amounts due under the related deemed REO Mortgage Loan, in each case only to the extent such amount is or was an obligation of the related borrower in the related Mortgage Loan documents, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related REO Mortgage Loan and interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related REO Mortgage Loan;

Second, as a recovery of any Non-Recoverable Advances on the related REO Mortgage Loan or interest on those Non-Recoverable Advances, to the extent previously reimbursed from principal collections with respect to the other Mortgage Loans;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan (exclusive of default interest) to the extent of the excess of (i) accrued and unpaid interest on the related REO Mortgage Loan at the related Mortgage Loan Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for the related REO Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to clause Fifth below or clause Fifth of the prior waterfall under this “—Allocation Priority of Mortgage Loan Collections” above);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such REO Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to this clause Fifth or clause Fifth of the prior waterfall under this “—Allocation Priority of Mortgage Loan Collections” above);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under the related REO Mortgage Loan;

Seventh, as a recovery of any default interest and late payment charges then due and owing under the related REO Mortgage Loan;

Eighth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under the related REO Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under the related REO Mortgage Loan (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees).

Collections and recoveries with respect to the Loan Combinations or any related REO Property are generally to be allocated in accordance with the terms and conditions of (i)(A) with respect to the Outside Serviced Loan Combinations, the GSMS 2014-GC18 Pooling and Servicing Agreement, or (B) with respect to the Serviced Loan Combinations, the Pooling and Servicing Agreement, (ii) the related Co-Lender Agreement, and/or (iii) the related loan documents, as applicable.  See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this prospectus supplement.

Realized Losses

The Certificate Principal Amount of each Class of Principal Balance Certificates and each Trust Component will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to such Class or Trust Component on such Distribution Date.  A “Realized Loss” with respect to any Distribution Date is the amount, if any, by which the aggregate Certificate Principal Amount of all Classes of Principal Balance Certificates (other than the Exchangeable Certificates) and the Trust Components after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (including any REO Mortgage Loans) after giving effect to any and all reductions in such aggregate Stated Principal Balance on such Distribution Date (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Non-Recoverable Advances).  On each Distribution Date, any Realized Loss for such Distribution Date will be allocated to the following Classes of Principal Balance Certificates and Trust Components in the following order, until the Certificate Principal Amount of each such Class or Trust Component is reduced to zero:  first, to the Class G Certificates; second, to the Class F Certificates; third, to the Class E Certificates; fourth, to the Class D Certificates; fifth, to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component); sixth, to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component); seventh, to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component); and, finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, based on their respective Certificate Principal Amounts.  The Notional Amount of the Class X-A Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component resulting from allocations of Realized Losses.  The Notional Amount of the Class X-B Certificates will be reduced to reflect reductions in the Certificate Principal Amount of the Class B Trust Component resulting from allocations of Realized Losses.  The Notional Amount of the Class X-C Certificates will be reduced to reflect reductions in the Certificate Principal Amount of the Class E Certificates resulting from allocations of Realized Losses.  The Notional Amount of the Class X-D Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class F and Class G Certificates resulting from allocations of Realized Losses.  Any amounts recovered in respect of any amounts previously written off as Realized Losses (with interest thereon) as a result of the reimbursement of Non-Recoverable Advances to the Master Servicer or Trustee from amounts otherwise distributable as principal will (1) increase the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs and (2) will increase the Certificate Principal Amount of each Class of Principal Balance Certificates (other than the Exchangeable Certificates) and the Trust Components (in sequential order of payment priority starting with the most senior Class or Trust Component) previously subject to a reduction as a result of the allocation of Realized Losses up to an aggregate amount equal to the amount recovered.  Such restoration of the Certificate Principal Amount of a Class of Principal Balance Certificates (exclusive of the Exchangeable Certificates) or Trust Component may not exceed, and will reduce on a going-forward basis, any and all unreimbursed Realized Losses previously allocated to such Class of Certificates or Trust Component, as applicable.

Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by Modification Fees or Penalty Charges on the related Mortgage Loan, extraordinary expenses of the Issuing Entity, items comparable to the foregoing with respect to the Outside Serviced Mortgage Loans, a reduction of the interest rate of a Mortgage Loan in connection with a workout or by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses will reduce the amounts distributable on the Classes of Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components in the same order as Realized Losses are applied to reduce the Certificate Principal Amounts of such Classes and Trust Components.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees, any related default interest and, in the case of the Mortgage Loans that are part of the CCRE Strip Pool, net of the CCRE Strip) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a “Prepayment Interest Excess”.  Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, prior to the Due Date or after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of the applicable interest accrual period for the next Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any related default interest and, in the case of the Mortgage Loans that are part of the CCRE Strip Pool, net of the CCRE Strip) on such prepayment will constitute a “Prepayment Interest Shortfall.”  Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis.  The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the Master Servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated pro rata on that Distribution Date among each Class of Regular Certificates and Trust Component, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

The Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of (1) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Serviced Mortgage Loans or Serviced Companion Loans (other than a Specially Serviced Loan or a Defaulted Mortgage Loan), other than prepayments received in connection with the receipt of insurance proceeds or condemnation proceeds, during the one-month period ending on the Determination Date immediately preceding the related Distribution Date, and (2) the aggregate of (a) its Servicing Fee up to a maximum of 0.005% per annum for the related Distribution Date with respect to each Serviced Mortgage Loan (and related REO Mortgage Loan) and Serviced Companion Loan (and related REO Companion Loan) for which such Servicing Fees are being paid during the one-month period ending on the Determination Date immediately preceding the related Distribution Date and (b) all Prepayment Interest Excesses received during the one-month period ending on the Determination Date immediately preceding the related Distribution Date and net investment earnings on such Prepayment Interest Excesses; provided that if any Prepayment Interest Shortfall described in clause (1) above occurs as a result of the Master Servicer’s failure to enforce the related loan documents, the Master Servicer will be required to pay an amount equal to the entire Prepayment Interest Shortfall with respect to that Serviced Mortgage Loan.  No Compensating Interest Payment will be made by the Master Servicer or the GSMS 2014-GC18 Master Servicer with respect to the Outside Serviced Mortgage Loans or the Outside Serviced Companion Loans or in respect of the CCRE Strip.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-S, Class B, Class PEZ, Class C, Class D, Class E, Class F and Class G Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D Certificates.  The Class A-S Trust Component (and, correspondingly, to the extent evidencing an interest in the Class A-S Trust Component, the Class A-S and Class PEZ Certificates) will likewise be protected by the subordination of the Class B and Class C Trust Components and the Class D, Class E, Class F and Class G Certificates.  The Class B Trust Component (and, correspondingly, to the extent evidencing an interest in the Class B Trust Component, the Class B and Class PEZ Certificates) will likewise be protected by the subordination of the Class C Trust Component and the Class D, Class E, Class F and Class G Certificates.  The Class C Trust Component (and, correspondingly, to the extent evidencing an interest in the Class C Trust Component, the Class C and Class PEZ Certificates) will likewise be protected by the subordination of the Class D, Class E, Class F and Class G Certificates.

On and after the Cross Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, pro rata based on Certificate Principal Amount, until their respective Certificate Principal Amounts have been reduced to zero (and the schedule for the Class A-AB principal distributions will be disregarded).  Prior to the Cross Over Date, allocation of principal will be made as described under “—Distributions” above.  Allocation to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Principal Amount of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline.  Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates)), thereby increasing, relative to their respective Certificate Principal Amounts, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates by the other Principal Balance Certificates.

Additionally, on and after the Cross Over Date, losses will be applied to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, pro rata based on Certificate Principal Amount.

This subordination will be effected in two ways:  (i) by the preferential right of the holders of a Class of Certificates and the Trust Components to receive on any Distribution Date the amounts of interest and/or principal distributable on their Certificates prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates or Trust Components subordinate to that Class or Trust Component (as described under “—Distributions—Payment Priorities”) and (ii) by the allocation of Realized Losses:  first, to the Class G Certificates, second, to the Class F Certificates; third, to the Class E Certificates; fourth, to the Class D Certificates; fifth, to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component); sixth, to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component); seventh, to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component); and, finally, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, pro rata, based on their respective Certificate Principal Amounts.  No other form of credit enhancement will be available with respect to any Class of Certificates or Trust Component.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred, an Appraisal Reduction Amount is required to be calculated.  An “Appraisal Reduction Event“ will occur with respect to a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) on the earliest of:

●
the date on which a modification of the Serviced Mortgage Loan (or Serviced Loan Combination) that, among other things, reduces the amount of Monthly Payments on a Serviced Mortgage Loan (or Serviced Loan Combination), or changes any other material economic term of the Serviced Mortgage Loan (or Serviced Loan Combination) or impairs the security of the Serviced Mortgage Loan (or Serviced Loan Combination), becomes effective as a result of a modification of the related Serviced Mortgage Loan (or Serviced Loan Combination) following the occurrence of a Servicing Transfer Event;

●	the date on which the Serviced Mortgage Loan (or Serviced Loan Combination) is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment);

●
solely in the case of a delinquent balloon payment, (A) the date occurring 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) if the related borrower has delivered to the Master Servicer, who shall promptly deliver a copy thereof to the Special Servicer, a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);

●	the date on which the related Mortgaged Property became an REO Property;

●	the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;

●	the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if not dismissed within those 60 days); or

●	the date on which the Serviced Mortgage Loan (or Serviced Loan Combination) remains outstanding five years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Principal Amount of all Classes of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates) has been reduced to zero.

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Mortgage Loan (or Serviced Loan Combination), the Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an Appraiser in accordance with Member of the Appraisal Institute (“MAI”) standards.  No new appraisal will be required if an appraisal from an Appraiser in accordance with MAI standards was obtained within the prior nine months unless the Special Servicer determines in accordance with the Servicing Standard that such earlier appraisal is materially inaccurate.  The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

On the first Determination Date occurring on or after the delivery of the appraisal, the Special Servicer will be required to calculate the Appraisal Reduction Amount, if any, taking into account the results of such appraisal and such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount.  In the event that the Special Servicer has not received any required appraisal within 120 days after the event described in the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then, solely for purposes of determining the amounts of the P&I Advances, the amount of the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Serviced Mortgage Loan until the appraisal is received.  The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request. None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify Appraisal Reduction Amounts.

The “Appraisal Reduction Amount“ for any Distribution Date and for any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction Amount is required to be calculated will be equal to the excess of (a) the Stated Principal Balance of that Serviced Mortgage Loan (or Serviced Loan Combination) as of the last day of the related Collection Period over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by the appraisal, minus such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer’s review of the appraisal and such other information as the Special Servicer may deem appropriate and (B) all escrows, letters of credit and reserves in respect of such Serviced Mortgage Loan (or Serviced Loan Combination) as of the date of calculation over (ii) the sum as of the Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Serviced Mortgage Loan (or Serviced Loan Combination) at a per annum rate equal to the Mortgage Loan Rate (and, with respect to a Serviced Loan Combination, interest on the related Serviced Companion Loan at the related Mortgage Loan Rate), (B) all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Serviced Mortgage Loan (or Serviced Loan Combination) and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Serviced Mortgage Loan (or Serviced Loan Combination) (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or Trustee, as applicable, and/or for which funds have not been escrowed).  The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Appraisal Reduction Amount.  Any Appraisal Reduction Amount with respect to a Serviced Loan Combination will be allocated between the related Serviced Mortgage Loan and Serviced Companion Loan on a pro rata basis in accordance with the respective outstanding principal balances of the related Serviced Mortgage Loan and Serviced Companion Loan.  Pursuant to the GSMS 2014-GC18 Pooling and Servicing Agreement, with respect to the Outside Serviced Loan Combinations, certain events will require the calculation of an “appraisal reduction amount”, which will be allocated to the subject Outside Serviced Mortgage Loan and its related Outside Serviced Companion Loan on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of such Outside Serviced Mortgage Loan and its related Outside Serviced Companion Loan (with any such allocation to such Outside Serviced Mortgage Loan to constitute an “Appraisal Reduction Amount” for purposes of this prospectus supplement).  For the avoidance of doubt, the

GSMS 2014-GC18 Special Servicer (and not the Special Servicer) will be required to calculate any “appraisal reduction amount” related to an Outside Serviced Loan Combination.

An “Appraiser“ is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state and (iii) has a minimum of five years’ experience in the related property type and market.

As a result of calculating one or more Appraisal Reduction Amounts, the amount of any required P&I Advance will be reduced, which will generally have the effect of reducing the amount of interest available to the most subordinate Class of Regular Certificates or Trust Component then outstanding (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D Certificates).  See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

With respect to each Serviced Mortgage Loan (or Serviced Loan Combination) as to which an Appraisal Reduction Event has occurred (unless the Serviced Mortgage Loan (or Serviced Loan Combination) has become a Corrected Loan (if a Servicing Transfer Event had occurred with respect to the related Serviced Mortgage Loan (or Serviced Loan Combination)) and has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Serviced Mortgage Loan (or Serviced Loan Combination) during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance.  Based upon the appraisal, the Special Servicer is required to redetermine the amount of the Appraisal Reduction Amount with respect to the Serviced Mortgage Loan (or Serviced Loan Combination).

Any Serviced Mortgage Loan (or Serviced Loan Combination) previously subject to an Appraisal Reduction Amount which ceases to be a Specially Serviced Loan (if applicable), which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction Amount.  Each Outside Serviced Mortgage Loan will cease to be subject to an appraisal reduction amount upon the occurrence of certain events specified in the GSMS 2014-GC18 Pooling and Servicing Agreement.

For purposes of determining the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event with respect to the Controlling Class Representative, Appraisal Reduction Amounts will be allocated to each Class of Regular Certificates (other than the Class X Certificates) and each Trust Component (and correspondingly to the applicable Classes of Exchangeable Certificates) in reverse sequential order to notionally reduce the Certificate Principal Amount thereof until the related Certificate Principal Amount of each such class is reduced to zero (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and then, pro rata based on Certificate Principal Amount, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates).  With respect to any Appraisal Reduction Amount calculated for purposes of determining the Non-Reduced Certificates or the Controlling Class, as well as the occurrence of a Control Termination Event with respect to the Controlling Class, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.  The Special Servicer will be required to promptly notify the Certificate Administrator of any such Appraisal Reduction Amount, who will be required to promptly post notice of such Appraisal Reduction Amount to the Certificate Administrator’s internet website.

The holders of Certificates representing the majority of the Certificate Principal Amount of any Class of Control Eligible Certificates whose aggregate Certificate Principal Amount is notionally reduced to less than 25% of the initial Certificate Principal Amount of that Class as a result of an allocation of an Appraisal Reduction Amount in respect of such Class (such Class, an “Appraised-Out Class”) will have the right to challenge the Special Servicer’s Appraisal Reduction Amount determination and, at their sole expense, obtain a second appraisal of any Serviced Mortgage Loan for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”).  The Requesting Holders will be required to cause the appraisal to be prepared on an “as-is” basis by an Appraiser in accordance with MAI standards, and the appraisal must be reasonably acceptable to the Special Servicer in accordance with the Servicing Standard.  The Requesting Holders will be required to provide the Special Servicer with notice of their intent to challenge the Special Servicer’s Appraisal Reduction Amount determination within 10 days of the Requesting Holders’ receipt of written notice of the Appraisal Reduction Amount.

An Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until 10 days following its receipt of written notice of the Appraisal Reduction Amount, unless the Requesting Holders provide written notice of their intent to challenge such Appraisal Reduction Amount to the Special Servicer and the Certificate Administrator within such ten-day period as described above.  If the Requesting Holders provide this notice, then the Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until the earliest of (i) 120 days following the related Appraisal Reduction Event, unless the Requesting Holders provide the second appraisal within such 120-day period, (ii) the determination by the Special Servicer (described below) that a recalculation of the Appraisal Reduction Amount is not warranted or that such recalculation does not result in the Appraised-Out Class remaining the Controlling Class and (iii) the occurrence of a Consultation Termination Event with respect to the Controlling Class Representative.  After the Appraised-Out Class is no longer entitled to exercise the rights of the Controlling Class, the rights of the Controlling Class will be exercised by the Class of Control Eligible Certificates immediately senior to such Appraised-Out Class, if any, unless a recalculation results in the reinstatement of the Appraised-Out Class as the Controlling Class.

In addition, the holders of Certificates representing the majority of the Certificate Principal Amount of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order an additional appraisal of any Serviced Mortgage Loan for which an Appraisal Reduction Event has occurred if an event has occurred at or with regard to the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the Special Servicer is required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of such holders’ written request and is required to ensure that such appraisal is prepared on an “as-is” basis by an Appraiser in accordance with MAI standards; provided that the Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the appraised value of the related Mortgaged Property or Mortgaged Properties.

Upon receipt of an appraisal provided by, or requested by, holders of an Appraised-Out Class as described above and any other information reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the Appraisal Reduction Amount is warranted and, if so warranted, to recalculate such Appraisal Reduction Amount based upon such additional appraisal.  If required by any such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class.  The Special Servicer will be required to promptly notify the Certificate Administrator of any such determination and recalculation in its monthly reporting, and the Certificate Administrator will be required to promptly post that reporting to the Certificate Administrator’s website.

Appraisals that are permitted to be presented by, or obtained by the Special Servicer at the request of, holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

The “Control Eligible Certificates“ will be any of the Class E, Class F and Class G Certificates.

Voting Rights

The Certificates will be allocated voting rights (the “Voting Rights”) for purposes of certain actions that may be taken pursuant to the Pooling and Servicing Agreement.  At any time that any Certificates are outstanding, the Voting Rights will be allocated as follows: (a) 0% in the case of the Class R Certificates; (b) 1% in the aggregate in the case of the respective Classes of the Class X Certificates, allocated to such Classes based on their respective interest entitlements on the most recent prior Distribution Date; and (c) in the case of any Class of Certificates (other than the Class X and Class R Certificates), a percentage equal to the product of (i) 99% multiplied by (ii) a fraction, the numerator of which is equal to the Certificate Principal Amount of such Class and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of the Certificates (other than the Class X or Class R Certificates) (or, if with respect to a vote of Non-Reduced Certificates, the Certificate Principal Amounts of all Classes of the Non-Reduced Certificates); provided that for purposes of such allocations, the Class A-S Certificates and the Class PEZ Component A-S of the Class PEZ Certificates will be considered as if they together constitute a single “Class”, the Class B Certificates and the Class PEZ Component B of the Class PEZ Certificates will be considered as if they together constitute a single “Class”, and the Class C Certificates and the Class PEZ Component C of the Class PEZ Certificates will be considered as if they together constitute a single “Class”.  Voting Rights will be allocated to the Class PEZ Certificates only with respect to each Class PEZ Component that is part of a “Class” of Certificates determined as described in the proviso to the preceding sentence.  The Voting Rights of any Class of Certificates will be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests.  In certain circumstances described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” and “—Operating Advisor—Termination of the Operating Advisor Without Cause” in this prospectus supplement, Voting Rights will only be exercisable by holders of the Non-Reduced Certificates.

“Non-Reduced Certificates“ means, as of any date of determination, any Class of Certificates (other than the Class R and Class X Certificates) then outstanding for which (a) (1) the initial Certificate Principal Amount of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates as of the date of determination and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Principal Amount of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates; provided that for purposes of this definition, the Class A-S Certificates and the Class PEZ Component A-S will be considered as if they together constitute a single “Class” of Certificates, the Class B Certificates and the Class PEZ Component B will be considered as if they together constitute a single “Class” of Certificates, the Class C Certificates and the Class PEZ Component C will be considered as if they together constitute a single “Class” of Certificates, and the Class PEZ Certificates will be Non-Reduced Certificates only with respect to each component thereof that is part of a “Class” of Non-Reduced Certificates determined as described in this proviso.

A “Certificateholder“ under the Pooling and Servicing Agreement is the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement (including, solely for the purposes of distributing reports, statements or other information pursuant to the Pooling and Servicing Agreement, beneficial owners of Certificates or potential transferees of Certificates to the extent the person distributing such information has been provided with an Investor Certification by or on behalf of such beneficial owner or potential transferee), except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, a Competitor Restricted Party, a manager of a Mortgaged Property, a borrower or any person known to a responsible officer of the Certificate Registrar to be an affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, a manager of a Mortgaged Property or a borrower will be deemed not to be outstanding and the Voting Rights to which they are entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained.  Notwithstanding the foregoing, for purposes of obtaining the consent of Certificateholders to an amendment of the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator or any of their affiliates will be deemed to be outstanding; provided that if such amendment relates to the termination, increase in compensation or material reduction of obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator or any of their affiliates, then such Certificate so owned will be deemed not to be outstanding. Notwithstanding the foregoing, the restrictions above will not apply (i) to the exercise of the rights of the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer, if any, or (other than as described in the definition of Controlling Class Certificateholder and Controlling Class Representative) a Competitor Restricted Party, in each case, as a member of the Controlling Class or (ii) to any affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator, as applicable.

Certain amendments to the Pooling and Servicing Agreement are also subject to the consent of Certificateholders.  See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

“Investor Certification“ means a certificate substantially in the form(s) attached to the Pooling and Servicing Agreement or in the form(s) of electronic certification(s) contained on the Certificate Administrator’s website representing that such person executing the certificate is a Certificateholder, a Certificate Owner or a prospective purchaser of a Certificate (or any investment advisor or manager of the foregoing), or a Serviced Companion Loan Holder or its representative, and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the Certificate Administrator’s website), (A) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor or investor in or of any of the foregoing or a Competitor Restricted Party and (B) except in the case of a prospective purchaser of a Certificate or a Serviced Companion Loan Holder or its representative, such person has received a copy of this prospectus supplement and the prospectus and/or (ii) for purposes of exercising Voting Rights (which does not apply to a prospective purchaser of a Certificate or a Serviced Companion Loan Holder or its representative), (A) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent of any borrower or a Competitor Restricted Party, (B) such person is or is not the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator or an affiliate of any of the foregoing and (C) such person has received a copy of this prospectus supplement and the prospectus; provided that if such person is an affiliate of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator, such person certifies to the existence or non-existence of appropriate policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator, as applicable.

“Competitor Restricted Party“ means any of HCP, Inc., Senior Housing Properties Trust, Ventas, Inc. and Health Care REIT, Inc., and any person controlled, controlling or under common control with any of the foregoing entities, other than a debt fund that is under common control with such entities due to common control by a private equity fund or private equity fund manager.  For the purposes of this definition, “control” (or any variation of such term) of one entity (the “controlled entity”) by another (the “controlling entity”) means that the controlling entity has the power and authority, directly or indirectly, to direct or cause the direction of the management and policies of the controlled entity, by contract or otherwise.  Neither the Trustee nor the Certificate Administrator will be required to independently determine whether a Person is a Competitor Restricted Party, provided, that the Trustee and the Certificate Administrator will be obligated to obtain an Investor Certification in accordance with terms of the Pooling and Servicing Agreement.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Principal Amount, and in multiples of $1 in excess of $10,000.  The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.  The Class PEZ Certificates do not have a minimum denomination.  However, in connection with an exchange of Class A-S, Class B and Class C Certificates for Class PEZ Certificates and vice versa, each of the Class A-S, Class B, and Class C Certificates exchanged (whether surrendered or received) in such exchanged will be required to be in denominations no smaller than the minimum denominations described above.

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of a nominee of The Depository Trust Company (“DTC”).  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co.  No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described under  “—Definitive Certificates” below.  Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling and Servicing Agreement responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants.  The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems.  Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.  DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants (as defined below) and Euroclear Participants (as defined below) will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants.  In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC.  Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC.  DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners.  Except as otherwise provided under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement, Certificate Owners will not be recognized by the Trustee, the Certificate Administrator, the Certificate Registrar, the Operating Advisor, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates.  Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.  Accordingly, although the Certificate Owners will not possess the Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC such Certificate is credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.  Transactions may be settled in Clearstream in numerous currencies, including United States dollars.  Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  Clearstream is regulated as a bank by the Luxembourg Monetary Institute.  Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may now be settled in any of numerous currencies, including United States dollars.  The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters.  Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.  All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time.  None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.  The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor the underwriters takes any responsibility for the accuracy or completeness of this information.

Definitive Certificates

Owners of beneficial interests in book-entry Certificates of any Class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the Certificate Registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry Certificates of such Class or ceases to be a clearing agency, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such Class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates of such Class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of (a) any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the Trustee or the Certificate Administrator (a “Certifying Certificateholder”) or (b) the Master Servicer, the Certificate Registrar will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Special Notices

Upon the written request of any Certifying Certificateholder, the Certificate Administrator will post a special notice prepared by such Certifying Certificateholder to its website and mail such notice to the Certificateholders at their respective addresses appearing on the certificate register stating that the Certifying Certificateholder wishes to be contacted by other holders and beneficial owners of Certificates, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the Certifying Certificateholder.  The Certificate Administrator will be entitled to reimbursement from the Certifying Certificateholder for the reasonable expenses of posting such special notices.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Yield

The yield to maturity on the Offered Certificates will depend upon the price paid by the related investors, the rate and timing of the distributions in reduction of the Certificate Principal Amount or Notional Amount of the related Class of Offered Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to the related Class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal

Amount or Notional Amount of the related Class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

The rate of distributions in reduction of (or otherwise resulting in the reduction of) the Certificate Principal Amount or Notional Amount of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default.  While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation.  See, however, “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” in this prospectus supplement, for a discussion of certain Mortgage Loans that do not have a lockout period for prepayment.  In addition, such distributions in reduction of Certificate Principal Amounts of the respective Classes of Offered Certificates that are also Principal Balance Certificates (or that otherwise result in the reduction of the Notional Amount of the Class X-A or Class X-B Certificates) may result from repurchases of, or substitutions for, Mortgage Loans made by the Sponsors (or, in the case of RAIT Funding, LLC, by the applicable guarantor) due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this prospectus supplement, the exercise of purchase options by the holder of a mezzanine loan, if any.  To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

The Certificate Principal Amount or Notional Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have accrued on the Offered Certificates in the absence of such reduction.  In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Amounts of the Principal Balance Certificates (other than the Exchangeable Certificates) and the Trust Components (and, therefore, the Exchangeable Certificates).  Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the Master Servicer or Trustee of a Non-Recoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (including interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees and any comparable items with respect to the Outside Serviced Mortgage Loans).  Any reduction of the Certificate Principal Amount of a Class of Principal Balance Certificates (exclusive of the Exchangeable Certificates) or a Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates) as a result of the application of Realized Losses may also reduce the Notional Amount a Class of Class X Certificates.  Realized Losses will be allocated to the respective Classes of the Principal Balance Certificates (other than the Exchangeable Certificates) and the Trust Components (and, therefore, the Exchangeable Certificates) in reverse distribution priority and as more particularly described in “Description of the Offered Certificates—Subordination” in this prospectus supplement.

Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received.  Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans.  The terms of the Mortgage Loans (in particular, amortization terms, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds or reserve funds to prepay the Mortgage Loan, the extent to which a partial principal prepayment is required in connection with the release of a portion of the real estate collateral for a Mortgage Loan, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates.  For example, certain Mortgage Loans may permit prepayment of the Mortgage Loan without a lockout period.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” in this prospectus supplement and Annex A to this prospectus supplement for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

Principal prepayments on the Mortgage Loans could also affect the yield on any Class of Offered Certificates with (or the yield on the Class PEZ Certificates if any Trust Component has) a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate.  The Pass-Through Rates on those Classes of Offered Certificates and Trust Components may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

With respect to the Class A-AB Certificates, the extent to which the Class A-AB Scheduled Principal Balances are achieved and the sensitivity of the Class A-AB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates remain outstanding. In particular, once such other Classes of Offered Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Principal Amount of the Class A-AB Certificates is reduced to zero. As such, the Class A-AB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates were outstanding.

Any changes in the weighted average lives of your Certificates may adversely affect your yield.  The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation.  In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity.  As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, the rate and timing of delinquencies, defaults, the application of other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on Mortgage Loans will affect distributions on the Offered Certificates and their timing.  See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus supplement. In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty.  Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your Offered Certificates.

In addition, if the Master Servicer or the Trustee is reimbursed out of general collections on the Mortgage Loans included in the Issuing Entity for any advance that it has determined is not recoverable out of collections on the related Mortgage Loan, then to the extent that this reimbursement is made from collections of principal on the Mortgage Loans in the Issuing Entity, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates (exclusive of the Exchangeable Certificates) and Trust Components (and, therefore, the Exchangeable Certificates) and will result in a reduction of the Certificate Principal Amount of a Class of Principal Balance Certificates (exclusive of the Exchangeable Certificates) or Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates).  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.  Likewise, if the Master Servicer or the Trustee is reimbursed out of principal collections on the Mortgage Loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates (exclusive of the Exchangeable Certificates) or Trust Components (and, therefore, the Exchangeable Certificates) on that Distribution Date.  This reimbursement would have the effect of reducing current payments of principal on the Offered Certificates that are Principal Balance Certificates and extending the weighted average lives of the respective Classes of those Offered Certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

If you own Offered Certificates that are Principal Balance Certificates, then prepayments resulting in a shortening of the weighted average lives of your Certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your Certificates at a rate comparable to the effective yield anticipated by you in making your investment in the Offered Certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates.  An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios.  The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield.  An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.  Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Principal Amounts of the Offered Certificates that are Principal Balance Certificates may coincide with periods of low prevailing interest rates.  During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate.  Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of the Certificate Principal Amounts of the Offered Certificates that are Principal Balance Certificates may coincide with periods of high prevailing interest rates.  During such periods, the amount of principal distributions resulting from prepayments available to an investor in any Offered Certificates that are Principal Balance Certificates for reinvestment at such high prevailing interest rates may be relatively small.

The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

Yield on the Class X-A and Class X-B Certificates

The yield to maturity of the Class X-A Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.  The yield to maturity of the Class X-B Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Amount of the Class B Trust Component, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.  Investors in the Class X-A and Class X-B Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class R Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-A and/or Class X-B Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in the Class X-A and/or Class X-B Certificates and any other certificates purchased at premium might not fully recoup their initial investment. See “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this prospectus supplement.

Weighted Average Life of the Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor (or, in the case of a Class X-A or Class X-B Certificate, each dollar of its Notional Amount is reduced to zero).  The weighted average lives of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made.  Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A to this prospectus supplement, and are based on the following additional assumptions (“Modeling Assumptions”):  (i) each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate (“CPR”), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance and/or yield maintenance options or fixed prepayment premiums, (ii) there are no delinquencies, (iii) scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates, (iv) no prepayment premiums or yield maintenance charges are collected, (v) no party exercises its right of optional termination of the Issuing Entity described in this prospectus supplement, (vi) no Mortgage Loan is required to be repurchased from the Issuing Entity, (vii) the Administrative Fee Rate and, if applicable, the CCRE Strip Rate for each Mortgage Loan is the rate set forth on Annex A to this prospectus supplement with respect to such Mortgage Loan, (viii) there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reduction Amounts allocated to any class of Certificates, (ix) distributions on the Certificates are made on the tenth day (each assumed to be a business day) of each month, commencing in April 2014, (x) the Certificates will be issued on March 20, 2014, (xi) the Pass-Through Rate with respect to each Class of Offered Certificates (exclusive of the Class PEZ Certificates) and Trust Component is as described under “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement, (xii) all prepayments are assumed to be voluntary prepayments and will not include, without limitation, Liquidation Proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity or any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification, (xiii) each Class of Exchangeable Certificates is issued at its respective maximum initial Certificate Principal Amount, (xiv) the initial Certificate Principal Amounts or Notional Amounts of the Certificates and Trust Components (or, in the case of the Exchangeable Certificates, the maximum Certificate Principal Amounts of such Certificates) are as set forth table and the footnotes to the table under “Certificate Summary” of this prospectus supplement, and (xv) no Exchangeable Certificates have been exchanged, except with respect to the decrement table and price/yield table below and the expected final distribution date (set forth in the Summary to this prospectus supplement) relating to the Class PEZ Certificates, in which case we assume that the maximum Certificate Principal Amount of the Class PEZ Certificates was issued on the Closing Date.

The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Offered Certificate is distributed to the investor (or, in the case of a Class X-A or Class X-B Certificate, each dollar of its Notional Amount is reduced to zero).  The weighted average life of any Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal (or, in the case of a Class X-A or Class X-B Certificate, reduce the Notional Amount) of such Offered Certificate.  The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

The following tables indicate the percentage of the initial Certificate Principal Amount of each Class of Offered Certificates (other than the Class X-A and Class X-B Certificates) that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each such Class of Offered Certificates.  The tables have been prepared on the basis of, among others, the Modeling Assumptions.  To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the respective Classes of the Offered Certificates that are Principal Balance Certificates may mature earlier or later than indicated by the tables.  The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this prospectus supplement.  For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the applicable Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates.  In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Amount (and shorten or extend the weighted average lives) shown in the following tables.  Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Principal Amount of
the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
March 10, 2015	85%	85%	85%	85%	85%
March 10, 2016	67%	67%	67%	67%	67%
March 10, 2017	46%	46%	46%	46%	46%
March 10, 2018	19%	19%	19%	19%	19%
March 10, 2019 and thereafter	0%	0%	0%	0%	0%

Weighted Average Life (in years)	2.66	2.66	2.66	2.66	2.65
First Principal Payment Date	April 2014	April 2014	April 2014	April 2014	April 2014
Last Principal Payment Date	December 2018	October 2018	September 2018	September 2018	August 2018

Percentages of the Initial Certificate Principal Amount of
the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
March 10, 2015	100%	100%	100%	100%	100%
March 10, 2016	100%	100%	100%	100%	100%
March 10, 2017	100%	100%	100%	100%	100%
March 10, 2018	100%	100%	100%	100%	100%
March 10, 2019 and thereafter	0%	0%	0%	0%	0%

Weighted Average Life (in years)	4.78	4.77	4.76	4.74	4.56
First Principal Payment Date	December 2018	October 2018	September 2018	September 2018	August 2018
Last Principal Payment Date	February 2019	February 2019	February 2019	February 2019	February 2019

Percentages of the Initial Certificate Principal Amount of
the Class A-3 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
March 10, 2015	100%	100%	100%	100%	100%
March 10, 2016	100%	100%	100%	100%	100%
March 10, 2017	100%	100%	100%	100%	100%
March 10, 2018	100%	100%	100%	100%	100%
March 10, 2019	100%	100%	100%	100%	100%
March 10, 2020	100%	100%	100%	100%	100%
March 10, 2021	100%	100%	100%	100%	100%
March 10, 2022	100%	100%	100%	100%	100%
March 10, 2023	100%	100%	100%	100%	100%
March 10, 2024 and thereafter	0%	0%	0%	0%	0%

Weighted Average Life (in years)	9.76	9.72	9.68	9.64	9.51
First Principal Payment Date	November 2023	August 2023	August 2023	August 2023	August 2023
Last Principal Payment Date	January 2024	January 2024	January 2024	December 2023	October 2023

Percentages of the Initial Certificate Principal Amount of
the Class A-4 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
March 10, 2015	100%	100%	100%	100%	100%
March 10, 2016	100%	100%	100%	100%	100%
March 10, 2017	100%	100%	100%	100%	100%
March 10, 2018	100%	100%	100%	100%	100%
March 10, 2019	100%	100%	100%	100%	100%
March 10, 2020	100%	100%	100%	100%	100%
March 10, 2021	100%	100%	100%	100%	100%
March 10, 2022	100%	100%	100%	100%	100%
March 10, 2023	100%	100%	100%	100%	100%
March 10, 2024 and thereafter	0%	0%	0%	0%	0%

Weighted Average Life (in years)	9.81	9.81	9.81	9.78	9.56
First Principal Payment Date	January 2024	January 2024	January 2024	December 2023	October 2023
Last Principal Payment Date	January 2024	January 2024	January 2024	January 2024	October 2023

Percentages of the Initial Certificate Principal Amount of
the Class A-AB Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
March 10, 2015	100%	100%	100%	100%	100%
March 10, 2016	100%	100%	100%	100%	100%
March 10, 2017	100%	100%	100%	100%	100%
March 10, 2018	100%	100%	100%	100%	100%
March 10, 2019	98%	98%	98%	98%	98%
March 10, 2020	79%	79%	79%	79%	79%
March 10, 2021	58%	58%	58%	58%	58%
March 10, 2022	36%	36%	36%	36%	36%
March 10, 2023	14%	14%	14%	14%	14%
March 10, 2024 and thereafter	0%	0%	0%	0%	0%

Weighted Average Life (in years)	7.35	7.35	7.35	7.35	7.35
First Principal Payment Date	February 2019	February 2019	February 2019	February 2019	February 2019
Last Principal Payment Date	November 2023	November 2023	November 2023	November 2023	October 2023

Percentages of the Initial Certificate Principal Amount of
the Class A-S Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
March 10, 2015	100%	100%	100%	100%	100%
March 10, 2016	100%	100%	100%	100%	100%
March 10, 2017	100%	100%	100%	100%	100%
March 10, 2018	100%	100%	100%	100%	100%
March 10, 2019	100%	100%	100%	100%	100%
March 10, 2020	100%	100%	100%	100%	100%
March 10, 2021	100%	100%	100%	100%	100%
March 10, 2022	100%	100%	100%	100%	100%
March 10, 2023	100%	100%	100%	100%	100%
March 10, 2024 and thereafter	0%	0%	0%	0%	0%

Weighted Average Life (in years)	9.81	9.81	9.81	9.81	9.6
First Principal Payment Date	January 2024	January 2024	January 2024	January 2024	October 2023
Last Principal Payment Date	January 2024	January 2024	January 2024	January 2024	November 2023

Percentages of the Initial Certificate Principal Amount of
the Class B Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
March 10, 2015	100%	100%	100%	100%	100%
March 10, 2016	100%	100%	100%	100%	100%
March 10, 2017	100%	100%	100%	100%	100%
March 10, 2018	100%	100%	100%	100%	100%
March 10, 2019	100%	100%	100%	100%	100%
March 10, 2020	100%	100%	100%	100%	100%
March 10, 2021	100%	100%	100%	100%	100%
March 10, 2022	100%	100%	100%	100%	100%
March 10, 2023	100%	100%	100%	100%	100%
March 10, 2024 and thereafter	0%	0%	0%	0%	0%

Weighted Average Life (in years)	9.87	9.85	9.82	9.81	9.64
First Principal Payment Date	January 2024	January 2024	January 2024	January 2024	November 2023
Last Principal Payment Date	February 2024	February 2024	February 2024	January 2024	November 2023

Percentages of the Initial Certificate Principal Amount of
the Class PEZ Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
March 10, 2015	100%	100%	100%	100%	100%
March 10, 2016	100%	100%	100%	100%	100%
March 10, 2017	100%	100%	100%	100%	100%
March 10, 2018	100%	100%	100%	100%	100%
March 10, 2019	100%	100%	100%	100%	100%
March 10, 2020	100%	100%	100%	100%	100%
March 10, 2021	100%	100%	100%	100%	100%
March 10, 2022	100%	100%	100%	100%	100%
March 10, 2023	100%	100%	100%	100%	100%
March 10, 2024 and thereafter	0%	0%	0%	0%	0%

Weighted Average Life (in years)	9.85	9.84	9.83	9.82	9.62
First Principal Payment Date	January 2024	January 2024	January 2024	January 2024	October 2023
Last Principal Payment Date	February 2024	February 2024	February 2024	February 2024	November 2023

Percentages of the Initial Certificate Principal Amount of
the Class C Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
March 10, 2015	100%	100%	100%	100%	100%
March 10, 2016	100%	100%	100%	100%	100%
March 10, 2017	100%	100%	100%	100%	100%
March 10, 2018	100%	100%	100%	100%	100%
March 10, 2019	100%	100%	100%	100%	100%
March 10, 2020	100%	100%	100%	100%	100%
March 10, 2021	100%	100%	100%	100%	100%
March 10, 2022	100%	100%	100%	100%	100%
March 10, 2023	100%	100%	100%	100%	100%
March 10, 2024 and thereafter	0%	0%	0%	0%	0%

Weighted Average Life (in years)	9.89	9.89	9.89	9.85	9.64
First Principal Payment Date	February 2024	February 2024	February 2024	January 2024	November 2023
Last Principal Payment Date	February 2024	February 2024	February 2024	February 2024	November 2023

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions.  Purchase prices set forth below for each Class of Offered Certificates are expressed in 32nds and interpreted as a percentage (i.e., 100-12 is 100-12/32%) of the initial Certificate Principal Amount or Notional Amount, as applicable, of such Class of Offered Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including March 1, 2014 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Amounts of the respective Classes of Offered Certificates that are Principal Balance Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs
	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00	3.188%	3.192%	3.193%	3.193%	3.196%
96-00	2.776%	2.780%	2.780%	2.781%	2.783%
97-00	2.371%	2.373%	2.374%	2.374%	2.376%
98-00	1.972%	1.973%	1.974%	1.974%	1.975%
99-00	1.578%	1.579%	1.579%	1.579%	1.580%
100-00	1.190%	1.190%	1.190%	1.190%	1.190%
101-00	0.808%	0.807%	0.807%	0.807%	0.807%
102-00	0.431%	0.430%	0.430%	0.429%	0.428%
103-00	0.060%	0.058%	0.057%	0.057%	0.055%
104-00	-0.306%	-0.309%	-0.310%	-0.310%	-0.313%
105-00	-0.668%	-0.671%	-0.672%	-0.673%	-0.676%

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs
	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00	3.955%	3.957%	3.960%	3.965%	4.008%
96-00	3.716%	3.718%	3.720%	3.724%	3.759%
97-00	3.481%	3.482%	3.484%	3.487%	3.512%
98-00	3.248%	3.249%	3.250%	3.252%	3.268%
99-00	3.018%	3.018%	3.019%	3.020%	3.028%
100-00	2.790%	2.790%	2.790%	2.790%	2.790%
101-00	2.566%	2.565%	2.565%	2.564%	2.555%
102-00	2.343%	2.343%	2.341%	2.339%	2.322%
103-00	2.124%	2.122%	2.121%	2.118%	2.092%
104-00	1.906%	1.905%	1.902%	1.899%	1.865%
105-00	1.691%	1.689%	1.686%	1.682%	1.640%

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs
	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00	4.412%	4.413%	4.416%	4.418%	4.425%
96-00	4.280%	4.282%	4.284%	4.285%	4.291%
97-00	4.151%	4.152%	4.153%	4.154%	4.158%
98-00	4.022%	4.023%	4.024%	4.025%	4.028%
99-00	3.896%	3.896%	3.897%	3.897%	3.898%
100-00	3.771%	3.771%	3.771%	3.771%	3.771%
101-00	3.647%	3.647%	3.646%	3.646%	3.644%
102-00	3.525%	3.524%	3.523%	3.522%	3.519%
103-00	3.404%	3.403%	3.402%	3.400%	3.396%
104-00	3.285%	3.283%	3.281%	3.280%	3.274%
105-00	3.167%	3.165%	3.163%	3.160%	3.154%

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPRs
	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00	4.691%	4.691%	4.691%	4.692%	4.705%
96-00	4.559%	4.559%	4.559%	4.560%	4.569%
97-00	4.428%	4.428%	4.428%	4.428%	4.436%
98-00	4.298%	4.298%	4.298%	4.299%	4.303%
99-00	4.170%	4.170%	4.170%	4.171%	4.173%
100-00	4.044%	4.044%	4.044%	4.044%	4.044%
101-00	3.919%	3.919%	3.919%	3.919%	3.917%
102-00	3.796%	3.796%	3.796%	3.796%	3.791%
103-00	3.674%	3.674%	3.674%	3.674%	3.666%
104-00	3.554%	3.554%	3.554%	3.553%	3.543%
105-00	3.435%	3.435%	3.435%	3.433%	3.421%

Pre-Tax Yield to Maturity (CBE) for the Class A-AB Certificates at the Specified CPRs
	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00	4.376%	4.376%	4.376%	4.376%	4.376%
96-00	4.210%	4.210%	4.210%	4.210%	4.210%
97-00	4.046%	4.046%	4.046%	4.046%	4.046%
98-00	3.883%	3.883%	3.883%	3.883%	3.883%
99-00	3.723%	3.723%	3.723%	3.723%	3.723%
100-00	3.564%	3.564%	3.564%	3.564%	3.564%
101-00	3.408%	3.408%	3.408%	3.408%	3.408%
102-00	3.253%	3.253%	3.253%	3.253%	3.253%
103-00	3.100%	3.100%	3.100%	3.100%	3.100%
104-00	2.949%	2.949%	2.949%	2.949%	2.949%
105-00	2.800%	2.800%	2.800%	2.800%	2.800%

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs
	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

7-24	8.058%	8.028%	7.989%	7.933%	7.548%
8-00	7.200%	7.170%	7.130%	7.073%	6.682%
8-08	6.385%	6.354%	6.314%	6.255%	5.859%
8-16	5.608%	5.577%	5.536%	5.477%	5.075%
8-24	4.867%	4.835%	4.794%	4.733%	4.326%
9-00	4.158%	4.126%	4.084%	4.023%	3.610%
9-08	3.480%	3.447%	3.404%	3.342%	2.925%
9-16	2.830%	2.796%	2.753%	2.690%	2.268%
9-24	2.205%	2.171%	2.127%	2.064%	1.637%
10-00	1.605%	1.571%	1.526%	1.462%	1.030%
10-08	1.027%	0.993%	0.948%	0.882%	0.446%

Pre-Tax Yield to Maturity (CBE) for the Class X-B Certificates at the Specified CPRs
	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

1-12	11.910%	11.882%	11.846%	11.842%	11.656%
1-16	10.080%	10.050%	10.012%	10.006%	9.800%
1-20	8.453%	8.421%	8.381%	8.374%	8.150%
1-24	6.991%	6.957%	6.915%	6.907%	6.666%
1-28	5.665%	5.630%	5.585%	5.576%	5.321%
2-00	4.454%	4.418%	4.371%	4.361%	4.092%
2-04	3.340%	3.303%	3.255%	3.244%	2.961%
2-08	2.311%	2.273%	2.223%	2.211%	1.916%
2-12	1.355%	1.315%	1.264%	1.251%	0.945%
2-16	0.462%	0.421%	0.369%	0.356%	0.039%
2-20	-0.374%	-0.416%	-0.470%	-0.483%	-0.810%

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPRs
	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00	5.028%	5.028%	5.028%	5.028%	5.039%
96-00	4.893%	4.893%	4.893%	4.893%	4.902%
97-00	4.760%	4.760%	4.760%	4.760%	4.767%
98-00	4.629%	4.629%	4.629%	4.629%	4.633%
99-00	4.499%	4.499%	4.499%	4.499%	4.501%
100-00	4.371%	4.371%	4.371%	4.371%	4.370%
101-00	4.244%	4.244%	4.244%	4.244%	4.241%
102-00	4.119%	4.119%	4.119%	4.119%	4.114%
103-00	3.995%	3.995%	3.995%	3.995%	3.988%
104-00	3.872%	3.872%	3.872%	3.872%	3.863%
105-00	3.751%	3.751%	3.751%	3.751%	3.740%

Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPRs
	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00	5.507%	5.509%	5.510%	5.511%	5.520%
96-00	5.370%	5.371%	5.372%	5.373%	5.380%
97-00	5.234%	5.235%	5.236%	5.236%	5.242%
98-00	5.101%	5.101%	5.102%	5.102%	5.105%
99-00	4.968%	4.969%	4.969%	4.969%	4.970%
100-00	4.838%	4.838%	4.838%	4.838%	4.837%
101-00	4.709%	4.708%	4.708%	4.708%	4.706%
102-00	4.581%	4.581%	4.580%	4.580%	4.576%
103-00	4.455%	4.455%	4.454%	4.453%	4.448%
104-00	4.331%	4.330%	4.328%	4.328%	4.321%
105-00	4.208%	4.206%	4.205%	4.204%	4.196%

Pre-Tax Yield to Maturity (CBE) for the Class PEZ Certificates at the Specified CPRs
	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00	5.398%	5.399%	5.399%	5.399%	5.410%
96-00	5.262%	5.262%	5.262%	5.262%	5.271%
97-00	5.127%	5.127%	5.127%	5.127%	5.133%
98-00	4.993%	4.993%	4.994%	4.993%	4.997%
99-00	4.862%	4.862%	4.862%	4.862%	4.863%
100-00	4.732%	4.732%	4.732%	4.731%	4.731%
101-00	4.603%	4.603%	4.603%	4.602%	4.600%
102-00	4.476%	4.476%	4.476%	4.475%	4.471%
103-00	4.351%	4.350%	4.350%	4.349%	4.343%
104-00	4.227%	4.226%	4.226%	4.225%	4.217%
105-00	4.104%	4.104%	4.103%	4.102%	4.092%

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPRs
	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00	5.767%	5.767%	5.767%	5.769%	5.780%
96-00	5.629%	5.629%	5.629%	5.630%	5.639%
97-00	5.492%	5.492%	5.492%	5.493%	5.500%
98-00	5.357%	5.357%	5.357%	5.358%	5.362%
99-00	5.223%	5.223%	5.224%	5.224%	5.226%
100-00	5.092%	5.092%	5.092%	5.092%	5.091%
101-00	4.962%	4.962%	4.962%	4.961%	4.959%
102-00	4.833%	4.833%	4.833%	4.832%	4.827%
103-00	4.706%	4.706%	4.706%	4.705%	4.698%
104-00	4.580%	4.580%	4.580%	4.579%	4.570%
105-00	4.456%	4.456%	4.456%	4.455%	4.443%

We cannot assure you that the Mortgage Loans will prepay at any particular rate.  Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

For additional considerations relating to the yield on the Offered Certificates, see “Yield Considerations” in the prospectus.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to that certain Pooling and Servicing Agreement, to be dated as of March 1, 2014 (the “Pooling and Servicing Agreement”), by and among the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee.

The servicing of the Serviced Mortgage Loans, the Serviced Companion Loans and any related REO Properties will be governed by the Pooling and Servicing Agreement.  The following summaries describe the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Serviced Mortgage Loans, the Serviced Companion Loans and any related REO Properties.  The summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement.  Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the Serviced Mortgage Loans, the Serviced Companion Loan and any related REO Properties.  The information in this prospectus supplement supplements any information set forth in the prospectus.

Certain Considerations Regarding the Outside Serviced Loan Combinations

The Outside Serviced Mortgage Loans and the related Outside Serviced Companion Loans are being serviced and administered in accordance with the GSMS 2014-GC18 Pooling and Servicing Agreement and the related Co-Lender Agreements (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the Outside Serviced Mortgage Loans and the related Outside Serviced Companion Loans will be effected in accordance with the GSMS 2014-GC18 Pooling and Servicing Agreement and the related Co-Lender Agreements).  Consequently, the servicing provisions set forth in this prospectus supplement and the administration of certain accounts related to the servicing of the Mortgage Loans will generally not be applicable to the Outside Serviced Mortgage Loans, but instead such servicing and administration of the Outside Serviced Mortgage Loans will be governed by the GSMS 2014-GC18 Pooling and Servicing Agreement.

The Master Servicer, the Special Servicer and the Trustee have no obligation or authority to supervise the GSMS 2014-GC18 Master Servicer, the GSMS 2014-GC18 Special Servicer and/or the GSMS 2014-GC18 Trustee under the GSMS 2014-GC18 Pooling and Servicing Agreement or to make property protection advances with respect to the Outside Serviced Loan Combinations or P&I advances with respect to any Outside Serviced Companion Loans or the Serviced Companion Loan.  Any obligations of the Master Servicer and the Special Servicer to provide information or remit collections on the Outside Serviced Mortgage Loans are dependent on their receipt of the same from the applicable party under the GSMS 2014-GC18 Pooling and Servicing Agreement.  The GSMS 2014-GC18 Pooling and Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization transaction.  For more detailed information, please see “Description of the Mortgage Pool—The Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus supplement.

As used in this prospectus supplement, references to the Serviced Mortgage Loans, when discussing servicing activities with respect to the Mortgage Loans, does not include, unless otherwise specifically indicated, the Outside Serviced Mortgage Loans.  In certain instances references are made that specifically exclude the Outside Serviced Mortgage Loans from the servicing provisions in this prospectus supplement by indicating actions are taken with respect to the “Serviced Mortgage Loans” or the “Mortgage Loans other than the Outside Serviced Mortgage Loans” or are taken “except with respect to the Outside Serviced Mortgage Loans” or words of similar import.  These references and carveouts are intended to highlight particular provisions to draw prospective investor’s attention to the fact that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are not responsible for the particular servicing or administrative activity with respect to the Outside Serviced Mortgage Loans and are not intended to imply that when other servicing actions are described in this prospectus supplement without such specific reference or carveouts, that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are responsible for those duties with respect to the Outside Serviced Mortgage Loan.  Servicing of the Outside Serviced Mortgage Loans is handled under the GSMS 2014-GC18 Pooling and Servicing Agreement.  Prospective investors are encouraged to review “Description of the Mortgage Pool—The Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus supplement for a discussion of certain important servicing terms related to the Outside Serviced Mortgage Loans.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, together with all payments due on or with respect to the Mortgage Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the holders of Certificates.

The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Issuing Entity to or at the direction of the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate and the maturity date of each Mortgage Loan.

In addition, the Depositor will require each Sponsor to deliver to the Certificate Administrator, in its capacity as custodian, the Mortgage File for each of the Mortgage Loans.  See “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” in this prospectus supplement.

The Certificate Administrator (in its capacity as custodian), or any other custodian appointed under the Pooling and Servicing Agreement, will hold the Mortgage File for each Mortgage Loan in trust for the benefit of all Certificateholders.  Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, in its capacity as custodian, is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement.  If the Special Servicer determines that a Material Document Defect exists, the Special Servicer will promptly notify, among others, the Depositor, the applicable Sponsor, the Certificate Administrator, the Trustee and the Master Servicer. If the applicable Sponsor cannot cure the Material Document Defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans, or to repurchase the related Mortgage Loan from the Trustee within the time period specified in the Pooling and Servicing Agreement at the Repurchase Price.  In the case of RAIT, a parent of RAIT (specifically, RFT) is guaranteeing the repurchase and substitution obligations of RAIT under the related Mortgage Loan Purchase Agreement in the event that RAIT fails to perform its obligations to cure, effect a repurchase or substitute a Qualified Substitute Mortgage Loan and pay any substitution shortfall amount in response to, a Material Document Defect or Material Breach.  This substitution or purchase obligation (and such guaranty obligations) will constitute the sole remedy available to the Certificateholders or the Trustee for a Material Document Defect.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Servicing of the Mortgage Loans

Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the Serviced Mortgage Loans (and Serviced Loan Combinations) which it is responsible (as described below).  The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Serviced Mortgage Loans (and Serviced Loan Combinations) for which it is responsible to one or more third-party sub-servicers, with the consent of the Depositor.  The Master Servicer will be responsible for paying the servicing fees of any such sub-servicer.  Notwithstanding any sub-servicing agreement, the Master Servicer will remain primarily liable to the Trustee, the Certificate Administrator and the Certificateholders and any Serviced Companion Loan Holder for the servicing and administering of the Serviced Mortgage Loans (and Serviced Loan Combinations, if applicable) in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement.  The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties (provided, that if and to the extent Midland is terminated as Special Servicer by the Controlling Class Representative for no cause (i.e. not as a result of a Servicer Termination Event) and Midland would otherwise be a qualified special servicer in accordance with the terms of the Pooling and Servicing Agreement, Midland may be appointed as a sub-special servicer of a successor Special Servicer appointed by the Controlling Class Representative).

The Master Servicer may contract with an affiliate of CCRE Lending to act as a limited subservicer with respect to the CCRE Strip Pool in the future, subject to the terms and conditions of the Pooling and Servicing Agreement.

The Master Servicer and the Special Servicer, as the case may be, will each be required to service and administer the Serviced Mortgage Loans (and Serviced Loan Combinations) and each related REO Property for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Serviced Mortgage Loans (and Serviced Loan Combinations) and, if applicable, the related Co-Lender Agreement and, to the extent consistent with the foregoing, in accordance with the following (the “Servicing Standard”):

●	the higher of the following standards of care:

1.
with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties; and

2.
with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans and REO properties owned by the Master Servicer or the Special Servicer, as the case may be; and

in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective subject Mortgage Loans (and Serviced Loan Combinations);

●	with a view to-

1.	the timely recovery of all payments of principal and interest, including balloon payments, under those Mortgage Loans (and Serviced Loan Combinations); or

2.
in the case of (a) a Specially Serviced Loan or (b) a Mortgage Loan (or Serviced Loan Combination) as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan (or Serviced Loan Combination) to the Certificateholders (as if they were one lender) (or, if a Serviced Loan Combination is involved, with a view to the maximization of recovery on such Serviced Loan Combination to the Certificateholders and the related Serviced Companion Loan Holder as if they were one lender) of principal and interest, including balloon payments, on a present value basis; and

●	without regard to-

1.
any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, or any affiliate of the underlying borrowers, or any other party to the Pooling and Servicing Agreement;

2.
the ownership of any Certificate (or any Companion Loan or other indebtedness secured by the related Mortgaged Property or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates;

3.	the obligation, if any, of the Master Servicer to make Advances;

4.
the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction; and

5.
the ownership, servicing or management for others of any mortgage loan or real property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates.

The Servicing Standard will apply with respect to the Outside Serviced Mortgage Loans or related REO Property only to the extent that the Master Servicer or the Special Servicer has any express duties or rights to grant consent with respect thereto pursuant to the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement provides, however, that none of the Master Servicer, the Special Servicer, or any of their respective directors, officers, employees or agents will have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking any action in good faith or for errors in judgment.  The foregoing provision would not protect the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its negligent disregard of its obligations or duties under the Pooling and Servicing Agreement.  The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer’s obligations.  If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

In general, the Master Servicer will be responsible for the servicing and administration of each Serviced Mortgage Loan (and Serviced Companion Loan)-

●	which is not a Specially Serviced Loan; or

●	that is a Corrected Loan.

A “Specially Serviced Loan” means any Serviced Mortgage Loan or Serviced Loan Combination (including a related REO Mortgage Loan or REO Companion Loan) being serviced under the Pooling and Servicing Agreement for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows:

(a)	the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues unremedied (without regard to any grace period):

●	except in the case of a Serviced Mortgage Loan or Serviced Loan Combination delinquent in respect of its balloon payment, for 60 days beyond the date that payment was due; or

●
solely in the case of a delinquent balloon payment, (A) 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) in the case of a Serviced Mortgage Loan or Serviced Loan Combination delinquent with respect to the balloon payment as to which the related borrower delivered to the Master Servicer, who shall promptly deliver a copy thereof to the Special Servicer, a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, 120 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur); or

(b)
there has occurred a default (other than as set forth in clause (a) and other than an Acceptable Insurance Default) that the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the Directing Holder, unless a Control Termination Event has occurred and is continuing) determines materially impairs the value of the related Mortgaged Property as security for the Serviced Mortgage Loan or Serviced Loan Combination or otherwise materially adversely affects the interests of Certificateholders in the Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders or the related Serviced Companion Loan Holder in such Serviced Loan Combination), and continues unremedied for the applicable grace period under the terms of the Serviced Mortgage Loan or Serviced Loan Combination (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Serviced Mortgage Loan or Serviced Loan Combination without the application of any grace period under the related loan documents will be deemed not to have a grace period; and provided, further, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of the Certificateholders in the subject Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders and the related Serviced Companion Loan Holder in such Serviced Loan Combination); or

(c)
a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force and not dismissed for a period of 60 days; or

(d)
the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

(e)
the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f)	the Master Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(g)
the Master Servicer or Special Servicer (and, in the case of the Special Servicer, with the consent of the Directing Holder, unless a Control Termination Event has occurred and is continuing) determines that (i) a default (other than an Acceptable Insurance Default) under the Serviced Mortgage Loan or Serviced Loan Combination is reasonably foreseeable, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Serviced Mortgage Loan or Serviced Loan Combination or otherwise materially adversely affect the interests of Certificateholders in the Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders or the related Serviced Companion Loan Holder in the Serviced Loan Combination), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Serviced Mortgage Loan or Serviced Loan Combination, or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Serviced Mortgage Loan or Serviced Loan Combination).

It will be considered an “Acceptable Insurance Default“ (and neither the Master Servicer nor the Special Servicer will be required to obtain the below described insurance) if the related loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and, with the consent of the Directing Holder, unless a Control Termination Event has occurred and is continuing), that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate; provided, however, that the Directing Holder will not have more than 30 days to respond to the Special Servicer’s request for such consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Directing Holder, the Special Servicer will not be required to do so.  In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.

A Serviced Mortgage Loan (or Serviced Loan Combination) will cease to be a Specially Serviced Loan and will become a “Corrected Loan“ when:

●
with respect to the circumstances described in clause (a) of the definition of Specially Serviced Loan, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Serviced Mortgage Loan or Serviced Loan Combination (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

●
with respect to the circumstances described in clauses (c), (d), (e) and (g) of the definition of Specially Serviced Loan, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;

●
with respect to the circumstances described in clause (b) of the definition of Specially Serviced Loan, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

●	with respect to the circumstances described in clause (f) of the definition of Specially Serviced Loan, the proceedings are terminated;

provided that at such time no other circumstance described in clauses (a) through (g) of the definition of “Specially Serviced Loan” exists that would cause the Mortgage Loan to be characterized as a “Specially Serviced Loan.”

If a Servicing Transfer Event exists with respect to one loan in a Serviced Loan Combination, it will be considered to exist for the entire Serviced Loan Combination.

The Special Servicer, on the other hand, will be responsible for the servicing and administration of each Serviced Mortgage Loan and Serviced Loan Combination as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Loan.  The Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Certificate Administrator required to be collected or prepared with respect to any Specially Serviced Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Loans, maintain escrows and all reserve accounts on Specially Serviced Loans, maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets.  In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to Serviced Mortgage Loans and Serviced Loan Combinations that are not Specially Serviced Loans.

Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer will transfer servicing of a Serviced Mortgage Loan or Serviced Loan Combination to the Special Servicer when that Serviced Mortgage Loan or Serviced Loan Combination becomes a Specially Serviced Loan.  The Special Servicer will return the servicing of that Serviced Mortgage Loan or Serviced Loan Combination to the Master Servicer when it becomes a Corrected Loan.

The Special Servicer will be obligated to, among other things, oversee the resolution of Serviced Mortgage Loans and Serviced Loan Combinations that are Specially Serviced Loans and act as disposition manager of REO Properties (other than any interest in a Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure with respect to an Outside Serviced Loan Combination).  The GSMS 2014-GC18 Pooling and Servicing Agreement provides for certain servicing transfer events.  Upon the occurrence of a servicing transfer event with respect to an Outside Serviced Loan Combination under the GSMS 2014-GC18 Pooling and Servicing Agreement, servicing of both the affected Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loan will be transferred to the GSMS 2014-GC18 Special Servicer.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or proceeds from the sale of a defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Loan Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).

Advances

The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount (each such amount, a “P&I Advance”) equal to the total or any portion of the Monthly Payment (exclusive of the related Servicing Fee and, in the case of the Mortgage Loans that are part of the CCRE Strip Pool, the CCRE Strip) on a Mortgage Loan (including the Outside Serviced Mortgage Loans, but not including any Companion Loan) for the Due Date in the related Collection Period, to the extent not received as of the close of business on the related Determination Date (without regard to any grace period) (and which delinquent payment has not been cured as of the business day immediately preceding the Master Servicer Remittance Date).  In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of the Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced.  The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the Companion Loans.  The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of delinquent payments of interest on any Mortgage Loan as to which an Appraisal Reduction Amount exists will equal the product of (i) the amount otherwise required to be advanced by the Master Servicer with respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amount, and (ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period, reduced by such Appraisal Reduction Amount, and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period.  Appraisal Reduction Amounts will not affect advances in respect of delinquent payments of principal.

The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Serviced Mortgage Loan and Serviced Loan Combination serviced, and each REO Property administered, under the Pooling and Servicing Agreement, to make cash advances (“Property Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of such a Serviced Mortgage Loan or Serviced Loan Combination, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any such REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a related Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain a related Mortgaged Property, subject to a non-recoverability determination.  The Master Servicer has no obligation to make any Property Advances with regard to the Outside Serviced Mortgage Loans.

The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Non-Recoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.

The Pooling and Servicing Agreement will obligate the Trustee to make any P&I Advance that the Master Servicer was obligated, but failed, to make unless the Trustee or the Special Servicer determines such P&I Advance would be a Non-Recoverable Advance.

The Special Servicer is required to request the Master Servicer to make Property Advances with respect to a Specially Serviced Loan or REO Property under the Pooling and Servicing Agreement.  The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement.  The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Non-Recoverable Advance.  The Special Servicer will have no obligation to make any Property Advance.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required:

●	if a responsible officer of the Trustee has actual knowledge of the failure, to give the Master Servicer notice of its failure; and

●	if the failure continues for three more business days, to make the Property Advance, unless the Trustee determines such Property Advance would be a Non-Recoverable Advance.

The Master Servicer and the Trustee, as applicable, will each be entitled to receive interest on Advances at the Prime Rate, compounded annually (the “Advance Rate”), as of each Master Servicer Remittance Date; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest on such P&I Advance will accrue only from and after the expiration of such grace period.  If the interest on such Advance is not recovered from Modification Fees on the related Mortgage Loan or Penalty Charges on any Mortgage Loan, a shortfall will result which may have the same effect as a liquidation loss on a defaulted Mortgage Loan.  The “Prime Rate” is the rate on any day set forth as such in The Wall Street Journal, Eastern edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged Properties.  Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

The GSMS 2014-GC18 Master Servicer will be obligated to make servicing advances with respect to the Outside Serviced Loan Combinations and will be entitled to reimbursement for such servicing advances with interest at a prime lending rate.  In addition, if any such servicing advance is determined to be a nonrecoverable advance under the GSMS 2014-GC18 Pooling and Servicing Agreement, then the GSMS 2014-GC18 Master Servicer or the GSMS 2014-GC18 Trustee, as applicable, will be entitled to reimbursement from general collections on the Mortgage Loans in this securitization transaction for the pro rata portion of such nonrecoverable advances allocable to the related Outside Serviced Mortgage Loan (with interest at a prime lending rate) pursuant to the terms of the related Co-Lender Agreement.

Neither the Master Servicer nor the Trustee will be required to make any Advance that the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, Net Condemnation Proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan or REO Property, as the case may be, as to which such Advance was made.  In addition, if the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or, in the case of a determination by the Special Servicer, by the Master Servicer or the Trustee) will not be ultimately recoverable from the foregoing sources (any such Advance, a “Non-Recoverable Advance”), then the Master Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans and REO Properties prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans and REO Properties.  In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Non-Recoverable Advance and may deliver to the Master Servicer, the Trustee and, prior to the occurrence of and continuance of a Consultation Termination Event, the Directing Holder notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee (but this statement will not be construed to entitle the Special Servicer to reverse any other authorized person’s determination or to prohibit any such other authorized person from making a determination, that a P&I Advance constitutes or would constitute a Non-Recoverable Advance); provided, however, that the Trustee may conclusively rely upon any determination by the Master Servicer or the Special Servicer, and the Master Servicer may conclusively rely upon any determination by the Special Servicer.  Any such non-recoverability determination by the Master Servicer described in this paragraph with respect to the recoverability of Advances will be conclusive and binding on the Trustee.  Although the Special Servicer may determine whether an outstanding Property Advance is a Non-Recoverable Advance, the Special Servicer will have no right to make an affirmative determination that any Property Advance previously made, to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable; provided that this sentence will not be construed to limit the Special Servicer’s right to make a determination that a Property Advance to be made (or contemplated to be made), will not be ultimately recoverable, as described in the first sentence of this paragraph.  Any such judgment or determination with respect to the recoverability of Advances by any of the Trustee, the Master Servicer or the Special Servicer must be made (i) in the case of the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or (ii) in the case of the Trustee, in accordance with its good faith business judgment, and in any event will be required to be evidenced by an officer’s certificate delivered to, among others, the other such parties and to the Directing Holder (prior to the occurrence and continuance of a Consultation Termination Event), setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination.

With respect to the Outside Serviced Mortgage Loans and the Master Servicer’s and Trustee’s obligation to make P&I Advances, the Master Servicer and Trustee may make their own independent determination as to nonrecoverability notwithstanding any determination of nonrecoverability by the GSMS 2014-GC18 Master Servicer or GSMS 2014-GC18 Trustee.  In addition, the GSMS 2014-GC18 Master Servicer under the GSMS 2014-GC18 Pooling and Servicing Agreement will be entitled to seek recovery from the Issuing Entity of the pro rata share of any non-recoverable servicing advance made with respect to the related Outside Serviced Loan Combination, with interest at a prime lending rate.

Notwithstanding anything in this prospectus supplement to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or Special Servicer has determined that such a Property Advance would, if made, be a Non-Recoverable Advance, if making the payment would (x) prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or (y) would remediate any adverse environmental condition or circumstance at any of the Mortgaged Properties, if, in each instance, the Special Servicer or the Master Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders (and, with respect to any Serviced Loan Combination, the related Serviced Companion Loan Holder) (as a collective whole as if such Certificateholders and/or the related Serviced Companion Loan Holder constituted a single lender).

The Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, including all P&I Advances made with respect to the Outside Serviced Mortgage Loans, equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate (i) from Penalty Charges and Modification Fees on the related Mortgage Loan by the borrower and any other collections on the Mortgage Loan, (ii) from insurance proceeds, condemnation proceeds or Liquidation Proceeds collected on the defaulted Mortgage Loan or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account.

Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer or the Trustee, as applicable, for a Non-Recoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event; provided that any deferral in excess of six months will be subject to the consent of the Directing Holder (unless a Control Termination Event has occurred and is continuing, in which case the Directing Holder must be consulted with unless a Consultation Termination Event has occurred and is continuing).  In addition, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections in the Collection Account (net of any amounts used to pay a Non-Recoverable Advance or interest on such Non-Recoverable Advance).  The Master Servicer or the Trustee will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections in the Collection Account if the Master Servicer or the Trustee, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Non-Recoverable Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

Any election described above by any party to refrain from reimbursing itself for any Non-Recoverable Advance (together with interest for that Non-Recoverable Advance) or portion of any Non-Recoverable Advance with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Non-Recoverable Advance immediately (together with interest on that Non-Recoverable Advance).  An election by the Master Servicer or the Trustee will not be construed to impose any duty on the other party to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election).  The fact that a decision to recover a Non-Recoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders.  The Master Servicer’s or the Trustee’s decision to defer reimbursement of such Non-Recoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer or the Trustee or a right of the Certificateholders.

Accounts

The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the “Collection Account”) established pursuant to the Pooling and Servicing Agreement.  The Master Servicer will also be required to establish and maintain a segregated custodial account (the “Loan Combination Custodial Account” ) with respect to any Serviced Loan Combinations, which may be a sub-account of the Collection Account and deposit amounts collected in respect of each Serviced Loan Combination in the related Loan Combination Custodial Account.  The Issuing Entity will only be entitled to amounts on deposit in a Loan Combination Custodial Account to the extent these funds are not otherwise payable to a related Companion Loan Holder or payable or reimbursable to any party to the Pooling and Servicing Agreement.  Any amounts in a Loan Combination Custodial Account to which the Issuing Entity is entitled will be transferred on a monthly basis to the Collection Account.

The Certificate Administrator will be required to establish and maintain the following two accounts, which may be sub-accounts of a single account:  (i) the “Lower-Tier Distribution Account” and (ii) the “Upper-Tier Distribution Account” (collectively with the Lower-Tier Distribution Account, the “Distribution Accounts”).  With respect to each Distribution Date, on the related Master Servicer Remittance Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Certificate Administrator for deposit into the Lower-Tier Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, the Available Funds for such Distribution Date and any prepayment premiums or yield maintenance charges collected during the applicable Prepayment Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator).  In addition, the Master Servicer will be required to remit to the Certificate Administrator all P&I Advances for deposit into the Lower-Tier Distribution Account on the related Master Servicer Remittance Date.  To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier Distribution Account, as applicable, as described in this prospectus supplement.  On each Distribution Date, the Certificate Administrator will be required to withdraw amounts distributable on such date on the Regular Certificates, the Class R Certificates (other than in respect of the residual interest in the Lower-Tier REMIC) and the Trust Components first, from the Lower-Tier Distribution Account, and deposit such amounts in the Upper-Tier Distribution Account for distribution on the Certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

The Certificate Administrator will also be required to establish and maintain an account (the “Interest Reserve Account”), which may be a sub-account of the Distribution Account.  On each Master Servicer Remittance Date occurring in January (except during a leap year) or February (commencing in 2014) (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer will be required to remit to the Certificate Administrator for deposit, in respect of each Mortgage Loan that accrues interest on an Actual/360 basis, an amount equal to one day’s interest at the related Mortgage Loan Rate (net of the related Administrative Fee Rate) on the respective Stated Principal Balance, as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”).  On each Master Servicer Remittance Date occurring in March (or February, if such Distribution Date is the final Distribution Date), the Certificate Administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts, if any, from the preceding January (if applicable) and February, and deposit such amount into the Lower-Tier Distribution Account.

The Certificate Administrator will also be required to establish and maintain an account (the “Excess Liquidation Proceeds Reserve Account”), which may be a sub-account of a Distribution Account.  To the extent that any gains are realized on sales of Mortgaged Properties, such gains will be deposited into the Excess Liquidation Proceeds Reserve Account and applied to all amounts due and payable on the Regular Certificates and the Trust Components and all Realized Losses allocable to such Certificates or Trust Components after application of the Available Funds for such Distribution Date.  However, holders of the Class R Certificates will be entitled to distributions of amounts on deposit in the Excess Liquidation Proceeds Reserve Account that exceed amounts reasonably anticipated to be required to offset possible future Realized Losses, as determined by the Special Servicer from time to time, or that remain after all distributions with respect to the Regular Certificates on the final Distribution Date.

The Certificate Administrator will also be required to establish and maintain an account (the “Exchangeable Distribution Account”), for the benefit of holders of Exchangeable Certificates, which may be a sub-account of a Distribution Account.  Amounts distributed with respect to a Trust Component are to be deposited in the Exchangeable Distribution Account and then withdrawn and distributed in the appropriate proportions to the holders of the applicable Classes of Exchangeable Certificates.

Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties.

The Collection Account, any Loan Combination Custodial Account, any REO Account, each Distribution Account, the Interest Reserve Account, the Exchangeable Distribution Account and the Excess Liquidation Proceeds Reserve Account will be held in the name of the Certificate Administrator (or the Master Servicer (in the case of the Collection Account and the Loan Combination Custodial Account) or the Special Servicer (in the case of any REO Account)) on behalf of the Trustee for the benefit of the holders of Certificates.  Each of the Collection Account, any Loan Combination Custodial Account, any REO Account, each Distribution Account, the Interest Reserve Account, any escrow account, the Exchangeable Distribution Account and the Excess Liquidation Proceeds Reserve Account will be held at a depository institution or trust company meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.

Amounts on deposit in each Distribution Account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account will remain uninvested, and such accounts will be non-interest bearing.

Amounts on deposit in the Collection Account, any Loan Combination Custodial Account and any REO Account may be invested in certain United States government securities and other high-quality investments meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.  Interest or other income earned on funds in the Collection Account and any Loan Combination Custodial Account will be paid to the Master Servicer as additional servicing compensation, and interest or other income earned on funds in any REO Account will be payable to the Special Servicer.

If with respect to any Serviced Mortgage Loan (or Serviced Loan Combination) the related Mortgage Loan documents permit the lender to, at its option, prior to an event of default under the related Serviced Mortgage Loan (or Serviced Loan Combination), apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, neither the Master Servicer or Special Servicer, as applicable, may apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account.  Such amount may be used, if permitted under the Mortgage Loan documents, to defease the loan, or may be used to prepay the Serviced Mortgage Loan (or Serviced Loan Combination) upon a subsequent default.

Application of Penalty Charges and Modification Fees

On or prior to the second business day before each Master Servicer Remittance Date, the Master Servicer is required to apply all Penalty Charges and Modification Fees received by it with respect to a Mortgage Loan (including each Outside Serviced Mortgage Loan, to the extent allocable to such Outside Serviced Mortgage Loan pursuant to the related Co-Lender Agreement and remitted to the Master Servicer by the GSMS 2014-GC18 Master Servicer) or Serviced Loan Combination (subject to the allocation of Penalty Charges under the related Co-Lender Agreement), during the related one-month period ending on the related Determination Date, as follows:

first, to the extent of all Penalty Charges and Modification Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Non-Recoverable Advances), the related interest on Advances and other outstanding additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) other than Borrower Delayed Reimbursements, in each case, with respect to such Mortgage Loan or Serviced Loan Combination;

second, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to such Mortgage Loan or Serviced Loan Combination previously determined to be Non-Recoverable Advances and previously reimbursed to the Master Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Non-Recoverable Advances and related interest on Non-Recoverable Advances) other than Borrower Delayed Reimbursements;

third, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Serviced Loan Combination previously paid from the Collection Account or Loan Combination Custodial Account (and such amounts will be retained or deposited in the Collection Account or Loan Combination Custodial Account, as applicable, as recoveries of such additional expenses of the Issuing Entity) other than Borrower Delayed Reimbursements; and

fourth, to the extent of any remaining Penalty Charges and any remaining Modification Fees, to the Master Servicer or the Special Servicer, as applicable, as compensation.

Notwithstanding the foregoing, Penalty Charges collected on any Loan Combination are allocable in accordance with the related Co-Lender Agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The Newcastle Loan Combination—Application of Penalty Charges” and “The Loan Combinations—The Outside Serviced Loan Combinations—Application of Penalty Charges” above in this prospectus supplement.

Withdrawals from the Collection Account

The Master Servicer may make withdrawals from the Collection Account (exclusive of any Loan Combination Custodial Account that may be a subaccount thereof) for the following purposes, to the extent permitted, as well as any other purpose described in this prospectus supplement (the order set forth below not constituting an order of priority for such withdrawals):  (i) to remit on or before each Master Servicer Remittance Date (A) to the Certificate Administrator for deposit into the Lower-Tier Distribution Account an amount equal to the sum of (I) the Available Funds for the related Distribution Date and any prepayment premiums or yield maintenance charges collected during the applicable Prepayment Period and (II) the Trustee/Certificate Administrator Fee for the related Distribution Date, (B) to the Certificate Administrator for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the excess Liquidation Proceeds received in the applicable one-month period ending on the related Determination Date, if any, and (C) if such Master Servicer Remittance Date occurs in January (except during a leap year) or February (unless, in either case, the related Distribution Date is the final Distribution Date), to the Certificate Administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts,” (ii) to pay or reimburse the Master Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer’s or the Trustee’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”), (iii) to pay on or before each Master Servicer Remittance Date (x) to the Master Servicer as compensation, the aggregate unpaid Servicing Fee earned with respect to the Mortgage Loans through the end of the most recently ended Interest Accrual Period, and (y) to the Special Servicer as compensation, unpaid special servicing compensation earned with respect to the Mortgage Loans through the end of the most recently ended Prepayment Period (or, in the case of Special Servicing Fees, accrued with respect to the Mortgage Loans that are Specially Serviced Loans through the end of the most recently ended Interest Accrual Period), (iv) to pay to the Operating Advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) and the Operating Advisor Fee, (v) to pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, a Mortgage Loan Purchase Agreement, a Co-Lender Agreement (if applicable) or a mezzanine intercreditor agreement, all amounts received on such Mortgage Loan or REO Property during the applicable one-month period ending on the related Determination Date and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined, (vi) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement, (vii) to pay to the Certificate Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on either Trust REMIC, (viii) to pay the CREFC® Intellectual Property Royalty License Fee, (ix) to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account, and (x) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity.  However, certain of the foregoing withdrawals of items specifically related to a Serviced Loan Combination or related REO Property will first be made out of the related Loan Combination Custodial Account and will be made out of the Collection Account only if and to the extent that amounts in the related Loan Combination Custodial Account are insufficient or, based on the related Co-Lender Agreement, unavailable to make the relevant payment or reimbursement.  If the Master Servicer makes any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan Holder’s share of any cost, expense, indemnity, Property Advance or interest on such Property Advance, or fee with respect to a Serviced Loan Combination, then the Master Servicer (with respect to non-Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from such Serviced Companion Loan Holder.  The Master Servicer will also be entitled to make withdrawals from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to, and/or the securitization trust created under, the GSMS 2014-GC18 Pooling and Servicing Agreement pursuant to the related Co-Lender Agreements.

If a P&I Advance is made with respect to any Serviced Mortgage Loan that is part of a Serviced Loan Combination, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Serviced Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan.  Likewise, the Trustee/Certificate Administrator Fee and the Operating Advisor Fee that accrue with respect to any Serviced Mortgage Loan that is part of a Serviced Loan Combination and any other amounts payable to the Operating Advisor may only be paid out of payments and other collections on such Serviced Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Due-On-Sale

Subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement, the Master Servicer (with respect to Serviced Mortgage Loans and Serviced Loan Combinations that are non-Specially Serviced Loans, and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Serviced Mortgage Loan or Serviced Loan Combination may have under a due on sale clause (which will include, without limitation, sale or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owner, to the extent prohibited under the related loan documents) to accelerate payment of that Serviced Mortgage Loan or Serviced Loan Combination.  With respect to any such non-Specially Serviced Loans, the Master Servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make and submit its written recommendation and analysis to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement) to approve or disapprove the transaction.  However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due on sale clause, unless—

●	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

●
such Serviced Mortgage Loan (or the Serviced Mortgage Loan related to the Serviced Loan Combination) (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35 million or less, and (C) is not one of the ten largest Mortgage Loans in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Serviced Mortgage Loan has a principal balance less than $10,000,000).

Due-On-Encumbrance

Subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement, the Master Servicer (with respect to Serviced Mortgage Loans and Serviced Loan Combinations that are non-Specially Serviced Loans, and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any such Serviced Mortgage Loan or Serviced Loan Combination may have under a due-on-encumbrance clause (which will include, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners, to the extent prohibited under the related loan documents) to accelerate payment of that Serviced Mortgage Loan or Serviced Loan Combination.  With respect to any such non-Specially Serviced Loans, the Master Servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make and submit its written recommendation and analysis to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—The Loan Combinations” in this prospectus supplement) to approve or disapprove the transaction.  However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due on encumbrance clause, unless—

●	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

●
such Serviced Mortgage Loan (or the Serviced Mortgage Loan related to the Serviced Loan Combination) (A) represents less than 2% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $20 million or less, (C) has a loan-to-value ratio equal to or less than 85% (including any existing and proposed debt), (D) has a debt service coverage ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Serviced Mortgage Loan, any related Serviced Companion Loan (if applicable) and the principal amount of the proposed additional lien) and (E) is not one of the ten largest Mortgage Loans in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).

Notwithstanding the foregoing, without any other approval, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Mortgage Loan to such easement, right of way or similar agreement.

See “Certain Legal Aspects of the Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions” in the prospectus.

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing the Outside Serviced Mortgage Loans) at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2015; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months.  The Special Servicer is required to inspect the Mortgaged Property securing each Serviced Mortgage Loan or Serviced Loan Combination that becomes a Specially Serviced Loan as soon as practicable after it becomes a Specially Serviced Loan and thereafter at least once every calendar year until such condition ceases to exist.  The cost of any such inspection is required to be borne by the Master Servicer unless the related Serviced Mortgage Loan or Serviced Loan Combination is a Specially Serviced Loan, in which case the Master Servicer will be required to reimburse the Special Servicer for such cost as a Property Advance (or as an expense of the Issuing Entity if the Property Advance would be a Non-Recoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer (regardless of whether it has commenced special servicing of any Mortgage Loan) and the Certificate Administrator are required under the Pooling and Servicing Agreement to deliver (and each of the Master Servicer and the Certificate Administrator is required to cause (or, in the case of a sub-servicer retained at the request of a Sponsor, use commercially reasonable efforts to cause) any affiliated sub-servicer, or any of its other sub-servicers that is servicing at least 10% of the Mortgage Loans by balance, to deliver) annually to, among others, the Certificate Administrator and the Operating Advisor (only in the case of an officer’s certificate furnished by the Special Servicer and after the occurrence and during the continuance of a Control Termination Event) and the Depositor on or before the date specified in the Pooling and Servicing Agreement, a certificate of an authorized officer of such party stating, among other things, that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure.  In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, the Master Servicer, the Special Servicer (regardless of whether a special servicer has commenced special servicing of any Mortgage Loan), the Certificate Administrator and the Operating Advisor are each (at its own expense) required to furnish (and each of the preceding parties, as applicable, is required to cause (or, in the case of a Servicing Function Participant retained at the request of a Sponsor, to use commercially reasonable efforts to cause) each Servicing Function Participant retained by it to furnish), annually, to, among others, the Certificate Administrator, the Trustee, the Operating Advisor (in the case of the Special Servicer only and after the occurrence and during the continuance of a Control Termination Event) and the Depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and

●
a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

A “Servicing Function Participant“ is any person or entity, other than the Certificate Administrator, the Operating Advisor, the Master Servicer, the Special Servicer and the Trustee, that is performing activities with respect to the Issuing Entity that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless those activities relate to 5% or less of the Mortgage Loans by balance.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation.  The resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation.  The Pooling and Servicing Agreement provides that the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer, Special Servicer or Operating Advisor, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel to that effect delivered to the Trustee and the Certificate Administrator.  No such resignation may become effective until the Trustee (solely with respect to the Master Servicer or Special Servicer) or a successor Master Servicer, Special Servicer or Operating Advisor has assumed the obligations of the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, under the Pooling and Servicing Agreement.  The Trustee or any other successor Master Servicer, Special Servicer or Operating Advisor assuming the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer, the Special Servicer or the Operating Advisor would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled to retain and other than the excess servicing portion of the Servicing Fee which, subject to reduction in order to retain a successor, may be retained or transferred by the initial Master Servicer).  If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor will result in shortfalls in distributions on the Certificates.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, or any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any liability to the Issuing Entity, the holders of the Certificates, a Companion Loan Holder, or any other person for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment.  However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such party in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence by such party in the performance of its respective obligations and duties under the Pooling and Servicing Agreement or by reason of negligent disregard by such party of its respective obligations or duties under the Pooling and Servicing Agreement.  In addition, each of the Master Servicer, the Special Servicer and the Operating Advisor will indemnify the Issuing Entity against any and all loss, liability or reasonable expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the respective duties of the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, or by reason of negligent disregard of the Master Servicer’s, the Special Servicer’s or the Operating Advisor’s, as the case may be, obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability, penalty, fine, forfeiture, claim, judgment or expense incurred in connection with, or relating to, the Pooling and Servicing Agreement or the Certificates, other than any such loss, liability, penalty, fine, forfeiture, claim, judgment or expense:  (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes an Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred by reason of any willful misconduct, bad faith, fraud or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured.  The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates under the Pooling and Servicing Agreement.  In such event, the reasonable legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Operating Advisor will be entitled to be reimbursed for those amounts from the Collection Account.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement.  The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.  In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the Master Servicer or Special Servicer, as applicable.  Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement provides that, with respect to each Outside Serviced Mortgage Loan, each of (i) (as and to the same extent the GSMS 2014-GC18 Securitization is required to indemnify each of the following parties in respect of other mortgage loans in the GSMS 2014-GC18 Securitization pursuant to the terms of the GSMS 2014-GC18 Pooling and Servicing Agreement) each of the GSMS 2014-GC18 Master Servicer, the GSMS 2014-GC18 Special Servicer, and the certificate administrator, the trustee, the operating advisor and the depositor under the GSMS 2014-GC18 Pooling and Servicing Agreement (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the GSMS 2014-GC18 Pooling and Servicing Agreement in respect of other mortgage loans included in the GSMS 2014-GC18 Securitization) and (ii) the GSMS 2014-GC18 Securitization (such parties in clause (i) and the GSMS 2014-GC18 Securitization, collectively, the “Pari Passu Indemnified Parties”) shall be entitled to be indemnified against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of such Outside Serviced Mortgage Loan and the related Mortgaged Property (or, with respect to the operating advisor under the GSMS 2014-GC18 Pooling and Servicing Agreement, incurred in connection with the provision of services for such Outside Serviced Mortgage Loan) under the GSMS 2014-GC18 Pooling and Servicing Agreement (collectively, the “Pari Passu Indemnified Items”) to the extent of the Issuing Entity’s pro rata share of such Pari Passu Indemnified Items, and to the extent amounts on deposit in the related “whole loan custodial account” maintained pursuant to the GSMS 2014-GC18 Pooling and Servicing Agreement that are allocated to the Outside Serviced Mortgage Loan are insufficient for reimbursement of such amounts, such Indemnified Party shall be entitled to be reimbursed by the Issuing Entity (including out of general collections in the Collection Account) for the Issuing Entity’s pro rata share of the insufficiency.

In addition, the Co-Lender Agreements executed with respect to the Outside Serviced Mortgage Loans provide that this securitization transaction is obligated to promptly reimburse the GSMS 2014-GC18 Master Servicer, the GSMS 2014-GC18 Special Servicer, the GSMS 2014-GC18 Trustee, the certificate administrator under the GSMS 2014-GC18 Pooling and Servicing Agreement or the GSMS 2014-GC18 Mortgage Trust, as applicable, for this securitization transaction’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of the Outside Serviced Loan Combinations as to which the GSMS 2014-GC18 securitization or any of the parties thereto are entitled to be reimbursed pursuant to the terms of the GSMS 2014-GC18 Pooling and Servicing Agreement.  Reimbursement of such pro rata share will be made out of general collections in this securitization transaction’s Collection Account, to the extent reimbursement out of collections on the applicable Outside Serviced Mortgage Loan are insufficient therefor.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)
(i) any failure by the Master Servicer to make a required deposit to the Collection Account or any Loan Combination Custodial Account or make a required remittance to any Serviced Companion Loan Holder, on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, any Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m., New York City time, on the relevant Distribution Date;

(b)
any failure by the Special Servicer to deposit into any REO Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account or any Loan Combination Custodial Account such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made, under the Pooling and Servicing Agreement;

(c)
any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (ten days in the case of the Master Servicer’s failure to make a Property Advance or 20 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class, not less than 25% of the Voting Rights allocable thereto (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component with the same alphabetical designation as a single “Class” for such purpose), or, if affected thereby, by the Serviced Companion Loan Holder; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(d)
any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders or a Serviced Companion Loan Holder, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights, or, if affected thereby, by the Serviced Companion Loan Holder;

provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(e)
certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)
Moody’s Investors Service, Inc. (“Moody’s”) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Serviced Companion Loan Securities, or (ii) placed one or more Classes of Certificates or Serviced Companion Loan Securities on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency within 60 days of such event);

(g)
the Trustee or the Certificate Administrator receives written notice from DBRS, Inc. (“DBRS”) to the effect that continuation of the Master Servicer or the Special Servicer, as applicable, in such capacity would result or has resulted in the downgrade, qualification or withdrawal of any rating then assigned by DBRS to any Class of Certificates or Serviced Companion Loan Securities and citing servicing concerns with such Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action, and such notice is not rescinded within 60 days;

(h)
the Master Servicer ceases to have a commercial master servicer rating of at least “CMS3” from Fitch Ratings, Inc. (“Fitch”) and that rating is not reinstated within 60 days or the Special Servicer ceases to have a commercial special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 60 days, as the case may be; or

(i)
the Master Servicer or the Special Servicer, as applicable, or any primary servicer or sub-servicer appointed by the Master Servicer or the Special Servicer, as applicable, after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Sponsor), fails to deliver the items required by the Pooling and Servicing Agreement after any applicable notice and cure period to enable the Certificate Administrator or Depositor to comply with the Issuing Entity’s reporting obligations under the Exchange Act (any primary servicer or sub-servicer that defaults in accordance with this clause may be terminated at the direction of the Depositor).

“Serviced Companion Loan Securities” mean any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include a Serviced Companion Loan (or a portion of or interest in a Serviced Companion Loan).

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer is continuing and has not been remedied, then either (i) the Trustee may or (ii) upon the written direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificates (or, solely in the case of a Serviced Loan Combination only, subject to the discussion below, upon the written direction of the affected Serviced Companion Loan Holder) to the Trustee, the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity (except in its capacity as a Certificateholder).  Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination (including the right to receive all accrued and unpaid servicing and special servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, as the case may be, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (unless previously earned by the Master Servicer or the Special Servicer, as the case may be).  If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a Rating Agency Confirmation with respect to the Trustee so acting, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution to act as successor to the Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided that the Trustee must obtain a Rating Agency Confirmation regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity; provided, further that, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder will have the right to approve a successor Special Servicer.  Pending such appointment, the Trustee is obligated to act in such capacity in accordance with the Pooling and Servicing Agreement.  The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation; provided, further that, for so long as no Consultation Termination Event exists, the Trustee will be required to consult with the Directing Holder prior to the appointment of a successor Master Servicer or Special Servicer at a servicing compensation in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable.  Any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer may result in Realized Losses or other shortfalls on the Certificates.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the Master Servicer affects a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of the related Serviced Companion Loan Securities, and if the Master Servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the Master Servicer affects only a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of related Serviced Companion Loan Securities, then the Master Servicer may not be terminated by or at the direction of the related Serviced Companion Loan Holder or the holders of any Certificates, but upon the written direction of the related Serviced Companion Loan Holder, the Master Servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Loan Combination.  Also, notwithstanding the foregoing, if a Servicer Termination Event described in clauses (a), (b), (c), (d), (f), (g) or (h) under “—Servicer Termination Events” on the part of the Special Servicer affects only a Serviced Companion Loan, a Serviced Companion Loan Holder or a rating on any Serviced Companion Loan Securities, then it will not be a Servicer Termination Event with respect to the Mortgage Pool as a whole, but the related Serviced Companion Loan Holder may terminate the Special Servicer with respect to the related Serviced Loan Combination.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the Servicer Termination Events described in clause (f), (g) or (h) under “—Servicer Termination Events” above, the Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer as to which the Rating Agencies have provided a Rating Agency Confirmation.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of at least 25% of the Voting Rights of any Class affected thereby (considering each of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose) have made written request of the Trustee (with a copy to the Certificate Administrator) to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such action.

In addition, the Depositor may terminate each of the Master Servicer and the Special Servicer upon five business days’ notice if the Master Servicer or the Special Servicer, as the case may be, fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates (and, if such Servicer Termination Event is on the part of a Special Servicer with respect to a Serviced Loan Combination only, by the related Serviced Companion Loan Holder).  Notwithstanding the foregoing, (1) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Events” above may be waived only with the consent of all of the Certificateholders of the affected Classes (considering each of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose), and (2) a Servicer Termination Event under clause (i) under “—Servicer Termination Events” above may be waived only with the consent of the Depositor, together with (in the case of each of clauses (1) and (2) of this sentence) the consent of any Serviced Companion Loan Holder affected by such Servicer Termination Event.  If a Servicer Termination Event on the part of the Master Servicer is waived in connection with a Serviced Loan Combination, the related Serviced Companion Loan Holder may require that the Master Servicer appoint a sub-servicer to service the related Serviced Loan Combination, which sub-servicer is the subject of a Rating Agency Confirmation.

Termination of the Special Servicer

The Special Servicer may be removed, and a successor Special Servicer appointed, at any time, as follows:

(a)
if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be removed and replaced with or without cause with respect to the related Serviced Mortgage Loans or Serviced Loan Combinations at the direction of the applicable Directing Holder upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement (including the delivery of a Rating Agency Confirmation); and

(b)
if a Control Termination Event has occurred and is continuing with respect to the Controlling Class Representative, the Special Servicer may be removed, with respect to the Serviced Mortgage Loans, in accordance with the procedures set forth below, at the written direction of (a) holders of Certificates (other than Class R Certificates) evidencing at least 75% of the aggregate Voting Rights of the Certificates (other than Class R Certificates) or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component with the same alphabetical designation as a single “Class” for such purpose).

The procedures for removing a Special Servicer if a Control Termination Event with respect to the Controlling Class Representative has occurred and is continuing will be as follows:  upon (i) the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates (other than Class R Certificates) requesting a vote to terminate and replace the Special Servicer with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register.  Upon the written direction of (a) holders of Certificates (other than the Class R Certificates) evidencing at least 75% of the Voting Rights of the Certificates (other than the Class R Certificates) or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component with the same alphabetical designation as a single “Class” for such purpose), the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the proposed successor Special Servicer; provided that if that written direction is not provided within 180 days of the initial request for a vote to terminate and replace the Special Servicer, then that written direction will have no force and effect.  The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The appointment of a successor Special Servicer will be subject to the receipt of a Rating Agency Confirmation.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In addition, any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer.  In such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement Special Servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed the then-current Special Servicer if appointed in accordance with the Pooling and Servicing Agreement. The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all Certificateholders, asking them to indicate whether they wish to remove the Special Servicer.  Upon the written direction (as evidenced by votes cast) of holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component with the same alphabetical designation as a single “Class” for such purpose) within 180 days of the initial request for a vote, and receipt by the Certificate Administrator of a Rating Agency Confirmation from each Rating Agency, the Trustee will terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement, and appoint the recommended successor Special Servicer.  If such written direction of the holders of the required Non-Reduced Certificates is not provided within 180 days of the request for a vote on the removal of the Special Servicer, the recommendation of the Operating Advisor to remove and replace the Special Servicer will lapse and be of no force and effect.  The reasonable fees and out-of-pocket costs and expenses associated with obtaining the Rating Agency Confirmation described above and administering the vote on removal of the Special Servicer will be an additional expense of the Issuing Entity.

In addition, the Depositor may terminate the Special Servicer upon five business days’ notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of such current or former Operating Advisor.

Amendment

The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates:

(a)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(b)
to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description of the provisions in this prospectus supplement or the prospectus, or to correct any error;

(c)
to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Exchangeable Distribution Account, any Distribution Account or any REO Account; provided that (A) the Master Servicer Remittance Date may in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(d)
to modify, eliminate or add to any of its provisions (i) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Issuing Entity; provided that the Trustee and the

Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates; provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-permitted transferee (see “Material Federal Income Tax Consequences—REMICs—Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations” in the prospectus), or (iii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations;

(e)
to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(f)
to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder;

(g)
to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act (“Rule 17g-5”); provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless the modification would materially adversely affect that party or materially increase that party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(h)
in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to the extent necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A).

Notwithstanding the foregoing, no such amendment to the Pooling and Servicing Agreement contemplated by the first paragraph under this section entitled “—Amendment” will be permitted if the amendment would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor, (iii) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the affected Sponsor, (iv) change in any manner the obligations or rights of any underwriter or initial purchaser of Certificates without the consent of the related underwriter or initial purchaser of Certificates, or (v) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent.

In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain lower courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, In Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012) and Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al., 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012)).  These rulings are contrary to more than three decades of market practice, as well as guidance provided by the Division of Corporation Finance as posted on the Securities and Exchange Commission’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”) regarding the TIA, Section 304(a)(2) (which guidance was updated on May 3, 2012 to note the first of these rulings referred to above and to state that the “staff is considering CDI 202.01 in light of this ruling”).  See also Harbor Financial, Inc. 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988).  If any of these rulings by the lower courts is affirmed on appeal, or if there is a change by the Division of Corporation Finance of its position that agreements similar to the Pooling and Servicing Agreement are exempt from the TIA under Section 304(a)(2), that would likely result in the Pooling and Servicing Agreement being required to be qualified under the TIA.

In the event that subsequent to the date of this prospectus supplement the Depositor, upon consultation with the Trustee, has determined that the TIA does apply to the Pooling and Servicing Agreement or that that qualification under the TIA or any similar federal statute hereafter enacted is required (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended without the consent of any Certificateholder to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Pooling and Servicing Agreement. Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates evidencing not less than 66-2/3% of the aggregate Percentage Interests of each Class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Mortgage Loans (or Serviced Loan Combinations, if applicable) which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, or that are required to be distributed to a Serviced Companion Loan Holder without its consent, (2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding, (3) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, (4) change the definition of “Servicing Standard” without either (a) the consent of 100% of the Certificateholders or (b) a Rating Agency Confirmation, (5) without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer or (c) the right of the Certificateholders to terminate the Operating Advisor, (6) adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, (7) change in any manner the obligations or rights of any underwriter without the consent of the affected underwriter, or (8) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent

Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended without the Master Servicer, the Special Servicer, the Trustee and/or the Certificate Administrator (in each case, only if requested by such party) having first received an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a) or clause (b) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity), to the effect that the amendment will not result in the imposition of a tax on any portion of the Issuing Entity (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property pursuant to Code Section 860G(c)) or cause either Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes.  The party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such amendment.

Certain amendments to the Pooling and Servicing Agreement may require the delivery of certain opinions of counsel at the expense of the Issuing Entity.  In addition, prior to the execution of any amendment to the Pooling and Servicing Agreement, the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer may request and will be entitled to rely conclusively upon an opinion of counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a), (b), (c) or (e) (which does not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator, as applicable) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity) stating that the execution of such amendment is authorized or permitted by the Pooling and Servicing Agreement.

Realization Upon Mortgage Loans

Specially Serviced Loans; Appraisals

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Mortgage Loan or a Serviced Loan Combination, the Special Servicer will be required to use reasonable efforts to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards (an “Updated Appraisal”).  However, the Special Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards which is less than nine months old, unless the Special Servicer determines that such previously obtained Appraisal is materially inaccurate.  The cost of any Updated Appraisal will be advanced by, and reimbursable to, the Master Servicer as a Property Advance or will be an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Non-Recoverable Advance to the extent provided in the Pooling and Servicing Agreement.

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

In connection with any foreclosure, enforcement of the loan documents, or other acquisition, the cost and expenses of any such proceeding will be a Property Advance or an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Non-Recoverable Advance.

If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers’ certificate delivered to the Trustee, the Certificate Administrator and (prior to the occurrence and continuance of a Consultation Termination Event) the related Directing Holder.

Notwithstanding anything in this prospectus supplement to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Issuing Entity or a related Serviced Companion Loan Holder, obtain title to a Mortgaged Property as a result of foreclosure or by deed in lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, the Certificate Administrator, the Issuing Entity or the holders of Certificates or a related Serviced Companion Loan Holder would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that:  (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder (as a collective whole) to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Issuing Entity and any related Serviced Companion Loan Holder (as a collective whole as if the Issuing Entity and, if applicable, such Serviced Companion Loan Holder constituted a single lender) to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation.  If appropriate, the Special Servicer may establish a single member limited liability company with the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder, as the sole owner to hold title to the Mortgaged Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee or a separate trustee or co-trustee on behalf of the Trustee, on behalf of holders of Certificates and, if applicable, the related Serviced Companion Loan Holder.  Notwithstanding any such acquisition of title and cancellation of the related Serviced Mortgage Loan or Serviced Loan Combination, such Serviced Mortgage Loan will generally be considered to be an REO Mortgage Loan held in the Issuing Entity until such time as the related REO Property is sold by the Issuing Entity.

If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) an extension of time to sell the property or (2) the Special Servicer, the Certificate Administrator and the Trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on either Trust REMIC or cause either Trust REMIC to fail to qualify as a REMIC under the Code for federal income tax purposes at any time that any Certificate is outstanding.  Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard.  The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Issuing Entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B).  If the Lower-Tier REMIC acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the Issuing Entity, an independent contractor to manage and operate the property.  The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related Mortgage Loan became imminent.  The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code.  Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant.  No determination has been made whether rent on any of the Mortgaged Properties meets this requirement.  Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated.  Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service.  No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations.  It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor.  Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year.  Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the Lower-Tier REMIC, at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes.  The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property.  Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax.  These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates.  See “Material Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes” in the prospectus.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the Issuing Entity) incurred with respect to the Mortgage Loan, the Issuing Entity will realize a loss in the amount of the shortfall.  The Trustee, the Certificate Administrator, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan or Serviced Loan Combination, prior to the distribution of those Liquidation Proceeds to Certificateholders or Serviced Companion Loan Holders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan or Serviced Loan Combination, certain unreimbursed expenses incurred with respect to the Mortgage Loan or Serviced Loan Combination and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan or Serviced Loan Combination.  In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.

Sale of Defaulted Mortgage Loans and REO Properties

Promptly upon a Serviced Mortgage Loan or Serviced Loan Combination becoming a Defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders and, in the case of a Serviced Loan Combination, the related Serviced Companion Loan Holder (as a collective whole as if such Certificateholders and, in the case of a Serviced Loan Combination, the related Serviced Companion Loan Holder, constituted a single lender) to attempt to sell such Serviced Mortgage Loan or Serviced Loan Combination, the Special Servicer will be required to use reasonable efforts to solicit offers for the Defaulted Mortgage Loan on behalf of the Certificateholders and, if applicable, the related Serviced Companion Loan Holder in such manner as will be reasonably likely to realize a fair price.  The Special Servicer will generally be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan.  The Special Servicer is required to notify the Directing Holder (prior to the occurrence and continuance of a related Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and, in the case of a Serviced Loan Combination, the related Serviced Companion Loan Holder, of any inquiries or offers received regarding the sale of any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the highest offeror is a person other than an Interested Person.  In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), and in determining whether any offer from an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, any Appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person (provided that the Trustee may not be an offeror), then the Trustee will be required to determine whether the cash offer constitutes a fair price.  However, no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties.  In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding nine month period or, in the absence of any such appraisal, on a new appraisal.  Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Property Advance.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five years’ experience in valuing or investing in loans similar to the subject Serviced Mortgage Loan or Serviced Loan Combination that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Serviced Mortgage Loan or Serviced Loan Combination.  If the Trustee designates such a third party to make such determination, the Trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person; provided, that the Trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

The Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”) will be deemed a fair price; provided that, in the case of an offer by an Interested Person (i) the offer is the highest offer received and (ii) at least two other offers are received from independent third parties.

With respect to any Serviced Loan Combination, pursuant to the terms of the related Co-Lender Agreement, if such Serviced Loan Combination becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell such Serviced Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be required to sell the related Serviced Companion Loan together with such Serviced Mortgage Loan as one whole loan, as further described under “Description of the Mortgage Pool—The Loan Combinations—The Newcastle Loan Combination—Sale of the Defaulted Loan Combination” above in this prospectus supplement.

If an Outside Serviced Mortgage Loan becomes the equivalent of a Defaulted Mortgage Loan and the GSMS 2014-GC18 Special Servicer elects to sell any promissory note evidencing a portion of the related Outside Serviced Loan Combination, the GSMS 2014-GC18 Special Servicer will be required to sell such Outside Serviced Mortgage Loan, together with the related Companion Loan(s), as a single whole loan, pursuant to the GSMS 2014-GC18 Pooling and Servicing Agreement.  See “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus supplement.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property related to a Serviced Mortgage Loan on behalf of the Certificateholders and any related Serviced Companion Loan Holder, if applicable, and to sell each such REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for a Defaulted Mortgage Loan or REO Property if the Special Servicer determines (in consultation with the Directing Holder (unless a Consultation Termination Event exists with respect to such Directing Holder) and, in the case of a Serviced Loan Combination or an REO Property related to a Serviced Loan Combination, the related Serviced Companion Loan Holder), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Loan Combination or an REO Property related to a Serviced Loan Combination, the related Serviced Companion Loan Holder (as a collective whole as if such Certificateholders and, if applicable, the related Serviced Companion Loan Holder constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Loan Combination or an REO Property related to a Serviced Loan Combination, the related Serviced Companion Loan Holder (as a collective whole as if such Certificateholders and, if applicable, the related Serviced Companion Loan Holder constituted a single lender).

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the related Directing Holder, any Sponsor, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities, and, with respect to a Defaulted Mortgage Loan that constitutes a Serviced Loan Combination, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of the related Serviced Companion Loan, the related Serviced Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement will permit (a) with respect to any Serviced Mortgage Loan or Serviced Loan Combination that is a non-Specially Serviced Loan, the Master Servicer (subject to the Special Servicer’s consent except as provided below), or (b) with respect to any Specially Serviced Loan, the Special Servicer, in each case subject to the consultation rights of the Operating Advisor and the consent or consultation rights of the Directing Holder and any related Serviced Companion Loan Holder or its representative, to modify, waive or amend any term of any Serviced Mortgage Loan or Serviced Loan Combination if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Serviced Mortgage Loan or Serviced Loan Combination pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause either Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust or (B) result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage, or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Serviced Mortgage Loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or require the related borrower to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Serviced Mortgage Loan, then, unless then permitted by the REMIC provisions of the Code, such calculation shall exclude the value of personal property and going concern value, if any.

No modification, waiver or amendment of any Co-Lender Agreement related to a Serviced Mortgage Loan or Serviced Loan Combination, or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the rights, duties and obligations of the Special Servicer will be permitted without the prior written consent of the Special Servicer.

The consent of the Special Servicer is required to any modification, waiver or amendment with regard to any Serviced Mortgage Loan or Serviced Loan Combination that is not a Specially Serviced Loan (other than certain non-material modifications, waivers or amendments), and the Special Servicer will also be required to obtain the consent of the Directing Holder to the extent described below under “—Directing Holder” in this prospectus supplement. The Special Servicer is also required to obtain the consent of the Directing Holder in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described above under “—Directing Holder” in this prospectus supplement.

When the Special Servicer’s consent is required, the Master Servicer shall promptly provide the Special Servicer with written notice of any request for modification, waiver or amendment accompanied by the Master Servicer’s written recommendation and analysis and any and all information in the Master Servicer’s possession or reasonably available to it that the Special Servicer or the Directing Holder may reasonably request to grant or withhold such consent. When the Special Servicer’s consent is required under the Pooling and Servicing Agreement, such consent will be deemed given after the expiration of the time periods set forth in the Pooling and Servicing Agreement. With respect to all Specially Serviced Loans and non-Specially Serviced Loans, the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer, and prior to itself taking such an action, the written consent of the Directing Holder, which consent will be deemed given after the expiration of the time periods set forth in the Pooling and Servicing Agreement.

With respect to all non-Specially Serviced Loans, and subject to the rights of the Special Servicer and the Directing Holder (as described below under “—Directing Holder” in this prospectus supplement), the Master Servicer, without the consent of the Special Servicer, will be responsible to determine whether to consent to or approve any request by a borrower with respect to:

(A) approving routine leasing activity with respect to any lease for less than the lesser of (i) 30,000 square feet and (ii) 30% of the net rentable area of the related Mortgaged Property;

(B) approving any waiver affecting the timing of receipt of financial statements from any borrower; provided that such financial statements are delivered no less often than quarterly and within 60 days after the end of the calendar quarter;

(C) approving annual budgets for the related Mortgaged Property; provided that no such budget (i) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (ii) provides for the payment of any material expenses to any affiliate of the borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

(D) subject to other restrictions in this prospectus supplement regarding principal prepayments, waiving any provision of a Serviced Mortgage Loan or Serviced Loan Combination requiring a specified number of days’ notice prior to a principal prepayment;

(E) approving non-material modifications, consents or waivers (other than modifications, consents or waivers specifically prohibited under this “—Modifications, Waivers and Amendments” section) in connection with a defeasance permitted by the terms of the Pooling and Servicing Agreement, and subject to certain conditions, including in certain cases, delivery of an opinion of counsel (which opinion of counsel will be an expense of the borrower) to the effect that such modification, waiver or consent would not cause any Trust REMIC to fail to qualify as a REMIC under the Code or result in a “prohibited transaction” under the REMIC provisions of the Code or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes;

(F) approving consents with respect to non-material rights-of-way and non-material easements and consent to subordination of the related Serviced Mortgage Loan or Serviced Loan Combination to such non-material rights-of-way or easements; provided, that the Master Servicer has determined in accordance with the Servicing Standard that such right-of-way or easement does not materially interfere with the then-current use of the related Mortgaged Property or the security intended to be provided by the related Mortgage and will not have a material adverse effect on the value of such Mortgaged Property;

(G) granting waivers of minor covenant defaults (other than financial covenants);

(H) as permitted under the Serviced Mortgage Loan or the Serviced Loan Combination documents, payment from any escrow or reserve, except releases of any escrows, reserve accounts or letters of credit held as performance escrows or reserves unless required pursuant to the specific terms of the related Serviced Mortgage Loan or Serviced Loan Combination and for which there is no material lender discretion;

(I) approving a change of the property manager at the request of the related borrower so long as (i) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties, and (ii) the subject Serviced Mortgage Loan does not have an outstanding principal balance in excess of the lesser of $5,000,000 or 2% of the then aggregate principal balance of the Mortgage Loans;

(J) subject to the satisfaction of any conditions precedent set forth in the related Serviced Mortgage Loan or Serviced Loan Combination documents, approving disbursements of any holdback amounts in accordance with the related Mortgage Loan Documents with respect to certain Serviced Mortgage Loans other than those Serviced Mortgage Loans identified in the Pooling and Servicing Agreement; and

(K) any non-material modifications, waivers or amendments not provided for in clauses (A) through (J) above, which are necessary to cure any ambiguities or to correct scrivener’s errors in the terms of the related Serviced Mortgage Loan or Serviced Loan Combination.

In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Serviced Mortgage Loan or Serviced Loan Combination beyond a date that is three years prior to the Rated Final Distribution Date, or (ii) if the Serviced Mortgage Loan or Serviced Loan Combination is secured by a ground lease, extend the maturity date of such Serviced Mortgage Loan or Serviced Loan Combination beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower.

Any modification, waiver or amendment with respect to a Serviced Loan Combination may be subject to the consultation rights of the related Serviced Companion Loan Holder as described under “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Depositor, any related Serviced Companion Loan Holder (in the case of a Serviced Loan Combination), the Directing Holder (prior to the occurrence and continuance of a related Consultation Termination Event), the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the 17g-5 information provider, in writing, of any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Loan Combination and the date of the modification and deliver a copy to the Trustee, any related Serviced Companion Loan Holder (in the case of a Serviced Loan Combination), the Directing Holder (prior to the occurrence and continuance of a related Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event), and the original to the Custodian of the recorded agreement relating to such modification, waiver or amendment within 15 business days following the execution and recordation of the modification, waiver or amendment.

Any Modification Fees paid by any borrower to the Master Servicer or the Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable, and subject to any related Co-Lender Agreement) will be applied as described under “The Pooling and Servicing Agreement—Application of Penalty Charges and Modification Fees” in this prospectus supplement.

The Master Servicer and the Special Servicer, as applicable, will be required, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the Directing Holder (prior to the occurrence and continuance of a related Consultation Termination Event) regarding the performance and servicing of the applicable Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as applicable, is responsible.

With respect to the Outside Serviced Mortgage Loans, any modifications, waivers and amendments will be effected by the GSMS 2014-GC18 Special Servicer or the GSMS 2014-GC18 Master Servicer, as applicable, in accordance with the terms of the GSMS 2014-GC18 Pooling and Servicing Agreement and the related Co-Lender Agreements.  See “Description of the Mortgage Pool—The Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus supplement.  Any consent and/or consultation rights entitled to be exercised by the holder of the Outside Serviced Mortgage Loans with respect to modifications, waivers and amendments or certain other major decisions under the GSMS 2014-GC18 Pooling and Servicing Agreement, will be exercised by the Controlling Class Representative or, following a Control Termination Event, the Operating Advisor.  The Master Servicer and the Special Servicer will only be obligated to forward any requests received from the GSMS 2014-GC18 Master Servicer or the GSMS 2014-GC18 Special Servicer, as applicable, for such consent and/or consultation to the Controlling Class Representative or, following a Control Termination Event, to the Operating Advisor, and will have no right or obligation to exercise any such consent or consultation rights.

Directing Holder

General

For so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder will be entitled to advise (1) the Special Servicer, with respect to the Serviced Mortgage Loans (or Serviced Loan Combination) that are Specially Serviced Loans and (2) the Special Servicer, with respect to the Serviced Mortgage Loans (or Serviced Loan Combination) that are not Specially Serviced Loans, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, in each case as described below.  The provisions summarized below will be subject to the right of certain Controlling Class Certificateholders to “opt-out” of its Controlling Class Certificateholder rights under certain circumstances described in this prospectus supplement, as provided for in the Pooling and Servicing Agreement.

Except as otherwise described in the succeeding paragraphs below, (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer and (b) for so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Directing Holder  has objected in writing within

10 business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the written recommendation and analysis from the Special Servicer (provided that if such written objection has not been received by the Special Servicer within the ten-day or, if applicable, 20-day period, the Directing Holder  will be deemed to have approved such action) (each of the following, a “Major Decision”):

(A)
any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Serviced Mortgage Loans or Serviced Loan Combinations as come into and continue in default;

(B)
any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of a Serviced Mortgage Loan or Serviced Loan Combination or any extension of the maturity date of such Serviced Mortgage Loan or Serviced Loan Combination;

(C)
any sale of a Serviced Mortgage Loan that is a Defaulted Mortgage Loan (and the related Serviced Companion Loan) or an REO Property (other than in connection with the termination of the Issuing Entity as described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this prospectus supplement) for less than the applicable Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”);

(D)	any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(E)
any release of collateral or any acceptance of substitute or additional collateral for a Serviced Mortgage Loan or Serviced Loan Combination or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Serviced Mortgage Loan or Serviced Loan Combination and for which there is no lender discretion;

(F)
any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan or Serviced Loan Combination or, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(G)
any property management company changes or franchise changes, in each case to the extent the lender is required to consent or approve under the related Serviced Mortgage Loan or Serviced Loan Combination documents;

(H)
releases of any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves, other than those required pursuant to the specific terms of the related Serviced Mortgage Loan or Serviced Loan Combination and for which there is no lender discretion;

(I)
any acceptance of an assumption agreement releasing a borrower from liability under a Serviced Mortgage Loan or Serviced Loan Combination other than pursuant to the specific terms of such Serviced Mortgage Loan or Serviced Loan Combination and for which there is no lender discretion;

(J)	the determination of the Special Servicer pursuant to clause (b) or clause (g) of the definition of “Servicing Transfer Event”;

(K)
following a default or an event of default with respect to a Serviced Mortgage Loan or Serviced Loan Combination, any acceleration of a Serviced Mortgage Loan or Serviced Loan Combination, or initiation of judicial, bankruptcy or similar proceedings under the related loan documents or with respect to the related borrower or Mortgaged Property;

(L)
any modification, waiver or amendment of an intercreditor agreement, Co-Lender Agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Serviced Mortgage Loan or Serviced Loan Combination, or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

(M)	any determination of an Acceptable Insurance Default;

(N)
any proposed modification or waiver of any material provision in the related loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower; and

(O)
any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property;

provided that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (and, with respect to any Serviced Loan Combinations, the Serviced Companion Loan Holder) (as a collective whole as if such Certificateholders (and, if applicable, the Serviced Companion Loan Holder) constituted a single lender), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s (or, if applicable, the Special Servicer’s) response.  The Special Servicer is not required to obtain the consent of the Directing Holder for any of the foregoing actions following the occurrence and during the continuance of a Control Termination Event; provided, however, that after the occurrence and during the continuance of a Control Termination Event, the Special Servicer will be required to consult with the Directing Holder (until the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Directing Holder and the Operating Advisor, but only to the extent that consultation with, or consent of, the Directing Holder  would have been required prior to the occurrence and continuance of such Control Termination Event; provided that such consultation is not binding on the Special Servicer.

In addition, unless a Control Termination Event has occurred and is continuing, the Directing Holder may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to a Mortgage Loan or Serviced Loan Combination, as the Directing Holder may reasonably deem advisable.  Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Holder that would cause it to violate applicable law, the related Serviced Mortgage Loan or Serviced Loan Combination documents, any related Co-Lender Agreement or intercreditor agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

The “Directing Holder” with respect to all of the Serviced Mortgage Loans and Serviced Loan Combinations (if applicable), with the rights set forth under this “—Directing Holder” section and further set forth in the Pooling and Servicing Agreement, will be the Controlling Class Representative.  The initial Directing Holder is expected to be Ellington Management Group, LLC.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or other representative) selected by at least a majority of the Controlling Class Certificateholders, by Certificate Principal Amount, as identified by notice to the Certificate Registrar by the applicable Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Operating Advisor, the Trustee and the Certificate Administrator; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from the Controlling Class Certificateholders that own Certificates representing more than 50% of the Certificate Principal Amount of the Controlling Class, that a Controlling Class Representative is no longer designated, the Controlling Class Representative will be the Controlling Class Certificateholder that owns the largest aggregate Certificate Principal Amount of the Controlling Class, as identified to the Certificate Registrar pursuant to the procedures set forth in the Pooling and Servicing Agreement; provided, however, that, in the case of the preceding proviso, in the event two or more holders (collectively, the “subject holders”) each owns Certificates representing the same aggregate Certificate Principal Amount of the Controlling Class that is, in each case, larger than the aggregate Certificate Principal Amount of the Controlling Class owned by any other particular holder besides the subject holders, then the Controlling Class Representative will be the subject holders acting unanimously (and for the avoidance of doubt, if both or all of the holders do not act unanimously in accordance with the preceding proviso, any direction and/or consent received will not apply and the deemed consent provisions in the Pooling and Servicing Agreement will be applicable); and, provided, however, that a Controlling Class Representative that is a Competitor Restricted Party will not be entitled to exercise any rights of the Controlling Class Representative under the Pooling and Servicing Agreement that relate to the Newcastle Loan Combination or the Newcastle Mortgage Loan (including, without limitation, with respect to replacement of the Special Servicer with respect to the Newcastle Loan Combination or the Newcastle Mortgage Loan).

Once a Controlling Class Representative has been selected, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Depositor, the Certificate Administrator, the Trustee and each other Certificateholder (or beneficial owner of Certificates, if applicable) will be entitled to rely on such selection unless a majority of the Certificateholders of the Controlling Class, by Certificate Principal Amount, or such Controlling Class Representative has notified the Certificate Administrator, the Master Servicer and each other Certificateholder of the Controlling Class, in writing, of the resignation of such Controlling Class Representative or the selection of a new Controlling Class Representative.  The initial Controlling Class Representative is expected to be Ellington Management Group, LLC.  Upon receipt of written notice of, or other knowledge of, the resignation of a Controlling Class Representative, the Certificate Administrator will be required to request the Certificateholders of the Controlling Class to select a new Controlling Class Representative. Upon receipt of notice of a change in Controlling Class Representative, the Certificate Administrator will be required to promptly forward notice thereof to each other party to the Pooling and Servicing Agreement.

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time; provided, however, that solely for the purpose of giving any consent, taking any action or exercising any control, consultation or other rights as a Controlling Class Certificateholder with respect to the Newcastle Loan Combination or the Newcastle Mortgage Loan, any Certificate of the Controlling Class beneficially owned by a Competitor Restricted Party will be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Principal Amount, as notionally reduced by any Appraisal Reduction Amounts allocable to such Class, at least equal to 25% of the initial Certificate Principal Amount of that Class or, if no Class of Control Eligible Certificates meets the preceding requirement, the Class E Certificates.  The Controlling Class as of the Closing Date will be the Class G Certificates.

A “Control Termination Event” will occur when (i) there is no Class of Control Eligible Certificates that has a Certificate Principal Amount (as notionally reduced by any Appraisal Reduction Amounts allocable to such class) that is at least equal to 25% of the initial Certificate Principal Amount of that Class or (ii) deemed to occur as described below.

A “Consultation Termination Event” will occur when (i) there is no Class of Control Eligible Certificates that has a Certificate Principal Amount (without regard to the application of any Appraisal Reduction Amounts) at least equal to 25% of the initial Certificate Principal Amount of that Class or (ii) deemed to occur as described below.  After the occurrence and during the continuance of a Consultation Termination Event, no Class of Certificates will be the Controlling Class and the Controlling Class Representative will have no rights under the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Consultation Termination Event, the Directing Holder will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Holder or Controlling Class Representative.  However, the Controlling Class Certificateholder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the Directing Holder, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related Co-Lender Agreement or intercreditor agreement or the REMIC provisions of the Code.

The Directing Holder has certain rights to remove and replace the Special Servicer as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Administrator and to notify the Certificate Administrator of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of the

Controlling Class Representative or the resignation or removal of the Controlling Class Representative.  Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Administrator when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns.  Upon receipt of such notice, the Certificate Administrator will be required to notify the Special Servicer, the Master Servicer, the Operating Advisor and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate.  In addition, upon the request of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee, as applicable, the Certificate Administrator will be required to provide the identity of the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under the Pooling and Servicing Agreement to deliver a copy of the Operating Advisor’s annual report to the Controlling Class Representative, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party, and each of the Master Servicer, Special Servicer, Operating Advisor and the Trustee shall be entitled to rely on such the information so provided by the Certificate Administrator.

In the event of a change in the Controlling Class, the Certificate Administrator will be required to promptly contact the current holder of the Controlling Class (or its designee) or one of its affiliates, or, if applicable, any successor Controlling Class Representative or Controlling Class Certificateholder(s), and determine whether such entity is the holder (or beneficial owner) of at least a majority of the Controlling Class (in effect after such change in Controlling Class) by Certificate Principal Amount.  If at any time that the current holder of the Controlling Class (or its designee) or one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the holder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Principal Amount and the Certificate Administrator has neither (i) received notice of the then-current Controlling Class Certificateholders of at least a majority of the Controlling Class by Certificate Principal Amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the Certificate Administrator receives either such notice.

Notwithstanding anything to the contrary described in this prospectus supplement, at any time when the Class E Certificates are the Controlling Class Certificates, the holder of more than 50% of the Controlling Class Certificates (by Certificate Principal Amount) may waive its right to act as or appoint a Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative set forth in the Pooling and Servicing Agreement, by irrevocable written notice delivered to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor. Any such waiver will remain effective with respect to such holder and the Class E Certificates until such time as either (x) the Class E Certificates are no longer the Controlling Class of Certificates or (y) that Certificateholder has (i) sold a majority of the Class E Certificates (by Certificate Principal Amount) to an unaffiliated third party and (ii) certified to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E Certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect economic interest in the Class E Certificates. Following any such transfer, or if the Class E Certificates are no longer the Controlling Class of Certificates, the successor holder of more than 50% of the Controlling Class of Certificates (by Certificate Principal Amount) will again have the rights of a Controlling Class Representative as described in this prospectus supplement without regard to any prior waiver by the predecessor Certificateholder. The successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No successor Certificateholder described above will have any consent rights with respect to any Serviced Mortgage Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the Class E Certificates that had not also become a Corrected Loan prior to such acquisition until such Serviced Mortgage Loan becomes a Corrected Loan.

Whenever such an “opt-out” by a Controlling Class Certificateholder is in effect:

●	a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and be continuing; and

●
the rights of the holder of more than 50% of the Class E Certificates (by Certificate Principal Amount), if the Class E Certificates are the Controlling Class of Certificates, to act as or appoint a Controlling Class Representative and the rights of a Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).

In addition to the foregoing, with respect to any Serviced Loan Combinations, the Special Servicer will be required (i) to provide to the related Serviced Companion Loan Holder (or its representative) copies of any notice, information and report that it is required to provide to the Directing Holder pursuant to the Pooling and Servicing Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to such Serviced Loan Combination, within the same time frame it is required to provide such items to the Directing Holder, and (ii) upon request, to consult with the related Serviced Companion Loan Holder (or its representative) on a strictly non-binding basis and consider alternative actions recommended by the related Serviced Companion Loan Holder (or its representative); provided, that after the expiration of a period of ten business days from the delivery to the related Serviced Companion Loan Holder (or its representative) of such items, the Special Servicer will no longer be obligated to consult with the related Serviced Companion Loan Holder (or its representative), unless the Special Servicer proposes a new course of action that is materially different from the action previously proposed.  The Special Servicer is not obligated at any time to follow or take any alternative actions recommended by a Serviced Companion Loan Holder (or its representative).  See “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.

With respect to the Outside Serviced Mortgage Loans, any consent or approvals on actions to be taken by the GSMS 2014-GC18 Special Servicer or the GSMS 2014-GC18 Master Servicer are governed by the terms of the GSMS 2014-GC18 Pooling and Servicing Agreement and the related Co-Lender Agreements and described under “Description of the Mortgage Pool—The Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus supplement.

Limitation on Liability of the Directing Holder

The Directing Holder will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Holder:

(a)	may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b)	may act solely in the interests of the holders of the Controlling Class;

(c)	does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class;

(d)	may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes of Certificates; and

(e)
will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Holder or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the Directing Holder for having so acted.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement, or any related Co-Lender Agreement or intercreditor agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Operating Advisor

General Obligations

After the occurrence and during the continuance of a Control Termination Event, subject to the restrictions and limitations described in this prospectus supplement, the Operating Advisor will generally review the Special Servicer’s operational practices in respect of Specially Serviced Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Loans, each in accordance with the Operating Advisor Standard. In addition, after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will consult with the Special Servicer in accordance with the Operating Advisor Standard with regard to certain matters with respect to the servicing of the Specially Serviced Loans to the extent described in this prospectus supplement and set forth in the Pooling and Servicing Agreement. The Operating Advisor will act solely as a contracting party to the extent described in this prospectus supplement and under the Pooling and Servicing Agreement, will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder. The Operating Advisor is not a servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan.  By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and the goal of the Operating Advisor’s participation is to provide additional monitoring relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.  After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the Special Servicer related to any specific Specially Serviced Loan is only to provide background information to the Operating Advisor and to allow more meaningful interaction with the Special Servicer.  Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks” in this prospectus supplement.

Following the occurrence and during the continuation of a Control Termination Event, the Operating Advisor will have certain consultation rights with respect to Major Decisions as described under “—Directing Holder” above and “—Asset Status Reports” below and “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor is required to promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s website with respect to the Special Servicer, assets on the CREFC® servicer watch list and Specially Serviced Loans and (ii) each Final Asset Status Report.  Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor’s obligations will be limited to the review described in the immediately preceding sentence and generally will not involve an assessment of specific actions of the Special Servicer and, in any event, will be subject to limitations described in this prospectus supplement or set forth in the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will deliver to the Operating Advisor each Final Asset Status Report. Subject to the Privileged Information Exception, the Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer, the Directing Holder or the Serviced Companion Loan Holder in connection with the Directing Holder’s or Serviced Companion Loan Holder’s exercise of any rights under the Pooling and Servicing Agreement

(including, without limitation, in connection with any asset status report) or otherwise in connection with the Mortgage Loans.

The Operating Advisor is required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Directing Holder), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception.  Each party to the Pooling and Servicing Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer and, unless a Consultation Termination Event has occurred and is continuing, the Directing Holder other than pursuant to a Privileged Information Exception.

In addition, prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction Amount and net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of a Specially Serviced Loan to the Operating Advisor after they have been finalized.  The Operating Advisor will review such calculations but may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations; provided, however, if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and the Directing Holder of such error.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders (and, with respect to any Serviced Loan Combinations, the Serviced Companion Loan Holder) (as a collective whole as if such Certificateholders (and, with respect to any Serviced Loan Combinations, the Serviced Companion Loan Holder) constituted a single lender), and not any particular Class of those Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment).

“Privileged Information” means (i) any correspondence or other communications between the Directing Holder (and, in the case of any Serviced Loan Combinations, the Serviced Companion Loan Holder or its representative) and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of the Directing Holder under the Pooling and Servicing Agreement and/or the related Serviced Companion Loan Holder (or its representative) under the related Co-Lender Agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, any affected Serviced Companion Loan Holder and the Trustee, as evidenced by an opinion of counsel (which will be an additional expense of the Issuing Entity) delivered to each of the Master Servicer, the Special Servicer, the Directing Holder, the Operating Advisor, the Certificate Administrator and the Trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to the Operating Advisor or the Directing Holder or any related Serviced Companion Loan Holder (or its representative), in each case, which does not include any communications (other than the related asset status report) between the Special Servicer and the Directing Holder and/or related Serviced Companion Loan Holder (or its representative) with respect to such Specially Serviced Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless, prior to the occurrence and continuance of a Control Termination Event, the Directing Holder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the asset status report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction Amount and net present value calculations to the Operating Advisor and the Operating Advisor is required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the Special Servicer. The Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor. The Operating Advisor will recalculate and verify the accuracy of those calculations and, in the event the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement. In the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.  In addition, it is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and, in either case, the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

Annual Report

Following the occurrence and during the continuance of a Control Termination Event, based on the Operating Advisor’s review of any annual compliance statement, Assessment of Compliance, Attestation Report, asset status report and other information (other than any communications between the Directing Holder or the related Serviced Companion Loan Holder (or its representative) and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor will (if any Serviced Mortgage Loans were Specially Serviced Loans during the prior calendar year) prepare an annual report to be provided to the Depositor, the Rule 17g-5 information provider (which is required to promptly post such annual report on the Rule 17g-5 website), the Trustee and the Certificate Administrator (and made available through the Certificate Administrator’s website) setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Loans and with respect to each asset status report delivered to the Operating Advisor by the Special Servicer during the prior calendar year.

The Operating Advisor will be required to deliver any annual report produced by the Operating Advisor (at least 10 business days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator) to (a) the Special Servicer and (b) for so long as a Consultation Termination Event does not exist, the Directing Holder.  The Operating Advisor may, but will not be obligated to, revise the annual report based on any comments received from the Special Servicer or the Directing Holder.

Following the occurrence and during the continuance of a Control Termination Event, in each annual report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Loans based on the limited review required in the Pooling and Servicing Agreement.  Each annual report will be required to comply with the confidentiality requirements described in this prospectus supplement regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Replacement of the Special Servicer

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the replacement of the Special Servicer in the manner described under “—Termination of the Special Servicer” above, subject to the Serviced Companion Loan Holder’s right to consent, as described under “—Rights Upon Servicer Termination Event” in this prospectus supplement.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)
any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by the Trustee or to the Operating Advisor and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)	any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c)	any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)
a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Operating Advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)
the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)
the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website, unless the Certificate Administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Non-Reduced Certificates, will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns or (ii) the Trustee delivers such written notice of termination to the Operating Advisor, the Trustee will appoint a successor operating advisor that is an Eligible Operating Advisor, which successor operating advisor may be an affiliate of the Trustee.  If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor operating advisor.  The Trustee will be required to provide written notice of the appointment of a successor operating advisor to the Special Servicer and the Operating Advisor within one business day of such appointment.  Except as described below under “—Termination of the Operating Advisor Without Cause,” the appointment of a successor operating advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates.  Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee will be required to, as soon as possible, give written notice of the termination and appointment to the Special Servicer, the Master Servicer, the Certificate Administrator, the Certificateholders, the Depositor and, if a Consultation Termination Event does not exist, the Directing Holder.  Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Depositor will be permitted to find a replacement.  Unless and until a replacement Operating Advisor is appointed, no party will act as the Operating Advisor and the provisions in the Pooling and Servicing Agreement relating to consultation with respect to the Operating Advisor will not be applicable until a replacement Operating Advisor is appointed under the Pooling and Servicing Agreement.

“Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a transaction rated by any of Moody’s, Fitch, Kroll Bond Rating Agency, Inc. (“KBRA”), Standard & Poor’s Ratings Services (“S&P”), DBRS, and/or Morningstar Credit Ratings LLC (“Morningstar”), but has not been the special servicer or operating advisor on a transaction for which Moody’s, Fitch, KBRA, S&P, DBRS and/or Morningstar has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor, as applicable, as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, (iii) that is not the Special Servicer or the Directing Holder or an affiliate of the Special Servicer or the Directing Holder and (iv) that has not been paid any fees, compensation or other remuneration by any Special Servicer or successor special servicer (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor special servicer to become the Special Servicer.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor operating advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website, and by mailing to all Certificateholders.  Upon the written direction of holders of more than 50% of the Voting Rights of the Non-Reduced Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Non-Reduced Certificates exercise their right to vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor operating advisor will be appointed.  The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

Asset Status Reports

The Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 60 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan.

Each asset status report will be (i) delivered to the Directing Holder (but only prior to the occurrence and continuance of a Consultation Termination Event), the Operating Advisor (but only after the occurrence and during continuance of a Control Termination Event), the Certificate Administrator (and, in the case of any Serviced Loan Combinations, the Serviced Companion Loan Holder) and (ii) made available to the Rating Agencies.  For so long as a Control Termination Event has not occurred and is not continuing, if the Directing Holder does not disapprove of an asset status report within 10 business days of receipt, the Directing Holder will be deemed to have approved the asset status report and the Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents.  In addition, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder may object to any asset status report within 10 business days of receipt; provided, however, that, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder), or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the 10 business day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the 10 business day period would materially and adversely affect the interest of the Certificateholders (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder), and (prior to the occurrence and continuance of a Control Termination Event) the Special Servicer has made a reasonable effort to contact the Directing Holder.  The foregoing will not relieve the Special Servicer of its duties to comply with the Servicing Standard.

If, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder disapproves such asset status report within 10 business days of receipt and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval.  For so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will revise such asset status report until the Directing Holder fails to disapprove such revised asset status report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder).  In any event, for so long as a Control Termination Event has not occurred and is not continuing, if the Directing Holder does not approve an asset status report within 60 business days from the first submission of an asset status report, the Special Servicer is required to take such action as directed by the Directing Holder, provided such action does not violate the Servicing Standard.

After the occurrence and during the continuance of a Control Termination Event, each of the Operating Advisor and (prior to the occurrence and continuance of a Consultation Termination Event) the Directing Holder will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report.  After the occurrence and during continuance of a Control Termination Event, the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Operating Advisor or the Directing Holder, as applicable.  At all times, with respect to the Serviced Loan Combinations, the related Serviced Companion Loan Holder (or its representative) will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report.  The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor and, with respect to the Serviced Loan Combinations, the related Serviced Companion Loan Holder (or its representative) (and, during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Holder).

The asset status report is not intended to replace or satisfy any specific consent or approval right which the Directing Holder may have.

Notwithstanding the foregoing, the Special Servicer will not be permitted to follow any advice, direction or consultation provided by the Operating Advisor or the Directing Holder or, with respect to the Serviced Loan Combinations, the Serviced Companion Loan Holder (or its representative), that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the Special Servicer to violate the terms of any Serviced Mortgage Loan or Serviced Mortgage Loan Combination, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates officers, directors or agents to any claim, suit or liability, cause either Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes, result in the imposition of “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions of the Code, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents or other provisions of the Pooling and Servicing Agreement, if any action under the Serviced Mortgage Loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmation has made a request to any Rating Agency for such Rating Agency Confirmation and if, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, any Rating Agency has not granted such request, rejected such request or provided a Rating Agency Declination (as defined below), then (i) such Requesting Party will be required to promptly request the related Rating Agency Confirmation again and (ii) if there is no response to such second Rating Agency Confirmation request from the applicable Rating Agency within five business days of such second request, whether in the form of granting or rejecting such Rating Agency Confirmation or providing a Rating Agency Declination, then:

(x)
with respect to any condition in any Serviced Mortgage Loan document requiring a Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Serviced Mortgage Loans (other than as set forth in clause (y) or (z) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable) will be required to determine (with the consent of the Directing Holder, unless a Control Termination Event has occurred and is continuing (but in each case only in the case of actions that would otherwise be Major Decisions), which consent shall be pursued by the Special Servicer and deemed given if the Directing Holder does not respond within seven Business Days of receipt of a request from the Special Servicer to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in accordance with the Servicing Standard, and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) makes such determination, then the requirement for a Rating Agency Confirmation will not apply (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Serviced Mortgage Loan, any applicable Rating Agency Confirmation requirement in the Serviced Mortgage Loan documents will not apply, even without the determination referred to in this clause (x) by the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable); provided, that the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will in any event review the other conditions required under the related Serviced Mortgage Loan documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied);

(y)	with respect to a replacement of the Master Servicer or Special Servicer, such condition will be considered satisfied if:

(1)	Moody’s has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency;

(2)
the applicable replacement master servicer has a master servicer rating of at least “CMS3” from Fitch or the applicable replacement special servicer has a special servicer rating of at least “CSS3” from Fitch, if Fitch is the non-responding Rating Agency; and

(3)
DBRS has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if DBRS is the non-responding Rating Agency, as applicable; and

(z)
with respect to a replacement or successor of the Operating Advisor, such condition will be deemed to  be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not  cited concerns regarding the replacement operating advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction with respect to which the replacement operating advisor acts as trust advisor or operating advisor prior to the time of  determination.

For all other matters or actions (a) not specifically discussed above in clauses (x), (y), or (z) above, and (b) that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or Special Servicer in accordance with the procedures discussed above.

“Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus supplement will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that upon receipt of a written waiver or acknowledgment from any applicable Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought (such written notice, a “Rating Agency Declination”), the requirement to receive a Rating Agency Confirmation from the applicable Rating Agency with respect to such matter will not apply.

In addition, the Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents, the other provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, with respect to any Serviced Companion Loan Securities, if any action relating to the servicing and administration of the related Serviced Mortgage Loan, the Serviced Loan Combination, or any related REO Property requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to the Pooling and Servicing Agreement, then such action will also require delivery of a rating agency confirmation as a condition precedent to such action from each rating agency that was or will be engaged by a party to the securitization of the Serviced Companion Loan to assign a rating to such Serviced Companion Loan Securities.  The requirement to obtain a rating agency confirmation with respect to any Serviced Companion Loan Securities will be subject to, and will be permitted to be waived by the Master Servicer and the Special Servicer on, and will be deemed not to apply on, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as described above and in the Pooling and Servicing Agreement.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Certificate Administrator and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan or REO Property, (2) the voluntary exchange of all the then outstanding certificates as described below under “—Optional Termination; Optional Mortgage Loan Purchase” or (3) the purchase or other liquidation of all of the assets of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” below.  Written notice of termination of the Pooling and Servicing Agreement will be given by the Certificate

Administrator to each Certificateholder and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

Optional Termination; Optional Mortgage Loan Purchase

The holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class Certificateholders, the Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates, representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans (in the case of any Serviced Loan Combinations, subject to certain rights of the related Serviced Companion Loan Holder provided for in the related Co-Lender Agreement) and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-off Date.  The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the aggregate Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”) of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Issuing Entity, (B) the appraised value of the Issuing Entity’s portion of each REO Property, if any, included in the Issuing Entity, as determined by the Special Servicer (such appraisals in clause (i)(B) to be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the purchasing Master Servicer or Special Servicer, together with any interest accrued and payable to the purchasing Master Servicer or Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or Special Servicer, as applicable, in connection with such purchase).  We cannot assure you that payment of the Certificate Principal Amount, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.

The Issuing Entity may also be terminated upon the exchange of all then outstanding Certificates (excluding the Class R Certificates) for the Mortgage Loans and each REO Property (or interests in the Mortgage Loans and each REO Property) remaining in the Issuing Entity at any time the aggregate Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D Certificates and the Class A-S, Class B and Class C Trust Components and the Notional Amounts of the Class X-A and Class X-B Certificates have been reduced to zero and the Master Servicer is paid a fee specified in the Pooling and Servicing Agreement, but all the holders of such Classes of outstanding Regular Certificates would have to voluntarily participate in such exchange.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to provide or make available to each Certificateholder of record a Distribution Date statement in the form of Annex D to this prospectus supplement providing information relating to distributions made on that date for the relevant Class and the recent status of the Mortgage Loans.

In addition, the Certificate Administrator will provide or make available, to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the Master Servicer, the Certificate Administrator or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

(1)
a report as of the close of business on the immediately preceding Determination Date, containing some categories of information regarding the Mortgage Loans provided in Annex C to this prospectus supplement in the tables under the caption “Mortgage Pool Information,” calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer and by the Master Servicer to the Certificate Administrator, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to this prospectus supplement;

(2)	a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)	a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)	a CREFC® advance recovery report;

(5)	a CREFC® total loan report;

(6)	a CREFC® operating statement analysis report;

(7)	a CREFC® comparative financial status report;

(8)	a CREFC® net operating income adjustment worksheet;

(9)	a CREFC® real estate owned status report;

(10)	a CREFC® servicer watch list;

(11)	a CREFC® loan level reserve and letter of credit report;

(12)	a CREFC® property file;

(13)	a CREFC® financial file;

(14)	a CREFC® loan setup file; and

(15)	a CREFC® loan periodic update file.

The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential.  None of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the Depositor, any Sponsor, the GSMS 2014-GC18 Master Servicer, the GSMS 2014-GC18 Special Servicer or other similar party under the GSMS 2014-GC18 Pooling and Servicing Agreement or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable.  Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Certificate Administrator.

Before each Distribution Date, the Master Servicer will deliver to the Certificate Administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file; and

●	a CREFC® loan periodic update file.

In addition, the Master Servicer or Special Servicer, as applicable, is also required to prepare the following for each Mortgaged Property and REO Property related to a Serviced Mortgage Loan:

●
Within 30 days after receipt of a quarterly operating statement, if any, for each calendar quarter, commencing with the calendar quarter ending June 30, 2014, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter; provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus supplement, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12-month basis, or if the related Serviced Mortgage Loan is on the CREFC® Servicer Watch List).  The Master Servicer or Special Servicer, as applicable, will deliver to the Certificate Administrator, the Operating Advisor and, with respect to any Serviced Loan Combinations, the related Serviced Companion Loan Holder by electronic means the operating statement analysis upon request.

●
Within 30 days after receipt by the Special Servicer (with respect to Specially Serviced Loans) or the Master Servicer (with respect to non-Specially Serviced Loans) of an annual operating statement for each calendar year commencing with the calendar year ending December 31, 2014, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer to satisfy its reporting obligation described in clause (7) above.  The Special Servicer or the Master Servicer will deliver to the Certificate Administrator, the Operating Advisor and, with respect to any Serviced Loan Combinations, the related Serviced Companion Loan Holder by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and Serviced Companion Loan Holders who are Privileged Persons may also obtain access to any of the Certificate Administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement.  Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to Certificate Owners.  See “Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record” in this prospectus supplement.

Information Available Electronically

The Certificate Administrator will make available to any Privileged Person (provided that this prospectus supplement, the Distribution Date statements, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the SEC EDGAR filings referred to below (collectively, the “Public Documents”) will be made available to the general public) via the Certificate Administrator’s website:

(A)	the following “deal documents”:

●	the prospectus and this prospectus supplement;

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and

●	the CREFC® loan setup file, delivered to the Certificate Administrator by the Master Servicer;

(B)	the following “SEC EDGAR filings”:

●
any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

(C)	the following “periodic reports”:

●	the Distribution Date statements;

●	the CREFC® bond level files;

●	the CREFC® collateral summary files;

●	the CREFC® Reports (other than the CREFC® loan setup file), provided they are received by the Certificate Administrator; and

●	the annual reports prepared by the Operating Advisor;

(D)	the following “additional documents”:

●	the summary of any final asset status report delivered to the Certificate Administrator in electronic format; and

●	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format;

(E)	the following “special notices”:

●
all special notices sent by the Certificate Administrator to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this prospectus supplement;

●
notice of any request by the holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by the holders of Non-Reduced Certificates evidencing at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the Certificates;

●	all notices of the occurrence of any Servicer Termination Events received by the Certificate Administrator;

●
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the GSMS 2014-GC18 Master Servicer, the GSMS 2014-GC18 Special Servicer or the GSMS 2014-GC18 Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the GSMS 2014-GC18 Master Servicer, the GSMS 2014-GC18 Special Servicer or the GSMS 2014-GC18 Trustee);

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

●	notice of the termination of the Issuing Entity;

●	notice of the occurrence and continuance of a Control Termination Event;

●	notice of the occurrence and continuance of a Consultation Termination Event;

●	any Assessment of Compliance delivered to the Certificate Administrator; and

●	any Attestation Reports delivered to the Certificate Administrator;

(F)	the “Investor Q&A Forum”; and

(G)	solely to Certificateholders and Certificate Owners, the “Investor Registry”.

The Certificate Administrator may require a recipient of any of the information set forth above (other than the Public Documents) to execute a confidentiality agreement (which may be in the form of a web page “click-through”).

The Certificate Administrator will be required to make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website, where Certificateholders and Certificate Owners may (a) submit inquiries to the Certificate Administrator relating to the Distribution Date statement, (b) submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans or the Mortgaged Properties, (c) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such an annual report and (d) view previously submitted inquiries and related answers.  The Certificate Administrator will forward such inquiries to the appropriate person.  The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines, in its respective sole discretion, that (i) the inquiry is not of a type described above, (ii) answering the inquiry (A) would not be in the best interests of the Issuing Entity and/or the Certificateholders, (B) would be in violation of applicable law, the Pooling and Servicing Agreement or the applicable Mortgage Loan documents, (C) would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, or (D) would reasonably be expected to result in the waiver of an attorney-client privilege or the disclosure of attorney work product or (iii) it is otherwise not advisable to answer.  The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement.  No party to the Pooling and Servicing Agreement will be permitted to disclose Privileged Information in the Investor Q&A Forum.

The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website.  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

The Certificate Administrator will be required to make the “Investor Registry” available to any Certificateholder and Certificate Owner via the Certificate Administrator’s website.  Certificateholders and Certificate Owners may register on a voluntary basis for the Investor Registry and obtain information on any other Certificateholder or Certificate Owner that has also registered; provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s website will initially be located at www.usbank.com/abs.

Access will be provided by the Certificate Administrator to such persons upon receipt by the Certificate Administrator from such person of an Investor Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically via the Certificate Administrator’s website.  The parties to the Pooling and Servicing Agreement will not be required to provide that certification.

In connection with providing access to the Certificate Administrator’s website, the Certificate Administrator may require registration and the acceptance of a disclaimer.  The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement.  The Certificate Administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them.  In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source.  Assistance in using the website can be obtained by calling the Certificate Administrator’s customer service desk at (866) 252-4360.

“Privileged Person” means the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Directing Holder (but only for so long as a Consultation Termination Event has not occurred and is not continuing), any Serviced Companion Loan Holder that delivers an Investor Certification, the Trustee, the Certificate Administrator, the Operating Advisor, the Sponsors, a designee of the Depositor and any person who provides the Certificate Administrator with an Investor Certification, which Investor Certification may be submitted electronically via the Certificate Administrator’s website; provided that in no event will (a) a borrower, manager of a Mortgaged Property, affiliate of a borrower, affiliate of a manager of a Mortgaged Property, principal, partner, member, joint venture, limited partner, employee, representative, director, advisor or investor in any of the foregoing or an agent of any of the foregoing or (b) a Competitor Restricted Party be considered a Privileged Person.

Other Information

The Certificate Administrator will make available at its offices, during normal business hours, for review by any Privileged Person originals or copies of the following items to the extent they are held by the Certificate Administrator:

●	the prospectus and this prospectus supplement;

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements;

●	all Certificate Administrator reports made available to holders of each relevant class of Certificates since the Closing Date;

●	all Distribution Date statements and all CREFC® Reports delivered or made available to Certificateholders;

●	all Assessments of Compliance and Attestation Reports delivered to the Certificate Administrator since the Closing Date;

●
the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property;

●	any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

●
the Mortgage Files, including any and all modifications, waivers and amendments to the terms of the Mortgage Loans entered into or consented to by the Master Servicer, the Special Servicer, the GSMS 2014-GC18 Master Servicer or the GSMS 2014-GC18 Special Servicer and delivered to the Certificate Administrator;

●
the summary of any final asset status report delivered to the Certificate Administrator and the annual, quarterly and monthly operating statements, if any, collected by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

●
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the GSMS 2014-GC18 Master Servicer, the GSMS 2014-GC18 Special Servicer or the GSMS 2014-GC18 Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the GSMS 2014-GC18 Master Servicer, the GSMS 2014-GC18 Special Servicer or the GSMS 2014-GC18 Trustee);

●
notice of any request by at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

●	all special notices sent by the Certificate Administrator to the Certificateholders pursuant to the Pooling and Servicing Agreement;

●	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format; and

●	any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The Certificate Administrator will provide copies of the items described above upon reasonable written request.  The Certificate Administrator may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Certificate Administrator, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of Certificates, is requesting the information solely for use in evaluating its investment in the Certificates and will otherwise keep the information confidential.  Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep this information confidential.  The Master Servicer may, but is not required to, make information available over the internet.

The Certificate Administrator will make available all Distribution Date statements, CREFC® Reports and supplemental notices (provided they are received by the Certificate Administrator) to certain modeling financial services (i.e., Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc. and Markit Group Limited).

The Certificate Administrator is responsible for the preparation of tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D (based on information included in each monthly statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form-10-K and other reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity.

The Master Servicer may (but will not be required to), in accordance with such rules and procedures as it may adopt in its sole discretion, make available through the Master Servicer’s website or otherwise, any additional information relating to the Mortgage Loans, the related Mortgaged Properties or the related borrower that is not Privileged Information, for review by the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.

Servicing of the Outside Serviced Mortgage Loans

The Outside Serviced Mortgage Loans, and any related REO Property, will be serviced under the GSMS 2014-GC18 Pooling and Servicing Agreement.  Accordingly, the GSMS 2014-GC18 Master Servicer will generally make property protection advances and remit collections on the Outside Serviced Mortgage Loans to or on behalf of the Issuing Entity.  However, the Master Servicer will generally be obligated to compile reports that include information on the Outside Serviced Mortgage Loans, and, to the extent required by the Servicing Standard, to enforce the rights of the holders of the Outside Serviced Mortgage Loans under the terms of the related Co-Lender Agreements and make P&I Advances with respect to the Outside Serviced Mortgage Loans, subject to their non-recoverability determination.  The servicing arrangements under the GSMS 2014-GC18 Pooling and Servicing Agreement differ in certain respects from the servicing arrangements under the Pooling and Servicing Agreement.

In that regard:

●
The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the GSMS 2014-GC18 Master Servicer, the GSMS 2014-GC18 Special Servicer, the GSMS 2014-GC18 Certificate Administrator or the GSMS 2014-GC18 Trustee or (b) make property protection advances with respect to the Outside Serviced Mortgage Loans.  The obligation of the Master Servicer to provide information and collections and make P&I Advances for the benefit of the Certificateholders with respect to the Outside Serviced Mortgage Loans is dependent on its receipt of the corresponding information and/or collections from the GSMS 2014-GC18 Master Servicer or the GSMS 2014-GC18 Special Servicer.

●
Pursuant to the GSMS 2014-GC18 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the Outside Serviced Mortgage Loans will be generally similar to the corresponding fee payable under the Pooling and Servicing Agreement.

●
The Master Servicer will be required to make P&I Advances with respect to the Outside Serviced Mortgage Loans, unless (i) the Master Servicer has determined that such advance would not be recoverable from collections on such Outside Serviced Mortgage Loan or (ii) the GSMS 2014-GC18

Master Servicer has made a similar determination with respect to an advance on the related Companion Loan.

●
The GSMS 2014-GC18 Master Servicer is obligated to make property protection advances with respect to each Outside Serviced Whole Loan.  If the GSMS 2014-GC18 Master Servicer determines that a property protection advance it made with respect to the related Outside Serviced Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the related Outside Serviced Mortgage Loan and Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the Mortgage Loans and from general collections of the related GSMS 2014-GC18 trust, on a pro rata basis (based on each such loan’s outstanding principal balance).

●
The GSMS 2014-GC18 Special Servicer will be required to take actions with respect to any Outside Serviced Mortgage Loan that becomes the equivalent of a Defaulted Mortgage Loan that are substantially similar to the actions described under “—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

●
With respect to the Outside Serviced Mortgage Loans, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the Pooling and Servicing Agreement.

●
The GSMS 2014-GC18 Master Servicer and GSMS 2014-GC18 Special Servicer (a) have substantially similar rights related to resignation and (b) are subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

In addition, pursuant to the Pooling and Servicing Agreement, except as otherwise expressly addressed in the Pooling and Servicing Agreement:

●
if a party to the GSMS 2014-GC18 Pooling and Servicing Agreement requests the Master Servicer, Special Servicer, Trustee, Certificate Administrator or Custodian to consent to a modification, waiver or amendment of, or other loan-level action related to, such Outside Serviced Mortgage Loan (except a modification, waiver or amendment of the GSMS 2014-GC18 Pooling and Servicing Agreement and/or the related Co-Lender Agreement which shall not be subject to the operation of this sentence but shall instead be subject to the operation set forth in the Pooling and Servicing Agreement), then the Master Servicer, Special Servicer, Trustee, Certificate Administrator or Custodian, as applicable, shall promptly deliver a copy of such request to the Controlling Class Representative (if no Control Termination Event has occurred and is continuing) or the Operating Advisor (if a Control Termination Event has occurred and is continuing), and the Controlling Class Representative or the Operating Advisor (as applicable) shall exercise such right of consent; provided, that, if such Outside Serviced Mortgage Loan were serviced under the Pooling and Servicing Agreement and such action would not be permitted without Rating Agency Confirmation, then the Controlling Class Representative or Operating Advisor (as applicable) will not be permitted to grant such direction without first having obtained such Rating Agency Confirmation (payable at the expense of the party requesting such approval of the Master Servicer, Special Servicer, Trustee, Certificate Administrator or Custodian, if applicable, if a Certificateholder or a party to the Pooling and Servicing Agreement, and otherwise from the Collection Account).

●
If a responsible officer of the Trustee, Certificate Administrator or Custodian receives actual notice of a termination event under the GSMS 2014-GC18 Pooling and Servicing Agreement, then the Trustee, Certificate Administrator or Custodian, as applicable, is required under the Pooling and Servicing Agreement to notify (in writing), and direct the Master Servicer to act in accordance with the instructions of, (prior to the occurrence of a Control Termination Event) the Controlling Class Representative in accordance with the GSMS 2014-GC18 Pooling and Servicing Agreement with respect to such termination (provided that the Master Servicer will only be required to comply with such instructions if such instructions are in accordance with the GSMS 2014-GC18 Pooling and Servicing Agreement and not inconsistent with the Pooling and Servicing Agreement); provided, that if such instructions are not provided within a reasonable time period (not to exceed ten (10) business days or such lesser response time as is afforded under the GSMS 2014-GC18 Pooling and Servicing Agreement) or if a Control Termination Event exists or if the Master Servicer is not permitted by the GSMS 2014-GC18 Pooling and Servicing Agreement to follow such instructions, then the Master Servicer is required under the Pooling and Servicing Agreement to take such action or inaction (to the extent permitted by the GSMS 2014-

GC18 Pooling and Servicing Agreement), as directed in writing by the Certificateholders evidencing at least 25% of the aggregate of all Voting Rights (such direction to be sought and communicated to the Master Servicer by the Certificate Administrator) within a reasonable period of time that does not exceed such response time as is afforded under the GSMS 2014-GC18 Pooling and Servicing Agreement.

●
In addition, upon the occurrence of any termination event with respect to the GSMS 2014-GC18 Master Servicer or the GSMS 2014-GC18 Special Servicer, and at the direction of the Controlling Class Representative (until a Control Termination Event has occurred and is continuing) or at the direction of the Certificateholders evidencing at least 25% of the aggregate of all Voting Rights (if a Control Termination Event exists), the Trustee is required under the Pooling and Servicing Agreement to make a request to the GSMS 2014-GC18 Trustee for the termination of the GSMS 2014-GC18 Master Servicer or GSMS 2014-GC18 Special Servicer, as applicable, pursuant to the terms of the GSMS 2014-GC18 Pooling and Servicing Agreement, or if applicable under the GSMS 2014-GC18 Pooling and Servicing Agreement with respect to a termination event involving the GSMS 2014-GC18 Master Servicer, the appointment of a new sub-servicer with respect to the applicable Outside Serviced Mortgage Loan.

●
During the continuation of any termination event with respect to the GSMS 2014-GC18 Master Servicer or the GSMS 2014-GC18 Special Servicer under the GSMS 2014-GC18 Pooling and Servicing Agreement, each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will have the right (but not the obligation) to take all actions to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Issuing Entity (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). The reasonable costs and expenses incurred by the Master Servicer, Special Servicer, the Certificate Administrator, or the Trustee in connection with such enforcement will be paid by the Master Servicer out of the Collection Account.

●
Any obligation of the Master Servicer or Special Servicer, as applicable, to provide information and collections to the Trustee, the Certificate Administrator, the Controlling Class Representative and the Certificateholders with respect to any Outside Serviced Mortgage Loan shall be dependent on its receipt of the corresponding information and collections from the GSMS 2014-GC18 Master Servicer or the GSMS 2014-GC18 Special Servicer.  Each of Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be required to reasonably cooperate with the Controlling Class Representative or the Operating Advisor, as applicable, to facilitate the exercise by the Controlling Class Representative or the Operating Advisor, as applicable, of any consent or approval rights set forth in the Pooling and Servicing Agreement; provided, however, the Master Servicer and Special Servicer will have no right or obligation to exercise any consent or consultation rights or obtain a Rating Agency Confirmation on behalf of the Controlling Class Representative or Operating Advisor.

The GSMS 2014-GC18 Special Servicer may be terminated with respect to the Outside Serviced Mortgage Loans (or the Outside Serviced Loan Combinations, as applicable), without cause by the applicable holders of the GSMS 2014-GC18 Certificates if a control termination event with respect to the GSMS 2014-GC18 Controlling Class Representative has occurred and is continuing under the GSMS 2014-GC18 Pooling and Servicing Agreement.  For so long as a such a control termination event does not exist, the GSMS 2014-GC18 Special Servicer may be replaced without cause at the direction of the GSMS 2014-GC18 Controlling Class Representative. The GSMS 2014-GC18 Special Servicer may also resign under the GSMS 2014-GC18 Pooling and Servicing Agreement in certain circumstances.

The GSMS 2014-GC18 Master Servicer and the GSMS 2014-GC18 Special Servicer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Co-Lender Agreements.

See also “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.

Prospective investors are encouraged to review the full provisions of the GSMS 2014-GC18 Pooling and Servicing Agreement, which is available online at www.sec.gov or by requesting a copy from the underwriters.

USE OF PROCEEDS

The Depositor expects to receive from this offering approximately 110.1% of the aggregate principal balance of the Offered Certificates, plus accrued interest from March 1, 2014, before deducting expenses payable by the Depositor.  The net proceeds from the sale of the Offered Certificates will be used by the Depositor to pay the purchase price for the Mortgage Loans.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.  The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, tax exempt investors, investors whose functional currency is not the U.S. dollar, U.S. expatriates, and investors that hold the Offered Certificates as part of a “straddle,” integrated transaction or “conversion transaction”), some of which may be subject to special rules.  The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively.  This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations promulgated by the U.S. Department of the Treasury.  Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and should review the discussions under the heading “Material Federal Income Tax Consequences” in the prospectus.

Two (2) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the Issuing Entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC,” respectively).  The Lower-Tier REMIC and the Upper-Tier REMIC are referred to collectively as the “Trust REMICs”.  The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of the CCRE Strip), the proceeds of the Mortgage Loans and any foreclosure property (including the Issuing Entity’s interest in any real property acquired in respect of the Outside Serviced Mortgage Loans) that secures the Mortgage Loans, and will issue certain uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and an uncertificated residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Lower-Tier REMIC.  The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and proceeds of the Lower-Tier Regular Interests and will issue the Regular Certificates and the Trust Components as classes of regular interests in the Upper-Tier REMIC and an uncertificated residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions.  On the Closing Date, Orrick, Herrington & Sutcliffe LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement, the GSMS 2014-GC18 Pooling and Servicing Agreement and the Co-Lender Agreements, (3) the continued qualification of each REMIC formed under the GSMS 2014-GC18 Pooling and Servicing Agreement, and (4) compliance with applicable changes in the Code, including the REMIC provisions of the Code, for federal income tax purposes (a) the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a REMIC, (b) the Regular Certificates and the Trust Components will evidence ownership of the “regular interests” in the Upper-Tier REMIC, (c) the Lower-Tier Regular Interests will evidence the “regular interests” in the Lower-Tier REMIC, and (d) the Class R Certificates will represent ownership of the sole class of “residual interests” in each of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of the REMIC provisions of the Code.

In addition, in the opinion of Orrick, Herrington & Sutcliffe LLP, (i) the portions of the Issuing Entity consisting of the Class A-S, Class B and Class C Trust Components (and related amounts in the Exchangeable Distribution Account) will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code (a “Grantor Trust”), (ii) the Class A-S Certificates will represent undivided beneficial interests in the Class A-S Percentage Interest of the Class A-S Trust Component, the Class B Certificates will represent undivided beneficial interests in the Class B Percentage Interest of the Class B Trust Component, the Class C Certificates will represent undivided beneficial interests in the Class C Percentage Interest of the Class C Trust Component and, in each case, related amounts in the Exchangeable Distribution Account, and (iii) the Class PEZ Certificates will represent undivided beneficial interests in the Class A-S-PEZ Percentage Interest, the Class B-

PEZ Percentage Interest and the Class C-PEZ Percentage Interest of the Class A-S, Class B and Class C Trust Components, respectively, and related amounts in the Exchangeable Distribution Account.

Tax Status of Offered Certificates

Except as provided below, the Offered Certificates will be treated as “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including OID, if any) on the Offered Certificates will be interest described in Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Trust REMICs would be so treated.  For purposes of the foregoing tests, the Trust REMICs are treated as a single REMIC.  If at all times 95% or more of the assets of the Trust REMICs qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety.  For purposes of Code Section 856(c)(5)(B), payments of principal and interest on Mortgage Loans that are reinvested pending distribution to holders of Regular Certificates qualify for such treatment.  The Offered Certificates will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” under Code Section 7701(a)(19)(C)(v) to the extent the loans are secured by multifamily dwellings.  As of the Cut-off Date, 23 Mortgage Loans, representing approximately 21.7% of the Initial Pool Balance by allocated loan amount, are secured, in whole or in part, by multifamily dwellings, and one Mortgage Loan, representing approximately 9.96% of the Initial Pool Balance by allocated loan amount, is secured, in whole or in part, by senior housing properties. Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentages or some other percentages apply to their Certificates.  Mortgage Loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.  Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).  Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3) if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC.  See “Material Federal Income Tax Consequences—REMICs” in the prospectus.

Taxation of the Offered Regular Certificates and the Trust Components

General

Because they represent regular interests, each Class of Offered Regular Certificates and the Trust Components represented by the Exchangeable Certificates generally will be treated as newly originated debt instruments for federal income tax purposes.  Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting.  For purposes of the following discussion, the treatment described below applies to a Class PEZ Certificateholder’s interest in the Class A-S, Class B and Class C Trust Components and also applies to a Class A-S, Class B and Class C Certificateholder’s interest in the related Trust Component.  See “—Taxation of the Exchangeable Certificates” in this prospectus supplement.

Original Issue Discount

Holders of Offered Certificates issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income.  The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the conference committee report to the Tax Reform Act of 1986.  Holders of Offered Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Offered Regular Certificates and the Trust Components represented by the Exchangeable Certificates.  Investors are advised to consult their own tax advisors as to the discussions in this prospectus supplement and the prospectus and the appropriate method for reporting interest and original issue discount with respect to the Offered Certificates.  See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus.

Each Class of Offered Certificates (other than the Exchangeable Certificates) and the Trust Components represented by the Exchangeable Certificates will be treated as a single installment obligation for purposes of determining the original issue discount includible in an Offered Certificateholder’s income.  The total amount of original issue discount on an Offered Certificate (other than the Exchangeable Certificates) or a Trust Component represented by an Exchangeable Certificate is the excess of the “stated redemption price at maturity” of the Offered Regular Certificate or Trust Component over its “issue price.”  The issue price of a class of Offered Regular Certificates or Trust Components is the first price at which a substantial amount of Offered Regular Certificates or Trust Components represented by Exchangeable Certificates of such class is sold to investors (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Offered Regular Certificates or Trust Components represented by Exchangeable Certificates as to which there is no substantial sale as of the issue date as the fair market value of such class as of the issue date.  The issue price of the Offered Regular Certificates or Trust Components represented by Exchangeable Certificates also includes the amount paid by an initial Certificateholder of such class for accrued interest that relates to a period prior to the issue date of such class of Offered Regular Certificates or Trust Components.  The stated redemption price at maturity of an Offered Regular Certificate or Trust Component is the sum of all payments provided by the debt instrument other than any qualified stated interest payments.  Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to an Offered Regular Certificate or Trust Component represented by an Exchangeable Certificate, it is possible that no interest on any class of Offered Regular Certificates or Trust Component represented by an Exchangeable Certificate will be treated as qualified stated interest.  However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Offered Regular Certificates (other than the Class X-A and Class X-B Certificates) and Trust Components represented by Exchangeable Certificates as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based on the foregoing, it is anticipated that each Class of Offered Regular Certificates (other than the Class X-A and Class X-B Certificates) and the Trust Components will not be issued with original issue discount.

In addition, it is anticipated that the Certificate Administrator will treat the Class X-A and Class X-B Certificates as having no qualified stated interest.  Accordingly, each such Class will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over its issue price (including interest accrued prior to the Closing Date).  Any “negative” amounts of original issue discount on such Class attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B Certificate may be entitled to a loss deduction, which may be a capital loss, to the extent it becomes certain that such Certificateholder will not recover a portion of its basis in such Class, assuming no further prepayments.  In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID regulations may be promulgated with respect to such Classes.  Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

For the purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be 0% CPR.  See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus.

Premium

An Offered Regular Certificate or Trust Component represented by an Exchangeable Certificate purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium” in the prospectus.  It is anticipated that the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S, Class B and Class C Trust Components will be issued at a premium.

Prepayment Premiums and Yield Maintenance Charges

Prepayment premiums or yield maintenance charges actually collected will be distributed among the holders of the respective classes of Certificates and Trust Components as described under “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this prospectus supplement.  It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge.  Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate.  Certificateholders should consult their own tax advisers concerning the treatment of prepayment premiums and yield maintenance charges.

Taxation of the Exchangeable Certificates

The portion of the Issuing Entity comprised of the Trust Components will be classified as part of a Grantor Trust, and each Exchangeable Certificate (other than any Class PEZ Certificate) will represent an undivided, proportionate beneficial interest in the Trust Component underlying that Exchangeable Certificate (such as the Class A-S Trust Component in the case of a Class A-S Certificate, the Class B Trust Component in the case of a Class B Certificate and the Class C Trust Component in the case of a Class C Certificate).  Each Exchangeable Certificate (other than any Class PEZ Certificate) will therefore represent a beneficial ownership interest in a regular interest issued by the Upper-Tier REMIC and the income tax consequences to the holder of an Exchangeable Certificate (other than any Class PEZ Certificate) with respect to the underlying Trust Component, will be the same as the income tax consequences to a holder of an Offered Regular Certificate, as described in this prospectus supplement.

The Class PEZ Certificates will represent beneficial ownership interests in all of the Trust Components, but each Trust Component will be taxable as a separate regular interest for federal income tax purposes, and the holder of a Class PEZ Certificate must account separately for its interest in each Trust Component.  The income tax consequences of holding a Class PEZ Certificate with respect to each of the three Trust Components will therefore be the same as the income tax consequences to the holder of three separate and individual Offered Regular Certificates, as described in this prospectus supplement.  See “—Taxation of the Offered Regular Certificates and the Trust Components” above. A purchaser must allocate its basis in the Class PEZ Certificates among the interests in each Trust Component in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such Class PEZ Certificate, the holder of such Class PEZ Certificate must allocate the amount received on the sale among the interests in each Trust Component in accordance with their relative fair market values as of the time of sale.  Prospective beneficial owners of the Class PEZ Certificates should consult their tax advisors as to the appropriate method of accounting for their interest in the Class PEZ Certificates.

The exchange of the requisite proportions of the Class A-S, Class B and Class C Certificates for the Class PEZ Certificates, and the exchange of the Class PEZ Certificates for the requisite proportions of the Class A-S, Class B and Class C Certificates will not be taxable.

For further information regarding federal income tax reporting requirements relating to the Grantor Trust, see “Material Federal Income Tax Consequences—Grantor Trusts—Grantor Trust Reporting” and “—Backup Withholding” in the prospectus.

Further Information

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state or the District of Columbia, or is a foreign estate or trust, see “Material Federal Income Tax Consequences—REMICs” and “—Taxation of Classes of Exchangeable Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

STATE AND OTHER TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” in this prospectus supplement, potential investors should consider the state, local and other tax consequences of the acquisition, ownership, and disposition of the Offered Certificates.  State, local and other tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality or other jurisdiction.  Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

ERISA CONSIDERATIONS

An investor who is-

●	a fiduciary of a plan subject to ERISA or section 4975 of the Code (collectively, “Plans”), or

●	any other person investing “plan assets” of any Plan,

is encouraged to carefully review with their legal advisors whether the purchase or holding of an Offered Certificate would be a “prohibited transaction” or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code.  See “ERISA Considerations” in the prospectus.

If a Plan acquires an Offered Certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply.  See “ERISA Considerations—Plan Asset Regulations” in the prospectus.  However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations.  For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors,” which include Plans and entities whose underlying assets include plan assets by reason of a Plan’s investment in such entity, but this exception will be tested immediately after each acquisition of an Offered Certificate, whether upon initial issuance or in the secondary market.  Because there are no relevant restrictions on the purchase and transfer of the Offered Certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the Offered Certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code will not apply to transactions involving the issuing entity’s underlying assets.  However, if the managers or co-managers, the mortgagors, the trustee, the servicers or other parties providing services to the issuing entity is a party in interest or a disqualified person with respect to the Plan, the acquisition or holding of Offered Certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Citigroup Global Markets Inc., Prohibited Transaction Exemption (“PTE”) 91-23 (April 18, 1991), and a substantially identical prohibited transaction exemption to Goldman, Sachs & Co., PTE 89-88 (October 17, 1989), both as amended by PTE 2013-08 (July 9, 2013) (collectively, the “Underwriter Exemption”).  Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things-

●	the servicing and operation of pools of real estate loans, such as the mortgage pool, and

●	the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, that are underwritten by an underwriter under the Underwriter Exemption.

The Underwriter Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief under the exemption.  The conditions are as follows:

●	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

●
second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements in the Underwriter Exemption (“Exemption Rating Agency”);

●	third, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

●	fourth, the following must be true—

1.	the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the relevant class of certificates,

2.	the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the Issuing Entity must represent not more than the fair market value of the obligations, and

3.
the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

●	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

“Restricted Group” means, collectively, the following persons and entities:  the trustee; the underwriters; the Depositor; the Master Servicer; the Special Servicer; any sub-servicers; the Sponsors; each borrower, if any, with respect to Mortgage Loans constituting more than 5% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the Offered Certificates; and any and all affiliates of any of the aforementioned persons.

In order to meet the requirements to be an Exemption Rating Agency, the credit rating agency:

1.	Must be recognized by the SEC as a NRSRO,

2.	Must have indicated on its most recently filed SEC Form NRSRO that it rates “issuers of asset-backed securities,” and

3.
Must have had, within the 12 months prior to the initial issuance of the securities, at least 3 “qualified ratings engagements” which are defined as (A) a rating engagement requested by an issuer or underwriter in connection with the initial offering of the securities, (B) which is made public to investors generally and (C) for which the rating agency is compensated, and (D) which involves the offering of securities of the type that would be granted relief under the Exemption.

It is a condition of their issuance that each class of Offered Certificates receive the ratings required by the Underwriter Exemption.  In addition, the initial trustee is not an affiliate of any other member of the Restricted Group.  A fiduciary of a Plan contemplating the purchase of an Offered Certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase.  A Plan’s authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an Offered Certificate.

The Underwriter Exemption also requires that the Issuing Entity meet the following requirements:

●	the trust fund must consist solely of assets of the type that have been included in other investment pools;

●	certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories by at least one Exemption Rating Agency; and

●
certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an Offered Certificate.

Under the Underwriter Exemption, the loan-to-value ratio of any underlying mortgage loan held in the trust may not exceed 100% at the date of initial issuance of the Offered Certificates, based on the outstanding principal balance of the Mortgage Loan and the fair market value of the mortgaged real property as of the Closing Date.  It is possible that, if the fair market value of any of the Mortgage Loans has declined since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans than it is for the other Mortgage Loans.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with—

●
the direct or indirect sale, exchange or transfer of an Offered Certificate acquired by a Plan upon initial issuance from us when we are, or a mortgage loan seller, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any provider of credit support, underwriter or borrower is, a Party in Interest with respect to the investing Plan,

●	the direct or indirect acquisition or disposition in the secondary market of an Offered Certificate by a Plan, and

●	the continued holding of an Offered Certificate by a Plan.

However, no exemption is provided from the restrictions of sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

If the specific conditions of the Underwriter Exemption set forth below are also satisfied, the Underwriter Exemption may provide an additional exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Internal Revenue Code, in connection with:

●
the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of securities between the issuing entity or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the securities is:  (1) a borrower with respect to 5% or less of the fair market value of the issuing entity’s assets or (2) an affiliate of such a person, provided that:  (a) the Plan is not sponsored by a member of the Restricted Group; (b) each Plan’s investment in each class of certificates does not exceed 25% of the outstanding securities of such class; (c) after the Plan’s acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of the issuing entity containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the Restricted Group;

●
the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan or with Plan assets provided that the conditions in clauses (2)(a), (b) and (c) of the prior bullet are met; and

●	the continued holding of Offered Certificates acquired by a Plan or with Plan assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

We cannot assure you that all of the conditions for this additional exemption will be met. In particular, during periods of adverse conditions in the market for CMBS, there is an increased likelihood that (i) 50% or more of one or more classes of Offered Certificates will be sold in the initial issuance to members of the Restricted Group and (ii) 50% or more of the aggregate interest in the issuing entity will be acquired by members of the Restricted

Group. Plans with respect to which a borrower or an affiliate of a borrower have investment discretion are advised to consult with counsel before acquiring any Offered Certificates.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust fund.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing plan by virtue of—

●	providing services to the Plan, or

●	having a specified relationship to this person,

●	solely as a result of the Plan’s ownership of Offered Certificates.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

Exempt Plans

A governmental plan as defined in section 3(32) of ERISA is not subject to ERISA or section 4975 of the Internal Revenue Code.  However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code.  A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

Further Warnings

The fiduciary of a Plan should consider that the rating of a security may change.  If the rating of an Offered Certificate declines below the lowest permitted rating, the Offered Certificate will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the Offered Certificate when it had a permitted investment grade rating would not be required by the Underwriter Exemption to dispose of the Offered Certificate).  If the Offered Certificate meets the requirements of the Underwriter Exemption, other than those relating to rating, such Offered Certificate may be eligible to be purchased by an insurance company general account pursuant to Sections I and III of Prohibited Transaction Class Exemption (or PTCE) 95-60.

Each beneficial owner of an Offered Certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of such Offered Certificate or interest therein, that either (i) it is not a Plan or an entity using assets of a Plan, (ii) it has acquired and is holding the Offered Certificates in reliance on the Underwriter Exemption, and that it understands that there are certain conditions to the availability of the Underwriter Exemption, including that the Offered Certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by an Exemption Rating Agency and that such Offered Certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60 and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

The sale of Offered Certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that-

●	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

●	the investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretative uncertainties.  No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Further, any ratings downgrade of any Class of Offered Certificates by any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”) to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions.  See “Legal Investment” in the prospectus.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of the Mortgage Loans with respect to the Mortgaged Properties located in Texas, Arizona and New York, and representing approximately 13.3%, 13.0% and 11.0%, respectively, of the Initial Pool Balance by allocated loan amount, which are general in nature.  The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the related Mortgage Loans.

Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure.  Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas.  A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four (4) years from the date the cause of action accrues.  The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).  Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action.  It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness.  In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least twenty-one (21) days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located.  Such twenty-one (21) day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale.  The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin.  To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.  The trustee’s sale must be performed pursuant to the terms of the deed of trust and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three (3) hours after that time.  If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located.  Under Texas law, the debtor does not have the right to redeem the property after foreclosure.  Any action for deficiency must be brought within two (2) years of the foreclosure sale.  If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

A deed of trust is normally enforced in Arizona by exercise of the trustee’s power of sale through a non-judicial trustee’s sale. A non-judicial foreclosure sale is commenced by the recording of a notice of trustee’s sale setting a sale date not earlier than 90 days after the date the notice is recorded. After recording, the notice must be posted and copies sent to the borrower and other parties having an interest in the encumbered real property, all in the manner required by statute. No redemption rights are available after a non-judicial trustee’s foreclosure sale. If permitted by the loan documents, a deficiency may be recovered after a trustee’s sale by commencement of a judicial action within the time period required by statute. The amount of a deficiency judgment is limited to (1) the total debt owed to the lender as of the date of the trustee’s sale less (2) the greater of (i) the fair market value of the property on the date of sale as determined by the court or (ii) the sale price at the trustee’s sale. A deed of trust may also be foreclosed as a mortgage, but that procedure is not commonly utilized because of the additional time and cost involved and the redemption rights afforded the borrower and junior lienholders.

Mortgage loans in New York are generally secured by mortgages on the related real estate.  Foreclosure of a mortgage is accomplished in judicial proceedings.  After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action.  The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale.  Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction.  There is no right of redemption after the foreclosure of sale.  In certain circumstances, deficiency judgments may be obtained.  Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

Other Aspects.  Please see the discussion under “Certain Legal Aspects of the Mortgage Loans” in the prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Certificates.

RATINGS

It is a condition to the issuance of each Class of Offered Certificates that it receives investment grade credit ratings from one or more NRSROs engaged by the Depositor to rate the Offered Certificates (each such NRSRO engaged by the Depositor to rate the Offered Certificates, a “Rating Agency” and, collectively, the “Rating Agencies”).

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates.  Changes affecting the Mortgage Loans, the Mortgaged Properties, the Sponsors, the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer, the Special Servicer, the GSMS 2014-GC18 Master Servicer, the GSMS 2014-GC18 Special Servicer, or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest-only certificates, the ultimate payment in full of the certificate principal amount of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates.  A rating takes into consideration, among other things, the credit quality of the related pool of mortgage loans, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the related pool of mortgage loans is adequate to make payments required under the certificates in question.  A securities rating on mortgage pass-through certificates does not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans or the degree to which the payments might differ from those originally contemplated.  In addition, a rating does not address the likelihood, timing or frequency of voluntary or mandatory prepayments of the related mortgage loans, the tax attributes of the certificates in question or of the related issuing entity, the allocation of prepayment interest shortfalls or whether any compensating interest payments will be made, or the likelihood or frequency of yield maintenance charges, assumption fees, modification fees or penalty charges.  See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in this prospectus supplement.

In addition, a securities rating on mortgage pass-through certificates does not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of interest-only certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the underlying mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses.  In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates.  The Notional Amount of the Class X-A Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary, to the Class A-1, Class A-2, Class A-3, Class A-4 and/or Class A-AB Certificates and the Class A-S Trust Component.  The Notional Amount of the Class X-B Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary, to the Class B Trust Component.  The securities ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to distribute interest timely on each such Notional Amount as so reduced from time to time.  Therefore, the securities ratings of the Class X-A and Class X-B Certificates should be evaluated independently from similar ratings on other types of securities.

NRSROs that were not engaged by the Depositor to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5 or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the Rating Agencies.  The issuance of unsolicited ratings by any NRSRO on a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that Class.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to six NRSROs, including the Rating Agencies.  Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates and not the other NRSROs, due in part to their initial subordination levels for the various Classes of the Offered Certificates and the non-offered Certificates.  Had the Depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this prospectus supplement.  In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under the definition of “Rating Agency Confirmation” in this prospectus supplement.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Pursuant to agreements between Depositor and each Rating Agency, the Rating Agencies will provide ongoing ratings surveillance with respect to the Offered Certificates for as long as they remain issued and outstanding.  The Depositor is responsible for the fees paid to the Rating Agencies to rate and to provide ongoing rating surveillance with respect to the Offered Certificates.

PLAN OF DISTRIBUTION (UNDERWRITER CONFLICTS OF INTEREST)

Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC and RBS Securities Inc. and the Depositor have entered into an underwriting agreement with respect to the Offered Certificates, pursuant to which the Depositor has agreed to sell to the underwriters, and the underwriters have severally but not jointly agreed to purchase from the Depositor, the respective Certificate Principal Amounts or Notional Amounts, as applicable, of each class of Offered Certificates set forth below, subject in each case to a variance of 5%.  Citigroup Global Markets Inc. and Goldman, Sachs & Co. are acting as co-lead managers and joint bookrunners with respect to approximately 48.5% and 51.5%, respectively, of the total principal balance of the Offered Certificates, and Drexel Hamilton, LLC and RBS Securities Inc. are acting as co-managers.

Class	Citigroup Global Markets Inc.	Goldman, Sachs & Co.	Drexel Hamilton, LLC	RBS Securities Inc.

Class A-1	$23,968,531	$25,418,469	$0	$0
Class A-2	$61,012,572	$64,703,428	$0	$0
Class A-3	$104,343,941	$110,656,059	$0	$0
Class A-4	$119,800,433	$127,047,567	$0	$0
Class A-AB	$36,140,859	$38,327,141	$0	$0
Class X-A	$377,326,618	$400,152,382	$0	$0
Class X-B	$24,662,054	$26,153,946	$0	$0
Class A-S	$16,030,141	$16,999,859	$0	$0
Class B	$12,331,027	$13,076,973	$0	$0
Class PEZ	$40,692,196	$43,153,804	$0	$0
Class C	$12,331,027	$13,076,973	$0	$0

The Depositor estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $5,488,918.

The Depositor and the Sponsors have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

The Depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale.  The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters.

The Offered Certificates are a new issue of securities with no established trading market.  The Depositor has been advised by the underwriters that they intend to make a market in the Offered Certificates, but are not obligated to do so and may discontinue market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.  The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement, which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement.  Except as described under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement, we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source.  In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.  The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Citigroup Global Markets Inc., one of the underwriters, is an affiliate of the Depositor and CGMRC (a Sponsor and an Originator).  Goldman, Sachs & Co., one of the underwriters, is an affiliate of GSMC (an Originator and a Sponsor).  See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May

Not Be Aligned With Your Interests” and “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” in this prospectus supplement.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Citigroup Global Markets Inc., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, and Goldman, Sachs & Co., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering.  That flow of funds will occur by means of the collective effect of the payment by the underwriters to the Depositor of the purchase price for the Offered Certificates and (i) the payment by the Depositor to CGMRC, an affiliate of Citigroup Global Markets Inc., in its capacity as a Sponsor, of the purchase price for the CGMRC Mortgage Loans, and (ii) the payment by the Depositor to GSMC, an affiliate of Goldman, Sachs & Co., in its capacity as a Sponsor, of the purchase price for the GSMC Mortgage Loans.  See “Transaction Parties—The Sponsors” in this prospectus supplement.  In addition, (i) proceeds received by MC-Five Mile in connection with the contribution of the MC-Five Mile Mortgage Loans to this securitization transaction will be applied, among other things, to directly or indirectly reacquire any such Mortgage Loans that are financed with, and to make payments to, GSMC, an affiliate of Goldman, Sachs & Co., as the repurchase agreement counterparty; (ii) proceeds received by Rialto in connection with the contribution of the Rialto Mortgage Loans to this securitization transaction will be applied, among other things, to directly or indirectly reacquire any such Mortgage Loans that are financed with, and to make payments to, Goldman Sachs Bank USA, an affiliate of Goldman, Sachs & Co., as the repurchase agreement counterparty; and (iii) proceeds received by RAIT in connection with the contribution of the RAIT Mortgage Loans to this securitization transaction will be applied, among other things, to directly or indirectly reacquire any such Mortgage Loans that are financed with, and to make payments to, Citibank, N.A., an affiliate of Citigroup Global Markets Inc., as the repurchase agreement counterparty.

 As result of the circumstances described above, Citigroup Global Markets Inc. and Goldman, Sachs & Co. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc.  In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121.  See “Risk Factors—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” in this prospectus supplement.

LEGAL MATTERS

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York.  Certain legal matters will be passed upon for the underwriters by Mayer Brown LLP, Charlotte, North Carolina.

INDEX OF SIGNIFICANT DEFINITIONS

	Page		Page

2010 PD Amending Directive	S-10	CityScape mortgage loan	S-15, S-33
Acceptable Insurance Default	S-280	CityScape Mortgage Loan	S-104, S-152
Actual/360 Basis	S-144	CityScape Mortgaged Property	S-152
Administrative Fee Rate	S-212, S-243	Class	S-235
ADR	S-106	Class A-AB Scheduled Principal Balance	S-245
Advance Rate	S-282	Class A-S Percentage Interest	S-237
Advances	S-282	Class A-S Trust Component	S-237
Ancillary Fees	S-223	Class A-S-PEZ Percentage Interest	S-237
Annual Debt Service	S-106	Class B Percentage Interest	S-237
Appraisal Reduction Amount	S-255	Class B Trust Component	S-237
Appraisal Reduction Event	S-254	Class B-PEZ Percentage Interest	S-238
Appraised Value	S-106	Class C Percentage Interest	S-238
Appraised-Out Class	S-257	Class C Trust Component	S-238
Appraiser	S-256	Class C-PEZ Percentage Interest	S-238
Assessment of Compliance	S-290	Class PEZ Component	S-238
Assumption Fees	S-223	Class PEZ Component A-S	S-238
Attestation Report	S-291	Class PEZ Component B	S-238
Available Funds	S-240	Class PEZ Component C	S-238
Balloon Balance	S-107	Class X Certificates	S-235
Balloon Mortgage Loans	S-144	Class X Strip Rate	S-243
Bancorp	S-105, S-175	Clearstream	S-260
Bancorp Mortgage Loans	S-105	Clearstream Participants	S-261
Bancorp, Inc	S-175	Closing Date	S-105
Bank Data Tape	S-176	CMBS	S-62
Bank Securitization Team	S-176	Code	S-329
Bankruptcy Code	S-63	Co-Lender Agreement	S-153
Base Interest Fraction	S-249	Collection Account	S-285
Beds	S-112	Collection Period	S-241
Borrower Delayed Reimbursements	S-223	companion loan	S-16
B-Piece Buyer	S-96	Companion Loan	S-104
CBE	S-271	Companion Loan Holders	S-105
CCRE Data Tape	S-174	Companion Loans	S-104
CCRE Deal Team	S-174	Compensating Interest Payment	S-253
CCRE Financing Affiliates	S-173	Competitor Restricted Party	S-259
CCRE Lending	S-105, S-173	Condemnation Proceeds	S-241
CCRE Mortgage Loans	S-105, S-173	Consent Fees	S-222
CCRE Strip	S-241	Consultation Termination Event	S-20, S-309
CCRE Strip Pool	S-241	Control Eligible Certificates	S-257
CDI 202.01	S-298	Control Termination Event	S-19, S-309
Certificate Administrator	S-208	Controlling Class	S-309
Certificate Owners	S-261	Controlling Class Certificateholder	S-309
Certificate Principal Amount	S-236	Controlling Class Representative	S-308
Certificate Registrar	S-260	Controlling Holder	S-153
Certificateholder	S-258	Corrected Loan	S-280
Certificates	S-235	CPR	S-266
Certifying Certificateholder	S-262	CREFC®	S-48, S-321
CGMRC	S-105, S-164	CREFC® Intellectual Property Royalty
CGMRC Data File	S-165	License Fee	S-243
CGMRC Mortgage Loans	S-105	CREFC® Reports	S-321
CGMRC Securitization Database	S-165	Cross Over Date	S-248
CityScape companion loan	S-15, S-33	Crossed Group	S-107
CityScape Companion Loan	S-104, S-152	CRR	S-66
CityScape loan combination	S-16	Cut-off Date	S-104
CityScape Loan Combination	S-104, S-152	Cut-off Date Balance	S-104

Cut-off Date DSCR	S-108	FSMA	S-9
Cut-off Date Loan-to-Value Ratio	S-107	Goldman Originators	S-185
Cut-off Date LTV Ratio	S-107	GPLET	S-143
DBRS	S-294	grace period	S-34, S-144
Debt Service Coverage Ratio	S-108	Grantor Trust	S-329
Debt Yield on Underwritten NCF	S-107	Ground Lease	S-10
Debt Yield on Underwritten Net Cash Flow	S-107	GS Bank	S-90
Debt Yield on Underwritten Net Operating		GS CRE	S-105
Income	S-107	GS CRE Mortgage Loans	S-105
Debt Yield on Underwritten NOI	S-107	GSMC	S-105, S-168
Defaulted Mortgage Loan	S-225	GSMC Data Tape	S-169
Defeasance	S-9	GSMC Deal Team	S-169
Defeasance Deposit	S-147	GSMC Mortgage Loans	S-105
Defeasance Loans	S-147	GSMS 2014-GC18 certificates	S-22
Defeasance Lock-Out Period	S-147	GSMS 2014-GC18 Certificates	S-104, S-152
Defeasance Option	S-147	GSMS 2014-GC18 controlling class
Definitive Certificate	S-259	representative	S-26
Depositaries	S-260	GSMS 2014-GC18 depositor	S-22
Depositor	S-105, S-181	GSMS 2014-GC18 master servicer	S-20
Determination Date	S-241	GSMS 2014-GC18 Master Servicer	S-214
directing holder	S-21, S-23	GSMS 2014-GC18 operating advisor	S-22
Directing Holder	S-308	GSMS 2014-GC18 pooling and servicing
Disclosable Special Servicer Fees	S-226	agreement	S-22
Distribution Accounts	S-285	GSMS 2014-GC18 Pooling and Servicing
Distribution Date	S-239	Agreement	S-104
DSCR	S-108, S-195	GSMS 2014-GC18 securitization	S-23
DTC	S-259	GSMS 2014-GC18 Securitization	S-104, S-152
DTC Participants	S-260	GSMS 2014-GC18 special servicer	S-21
Due Date	S-143	GSMS 2014-GC18 Special Servicer	S-219
Due Diligence Questionnaire	S-166	GSMS 2014-GC18 trustee	S-22
Due Diligence Requirement	S-66	GSMS 2014-GC18 Trustee	S-158
EEA	S-66	Hard Lockbox	S-108
Eligible Operating Advisor	S-316	Indirect Participants	S-260
Environmental Condition	S-12	Initial Pool Balance	S-104
ESA	S-12	In-Place Cash Management	S-108
Escrow/Reserve Mitigating Circumstances	S-194	Insurance Rating Requirements	S-4
Euroclear	S-260	Interest Accrual Amount	S-242
Euroclear Operator	S-261	Interest Accrual Period	S-242
Euroclear Participants	S-261	Interest Distribution Amount	S-242
Excess Liquidation Proceeds Reserve		Interest Reserve Account	S-285
Account	S-286	Interest Shortfall	S-242
Excess Modification Fees	S-222	Interested Person	S-303
Excess Penalty Charges	S-223	Interest-Only Mortgage Loan	S-144
Excess Prepayment Interest Shortfall	S-253	Investor Certification	S-259
Exchange Act	S-163	Investor Q&A Forum	S-324
Exchange Date	S-239	Investor Registry	S-324
Exchangeable Certificates	S-235	Issuing Entity	S-104
Exchangeable Distribution Account	S-286	KBRA	S-316
Exchangeable Proportion	S-238	Largest Tenant	S-108
Exemption Rating Agency	S-334	Largest Tenant Lease Expiration	S-108
FDIA	S-90	legal non-conforming structures	S-86
FDIC	S-90	legal non-conforming use	S-86
FDIC Safe Harbor	S-90	Liquidation Fee	S-225
FIEL	S-12	Liquidation Fee Rate	S-225
Final Asset Status Report	S-313	Liquidation Proceeds	S-225
Financial Promotion Order	S-9	LNR Partners	S-219
Fitch	S-294	loan combination	S-16
Form 8-K	S-163	Loan Combination	S-104
FPO Persons	S-9	Loan Combination Custodial Account	S-285

Loan Combinations	S-104	OID Regulations	S-330
Loan Per Unit	S-108	OLA	S-90
Lower-Tier Distribution Account	S-285	Operating Advisor	S-212
Lower-Tier Regular Interests	S-329	Operating Advisor Consulting Fee	S-227
Lower-Tier REMIC	S-57, S-329	Operating Advisor Fee	S-226
LTV	S-195	Operating Advisor Fee Rate	S-227
LTV Ratio at Maturity	S-108	Operating Advisor Standard	S-313
MAI	S-255, S-12	Operating Advisor Termination Event	S-315
Major Decision	S-307	Original Balance	S-110
Master Servicer	S-214	Originators	S-105, S-182
Master Servicer Remittance Date	S-281	Outside Serviced Companion Loan	S-105
Material Breach	S-162	Outside Serviced Loan Combination	S-105
Material Document Defect	S-162	Outside Serviced Mortgage Loan	S-105
Maturity Date Loan-to-Value Ratio	S-108	outside serviced mortgage loans	S-22
Maturity Date LTV Ratio	S-108	P&I Advance	S-281
MC-Five Mile	S-105	Pads	S-112
MC-Five Mile Data Tape	S-172	Pari Passu Indemnified Items	S-292
MC-Five Mile Deal Team	S-171	Pari Passu Indemnified Parties	S-292
MC-Five Mile Financing Affiliates	S-171	Participants	S-260
MC-Five Mile Mortgage Loans	S-105	Pass-Through Rate	S-242
Midland	S-216	PCIS Persons	S-9
Modeling Assumptions	S-266	PCO	S-142
Modification Fees	S-223	PCR	S-185, S-189, S-201
Monthly Payment	S-241	Penalty Charges	S-223
Moody’s	S-294	Percentage Interest	S-240
Morningstar	S-316	Permitted Encumbrances	S-2
Mortgage	S-104	Permitted Special Servicer/Affiliate Fees	S-226
Mortgage File	S-160	PILOT	S-85
Mortgage Loan Purchase Agreement	S-160	PIPs	S-82
Mortgage Loan Rate	S-243	Plans	S-333
Mortgage Loan Schedule	S-277	PML	S-190, S-197
Mortgage Loans	S-104	Pooling and Servicing Agreement	S-106, S-276
Mortgage Note	S-104	Prepayment Interest Excess	S-252
Mortgage Pool	S-104	Prepayment Interest Shortfall	S-253
Mortgaged Property	S-104	Prepayment Penalty Description	S-110
Mortgagee	S-13	Prepayment Provision	S-110
Most Recent NOI	S-109	Prime Rate	S-283
Net Cash Flow	S-110	Principal Balance Certificates	S-236
Net Condemnation Proceeds	S-241	Principal Distribution Amount	S-244
Net Mortgage Loan Rate	S-243	Principal Shortfall	S-245
Newcastle companion loan	S-15, S-33	Privileged Information	S-313
Newcastle Companion Loan	S-104, S-152	Privileged Information Exception	S-313
Newcastle loan combination	S-16	Privileged Person	S-324
Newcastle Loan Combination	S-152	Promotion of Collective Investment
Newcastle mortgage loan	S-15, S-33	Schemes Exemptions Order	S-9
Newcastle Mortgage Loan	S-104, S-152	Property Advances	S-282
Newcastle Mortgaged Properties	S-152	Prospectus Directive	S-10
NMTC	S-124	PTE	S-58, S-333
NMTC CityScape	S-124	Public Documents	S-322
NMTC Note C-1	S-124	Qualified Substitute Mortgage Loan	S-162
NMTC Note C-2	S-124	RAIT	S-105, S-179
Non-Recoverable Advance	S-283	RAIT Data Tape	S-180
Non-Reduced Certificates	S-258	RAIT Financial	S-179
Notional Amount	S-237	RAIT Mortgage Loans	S-105
NRSRO	S-337	RAIT Partnership	S-179
Occupancy	S-109	RAIT Securitization Team	S-180
Occupancy Date	S-110	Rated Final Distribution Date	S-163
Offered Certificates	S-235	Rating Agencies	S-338
Offered Regular Certificates	S-235	Rating Agency	S-338

Rating Agency Confirmation	S-319	Specially Serviced Loan	S-279
Rating Agency Declination	S-319	split mortgage loan	S-16
Realized Loss	S-252	Split Mortgage Loan	S-104
Record Date	S-239	Split Mortgage Loans	S-104
Regular Certificates	S-235	Sponsors	S-105, S-164
Related Group	S-110	Spring Garden companion loan	S-16, S-33
Release Date	S-147	Spring Garden Companion Loan	S-153
Relevant Member State	S-9	Spring Garden loan combination	S-16
Relevant Persons	S-9	Spring Garden Loan Combination	S-104, S-153
REMIC	S-329	Spring Garden mortgage loan	S-16, S-33
REO Account	S-235	Spring Garden Mortgage Loan	S-104, S-152
REO Companion Loan	S-245	Spring Garden Mortgaged Property	S-152
REO Mortgage Loan	S-245	Springing Cash Management	S-110
REO Property	S-235	Springing Lockbox	S-110
Repurchase Price	S-161	Standard Qualifications	S-1
Requesting Holders	S-257	Stated Principal Balance	S-244
Requesting Party	S-318	static pool data	S-73
Restricted Group	S-334	subject holders	S-308
Restricted Party	S-313	TCO	S-142
Retention Requirement	S-66	Terms and Conditions	S-262
RevPAR	S-110	Terrorism Cap Amount	S-8
RFT	S-160	Third Party Report	S-106
Rialto	S-105	TIA	S-298
Rialto Mortgage Loans	S-105	TIA Applicability Determination	S-299
Rooms	S-112	Title Exception	S-2
Rule 17g-5	S-298	Title Policy	S-2
Rules	S-261	Trailing 12 NOI	S-109
S&P	S-316	Tranche Percentage Interest	S-238
SAM	S-212	TRIA	S-8
SEC	S-164	TRIPRA	S-88
Section 8	S-114	Trust Component	S-238
Securities Act	S-326	Trust REMIC	S-57
SEL	S-190, S-197, S-5	Trust REMICs	S-329
Sequential Pay Certificates	S-236	Trustee	S-208
serviced companion loan	S-16	Trustee/Certificate Administrator Fee	S-212
Serviced Companion Loan	S-105	Trustee/Certificate Administrator Fee Rate	S-212
Serviced Companion Loan Holder	S-105	U.S. Bank	S-208
serviced companion loan securities	S-93	Underwriter Entities	S-92
Serviced Companion Loan Securities	S-294	Underwriter Exemption	S-58, S-333
serviced loan combination	S-16	Underwritten EGI	S-111
Serviced Loan Combination	S-105	Underwritten Expenses	S-110
serviced mortgage loans	S-16	Underwritten NCF	S-110
Serviced Mortgage Loans	S-105	Underwritten NCF DSCR	S-108
Servicer Termination Events	S-293	Underwritten Net Cash Flow	S-110
Servicing Fee	S-221	Underwritten Net Operating Income	S-111
Servicing Fee Rate	S-221	Underwritten NOI	S-111
Servicing Function Participant	S-291	Underwritten Revenues	S-111
Servicing Standard	S-278	Units	S-112
Servicing Transfer Event	S-279	Unscheduled Payments	S-245
SFA	S-11	UPB	S-212
SH	S-212	Updated Appraisal	S-300
Similar Requirements	S-67	Upper-Tier Distribution Account	S-285
Single-Purpose Entity	S-9	Upper-Tier REMIC	S-57, S-329
Situs	S-212	Voting Rights	S-258
Soft Lockbox	S-110	WAC Rate	S-243
Soft Springing Lockbox	S-110	Wachovia	S-214
Special Servicer	S-216	Weighted Average Mortgage Loan Rate	S-112
Special Servicing Fee	S-224	Wells Fargo	S-214
Special Servicing Fee Rate	S-224	Withheld Amounts	S-285

Workout Fee	S-224	YM Group B	S-248
Workout Fee Rate	S-224	YM Groups	S-248
Workout-Delayed Reimbursement Amount	S-284	Zoning Regulations	S-7
YM Group A	S-248

ANNEX A

STATISTICAL CHARACTERISTICS OF THE MORTGAGE LOANS

(THIS PAGE INTENTIONALLY LEFT BLANK)

CGCMT 2014-GC19 Annex A

Control	Loan /		Mortgage								General	Detailed
Number	Property Flag	Footnotes	Loan Seller	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	Property Type	Property Type
1	Loan	9, 10, 11, 12	GSMC	Newcastle Senior Housing Portfolio	NAP	NAP
1.01	Property			Orchid Terrace			4474 Butler Hill Road	St. Louis	Missouri	63128	Senior Housing	Independent Living
1.02	Property			Village Gate of Farmington			88 Scott Swamp Road	Farmington	Connecticut	06032	Senior Housing	Independent Living
1.03	Property			Lodge At Cold Spring			50 Cold Spring Road	Rocky Hill	Connecticut	06067	Senior Housing	Independent Living
1.04	Property			The Manor At Oakridge			4500 Oakhurst Boulevard	Susquehanna Township	Pennsylvania	17110	Senior Housing	Independent Living
1.05	Property			Durham Regent			3007 Pickett Road	Durham	North Carolina	27705	Senior Housing	Independent Living
1.06	Property			Dogwood Estates			2820 Wind River Lane	Denton	Texas	76210	Senior Housing	Independent Living
1.07	Property			Sheldon Oaks			2525 Cal Young Road	Eugene	Oregon	97401	Senior Housing	Independent Living
1.08	Property			Jordan Oaks			10820 Penny Road	Cary	North Carolina	27518	Senior Housing	Independent Living
1.09	Property			Sky Peaks			1520 Sky Valley Drive	Reno	Nevada	89523	Senior Housing	Independent Living
1.10	Property			The Westmont			1675 Scott Boulevard	Santa Clara	California	95050	Senior Housing	Independent Living
1.11	Property			Pinewood Hills			3901 Kirkpatrick Lane	Flower Mound	Texas	75028	Senior Housing	Independent Living
1.12	Property			Hidden Lakes			400 Madrona Avenue Southeast	Salem	Oregon	97302	Senior Housing	Independent Living
1.13	Property			Walnut Woods			35 North Walnut Street	Boyertown	Pennsylvania	19512	Senior Housing	Independent Living
1.14	Property			Oakwood Hills			4316 Oakwood Hills Parkway	Eau Claire	Wisconsin	54701	Senior Housing	Independent Living
1.15	Property			Madison Estates			8645 Fredericksburg Road	San Antonio	Texas	78240	Senior Housing	Independent Living
1.16	Property			Thornton Place			2901 Southwest Armstrong Avenue	Topeka	Kansas	66614	Senior Housing	Independent Living
1.17	Property			Whiterock Court			9215 White Rock Trail	Dallas	Texas	75238	Senior Housing	Independent Living
1.18	Property			The Bentley			3362 Forest Lane	Dallas	Texas	75234	Senior Housing	Independent Living
1.19	Property			Pueblo Regent			100 San Carlos Road	Pueblo	Colorado	81005	Senior Housing	Independent Living
1.20	Property			Vista De La Montana			18510 North Parkview Place	Surprise	Arizona	85374	Senior Housing	Independent Living
1.21	Property			Rock Creek			19295 Northwest Cornell Road	Hillsboro	Oregon	97124	Senior Housing	Independent Living
1.22	Property			Illahee Hills			8308 Colby Parkway	Urbandale	Iowa	50322	Senior Housing	Independent Living
1.23	Property			Palmer Hills			2617 Maplecrest Road	Bettendorf	Iowa	52722	Senior Housing	Independent Living
1.24	Property			Uffelman Estates			215 Uffelman Drive	Clarksville	Tennessee	37043	Senior Housing	Independent Living
1.25	Property			The Regent			440 Northwest Elks Drive	Corvallis	Oregon	97330	Senior Housing	Independent Living
1.26	Property			The Fountains At Hidden Lakes			250‐352 Woodbridge Court Southeast	Salem	Oregon	97302	Senior Housing	Independent Living
2	Loan	13, 14, 15	CGMRC	CityScape - East Office/Retail	NAP	NAP	1 East Washington Street	Phoenix	Arizona	85004	Mixed Use	Office/Retail
3	Loan	8, 16, 17	CGMRC	1500 Spring Garden	NAP	NAP	1500 Spring Garden Street	Philadelphia	Pennsylvania	19130	Office	CBD
4	Loan	8	CGMRC	Independence Green Apartments	NAP	NAP	24360 Independence Drive	Farmington Hills	Michigan	48335	Multifamily	Garden
5	Loan	18	GSMC	Biltmore Office	NAP	NAP	817 West Peachtree Street Northwest	Atlanta	Georgia	30308	Mixed Use	Office/Retail
6	Loan	8, 19	MC-FiveMile	RIS Portfolio	NAP	NAP
6.01	Property			Westchase Town Center			9520-9664 West Linebaugh Avenue	Tampa	Florida	33626	Mixed Use	Retail/Office
6.02	Property			The Gateway			1483-1525 East Osceola Parkway	Kissimmee	Florida	34744	Retail	Shadow Anchored
6.03	Property			Hunters Creek			13651 Hunters Oak Drive	Orlando	Florida	32837	Retail	Unanchored
6.04	Property			East Colonial			12014 East Colonial Drive	Orlando	Florida	32826	Retail	Unanchored
6.05	Property			Sanford Towne Center			2440 South French Avenue	Sanford	Florida	32771	Retail	Anchored
6.06	Property	20		Osceola Gateway			3150-3176 Bill Beck Boulevard	Kissimmee	Florida	34744	Retail	Shadow Anchored
6.07	Property	21		5th 3rd at Westchase			9450 West Linebaugh Avenue	Tampa	Florida	33626	Land	Land
6.08	Property			Sarasota Palms			8756-8794 South Tamiami Trail	Sarasota	Florida	34238	Retail	Unanchored
7	Loan		CGMRC	136-138 West 34th Street	NAP	NAP	136-138 West 34th Street	New York	New York	10001	Retail	Unanchored
8	Loan		CGMRC	335 West 16th Street	NAP	NAP	335 West 16th Street	New York	New York	10011	Office	CBD
9	Loan		MC-FiveMile	Twin River Commons Student Housing	NAP	NAP	45 Washington Street	Binghamton	New York	13901	Multifamily	Student Housing
10	Loan		CCRE	350 North Clark	NAP	NAP	350 North Clark Street	Chicago	Illinois	60654	Office	CBD
11	Loan		GSMC	808 Brannan Street	NAP	NAP	808 Brannan Street & 572 7th Street	San Francisco	California	94103	Office	CBD
12	Loan	8, 22	GSMC	Phoenix Shadow Anchored Retail Portfolio	NAP	NAP
12.01	Property			Gilbert Fiesta Marketplace			127-151 East Williams Field Road & 2487 and 2531 South Gilbert Road	Gilbert	Arizona	85295	Retail	Shadow Anchored
12.02	Property			Village at Surprise			13980 West Bell Road	Surprise	Arizona	85374	Retail	Shadow Anchored
12.03	Property			Riggs Marketplace			975 East Riggs Road	Chandler	Arizona	85249	Retail	Shadow Anchored
12.04	Property			Frys Superstition Springs Center			6920 East Baseline Road & 1853 South Power Road	Mesa	Arizona	85209	Retail	Shadow Anchored
13	Loan		GSMC	Mid-City Plaza	NAP	NAP	953 Payne Avenue & 301 Meadow Drive	North Tonawanda	New York	14120	Retail	Anchored
14	Loan		MC-FiveMile	Highland Estates MHC	NAP	NAP	2197 East Mount Morris Road	Mount Morris	Michigan	48458	Manufactured Housing	Manufactured Housing
15	Loan		MC-FiveMile	Huntington Lakes Apartments	Group 1	NAP	7324 Skillman Street	Dallas	Texas	75231	Multifamily	Garden
16	Loan		GSMC	Western Crossing	NAP	NAP	2207 South Western Street	Amarillo	Texas	79109	Retail	Anchored
17	Loan	8	CGMRC	Anthem Marketplace	NAP	NAP	3655 West Anthem Way	Anthem	Arizona	85086	Retail	Anchored
18	Loan	23	CCRE	Knobs Pointe	NAP	NAP	2702 Paoli Pike	New Albany	Indiana	47150	Multifamily	Garden
19	Loan	24, 25	RAIT Funding, LLC	Festival Plaza	NAP	NAP	7915 - 7995 Vaughn Road	Montgomery	Alabama	36116	Retail	Anchored
20	Loan	26	MC-FiveMile	1415 North Loop West	NAP	NAP	1415 North Loop West	Houston	Texas	77008	Office	General Suburban
21	Loan		RMF	Wymberly Portfolio	Group 2	NAP
21.01	Property			Wymberly Pointe Apartments			702 West Warrior Trail	Grand Prairie	Texas	75052	Multifamily	Garden
21.02	Property			Wymberly Crossing Apartments			3001 South Carrier Parkway	Grand Prairie	Texas	75052	Multifamily	Garden
22	Loan	27	RMF	Canyon Plaza	NAP	NAP	3417-3433 Broadway Street	American Canyon	California	94503	Mixed Use	Retail/Office
23	Loan	28	CCRE	Wheeler Food Lion Portfolio	NAP	NAP

CGCMT 2014-GC19 Annex A

Control	Loan /		Mortgage								General	Detailed
Number	Property Flag	Footnotes	Loan Seller	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	Property Type	Property Type
23.01	Property			Westland Square			2250 Sunset Boulevard	West Columbia	South Carolina	29169	Retail	Anchored
23.02	Property			Waterway Plaza			3379 Highway 9 East	Little River	South Carolina	29566	Retail	Anchored
23.03	Property			St. George Plaza			5978 West Jim Bilton Road	St. George	South Carolina	29477	Retail	Anchored
23.04	Property			South Square Shopping Center			1730 Airport Road	Lancaster	South Carolina	29720	Retail	Anchored
23.05	Property			Clover Plaza			845 Bethel Street	Clover	South Carolina	29710	Retail	Anchored
24	Loan		RAIT Funding, LLC	Tanyard Park Apartments	NAP	NAP	193 Tanyard Park Place	Louisville	Kentucky	40229	Multifamily	Garden
25	Loan		MC-FiveMile	Oakridge Terrace Apartments	NAP	NAP	43339 Gadsden Avenue	Lancaster	California	93534	Multifamily	Garden
26	Loan	29	CCRE	Barnes Crossing Plaza	NAP	NAP	4262-4398 Mall Drive	Tupelo	Mississippi	38804	Retail	Anchored
27	Loan		The Bancorp Bank	Sugar House	NAP	NAP	2121 South McClelland Street	Salt Lake City	Utah	84106	Mixed Use	Office/Retail
28	Loan	8, 30	GSMC	Paddocks Office Building	NAP	NAP	3325 Paddocks Parkway	Suwanee	Georgia	30024	Office	General Suburban
29	Loan		CGMRC	Berwyn Shopping Center	NAP	NAP	550 Lancaster Avenue	Berwyn	Pennsylvania	19312	Retail	Anchored
30	Loan	8	CGMRC	Townsend Street Office	NAP	NAP	444 & 450 Townsend Street	San Francisco	California	94107	Mixed Use	Office/Flex
31	Loan	8, 31	RMF	Hampton Inn & Suites Savannah	NAP	NAP	591 Al Henderson Boulevard	Savannah	Georgia	31419	Hospitality	Limited Service
32	Loan	32	CGMRC	Lake Washington Square	NAP	NAP	2447 North Wickham Road	Melbourne	Florida	32935	Retail	Anchored
33	Loan	8	The Bancorp Bank	Pioneer Building	NAP	NAP	601 Union Street Suite 4720	Seattle	Washington	98101	Mixed Use	Office/Retail
34	Loan		CGMRC	LV III Portfolio	NAP	NAP
34.01	Property			LV III Portfolio - Epic Storage at Warm Springs			6545 West Warm Springs Road	Las Vegas	Nevada	89118	Self Storage	Self Storage
34.02	Property			LV III Portfolio - Storage One at Conestoga			500 Conestoga Way	Henderson	Nevada	89002	Self Storage	Self Storage
35	Loan	33, 34, 35, 36, 37	CCRE	334-336 West 46th Street	NAP	NAP	334-336 West 46th Street	New York	New York	10036	Mixed Use	Multifamily/Retail
36	Loan	8, 38	GSMC	Shops at Five Hills	NAP	NAP	3010 East Business 190	Copperas Cove	Texas	76522	Retail	Shadow Anchored
37	Loan		MC-FiveMile	Timbers of Deerbrook	Group 1	NAP	9814 FM 1960 Road West	Humble	Texas	77338	Multifamily	Garden
38	Loan		MC-FiveMile	Lakeshore Crossing	NAP	NAP	500 & 800 West Eldorado Parkway	Little Elm	Texas	75068	Retail	Unanchored
39	Loan	8	MC-FiveMile	Towers of Lakeway	NAP	NAP
39.01	Property			Tower II (1921 Lohmans Crossing)			1921 Lohmans Crossing Road	Lakeway	Texas	78734	Office	General Suburban
39.02	Property			Tower I (1927 Lohmans Crossing)			1927 Lohmans Crossing Road	Lakeway	Texas	78734	Office	General Suburban
40	Loan		RMF	Santa Clarita Plaza	NAP	NAP	26111 Bouquet Canyon Road	Santa Clarita	California	91350	Retail	Unanchored
41	Loan		The Bancorp Bank	LA Speedzone	NAP	NAP	17871 Castleton Street	City of Industry	California	91748	Retail	Single Tenant Retail
42	Loan		MC-FiveMile	Pinedale Manor Apartments	NAP	NAP	761 Adams Drive	Newport News	Virginia	23601	Multifamily	Garden
43	Loan		The Bancorp Bank	Knollwood Plaza	NAP	NAP	11846-11862 Balboa Boulevard	Granada Hills	California	91344	Retail	Shadow Anchored
44	Loan		MC-FiveMile	Jones Bridge Square	NAP	NAP	5075 Peachtree Parkway	Peachtree Corners	Georgia	30092	Retail	Anchored
45	Loan		MC-FiveMile	ACG Conlon Portfolio	NAP	NAP
45.01	Property			Wilsons Landing			10440 Heron Drive	Princess Anne	Maryland	21853	Manufactured Housing	Manufactured Housing
45.02	Property			Green Cove			325 Green Cove Road Southeast	Huntsville	Alabama	35803	Manufactured Housing	Manufactured Housing
45.03	Property			Beech Grove			857 Washington Post Road	New Bern	North Carolina	28562	Manufactured Housing	Manufactured Housing
45.04	Property			Wares			4360 Pinson Valley Parkway	Birmingham	Alabama	35215	Manufactured Housing	Manufactured Housing
45.05	Property			Mimosa			5116 Pinson Valley Parkway	Birmingham	Alabama	35215	Manufactured Housing	Manufactured Housing
45.06	Property			Cedar Creek			4020 Pulaski Pike Northwest	Huntsville	Alabama	35810	Manufactured Housing	Manufactured Housing
46	Loan	39	GSMC	Marsh Cove - Somerset	NAP	NAP	123 West Hirth Road	Fernandina Beach	Florida	32034	Multifamily	Garden
47	Loan		MC-FiveMile	Harbor Point Estates MHC	NAP	NAP	4001 East 134th Street	Chicago	Illinois	60633	Manufactured Housing	Manufactured Housing
48	Loan		RMF	Bluffs of Lakewood	Group 2	NAP	7510 East Grand Avenue	Dallas	Texas	75214	Multifamily	Garden
49	Loan	40	The Bancorp Bank	Ramada Denver	NAP	NAP	1150 East Colfax Avenue	Denver	Colorado	80218	Hospitality	Full Service
50	Loan		RAIT Funding, LLC	Pantano Villas	NAP	NAP	260 South Pantano Road	Tucson	Arizona	85710	Multifamily	Garden
51	Loan	41	The Bancorp Bank	Town East Shopping Center	NAP	NAP	1102 Homer Road	Minden	Louisiana	71055	Retail	Anchored
52	Loan		CGMRC	Bell Creek	NAP	NAP	8319 Bell Creek Road	Mechanicsville	Virginia	23116	Retail	Anchored
53	Loan	42	The Bancorp Bank	Amber Oaks	NAP	NAP	3501 Century Oaks Drive	Durham	North Carolina	27713	Multifamily	Garden
54	Loan	43	RAIT Funding, LLC	Mary Star of the Sea	NAP	NAP	3311 South Babcock Street	Melbourne	Florida	32901	Multifamily	Student Housing
55	Loan		CGMRC	Moore Court Apartments	NAP	NAP	150 & 295 Glen Street	Grayslake	Illinois	60030	Multifamily	Garden
56	Loan		CGMRC	MacArthur Corporate Center	NAP	NAP	17661 & 17671 Cowan	Irvine	California	92614	Office	General Suburban
57	Loan	39	GSMC	1700 West Greenleaf	NAP	NAP	1700 West Greenleaf Avenue	Chicago	Illinois	60626	Multifamily	Garden
58	Loan		The Bancorp Bank	Fairway Commons	NAP	NAP	10241-10271 Fairway Drive	Roseville	California	95678	Retail	Anchored
59	Loan		MC-FiveMile	Normandy Park	NAP	NAP	11110 North 56th Street	Temple Terrace	Florida	33617	Multifamily	Garden
60	Loan	44	CCRE	Sunrise Shopping Center	NAP	NAP	5486 Saint Barnabas Road	Oxon Hill	Maryland	20745	Retail	Unanchored
61	Loan	8	CGMRC	The Shoppes at Castle Pines	NAP	NAP	7280 & 7298 Lagae Road	Castle Pines	Colorado	80108	Retail	Shadow Anchored
62	Loan		The Bancorp Bank	Selbyville Rite Aid	NAP	NAP	38169 Dupont Boulevard	Selbyville	Delaware	19975	Retail	Single Tenant Retail
63	Loan	45	MC-FiveMile	6502 Grape Road	NAP	NAP	6502 Grape Road	Mishawaka	Indiana	46545	Retail	Single Tenant Retail
64	Loan	46	RAIT Funding, LLC	3200 Broadway	NAP	NAP	3200 Broadway Boulevard	Garland	Texas	75043	Office	General Suburban
65	Loan	47	MC-FiveMile	Walgreens - Woodridge, IL	NAP	NAP	2501 75th Street	Woodridge	Illinois	60517	Retail	Single Tenant Retail
66	Loan		MC-FiveMile	Crossroads Shopping Center	NAP	NAP	3103-3213 FM 1960 Road East	Humble	Texas	77338	Retail	Unanchored
67	Loan		CGMRC	Gateways Apartments	NAP	NAP	1804 West Rundberg Lane	Austin	Texas	78758	Multifamily	Garden
68	Loan		MC-FiveMile	Sorrento View Apartments	NAP	NAP	12365 Southwest Conestoga Drive	Beaverton	Oregon	97008	Multifamily	Garden
69	Loan		The Bancorp Bank	Bellfort Plaza	NAP	NAP	7035 Bellfort Street	Houston	Texas	77087	Multifamily	Garden
70	Loan		The Bancorp Bank	Taylors Square	NAP	NAP	3023 Wade Hampton Boulevard	Taylors	South Carolina	29687	Retail	Shadow Anchored
71	Loan	8	The Bancorp Bank	Country Club Self Storage	NAP	NAP	4600 East Nestle Purina Avenue	Flagstaff	Arizona	86004	Self Storage	Self Storage
72	Loan		MC-FiveMile	Haverwood Village - Dallas TX	NAP	NAP	18900 Dallas Parkway	Dallas	Texas	75287	Retail	Unanchored
73	Loan		CGMRC	Fairway Club Apartments	Group 3	NAP	55 Villa Road	Greenville	South Carolina	29615	Multifamily	Garden
74	Loan		MC-FiveMile	Indiana Self Storage	NAP	NAP
74.01	Property			Michigan City Self-Storage			7176 West US Highway 20	Michigan City	Indiana	46360	Self Storage	Self Storage
74.02	Property			Hobart Self-Storage			1710 East State Road 130 and 201 South Hobart Drive	Hobart	Indiana	46342	Self Storage	Self Storage
74.03	Property			Merrillville Self-Storage			850 East 61st Avenue	Merrillville	Indiana	46410	Self Storage	Self Storage
75	Loan	8	CGMRC	Amsdell MI Self Storage Portfolio	NAP	NAP
75.01	Property			Safety Mini Storage			29500 Hayes Road	Roseville	Michigan	48066	Self Storage	Self Storage
75.02	Property			East Lansing Storage			4200 Hunsaker Drive	East Lansing	Michigan	48823	Self Storage	Self Storage
76	Loan		The Bancorp Bank	Qwik-Stor Self Storage	NAP	NAP	1213 North King Street	Hampton	Virginia	23669	Self Storage	Self Storage
77	Loan		RMF	Covington Crossing	NAP	NAP	11162-86 Highway 142	Covington	Georgia	30014	Retail	Shadow Anchored
78	Loan		CGMRC	Goddard Court Apartments & Townhomes	Group 3	NAP	11208 Goddard Court	Taylor	Michigan	48180	Multifamily	Garden

CGCMT 2014-GC19 Annex A

													Allocated Cut-off
Control	Loan /		Mortgage				Units, Pads,	Unit	Loan Per	Ownership	Original	Cut-off Date	Date Balance	% of Initial	Balloon	Mortgage
Number	Property Flag	Footnotes	Loan Seller	Property Name	Year Built	Year Renovated	Rooms, Sq Ft	Description	Unit ($)	Interest	Balance ($)	Balance ($)	(multi-property)	Pool Balance	Balance ($)	Loan Rate (%)
1	Loan	9, 10, 11, 12	GSMC	Newcastle Senior Housing Portfolio			3,002	Units	120,390.62		101,500,000	101,195,816	101,195,816	9.96%	80,616,716	4.99000%
1.01	Property			Orchid Terrace	2006	NAP	117	Units		Fee Simple			5,786,267
1.02	Property			Village Gate of Farmington	1989	NAP	164	Units		Fee Simple			5,746,361
1.03	Property			Lodge At Cold Spring	1998	NAP	112	Units		Leasehold			5,546,835
1.04	Property			The Manor At Oakridge	2000	NAP	115	Units		Fee Simple			5,327,356
1.05	Property			Durham Regent	1989	NAP	123	Units		Fee Simple			5,267,498
1.06	Property			Dogwood Estates	2005	NAP	118	Units		Fee Simple			5,147,782
1.07	Property			Sheldon Oaks	1995	NAP	111	Units		Fee Simple			4,808,587
1.08	Property			Jordan Oaks	2003	NAP	117	Units		Fee Simple			4,788,634
1.09	Property			Sky Peaks	2002	NAP	121	Units		Fee Simple			4,629,013
1.10	Property			The Westmont	1991	NAP	137	Units		Leasehold			4,509,297
1.11	Property			Pinewood Hills	2005	NAP	117	Units		Fee Simple			4,369,629
1.12	Property			Hidden Lakes	1990	NAP	135	Units		Fee Simple			4,090,292
1.13	Property			Walnut Woods	1997	NAP	113	Units		Fee Simple			3,830,908
1.14	Property			Oakwood Hills	2003	NAP	116	Units		Fee Simple			3,781,026
1.15	Property			Madison Estates	1984	NAP	160	Units		Fee Simple			3,691,239
1.16	Property			Thornton Place	1998	NAP	121	Units		Fee Simple			3,232,328
1.17	Property			Whiterock Court	2000	NAP	117	Units		Fee Simple			3,192,423
1.18	Property			The Bentley	1996	NAP	118	Units		Fee Simple			3,172,470
1.19	Property			Pueblo Regent	1985	NAP	99	Units		Fee Simple			3,012,849
1.20	Property			Vista De La Montana	1998	NAP	115	Units		Fee Simple			2,933,039
1.21	Property			Rock Creek	1996	NAP	110	Units		Fee Simple			2,893,133
1.22	Property			Illahee Hills	1995	NAP	109	Units		Fee Simple			2,773,417
1.23	Property			Palmer Hills	1990	NAP	106	Units		Fee Simple			2,693,607
1.24	Property			Uffelman Estates	1993	NAP	109	Units		Fee Simple			2,434,222
1.25	Property			The Regent	1983	NAP	84	Units		Fee Simple			1,955,359
1.26	Property			The Fountains At Hidden Lakes	1990	NAP	38	Units		Fee Simple			1,582,245
2	Loan	13, 14, 15	CGMRC	CityScape - East Office/Retail	2007-2010	NAP	641,935	SF	288.19	Leasehold	85,000,000	85,000,000	85,000,000	8.4%	75,082,545	4.91000%
3	Loan	8, 16, 17	CGMRC	1500 Spring Garden	1947	2000	1,068,125	SF	139.96	Both Fee/Leasehold	69,500,000	69,500,000	69,500,000	6.8%	69,500,000	4.33000%
4	Loan	8	CGMRC	Independence Green Apartments	1969	2014	981	Units	43,832.82	Fee Simple	43,000,000	43,000,000	43,000,000	4.2%	39,620,791	4.94100%
5	Loan	18	GSMC	Biltmore Office	1924	1999	284,250	SF	126.65	Fee Simple	36,000,000	36,000,000	36,000,000	3.5%	31,176,058	5.03700%
6	Loan	8, 19	MC-FiveMile	RIS Portfolio			206,825	SF	149.89		31,000,000	31,000,000	31,000,000	3.1%	27,372,783	4.88000%
6.01	Property			Westchase Town Center	2006	NAP	58,524	SF		Fee Simple			9,503,489
6.02	Property			The Gateway	2008	NAP	30,955	SF		Fee Simple			4,973,750
6.03	Property			Hunters Creek	2006	NAP	16,398	SF		Fee Simple			4,102,707
6.04	Property			East Colonial	2006	NAP	16,609	SF		Fee Simple			3,234,995
6.05	Property			Sanford Towne Center	1958-1989	2006	41,367	SF		Fee Simple			2,897,318
6.06	Property	20		Osceola Gateway	2008	NAP	22,664	SF		Fee Simple			2,589,399
6.07	Property	21		5th 3rd at Westchase	NAP	NAP	4,604	SF		Fee Simple			1,869,476
6.08	Property			Sarasota Palms	2004	NAP	15,704	SF		Fee Simple			1,828,866
7	Loan		CGMRC	136-138 West 34th Street	1902, 1910	1987	25,000	SF	1,200.00	Fee Simple	30,000,000	30,000,000	30,000,000	3.0%	30,000,000	4.84000%
8	Loan		CGMRC	335 West 16th Street	1920	2010	54,000	SF	535.69	Fee Simple	29,000,000	28,927,361	28,927,361	2.8%	23,915,635	5.10000%
9	Loan		MC-FiveMile	Twin River Commons Student Housing	2012	NAP	371	Beds	71,326.93	Fee Simple	26,500,000	26,462,290	26,462,290	2.6%	22,026,782	5.35000%
10	Loan		CCRE	350 North Clark	1912	2012	110,664	SF	231.24	Fee Simple	25,590,000	25,590,000	25,590,000	2.5%	22,075,823	4.88550%
11	Loan		GSMC	808 Brannan Street	1930, 1938	2012-2013	60,860	SF	328.62	Fee Simple	20,000,000	20,000,000	20,000,000	2.0%	20,000,000	4.69900%
12	Loan	8, 22	GSMC	Phoenix Shadow Anchored Retail Portfolio			117,304	SF	170.22		20,000,000	19,967,364	19,967,364	2.0%	18,198,024	4.15750%
12.01	Property			Gilbert Fiesta Marketplace	2002, 2007	NAP	58,661	SF		Fee Simple			9,745,539
12.02	Property			Village at Surprise	2003	NAP	27,205	SF		Fee Simple			4,359,846
12.03	Property			Riggs Marketplace	2003	NAP	18,241	SF		Fee Simple			3,663,737
12.04	Property			Frys Superstition Springs Center	1996	NAP	13,197	SF		Fee Simple			2,198,242
13	Loan		GSMC	Mid-City Plaza	1958-2004	NAP	218,144	SF	84.35	Fee Simple	18,400,000	18,400,000	18,400,000	1.8%	16,263,520	4.93900%
14	Loan		MC-FiveMile	Highland Estates MHC	1985	NAP	644	Pads	26,492.71	Fee Simple	17,100,000	17,061,305	17,061,305	1.7%	14,378,037	5.72000%
15	Loan		MC-FiveMile	Huntington Lakes Apartments	1984, 1995	NAP	405	Units	41,837.21	Fee Simple	17,000,000	16,944,070	16,944,070	1.7%	14,203,731	5.51000%
16	Loan		GSMC	Western Crossing	2008	NAP	167,600	SF	96.52	Fee Simple	16,200,000	16,176,411	16,176,411	1.6%	13,376,513	5.14150%
17	Loan	8	CGMRC	Anthem Marketplace	2000	NAP	113,292	SF	132.93	Fee Simple	15,060,000	15,060,000	15,060,000	1.5%	13,326,191	4.99000%
18	Loan	23	CCRE	Knobs Pointe	1972-1974, 1991	2013	384	Units	37,500.00	Fee Simple	14,400,000	14,400,000	14,400,000	1.4%	12,721,266	4.91500%
19	Loan	24, 25	RAIT Funding, LLC	Festival Plaza	2000	NAP	108,356	SF	124.29	Fee Simple	13,500,000	13,467,329	13,467,329	1.3%	11,208,063	5.31000%
20	Loan	26	MC-FiveMile	1415 North Loop West	1982	NAP	157,794	SF	80.80	Fee Simple	12,750,000	12,750,000	12,750,000	1.3%	10,918,734	5.51000%
21	Loan		RMF	Wymberly Portfolio			420	Units	29,600.97		12,450,000	12,432,408	12,432,408	1.2%	10,369,524	5.41500%
21.01	Property			Wymberly Pointe Apartments	1983	2003-2013	208	Units		Fee Simple			7,289,685
21.02	Property			Wymberly Crossing Apartments	1974	2003-2013	212	Units		Fee Simple			5,142,723
22	Loan	27	RMF	Canyon Plaza	2001	NAP	72,231	SF	171.43	Fee Simple	12,400,000	12,382,564	12,382,564	1.2%	10,342,365	5.46000%
23	Loan	28	CCRE	Wheeler Food Lion Portfolio			261,689	SF	47.29		12,375,000	12,375,000	12,375,000	1.2%	10,773,905	5.24800%

CGCMT 2014-GC19 Annex A

													Allocated Cut-off
Control	Loan /		Mortgage				Units, Pads,	Unit	Loan Per	Ownership	Original	Cut-off Date	Date Balance	% of Initial	Balloon	Mortgage
Number	Property Flag	Footnotes	Loan Seller	Property Name	Year Built	Year Renovated	Rooms, Sq Ft	Description	Unit ($)	Interest	Balance ($)	Balance ($)	(multi-property)	Pool Balance	Balance ($)	Loan Rate (%)
23.01	Property			Westland Square	1986	1994	62,735	SF		Fee Simple			2,756,542
23.02	Property			Waterway Plaza	1991	NAP	49,750	SF		Fee Simple			2,700,130
23.03	Property			St. George Plaza	1982	NAP	59,279	SF		Fee Simple			2,653,178
23.04	Property			South Square Shopping Center	1992	NAP	44,350	SF		Fee Simple			2,160,558
23.05	Property			Clover Plaza	1990	1996	45,575	SF		Fee Simple			2,104,592
24	Loan		RAIT Funding, LLC	Tanyard Park Apartments	2004-2009	NAP	175	Units	68,416.77	Fee Simple	12,000,000	11,972,934	11,972,934	1.2%	10,095,954	5.16400%
25	Loan		MC-FiveMile	Oakridge Terrace Apartments	1987	NAP	216	Units	55,353.47	Fee Simple	12,000,000	11,956,349	11,956,349	1.2%	9,855,177	4.97000%
26	Loan	29	CCRE	Barnes Crossing Plaza	1996	NAP	157,700	SF	66.49	Fee Simple	10,500,000	10,484,780	10,484,780	1.0%	8,681,225	5.18200%
27	Loan		The Bancorp Bank	Sugar House	1910	2013	49,980	SF	208.08	Fee Simple	10,400,000	10,400,000	10,400,000	1.0%	8,757,023	4.91000%
28	Loan	8, 30	GSMC	Paddocks Office Building	2001	NAP	96,668	SF	105.26	Fee Simple	10,200,000	10,174,833	10,174,833	1.0%	8,436,611	5.19200%
29	Loan		CGMRC	Berwyn Shopping Center	1966	1993, 2004	33,523	SF	302.78	Fee Simple	10,150,000	10,150,000	10,150,000	1.0%	8,779,484	4.99000%
30	Loan	8	CGMRC	Townsend Street Office	1900, 1923	2014	110,755	SF	89.95	Fee Simple	10,000,000	9,962,265	9,962,265	1.0%	8,158,480	4.77000%
31	Loan	8, 31	RMF	Hampton Inn & Suites Savannah	2006	2013	92	Rooms	95,873.78	Fee Simple	8,850,000	8,820,388	8,820,388	0.9%	7,373,617	5.42000%
32	Loan	32	CGMRC	Lake Washington Square	1982	2013	112,057	SF	77.19	Fee Simple	8,650,000	8,650,000	8,650,000	0.9%	8,096,337	4.70000%
33	Loan	8	The Bancorp Bank	Pioneer Building	1900	NAP	54,508	SF	158.28	Fee Simple	8,640,561	8,627,633	8,627,633	0.8%	7,955,979	4.90000%
34	Loan		CGMRC	LV III Portfolio			167,545	SF	51.49		8,650,000	8,626,449	8,626,449	0.8%	7,926,520	4.59000%
34.01	Property			LV III Portfolio - Epic Storage at Warm Springs	2007	NAP	92,245	SF		Fee Simple			5,016,305
34.02	Property			LV III Portfolio - Storage One at Conestoga	2007	NAP	75,300	SF		Fee Simple			3,610,144
35	Loan	33, 34, 35, 36, 37	CCRE	334-336 West 46th Street	1900	2012	10	Units	850,000.00	Fee Simple	8,500,000	8,500,000	8,500,000	0.8%	7,566,737	5.27000%
36	Loan	8, 38	GSMC	Shops at Five Hills	2012	NAP	35,069	SF	233.82	Fee Simple	8,200,000	8,200,000	8,200,000	0.8%	7,580,810	5.16500%
37	Loan		MC-FiveMile	Timbers of Deerbrook	1982	NAP	260	Units	30,635.93	Fee Simple	8,000,000	7,965,343	7,965,343	0.8%	6,700,128	5.59000%
38	Loan		MC-FiveMile	Lakeshore Crossing	2002, 2012	NAP	42,530	SF	178.46	Fee Simple	7,590,000	7,590,000	7,590,000	0.7%	6,506,961	5.55000%
39	Loan	8	MC-FiveMile	Towers of Lakeway			54,664	SF	138.85		7,590,000	7,590,000	7,590,000	0.7%	6,606,693	5.24000%
39.01	Property			Tower II (1921 Lohmans Crossing)	2008	NAP	29,333	SF		Fee Simple			4,315,000
39.02	Property			Tower I (1927 Lohmans Crossing)	2000	NAP	25,331	SF		Fee Simple			3,275,000
40	Loan		RMF	Santa Clarita Plaza	1950, 1981, 1988	NAP	38,512	SF	189.09	Fee Simple	7,300,000	7,282,086	7,282,086	0.7%	6,044,331	5.22500%
41	Loan		The Bancorp Bank	LA Speedzone	1996	NAP	452,386	SF	16.01	Fee Simple	7,260,000	7,242,744	7,242,744	0.7%	6,048,309	5.42000%
42	Loan		MC-FiveMile	Pinedale Manor Apartments	1964-1966	NAP	296	Units	24,324.32	Fee Simple	7,200,000	7,200,000	7,200,000	0.7%	6,076,268	4.99000%
43	Loan		The Bancorp Bank	Knollwood Plaza	1974	NAP	23,922	SF	298.15	Fee Simple	7,150,000	7,132,237	7,132,237	0.7%	5,905,942	5.15000%
44	Loan		MC-FiveMile	Jones Bridge Square	1999	NAP	83,363	SF	80.97	Fee Simple	6,750,000	6,750,000	6,750,000	0.7%	6,121,391	5.17000%
45	Loan		MC-FiveMile	ACG Conlon Portfolio			721	Pads	9,343.08		6,750,000	6,736,363	6,736,363	0.7%	4,962,639	5.64500%
45.01	Property			Wilsons Landing	1975	NAP	170	Pads		Fee Simple			2,058,138
45.02	Property			Green Cove	1987	NAP	167	Pads		Fee Simple			1,394,732
45.03	Property			Beech Grove	1974	NAP	86	Pads		Fee Simple			1,035,404
45.04	Property			Wares	1951	NAP	118	Pads		Fee Simple			867,625
45.05	Property			Mimosa	1965	NAP	80	Pads		Fee Simple			765,392
45.06	Property			Cedar Creek	1998	NAP	100	Pads		Fee Simple			615,074
46	Loan	39	GSMC	Marsh Cove - Somerset	1975, 2001	1993	166	Units	36,687.95	Fee Simple	6,100,000	6,090,200	6,090,200	0.6%	5,562,426	4.28800%
47	Loan		MC-FiveMile	Harbor Point Estates MHC	1955	NAP	141	Pads	40,780.14	Fee Simple	5,750,000	5,750,000	5,750,000	0.6%	4,302,636	5.01500%
48	Loan		RMF	Bluffs of Lakewood	1983	NAP	233	Units	24,428.95	Fee Simple	5,700,000	5,691,946	5,691,946	0.6%	4,747,492	5.41500%
49	Loan	40	The Bancorp Bank	Ramada Denver	1962	1999, 2000	152	Rooms	36,769.74	Fee Simple	5,589,000	5,589,000	5,589,000	0.5%	4,241,964	5.41000%
50	Loan		RAIT Funding, LLC	Pantano Villas	1979	2014	131	Units	41,984.73	Fee Simple	5,500,000	5,500,000	5,500,000	0.5%	4,689,284	5.35000%
51	Loan	41	The Bancorp Bank	Town East Shopping Center	1988, 1990	2007	152,512	SF	35.65	Fee Simple	5,450,000	5,436,811	5,436,811	0.5%	4,524,736	5.31000%
52	Loan		CGMRC	Bell Creek	2003	NAP	65,381	SF	80.86	Fee Simple	5,300,000	5,286,811	5,286,811	0.5%	4,897,917	5.14000%
53	Loan	42	The Bancorp Bank	Amber Oaks	1986	NAP	96	Units	54,687.50	Fee Simple	5,250,000	5,250,000	5,250,000	0.5%	4,658,671	5.12000%
54	Loan	43	RAIT Funding, LLC	Mary Star of the Sea	2013	NAP	144	Beds	36,369.23	Fee Simple	5,250,000	5,237,169	5,237,169	0.5%	4,350,412	5.25000%
55	Loan		CGMRC	Moore Court Apartments	1985	NAP	100	Units	50,928.36	Fee Simple	5,100,000	5,092,836	5,092,836	0.5%	4,255,035	5.47000%
56	Loan		CGMRC	MacArthur Corporate Center	1981	NAP	62,887	SF	80.80	Fee Simple	5,100,000	5,081,346	5,081,346	0.5%	4,184,332	4.94000%
57	Loan	39	GSMC	1700 West Greenleaf	1919	2011	39	Units	128,846.15	Fee Simple	5,025,000	5,025,000	5,025,000	0.5%	4,337,064	4.90250%
58	Loan		The Bancorp Bank	Fairway Commons	2004	NAP	64,394	SF	77.84	Fee Simple	5,025,000	5,012,739	5,012,739	0.5%	4,165,288	5.26000%
59	Loan		MC-FiveMile	Normandy Park	1971	NAP	144	Units	34,672.60	Fee Simple	5,000,000	4,992,854	4,992,854	0.5%	4,150,764	5.31000%
60	Loan	44	CCRE	Sunrise Shopping Center	1991	NAP	73,390	SF	68.03	Fee Simple	5,000,000	4,992,696	4,992,696	0.5%	4,124,637	5.11200%
61	Loan	8	CGMRC	The Shoppes at Castle Pines	2002	NAP	28,103	SF	174.36	Fee Simple	4,900,000	4,900,000	4,900,000	0.5%	4,900,000	4.95000%
62	Loan		The Bancorp Bank	Selbyville Rite Aid	2010	NAP	14,673	SF	333.45	Fee Simple	4,900,000	4,892,727	4,892,727	0.5%	4,023,558	4.97000%
63	Loan	45	MC-FiveMile	6502 Grape Road	2003	NAP	50,000	SF	92.54	Fee Simple	4,650,000	4,626,973	4,626,973	0.5%	3,494,056	5.14000%
64	Loan	46	RAIT Funding, LLC	3200 Broadway	1971	NAP	90,760	SF	50.29	Fee Simple	4,575,000	4,563,892	4,563,892	0.4%	3,795,887	5.29000%
65	Loan	47	MC-FiveMile	Walgreens - Woodridge, IL	2009	NAP	14,820	SF	303.64	Fee Simple	4,500,000	4,500,000	4,500,000	0.4%	4,169,823	5.32500%
66	Loan		MC-FiveMile	Crossroads Shopping Center	1978	1998	75,065	SF	57.75	Fee Simple	4,350,000	4,335,363	4,335,363	0.4%	3,620,918	5.39000%
67	Loan		CGMRC	Gateways Apartments	1980	2012	130	Units	30,769.23	Fee Simple	4,000,000	4,000,000	4,000,000	0.4%	3,399,187	5.23000%
68	Loan		MC-FiveMile	Sorrento View Apartments	1985	2011-2013	80	Units	48,011.73	Fee Simple	3,850,000	3,840,939	3,840,939	0.4%	3,213,434	5.48000%
69	Loan		The Bancorp Bank	Bellfort Plaza	1964	2001-2002	154	Units	24,640.51	Fee Simple	3,800,000	3,794,639	3,794,639	0.4%	3,166,476	5.43000%
70	Loan		The Bancorp Bank	Taylors Square	1989	2003	28,952	SF	122.85	Fee Simple	3,562,000	3,556,748	3,556,748	0.3%	2,930,605	5.03000%
71	Loan	8	The Bancorp Bank	Country Club Self Storage	2007	NAP	73,485	SF	46.83	Fee Simple	3,450,000	3,441,457	3,441,457	0.3%	2,851,550	5.17000%
72	Loan		MC-FiveMile	Haverwood Village - Dallas TX	2001	NAP	27,689	SF	118.80	Fee Simple	3,300,000	3,289,356	3,289,356	0.3%	2,520,957	5.61000%
73	Loan		CGMRC	Fairway Club Apartments	1969	2003	192	Units	16,865.74	Fee Simple	3,250,000	3,238,221	3,238,221	0.3%	2,670,857	4.99000%
74	Loan		MC-FiveMile	Indiana Self Storage			90,470	SF	35.02		3,175,000	3,167,874	3,167,874	0.3%	2,673,638	5.77000%
74.01	Property			Michigan City Self-Storage	1992, 1995	2011	37,815	SF		Fee Simple			1,336,992
74.02	Property			Hobart Self-Storage	1995, 1998	2013	29,055	SF		Fee Simple			1,247,194
74.03	Property			Merrillville Self-Storage	2006	2012	23,600	SF		Fee Simple			583,687
75	Loan	8	CGMRC	Amsdell MI Self Storage Portfolio			153,982	SF	19.43		3,000,000	2,992,632	2,992,632	0.3%	2,483,576	5.22000%
75.01	Property			Safety Mini Storage	2001	NAP	101,132	SF		Fee Simple			1,925,260
75.02	Property			East Lansing Storage	2001	NAP	52,850	SF		Fee Simple			1,067,372
76	Loan		The Bancorp Bank	Qwik-Stor Self Storage	1986, 2005	NAP	54,750	SF	47.26	Fee Simple	2,600,000	2,587,576	2,587,576	0.3%	1,667,900	5.45000%
77	Loan		RMF	Covington Crossing	2010	NAP	19,900	SF	128.46	Fee Simple	2,560,000	2,556,341	2,556,341	0.3%	2,125,191	5.31000%
78	Loan		CGMRC	Goddard Court Apartments & Townhomes	1977	NAP	98	Units	19,318.78	Fee Simple	1,900,000	1,893,240	1,893,240	0.2%	1,566,510	5.09000%

CGCMT 2014-GC19 Annex A

								Monthly	Annual	Companion Loan	Companion Loan		Interest		Original
Control	Loan /		Mortgage		Administrative	Additional	Net Mortgage	Debt	Debt	Monthly Debt	Annual Debt		Accrual		Interest-Only
Number	Property Flag	Footnotes	Loan Seller	Property Name	Fee Rate (%) (1)	Strip (%)	Loan Rate (%)	Service ($) (2)	Service ($)	Service ($)	Service ($)	Amortization Type	Method	Seasoning	Period (Mos.)
1	Loan	9, 10, 11, 12	GSMC	Newcastle Senior Housing Portfolio	0.01325%	0.00000%	4.97675%	560,807.23	6,729,686.76	1,442,070.20	17,304,842.40	Amortizing	Actual/360	2	0
1.01	Property			Orchid Terrace
1.02	Property			Village Gate of Farmington
1.03	Property			Lodge At Cold Spring
1.04	Property			The Manor At Oakridge
1.05	Property			Durham Regent
1.06	Property			Dogwood Estates
1.07	Property			Sheldon Oaks
1.08	Property			Jordan Oaks
1.09	Property			Sky Peaks
1.10	Property			The Westmont
1.11	Property			Pinewood Hills
1.12	Property			Hidden Lakes
1.13	Property			Walnut Woods
1.14	Property			Oakwood Hills
1.15	Property			Madison Estates
1.16	Property			Thornton Place
1.17	Property			Whiterock Court
1.18	Property			The Bentley
1.19	Property			Pueblo Regent
1.20	Property			Vista De La Montana
1.21	Property			Rock Creek
1.22	Property			Illahee Hills
1.23	Property			Palmer Hills
1.24	Property			Uffelman Estates
1.25	Property			The Regent
1.26	Property			The Fountains At Hidden Lakes
2	Loan	13, 14, 15	CGMRC	CityScape - East Office/Retail	0.01325%	0.00000%	4.89675%	451,634.50	5,419,614.00	531,334.71	6,376,016.52	Interest Only, Then Amortizing	Actual/360	2	36
3	Loan	8, 16, 17	CGMRC	1500 Spring Garden	0.01325%	0.00000%	4.31675%	254,262.21	3,051,146.52	292,675.93	3,512,111.12	Interest Only	Actual/360	3	60
4	Loan	8	CGMRC	Independence Green Apartments	0.03825%	0.00000%	4.90275%	229,285.28	2,751,423.36			Interest Only, Then Amortizing	Actual/360	3	60
5	Loan	18	GSMC	Biltmore Office	0.04325%	0.00000%	4.99375%	194,070.66	2,328,847.92			Interest Only, Then Amortizing	Actual/360	1	24
6	Loan	8, 19	MC-FiveMile	RIS Portfolio	0.01325%	0.00000%	4.86675%	164,148.64	1,969,783.68			Interest Only, Then Amortizing	Actual/360	0	36
6.01	Property			Westchase Town Center
6.02	Property			The Gateway
6.03	Property			Hunters Creek
6.04	Property			East Colonial
6.05	Property			Sanford Towne Center
6.06	Property	20		Osceola Gateway
6.07	Property	21		5th 3rd at Westchase
6.08	Property			Sarasota Palms
7	Loan		CGMRC	136-138 West 34th Street	0.01325%	0.00000%	4.82675%	122,680.56	1,472,166.72			Interest Only	Actual/360	2	120
8	Loan		CGMRC	335 West 16th Street	0.01325%	0.00000%	5.08675%	157,455.43	1,889,465.16			Amortizing	Actual/360	2	0
9	Loan		MC-FiveMile	Twin River Commons Student Housing	0.01325%	0.00000%	5.33675%	147,979.63	1,775,755.56			Amortizing	Actual/360	1	0
10	Loan		CCRE	350 North Clark	0.01325%	0.02000%	4.85225%	135,587.52	1,627,050.24			Interest Only, Then Amortizing	Actual/360	1	24
11	Loan		GSMC	808 Brannan Street	0.01325%	0.00000%	4.68575%	79,404.40	952,852.80			Interest Only	Actual/360	0	120
12	Loan	8, 22	GSMC	Phoenix Shadow Anchored Retail Portfolio	0.01325%	0.00000%	4.14425%	97,307.97	1,167,695.64			Amortizing	Actual/360	1	0
12.01	Property			Gilbert Fiesta Marketplace
12.02	Property			Village at Surprise
12.03	Property			Riggs Marketplace
12.04	Property			Frys Superstition Springs Center
13	Loan		GSMC	Mid-City Plaza	0.01325%	0.00000%	4.92575%	98,090.36	1,177,084.32			Interest Only, Then Amortizing	Actual/360	2	36
14	Loan		MC-FiveMile	Highland Estates MHC	0.01325%	0.00000%	5.70675%	99,465.31	1,193,583.72			Amortizing	Actual/360	2	0
15	Loan		MC-FiveMile	Huntington Lakes Apartments	0.01325%	0.00000%	5.49675%	96,630.82	1,159,569.84			Amortizing	Actual/360	3	0
16	Loan		GSMC	Western Crossing	0.01325%	0.00000%	5.12825%	88,371.43	1,060,457.16			Amortizing	Actual/360	1	0
17	Loan	8	CGMRC	Anthem Marketplace	0.03325%	0.00000%	4.95675%	80,753.32	969,039.84			Interest Only, Then Amortizing	Actual/360	2	36
18	Loan	23	CCRE	Knobs Pointe	0.01325%	0.02000%	4.88175%	76,555.99	918,671.88			Interest Only, Then Amortizing	Actual/360	2	36
19	Loan	24, 25	RAIT Funding, LLC	Festival Plaza	0.06325%	0.00000%	5.24675%	75,049.98	900,599.76			Amortizing	Actual/360	2	0
20	Loan	26	MC-FiveMile	1415 North Loop West	0.01325%	0.00000%	5.49675%	72,473.11	869,677.32			Interest Only, Then Amortizing	Actual/360	2	12
21	Loan		RMF	Wymberly Portfolio	0.01325%	0.00000%	5.40175%	70,027.20	840,326.40			Amortizing	Actual/360	1	0
21.01	Property			Wymberly Pointe Apartments
21.02	Property			Wymberly Crossing Apartments
22	Loan	27	RMF	Canyon Plaza	0.01325%	0.00000%	5.44675%	70,094.95	841,139.40			Amortizing	Actual/360	1	0
23	Loan	28	CCRE	Wheeler Food Lion Portfolio	0.01325%	0.02000%	5.21475%	68,319.88	819,838.56			Interest Only, Then Amortizing	Actual/360	2	24

CGCMT 2014-GC19 Annex A

								Monthly	Annual	Companion Loan	Companion Loan		Interest		Original
Control	Loan /		Mortgage		Administrative	Additional	Net Mortgage	Debt	Debt	Monthly Debt	Annual Debt		Accrual		Interest-Only
Number	Property Flag	Footnotes	Loan Seller	Property Name	Fee Rate (%) (1)	Strip (%)	Loan Rate (%)	Service ($) (2)	Service ($)	Service ($)	Service ($)	Amortization Type	Method	Seasoning	Period (Mos.)
23.01	Property			Westland Square
23.02	Property			Waterway Plaza
23.03	Property			St. George Plaza
23.04	Property			South Square Shopping Center
23.05	Property			Clover Plaza
24	Loan		RAIT Funding, LLC	Tanyard Park Apartments	0.01325%	0.00000%	5.15075%	64,156.86	769,882.32			Amortizing	Actual/360	2	0
25	Loan		MC-FiveMile	Oakridge Terrace Apartments	0.01325%	0.00000%	4.95675%	64,198.76	770,385.12			Amortizing	Actual/360	3	0
26	Loan	29	CCRE	Barnes Crossing Plaza	0.06325%	0.00000%	5.11875%	57,539.94	690,479.28			Amortizing	Actual/360	1	0
27	Loan		The Bancorp Bank	Sugar House	0.06325%	0.00000%	4.84675%	55,258.81	663,105.72			Interest Only, Then Amortizing	Actual/360	3	12
28	Loan	8, 30	GSMC	Paddocks Office Building	0.01325%	0.00000%	5.17875%	55,958.91	671,506.92			Amortizing	Actual/360	2	0
29	Loan		CGMRC	Berwyn Shopping Center	0.01325%	0.00000%	4.97675%	54,425.38	653,104.56			Interest Only, Then Amortizing	Actual/360	1	24
30	Loan	8	CGMRC	Townsend Street Office	0.04325%	0.00000%	4.72675%	52,285.35	627,424.20			Amortizing	Actual/360	3	0
31	Loan	8, 31	RMF	Hampton Inn & Suites Savannah	0.01325%	0.00000%	5.40675%	49,806.02	597,672.24			Amortizing	Actual/360	3	0
32	Loan	32	CGMRC	Lake Washington Square	0.01325%	0.00000%	4.68675%	44,862.17	538,346.04			Interest Only, Then Amortizing	Actual/360	2	12
33	Loan	8	The Bancorp Bank	Pioneer Building	0.01325%	0.00000%	4.88675%	45,857.77	550,293.24			Amortizing	Actual/360	1	0
34	Loan		CGMRC	LV III Portfolio	0.01325%	0.00000%	4.57675%	44,292.06	531,504.72			Amortizing	Actual/360	2	0
34.01	Property			LV III Portfolio - Epic Storage at Warm Springs
34.02	Property			LV III Portfolio - Storage One at Conestoga
35	Loan	33, 34, 35, 36, 37	CCRE	334-336 West 46th Street	0.01325%	0.02000%	5.23675%	47,042.66	564,511.92			Interest Only, Then Amortizing	Actual/360	2	36
36	Loan	8, 38	GSMC	Shops at Five Hills	0.01325%	0.00000%	5.15175%	44,849.96	538,199.52			Interest Only, Then Amortizing	Actual/360	2	60
37	Loan		MC-FiveMile	Timbers of Deerbrook	0.01325%	0.00000%	5.57675%	45,875.88	550,510.56			Amortizing	Actual/360	4	0
38	Loan		MC-FiveMile	Lakeshore Crossing	0.01325%	0.00000%	5.53675%	43,333.59	520,003.08			Interest Only, Then Amortizing	Actual/360	2	12
39	Loan	8	MC-FiveMile	Towers of Lakeway	0.01325%	0.00000%	5.22675%	41,865.26	502,383.12			Interest Only, Then Amortizing	Actual/360	2	24
39.01	Property			Tower II (1921 Lohmans Crossing)
39.02	Property			Tower I (1927 Lohmans Crossing)
40	Loan		RMF	Santa Clarita Plaza	0.01325%	0.00000%	5.21175%	40,197.91	482,374.92			Amortizing	Actual/360	2	0
41	Loan		The Bancorp Bank	LA Speedzone	0.01325%	0.00000%	5.40675%	40,857.82	490,293.84			Amortizing	Actual/360	2	0
42	Loan		MC-FiveMile	Pinedale Manor Apartments	0.01325%	0.00000%	4.97675%	38,607.17	463,286.04			Interest Only, Then Amortizing	Actual/360	2	12
43	Loan		The Bancorp Bank	Knollwood Plaza	0.06325%	0.00000%	5.08675%	39,040.88	468,490.56			Amortizing	Actual/360	2	0
44	Loan		MC-FiveMile	Jones Bridge Square	0.01325%	0.00000%	5.15675%	36,939.99	443,279.88			Interest Only, Then Amortizing	Actual/360	1	48
45	Loan		MC-FiveMile	ACG Conlon Portfolio	0.01325%	0.00000%	5.63175%	43,272.85	519,274.20			Amortizing	Actual/360	1	0
45.01	Property			Wilsons Landing
45.02	Property			Green Cove
45.03	Property			Beech Grove
45.04	Property			Wares
45.05	Property			Mimosa
45.06	Property			Cedar Creek
46	Loan	39	GSMC	Marsh Cove - Somerset	0.07825%	0.00000%	4.20975%	30,144.19	361,730.28			Amortizing	Actual/360	1	0
47	Loan		MC-FiveMile	Harbor Point Estates MHC	0.01325%	0.00000%	5.00175%	33,664.20	403,970.40			Amortizing	Actual/360	0	0
48	Loan		RMF	Bluffs of Lakewood	0.01325%	0.00000%	5.40175%	32,060.65	384,727.80			Amortizing	Actual/360	1	0
49	Loan	40	The Bancorp Bank	Ramada Denver	0.01325%	0.00000%	5.39675%	34,021.61	408,259.32			Amortizing	Actual/360	0	0
50	Loan		RAIT Funding, LLC	Pantano Villas	0.01325%	0.00000%	5.33675%	30,712.75	368,553.00			Interest Only, Then Amortizing	Actual/360	2	12
51	Loan	41	The Bancorp Bank	Town East Shopping Center	0.01325%	0.00000%	5.29675%	30,297.96	363,575.52			Amortizing	Actual/360	2	0
52	Loan		CGMRC	Bell Creek	0.01325%	0.00000%	5.12675%	28,906.74	346,880.88			Amortizing	Actual/360	2	0
53	Loan	42	The Bancorp Bank	Amber Oaks	0.01325%	0.00000%	5.10675%	28,569.42	342,833.04			Interest Only, Then Amortizing	Actual/360	2	36
54	Loan	43	RAIT Funding, LLC	Mary Star of the Sea	0.09325%	0.00000%	5.15675%	28,990.69	347,888.28			Amortizing	Actual/360	2	0
55	Loan		CGMRC	Moore Court Apartments	0.01325%	0.00000%	5.45675%	28,861.32	346,335.84			Amortizing	Actual/360	1	0
56	Loan		CGMRC	MacArthur Corporate Center	0.01325%	0.00000%	4.92675%	27,191.19	326,294.28			Amortizing	Actual/360	3	0
57	Loan	39	GSMC	1700 West Greenleaf	0.01325%	0.00000%	4.88925%	26,676.65	320,119.80			Interest Only, Then Amortizing	Actual/360	2	24
58	Loan		The Bancorp Bank	Fairway Commons	0.01325%	0.00000%	5.24675%	27,779.37	333,352.44			Amortizing	Actual/360	2	0
59	Loan		MC-FiveMile	Normandy Park	0.01325%	0.00000%	5.29675%	27,796.29	333,555.48			Amortizing	Actual/360	1	0
60	Loan	44	CCRE	Sunrise Shopping Center	0.01325%	0.02000%	5.07875%	27,184.37	326,212.44			Amortizing	Actual/360	1	0
61	Loan	8	CGMRC	The Shoppes at Castle Pines	0.06325%	0.00000%	4.88675%	20,493.23	245,918.76			Interest Only	Actual/360	3	120
62	Loan		The Bancorp Bank	Selbyville Rite Aid	0.01325%	0.00000%	4.95675%	26,214.49	314,573.88			Amortizing	Actual/360	1	0
63	Loan	45	MC-FiveMile	6502 Grape Road	0.01325%	0.00000%	5.12675%	27,564.07	330,768.84			Amortizing	Actual/360	3	0
64	Loan	46	RAIT Funding, LLC	3200 Broadway	0.01325%	0.00000%	5.27675%	25,376.78	304,521.36			Amortizing	Actual/360	2	0
65	Loan	47	MC-FiveMile	Walgreens - Woodridge, IL	0.01325%	0.00000%	5.31175%	25,058.62	300,703.44			Interest Only, Then Amortizing	Actual/360	1	60
66	Loan		MC-FiveMile	Crossroads Shopping Center	0.01325%	0.00000%	5.37675%	24,399.44	292,793.28			Amortizing	Actual/360	3	0
67	Loan		CGMRC	Gateways Apartments	0.07825%	0.00000%	5.15175%	22,038.62	264,463.44			Interest Only, Then Amortizing	Actual/360	3	12
68	Loan		MC-FiveMile	Sorrento View Apartments	0.01325%	0.00000%	5.46675%	21,811.59	261,739.08			Amortizing	Actual/360	2	0
69	Loan		The Bancorp Bank	Bellfort Plaza	0.01325%	0.00000%	5.41675%	21,409.39	256,912.68			Amortizing	Actual/360	1	0
70	Loan		The Bancorp Bank	Taylors Square	0.01325%	0.00000%	5.01675%	19,186.95	230,243.40			Amortizing	Actual/360	1	0
71	Loan	8	The Bancorp Bank	Country Club Self Storage	0.06325%	0.00000%	5.10675%	18,880.44	226,565.28			Amortizing	Actual/360	2	0
72	Loan		MC-FiveMile	Haverwood Village - Dallas TX	0.01325%	0.00000%	5.59675%	20,482.24	245,786.88			Amortizing	Actual/360	2	0
73	Loan		CGMRC	Fairway Club Apartments	0.05825%	0.00000%	4.93175%	17,426.85	209,122.20			Amortizing	Actual/360	3	0
74	Loan		MC-FiveMile	Indiana Self Storage	0.01325%	0.00000%	5.75675%	18,568.80	222,825.60			Amortizing	Actual/360	2	0
74.01	Property			Michigan City Self-Storage
74.02	Property			Hobart Self-Storage
74.03	Property			Merrillville Self-Storage
75	Loan	8	CGMRC	Amsdell MI Self Storage Portfolio	0.06325%	0.00000%	5.15675%	16,510.41	198,124.92			Amortizing	Actual/360	2	0
75.01	Property			Safety Mini Storage
75.02	Property			East Lansing Storage
76	Loan		The Bancorp Bank	Qwik-Stor Self Storage	0.09325%	0.00000%	5.35675%	17,811.73	213,740.76			Amortizing	Actual/360	2	0
77	Loan		RMF	Covington Crossing	0.01325%	0.00000%	5.29675%	14,231.70	170,780.40			Amortizing	Actual/360	1	0
78	Loan		CGMRC	Goddard Court Apartments & Townhomes	0.05825%	0.00000%	5.03175%	10,304.37	123,652.44			Amortizing	Actual/360	3	0

CGCMT 2014-GC19 Annex A

					Remaining	Original Term To	Remaining	Original	Remaining
Control	Loan /		Mortgage		Interest-Only	Maturity	Term To	Amortization Term	Amortization Term	Origination	Due	First	Last IO	First P&I		ARD	Final
Number	Property Flag	Footnotes	Loan Seller	Property Name	Period (Mos.)	(Mos.)	Maturity (Mos.)	(Mos.)	(Mos.)	Date	Date	Due Date	Due Date	Due Date	Maturity Date	(Yes / No)	Maturity Date
1	Loan	9, 10, 11, 12	GSMC	Newcastle Senior Housing Portfolio	0	120	118	360	358	12/23/2013	6	2/6/2014		2/6/2014	1/6/2024	No
1.01	Property			Orchid Terrace
1.02	Property			Village Gate of Farmington
1.03	Property			Lodge At Cold Spring
1.04	Property			The Manor At Oakridge
1.05	Property			Durham Regent
1.06	Property			Dogwood Estates
1.07	Property			Sheldon Oaks
1.08	Property			Jordan Oaks
1.09	Property			Sky Peaks
1.10	Property			The Westmont
1.11	Property			Pinewood Hills
1.12	Property			Hidden Lakes
1.13	Property			Walnut Woods
1.14	Property			Oakwood Hills
1.15	Property			Madison Estates
1.16	Property			Thornton Place
1.17	Property			Whiterock Court
1.18	Property			The Bentley
1.19	Property			Pueblo Regent
1.20	Property			Vista De La Montana
1.21	Property			Rock Creek
1.22	Property			Illahee Hills
1.23	Property			Palmer Hills
1.24	Property			Uffelman Estates
1.25	Property			The Regent
1.26	Property			The Fountains At Hidden Lakes
2	Loan	13, 14, 15	CGMRC	CityScape - East Office/Retail	34	120	118	360	360	12/24/2013	1	2/1/2014	1/1/2017	2/1/2017	1/1/2024	No
3	Loan	8, 16, 17	CGMRC	1500 Spring Garden	57	60	57	0	0	11/15/2013	6	1/6/2014	12/6/2018		12/6/2018	No
4	Loan	8	CGMRC	Independence Green Apartments	57	120	117	360	360	11/19/2013	6	1/6/2014	12/6/2018	1/6/2019	12/6/2023	No
5	Loan	18	GSMC	Biltmore Office	23	120	119	360	360	1/31/2014	6	3/6/2014	2/6/2016	3/6/2016	2/6/2024	No
6	Loan	8, 19	MC-FiveMile	RIS Portfolio	36	120	120	360	360	2/12/2014	6	4/6/2014	3/6/2017	4/6/2017	3/6/2024	No
6.01	Property			Westchase Town Center
6.02	Property			The Gateway
6.03	Property			Hunters Creek
6.04	Property			East Colonial
6.05	Property			Sanford Towne Center
6.06	Property	20		Osceola Gateway
6.07	Property	21		5th 3rd at Westchase
6.08	Property			Sarasota Palms
7	Loan		CGMRC	136-138 West 34th Street	118	120	118	0	0	1/2/2014	6	2/6/2014	1/6/2024		1/6/2024	No
8	Loan		CGMRC	335 West 16th Street	0	120	118	360	358	12/18/2013	6	2/6/2014		2/6/2014	1/6/2024	No
9	Loan		MC-FiveMile	Twin River Commons Student Housing	0	120	119	360	359	1/7/2014	6	3/6/2014		3/6/2014	2/6/2024	No
10	Loan		CCRE	350 North Clark	23	120	119	360	360	2/5/2014	6	3/6/2014	2/6/2016	3/6/2016	2/6/2024	No
11	Loan		GSMC	808 Brannan Street	120	120	120	0	0	2/12/2014	6	4/6/2014	3/6/2024		3/6/2024	No
12	Loan	8, 22	GSMC	Phoenix Shadow Anchored Retail Portfolio	0	60	59	360	359	2/5/2014	6	3/6/2014		3/6/2014	2/6/2019	No
12.01	Property			Gilbert Fiesta Marketplace
12.02	Property			Village at Surprise
12.03	Property			Riggs Marketplace
12.04	Property			Frys Superstition Springs Center
13	Loan		GSMC	Mid-City Plaza	34	120	118	360	360	12/30/2013	6	2/6/2014	1/6/2017	2/6/2017	1/6/2024	No
14	Loan		MC-FiveMile	Highland Estates MHC	0	120	118	360	358	12/11/2013	6	2/6/2014		2/6/2014	1/6/2024	No
15	Loan		MC-FiveMile	Huntington Lakes Apartments	0	120	117	360	357	11/7/2013	6	1/6/2014		1/6/2014	12/6/2023	No
16	Loan		GSMC	Western Crossing	0	120	119	360	359	1/15/2014	6	3/6/2014		3/6/2014	2/6/2024	No
17	Loan	8	CGMRC	Anthem Marketplace	34	120	118	360	360	12/16/2013	6	2/6/2014	1/6/2017	2/6/2017	1/6/2024	No
18	Loan	23	CCRE	Knobs Pointe	34	120	118	360	360	12/17/2013	6	2/6/2014	1/6/2017	2/6/2017	1/6/2024	No
19	Loan	24, 25	RAIT Funding, LLC	Festival Plaza	0	120	118	360	358	12/24/2013	1	2/1/2014		2/1/2014	1/1/2024	No
20	Loan	26	MC-FiveMile	1415 North Loop West	10	120	118	360	360	12/19/2013	6	2/6/2014	1/6/2015	2/6/2015	1/6/2024	No
21	Loan		RMF	Wymberly Portfolio	0	120	119	360	359	1/30/2014	6	3/6/2014		3/6/2014	2/6/2024	No
21.01	Property			Wymberly Pointe Apartments
21.02	Property			Wymberly Crossing Apartments
22	Loan	27	RMF	Canyon Plaza	0	120	119	360	359	1/31/2014	6	3/6/2014		3/6/2014	2/6/2024	No
23	Loan	28	CCRE	Wheeler Food Lion Portfolio	22	120	118	360	360	12/23/2013	6	2/6/2014	1/6/2016	2/6/2016	1/6/2024	No

CGCMT 2014-GC19 Annex A

					Remaining	Original Term To	Remaining	Original	Remaining
Control	Loan /		Mortgage		Interest-Only	Maturity	Term To	Amortization Term	Amortization Term	Origination	Due	First	Last IO	First P&I		ARD	Final
Number	Property Flag	Footnotes	Loan Seller	Property Name	Period (Mos.)	(Mos.)	Maturity (Mos.)	(Mos.)	(Mos.)	Date	Date	Due Date	Due Date	Due Date	Maturity Date	(Yes / No)	Maturity Date
23.01	Property			Westland Square
23.02	Property			Waterway Plaza
23.03	Property			St. George Plaza
23.04	Property			South Square Shopping Center
23.05	Property			Clover Plaza
24	Loan		RAIT Funding, LLC	Tanyard Park Apartments	0	120	118	360	358	12/20/2013	1	2/1/2014		2/1/2014	1/1/2024	No
25	Loan		MC-FiveMile	Oakridge Terrace Apartments	0	120	117	360	357	11/7/2013	6	1/6/2014		1/6/2014	12/6/2023	No
26	Loan	29	CCRE	Barnes Crossing Plaza	0	120	119	360	359	1/8/2014	6	3/6/2014		3/6/2014	2/6/2024	No
27	Loan		The Bancorp Bank	Sugar House	9	120	117	360	360	12/2/2013	5	1/5/2014	12/5/2014	1/5/2015	12/5/2023	No
28	Loan	8, 30	GSMC	Paddocks Office Building	0	120	118	360	358	12/20/2013	6	2/6/2014		2/6/2014	1/6/2024	No
29	Loan		CGMRC	Berwyn Shopping Center	23	120	119	360	360	1/31/2014	6	3/6/2014	2/6/2016	3/6/2016	2/6/2024	No
30	Loan	8	CGMRC	Townsend Street Office	0	120	117	360	357	11/26/2013	6	1/6/2014		1/6/2014	12/6/2023	No
31	Loan	8, 31	RMF	Hampton Inn & Suites Savannah	0	120	117	360	357	12/9/2013	6	1/6/2014		1/6/2014	12/6/2023	No
32	Loan	32	CGMRC	Lake Washington Square	10	60	58	360	360	12/20/2013	6	2/6/2014	1/6/2015	2/6/2015	1/6/2019	No
33	Loan	8	The Bancorp Bank	Pioneer Building	0	60	59	360	359	1/10/2014	5	3/5/2014		3/5/2014	2/5/2019	No
34	Loan		CGMRC	LV III Portfolio	0	60	58	360	358	12/12/2013	6	2/6/2014		2/6/2014	1/6/2019	No
34.01	Property			LV III Portfolio - Epic Storage at Warm Springs
34.02	Property			LV III Portfolio - Storage One at Conestoga
35	Loan	33, 34, 35, 36, 37	CCRE	334-336 West 46th Street	34	120	118	360	360	12/24/2013	6	2/6/2014	1/6/2017	2/6/2017	1/6/2024	No
36	Loan	8, 38	GSMC	Shops at Five Hills	58	120	118	360	360	12/20/2013	6	2/6/2014	1/6/2019	2/6/2019	1/6/2024	No
37	Loan		MC-FiveMile	Timbers of Deerbrook	0	120	116	360	356	11/1/2013	6	12/6/2013		12/6/2013	11/6/2023	No
38	Loan		MC-FiveMile	Lakeshore Crossing	10	120	118	360	360	12/16/2013	6	2/6/2014	1/6/2015	2/6/2015	1/6/2024	No
39	Loan	8	MC-FiveMile	Towers of Lakeway	22	120	118	360	360	12/20/2013	6	2/6/2014	1/6/2016	2/6/2016	1/6/2024	No
39.01	Property			Tower II (1921 Lohmans Crossing)
39.02	Property			Tower I (1927 Lohmans Crossing)
40	Loan		RMF	Santa Clarita Plaza	0	120	118	360	358	12/11/2013	6	2/6/2014		2/6/2014	1/6/2024	No
41	Loan		The Bancorp Bank	LA Speedzone	0	120	118	360	358	12/19/2013	5	2/5/2014		2/5/2014	1/5/2024	No
42	Loan		MC-FiveMile	Pinedale Manor Apartments	10	120	118	360	360	12/19/2013	6	2/6/2014	1/6/2015	2/6/2015	1/6/2024	No
43	Loan		The Bancorp Bank	Knollwood Plaza	0	120	118	360	358	12/10/2013	5	2/5/2014		2/5/2014	1/5/2024	No
44	Loan		MC-FiveMile	Jones Bridge Square	47	120	119	360	360	1/7/2014	6	3/6/2014	2/6/2018	3/6/2018	2/6/2024	No
45	Loan		MC-FiveMile	ACG Conlon Portfolio	0	120	119	282	281	1/15/2014	6	3/6/2014		3/6/2014	2/6/2024	No
45.01	Property			Wilsons Landing
45.02	Property			Green Cove
45.03	Property			Beech Grove
45.04	Property			Wares
45.05	Property			Mimosa
45.06	Property			Cedar Creek
46	Loan	39	GSMC	Marsh Cove - Somerset	0	60	59	360	359	2/4/2014	6	3/6/2014		3/6/2014	2/6/2019	No
47	Loan		MC-FiveMile	Harbor Point Estates MHC	0	120	120	300	300	2/10/2014	6	4/6/2014		4/6/2014	3/6/2024	No
48	Loan		RMF	Bluffs of Lakewood	0	120	119	360	359	2/3/2014	6	3/6/2014		3/6/2014	2/6/2024	No
49	Loan	40	The Bancorp Bank	Ramada Denver	0	120	120	300	300	2/14/2014	5	4/5/2014		4/5/2014	3/5/2024	No
50	Loan		RAIT Funding, LLC	Pantano Villas	10	120	118	360	360	12/23/2013	1	2/1/2014	1/1/2015	2/1/2015	1/1/2024	No
51	Loan	41	The Bancorp Bank	Town East Shopping Center	0	120	118	360	358	12/6/2013	5	2/5/2014		2/5/2014	1/5/2024	No
52	Loan		CGMRC	Bell Creek	0	60	58	360	358	12/27/2013	6	2/6/2014		2/6/2014	1/6/2019	No
53	Loan	42	The Bancorp Bank	Amber Oaks	34	120	118	360	360	12/12/2013	5	2/5/2014	1/5/2017	2/5/2017	1/5/2024	No
54	Loan	43	RAIT Funding, LLC	Mary Star of the Sea	0	120	118	360	358	12/20/2013	1	2/1/2014		2/1/2014	1/1/2024	No
55	Loan		CGMRC	Moore Court Apartments	0	120	119	360	359	1/23/2014	6	3/6/2014		3/6/2014	2/6/2024	No
56	Loan		CGMRC	MacArthur Corporate Center	0	120	117	360	357	11/22/2013	6	1/6/2014		1/6/2014	12/6/2023	No
57	Loan	39	GSMC	1700 West Greenleaf	22	120	118	360	360	12/19/2013	6	2/6/2014	1/6/2016	2/6/2016	1/6/2024	No
58	Loan		The Bancorp Bank	Fairway Commons	0	120	118	360	358	12/24/2013	5	2/5/2014		2/5/2014	1/5/2024	No
59	Loan		MC-FiveMile	Normandy Park	0	120	119	360	359	1/31/2014	6	3/6/2014		3/6/2014	2/6/2024	No
60	Loan	44	CCRE	Sunrise Shopping Center	0	120	119	360	359	1/15/2014	6	3/6/2014		3/6/2014	2/6/2024	No
61	Loan	8	CGMRC	The Shoppes at Castle Pines	117	120	117	0	0	12/4/2013	6	1/6/2014	12/6/2023		12/6/2023	No
62	Loan		The Bancorp Bank	Selbyville Rite Aid	0	120	119	360	359	1/29/2014	5	3/5/2014		3/5/2014	2/5/2024	No
63	Loan	45	MC-FiveMile	6502 Grape Road	0	120	117	300	297	11/21/2013	6	1/6/2014		1/6/2014	12/6/2023	No
64	Loan	46	RAIT Funding, LLC	3200 Broadway	0	120	118	360	358	12/24/2013	1	2/1/2014		2/1/2014	1/1/2024	No
65	Loan	47	MC-FiveMile	Walgreens - Woodridge, IL	59	120	119	360	360	1/8/2014	6	3/6/2014	2/6/2019	3/6/2019	2/6/2024	No
66	Loan		MC-FiveMile	Crossroads Shopping Center	0	120	117	360	357	11/21/2013	6	1/6/2014		1/6/2014	12/6/2023	No
67	Loan		CGMRC	Gateways Apartments	9	120	117	360	360	12/3/2013	6	1/6/2014	12/6/2014	1/6/2015	12/6/2023	No
68	Loan		MC-FiveMile	Sorrento View Apartments	0	120	118	360	358	12/19/2013	6	2/6/2014		2/6/2014	1/6/2024	No
69	Loan		The Bancorp Bank	Bellfort Plaza	0	120	119	360	359	1/14/2014	5	3/5/2014		3/5/2014	2/5/2024	No
70	Loan		The Bancorp Bank	Taylors Square	0	120	119	360	359	1/31/2014	5	3/5/2014		3/5/2014	2/5/2024	No
71	Loan	8	The Bancorp Bank	Country Club Self Storage	0	120	118	360	358	12/11/2013	5	2/5/2014		2/5/2014	1/5/2024	No
72	Loan		MC-FiveMile	Haverwood Village - Dallas TX	0	120	118	300	298	12/12/2013	1	2/1/2014		2/1/2014	1/1/2024	No
73	Loan		CGMRC	Fairway Club Apartments	0	120	117	360	357	11/26/2013	6	1/6/2014		1/6/2014	12/6/2023	No
74	Loan		MC-FiveMile	Indiana Self Storage	0	120	118	360	358	12/16/2013	6	2/6/2014		2/6/2014	1/6/2024	No
74.01	Property			Michigan City Self-Storage
74.02	Property			Hobart Self-Storage
74.03	Property			Merrillville Self-Storage
75	Loan	8	CGMRC	Amsdell MI Self Storage Portfolio	0	120	118	360	358	12/10/2013	6	2/6/2014		2/6/2014	1/6/2024	No
75.01	Property			Safety Mini Storage
75.02	Property			East Lansing Storage
76	Loan		The Bancorp Bank	Qwik-Stor Self Storage	0	120	118	240	238	12/11/2013	5	2/5/2014		2/5/2014	1/5/2024	No
77	Loan		RMF	Covington Crossing	0	120	119	360	359	1/14/2014	6	3/6/2014		3/6/2014	2/6/2024	No
78	Loan		CGMRC	Goddard Court Apartments & Townhomes	0	120	117	360	357	11/26/2013	6	1/6/2014		1/6/2014	12/6/2023	No

CGCMT 2014-GC19 Annex A

					Grace	Grace		Third	Third	Second	Second
Control	Loan /		Mortgage		Period-	Period-		Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent
Number	Property Flag	Footnotes	Loan Seller	Property Name	Late Fee	Default	Prepayment Provision (3)	NOI ($)	NOI Date	NOI ($)	NOI Date	EGI (if past 2012) ($)	Expenses (if past 2012) ($)	NOI (if past 2012) ($)
1	Loan	9, 10, 11, 12	GSMC	Newcastle Senior Housing Portfolio	0	0	Lockout/5_>YM or 1%/111_0%/4	26,323,602	12/31/2011	32,483,514	12/31/2012	79,768,061	43,436,908	36,331,153
1.01	Property			Orchid Terrace				1,743,154	12/31/2011	1,899,837	12/31/2012	3,516,315	1,545,080	1,971,234
1.02	Property			Village Gate of Farmington				1,962,047	12/31/2011	1,911,474	12/31/2012	5,392,644	3,324,664	2,067,980
1.03	Property			Lodge At Cold Spring				1,072,313	12/31/2011	1,592,775	12/31/2012	3,740,734	1,841,692	1,899,042
1.04	Property			The Manor At Oakridge				988,712	12/31/2011	1,405,939	12/31/2012	3,214,424	1,704,343	1,510,081
1.05	Property			Durham Regent				1,105,152	12/31/2011	1,325,714	12/31/2012	3,368,168	1,662,784	1,705,384
1.06	Property			Dogwood Estates				1,290,057	12/31/2011	1,437,633	12/31/2012	3,729,538	1,839,315	1,890,222
1.07	Property			Sheldon Oaks				1,367,901	12/31/2011	1,665,917	12/31/2012	3,187,972	1,498,849	1,689,123
1.08	Property			Jordan Oaks				1,817,894	12/31/2011	1,580,256	12/31/2012	3,544,879	1,590,126	1,954,753
1.09	Property			Sky Peaks				1,063,183	12/31/2011	1,185,743	12/31/2012	3,262,067	1,766,509	1,495,559
1.10	Property			The Westmont				1,217,430	12/31/2011	1,485,959	12/31/2012	3,612,934	2,029,334	1,583,600
1.11	Property			Pinewood Hills				1,573,810	12/31/2011	1,577,366	12/31/2012	3,515,682	1,797,653	1,718,028
1.12	Property			Hidden Lakes				1,415,289	12/31/2011	1,330,794	12/31/2012	3,406,645	1,958,028	1,448,618
1.13	Property			Walnut Woods				1,106,877	12/31/2011	1,253,477	12/31/2012	3,225,595	1,717,389	1,508,206
1.14	Property			Oakwood Hills				1,235,623	12/31/2011	1,732,811	12/31/2012	3,220,292	1,539,271	1,681,022
1.15	Property			Madison Estates				1,347,490	12/31/2011	1,723,788	12/31/2012	4,076,674	2,615,522	1,461,152
1.16	Property			Thornton Place				803,019	12/31/2011	1,136,990	12/31/2012	2,563,102	1,484,385	1,078,717
1.17	Property			Whiterock Court				657,606	12/31/2011	1,060,588	12/31/2012	3,066,188	1,768,777	1,297,410
1.18	Property			The Bentley				779,788	12/31/2011	1,401,293	12/31/2012	3,021,006	1,557,263	1,463,743
1.19	Property			Pueblo Regent				423,091	12/31/2011	838,478	12/31/2012	2,325,916	1,337,217	988,700
1.20	Property			Vista De La Montana				652,780	12/31/2011	772,432	12/31/2012	2,411,802	1,473,871	937,931
1.21	Property			Rock Creek				589,269	12/31/2011	747,548	12/31/2012	2,479,920	1,474,789	1,005,131
1.22	Property			Illahee Hills				779,022	12/31/2011	904,857	12/31/2012	2,384,670	1,437,120	947,550
1.23	Property			Palmer Hills				645,837	12/31/2011	1,069,419	12/31/2012	2,379,344	1,388,794	990,550
1.24	Property			Uffelman Estates				269,464	12/31/2011	640,866	12/31/2012	2,209,218	1,455,082	754,137
1.25	Property			The Regent				N/A	N/A	317,150	12/31/2012	1,937,575	1,160,042	777,532
1.26	Property			The Fountains At Hidden Lakes				416,796	12/31/2011	484,409	12/31/2012	974,758	469,009	505,749
2	Loan	13, 14, 15	CGMRC	CityScape - East Office/Retail	0	5	Lockout/26_>YM or 1%/90_0%/4	3,865,554	12/31/2011	10,323,308	12/31/2012	18,475,819	4,993,396	13,482,423
3	Loan	8, 16, 17	CGMRC	1500 Spring Garden	0	0	Lockout/27_Defeasance/29_0%/4	13,154,694	12/31/2011	13,149,456	12/31/2012	21,619,637	8,492,537	13,127,100
4	Loan	8	CGMRC	Independence Green Apartments	0	0	Lockout/27_Defeasance/89_0%/4	3,348,757	12/31/2011	4,578,053	12/31/2012	9,279,402	4,466,920	4,812,482
5	Loan	18	GSMC	Biltmore Office	0	0	Lockout/25_Defeasance/91_0%/4	3,441,827	12/31/2011	3,066,801	12/31/2012	5,975,175	2,555,273	3,419,902
6	Loan	8, 19	MC-FiveMile	RIS Portfolio	10	0	Lockout/24_>YM or 1%/92_0%/4	2,632,381	12/31/2011	2,826,580	12/31/2012	4,324,685	1,320,508	3,004,176
6.01	Property			Westchase Town Center				777,704	12/31/2011	853,105	12/31/2012	1,324,405	543,876	780,529
6.02	Property			The Gateway				368,591	12/31/2011	626,997	12/31/2012	800,032	167,140	632,892
6.03	Property			Hunters Creek				435,353	12/31/2011	444,633	12/31/2012	645,552	138,385	507,167
6.04	Property			East Colonial				250,856	12/31/2011	191,068	12/31/2012	398,809	103,222	295,587
6.05	Property			Sanford Towne Center				342,466	12/31/2011	331,160	12/31/2012	463,508	143,535	319,972
6.06	Property	20		Osceola Gateway				92,074	12/31/2011	62,489	12/31/2012	218,244	100,325	117,919
6.07	Property	21		5th 3rd at Westchase				165,000	12/31/2011	164,730	12/31/2012	228,141	48,016	180,125
6.08	Property			Sarasota Palms				200,337	12/31/2011	152,398	12/31/2012	245,994	76,009	169,985
7	Loan		CGMRC	136-138 West 34th Street	0	0	Lockout/26_Defeasance/90_0%/4	1,456,227	12/31/2011	1,387,287	12/31/2012	2,220,992	706,993	1,513,999
8	Loan		CGMRC	335 West 16th Street	0	0	Lockout/26_Defeasance/91_0%/3	2,140,898	12/31/2011	2,215,475	12/31/2012	N/A	N/A	N/A
9	Loan		MC-FiveMile	Twin River Commons Student Housing	0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A	955,855	12/31/2012	3,601,439	1,545,752	2,055,687
10	Loan		CCRE	350 North Clark	0	0	Lockout/25_Defeasance/91_0%/4	650,133	12/31/2011	1,509,182	12/31/2012	2,172,507	757,620	1,414,887
11	Loan		GSMC	808 Brannan Street	5 business days grace, once per calendar year	0	Lockout/24_Defeasance/92_0%/4	N/A	N/A	N/A	N/A	1,500,369	393,417	1,106,952
12	Loan	8, 22	GSMC	Phoenix Shadow Anchored Retail Portfolio	5 days grace, once per calendar year	0	Lockout/25_Defeasance/32_0%/3	1,566,310	12/31/2011	1,540,151	12/31/2012	N/A	N/A	N/A
12.01	Property			Gilbert Fiesta Marketplace				870,772	12/31/2011	800,059	12/31/2012	N/A	N/A	N/A
12.02	Property			Village at Surprise				299,206	12/31/2011	294,382	12/31/2012	N/A	N/A	N/A
12.03	Property			Riggs Marketplace				273,083	12/31/2011	318,193	12/31/2012	N/A	N/A	N/A
12.04	Property			Frys Superstition Springs Center				123,249	12/31/2011	127,517	12/31/2012	N/A	N/A	N/A
13	Loan		GSMC	Mid-City Plaza	0	0	Lockout/26_Defeasance/90_0%/4	2,163,235	12/31/2011	2,169,443	12/31/2012	3,051,319	992,734	2,058,585
14	Loan		MC-FiveMile	Highland Estates MHC	0	0	Lockout/26_Defeasance/90_0%/4	N/A	N/A	N/A	N/A	2,873,114	1,073,679	1,799,435
15	Loan		MC-FiveMile	Huntington Lakes Apartments	10	0	Lockout/27_Defeasance/89_0%/4	1,479,681	12/31/2011	1,583,182	12/31/2012	3,211,208	1,492,960	1,718,248
16	Loan		GSMC	Western Crossing	0	0	Lockout/25_Defeasance/91_0%/4	1,176,977	12/31/2011	1,465,129	12/31/2012	2,060,723	584,743	1,475,980
17	Loan	8	CGMRC	Anthem Marketplace	0	0	Lockout/26_Defeasance/90_0%/4	N/A	N/A	1,317,881	12/31/2012	1,635,573	548,512	1,087,060
18	Loan	23	CCRE	Knobs Pointe	0	0	Lockout/26_Defeasance/91_0%/3	862,942	12/31/2011	1,280,484	12/31/2012	2,954,813	1,382,327	1,572,487
19	Loan	24, 25	RAIT Funding, LLC	Festival Plaza	0	5	Lockout/26_Defeasance/90_0%/4	1,416,430	12/31/2011	1,255,927	12/31/2012	1,899,971	514,367	1,385,604
20	Loan	26	MC-FiveMile	1415 North Loop West	0	0	Lockout/26_Defeasance/90_0%/4	N/A	N/A	778,454	12/31/2012	1,753,378	1,043,318	710,060
21	Loan		RMF	Wymberly Portfolio	0	0	Lockout/25_Defeasance/91_0%/4	1,069,336	12/31/2011	960,861	12/31/2012	3,377,122	2,230,228	1,146,894
21.01	Property			Wymberly Pointe Apartments				653,150	12/31/2011	550,537	12/31/2012	1,709,676	1,028,754	680,922
21.02	Property			Wymberly Crossing Apartments				416,186	12/31/2011	410,323	12/31/2012	1,667,446	1,201,474	465,972
22	Loan	27	RMF	Canyon Plaza	0	0	Lockout/25_Defeasance/91_0%/4	967,661	12/31/2011	888,244	12/31/2012	1,409,544	342,442	1,067,102
23	Loan	28	CCRE	Wheeler Food Lion Portfolio	0	0	Lockout/26_>YM or 1%/90_0%/4	1,575,644	12/31/2011	1,533,977	12/31/2012	2,176,060	713,537	1,462,523

CGCMT 2014-GC19 Annex A

					Grace	Grace		Third	Third	Second	Second
Control	Loan /		Mortgage		Period-	Period-		Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent
Number	Property Flag	Footnotes	Loan Seller	Property Name	Late Fee	Default	Prepayment Provision (3)	NOI ($)	NOI Date	NOI ($)	NOI Date	EGI (if past 2012) ($)	Expenses (if past 2012) ($)	NOI (if past 2012) ($)
23.01	Property			Westland Square				357,426	12/31/2011	340,765	12/31/2012	470,653	150,347	320,307
23.02	Property			Waterway Plaza				325,279	12/31/2011	344,539	12/31/2012	485,682	143,711	341,971
23.03	Property			St. George Plaza				330,734	12/31/2011	284,070	12/31/2012	425,749	139,611	286,137
23.04	Property			South Square Shopping Center				304,075	12/31/2011	309,639	12/31/2012	378,679	116,385	262,294
23.05	Property			Clover Plaza				258,131	12/31/2011	254,964	12/31/2012	415,297	163,483	251,814
24	Loan		RAIT Funding, LLC	Tanyard Park Apartments	5	5	Lockout/26_Defeasance/90_0%/4	1,012,027	12/31/2011	1,068,686	12/31/2012	1,670,987	541,214	1,129,773
25	Loan		MC-FiveMile	Oakridge Terrace Apartments	0	0	Lockout/27_Defeasance/89_0%/4	1,039,870	12/31/2011	966,379	12/31/2012	1,716,906	666,123	1,050,783
26	Loan	29	CCRE	Barnes Crossing Plaza	0	0	Lockout/25_Defeasance/91_0%/4	968,476	12/31/2011	823,171	12/31/2012	1,279,460	355,509	923,952
27	Loan		The Bancorp Bank	Sugar House	0	0	Lockout/27_Defeasance/90_0%/3	N/A	N/A	N/A	N/A	421,977	296,256	125,721
28	Loan	8, 30	GSMC	Paddocks Office Building	5 days grace, once per calendar year	0	Lockout/26_Defeasance/89_0%/5	929,539	12/31/2011	N/A	N/A	1,325,042	522,306	802,736
29	Loan		CGMRC	Berwyn Shopping Center	0	0	Lockout/25_>YM or 1%/91_0%/4	893,620	12/31/2011	872,665	12/31/2012	1,013,509	202,891	810,618
30	Loan	8	CGMRC	Townsend Street Office	0	0	Lockout/27_Defeasance/90_0%/3	1,238,668	12/31/2011	1,037,141	12/31/2012	1,338,576	235,295	1,103,281
31	Loan	8, 31	RMF	Hampton Inn & Suites Savannah	0	0	Lockout/27_Defeasance/89_0%/4	931,254	12/31/2011	895,752	12/31/2012	2,683,366	1,581,841	1,101,525
32	Loan	32	CGMRC	Lake Washington Square	0	0	Lockout/26_Defeasance/31_0%/3	615,688	12/31/2011	460,087	12/31/2012	772,355	285,257	487,098
33	Loan	8	The Bancorp Bank	Pioneer Building	0	0	Lockout/25_Defeasance/31_0%/4	723,818	12/31/2011	848,975	12/31/2012	1,476,474	561,721	914,753
34	Loan		CGMRC	LV III Portfolio	0	0	Lockout/26_>YM or 1%/28_0%/6	656,952	12/31/2011	722,561	12/31/2012	1,302,899	475,913	826,986
34.01	Property			LV III Portfolio - Epic Storage at Warm Springs				418,875	12/31/2011	450,112	12/31/2012	728,746	243,423	485,322
34.02	Property			LV III Portfolio - Storage One at Conestoga				238,077	12/31/2011	272,449	12/31/2012	574,153	232,489	341,664
35	Loan	33, 34, 35, 36, 37	CCRE	334-336 West 46th Street	0	0	Lockout/26_Defeasance/91_0%/3	N/A	N/A	N/A	N/A	N/A	N/A	N/A
36	Loan	8, 38	GSMC	Shops at Five Hills	0	0	Lockout/26_Defeasance/90_0%/4	N/A	N/A	N/A	N/A	N/A	N/A	N/A
37	Loan		MC-FiveMile	Timbers of Deerbrook	10	0	Lockout/28_Defeasance/88_0%/4	498,251	12/31/2011	625,043	12/31/2012	2,013,578	980,801	1,032,777
38	Loan		MC-FiveMile	Lakeshore Crossing	0	0	Lockout/26_Defeasance/90_0%/4	436,757	12/31/2011	425,123	12/31/2012	711,338	252,798	458,540
39	Loan	8	MC-FiveMile	Towers of Lakeway	10	0	Lockout/26_Defeasance/90_0%/4	624,423	12/31/2011	565,826	12/31/2012	1,133,640	389,615	744,025
39.01	Property			Tower II (1921 Lohmans Crossing)				390,758	12/31/2011	408,285	12/31/2012	641,723	221,482	420,241
39.02	Property			Tower I (1927 Lohmans Crossing)				233,665	12/31/2011	157,541	12/31/2012	491,917	168,133	323,784
40	Loan		RMF	Santa Clarita Plaza	0	0	Lockout/26_Defeasance/90_0%/4	641,504	12/31/2011	680,472	12/31/2012	979,008	296,147	682,861
41	Loan		The Bancorp Bank	LA Speedzone	0	0	Lockout/26_>YM or 1%/90_0%/4	1,038,476	12/31/2011	1,029,095	12/31/2012	1,076,985	38,394	1,038,591
42	Loan		MC-FiveMile	Pinedale Manor Apartments	0	0	Lockout/26_>YM or 1%/90_0%/4	N/A	N/A	542,383	12/31/2012	2,049,324	1,192,250	857,074
43	Loan		The Bancorp Bank	Knollwood Plaza	0	0	Lockout/26_Defeasance/90_0%/4	490,156	12/31/2011	612,293	12/31/2012	819,616	130,652	688,964
44	Loan		MC-FiveMile	Jones Bridge Square	0	0	Lockout/25_Defeasance/91_0%/4	632,364	12/31/2011	714,315	12/31/2012	1,084,531	345,939	738,593
45	Loan		MC-FiveMile	ACG Conlon Portfolio	0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A	682,738	12/31/2012	1,713,007	891,757	821,250
45.01	Property			Wilsons Landing				N/A	N/A	299,704	12/31/2012	449,276	298,175	151,101
45.02	Property			Green Cove				N/A	N/A	187,253	12/31/2012	333,363	131,302	202,061
45.03	Property			Beech Grove				N/A	N/A	44,092	12/31/2012	203,246	116,025	87,221
45.04	Property			Wares				N/A	N/A	15,528	12/31/2012	286,599	173,945	112,654
45.05	Property			Mimosa				N/A	N/A	76,084	12/31/2012	256,236	112,043	144,193
45.06	Property			Cedar Creek				N/A	N/A	60,077	12/31/2012	184,287	60,267	124,020
46	Loan	39	GSMC	Marsh Cove - Somerset	0	0	Lockout/25_Defeasance/32_0%/3	N/A	N/A	537,495	12/31/2012	1,429,590	679,098	750,491
47	Loan		MC-FiveMile	Harbor Point Estates MHC	0	0	Lockout/24_Defeasance/92_0%/4	561,700	12/31/2011	627,979	12/31/2012	831,665	204,078	627,587
48	Loan		RMF	Bluffs of Lakewood	0	0	Lockout/25_Defeasance/91_0%/4	311,278	12/31/2011	366,567	12/31/2012	1,558,268	946,075	612,193
49	Loan	40	The Bancorp Bank	Ramada Denver	0	0	Lockout/24_Defeasance/92_0%/4	827,646	12/31/2011	838,517	12/31/2012	3,094,859	2,090,251	1,004,608
50	Loan		RAIT Funding, LLC	Pantano Villas	5	5	Lockout/26_Defeasance/90_0%/4	500,141	12/31/2011	468,808	12/31/2012	1,019,234	501,977	517,257
51	Loan	41	The Bancorp Bank	Town East Shopping Center	0	0	Lockout/26_Defeasance/90_0%/4	568,031	12/31/2011	626,384	12/31/2012	913,876	208,453	705,422
52	Loan		CGMRC	Bell Creek	0	0	Lockout/26_Defeasance/31_0%/3	590,749	12/31/2011	623,075	12/31/2012	804,338	180,033	624,305
53	Loan	42	The Bancorp Bank	Amber Oaks	0	0	Lockout/26_Defeasance/90_0%/4	448,051	12/31/2011	454,220	9/30/2012	831,942	388,670	443,272
54	Loan	43	RAIT Funding, LLC	Mary Star of the Sea	0	5	Lockout/26_Defeasance/90_0%/4	N/A	N/A	N/A	N/A	N/A	N/A	N/A
55	Loan		CGMRC	Moore Court Apartments	0	0	Lockout/25_Defeasance/92_0%/3	439,358	12/31/2011	470,037	12/31/2012	935,714	481,707	454,007
56	Loan		CGMRC	MacArthur Corporate Center	0	0	Lockout/27_Defeasance/90_0%/3	439,903	12/31/2011	589,530	12/31/2012	1,090,235	389,127	701,108
57	Loan	39	GSMC	1700 West Greenleaf	0	0	Lockout/26_Defeasance/90_0%/4	N/A	N/A	N/A	N/A	586,001	179,245	406,756
58	Loan		The Bancorp Bank	Fairway Commons	0	0	Lockout/26_Defeasance/90_0%/4	N/A	N/A	N/A	N/A	417,294	146,868	270,426
59	Loan		MC-FiveMile	Normandy Park	0	0	Lockout/25_Defeasance/91_0%/4	324,354	12/31/2011	400,835	12/31/2012	1,242,505	727,979	514,526
60	Loan	44	CCRE	Sunrise Shopping Center	0	0	Lockout/25_Defeasance/91_0%/4	602,855	12/31/2011	614,159	12/31/2012	1,111,318	385,772	725,546
61	Loan	8	CGMRC	The Shoppes at Castle Pines	0	0	Lockout/27_Defeasance/89_0%/4	580,668	12/31/2011	553,580	12/31/2012	985,106	500,858	484,248
62	Loan		The Bancorp Bank	Selbyville Rite Aid	0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A	N/A	N/A	N/A	N/A
63	Loan	45	MC-FiveMile	6502 Grape Road	0	0	Lockout/27_Defeasance/89_0%/4	N/A	N/A	N/A	N/A	N/A	N/A	N/A
64	Loan	46	RAIT Funding, LLC	3200 Broadway	5	5	Lockout/26_Defeasance/90_0%/4	274,923	12/31/2011	392,601	12/31/2012	1,127,636	606,067	521,569
65	Loan	47	MC-FiveMile	Walgreens - Woodridge, IL	0	0	Lockout/25_Defeasance/91_0%/4	420,825	12/31/2011	420,825	12/31/2012	420,825	N/A	420,825
66	Loan		MC-FiveMile	Crossroads Shopping Center	5	0	Lockout/27_Defeasance/89_0%/4	328,175	12/31/2011	410,471	12/31/2012	660,648	236,162	424,486
67	Loan		CGMRC	Gateways Apartments	0	0	Lockout/27_>YM or 1%/89_0%/4	167,990	12/31/2011	358,985	12/31/2012	1,017,233	573,067	444,166
68	Loan		MC-FiveMile	Sorrento View Apartments	0	0	Lockout/26_Defeasance/90_0%/4	451,979	12/31/2011	460,395	12/31/2012	705,300	226,779	478,521
69	Loan		The Bancorp Bank	Bellfort Plaza	0	0	Lockout/25_Defeasance/91_0%/4	409,117	12/31/2011	371,492	12/31/2012	1,145,072	646,118	498,954
70	Loan		The Bancorp Bank	Taylors Square	5	0	Lockout/25_Defeasance/91_0%/4	22,340	12/31/2011	304,260	12/31/2012	511,112	85,960	425,152
71	Loan	8	The Bancorp Bank	Country Club Self Storage	0	0	Lockout/26_Defeasance/90_0%/4	44,117	12/31/2011	201,552	12/31/2012	546,499	237,363	309,136
72	Loan		MC-FiveMile	Haverwood Village - Dallas TX	10	5	Lockout/26_Defeasance/90_0%/4	124,906	12/31/2011	320,822	12/31/2012	472,546	135,681	336,865
73	Loan		CGMRC	Fairway Club Apartments	0	0	Lockout/27_Defeasance/89_0%/4	330,053	12/31/2011	441,709	12/31/2012	1,215,092	724,458	490,634
74	Loan		MC-FiveMile	Indiana Self Storage	3	0	Lockout/26_Defeasance/90_0%/4	N/A	N/A	339,283	12/31/2012	576,637	206,125	370,511
74.01	Property			Michigan City Self-Storage				N/A	N/A	150,663	12/31/2012	227,614	67,446	160,169
74.02	Property			Hobart Self-Storage				N/A	N/A	128,590	12/31/2012	200,110	72,226	127,884
74.03	Property			Merrillville Self-Storage				N/A	N/A	60,030	12/31/2012	148,913	66,453	82,458
75	Loan	8	CGMRC	Amsdell MI Self Storage Portfolio	0	0	Lockout/26_Defeasance/90_0%/4	282,507	12/31/2011	281,855	12/31/2012	752,521	461,595	290,926
75.01	Property			Safety Mini Storage				194,165	12/31/2011	169,984	12/31/2012	433,727	256,296	177,431
75.02	Property			East Lansing Storage				88,342	12/31/2011	111,871	12/31/2012	318,794	205,299	113,495
76	Loan		The Bancorp Bank	Qwik-Stor Self Storage	0	0	Lockout/26_Defeasance/90_0%/4	378,809	12/31/2011	386,219	12/31/2012	574,151	203,305	370,846
77	Loan		RMF	Covington Crossing	0	0	Lockout/25_Defeasance/91_0%/4	254,436	12/31/2011	262,708	12/31/2012	380,237	100,008	280,229
78	Loan		CGMRC	Goddard Court Apartments & Townhomes	0	0	Lockout/27_Defeasance/89_0%/4	193,277	12/31/2011	289,249	12/31/2012	710,772	404,236	306,536

CGCMT 2014-GC19 Annex A

											Debt Yield on	Underwritten
Control	Loan /		Mortgage		Most Recent	Most Recent	Most Recent	Underwritten	Underwritten	Underwritten Net	Underwritten Net	Replacement /	Underwritten	Underwritten Net
Number	Property Flag	Footnotes	Loan Seller	Property Name	NOI Date (if past 2012)	# of months	Description	EGI ($)	Expenses ($)	Operating Income ($)	Operating Income (%)	FF&E Reserve ($)	TI / LC ($)	Cash Flow ($)
1	Loan	9, 10, 11, 12	GSMC	Newcastle Senior Housing Portfolio	10/31/2013	12	Trailing 12	82,824,109	44,693,250	38,130,859	10.6%	978,652	0	37,152,207
1.01	Property			Orchid Terrace	10/31/2013	12	Trailing 12	3,885,071	1,611,640	2,273,431		38,142	0	2,235,289
1.02	Property			Village Gate of Farmington	10/31/2013	12	Trailing 12	5,671,993	3,420,315	2,251,678		53,464	0	2,198,214
1.03	Property			Lodge At Cold Spring	10/31/2013	12	Trailing 12	3,741,014	1,857,343	1,883,670		36,512	0	1,847,158
1.04	Property			The Manor At Oakridge	10/31/2013	12	Trailing 12	3,290,398	1,757,433	1,532,965		37,490	0	1,495,475
1.05	Property			Durham Regent	10/31/2013	12	Trailing 12	3,682,607	1,725,940	1,956,667		40,098	0	1,916,569
1.06	Property			Dogwood Estates	10/31/2013	12	Trailing 12	3,534,275	1,776,551	1,757,723		38,468	0	1,719,255
1.07	Property			Sheldon Oaks	10/31/2013	12	Trailing 12	3,272,534	1,548,349	1,724,185		36,186	0	1,687,999
1.08	Property			Jordan Oaks	10/31/2013	12	Trailing 12	3,464,361	1,623,842	1,840,519		38,142	0	1,802,377
1.09	Property			Sky Peaks	10/31/2013	12	Trailing 12	3,365,395	1,824,884	1,540,511		39,446	0	1,501,065
1.10	Property			The Westmont	10/31/2013	12	Trailing 12	4,034,175	2,134,388	1,899,788		44,662	0	1,855,126
1.11	Property			Pinewood Hills	10/31/2013	12	Trailing 12	3,480,593	1,746,101	1,734,492		38,142	0	1,696,350
1.12	Property			Hidden Lakes	10/31/2013	12	Trailing 12	3,619,884	2,054,425	1,565,459		44,010	0	1,521,449
1.13	Property			Walnut Woods	10/31/2013	12	Trailing 12	3,279,640	1,760,699	1,518,941		36,838	0	1,482,103
1.14	Property			Oakwood Hills	10/31/2013	12	Trailing 12	3,219,826	1,572,982	1,646,844		37,816	0	1,609,028
1.15	Property			Madison Estates	10/31/2013	12	Trailing 12	4,207,165	2,692,746	1,514,419		52,160	0	1,462,259
1.16	Property			Thornton Place	10/31/2013	12	Trailing 12	2,662,929	1,534,778	1,128,151		39,446	0	1,088,705
1.17	Property			Whiterock Court	10/31/2013	12	Trailing 12	3,407,755	1,862,975	1,544,779		38,142	0	1,506,637
1.18	Property			The Bentley	10/31/2013	12	Trailing 12	3,325,452	1,702,099	1,623,353		38,468	0	1,584,885
1.19	Property			Pueblo Regent	10/31/2013	12	Trailing 12	2,382,892	1,377,782	1,005,110		32,274	0	972,836
1.20	Property			Vista De La Montana	10/31/2013	12	Trailing 12	2,344,797	1,508,951	835,846		37,490	0	798,356
1.21	Property			Rock Creek	10/31/2013	12	Trailing 12	2,637,796	1,506,485	1,131,311		35,860	0	1,095,451
1.22	Property			Illahee Hills	10/31/2013	12	Trailing 12	2,449,065	1,479,216	969,850		35,534	0	934,316
1.23	Property			Palmer Hills	10/31/2013	12	Trailing 12	2,369,009	1,445,954	923,055		34,556	0	888,499
1.24	Property			Uffelman Estates	10/31/2013	12	Trailing 12	2,312,179	1,500,423	811,755		35,534	0	776,221
1.25	Property			The Regent	10/31/2013	12	Trailing 12	2,110,643	1,201,128	909,515		27,384	0	882,131
1.26	Property			The Fountains At Hidden Lakes	10/31/2013	12	Trailing 12	1,072,661	465,821	606,840		12,388	0	594,452
2	Loan	13, 14, 15	CGMRC	CityScape - East Office/Retail	9/30/2013	12	Trailing 12	23,129,972	5,964,787	17,165,185	9.3%	128,387	1,244,693	15,792,105
3	Loan	8, 16, 17	CGMRC	1500 Spring Garden	8/31/2013	12	Trailing 12	23,956,145	9,308,337	14,647,808	9.8%	213,625	571,504	13,862,680
4	Loan	8	CGMRC	Independence Green Apartments	9/30/2013	12	Trailing 12	9,250,592	4,619,116	4,631,476	10.8%	294,300	0	4,337,176
5	Loan	18	GSMC	Biltmore Office	12/31/2013	12	Full Year	6,232,426	2,554,004	3,678,422	10.2%	142,125	242,989	3,293,308
6	Loan	8, 19	MC-FiveMile	RIS Portfolio	11/30/2013	12	Trailing 12	4,586,986	1,351,009	3,235,976	10.4%	40,445	152,611	3,042,921
6.01	Property			Westchase Town Center	11/30/2013	12	Trailing 12	1,618,835	569,873	1,048,962		11,705	52,878	984,379
6.02	Property			The Gateway	11/30/2013	12	Trailing 12	685,902	158,177	527,725		6,191	22,958	498,576
6.03	Property			Hunters Creek	11/30/2013	12	Trailing 12	541,545	133,771	407,774		3,280	17,443	387,051
6.04	Property			East Colonial	11/30/2013	12	Trailing 12	417,687	103,274	314,413		3,322	15,501	295,591
6.05	Property			Sanford Towne Center	11/30/2013	12	Trailing 12	508,867	150,219	358,648		8,273	17,560	332,814
6.06	Property	20		Osceola Gateway	11/30/2013	12	Trailing 12	300,640	102,877	197,763		4,533	15,047	178,183
6.07	Property	21		5th 3rd at Westchase	11/30/2013	12	Trailing 12	233,016	57,336	175,679		N/A	0	175,679
6.08	Property			Sarasota Palms	11/30/2013	12	Trailing 12	280,494	75,482	205,012		3,141	11,224	190,648
7	Loan		CGMRC	136-138 West 34th Street	10/31/2013	12	Trailing 12	3,823,179	761,422	3,061,757	10.2%	3,750	94,498	2,963,509
8	Loan		CGMRC	335 West 16th Street	N/A	N/A	Not Available	3,688,653	1,049,551	2,639,102	9.1%	11,340	130,957	2,496,805
9	Loan		MC-FiveMile	Twin River Commons Student Housing	12/31/2013	12	Full Year	3,650,744	1,393,331	2,257,413	8.5%	48,787	0	2,208,626
10	Loan		CCRE	350 North Clark	12/31/2013	12	Full Year	3,174,215	772,598	2,401,617	9.4%	27,666	138,330	2,235,621
11	Loan		GSMC	808 Brannan Street	12/31/2013	12	Full Year	3,001,684	710,037	2,291,647	11.5%	15,215	57,817	2,218,615
12	Loan	8, 22	GSMC	Phoenix Shadow Anchored Retail Portfolio	N/A	N/A	Not Available	2,805,635	905,299	1,900,336	9.5%	24,544	100,114	1,775,677
12.01	Property			Gilbert Fiesta Marketplace	N/A	N/A	Not Available	1,310,611	415,648	894,963		8,213	50,083	836,668
12.02	Property			Village at Surprise	N/A	N/A	Not Available	685,868	192,506	493,362		4,897	24,753	463,712
12.03	Property			Riggs Marketplace	N/A	N/A	Not Available	543,608	219,489	324,119		3,648	15,997	304,473
12.04	Property			Frys Superstition Springs Center	N/A	N/A	Not Available	265,548	77,656	187,892		7,786	9,281	170,824
13	Loan		GSMC	Mid-City Plaza	10/31/2013	12	Trailing 12	3,200,913	994,685	2,206,228	12.0%	31,972	130,662	2,043,594
14	Loan		MC-FiveMile	Highland Estates MHC	10/31/2013	12	Trailing 12	2,912,845	1,075,133	1,837,712	10.8%	35,420	0	1,802,292
15	Loan		MC-FiveMile	Huntington Lakes Apartments	8/31/2013	12	Trailing 12	3,240,219	1,655,345	1,584,875	9.4%	101,250	0	1,483,625
16	Loan		GSMC	Western Crossing	9/30/2013	12	Trailing 12	2,095,080	570,847	1,524,233	9.4%	24,930	90,823	1,408,480
17	Loan	8	CGMRC	Anthem Marketplace	10/31/2013	5	Annualized	2,147,918	713,264	1,434,654	9.5%	41,918	76,940	1,315,796
18	Loan	23	CCRE	Knobs Pointe	10/31/2013	12	Trailing 12	2,954,813	1,471,307	1,483,506	10.3%	117,120	3,706	1,362,680
19	Loan	24, 25	RAIT Funding, LLC	Festival Plaza	10/31/2013	12	Trailing 12	1,940,192	490,798	1,449,394	10.8%	54,178	85,006	1,310,210
20	Loan	26	MC-FiveMile	1415 North Loop West	9/30/2013	12	Trailing 12	2,403,502	1,073,106	1,330,396	10.4%	31,651	105,080	1,193,665
21	Loan		RMF	Wymberly Portfolio	12/31/2013	12	Full Year	3,486,070	2,271,989	1,214,081	9.8%	123,056	0	1,091,025
21.01	Property			Wymberly Pointe Apartments	12/31/2013	12	Full Year	1,745,964	1,037,419	708,545		61,152	0	647,393
21.02	Property			Wymberly Crossing Apartments	12/31/2013	12	Full Year	1,740,106	1,234,570	505,536		61,904	0	443,632
22	Loan	27	RMF	Canyon Plaza	12/31/2013	12	Full Year	1,581,281	376,556	1,204,725	9.7%	10,835	77,551	1,116,339
23	Loan	28	CCRE	Wheeler Food Lion Portfolio	10/31/2013	10	Annualized	2,104,269	664,706	1,439,564	11.6%	74,660	112,372	1,252,532

CGCMT 2014-GC19 Annex A

											Debt Yield on	Underwritten
Control	Loan /		Mortgage		Most Recent	Most Recent	Most Recent	Underwritten	Underwritten	Underwritten Net	Underwritten Net	Replacement /	Underwritten	Underwritten Net
Number	Property Flag	Footnotes	Loan Seller	Property Name	NOI Date (if past 2012)	# of months	Description	EGI ($)	Expenses ($)	Operating Income ($)	Operating Income (%)	FF&E Reserve ($)	TI / LC ($)	Cash Flow ($)
23.01	Property			Westland Square	10/31/2013	10	Annualized	445,703	151,525	294,177		18,713	26,822	248,643
23.02	Property			Waterway Plaza	10/31/2013	10	Annualized	451,931	104,608	347,323		12,935	21,392	312,996
23.03	Property			St. George Plaza	10/31/2013	10	Annualized	432,747	139,411	293,337		12,449	25,490	255,398
23.04	Property			South Square Shopping Center	10/31/2013	10	Annualized	368,762	108,545	260,216		15,523	19,070	225,624
23.05	Property			Clover Plaza	10/31/2013	10	Annualized	405,127	160,617	244,510		15,040	19,598	209,872
24	Loan		RAIT Funding, LLC	Tanyard Park Apartments	10/31/2013	12	Trailing 12	1,674,476	554,646	1,119,830	9.4%	41,475	0	1,078,355
25	Loan		MC-FiveMile	Oakridge Terrace Apartments	11/30/2013	12	Trailing 12	1,802,571	760,115	1,042,456	8.7%	54,000	0	988,456
26	Loan	29	CCRE	Barnes Crossing Plaza	9/1/2013	12	Trailing 12	1,542,579	378,474	1,164,105	11.1%	25,232	102,505	1,036,368
27	Loan		The Bancorp Bank	Sugar House	9/30/2013	9	Annualized	1,383,175	374,506	1,008,669	9.7%	7,497	49,980	951,192
28	Loan	8, 30	GSMC	Paddocks Office Building	10/31/2013	11	Annualized	1,651,472	583,038	1,068,434	10.5%	25,134	81,762	961,538
29	Loan		CGMRC	Berwyn Shopping Center	12/31/2013	12	Full Year	1,069,666	206,780	862,886	8.5%	5,028	23,507	834,351
30	Loan	8	CGMRC	Townsend Street Office	8/31/2013	12	Trailing 12	1,725,948	289,474	1,436,474	14.4%	16,613	267,261	1,152,600
31	Loan	8, 31	RMF	Hampton Inn & Suites Savannah	10/31/2013	12	Trailing 12	2,683,366	1,612,254	1,071,112	12.1%	107,335	0	963,777
32	Loan	32	CGMRC	Lake Washington Square	8/31/2013	12	Trailing 12	1,400,249	413,250	986,999	11.4%	17,929	73,282	895,788
33	Loan	8	The Bancorp Bank	Pioneer Building	11/30/2013	12	Trailing 12	1,481,780	668,122	813,658	9.4%	27,748	54,408	731,502
34	Loan		CGMRC	LV III Portfolio	9/30/2013	12	Trailing 12	1,299,982	485,618	814,364	9.4%	25,132	0	789,232
34.01	Property			LV III Portfolio - Epic Storage at Warm Springs	9/30/2013	12	Trailing 12	728,746	254,555	474,191		13,837	0	460,354
34.02	Property			LV III Portfolio - Storage One at Conestoga	9/30/2013	12	Trailing 12	571,236	231,064	340,172		11,295	0	328,877
35	Loan	33, 34, 35, 36, 37	CCRE	334-336 West 46th Street	N/A	N/A	Not Available	907,353	219,901	687,452	8.1%	2,750	5,000	679,702
36	Loan	8, 38	GSMC	Shops at Five Hills	N/A	N/A	Not Available	996,690	222,964	773,726	9.4%	5,260	31,376	737,089
37	Loan		MC-FiveMile	Timbers of Deerbrook	8/31/2013	6	Annualized	2,013,578	1,082,296	931,282	11.7%	65,000	0	866,282
38	Loan		MC-FiveMile	Lakeshore Crossing	10/31/2013	12	Trailing 12	1,129,218	306,894	822,324	10.8%	7,655	42,530	772,139
39	Loan	8	MC-FiveMile	Towers of Lakeway	9/30/2013	12	Trailing 12	1,161,702	409,655	752,047	9.9%	12,430	65,774	673,844
39.01	Property			Tower II (1921 Lohmans Crossing)	9/30/2013	12	Trailing 12	646,565	221,185	425,380		6,670	35,295	383,416
39.02	Property			Tower I (1927 Lohmans Crossing)	9/30/2013	12	Trailing 12	515,137	188,470	326,667		5,760	30,479	290,428
40	Loan		RMF	Santa Clarita Plaza	9/30/2013	12	Trailing 12	1,031,447	272,076	759,371	10.4%	14,635	40,368	704,368
41	Loan		The Bancorp Bank	LA Speedzone	10/31/2013	12	Trailing 12	1,023,136	41,624	981,512	13.6%	N/A	0	981,512
42	Loan		MC-FiveMile	Pinedale Manor Apartments	10/31/2013	6	Annualized	2,089,104	1,238,070	851,034	11.8%	88,800	0	762,234
43	Loan		The Bancorp Bank	Knollwood Plaza	9/30/2013	12	Trailing 12	823,286	219,888	603,398	8.5%	5,981	17,942	579,475
44	Loan		MC-FiveMile	Jones Bridge Square	9/30/2013	12	Trailing 12	1,098,080	360,317	737,763	10.9%	17,563	53,823	666,377
45	Loan		MC-FiveMile	ACG Conlon Portfolio	Various	Various	Annualized	1,742,566	875,817	866,749	12.9%	40,829	0	825,920
45.01	Property			Wilsons Landing	10/31/2013	10	Annualized	437,718	170,258	267,460		8,500	0	258,960
45.02	Property			Green Cove	11/30/2013	7	Annualized	338,244	140,173	198,071		8,350	0	189,721
45.03	Property			Beech Grove	11/30/2013	7	Annualized	208,720	81,988	126,732		5,104	0	121,628
45.04	Property			Wares	11/30/2013	7	Annualized	292,822	201,773	91,049		6,700	0	84,349
45.05	Property			Mimosa	11/30/2013	7	Annualized	273,977	196,081	77,895		4,050	0	73,845
45.06	Property			Cedar Creek	11/30/2013	7	Annualized	191,086	85,544	105,542		8,125	0	97,417
46	Loan	39	GSMC	Marsh Cove - Somerset	12/31/2013	12	Full Year	1,399,637	675,884	723,752	11.9%	53,784	0	669,968
47	Loan		MC-FiveMile	Harbor Point Estates MHC	11/30/2013	12	Trailing 12	828,665	231,563	597,101	10.4%	8,784	0	588,317
48	Loan		RMF	Bluffs of Lakewood	12/31/2013	12	Full Year	1,558,236	966,444	591,792	10.4%	69,667	0	522,125
49	Loan	40	The Bancorp Bank	Ramada Denver	12/31/2013	12	Full Year	3,041,963	2,132,991	908,972	16.3%	121,679	0	787,293
50	Loan		RAIT Funding, LLC	Pantano Villas	10/31/2013	12	Trailing 12	1,026,561	504,316	522,245	9.5%	35,501	0	486,744
51	Loan	41	The Bancorp Bank	Town East Shopping Center	9/30/2013	12	Trailing 12	964,637	207,228	757,409	13.9%	22,877	76,256	658,276
52	Loan		CGMRC	Bell Creek	9/30/2013	12	Trailing 12	802,116	202,696	599,420	11.3%	9,867	39,308	550,245
53	Loan	42	The Bancorp Bank	Amber Oaks	10/31/2013	10	Annualized	831,782	380,679	451,103	8.6%	30,720	0	420,383
54	Loan	43	RAIT Funding, LLC	Mary Star of the Sea	N/A	N/A	Not Available	1,023,173	542,928	480,245	9.2%	22,200	0	458,045
55	Loan		CGMRC	Moore Court Apartments	11/30/2013	12	Trailing 12	935,714	453,039	482,675	9.5%	30,000	0	452,675
56	Loan		CGMRC	MacArthur Corporate Center	9/30/2013	12	Trailing 12	1,109,286	423,062	686,224	13.5%	15,722	77,611	592,892
57	Loan	39	GSMC	1700 West Greenleaf	9/30/2013	12	Trailing 12	614,847	166,290	448,557	8.9%	9,750	0	438,807
58	Loan		The Bancorp Bank	Fairway Commons	11/30/2013	11	Annualized	752,313	257,064	495,249	9.9%	21,225	32,197	441,827
59	Loan		MC-FiveMile	Normandy Park	11/30/2013	12	Trailing 12	1,241,686	739,392	502,294	10.1%	45,360	0	456,934
60	Loan	44	CCRE	Sunrise Shopping Center	10/31/2013	12	Trailing 12	1,130,990	364,160	766,831	15.4%	18,348	73,390	675,093
61	Loan	8	CGMRC	The Shoppes at Castle Pines	9/30/2013	9	Annualized	1,027,121	441,620	585,501	11.9%	4,215	30,902	550,384
62	Loan		The Bancorp Bank	Selbyville Rite Aid	N/A	N/A	Not Available	582,342	17,470	564,872	11.5%	14,673	0	550,199
63	Loan	45	MC-FiveMile	6502 Grape Road	N/A	N/A	Not Available	894,237	220,301	673,936	14.6%	18,500	34,909	620,526
64	Loan	46	RAIT Funding, LLC	3200 Broadway	10/31/2013	12	Trailing 12	1,228,068	670,819	557,249	12.2%	27,228	113,069	416,952
65	Loan	47	MC-FiveMile	Walgreens - Woodridge, IL	12/31/2013	12	Full Year	420,825	2,160	418,665	9.3%	2,964	0	415,701
66	Loan		MC-FiveMile	Crossroads Shopping Center	9/30/2013	12	Trailing 12	717,719	258,622	459,097	10.6%	17,265	39,861	401,972
67	Loan		CGMRC	Gateways Apartments	9/30/2013	12	Trailing 12	1,031,958	630,274	401,684	10.0%	32,500	0	369,184
68	Loan		MC-FiveMile	Sorrento View Apartments	11/30/2013	12	Trailing 12	701,676	330,711	370,965	9.7%	20,000	0	350,965
69	Loan		The Bancorp Bank	Bellfort Plaza	11/30/2013	12	Trailing 12	1,145,023	702,606	442,417	11.7%	39,270	0	403,147
70	Loan		The Bancorp Bank	Taylors Square	10/31/2013	12	Trailing 12	468,111	119,698	348,412	9.8%	5,390	21,714	321,308
71	Loan	8	The Bancorp Bank	Country Club Self Storage	11/30/2013	12	Trailing 12	589,095	241,302	347,793	10.1%	13,679	0	334,114
72	Loan		MC-FiveMile	Haverwood Village - Dallas TX	10/31/2013	12	Trailing 12	485,948	152,262	333,686	10.1%	5,538	24,591	303,557
73	Loan		CGMRC	Fairway Club Apartments	10/31/2013	12	Trailing 12	1,215,092	733,590	481,502	14.9%	57,600	0	423,902
74	Loan		MC-FiveMile	Indiana Self Storage	8/31/2013	12	Trailing 12	590,394	243,659	346,735	10.9%	13,570	0	333,165
74.01	Property			Michigan City Self-Storage	8/31/2013	12	Trailing 12	233,642	86,759	146,883		5,672	0	141,211
74.02	Property			Hobart Self-Storage	8/31/2013	12	Trailing 12	210,966	76,750	134,216		4,358	0	129,858
74.03	Property			Merrillville Self-Storage	8/31/2013	12	Trailing 12	145,786	80,150	65,636		3,540	0	62,096
75	Loan	8	CGMRC	Amsdell MI Self Storage Portfolio	8/31/2013	8	Annualized	752,520	455,722	296,798	9.9%	20,511	0	276,287
75.01	Property			Safety Mini Storage	8/31/2013	8	Annualized	433,727	267,569	166,158		15,226	0	150,932
75.02	Property			East Lansing Storage	8/31/2013	8	Annualized	318,793	188,153	130,640		5,285	0	125,355
76	Loan		The Bancorp Bank	Qwik-Stor Self Storage	8/31/2013	12	Trailing 12	574,187	212,342	361,845	14.0%	8,213	0	353,632
77	Loan		RMF	Covington Crossing	10/31/2013	12	Trailing 12	353,693	80,200	273,494	10.7%	3,980	19,900	249,614
78	Loan		CGMRC	Goddard Court Apartments & Townhomes	10/31/2013	12	Trailing 12	710,772	418,747	292,025	15.4%	34,300	0	257,725

CGCMT 2014-GC19 Annex A

						Debt Yield on
Control	Loan /		Mortgage		Underwritten NCF	Underwritten			As Stabilized	As Stabilized	Cut-off Date	LTV Ratio
Number	Property Flag	Footnotes	Loan Seller	Property Name	DSCR (x) (4)	Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	Appraised Value ($)	Appraisal Date	LTV Ratio (%)	at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)
1	Loan	9, 10, 11, 12	GSMC	Newcastle Senior Housing Portfolio	1.55	10.3%	507,180,000	12/31/2013	NAP	NAP	71.3%	56.8%	90.4%		NAP
1.01	Property			Orchid Terrace			29,000,000	12/31/2013	NAP	NAP			94.0%	10/31/2013	NAP
1.02	Property			Village Gate of Farmington			28,800,000	12/31/2013	NAP	NAP			88.4%	10/31/2013	NAP
1.03	Property			Lodge At Cold Spring			27,800,000	12/31/2013	NAP	NAP			86.6%	10/31/2013	NAP
1.04	Property			The Manor At Oakridge			26,700,000	12/31/2013	NAP	NAP			90.4%	10/31/2013	NAP
1.05	Property			Durham Regent			26,400,000	12/31/2013	NAP	NAP			95.1%	10/31/2013	NAP
1.06	Property			Dogwood Estates			25,800,000	12/31/2013	NAP	NAP			89.0%	10/31/2013	NAP
1.07	Property			Sheldon Oaks			24,100,000	12/31/2013	NAP	NAP			92.8%	10/31/2013	NAP
1.08	Property			Jordan Oaks			24,000,000	12/31/2013	NAP	NAP			95.7%	10/31/2013	NAP
1.09	Property			Sky Peaks			23,200,000	12/31/2013	NAP	NAP			86.0%	10/31/2013	NAP
1.10	Property			The Westmont			22,600,000	12/31/2013	NAP	NAP			94.9%	10/31/2013	NAP
1.11	Property			Pinewood Hills			21,900,000	12/31/2013	NAP	NAP			92.3%	10/31/2013	NAP
1.12	Property			Hidden Lakes			20,500,000	12/31/2013	NAP	NAP			92.6%	10/31/2013	NAP
1.13	Property			Walnut Woods			19,200,000	12/31/2013	NAP	NAP			93.8%	10/31/2013	NAP
1.14	Property			Oakwood Hills			18,950,000	12/31/2013	NAP	NAP			87.9%	10/31/2013	NAP
1.15	Property			Madison Estates			18,500,000	12/31/2013	NAP	NAP			86.9%	10/31/2013	NAP
1.16	Property			Thornton Place			16,200,000	12/31/2013	NAP	NAP			87.6%	10/31/2013	NAP
1.17	Property			Whiterock Court			16,000,000	12/31/2013	NAP	NAP			98.3%	10/31/2013	NAP
1.18	Property			The Bentley			15,900,000	12/31/2013	NAP	NAP			91.5%	10/31/2013	NAP
1.19	Property			Pueblo Regent			15,100,000	12/31/2013	NAP	NAP			89.9%	10/31/2013	NAP
1.20	Property			Vista De La Montana			14,700,000	12/31/2013	NAP	NAP			83.5%	10/31/2013	NAP
1.21	Property			Rock Creek			14,500,000	12/31/2013	NAP	NAP			95.5%	10/31/2013	NAP
1.22	Property			Illahee Hills			13,900,000	12/31/2013	NAP	NAP			84.4%	10/31/2013	NAP
1.23	Property			Palmer Hills			13,500,000	12/31/2013	NAP	NAP			78.3%	10/31/2013	NAP
1.24	Property			Uffelman Estates			12,200,000	12/31/2013	NAP	NAP			85.3%	10/31/2013	NAP
1.25	Property			The Regent			9,800,000	12/31/2013	NAP	NAP			98.8%	10/31/2013	NAP
1.26	Property			The Fountains At Hidden Lakes			7,930,000	12/31/2013	NAP	NAP			100.0%	10/31/2013	NAP
2	Loan	13, 14, 15	CGMRC	CityScape - East Office/Retail	1.34	8.5%	274,000,000	10/2/2013	NAP	NAP	67.5%	59.6%	95.5%	9/30/2013	NAP
3	Loan	8, 16, 17	CGMRC	1500 Spring Garden	2.11	9.3%	197,200,000	10/10/2013	203,200,000	11/1/2014	75.8%	73.6%	87.5%	8/31/2013	NAP
4	Loan	8	CGMRC	Independence Green Apartments	1.58	10.1%	54,000,000	9/19/2013	66,500,000	9/19/2016	72.2%	59.6%	97.1%	9/28/2013	NAP
5	Loan	18	GSMC	Biltmore Office	1.41	9.1%	48,800,000	12/17/2013	NAP	NAP	73.8%	63.9%	87.0%	12/9/2013	NAP
6	Loan	8, 19	MC-FiveMile	RIS Portfolio	1.54	9.8%	53,100,000	Various	54,100,000	Various	58.4%	50.6%	87.9%		NAP
6.01	Property			Westchase Town Center			16,400,000	12/3/2013	17,000,000	1/1/2015			90.0%	1/1/2014	NAP
6.02	Property			The Gateway			10,500,000	12/12/2013	NAP	NAP			65.4%	1/1/2014	NAP
6.03	Property			Hunters Creek			6,100,000	12/12/2013	NAP	NAP			91.3%	1/1/2014	NAP
6.04	Property			East Colonial			4,500,000	12/14/2013	NAP	NAP			100.0%	1/1/2014	NAP
6.05	Property			Sanford Towne Center			4,500,000	12/3/2013	NAP	NAP			100.0%	1/1/2014	NAP
6.06	Property	20		Osceola Gateway			4,000,000	12/12/2013	4,300,000	12/12/2014			87.0%	1/1/2014	NAP
6.07	Property	21		5th 3rd at Westchase			3,600,000	12/3/2013	NAP	NAP			100.0%	12/3/2013	NAP
6.08	Property			Sarasota Palms			3,500,000	12/3/2013	3,600,000	1/1/2015			74.2%	1/1/2014	NAP
7	Loan		CGMRC	136-138 West 34th Street	2.01	9.9%	61,000,000	11/20/2013	NAP	NAP	49.2%	49.2%	100.0%	1/2/2014	NAP
8	Loan		CGMRC	335 West 16th Street	1.32	8.6%	53,000,000	10/21/2013	NAP	NAP	54.6%	45.1%	100.0%	10/14/2013	NAP
9	Loan		MC-FiveMile	Twin River Commons Student Housing	1.24	8.3%	37,000,000	11/27/2013	NAP	NAP	71.5%	59.5%	100.0%	12/31/2013	NAP
10	Loan		CCRE	350 North Clark	1.37	8.7%	35,700,000	12/1/2013	NAP	NAP	71.7%	61.8%	100.0%	2/7/2014	NAP
11	Loan		GSMC	808 Brannan Street	2.33	11.1%	35,200,000	12/30/2013	NAP	NAP	56.8%	56.8%	100.0%	1/1/2014	NAP
12	Loan	8, 22	GSMC	Phoenix Shadow Anchored Retail Portfolio	1.52	8.9%	27,250,000	Various	27,650,000	Various	73.3%	65.8%	87.1%		NAP
12.01	Property			Gilbert Fiesta Marketplace			13,300,000	12/2/2013	13,500,000	5/1/2014			85.1%	11/1/2013	NAP
12.02	Property			Village at Surprise			5,950,000	12/5/2013	6,050,000	2/1/2014			91.3%	11/1/2013	NAP
12.03	Property			Riggs Marketplace			5,000,000	12/3/2013	NAP	NAP			100.0%	11/1/2013	NAP
12.04	Property			Frys Superstition Springs Center			3,000,000	12/3/2013	3,100,000	9/1/2014			70.0%	11/1/2013	NAP
13	Loan		GSMC	Mid-City Plaza	1.74	11.1%	24,700,000	11/13/2013	NAP	NAP	74.5%	65.8%	94.5%	10/31/2013	NAP
14	Loan		MC-FiveMile	Highland Estates MHC	1.51	10.6%	23,000,000	10/3/2013	NAP	NAP	74.2%	62.5%	82.6%	1/15/2014	NAP
15	Loan		MC-FiveMile	Huntington Lakes Apartments	1.28	8.8%	23,440,000	10/9/2013	NAP	NAP	72.3%	60.6%	92.1%	10/24/2013	NAP
16	Loan		GSMC	Western Crossing	1.33	8.7%	21,600,000	11/25/2013	NAP	NAP	74.9%	61.9%	98.1%	11/25/2013	NAP
17	Loan	8	CGMRC	Anthem Marketplace	1.36	8.7%	21,700,000	11/5/2013	22,500,000	11/5/2014	69.4%	59.2%	90.0%	10/31/2013	NAP
18	Loan	23	CCRE	Knobs Pointe	1.48	9.5%	19,650,000	10/11/2013	NAP	NAP	73.3%	64.7%	91.7%	11/12/2013	NAP
19	Loan	24, 25	RAIT Funding, LLC	Festival Plaza	1.45	9.7%	18,100,000	11/20/2013	NAP	NAP	74.4%	61.9%	87.8%	11/25/2013	NAP
20	Loan	26	MC-FiveMile	1415 North Loop West	1.37	9.4%	18,500,000	10/30/2013	NAP	NAP	68.9%	59.0%	90.2%	1/31/2014	NAP
21	Loan		RMF	Wymberly Portfolio	1.30	8.8%	18,500,000	11/26/2013	NAP	NAP	67.2%	56.1%	98.1%		NAP
21.01	Property			Wymberly Pointe Apartments			10,040,000	11/26/2013	NAP	NAP			98.1%	12/30/2013	NAP
21.02	Property			Wymberly Crossing Apartments			8,460,000	11/26/2013	NAP	NAP			98.1%	12/30/2013	NAP
22	Loan	27	RMF	Canyon Plaza	1.33	9.0%	17,500,000	11/25/2013	NAP	NAP	70.8%	59.1%	84.3%	1/30/2014	NAP
23	Loan	28	CCRE	Wheeler Food Lion Portfolio	1.53	10.1%	17,475,000	Various	NAP	NAP	70.8%	61.7%	89.6%		NAP

CGCMT 2014-GC19 Annex A

						Debt Yield on
Control	Loan /		Mortgage		Underwritten NCF	Underwritten			As Stabilized	As Stabilized	Cut-off Date	LTV Ratio
Number	Property Flag	Footnotes	Loan Seller	Property Name	DSCR (x) (4)	Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	Appraised Value ($)	Appraisal Date	LTV Ratio (%)	at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)
23.01	Property			Westland Square			4,500,000	12/8/2013	NAP	NAP			83.1%	12/3/2013	NAP
23.02	Property			Waterway Plaza			3,700,000	12/7/2013	NAP	NAP			92.8%	12/3/2013	NAP
23.03	Property			St. George Plaza			3,600,000	12/8/2013	NAP	NAP			85.7%	12/3/2013	NAP
23.04	Property			South Square Shopping Center			2,850,000	12/7/2013	NAP	NAP			89.9%	12/3/2013	NAP
23.05	Property			Clover Plaza			2,825,000	12/7/2013	NAP	NAP			100.0%	12/3/2013	NAP
24	Loan		RAIT Funding, LLC	Tanyard Park Apartments	1.40	9.0%	16,100,000	11/19/2013	NAP	NAP	74.4%	62.7%	91.4%	12/19/2013	NAP
25	Loan		MC-FiveMile	Oakridge Terrace Apartments	1.28	8.3%	16,170,000	9/23/2013	NAP	NAP	73.9%	60.9%	95.8%	8/1/2013	NAP
26	Loan	29	CCRE	Barnes Crossing Plaza	1.50	9.9%	14,100,000	11/17/2013	NAP	NAP	74.4%	61.6%	96.8%	10/31/2013	NAP
27	Loan		The Bancorp Bank	Sugar House	1.43	9.1%	15,000,000	11/8/2013	NAP	NAP	69.3%	58.4%	100.0%	12/1/2013	NAP
28	Loan	8, 30	GSMC	Paddocks Office Building	1.43	9.5%	13,900,000	12/3/2013	14,625,000	10/1/2014	73.2%	57.7%	84.2%	10/31/2013	NAP
29	Loan		CGMRC	Berwyn Shopping Center	1.28	8.2%	14,000,000	11/25/2013	NAP	NAP	72.5%	62.7%	97.1%	12/31/2013	NAP
30	Loan	8	CGMRC	Townsend Street Office	1.84	11.6%	31,500,000	9/16/2013	34,650,000	9/16/2013	31.6%	23.5%	73.8%	10/1/2013	NAP
31	Loan	8, 31	RMF	Hampton Inn & Suites Savannah	1.61	10.9%	12,700,000	10/4/2013	12,900,000	11/1/2014	69.5%	57.2%	73.8%	10/31/2013	108.97
32	Loan	32	CGMRC	Lake Washington Square	1.66	10.4%	12,375,000	10/10/2013	NAP	NAP	69.9%	65.4%	91.8%	12/13/2013	NAP
33	Loan	8	The Bancorp Bank	Pioneer Building	1.33	8.5%	15,150,000	11/26/2013	16,000,000	6/1/2014	56.9%	49.7%	96.6%	10/1/2013	NAP
34	Loan		CGMRC	LV III Portfolio	1.48	9.1%	12,960,000	Various	NAP	NAP	66.6%	61.2%	85.9%		NAP
34.01	Property			LV III Portfolio - Epic Storage at Warm Springs			7,550,000	11/18/2013	NAP	NAP			85.6%	10/31/2013	NAP
34.02	Property			LV III Portfolio - Storage One at Conestoga			5,410,000	11/15/2013	NAP	NAP			86.2%	10/31/2013	NAP
35	Loan	33, 34, 35, 36, 37	CCRE	334-336 West 46th Street	1.20	8.0%	14,000,000	12/5/2013	NAP	NAP	60.7%	54.0%	100.0%	1/1/2014	NAP
36	Loan	8, 38	GSMC	Shops at Five Hills	1.37	9.0%	11,100,000	10/18/2013	11,800,000	6/1/2014	73.9%	64.2%	92.4%	1/31/2014	NAP
37	Loan		MC-FiveMile	Timbers of Deerbrook	1.57	10.9%	11,680,000	8/5/2013	NAP	NAP	68.2%	57.4%	88.8%	10/15/2013	NAP
38	Loan		MC-FiveMile	Lakeshore Crossing	1.48	10.2%	10,750,000	9/18/2013	NAP	NAP	70.6%	60.5%	94.0%	10/23/2013	NAP
39	Loan	8	MC-FiveMile	Towers of Lakeway	1.34	8.9%	10,900,000	10/29/2013	11,800,000	12/20/2013	69.6%	56.0%	83.7%		NAP
39.01	Property			Tower II (1921 Lohmans Crossing)			6,200,000	10/29/2013	6,711,927	12/20/2013			79.4%	12/19/2013	NAP
39.02	Property			Tower I (1927 Lohmans Crossing)			4,700,000	10/29/2013	5,088,073	12/20/2013			88.6%	12/19/2013	NAP
40	Loan		RMF	Santa Clarita Plaza	1.46	9.7%	10,200,000	11/12/2013	NAP	NAP	71.4%	59.3%	95.7%	11/25/2013	NAP
41	Loan		The Bancorp Bank	LA Speedzone	2.00	13.6%	16,750,000	10/30/2013	NAP	NAP	43.2%	36.1%	100.0%	3/5/2014	NAP
42	Loan		MC-FiveMile	Pinedale Manor Apartments	1.65	10.6%	12,800,000	9/17/2013	NAP	NAP	56.3%	47.5%	91.2%	11/25/2013	NAP
43	Loan		The Bancorp Bank	Knollwood Plaza	1.24	8.1%	10,200,000	10/23/2013	NAP	NAP	69.9%	57.9%	100.0%	10/23/2013	NAP
44	Loan		MC-FiveMile	Jones Bridge Square	1.50	9.9%	11,500,000	11/19/2013	NAP	NAP	58.7%	53.2%	100.0%	10/31/2013	NAP
45	Loan		MC-FiveMile	ACG Conlon Portfolio	1.59	12.3%	10,565,000	Various	NAP	NAP	63.8%	47.0%	73.1%		NAP
45.01	Property			Wilsons Landing			2,850,000	12/2/2013	NAP	NAP			71.2%	12/31/2013	NAP
45.02	Property			Green Cove			2,400,000	11/23/2013	NAP	NAP			68.3%	1/1/2014	NAP
45.03	Property			Beech Grove			1,440,000	12/3/2013	NAP	NAP			82.6%	1/1/2014	NAP
45.04	Property			Wares			1,400,000	11/23/2013	NAP	NAP			69.5%	1/1/2014	NAP
45.05	Property			Mimosa			1,350,000	11/23/2013	NAP	NAP			92.5%	1/1/2014	NAP
45.06	Property			Cedar Creek			1,125,000	11/23/2013	NAP	NAP			65.0%	1/1/2014	NAP
46	Loan	39	GSMC	Marsh Cove - Somerset	1.85	11.0%	9,400,000	11/25/2013	NAP	NAP	64.8%	59.2%	97.6%	1/23/2014	NAP
47	Loan		MC-FiveMile	Harbor Point Estates MHC	1.46	10.2%	9,210,000	12/12/2013	NAP	NAP	62.4%	46.7%	93.6%	11/30/2013	NAP
48	Loan		RMF	Bluffs of Lakewood	1.36	9.2%	9,250,000	11/20/2013	NAP	NAP	61.5%	51.3%	98.7%	1/29/2014	NAP
49	Loan	40	The Bancorp Bank	Ramada Denver	1.93	14.1%	8,100,000	8/9/2013	NAP	NAP	69.0%	52.4%	72.8%	12/31/2013	72.55
50	Loan		RAIT Funding, LLC	Pantano Villas	1.32	8.8%	7,600,000	11/18/2013	NAP	NAP	72.4%	61.7%	93.9%	11/22/2013	NAP
51	Loan	41	The Bancorp Bank	Town East Shopping Center	1.81	12.1%	7,600,000	11/1/2013	NAP	NAP	71.5%	59.5%	93.5%	10/25/2013	NAP
52	Loan		CGMRC	Bell Creek	1.59	10.4%	8,600,000	11/1/2013	NAP	NAP	61.5%	57.0%	90.0%	11/1/2013	NAP
53	Loan	42	The Bancorp Bank	Amber Oaks	1.23	8.0%	7,000,000	11/12/2013	NAP	NAP	75.0%	66.6%	90.6%	11/11/2013	NAP
54	Loan	43	RAIT Funding, LLC	Mary Star of the Sea	1.32	8.7%	7,100,000	11/22/2013	NAP	NAP	73.8%	61.3%	97.2%	11/15/2013	NAP
55	Loan		CGMRC	Moore Court Apartments	1.31	8.9%	6,830,000	9/24/2013	NAP	NAP	74.6%	62.3%	94.0%	9/30/2013	NAP
56	Loan		CGMRC	MacArthur Corporate Center	1.82	11.7%	9,400,000	10/8/2013	NAP	NAP	54.1%	44.5%	92.2%	10/1/2013	NAP
57	Loan	39	GSMC	1700 West Greenleaf	1.37	8.7%	6,700,000	11/20/2013	NAP	NAP	75.0%	64.7%	100.0%	12/31/2013	NAP
58	Loan		The Bancorp Bank	Fairway Commons	1.33	8.8%	7,900,000	10/7/2013	NAP	NAP	63.5%	52.7%	89.4%	11/1/2013	NAP
59	Loan		MC-FiveMile	Normandy Park	1.37	9.2%	7,400,000	12/5/2013	NAP	NAP	67.5%	56.1%	88.9%	12/2/2013	NAP
60	Loan	44	CCRE	Sunrise Shopping Center	2.07	13.5%	10,200,000	11/6/2013	NAP	NAP	48.9%	40.4%	89.6%	11/30/2013	NAP
61	Loan	8	CGMRC	The Shoppes at Castle Pines	2.24	11.2%	8,850,000	11/4/2013	8,900,000	11/4/2014	55.4%	55.1%	89.0%	12/3/2013	NAP
62	Loan		The Bancorp Bank	Selbyville Rite Aid	1.75	11.2%	8,150,000	11/8/2013	NAP	NAP	60.0%	49.4%	100.0%	11/1/2013	NAP
63	Loan	45	MC-FiveMile	6502 Grape Road	1.88	13.4%	7,100,000	10/8/2013	NAP	NAP	65.2%	49.2%	100.0%	3/6/2014	NAP
64	Loan	46	RAIT Funding, LLC	3200 Broadway	1.37	9.1%	6,100,000	11/4/2013	NAP	NAP	74.8%	62.2%	84.5%	1/1/2014	NAP
65	Loan	47	MC-FiveMile	Walgreens - Woodridge, IL	1.38	9.2%	7,300,000	12/10/2013	NAP	NAP	61.6%	57.1%	100.0%	3/6/2014	NAP
66	Loan		MC-FiveMile	Crossroads Shopping Center	1.37	9.3%	5,930,000	9/25/2013	NAP	NAP	73.1%	61.1%	87.8%	11/30/2013	NAP
67	Loan		CGMRC	Gateways Apartments	1.40	9.2%	5,980,000	10/16/2013	NAP	NAP	66.9%	56.8%	90.8%	11/7/2013	NAP
68	Loan		MC-FiveMile	Sorrento View Apartments	1.34	9.1%	6,830,000	11/1/2013	NAP	NAP	56.2%	47.0%	98.8%	12/17/2013	NAP
69	Loan		The Bancorp Bank	Bellfort Plaza	1.57	10.6%	5,500,000	12/12/2013	NAP	NAP	69.0%	57.6%	97.4%	12/1/2013	NAP
70	Loan		The Bancorp Bank	Taylors Square	1.40	9.0%	4,750,000	12/3/2013	NAP	NAP	74.9%	61.7%	100.0%	11/15/2013	NAP
71	Loan	8	The Bancorp Bank	Country Club Self Storage	1.47	9.7%	4,950,000	11/3/2013	5,050,000	11/3/2014	69.5%	56.5%	80.5%	11/6/2013	NAP
72	Loan		MC-FiveMile	Haverwood Village - Dallas TX	1.24	9.2%	4,400,000	10/29/2013	NAP	NAP	74.8%	57.3%	89.9%	12/11/2013	NAP
73	Loan		CGMRC	Fairway Club Apartments	2.03	13.1%	6,480,000	11/6/2013	NAP	NAP	50.0%	41.2%	96.4%	11/4/2013	NAP
74	Loan		MC-FiveMile	Indiana Self Storage	1.50	10.5%	4,720,000	10/7/2013	NAP	NAP	67.1%	56.6%	92.4%		NAP
74.01	Property			Michigan City Self-Storage			1,860,000	10/7/2013	NAP	NAP			92.5%	10/30/2013	NAP
74.02	Property			Hobart Self-Storage			1,810,000	10/7/2013	NAP	NAP			90.4%	10/30/2013	NAP
74.03	Property			Merrillville Self-Storage			1,050,000	10/7/2013	NAP	NAP			96.4%	10/30/2013	NAP
75	Loan	8	CGMRC	Amsdell MI Self Storage Portfolio	1.39	9.2%	4,100,000	Various	4,550,000	Various	73.0%	54.6%	74.2%		NAP
75.01	Property			Safety Mini Storage			2,650,000	11/8/2013	3,100,000	12/1/2015			74.4%	10/15/2013	NAP
75.02	Property			East Lansing Storage			1,450,000	11/5/2013	NAP	NAP			73.8%	8/30/2013	NAP
76	Loan		The Bancorp Bank	Qwik-Stor Self Storage	1.65	13.7%	5,080,000	10/18/2013	NAP	NAP	50.9%	32.8%	81.4%	8/31/2013	NAP
77	Loan		RMF	Covington Crossing	1.46	9.8%	3,425,000	11/20/2013	NAP	NAP	74.6%	62.0%	100.0%	12/19/2013	NAP
78	Loan		CGMRC	Goddard Court Apartments & Townhomes	2.08	13.6%	3,200,000	11/5/2013	NAP	NAP	59.2%	49.0%	94.9%	11/4/2013	NAP

CGCMT 2014-GC19 Annex A

										Second	Second
Control	Loan /		Mortgage				Largest Tenant	Largest Tenant	Second	Largest Tenant	Largest Tenant	Third
Number	Property Flag	Footnotes	Loan Seller	Property Name	RevPAR ($)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant
1	Loan	9, 10, 11, 12	GSMC	Newcastle Senior Housing Portfolio	NAP
1.01	Property			Orchid Terrace	NAP	NAP			NAP			NAP
1.02	Property			Village Gate of Farmington	NAP	NAP			NAP			NAP
1.03	Property			Lodge At Cold Spring	NAP	NAP			NAP			NAP
1.04	Property			The Manor At Oakridge	NAP	NAP			NAP			NAP
1.05	Property			Durham Regent	NAP	NAP			NAP			NAP
1.06	Property			Dogwood Estates	NAP	NAP			NAP			NAP
1.07	Property			Sheldon Oaks	NAP	NAP			NAP			NAP
1.08	Property			Jordan Oaks	NAP	NAP			NAP			NAP
1.09	Property			Sky Peaks	NAP	NAP			NAP			NAP
1.10	Property			The Westmont	NAP	NAP			NAP			NAP
1.11	Property			Pinewood Hills	NAP	NAP			NAP			NAP
1.12	Property			Hidden Lakes	NAP	NAP			NAP			NAP
1.13	Property			Walnut Woods	NAP	NAP			NAP			NAP
1.14	Property			Oakwood Hills	NAP	NAP			NAP			NAP
1.15	Property			Madison Estates	NAP	NAP			NAP			NAP
1.16	Property			Thornton Place	NAP	NAP			NAP			NAP
1.17	Property			Whiterock Court	NAP	NAP			NAP			NAP
1.18	Property			The Bentley	NAP	NAP			NAP			NAP
1.19	Property			Pueblo Regent	NAP	NAP			NAP			NAP
1.20	Property			Vista De La Montana	NAP	NAP			NAP			NAP
1.21	Property			Rock Creek	NAP	NAP			NAP			NAP
1.22	Property			Illahee Hills	NAP	NAP			NAP			NAP
1.23	Property			Palmer Hills	NAP	NAP			NAP			NAP
1.24	Property			Uffelman Estates	NAP	NAP			NAP			NAP
1.25	Property			The Regent	NAP	NAP			NAP			NAP
1.26	Property			The Fountains At Hidden Lakes	NAP	NAP			NAP			NAP
2	Loan	13, 14, 15	CGMRC	CityScape - East Office/Retail	NAP	United Healthcare Services	107,558	8/31/2018	Squire Sanders (US) LLP	73,962	8/31/2021	Polsinelli Shughart PC
3	Loan	8, 16, 17	CGMRC	1500 Spring Garden	NAP	Sunguard Availability Serv LP	135,083	8/31/2020	Day & Zimmermann Group Inc.	134,296	3/31/2023	Thomson Reuters
4	Loan	8	CGMRC	Independence Green Apartments	NAP	NAP			NAP			NAP
5	Loan	18	GSMC	Biltmore Office	NAP	Southstar Energy Services	30,203	10/31/2017	Novare Events, LLC	21,518	2/1/2026	Kimley Horn and Associates
6	Loan	8, 19	MC-FiveMile	RIS Portfolio	NAP
6.01	Property			Westchase Town Center	NAP	Anytime Fitness	5,000	12/31/2014	World of Beer	3,136	12/31/2016	Burger 21
6.02	Property			The Gateway	NAP	Panera Bread	5,752	5/31/2021	Denny’s	4,450	2/28/2019	St. Cloud Eye Center
6.03	Property			Hunters Creek	NAP	AMSCOT	3,284	2/28/2017	Tijuana Flats	2,100	11/30/2016	Key Pharmacy
6.04	Property			East Colonial	NAP	Broadway Ristorante & Pizzeria	4,200	2/28/2018	Mattress One	3,150	11/30/2014	Casa Linda Mexican Restaurant, Inc.
6.05	Property			Sanford Towne Center	NAP	Save-A-Lot	16,946	11/30/2016	Aaron Rents	8,500	MTM	Family Dollar
6.06	Property	20		Osceola Gateway	NAP	Happy Feet Home Daycare	4,180	5/31/2019	Beauty Supply & Beyond, Inc.	2,559	4/30/2019	Ason Maxillofacial Surgery, PA
6.07	Property	21		5th 3rd at Westchase	NAP	Fifth Third Bank	4,604	1/31/2028	NAP			NAP
6.08	Property			Sarasota Palms	NAP	Leslie’s Pools	3,220	12/31/2016	Verizon	3,210	1/31/2018	Linksters Tap Room
7	Loan		CGMRC	136-138 West 34th Street	NAP	Sterling Jewelers Inc., d/b/a Kay Jewelers	12,500	12/31/2024	Sprint Spectrum Realty Company, L.P.	12,500	11/30/2023	NAP
8	Loan		CGMRC	335 West 16th Street	NAP	ADT Security Services, Inc.	54,000	7/24/2022	NAP			NAP
9	Loan		MC-FiveMile	Twin River Commons Student Housing	NAP	NAP			NAP			NAP
10	Loan		CCRE	350 North Clark	NAP	Cleverbridge	29,442	5/31/2024	Friedman Properties	15,465	2/1/2027	The Strive Group
11	Loan		GSMC	808 Brannan Street	NAP	Pinterest	60,860	5/31/2020	NAP			NAP
12	Loan	8, 22	GSMC	Phoenix Shadow Anchored Retail Portfolio	NAP
12.01	Property			Gilbert Fiesta Marketplace	NAP	Peter Piper Pizza	11,021	12/31/2015	Teakwoods Bar & Grill	4,500	3/31/2015	Copper Still
12.02	Property			Village at Surprise	NAP	SEARS Home Appliance	5,061	3/31/2018	Once Upon a Child	3,536	6/19/2017	Payless Shoes
12.03	Property			Riggs Marketplace	NAP	Riggs Road Vet Clinic	2,911	6/30/2018	Leslie’s Pools	2,423	12/31/2017	Eric Kerbs, DDS, PLC
12.04	Property			Frys Superstition Springs Center	NAP	TitleMax	3,000	10/31/2017	Sakana Japanese Restaurant	1,980	7/31/2015	Domino’s Pizza
13	Loan		GSMC	Mid-City Plaza	NAP	Tops Markets	58,000	7/31/2024	Grossman’s Bargain Outlet	24,833	3/31/2019	Dollar Tree
14	Loan		MC-FiveMile	Highland Estates MHC	NAP	NAP			NAP			NAP
15	Loan		MC-FiveMile	Huntington Lakes Apartments	NAP	NAP			NAP			NAP
16	Loan		GSMC	Western Crossing	NAP	Burlington Coat Factory	80,000	1/31/2019	Mardel	24,893	12/31/2023	Michael’s
17	Loan	8	CGMRC	Anthem Marketplace	NAP	Safeway	55,256	5/31/2020	Kindercare	9,897	5/31/2021	Sweat Gym
18	Loan	23	CCRE	Knobs Pointe	NAP	NAP			NAP			NAP
19	Loan	24, 25	RAIT Funding, LLC	Festival Plaza	NAP	AMC Festival Theatre	58,916	12/31/2020	Mugshots	6,750	1/31/2017	Alabama Outdoors
20	Loan	26	MC-FiveMile	1415 North Loop West	NAP	John M. Floyd & Associates	12,730	11/30/2019	HEA Clinic, P.A.	12,730	11/3/2024	Automated Health Management
21	Loan		RMF	Wymberly Portfolio	NAP
21.01	Property			Wymberly Pointe Apartments	NAP	NAP			NAP			NAP
21.02	Property			Wymberly Crossing Apartments	NAP	NAP			NAP			NAP
22	Loan	27	RMF	Canyon Plaza	NAP	Fanlala	3,819	12/31/2018	New MD	3,150	9/30/2018	West Am Bank
23	Loan	28	CCRE	Wheeler Food Lion Portfolio	NAP

CGCMT 2014-GC19 Annex A

										Second	Second
Control	Loan /		Mortgage				Largest Tenant	Largest Tenant	Second	Largest Tenant	Largest Tenant	Third
Number	Property Flag	Footnotes	Loan Seller	Property Name	RevPAR ($)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant
23.01	Property			Westland Square	NAP	Food Lion	29,000	5/29/2016	Family Dollar	9,375	12/31/2014	Happy China Buffet
23.02	Property			Waterway Plaza	NAP	Food Lion	29,000	5/24/2016	Family Dollar	8,450	12/31/2015	Domino’s Pizza
23.03	Property			St. George Plaza	NAP	Food Lion	33,518	2/25/2018	Family Dollar	8,001	12/31/2016	Shoe Show, Inc.
23.04	Property			South Square Shopping Center	NAP	Food Lion	29,000	12/31/2017	CVS	8,450	10/31/2017	Subway R.E. Corp
23.05	Property			Clover Plaza	NAP	Food Lion	29,000	8/10/2015	Dollar Tree	8,450	4/30/2015	Bruce W & Vici Randolph
24	Loan		RAIT Funding, LLC	Tanyard Park Apartments	NAP	NAP			NAP			NAP
25	Loan		MC-FiveMile	Oakridge Terrace Apartments	NAP	NAP			NAP			NAP
26	Loan	29	CCRE	Barnes Crossing Plaza	NAP	Hobby Lobby	59,615	8/31/2022	TJ Maxx	29,498	1/31/2022	Office Max
27	Loan		The Bancorp Bank	Sugar House	NAP	Keller Williams Realty	12,628	7/31/2023	Gold Systems	7,850	7/31/2023	EBIX
28	Loan	8, 30	GSMC	Paddocks Office Building	NAP	Strategic Systems	14,313	4/30/2018	Martin Marietta Materials	10,235	9/30/2018	Trilogy Risk
29	Loan		CGMRC	Berwyn Shopping Center	NAP	CVS	14,000	1/31/2025	Pennsylvania Liquor Control Board	5,490	8/31/2016	Doctors Best Immediate Medical Care
30	Loan	8	CGMRC	Townsend Street Office	NAP	OpenDNS	36,250	2/28/2017	Pier Maritime, LLC	26,460	2/28/2023	Encapsule Medical
31	Loan	8, 31	RMF	Hampton Inn & Suites Savannah	79.16	NAP			NAP			NAP
32	Loan	32	CGMRC	Lake Washington Square	NAP	LA Fitness	38,305	3/31/2029	Thrifty Specialty Produce	15,237	3/31/2029	Tuesday Morning
33	Loan	8	The Bancorp Bank	Pioneer Building	NAP	Doc Maynard’s	14,602	9/14/2015	Edward Chung	2,092	12/31/2016	Bill Speidel Enterprises
34	Loan		CGMRC	LV III Portfolio	NAP
34.01	Property			LV III Portfolio - Epic Storage at Warm Springs	NAP	NAP			NAP			NAP
34.02	Property			LV III Portfolio - Storage One at Conestoga	NAP	NAP			NAP			NAP
35	Loan	33, 34, 35, 36, 37	CCRE	334-336 West 46th Street	NAP	Kosher Deli	4,000	12/31/2033	NAP			NAP
36	Loan	8, 38	GSMC	Shops at Five Hills	NAP	Anytime Fitness	4,956	12/31/2023	Fossum Dental	4,301	5/31/2023	Navy Federal Credit Union
37	Loan		MC-FiveMile	Timbers of Deerbrook	NAP	NAP			NAP			NAP
38	Loan		MC-FiveMile	Lakeshore Crossing	NAP	Creekwood School	9,376	8/1/2027	Convenience Store	4,840	9/1/2026	Church’s Chicken
39	Loan	8	MC-FiveMile	Towers of Lakeway	NAP
39.01	Property			Tower II (1921 Lohmans Crossing)	NAP	Keller Williams Realty	14,644	10/31/2015	Gracy Title Company, L.C.	3,275	10/31/2015	Wy-Vel Corporation
39.02	Property			Tower I (1927 Lohmans Crossing)	NAP	Lakeway Aquatic Therapy & Wellness	4,720	10/31/2018	Hill Country Allergy & Asthma, PLLC	3,504	10/31/2017	Powers Energy Partners LP
40	Loan		RMF	Santa Clarita Plaza	NAP	Int’l House of Pancakes	5,000	8/2/2016	Santa Clarita Stainmaster	4,141	9/30/2014	Calvary Chapel of S. Clarita
41	Loan		The Bancorp Bank	LA Speedzone	NAP	Festival Fun Parks, LLC	452,386	7/31/2023	NAP			NAP
42	Loan		MC-FiveMile	Pinedale Manor Apartments	NAP	NAP			NAP			NAP
43	Loan		The Bancorp Bank	Knollwood Plaza	NAP	Pacific Dental	2,862	3/31/2017	The Hair Encounter	2,600	5/31/2015	Ho Sik Pak/ Karate
44	Loan		MC-FiveMile	Jones Bridge Square	NAP	Ingles Markets	62,603	9/28/2019	Suburban Medical Center	3,500	5/31/2015	Peachtree Corners Dental
45	Loan		MC-FiveMile	ACG Conlon Portfolio	NAP
45.01	Property			Wilsons Landing	NAP	NAP			NAP			NAP
45.02	Property			Green Cove	NAP	NAP			NAP			NAP
45.03	Property			Beech Grove	NAP	NAP			NAP			NAP
45.04	Property			Wares	NAP	NAP			NAP			NAP
45.05	Property			Mimosa	NAP	NAP			NAP			NAP
45.06	Property			Cedar Creek	NAP	NAP			NAP			NAP
46	Loan	39	GSMC	Marsh Cove - Somerset	NAP	NAP			NAP			NAP
47	Loan		MC-FiveMile	Harbor Point Estates MHC	NAP	NAP			NAP			NAP
48	Loan		RMF	Bluffs of Lakewood	NAP	NAP			NAP			NAP
49	Loan	40	The Bancorp Bank	Ramada Denver	52.78	NAP			NAP			NAP
50	Loan		RAIT Funding, LLC	Pantano Villas	NAP	NAP			NAP			NAP
51	Loan	41	The Bancorp Bank	Town East Shopping Center	NAP	Tractor Supply	28,898	1/31/2018	Stage - Property	27,902	1/31/2023	IT’s Fashion (Metro)
52	Loan		CGMRC	Bell Creek	NAP	Food Lion	37,961	4/15/2023	Sportspage Bar & Grill	4,800	10/31/2016	Belle Cottage
53	Loan	42	The Bancorp Bank	Amber Oaks	NAP	NAP			NAP			NAP
54	Loan	43	RAIT Funding, LLC	Mary Star of the Sea	NAP	NAP			NAP			NAP
55	Loan		CGMRC	Moore Court Apartments	NAP	NAP			NAP			NAP
56	Loan		CGMRC	MacArthur Corporate Center	NAP	Plus Diagnostics, Inc	27,156	6/30/2017	Pacific Industrial Contractor	13,173	3/10/2016	Flatirons Solutions Inc
57	Loan	39	GSMC	1700 West Greenleaf	NAP	NAP			NAP			NAP
58	Loan		The Bancorp Bank	Fairway Commons	NAP	Big Lots	32,899	1/31/2017	99 Cents Only Store	18,058	8/31/2023	Mehran Beheshiti & Maryam Rizai
59	Loan		MC-FiveMile	Normandy Park	NAP	NAP			NAP			NAP
60	Loan	44	CCRE	Sunrise Shopping Center	NAP	No Excuse Workout	27,590	12/31/2021	DaVita Inc.	8,103	10/31/2022	Family Dollar
61	Loan	8	CGMRC	The Shoppes at Castle Pines	NAP	Castle Pines Community Church	5,358	7/31/2014	T&G Enterprises	4,200	11/30/2016	Leading Edge Physical Therapy
62	Loan		The Bancorp Bank	Selbyville Rite Aid	NAP	Rite Aid	14,673	5/31/2030	NAP			NAP
63	Loan	45	MC-FiveMile	6502 Grape Road	NAP	Best Buy	50,000	3/20/2023	NAP			NAP
64	Loan	46	RAIT Funding, LLC	3200 Broadway	NAP	JP Morgan Chase	17,904	6/30/2024	Davis-Dyer-Max, Inc.	7,330	7/31/2016	Municipal Computing Services
65	Loan	47	MC-FiveMile	Walgreens - Woodridge, IL	NAP	Walgreens	14,820	9/30/2034	NAP			NAP
66	Loan		MC-FiveMile	Crossroads Shopping Center	NAP	Dollar General	10,526	6/30/2015	Cash America	10,340	12/31/2016	Happy Family Chinese Buffet
67	Loan		CGMRC	Gateways Apartments	NAP	NAP			NAP			NAP
68	Loan		MC-FiveMile	Sorrento View Apartments	NAP	NAP			NAP			NAP
69	Loan		The Bancorp Bank	Bellfort Plaza	NAP	NAP			NAP			NAP
70	Loan		The Bancorp Bank	Taylors Square	NAP	Hibachi Buffet	10,260	9/30/2021	Dollar Tree	9,499	12/31/2020	Gamestop
71	Loan	8	The Bancorp Bank	Country Club Self Storage	NAP	NAP			NAP			NAP
72	Loan		MC-FiveMile	Haverwood Village - Dallas TX	NAP	Genghis Grill Franchise Concepts, LP	11,546	1/31/2026	CMG Operations, LLC d/b/a KFC/Mitra	2,643	1/31/2023	Afrika Fusion
73	Loan		CGMRC	Fairway Club Apartments	NAP	NAP			NAP			NAP
74	Loan		MC-FiveMile	Indiana Self Storage	NAP
74.01	Property			Michigan City Self-Storage	NAP	NAP			NAP			NAP
74.02	Property			Hobart Self-Storage	NAP	NAP			NAP			NAP
74.03	Property			Merrillville Self-Storage	NAP	NAP			NAP			NAP
75	Loan	8	CGMRC	Amsdell MI Self Storage Portfolio	NAP
75.01	Property			Safety Mini Storage	NAP	NAP			NAP			NAP
75.02	Property			East Lansing Storage	NAP	NAP			NAP			NAP
76	Loan		The Bancorp Bank	Qwik-Stor Self Storage	NAP	NAP			NAP			NAP
77	Loan		RMF	Covington Crossing	NAP	Dollar Tree	8,000	9/30/2020	CitiFinancial	2,450	5/31/2017	Shane’s Rib Shack
78	Loan		CGMRC	Goddard Court Apartments & Townhomes	NAP	NAP			NAP			NAP

CGCMT 2014-GC19 Annex A

					Third	Third		Fourth	Fourth		Fifth
Control	Loan /		Mortgage		Largest Tenant	Largest Tenant	Fourth	Largest Tenant	Largest Tenant	Fifth	Largest Tenant
Number	Property Flag	Footnotes	Loan Seller	Property Name	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft
1	Loan	9, 10, 11, 12	GSMC	Newcastle Senior Housing Portfolio
1.01	Property			Orchid Terrace			NAP			NAP
1.02	Property			Village Gate of Farmington			NAP			NAP
1.03	Property			Lodge At Cold Spring			NAP			NAP
1.04	Property			The Manor At Oakridge			NAP			NAP
1.05	Property			Durham Regent			NAP			NAP
1.06	Property			Dogwood Estates			NAP			NAP
1.07	Property			Sheldon Oaks			NAP			NAP
1.08	Property			Jordan Oaks			NAP			NAP
1.09	Property			Sky Peaks			NAP			NAP
1.10	Property			The Westmont			NAP			NAP
1.11	Property			Pinewood Hills			NAP			NAP
1.12	Property			Hidden Lakes			NAP			NAP
1.13	Property			Walnut Woods			NAP			NAP
1.14	Property			Oakwood Hills			NAP			NAP
1.15	Property			Madison Estates			NAP			NAP
1.16	Property			Thornton Place			NAP			NAP
1.17	Property			Whiterock Court			NAP			NAP
1.18	Property			The Bentley			NAP			NAP
1.19	Property			Pueblo Regent			NAP			NAP
1.20	Property			Vista De La Montana			NAP			NAP
1.21	Property			Rock Creek			NAP			NAP
1.22	Property			Illahee Hills			NAP			NAP
1.23	Property			Palmer Hills			NAP			NAP
1.24	Property			Uffelman Estates			NAP			NAP
1.25	Property			The Regent			NAP			NAP
1.26	Property			The Fountains At Hidden Lakes			NAP			NAP
2	Loan	13, 14, 15	CGMRC	CityScape - East Office/Retail	68,994	3/31/2021	Jennings Strouss & Salmon	55,203	12/31/2026	Gust Rosenfeld	42,336
3	Loan	8, 16, 17	CGMRC	1500 Spring Garden	123,453	10/31/2024	CBS Broadcasting Inc.	119,457	2/28/2027	Independence Blue Cross	85,209
4	Loan	8	CGMRC	Independence Green Apartments			NAP			NAP
5	Loan	18	GSMC	Biltmore Office	17,053	12/31/2019	McKeon, Meunier, Carlin & Curfman, LLC	14,766	2/29/2020	Novare Group Holdings, Inc.	14,328
6	Loan	8, 19	MC-FiveMile	RIS Portfolio
6.01	Property			Westchase Town Center	2,828	11/30/2015	Zen Sushi	2,670	9/24/2016	My Gym	2,532
6.02	Property			The Gateway	3,040	3/31/2017	Trustco Bank	1,840	11/30/2028	T-Mobile	1,606
6.03	Property			Hunters Creek	1,600	8/31/2016	Jersey Mike’s Subs	1,598	9/30/2017	Royal Nails & Spa	1,396
6.04	Property			East Colonial	2,038	8/31/2016	Metro PCS	1,487	10/31/2016	Belle Cheveux Salon and Spa	1,467
6.05	Property			Sanford Towne Center	7,966	12/31/2017	Etech Trade, Inc.	4,825	8/31/2016	AMSCOT	3,130
6.06	Property	20		Osceola Gateway	2,380	6/30/2018	Fallen Sparrow Tattoo Company, Inc.	1,453	8/31/2018	Saint Francis Beauty Supply and Botanica, Inc.	1,453
6.07	Property	21		5th 3rd at Westchase			NAP			NAP
6.08	Property			Sarasota Palms	2,657	1/25/2016	Suzanne Bush and Chris Diemer	1,304	10/31/2014	Pure a Salon & Boutique	1,265
7	Loan		CGMRC	136-138 West 34th Street			NAP			NAP
8	Loan		CGMRC	335 West 16th Street			NAP			NAP
9	Loan		MC-FiveMile	Twin River Commons Student Housing			NAP			NAP
10	Loan		CCRE	350 North Clark	15,465	4/1/2021	KOS Services LLC	15,336	10/1/2023	On Peak (Travel Tech)	15,055
11	Loan		GSMC	808 Brannan Street			NAP			NAP
12	Loan	8, 22	GSMC	Phoenix Shadow Anchored Retail Portfolio
12.01	Property			Gilbert Fiesta Marketplace	3,840	6/30/2020	Vista Medical Group	3,000	10/31/2016	Yao’s Chinese Restaurant	2,600
12.02	Property			Village at Surprise	2,996	8/31/2019	NYPD Pizza	2,851	10/31/2015	Build-A-Bike, Inc.	2,214
12.03	Property			Riggs Marketplace	1,937	10/31/2018	Panda Express	1,870	8/31/2016	Oxford Cleaners	1,430
12.04	Property			Frys Superstition Springs Center	1,745	11/30/2014	Great Clips	1,319	2/28/2016	Beauty Calls Nail Salon	1,200
13	Loan		GSMC	Mid-City Plaza	9,693	1/31/2016	CVS	9,088	1/31/2016	Goodwill Industries of WNY	8,160
14	Loan		MC-FiveMile	Highland Estates MHC			NAP			NAP
15	Loan		MC-FiveMile	Huntington Lakes Apartments			NAP			NAP
16	Loan		GSMC	Western Crossing	21,300	2/28/2018	Petco	15,000	1/31/2019	Hoagies Deli	3,000
17	Loan	8	CGMRC	Anthem Marketplace	4,000	6/30/2018	Legends Grill	3,212	12/31/2014	Tru Colors Salon and Day Spa	2,738
18	Loan	23	CCRE	Knobs Pointe			NAP			NAP
19	Loan	24, 25	RAIT Funding, LLC	Festival Plaza	5,900	9/30/2017	ABC Store	4,000	8/31/2025	Mellow Mushroom	4,000
20	Loan	26	MC-FiveMile	1415 North Loop West	6,646	12/31/2018	ABIS Consulting	6,145	8/31/2019	Channel Dynamix, LLC	5,632
21	Loan		RMF	Wymberly Portfolio
21.01	Property			Wymberly Pointe Apartments			NAP			NAP
21.02	Property			Wymberly Crossing Apartments			NAP			NAP
22	Loan	27	RMF	Canyon Plaza	3,106	11/30/2015	Life Impact Center	2,918	9/30/2015	Umpqua Bank	2,730
23	Loan	28	CCRE	Wheeler Food Lion Portfolio

CGCMT 2014-GC19 Annex A

					Third	Third		Fourth	Fourth		Fifth
Control	Loan /		Mortgage		Largest Tenant	Largest Tenant	Fourth	Largest Tenant	Largest Tenant	Fifth	Largest Tenant
Number	Property Flag	Footnotes	Loan Seller	Property Name	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft
23.01	Property			Westland Square	8,270	6/30/2015	Carolina Café and Catering	2,310	7/31/2019	Check N Go	1,600
23.02	Property			Waterway Plaza	1,800	12/31/2017	Hong Kong Restaurant	1,500	2/28/2016	Peter Giang and Hiep Thuy Ha	1,500
23.03	Property			St. George Plaza	4,560	2/28/2018	United States Postal Service	3,250	11/25/2018	Check Into Cash of SC Inc.	1,500
23.04	Property			South Square Shopping Center	1,200	11/30/2016	88 Chinese Restaurant	1,200	11/30/2014	NAP
23.05	Property			Clover Plaza	1,625	12/31/2016	Nagoya Japanese Steakhouse	1,625	10/31/2022	D&N Financial Services, Inc.	1,300
24	Loan		RAIT Funding, LLC	Tanyard Park Apartments			NAP			NAP
25	Loan		MC-FiveMile	Oakridge Terrace Apartments			NAP			NAP
26	Loan	29	CCRE	Barnes Crossing Plaza	23,500	12/31/2016	Burke’s Outlet	20,000	4/30/2020	ATC Fitness	9,000
27	Loan		The Bancorp Bank	Sugar House	6,712	8/31/2018	Boulders Ventures Development	4,027	8/31/2023	Epic Brewing	3,686
28	Loan	8, 30	GSMC	Paddocks Office Building	10,000	5/31/2017	South Forsyth Partners	9,480	8/30/2020	Navigant Consulting	9,011
29	Loan		CGMRC	Berwyn Shopping Center	4,800	12/31/2020	New World Enterprise LLC	2,783	10/31/2023	Nova Cleaners	2,000
30	Loan	8	CGMRC	Townsend Street Office	5,400	7/31/2017	WRT	4,620	6/14/2016	Mr. Toads	4,500
31	Loan	8, 31	RMF	Hampton Inn & Suites Savannah			NAP			NAP
32	Loan	32	CGMRC	Lake Washington Square	10,244	1/31/2014	Dollar General	9,824	5/31/2023	Dance Mania Allstars	6,270
33	Loan	8	The Bancorp Bank	Pioneer Building	1,891	MTM	David Trieweiler	1,387	MTM	The Meryhew Law Group	1,342
34	Loan		CGMRC	LV III Portfolio
34.01	Property			LV III Portfolio - Epic Storage at Warm Springs			NAP			NAP
34.02	Property			LV III Portfolio - Storage One at Conestoga			NAP			NAP
35	Loan	33, 34, 35, 36, 37	CCRE	334-336 West 46th Street			NAP			NAP
36	Loan	8, 38	GSMC	Shops at Five Hills	4,009	5/31/2018	AT&T Mobility	4,000	6/30/2018	Eye City	3,144
37	Loan		MC-FiveMile	Timbers of Deerbrook			NAP			NAP
38	Loan		MC-FiveMile	Lakeshore Crossing	2,500	4/1/2023	Little Elm Pharmacy	2,300	11/30/2015	Liquor Store	2,205
39	Loan	8	MC-FiveMile	Towers of Lakeway
39.01	Property			Tower II (1921 Lohmans Crossing)	3,275	12/31/2020	Lake Travis Oral and Maxillofacial Surgery PLLC	2,097	12/31/2018	NAP
39.02	Property			Tower I (1927 Lohmans Crossing)	3,052	5/31/2017	St. David’s Healthcare Partnership, L.P., LLP	2,993	MTM	Lubbock National Bank	1,985
40	Loan		RMF	Santa Clarita Plaza	3,662	9/30/2018	Santa Clarita Valley University	3,293	8/31/2015	Math Support Services	3,262
41	Loan		The Bancorp Bank	LA Speedzone			NAP			NAP
42	Loan		MC-FiveMile	Pinedale Manor Apartments			NAP			NAP
43	Loan		The Bancorp Bank	Knollwood Plaza	2,333	6/30/2017	SAS Shoes	1,804	10/31/2016	Starbucks	1,700
44	Loan		MC-FiveMile	Jones Bridge Square	3,355	9/30/2023	Taqueria Del Mar	2,855	3/31/2018	Hi-Tech Cleaners	2,100
45	Loan		MC-FiveMile	ACG Conlon Portfolio
45.01	Property			Wilsons Landing			NAP			NAP
45.02	Property			Green Cove			NAP			NAP
45.03	Property			Beech Grove			NAP			NAP
45.04	Property			Wares			NAP			NAP
45.05	Property			Mimosa			NAP			NAP
45.06	Property			Cedar Creek			NAP			NAP
46	Loan	39	GSMC	Marsh Cove - Somerset			NAP			NAP
47	Loan		MC-FiveMile	Harbor Point Estates MHC			NAP			NAP
48	Loan		RMF	Bluffs of Lakewood			NAP			NAP
49	Loan	40	The Bancorp Bank	Ramada Denver			NAP			NAP
50	Loan		RAIT Funding, LLC	Pantano Villas			NAP			NAP
51	Loan	41	The Bancorp Bank	Town East Shopping Center	12,020	1/31/2019	BMS Warehouse	8,222	2/28/2018	Sherwin Williams Paint	7,766
52	Loan		CGMRC	Bell Creek	3,200	6/19/2016	Li Zhen Chen	2,100	11/30/2021	Mimmo’s	2,000
53	Loan	42	The Bancorp Bank	Amber Oaks			NAP			NAP
54	Loan	43	RAIT Funding, LLC	Mary Star of the Sea			NAP			NAP
55	Loan		CGMRC	Moore Court Apartments			NAP			NAP
56	Loan		CGMRC	MacArthur Corporate Center	9,652	5/31/2016	Pinnacle Mortgage Group	7,989	10/3/2016	NAP
57	Loan	39	GSMC	1700 West Greenleaf			NAP			NAP
58	Loan		The Bancorp Bank	Fairway Commons	2,464	8/31/2018	Jennifer J Everett OptometryPC	1,910	12/31/2018	GetFit in 10	1,212
59	Loan		MC-FiveMile	Normandy Park			NAP			NAP
60	Loan	44	CCRE	Sunrise Shopping Center	8,000	6/30/2016	Duron, Inc.	4,760	12/31/2017	McDonald’s	4,367
61	Loan	8	CGMRC	The Shoppes at Castle Pines	2,400	12/31/2017	Lawrence S. Wilner P.C.	2,245	4/30/2017	Dazbog	1,696
62	Loan		The Bancorp Bank	Selbyville Rite Aid			NAP			NAP
63	Loan	45	MC-FiveMile	6502 Grape Road			NAP			NAP
64	Loan	46	RAIT Funding, LLC	3200 Broadway	5,165	10/31/2014	Yusen Logistics, Inc.	4,974	12/31/2016	Beyond Faith Homecare	4,582
65	Loan	47	MC-FiveMile	Walgreens - Woodridge, IL			NAP			NAP
66	Loan		MC-FiveMile	Crossroads Shopping Center	10,000	7/31/2021	The Dance Studio	8,640	4/30/2016	Sherwin Williams	3,965
67	Loan		CGMRC	Gateways Apartments			NAP			NAP
68	Loan		MC-FiveMile	Sorrento View Apartments			NAP			NAP
69	Loan		The Bancorp Bank	Bellfort Plaza			NAP			NAP
70	Loan		The Bancorp Bank	Taylors Square	1,807	12/31/2017	Firehouse Subs	1,758	8/30/2019	Supercuts	1,407
71	Loan	8	The Bancorp Bank	Country Club Self Storage			NAP			NAP
72	Loan		MC-FiveMile	Haverwood Village - Dallas TX	2,000	9/30/2015	Polo Cleaners	2,000	12/31/2015	I-Apartments	1,500
73	Loan		CGMRC	Fairway Club Apartments			NAP			NAP
74	Loan		MC-FiveMile	Indiana Self Storage
74.01	Property			Michigan City Self-Storage			NAP			NAP
74.02	Property			Hobart Self-Storage			NAP			NAP
74.03	Property			Merrillville Self-Storage			NAP			NAP
75	Loan	8	CGMRC	Amsdell MI Self Storage Portfolio
75.01	Property			Safety Mini Storage			NAP			NAP
75.02	Property			East Lansing Storage			NAP			NAP
76	Loan		The Bancorp Bank	Qwik-Stor Self Storage			NAP			NAP
77	Loan		RMF	Covington Crossing	2,450	8/30/2019	AT&T (Habiba, Inc.)	1,750	6/30/2014	Design Clips	1,400
78	Loan		CGMRC	Goddard Court Apartments & Townhomes			NAP			NAP

CGCMT 2014-GC19 Annex A

					Fifth	Environmental		Environmental				Earthquake
Control	Loan /		Mortgage		Largest Tenant	Phase I	Environmental	Phase II	Engineering	Seismic		Insurance	Upfront RE	Ongoing RE
Number	Property Flag	Footnotes	Loan Seller	Property Name	Lease Expiration (6)	Report Date	Phase II	Report Date	Report Date	Report Date	PML or SEL (%)	Required	Tax Reserve ($)	Tax Reserve ($)
1	Loan	9, 10, 11, 12	GSMC	Newcastle Senior Housing Portfolio								No	0	346,784
1.01	Property			Orchid Terrace		12/16/2013	No	NAP	12/17/2013	NAP	NAP	No
1.02	Property			Village Gate of Farmington		12/16/2013	No	NAP	12/17/2013	NAP	NAP	No
1.03	Property			Lodge At Cold Spring		12/16/2013	No	NAP	12/17/2013	NAP	NAP	No
1.04	Property			The Manor At Oakridge		12/16/2013	No	NAP	12/17/2013	NAP	NAP	No
1.05	Property			Durham Regent		12/16/2013	No	NAP	12/17/2013	NAP	NAP	No
1.06	Property			Dogwood Estates		12/16/2013	No	NAP	12/17/2013	NAP	NAP	No
1.07	Property			Sheldon Oaks		12/16/2013	No	NAP	12/17/2013	12/17/2013	6%	No
1.08	Property			Jordan Oaks		12/17/2013	No	NAP	12/17/2013	NAP	NAP	No
1.09	Property			Sky Peaks		12/17/2013	No	NAP	12/17/2013	12/17/2013	9%	No
1.10	Property			The Westmont		12/16/2013	No	NAP	12/16/2013	12/17/2013	13%	No
1.11	Property			Pinewood Hills		12/16/2013	No	NAP	12/16/2013	NAP	NAP	No
1.12	Property			Hidden Lakes		12/16/2013	No	NAP	12/16/2013	12/17/2013	8%	No
1.13	Property			Walnut Woods		12/16/2013	No	NAP	12/16/2013	NAP	NAP	No
1.14	Property			Oakwood Hills		12/16/2013	No	NAP	12/17/2013	NAP	NAP	No
1.15	Property			Madison Estates		12/16/2013	No	NAP	12/17/2013	NAP	NAP	No
1.16	Property			Thornton Place		12/16/2013	No	NAP	12/17/2013	NAP	NAP	No
1.17	Property			Whiterock Court		12/16/2013	No	NAP	12/16/2013	NAP	NAP	No
1.18	Property			The Bentley		12/16/2013	No	NAP	12/17/2013	NAP	NAP	No
1.19	Property			Pueblo Regent		12/16/2013	No	NAP	12/16/2013	NAP	NAP	No
1.20	Property			Vista De La Montana		12/16/2013	No	NAP	12/17/2013	NAP	NAP	No
1.21	Property			Rock Creek		12/16/2013	No	NAP	12/17/2013	12/17/2013	8%	No
1.22	Property			Illahee Hills		12/16/2013	No	NAP	12/17/2013	NAP	NAP	No
1.23	Property			Palmer Hills		12/16/2013	No	NAP	12/17/2013	NAP	NAP	No
1.24	Property			Uffelman Estates		12/16/2013	No	NAP	12/17/2013	NAP	NAP	No
1.25	Property			The Regent		12/16/2013	No	NAP	12/16/2013	12/17/2013	9%	No
1.26	Property			The Fountains At Hidden Lakes		12/16/2013	No	NAP	12/14/2013	12/17/2013	7%	No
2	Loan	13, 14, 15	CGMRC	CityScape - East Office/Retail	5/31/2021	10/9/2013	No	NAP	10/7/2013	NAP	NAP	No	0	0
3	Loan	8, 16, 17	CGMRC	1500 Spring Garden	2/28/2019	10/21/2013	Yes	12/20/2013	10/18/2013	NAP	NAP	No	294,699	29,470
4	Loan	8	CGMRC	Independence Green Apartments		9/27/2013	No	NAP	9/27/2013	NAP	NAP	No	339,890	56,648
5	Loan	18	GSMC	Biltmore Office	4/30/2019	12/20/2013	No	NAP	1/30/2014	NAP	NAP	No	212,099	42,420
6	Loan	8, 19	MC-FiveMile	RIS Portfolio								No	113,845	37,948
6.01	Property			Westchase Town Center	12/31/2017	12/17/2013	No	NAP	12/17/2013	NAP	NAP	No
6.02	Property			The Gateway	10/31/2021	12/17/2013	No	NAP	12/18/2013	NAP	NAP	No
6.03	Property			Hunters Creek	5/31/2014	12/17/2013	No	NAP	12/18/2013	NAP	NAP	No
6.04	Property			East Colonial	7/31/2014	12/17/2013	No	NAP	12/18/2013	NAP	NAP	No
6.05	Property			Sanford Towne Center	12/31/2016	12/17/2013	No	NAP	12/18/2013	NAP	NAP	No
6.06	Property	20		Osceola Gateway	11/30/2014	12/17/2013	No	NAP	12/18/2013	NAP	NAP	No
6.07	Property	21		5th 3rd at Westchase		2/3/2014	No	NAP	NAP	NAP	NAP	No
6.08	Property			Sarasota Palms	10/27/2014	12/17/2013	No	NAP	12/18/2013	NAP	NAP	No
7	Loan		CGMRC	136-138 West 34th Street		11/22/2013	No	NAP	11/22/2013	NAP	NAP	No	156,795	52,265
8	Loan		CGMRC	335 West 16th Street		11/1/2013	No	NAP	10/31/2013	NAP	NAP	No	0	0
9	Loan		MC-FiveMile	Twin River Commons Student Housing		12/4/2013	No	NAP	12/3/2013	NAP	NAP	No	15,433	15,433
10	Loan		CCRE	350 North Clark	11/30/2015	11/19/2013	No	NAP	11/19/2013	NAP	NAP	No	0	0
11	Loan		GSMC	808 Brannan Street		12/23/2013	No	NAP	12/23/2013	1/20/2014	13%	No	0	35,593
12	Loan	8, 22	GSMC	Phoenix Shadow Anchored Retail Portfolio								No	86,705	21,676
12.01	Property			Gilbert Fiesta Marketplace	5/31/2018	12/11/2013	No	NAP	12/5/2013	NAP	NAP	No
12.02	Property			Village at Surprise	6/30/2017	12/10/2013	No	NAP	12/4/2013	NAP	NAP	No
12.03	Property			Riggs Marketplace	8/31/2016	12/10/2013	No	NAP	12/5/2013	NAP	NAP	No
12.04	Property			Frys Superstition Springs Center	1/31/2016	12/9/2013	No	NAP	12/6/2013	NAP	NAP	No
13	Loan		GSMC	Mid-City Plaza	3/31/2020	12/11/2013	No	NAP	11/18/2013	NAP	NAP	No	132,703	33,176
14	Loan		MC-FiveMile	Highland Estates MHC		10/10/2013	No	NAP	10/10/2013	NAP	NAP	No	0	30,384
15	Loan		MC-FiveMile	Huntington Lakes Apartments		10/15/2013	No	NAP	10/15/2013	NAP	NAP	No	0	34,886
16	Loan		GSMC	Western Crossing	2/28/2019	12/11/2013	No	NAP	12/11/2013	NAP	NAP	No	55,639	27,819
17	Loan	8	CGMRC	Anthem Marketplace	2/28/2015	11/20/2013	No	NAP	11/20/2013	NAP	NAP	No	93,358	31,119
18	Loan	23	CCRE	Knobs Pointe		10/22/2013	No	NAP	10/22/2013	NAP	NAP	No	75,000	25,000
19	Loan	24, 25	RAIT Funding, LLC	Festival Plaza	1/31/2017	12/6/2013	No	NAP	12/6/2013	NAP	NAP	No	21,963	10,981
20	Loan	26	MC-FiveMile	1415 North Loop West	12/31/2014	11/8/2013	No	NAP	11/8/2013	NAP	NAP	No	17,292	17,292
21	Loan		RMF	Wymberly Portfolio								No	53,401	25,429
21.01	Property			Wymberly Pointe Apartments		11/27/2013	No	NAP	11/27/2013	NAP	NAP	No
21.02	Property			Wymberly Crossing Apartments		11/26/2013	No	NAP	11/27/2013	NAP	NAP	No
22	Loan	27	RMF	Canyon Plaza	6/30/2014	12/6/2013	No	NAP	12/6/2013	12/23/2013	12%	No	0	9,456
23	Loan	28	CCRE	Wheeler Food Lion Portfolio								No	24,167	24,167

CGCMT 2014-GC19 Annex A

					Fifth	Environmental		Environmental				Earthquake
Control	Loan /		Mortgage		Largest Tenant	Phase I	Environmental	Phase II	Engineering	Seismic		Insurance	Upfront RE	Ongoing RE
Number	Property Flag	Footnotes	Loan Seller	Property Name	Lease Expiration (6)	Report Date	Phase II	Report Date	Report Date	Report Date	PML or SEL (%)	Required	Tax Reserve ($)	Tax Reserve ($)
23.01	Property			Westland Square	3/31/2016	12/10/2013	No	NAP	12/10/2013	NAP	NAP	No
23.02	Property			Waterway Plaza	4/30/2019	12/10/2013	No	NAP	12/10/2013	NAP	NAP	No
23.03	Property			St. George Plaza	8/31/2016	12/10/2013	No	NAP	12/10/2013	NAP	NAP	No
23.04	Property			South Square Shopping Center		12/10/2013	No	NAP	12/10/2013	NAP	NAP	No
23.05	Property			Clover Plaza	4/30/2014	12/10/2013	No	NAP	12/10/2013	NAP	NAP	No
24	Loan		RAIT Funding, LLC	Tanyard Park Apartments		12/2/2013	No	NAP	11/25/2013	NAP	NAP	No	17,185	4,296
25	Loan		MC-FiveMile	Oakridge Terrace Apartments		10/8/2013	No	NAP	10/8/2013	10/8/2013	13%	No	63,677	15,919
26	Loan	29	CCRE	Barnes Crossing Plaza	11/5/2022	11/26/2013	No	NAP	11/27/2013	NAP	NAP	No	37,500	18,750
27	Loan		The Bancorp Bank	Sugar House	9/30/2023	11/13/2013	No	NAP	11/12/2013	11/12/2013	15%	No	11,583	11,583
28	Loan	8, 30	GSMC	Paddocks Office Building	10/31/2016	12/13/2013	No	NAP	12/6/2013	NAP	NAP	No	25,242	8,414
29	Loan		CGMRC	Berwyn Shopping Center	1/31/2019	11/26/2013	Yes	12/23/2013	1/10/2014	NAP	NAP	No	41,099	5,137
30	Loan	8	CGMRC	Townsend Street Office	5/31/2015	9/26/2013	No	NAP	9/24/2013	9/23/2013	18%	No	12,572	2,514
31	Loan	8, 31	RMF	Hampton Inn & Suites Savannah		10/14/2013	No	NAP	10/14/2013	NAP	NAP	No	11,081	5,277
32	Loan	32	CGMRC	Lake Washington Square	4/30/2016	1/2/2014	No	NAP	10/16/2013	NAP	NAP	No	42,500	14,167
33	Loan	8	The Bancorp Bank	Pioneer Building	5/31/2015	11/21/2013	No	NAP	11/12/2013	11/11/2013	21%	Yes	26,667	6,667
34	Loan		CGMRC	LV III Portfolio								No	6,372	6,372
34.01	Property			LV III Portfolio - Epic Storage at Warm Springs		10/18/2013	No	NAP	10/18/2013	NAP	NAP	No
34.02	Property			LV III Portfolio - Storage One at Conestoga		11/5/2013	No	NAP	11/5/2013	NAP	NAP	No
35	Loan	33, 34, 35, 36, 37	CCRE	334-336 West 46th Street		12/16/2013	No	NAP	12/16/2013	NAP	NAP	No	11,667	11,667
36	Loan	8, 38	GSMC	Shops at Five Hills	7/31/2023	11/19/2013	No	NAP	11/7/2013	NAP	NAP	No	6,998	6,998
37	Loan		MC-FiveMile	Timbers of Deerbrook		8/13/2013	No	NAP	8/14/2013	NAP	NAP	No	194,059	17,642
38	Loan		MC-FiveMile	Lakeshore Crossing	9/1/2026	10/22/2013	No	NAP	10/23/2013	NAP	NAP	No	0	14,772
39	Loan	8	MC-FiveMile	Towers of Lakeway								No	20,854	20,854
39.01	Property			Tower II (1921 Lohmans Crossing)		11/1/2013	No	NAP	11/1/2013	NAP	NAP	No
39.02	Property			Tower I (1927 Lohmans Crossing)	3/14/2016	11/1/2013	No	NAP	11/1/2013	NAP	NAP	No
40	Loan		RMF	Santa Clarita Plaza	4/30/2015	11/13/2013	No	NAP	11/13/2013	11/13/2013	11%	No	23,740	7,913
41	Loan		The Bancorp Bank	LA Speedzone		11/12/2013	No	NAP	11/12/2013	11/12/2013	15%	No	0	0
42	Loan		MC-FiveMile	Pinedale Manor Apartments		9/25/2013	No	NAP	9/25/2013	NAP	NAP	No	23,539	7,846
43	Loan		The Bancorp Bank	Knollwood Plaza	3/31/2017	10/18/2013	No	NAP	11/4/2013	11/4/2013	13%	No	26,015	10,406
44	Loan		MC-FiveMile	Jones Bridge Square	1/31/2018	11/26/2013	No	NAP	11/26/2013	NAP	NAP	No	51,678	10,336
45	Loan		MC-FiveMile	ACG Conlon Portfolio								No	25,540	8,513
45.01	Property			Wilsons Landing		12/6/2013	No	NAP	12/6/2013	NAP	NAP	No
45.02	Property			Green Cove		12/6/2013	No	NAP	12/6/2013	NAP	NAP	No
45.03	Property			Beech Grove		12/6/2013	No	NAP	12/6/2013	NAP	NAP	No
45.04	Property			Wares		12/6/2013	No	NAP	12/6/2013	NAP	NAP	No
45.05	Property			Mimosa		12/6/2013	No	NAP	12/6/2013	NAP	NAP	No
45.06	Property			Cedar Creek		12/6/2013	No	NAP	12/6/2013	NAP	NAP	No
46	Loan	39	GSMC	Marsh Cove - Somerset		12/4/2013	No	NAP	12/4/2013	NAP	NAP	No	21,999	7,333
47	Loan		MC-FiveMile	Harbor Point Estates MHC		12/13/2013	No	NAP	12/13/2013	NAP	NAP	No	7,885	3,626
48	Loan		RMF	Bluffs of Lakewood		11/26/2013	No	NAP	11/27/2013	NAP	NAP	No	30,474	14,512
49	Loan	40	The Bancorp Bank	Ramada Denver		2/11/2014	No	NAP	2/11/2014	NAP	NAP	No	38,090	12,697
50	Loan		RAIT Funding, LLC	Pantano Villas		11/27/2013	No	NAP	11/25/2013	NAP	NAP	No	23,477	5,869
51	Loan	41	The Bancorp Bank	Town East Shopping Center	2/28/2023	11/7/2013	No	NAP	11/7/2013	NAP	NAP	No	3,022	3,022
52	Loan		CGMRC	Bell Creek	8/31/2015	10/30/2013	No	NAP	10/30/2013	NAP	NAP	No	48,209	9,642
53	Loan	42	The Bancorp Bank	Amber Oaks		11/18/2013	No	NAP	11/19/2013	NAP	NAP	No	4,523	4,523
54	Loan	43	RAIT Funding, LLC	Mary Star of the Sea		11/25/2013	No	NAP	11/26/2013	NAP	NAP	No	38,770	9,693
55	Loan		CGMRC	Moore Court Apartments		10/7/2013	No	NAP	10/4/2013	NAP	NAP	No	152,940	15,294
56	Loan		CGMRC	MacArthur Corporate Center		10/18/2013	No	NAP	10/17/2013	10/17/2013	14%	No	40,661	10,165
57	Loan	39	GSMC	1700 West Greenleaf		12/2/2013	No	NAP	12/2/2013	NAP	NAP	No	29,600	4,933
58	Loan		The Bancorp Bank	Fairway Commons	6/30/2018	10/18/2013	No	NAP	10/18/2013	10/18/2013	5%	No	20,000	10,000
59	Loan		MC-FiveMile	Normandy Park		12/12/2013	No	NAP	12/11/2013	NAP	NAP	No	44,133	8,827
60	Loan	44	CCRE	Sunrise Shopping Center	12/14/2034	12/20/2013	Yes	12/20/2013	11/15/2013	NAP	NAP	No	70,000	8,750
61	Loan	8	CGMRC	The Shoppes at Castle Pines	5/30/2018	12/10/2013	No	NAP	10/22/2013	NAP	NAP	No	128,421	18,346
62	Loan		The Bancorp Bank	Selbyville Rite Aid		11/20/2013	Yes	12/17/2013	11/20/2013	NAP	NAP	No	0	0
63	Loan	45	MC-FiveMile	6502 Grape Road		10/11/2013	No	NAP	10/18/2013	NAP	NAP	No	0	0
64	Loan	46	RAIT Funding, LLC	3200 Broadway	11/30/2018	11/15/2013	No	NAP	11/14/2013	NAP	NAP	No	8,421	8,421
65	Loan	47	MC-FiveMile	Walgreens - Woodridge, IL		12/17/2013	No	NAP	12/17/2013	NAP	NAP	No	0	0
66	Loan		MC-FiveMile	Crossroads Shopping Center	11/30/2018	10/4/2013	Yes	11/12/2013	10/9/2013	NAP	NAP	No	55,182	5,017
67	Loan		CGMRC	Gateways Apartments		10/3/2013	No	NAP	10/3/2013	NAP	NAP	No	30,260	10,087
68	Loan		MC-FiveMile	Sorrento View Apartments		12/1/2013	No	NAP	12/3/2013	12/3/2013	8%	No	16,206	8,103
69	Loan		The Bancorp Bank	Bellfort Plaza		12/19/2013	No	NAP	12/19/2013	NAP	NAP	No	6,246	6,246
70	Loan		The Bancorp Bank	Taylors Square	2/28/2019	12/2/2013	No	NAP	12/4/2013	NAP	NAP	No	6,574	3,287
71	Loan	8	The Bancorp Bank	Country Club Self Storage		11/20/2013	No	NAP	11/20/2013	NAP	NAP	No	7,667	3,834
72	Loan		MC-FiveMile	Haverwood Village - Dallas TX	2/28/2016	11/6/2013	No	NAP	11/6/2013	NAP	NAP	No	0	5,355
73	Loan		CGMRC	Fairway Club Apartments		11/12/2013	No	NAP	11/12/2013	NAP	NAP	No	11,981	5,991
74	Loan		MC-FiveMile	Indiana Self Storage								No	17,483	5,828
74.01	Property			Michigan City Self-Storage		10/10/2013	No	NAP	10/10/2013	NAP	NAP	No
74.02	Property			Hobart Self-Storage		10/10/2013	No	NAP	10/10/2013	NAP	NAP	No
74.03	Property			Merrillville Self-Storage		10/9/2013	No	NAP	10/8/2013	NAP	NAP	No
75	Loan	8	CGMRC	Amsdell MI Self Storage Portfolio								No	28,676	11,470
75.01	Property			Safety Mini Storage		11/4/2013	No	NAP	11/18/2013	NAP	NAP	No
75.02	Property			East Lansing Storage		9/30/2013	No	NAP	11/18/2013	NAP	NAP	No
76	Loan		The Bancorp Bank	Qwik-Stor Self Storage		10/18/2013	No	NAP	10/18/2013	NAP	NAP	No	11,972	3,991
77	Loan		RMF	Covington Crossing	4/30/2017	12/4/2013	No	NAP	12/4/2013	NAP	NAP	No	13,027	2,481
78	Loan		CGMRC	Goddard Court Apartments & Townhomes		12/12/2013	No	NAP	11/12/2013	NAP	NAP	No	19,012	6,337

CGCMT 2014-GC19 Annex A

Control	Loan /		Mortgage		Upfront	Ongoing	Upfront	Ongoing	Replacement	Upfront	Ongoing		Upfront Debt
Number	Property Flag	Footnotes	Loan Seller	Property Name	Insurance Reserve ($)	Insurance Reserve ($)	Replacement Reserve ($)	Replacement Reserve ($)	Reserve Caps ($)	TI/LC Reserve ($)	TI/LC Reserve ($)	TI/LC Caps ($)	Service Reserve ($)
1	Loan	9, 10, 11, 12	GSMC	Newcastle Senior Housing Portfolio	189,009	36,856	0	81,564	0	0	0	0	0
1.01	Property			Orchid Terrace
1.02	Property			Village Gate of Farmington
1.03	Property			Lodge At Cold Spring
1.04	Property			The Manor At Oakridge
1.05	Property			Durham Regent
1.06	Property			Dogwood Estates
1.07	Property			Sheldon Oaks
1.08	Property			Jordan Oaks
1.09	Property			Sky Peaks
1.10	Property			The Westmont
1.11	Property			Pinewood Hills
1.12	Property			Hidden Lakes
1.13	Property			Walnut Woods
1.14	Property			Oakwood Hills
1.15	Property			Madison Estates
1.16	Property			Thornton Place
1.17	Property			Whiterock Court
1.18	Property			The Bentley
1.19	Property			Pueblo Regent
1.20	Property			Vista De La Montana
1.21	Property			Rock Creek
1.22	Property			Illahee Hills
1.23	Property			Palmer Hills
1.24	Property			Uffelman Estates
1.25	Property			The Regent
1.26	Property			The Fountains At Hidden Lakes
2	Loan	13, 14, 15	CGMRC	CityScape - East Office/Retail	0	0	0	10,699	0	1,815,789	0	6,500,000	0
3	Loan	8, 16, 17	CGMRC	1500 Spring Garden	62,938	15,735	1,000,000	0	500,000	9,000,000	0	5,000,000	0
4	Loan	8	CGMRC	Independence Green Apartments	8,082	4,041	0	24,525	0	0	0	0	0
5	Loan	18	GSMC	Biltmore Office	0	0	0	11,863	427,051	500,000	0	500,000	0
6	Loan	8, 19	MC-FiveMile	RIS Portfolio	89,112	11,477	0	3,370	0	150,000	16,852	300,000	0
6.01	Property			Westchase Town Center
6.02	Property			The Gateway
6.03	Property			Hunters Creek
6.04	Property			East Colonial
6.05	Property			Sanford Towne Center
6.06	Property	20		Osceola Gateway
6.07	Property	21		5th 3rd at Westchase
6.08	Property			Sarasota Palms
7	Loan		CGMRC	136-138 West 34th Street	0	0	0	313	0	0	0	0	0
8	Loan		CGMRC	335 West 16th Street	0	0	0	0	0	0	0	0	0
9	Loan		MC-FiveMile	Twin River Commons Student Housing	32,152	5,359	0	4,066	0	0	0	0	0
10	Loan		CCRE	350 North Clark	0	0	0	2,313	0	200,000	10,750	600,000	0
11	Loan		GSMC	808 Brannan Street	11,775	1,070	0	1,268	0	0	0	0	0
12	Loan	8, 22	GSMC	Phoenix Shadow Anchored Retail Portfolio	5,874	2,937	0	2,045	0	275,000	0	175,000	0
12.01	Property			Gilbert Fiesta Marketplace
12.02	Property			Village at Surprise
12.03	Property			Riggs Marketplace
12.04	Property			Frys Superstition Springs Center
13	Loan		GSMC	Mid-City Plaza	12,849	6,425	0	2,727	0	0	0	0	0
14	Loan		MC-FiveMile	Highland Estates MHC	14,659	1,629	0	2,952	0	0	0	0	0
15	Loan		MC-FiveMile	Huntington Lakes Apartments	36,569	12,190	0	8,438	0	0	0	0	0
16	Loan		GSMC	Western Crossing	0	0	0	2,793	0	0	10,417	625,000	0
17	Loan	8	CGMRC	Anthem Marketplace	0	0	0	3,493	0	0	6,412	350,000	0
18	Loan	23	CCRE	Knobs Pointe	57,981	8,770	0	9,760	0	0	0	0	0
19	Loan	24, 25	RAIT Funding, LLC	Festival Plaza	5,462	2,731	0	4,515	0	16,000	9,030	500,000	0
20	Loan	26	MC-FiveMile	1415 North Loop West	7,068	1,767	0	2,638	0	0	16,667	350,000	0
21	Loan		RMF	Wymberly Portfolio	213,927	0	123,056	10,255	0	0	0	0	0
21.01	Property			Wymberly Pointe Apartments
21.02	Property			Wymberly Crossing Apartments
22	Loan	27	RMF	Canyon Plaza	6,961	2,210	125,000	0	32,504	0	4,514	145,000	0
23	Loan	28	CCRE	Wheeler Food Lion Portfolio	13,547	5,509	0	6,222	0	450,000	9,365	0	0

CGCMT 2014-GC19 Annex A

Control	Loan /		Mortgage		Upfront	Ongoing	Upfront	Ongoing	Replacement	Upfront	Ongoing		Upfront Debt
Number	Property Flag	Footnotes	Loan Seller	Property Name	Insurance Reserve ($)	Insurance Reserve ($)	Replacement Reserve ($)	Replacement Reserve ($)	Reserve Caps ($)	TI/LC Reserve ($)	TI/LC Reserve ($)	TI/LC Caps ($)	Service Reserve ($)
23.01	Property			Westland Square
23.02	Property			Waterway Plaza
23.03	Property			St. George Plaza
23.04	Property			South Square Shopping Center
23.05	Property			Clover Plaza
24	Loan		RAIT Funding, LLC	Tanyard Park Apartments	26,240	2,916	0	3,646	0	0	0	0	12,947
25	Loan		MC-FiveMile	Oakridge Terrace Apartments	14,169	3,542	0	4,500	0	0	0	0	0
26	Loan	29	CCRE	Barnes Crossing Plaza	35,225	5,307	0	1,971	0	0	8,542	525,000	0
27	Loan		The Bancorp Bank	Sugar House	2,799	2,799	625	625	0	2,083	2,083	250,000	0
28	Loan	8, 30	GSMC	Paddocks Office Building	1,052	0	0	2,094	0	0	9,167	330,000	0
29	Loan		CGMRC	Berwyn Shopping Center	4,366	485	0	419	10,057	0	1,816	43,580	0
30	Loan	8	CGMRC	Townsend Street Office	31,331	2,611	0	0	0	0	0	0	0
31	Loan	8, 31	RMF	Hampton Inn & Suites Savannah	6,864	3,269	0	6,708	0	0	0	0	0
32	Loan	32	CGMRC	Lake Washington Square	45,253	6,465	150,000	1,401	0	0	6,537	250,000	0
33	Loan	8	The Bancorp Bank	Pioneer Building	18,746	9,373	4,625	2,312	0	9,068	4,534	163,224	0
34	Loan		CGMRC	LV III Portfolio	4,015	803	0	2,094	0	0	0	0	0
34.01	Property			LV III Portfolio - Epic Storage at Warm Springs
34.02	Property			LV III Portfolio - Storage One at Conestoga
35	Loan	33, 34, 35, 36, 37	CCRE	334-336 West 46th Street	4,532	2,266	0	229	0	25,000	417	0	0
36	Loan	8, 38	GSMC	Shops at Five Hills	2,265	1,132	0	440	0	0	3,333	0	0
37	Loan		MC-FiveMile	Timbers of Deerbrook	109,323	10,932	0	6,500	0	0	0	0	0
38	Loan		MC-FiveMile	Lakeshore Crossing	3,738	1,869	0	638	0	0	4,414	220,000	0
39	Loan	8	MC-FiveMile	Towers of Lakeway	16,593	1,844	0	1,036	0	0	7,500	270,000	0
39.01	Property			Tower II (1921 Lohmans Crossing)
39.02	Property			Tower I (1927 Lohmans Crossing)
40	Loan		RMF	Santa Clarita Plaza	4,808	401	0	1,220	0	15,000	3,364	0	0
41	Loan		The Bancorp Bank	LA Speedzone	10,026	1,432	0	0	0	0	0	0	0
42	Loan		MC-FiveMile	Pinedale Manor Apartments	39,853	3,623	60,000	7,400	0	0	0	0	0
43	Loan		The Bancorp Bank	Knollwood Plaza	780	716	0	498	0	0	1,495	89,708	0
44	Loan		MC-FiveMile	Jones Bridge Square	2,068	2,068	0	1,464	0	0	2,083	0	0
45	Loan		MC-FiveMile	ACG Conlon Portfolio	23,909	2,657	0	3,402	0	0	0	0	0
45.01	Property			Wilsons Landing
45.02	Property			Green Cove
45.03	Property			Beech Grove
45.04	Property			Wares
45.05	Property			Mimosa
45.06	Property			Cedar Creek
46	Loan	39	GSMC	Marsh Cove - Somerset	38,638	9,942	99,040	4,925	0	0	0	0	0
47	Loan		MC-FiveMile	Harbor Point Estates MHC	10,236	931	12,700	732	0	0	0	0	0
48	Loan		RMF	Bluffs of Lakewood	91,490	0	69,667	5,806	0	0	0	0	0
49	Loan	40	The Bancorp Bank	Ramada Denver	12,263	4,088	0	10,140	0	0	0	0	0
50	Loan		RAIT Funding, LLC	Pantano Villas	9,115	1,823	60,000	3,275	120,000	0	0	0	0
51	Loan	41	The Bancorp Bank	Town East Shopping Center	26,758	5,352	3,813	1,906	0	450,000	6,355	381,280	0
52	Loan		CGMRC	Bell Creek	3,389	847	0	822	0	0	3,276	0	0
53	Loan	42	The Bancorp Bank	Amber Oaks	1,563	1,563	2,560	2,560	0	0	0	0	0
54	Loan	43	RAIT Funding, LLC	Mary Star of the Sea	26,733	2,970	0	1,850	111,000	0	0	0	0
55	Loan		CGMRC	Moore Court Apartments	37,492	2,884	0	2,500	0	0	0	0	0
56	Loan		CGMRC	MacArthur Corporate Center	6,277	1,569	0	1,310	0	0	6,551	175,000	0
57	Loan	39	GSMC	1700 West Greenleaf	14,671	1,630	0	813	0	0	0	0	0
58	Loan		The Bancorp Bank	Fairway Commons	1,910	955	3,547	1,773	0	234,471	3,099	0	0
59	Loan		MC-FiveMile	Normandy Park	118,157	9,846	0	3,780	0	0	0	0	0
60	Loan	44	CCRE	Sunrise Shopping Center	10,360	863	0	1,529	0	0	6,116	240,000	44,442
61	Loan	8	CGMRC	The Shoppes at Castle Pines	0	0	0	0	12,645	0	0	123,652	0
62	Loan		The Bancorp Bank	Selbyville Rite Aid	2,713	388	0	0	0	0	0	0	0
63	Loan	45	MC-FiveMile	6502 Grape Road	0	0	0	0	0	0	2,083	0	0
64	Loan	46	RAIT Funding, LLC	3200 Broadway	2,155	2,155	272,280	2,269	0	150,000	0	0	0
65	Loan	47	MC-FiveMile	Walgreens - Woodridge, IL	0	0	0	0	0	0	0	0	0
66	Loan		MC-FiveMile	Crossroads Shopping Center	12,557	3,139	0	1,439	0	100,000	3,322	150,000	0
67	Loan		CGMRC	Gateways Apartments	17,669	2,209	76,275	2,708	0	0	0	0	0
68	Loan		MC-FiveMile	Sorrento View Apartments	10,169	1,695	0	2,000	0	0	0	0	0
69	Loan		The Bancorp Bank	Bellfort Plaza	11,891	5,945	6,545	3,273	0	0	0	0	0
70	Loan		The Bancorp Bank	Taylors Square	969	484	458	458	0	1,810	1,810	65,142	0
71	Loan	8	The Bancorp Bank	Country Club Self Storage	4,090	682	0	1,170	0	0	0	0	0
72	Loan		MC-FiveMile	Haverwood Village - Dallas TX	3,065	1,022	79,000	467	5,600	100,000	2,049	100,000	0
73	Loan		CGMRC	Fairway Club Apartments	0	0	0	4,800	0	0	0	0	0
74	Loan		MC-FiveMile	Indiana Self Storage	3,756	751	0	1,131	0	0	0	0	0
74.01	Property			Michigan City Self-Storage
74.02	Property			Hobart Self-Storage
74.03	Property			Merrillville Self-Storage
75	Loan	8	CGMRC	Amsdell MI Self Storage Portfolio	0	0	0	1,713	0	0	0	0	0
75.01	Property			Safety Mini Storage
75.02	Property			East Lansing Storage
76	Loan		The Bancorp Bank	Qwik-Stor Self Storage	917	918	0	0	0	0	0	0	0
77	Loan		RMF	Covington Crossing	3,471	0	0	332	0	0	1,658	0	0
78	Loan		CGMRC	Goddard Court Apartments & Townhomes	0	0	0	2,858	0	0	0	0	0

CGCMT 2014-GC19 Annex A

Control	Loan /		Mortgage		Ongoing Debt	Upfront Deferred	Ongoing Deferred	Upfront	Ongoing	Upfront	Ongoing
Number	Property Flag	Footnotes	Loan Seller	Property Name	Service Reserve ($)	Maintenance Reserve ($)	Maintenance Reserve ($)	Environmental Reserve ($)	Environmental Reserve ($)	Other Reserve ($)	Other Reserve ($)
1	Loan	9, 10, 11, 12	GSMC	Newcastle Senior Housing Portfolio	0	652,265	0	0	0	0	0
1.01	Property			Orchid Terrace
1.02	Property			Village Gate of Farmington
1.03	Property			Lodge At Cold Spring
1.04	Property			The Manor At Oakridge
1.05	Property			Durham Regent
1.06	Property			Dogwood Estates
1.07	Property			Sheldon Oaks
1.08	Property			Jordan Oaks
1.09	Property			Sky Peaks
1.10	Property			The Westmont
1.11	Property			Pinewood Hills
1.12	Property			Hidden Lakes
1.13	Property			Walnut Woods
1.14	Property			Oakwood Hills
1.15	Property			Madison Estates
1.16	Property			Thornton Place
1.17	Property			Whiterock Court
1.18	Property			The Bentley
1.19	Property			Pueblo Regent
1.20	Property			Vista De La Montana
1.21	Property			Rock Creek
1.22	Property			Illahee Hills
1.23	Property			Palmer Hills
1.24	Property			Uffelman Estates
1.25	Property			The Regent
1.26	Property			The Fountains At Hidden Lakes
2	Loan	13, 14, 15	CGMRC	CityScape - East Office/Retail	0	4,125	0	0	0	1,016,967	240,876
3	Loan	8, 16, 17	CGMRC	1500 Spring Garden	0	0	0	0	0	1,775,489	100,000
4	Loan	8	CGMRC	Independence Green Apartments	0	0	0	0	0	4,000,000	0
5	Loan	18	GSMC	Biltmore Office	0	128,810	0	0	0	0	0
6	Loan	8, 19	MC-FiveMile	RIS Portfolio	0	141,089	0	0	0	0	0
6.01	Property			Westchase Town Center
6.02	Property			The Gateway
6.03	Property			Hunters Creek
6.04	Property			East Colonial
6.05	Property			Sanford Towne Center
6.06	Property	20		Osceola Gateway
6.07	Property	21		5th 3rd at Westchase
6.08	Property			Sarasota Palms
7	Loan		CGMRC	136-138 West 34th Street	0	0	0	0	0	125,000	0
8	Loan		CGMRC	335 West 16th Street	0	0	0	0	0	0	0
9	Loan		MC-FiveMile	Twin River Commons Student Housing	0	0	0	0	0	0	0
10	Loan		CCRE	350 North Clark	0	0	0	0	0	1,271,224	0
11	Loan		GSMC	808 Brannan Street	0	41,250	0	0	0	175,589	20,287
12	Loan	8, 22	GSMC	Phoenix Shadow Anchored Retail Portfolio	0	39,448	0	0	0	34,600	0
12.01	Property			Gilbert Fiesta Marketplace
12.02	Property			Village at Surprise
12.03	Property			Riggs Marketplace
12.04	Property			Frys Superstition Springs Center
13	Loan		GSMC	Mid-City Plaza	0	66,836	0	0	0	0	0
14	Loan		MC-FiveMile	Highland Estates MHC	0	2,188	0	31,500	0	600,000	0
15	Loan		MC-FiveMile	Huntington Lakes Apartments	0	18,750	0	0	0	0	0
16	Loan		GSMC	Western Crossing	0	0	0	0	0	139,254	0
17	Loan	8	CGMRC	Anthem Marketplace	0	0	0	0	0	26,733	0
18	Loan	23	CCRE	Knobs Pointe	0	650,000	0	0	0	0	0
19	Loan	24, 25	RAIT Funding, LLC	Festival Plaza	0	0	0	0	0	0	0
20	Loan	26	MC-FiveMile	1415 North Loop West	0	295,625	0	0	0	401,000	0
21	Loan		RMF	Wymberly Portfolio	0	420,400	0	0	0	0	0
21.01	Property			Wymberly Pointe Apartments
21.02	Property			Wymberly Crossing Apartments
22	Loan	27	RMF	Canyon Plaza	0	0	0	0	0	17,484	0
23	Loan	28	CCRE	Wheeler Food Lion Portfolio	0	0	0	0	0	250,000	0

CGCMT 2014-GC19 Annex A

Control	Loan /		Mortgage		Ongoing Debt	Upfront Deferred	Ongoing Deferred	Upfront	Ongoing	Upfront	Ongoing
Number	Property Flag	Footnotes	Loan Seller	Property Name	Service Reserve ($)	Maintenance Reserve ($)	Maintenance Reserve ($)	Environmental Reserve ($)	Environmental Reserve ($)	Other Reserve ($)	Other Reserve ($)
23.01	Property			Westland Square
23.02	Property			Waterway Plaza
23.03	Property			St. George Plaza
23.04	Property			South Square Shopping Center
23.05	Property			Clover Plaza
24	Loan		RAIT Funding, LLC	Tanyard Park Apartments	0	0	0	50,000	0	0	0
25	Loan		MC-FiveMile	Oakridge Terrace Apartments	0	166,844	0	0	0	400,000	0
26	Loan	29	CCRE	Barnes Crossing Plaza	0	0	0	0	0	0	0
27	Loan		The Bancorp Bank	Sugar House	0	3,375	0	0	0	256,112	0
28	Loan	8, 30	GSMC	Paddocks Office Building	0	0	0	0	0	370,556	0
29	Loan		CGMRC	Berwyn Shopping Center	0	20,520	0	125,000	0	24,000	0
30	Loan	8	CGMRC	Townsend Street Office	0	59,288	0	0	0	763,626	0
31	Loan	8, 31	RMF	Hampton Inn & Suites Savannah	0	0	0	0	0	0	15,000
32	Loan	32	CGMRC	Lake Washington Square	0	5,000	0	0	0	178,715	0
33	Loan	8	The Bancorp Bank	Pioneer Building	0	0	0	0	0	0	0
34	Loan		CGMRC	LV III Portfolio	0	0	0	0	0	0	0
34.01	Property			LV III Portfolio - Epic Storage at Warm Springs
34.02	Property			LV III Portfolio - Storage One at Conestoga
35	Loan	33, 34, 35, 36, 37	CCRE	334-336 West 46th Street	0	15,500	0	0	0	975,000	0
36	Loan	8, 38	GSMC	Shops at Five Hills	0	0	0	0	0	597,863	0
37	Loan		MC-FiveMile	Timbers of Deerbrook	0	50,000	0	0	0	0	0
38	Loan		MC-FiveMile	Lakeshore Crossing	0	7,875	0	0	0	0	0
39	Loan	8	MC-FiveMile	Towers of Lakeway	0	0	0	0	0	0	0
39.01	Property			Tower II (1921 Lohmans Crossing)
39.02	Property			Tower I (1927 Lohmans Crossing)
40	Loan		RMF	Santa Clarita Plaza	0	51,674	0	0	0	0	0
41	Loan		The Bancorp Bank	LA Speedzone	0	0	0	75,000	0	0	0
42	Loan		MC-FiveMile	Pinedale Manor Apartments	0	455,000	0	0	0	0	0
43	Loan		The Bancorp Bank	Knollwood Plaza	0	10,031	0	0	0	1,361	0
44	Loan		MC-FiveMile	Jones Bridge Square	0	40,063	0	0	0	31,034	0
45	Loan		MC-FiveMile	ACG Conlon Portfolio	0	81,188	0	0	0	750,000	0
45.01	Property			Wilsons Landing
45.02	Property			Green Cove
45.03	Property			Beech Grove
45.04	Property			Wares
45.05	Property			Mimosa
45.06	Property			Cedar Creek
46	Loan	39	GSMC	Marsh Cove - Somerset	0	27,143	0	550	0	0	0
47	Loan		MC-FiveMile	Harbor Point Estates MHC	0	0	0	0	0	0	0
48	Loan		RMF	Bluffs of Lakewood	0	134,468	0	0	0	0	0
49	Loan	40	The Bancorp Bank	Ramada Denver	0	50,156	0	0	0	9,818	3,273
50	Loan		RAIT Funding, LLC	Pantano Villas	0	0	0	0	0	0	0
51	Loan	41	The Bancorp Bank	Town East Shopping Center	0	6,200	0	0	0	0	0
52	Loan		CGMRC	Bell Creek	0	7,500	0	0	0	0	0
53	Loan	42	The Bancorp Bank	Amber Oaks	0	13,813	0	0	0	0	0
54	Loan	43	RAIT Funding, LLC	Mary Star of the Sea	0	0	0	0	0	87,007	1/9th of the Summer Debt Service and Reserve Requirement during the Academic Year
55	Loan		CGMRC	Moore Court Apartments	0	180,509	0	0	0	0	0
56	Loan		CGMRC	MacArthur Corporate Center	0	1,313	0	0	0	0	0
57	Loan	39	GSMC	1700 West Greenleaf	0	0	0	0	0	0	0
58	Loan		The Bancorp Bank	Fairway Commons	0	0	0	0	0	33,409	0
59	Loan		MC-FiveMile	Normandy Park	0	295,375	0	0	0	0	0
60	Loan	44	CCRE	Sunrise Shopping Center	0	6,688	0	166,250	0	20,000	0
61	Loan	8	CGMRC	The Shoppes at Castle Pines	0	0	0	0	0	0	0
62	Loan		The Bancorp Bank	Selbyville Rite Aid	0	0	0	0	0	0	0
63	Loan	45	MC-FiveMile	6502 Grape Road	0	0	0	0	0	0	0
64	Loan	46	RAIT Funding, LLC	3200 Broadway	0	34,375	0	0	0	0	0
65	Loan	47	MC-FiveMile	Walgreens - Woodridge, IL	0	0	0	0	0	0	0
66	Loan		MC-FiveMile	Crossroads Shopping Center	0	0	0	63,150	0	0	0
67	Loan		CGMRC	Gateways Apartments	0	9,063	0	0	0	0	0
68	Loan		MC-FiveMile	Sorrento View Apartments	0	18,219	0	0	0	135,000	1,400
69	Loan		The Bancorp Bank	Bellfort Plaza	0	0	0	0	0	0	0
70	Loan		The Bancorp Bank	Taylors Square	0	0	0	0	0	0	0
71	Loan	8	The Bancorp Bank	Country Club Self Storage	0	0	0	0	0	0	0
72	Loan		MC-FiveMile	Haverwood Village - Dallas TX	0	0	0	6,500	125	0	0
73	Loan		CGMRC	Fairway Club Apartments	0	51,875	0	0	0	0	0
74	Loan		MC-FiveMile	Indiana Self Storage	0	19,125	0	0	0	0	0
74.01	Property			Michigan City Self-Storage
74.02	Property			Hobart Self-Storage
74.03	Property			Merrillville Self-Storage
75	Loan	8	CGMRC	Amsdell MI Self Storage Portfolio	0	16,756	0	0	0	300,000	0
75.01	Property			Safety Mini Storage
75.02	Property			East Lansing Storage
76	Loan		The Bancorp Bank	Qwik-Stor Self Storage	0	39,563	0	0	0	0	0
77	Loan		RMF	Covington Crossing	0	0	0	0	0	0	0
78	Loan		CGMRC	Goddard Court Apartments & Townhomes	0	49,375	0	0	0	0	0

CGCMT 2014-GC19 Annex A

Control	Loan /		Mortgage		Other Reserve
Number	Property Flag	Footnotes	Loan Seller	Property Name	Description	Borrower Name
1	Loan	9, 10, 11, 12	GSMC	Newcastle Senior Housing Portfolio
NIC 13 The Bentley Owner LLC, NIC 13 Dogwood Estates Owner LLC, NIC 13 Durham Regent Owner LLC,
NIC 13 Fountains at Hidden Lakes Owner LLC, NIC 13 Illahee Hills Owner LLC,
NIC 13 Hidden Lakes Owner LLC, NIC 13 Jordan Oaks Owner LLC, NIC 13 Lodge at Cold Spring Owner LLC,
NIC 13 Madison Estates Owner LLC, NIC 13 Manor at Oakridge Owner LLC, NIC 13 Oakwood Hills Owner LLC,
NIC 13 Orchid Terrace Owner LLC, NIC 13 Palmer Hills Owner LLC, NIC 13 Pinewood Hills Owner LLC,
NIC 13 Pueblo Regent Owner LLC, NIC 13 The Regent Owner LLC, NIC 13 Rock Creek Owner LLC,
NIC 13 Sheldon Oaks Owner LLC, NIC 13 Sky Peaks Owner LLC, NIC 13 Thornton Place Owner LLC,
NIC 13 Uffelman Estates Owner LLC, NIC 13 Village Gate Owner LLC, NIC 13 Vista De La Montana Owner LLC,
NIC 13 Walnut Woods Owner LLC, NIC 13 The Westmont Owner LLC and NIC 13 Whiterock Court Owner LLC

1.01	Property			Orchid Terrace
1.02	Property			Village Gate of Farmington
1.03	Property			Lodge At Cold Spring
1.04	Property			The Manor At Oakridge
1.05	Property			Durham Regent
1.06	Property			Dogwood Estates
1.07	Property			Sheldon Oaks
1.08	Property			Jordan Oaks
1.09	Property			Sky Peaks
1.10	Property			The Westmont
1.11	Property			Pinewood Hills
1.12	Property			Hidden Lakes
1.13	Property			Walnut Woods
1.14	Property			Oakwood Hills
1.15	Property			Madison Estates
1.16	Property			Thornton Place
1.17	Property			Whiterock Court
1.18	Property			The Bentley
1.19	Property			Pueblo Regent
1.20	Property			Vista De La Montana
1.21	Property			Rock Creek
1.22	Property			Illahee Hills
1.23	Property			Palmer Hills
1.24	Property			Uffelman Estates
1.25	Property			The Regent
1.26	Property			The Fountains At Hidden Lakes
2	Loan	13, 14, 15	CGMRC	CityScape - East Office/Retail	Ground Rent Reserve (Upfront: $859,967.17, Monthly: $83,875.83); NMTC Reserve (Upfront: $157,000, Monthly: $157,000)	Red Cityscape Development, LLC
3	Loan	8, 16, 17	CGMRC	1500 Spring Garden	Unfunded Free Rent Reserve ($713,731.00, $100,000 monthly until total reserve is $1,913,731); Unfunded TI/LC Reserve ($1,033,667.30); Leasehold Income Replacement Reserve Deposit ($28,090.80)	1500 Net-Works Associates, L.P. and Broad and Spring Garden Parking Associates, L.P.
4	Loan	8	CGMRC	Independence Green Apartments	Capital Improvements Reserve	Independence Green Associates, LLC
5	Loan	18	GSMC	Biltmore Office		817 West Peachtree Street, LLC
6	Loan	8, 19	MC-FiveMile	RIS Portfolio
The Avenue at Westchase II, LLC, Shoppes at East Colonial, LLC, Hunter’s Creek Shoppes, LLC,
Sarasota Palms Plaza, LLC, The Gateway to Osceola, LLC, Osceola Gateway LLC,
5th 3rd at Westchase, LLC and Florida Retail Specialists, LLC

6.01	Property			Westchase Town Center
6.02	Property			The Gateway
6.03	Property			Hunters Creek
6.04	Property			East Colonial
6.05	Property			Sanford Towne Center
6.06	Property	20		Osceola Gateway
6.07	Property	21		5th 3rd at Westchase
6.08	Property			Sarasota Palms
7	Loan		CGMRC	136-138 West 34th Street	Sprint Reserve	136 West 34th St. Associates, L.P.
8	Loan		CGMRC	335 West 16th Street		335 West 16th Street, LLC
9	Loan		MC-FiveMile	Twin River Commons Student Housing		Washington Development Associates, LLC
10	Loan		CCRE	350 North Clark	Cleverbridge Rent Reserve ($762,595); Cleverbridge TI Reserve ($508,629)	Thompson Building (DE) LLC
11	Loan		GSMC	808 Brannan Street	Monthly Pinterest Rollover Reserve ($20,287, capped at $1,825,800); Unfunded Obligations ($175,588.89)	Eagle River Investors - Brannan, LLC
12	Loan	8, 22	GSMC	Phoenix Shadow Anchored Retail Portfolio	Unfunded Obligations	KVC Investors, LLC
12.01	Property			Gilbert Fiesta Marketplace
12.02	Property			Village at Surprise
12.03	Property			Riggs Marketplace
12.04	Property			Frys Superstition Springs Center
13	Loan		GSMC	Mid-City Plaza		IT Mid-City Plaza LLC
14	Loan		MC-FiveMile	Highland Estates MHC	Debt Yield Holdback Reserve	Highland Estates MHC, LLC
15	Loan		MC-FiveMile	Huntington Lakes Apartments		CNC-Swagat Four Limited Partnership
16	Loan		GSMC	Western Crossing	Unfunded Obligations	SGI-WP Amarillo, Ltd.
17	Loan	8	CGMRC	Anthem Marketplace	AT&T Holdback Reserve	Whitestone Anthem Marketplace LLC
18	Loan	23	CCRE	Knobs Pointe		BRG Knobs Pointe, LLC
19	Loan	24, 25	RAIT Funding, LLC	Festival Plaza		Festival Plaza, LLC
20	Loan	26	MC-FiveMile	1415 North Loop West	HEA Clinic TI/LC Fund ($320,000); HEA Clinic Rent Reserve Fund ($81,000)	DS 1415 Houston, LLC
21	Loan		RMF	Wymberly Portfolio		FLW Crossing, Ltd. and FLW Pointe, Ltd.
21.01	Property			Wymberly Pointe Apartments
21.02	Property			Wymberly Crossing Apartments
22	Loan	27	RMF	Canyon Plaza	Prepaid Rent Holdback Pestana ($8,892); Prepaid Rent Holdback Fanlala ($8,592)	Amcan Plaza LLC and Amcan Plaza II, LLC
23	Loan	28	CCRE	Wheeler Food Lion Portfolio	Citi Trends Reserve	WHLR-Clover LLC, WHLR-South Square LLC, WHLR-St. George LLC, WHLR-Westland LLC and WHLR-Waterway LLC

CGCMT 2014-GC19 Annex A

Control	Loan /		Mortgage		Other Reserve
Number	Property Flag	Footnotes	Loan Seller	Property Name	Description	Borrower Name
23.01	Property			Westland Square
23.02	Property			Waterway Plaza
23.03	Property			St. George Plaza
23.04	Property			South Square Shopping Center
23.05	Property			Clover Plaza
24	Loan		RAIT Funding, LLC	Tanyard Park Apartments		WM Bullitt, LLC
25	Loan		MC-FiveMile	Oakridge Terrace Apartments	Performance Holdback Reserve	MTAN Properties, LLC
26	Loan	29	CCRE	Barnes Crossing Plaza		CPP Barnes Crossing SPE LLC
27	Loan		The Bancorp Bank	Sugar House	Rent Concession Reserve ($213,800); Epic TI/LC Reserve ($42,312)	2100 Sugarhouse, LLC
28	Loan	8, 30	GSMC	Paddocks Office Building	Unfunded Obligations	TDC Paddocks II, LLC
29	Loan		CGMRC	Berwyn Shopping Center	Unfunded Leasing Costs Reserve	Berwyn Center, LP
30	Loan	8	CGMRC	Townsend Street Office	Open DNS Reserve	Townsend Street Associates, LLC
31	Loan	8, 31	RMF	Hampton Inn & Suites Savannah	Seasonality Reserve Fund (capped at $75,000)	Shree Hari Ohm Inc of Savnh
32	Loan	32	CGMRC	Lake Washington Square	Gap Rent Reserve	Lake Washington Square, LLC
33	Loan	8	The Bancorp Bank	Pioneer Building		Eagle Wealth (Pioneer) Limited Liability Partnership
34	Loan		CGMRC	LV III Portfolio		ESNV 6545 W. Warm Springs Rd., LLC and SONV 550 Conestoga Way, LLC
34.01	Property			LV III Portfolio - Epic Storage at Warm Springs
34.02	Property			LV III Portfolio - Storage One at Conestoga
35	Loan	33, 34, 35, 36, 37	CCRE	334-336 West 46th Street	Earnout Reserve ($750,000); Rent Concession Reserve ($225,000)	West 46th Street Investors LLC
36	Loan	8, 38	GSMC	Shops at Five Hills	Unfunded Obligations ($571,844); Anytime Fitness Rent Reserve ($26,019)	Yerby Five Hills I, LLC and Yerby Five Hills II, LLC
37	Loan		MC-FiveMile	Timbers of Deerbrook		Vasantha Limited Partnership
38	Loan		MC-FiveMile	Lakeshore Crossing		Lakshmi Investment Properties LLC
39	Loan	8	MC-FiveMile	Towers of Lakeway		Vista Lohman’s Crossing, Ltd.
39.01	Property			Tower II (1921 Lohmans Crossing)
39.02	Property			Tower I (1927 Lohmans Crossing)
40	Loan		RMF	Santa Clarita Plaza		Santa Clarita Plaza, LLC
41	Loan		The Bancorp Bank	LA Speedzone		Puente Castleton LLC
42	Loan		MC-FiveMile	Pinedale Manor Apartments		Adams Newport LLC
43	Loan		The Bancorp Bank	Knollwood Plaza	Tenant CAM Reserve	II Knollwood Plaza, LP
44	Loan		MC-FiveMile	Jones Bridge Square	Dental Partners Reserve	ICM VI-Jones Bridge Square, LP
45	Loan		MC-FiveMile	ACG Conlon Portfolio	Seasoning Reserve	ACG Birmingham, LLC, ACG Birmingham II, LLC, ACG Huntsville, LLC, ACG Huntsville II, LLC ACG New Bern, LLC and ACG Princess Anne, LLC
45.01	Property			Wilsons Landing
45.02	Property			Green Cove
45.03	Property			Beech Grove
45.04	Property			Wares
45.05	Property			Mimosa
45.06	Property			Cedar Creek
46	Loan	39	GSMC	Marsh Cove - Somerset		Marsh Cove Somerset LLC
47	Loan		MC-FiveMile	Harbor Point Estates MHC		Harbor Point South LLC
48	Loan		RMF	Bluffs of Lakewood		FLW Bluffs, Ltd.
49	Loan	40	The Bancorp Bank	Ramada Denver	Seasonality Reserve	Keys of Denver Hospitality, LLC
50	Loan		RAIT Funding, LLC	Pantano Villas		260 Pantano, L.L.C.
51	Loan	41	The Bancorp Bank	Town East Shopping Center		Minden Retail, LLC
52	Loan		CGMRC	Bell Creek		Envoy Realty Partners, LLC
53	Loan	42	The Bancorp Bank	Amber Oaks		Durham Holdings #1, LLC
54	Loan	43	RAIT Funding, LLC	Mary Star of the Sea	Seasonality Reserve	NSH Melbourne, LLC
55	Loan		CGMRC	Moore Court Apartments		Moore Court Apartments, LLC
56	Loan		CGMRC	MacArthur Corporate Center		Granite Trust IRV, LLC
57	Loan	39	GSMC	1700 West Greenleaf		Greenleaf-Paulina Apartments LLC
58	Loan		The Bancorp Bank	Fairway Commons	Free Rent Reserve	Conrad Urata 4, LLC
59	Loan		MC-FiveMile	Normandy Park		Normandy United, LLC
60	Loan	44	CCRE	Sunrise Shopping Center	Use and Occupancy Reserve	Sunrise Shopping Center, LLC
61	Loan	8	CGMRC	The Shoppes at Castle Pines		Sheridan Castle Pines LLC
62	Loan		The Bancorp Bank	Selbyville Rite Aid		RW RAD Selbyville, LLC
63	Loan	45	MC-FiveMile	6502 Grape Road		BB Mishawaka, LLC
64	Loan	46	RAIT Funding, LLC	3200 Broadway		EY 3200 JV
65	Loan	47	MC-FiveMile	Walgreens - Woodridge, IL		2501 West 75th Street, LLC
66	Loan		MC-FiveMile	Crossroads Shopping Center		Shomer VII, Ltd.
67	Loan		CGMRC	Gateways Apartments		1804 Rundberg Communities LP
68	Loan		MC-FiveMile	Sorrento View Apartments	Cash Collateral Reserve (capped at $185,000)	Sorrento View, LLC
69	Loan		The Bancorp Bank	Bellfort Plaza		HSR Bellfort Plaza Apartments, L.L.C.
70	Loan		The Bancorp Bank	Taylors Square		Taylor Square Shopping Center Equities LLC
71	Loan	8	The Bancorp Bank	Country Club Self Storage		PV Flagstaff Storage, LLC
72	Loan		MC-FiveMile	Haverwood Village - Dallas TX		Chalak-Hometown Haverwood, LLC
73	Loan		CGMRC	Fairway Club Apartments		Princeton Fairway Club Apartments Limited Partnership
74	Loan		MC-FiveMile	Indiana Self Storage		Indiana Storage Michigan City, LLC, Indiana Storage Hobart, LLC and Indiana Storage Merrillville, LLC
74.01	Property			Michigan City Self-Storage
74.02	Property			Hobart Self-Storage
74.03	Property			Merrillville Self-Storage
75	Loan	8	CGMRC	Amsdell MI Self Storage Portfolio	Property Cost Reserve	Amsdell Storage Ventures XX, LLC
75.01	Property			Safety Mini Storage
75.02	Property			East Lansing Storage
76	Loan		The Bancorp Bank	Qwik-Stor Self Storage		Qwik-Stor, LLC and Qwik-Stor, Inc.
77	Loan		RMF	Covington Crossing		Covington Crossing, LLC
78	Loan		CGMRC	Goddard Court Apartments & Townhomes		Goddard Court Apartments Limited Partnership

CGCMT 2014-GC19 Annex A

Control	Loan /		Mortgage			Loan	Loan Amount	Principal’s New Cash	Subordinate
Number	Property Flag	Footnotes	Loan Seller	Property Name	Carve-out Guarantor	Purpose	(sources)	Contribution (7)	Debt	Other Sources
1	Loan	9, 10, 11, 12	GSMC	Newcastle Senior Housing Portfolio	Newcastle Investment Corp.	Acquisition	362,499,000	150,750,203	0	0
1.01	Property			Orchid Terrace
1.02	Property			Village Gate of Farmington
1.03	Property			Lodge At Cold Spring
1.04	Property			The Manor At Oakridge
1.05	Property			Durham Regent
1.06	Property			Dogwood Estates
1.07	Property			Sheldon Oaks
1.08	Property			Jordan Oaks
1.09	Property			Sky Peaks
1.10	Property			The Westmont
1.11	Property			Pinewood Hills
1.12	Property			Hidden Lakes
1.13	Property			Walnut Woods
1.14	Property			Oakwood Hills
1.15	Property			Madison Estates
1.16	Property			Thornton Place
1.17	Property			Whiterock Court
1.18	Property			The Bentley
1.19	Property			Pueblo Regent
1.20	Property			Vista De La Montana
1.21	Property			Rock Creek
1.22	Property			Illahee Hills
1.23	Property			Palmer Hills
1.24	Property			Uffelman Estates
1.25	Property			The Regent
1.26	Property			The Fountains At Hidden Lakes
2	Loan	13, 14, 15	CGMRC	CityScape - East Office/Retail	Red Consolidated Holdings, LLC	Refinance	185,000,000	0	25,000,000	1,225,000
3	Loan	8, 16, 17	CGMRC	1500 Spring Garden	Elchonon Schwartz, Jack Cohen and Simon Singer	Acquisition	149,500,000	43,828,503	0	10,136,007
4	Loan	8	CGMRC	Independence Green Apartments	Alan Hayman and Andrew Hayman	Acquisition	43,000,000	13,296,512	0	3,223,822
5	Loan	18	GSMC	Biltmore Office	James R. Borders	Refinance	36,000,000	0	0	0
6	Loan	8, 19	MC-FiveMile	RIS Portfolio	Alan Charron and Robert Kaplus	Refinance	31,000,000	0	0	0
6.01	Property			Westchase Town Center
6.02	Property			The Gateway
6.03	Property			Hunters Creek
6.04	Property			East Colonial
6.05	Property			Sanford Towne Center
6.06	Property	20		Osceola Gateway
6.07	Property	21		5th 3rd at Westchase
6.08	Property			Sarasota Palms
7	Loan		CGMRC	136-138 West 34th Street	Jack Dushey and David Dushey	Refinance	30,000,000	0	0	60,000
8	Loan		CGMRC	335 West 16th Street	David Fine and Itzhak Levi	Refinance	29,000,000	0	0	60,000
9	Loan		MC-FiveMile	Twin River Commons Student Housing	Marc Newman	Refinance	26,500,000	0	0	0
10	Loan		CCRE	350 North Clark	River North Historic District Holdings LLC	Recapitalization	25,590,000	0	0	0
11	Loan		GSMC	808 Brannan Street	Eagle River Investors, LLC	Acquisition	20,000,000	15,651,320	0	0
12	Loan	8, 22	GSMC	Phoenix Shadow Anchored Retail Portfolio	Joseph C. Cattaneo, Joseph C. Cattaneo, Trustee of the Joseph C. Cattaneo Revocable Trust and A&C Tank Sales Company, Inc.	Refinance	20,000,000	0	0	0
12.01	Property			Gilbert Fiesta Marketplace
12.02	Property			Village at Surprise
12.03	Property			Riggs Marketplace
12.04	Property			Frys Superstition Springs Center
13	Loan		GSMC	Mid-City Plaza	Leo Bernstein, Jon Goldberg, William Prendergast and Cohas Brook Shopping Center, LLC	Acquisition	18,400,000	6,085,523	0	0
14	Loan		MC-FiveMile	Highland Estates MHC	Mark J. Coleman	Refinance	17,100,000	0	0	0
15	Loan		MC-FiveMile	Huntington Lakes Apartments	Chowdary Yalamanchili	Refinance	17,000,000	0	0	0
16	Loan		GSMC	Western Crossing	Todd A. Mikles	Refinance	16,200,000	37,766	0	0
17	Loan	8	CGMRC	Anthem Marketplace	Whitestone REIT Operating Partnership, L.P.	Recapitalization	15,060,000	0	0	50,000
18	Loan	23	CCRE	Knobs Pointe	Jeffrey P. March and Bruce H. Hellman	Acquisition	14,400,000	5,110,182	0	0
19	Loan	24, 25	RAIT Funding, LLC	Festival Plaza	Joel D. McClinton	Refinance	13,500,000	0	0	0
20	Loan	26	MC-FiveMile	1415 North Loop West	Pinchos D. Shemano	Refinance	12,750,000	0	0	0
21	Loan		RMF	Wymberly Portfolio	Harold G. Hough	Refinance	12,450,000	0	0	0
21.01	Property			Wymberly Pointe Apartments
21.02	Property			Wymberly Crossing Apartments
22	Loan	27	RMF	Canyon Plaza	Richard H. Hess and Jack A. Cambell	Refinance	12,400,000	18,886	0	0
23	Loan	28	CCRE	Wheeler Food Lion Portfolio	Wheeler REIT, L.P.	Acquisition	12,375,000	5,343,715	0	0

CGCMT 2014-GC19 Annex A

Control	Loan /		Mortgage			Loan	Loan Amount	Principal’s New Cash	Subordinate
Number	Property Flag	Footnotes	Loan Seller	Property Name	Carve-out Guarantor	Purpose	(sources)	Contribution (7)	Debt	Other Sources
23.01	Property			Westland Square
23.02	Property			Waterway Plaza
23.03	Property			St. George Plaza
23.04	Property			South Square Shopping Center
23.05	Property			Clover Plaza
24	Loan		RAIT Funding, LLC	Tanyard Park Apartments	Henry C. Wagner	Refinance	12,000,000	438,493	1,200,000	0
25	Loan		MC-FiveMile	Oakridge Terrace Apartments	Mohammed T. AliNiazee	Refinance	12,000,000	0	0	0
26	Loan	29	CCRE	Barnes Crossing Plaza	Brian Shirken and Richard Margolis	Acquisition	10,500,000	3,769,705	0	0
27	Loan		The Bancorp Bank	Sugar House	Jeffrey Vitek	Refinance	10,400,000	566,598	0	50,000
28	Loan	8, 30	GSMC	Paddocks Office Building	Anthony H. Dilweg	Refinance	10,200,000	0	0	0
29	Loan		CGMRC	Berwyn Shopping Center	Keith D. Stoltz and CIRRUS 210 LLC	Refinance	10,150,000	0	0	20,000
30	Loan	8	CGMRC	Townsend Street Office	Raymond S. Bregante	Refinance	10,000,000	0	0	50,000
31	Loan	8, 31	RMF	Hampton Inn & Suites Savannah	Kirit Bhavan and Nayana Patel	Refinance	8,850,000	5,230	0	0
32	Loan	32	CGMRC	Lake Washington Square	Adrian J. Belt, III, Brian Mark, Scott Auker and Wadid Daoud	Acquisition	8,650,000	3,886,788	0	497,522
33	Loan	8	The Bancorp Bank	Pioneer Building	Philip Hoshik Kim and Mark Michael Trepp	Acquisition	8,640,561	3,857,535	0	50,000
34	Loan		CGMRC	LV III Portfolio	LifeStorage, LP	Acquisition	8,650,000	4,757,391	0	121,641
34.01	Property			LV III Portfolio - Epic Storage at Warm Springs
34.02	Property			LV III Portfolio - Storage One at Conestoga
35	Loan	33, 34, 35, 36, 37	CCRE	334-336 West 46th Street	Ezak Assa and Salim Assa	Acquisition	8,500,000	2,323,115	0	0
36	Loan	8, 38	GSMC	Shops at Five Hills	George P. Yerby	Acquisition	8,200,000	3,654,458	0	0
37	Loan		MC-FiveMile	Timbers of Deerbrook	Chowdary Yalamanchili	Refinance	8,000,000	0	0	0
38	Loan		MC-FiveMile	Lakeshore Crossing	Reeyaz Thanawalla and Dipen Patel	Refinance	7,590,000	0	0	0
39	Loan	8	MC-FiveMile	Towers of Lakeway	Vista Equities Group, Inc.	Acquisition	7,590,000	2,678,719	0	0
39.01	Property			Tower II (1921 Lohmans Crossing)
39.02	Property			Tower I (1927 Lohmans Crossing)
40	Loan		RMF	Santa Clarita Plaza	Fred C. Sands	Refinance	7,300,000	0	0	0
41	Loan		The Bancorp Bank	LA Speedzone	F. Ron Krausz	Refinance	7,260,000	0	0	50,000
42	Loan		MC-FiveMile	Pinedale Manor Apartments	Dreyfuss Investments LLC	Refinance	7,200,000	1,727,691	0	0
43	Loan		The Bancorp Bank	Knollwood Plaza	Marc Needleman and Marc and Luz Needleman Family Trust	Acquisition	7,150,000	3,550,522	0	50,000
44	Loan		MC-FiveMile	Jones Bridge Square	Bruce Timm	Acquisition	6,750,000	3,395,458	0	0
45	Loan		MC-FiveMile	ACG Conlon Portfolio	Michael B. Conlon	Refinance/Acquisition	6,750,000	8,404	0	0
45.01	Property			Wilsons Landing
45.02	Property			Green Cove
45.03	Property			Beech Grove
45.04	Property			Wares
45.05	Property			Mimosa
45.06	Property			Cedar Creek
46	Loan	39	GSMC	Marsh Cove - Somerset	Betty Berkman, Andrew Alexander and Pete Alexander	Refinance	6,100,000	0	0	0
47	Loan		MC-FiveMile	Harbor Point Estates MHC	Gerald Lee Nudo and Laurence H. Weiner	Recapitalization	5,750,000	0	0	0
48	Loan		RMF	Bluffs of Lakewood	Harold G. Hough	Refinance	5,700,000	428,639	0	0
49	Loan	40	The Bancorp Bank	Ramada Denver	Bruce L. Armstrong and Brian G. Smith	Acquisition	5,589,000	2,883,319	0	60,000
50	Loan		RAIT Funding, LLC	Pantano Villas	Robert C. Caylor, II, Margo D. Caylor and Robert C. Caylor, II. As trustee of the Rober C. Caylor, II Exempt Trust	Refinance	5,500,000	0	0	0
51	Loan	41	The Bancorp Bank	Town East Shopping Center	Nelson Billups and Alan Mann	Refinance	5,450,000	0	0	50,000
52	Loan		CGMRC	Bell Creek	Paul Kerantzas	Refinance	5,300,000	0	0	47,500
53	Loan	42	The Bancorp Bank	Amber Oaks	Matthew Millman and Samuel Herzfeld	Refinance	5,250,000	0	0	50,000
54	Loan	43	RAIT Funding, LLC	Mary Star of the Sea	William Zerrusen	Refinance	5,250,000	0	0	0
55	Loan		CGMRC	Moore Court Apartments	Robert W. Marling and Robert Marling Trust	Refinance	5,100,000	157,433	0	50,000
56	Loan		CGMRC	MacArthur Corporate Center	The Granite Trust	Recapitalization	5,100,000	0	0	45,000
57	Loan	39	GSMC	1700 West Greenleaf	Jared B. Margolis and Lawrence A. Margolis	Refinance	5,025,000	0	0	0
58	Loan		The Bancorp Bank	Fairway Commons	Ethan Conrad and Charles Urata	Refinance	5,025,000	0	0	40,000
59	Loan		MC-FiveMile	Normandy Park	Aaron Kurlansky and Ramon M. Corona	Refinance	5,000,000	937,204	0	0
60	Loan	44	CCRE	Sunrise Shopping Center	Larry M. Spott	Refinance	5,000,000	0	0	0
61	Loan	8	CGMRC	The Shoppes at Castle Pines	Howard S. Banchik, Howard S. Banchik, as Trustee of Howard and Jacqueline Banchik Family Trust U/T/A Dated 12/31/1971, Steven J. Fogel, Steven J. Fogel, as Trustee of Steven J. Fogel 2006 Trust U/T/A Dated 11/7/2006	Acquisition	4,900,000	5,050,000	0	394,507
62	Loan		The Bancorp Bank	Selbyville Rite Aid	Bryan Levy and Scott McCarter	Acquisition	4,900,000	3,269,984	0	40,000
63	Loan	45	MC-FiveMile	6502 Grape Road	Andrew S. Hochberg and Marc J. Blum	Acquisition	4,650,000	2,254,691	0	0
64	Loan	46	RAIT Funding, LLC	3200 Broadway	Jean-Pierre DiBlasio and Joseph Santoianni	Recapitalization	4,575,000	0	0	0
65	Loan	47	MC-FiveMile	Walgreens - Woodridge, IL	Richard Zisook	Acquisition	4,500,000	2,918,114	0	0
66	Loan		MC-FiveMile	Crossroads Shopping Center	Zev M. Munk	Recapitalization	4,350,000	0	0	0
67	Loan		CGMRC	Gateways Apartments	Jason Buxbaum, Jonathan Chasson and Justin Pratte	Acquisition	4,000,000	2,120,048	0	58,670
68	Loan		MC-FiveMile	Sorrento View Apartments	Farid Abu-Jame	Refinance	3,850,000	0	0	0
69	Loan		The Bancorp Bank	Bellfort Plaza	Andrew Hernandez, Martha A. San Roman and Jorge San Roman	Refinance	3,800,000	0	0	40,000
70	Loan		The Bancorp Bank	Taylors Square	Francis Greenburger	Recapitalization	3,562,000	0	0	50,000
71	Loan	8	The Bancorp Bank	Country Club Self Storage	Andrew M. Kaplan	Refinance	3,450,000	0	0	40,000
72	Loan		MC-FiveMile	Haverwood Village - Dallas TX	Keith Koop and Barry Waranch	Refinance	3,300,000	106,376	0	0
73	Loan		CGMRC	Fairway Club Apartments	Matthew B. Lester	Refinance	3,250,000	0	0	234,645
74	Loan		MC-FiveMile	Indiana Self Storage	Alexander Turik and Nikita Turik	Refinance	3,175,000	0	0	0
74.01	Property			Michigan City Self-Storage
74.02	Property			Hobart Self-Storage
74.03	Property			Merrillville Self-Storage
75	Loan	8	CGMRC	Amsdell MI Self Storage Portfolio	Robert J. Amsdell and Barry L. Amsdell	Acquisition	3,000,000	114,625	0	79,567
75.01	Property			Safety Mini Storage
75.02	Property			East Lansing Storage
76	Loan		The Bancorp Bank	Qwik-Stor Self Storage	J. Hatcher Cale, Jr.	Refinance	2,600,000	0	0	50,000
77	Loan		RMF	Covington Crossing	Stanley G. Brading	Acquisition	2,560,000	983,565	0	0
78	Loan		CGMRC	Goddard Court Apartments & Townhomes	Matthew B. Lester	Refinance	1,900,000	0	0	50,000

CGCMT 2014-GC19 Annex A

Control	Loan /		Mortgage							Principal Equity				Cash
Number	Property Flag	Footnotes	Loan Seller	Property Name	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves	Distribution	Other Uses	Total Uses	Lockbox	Management
1	Loan	9, 10, 11, 12	GSMC	Newcastle Senior Housing Portfolio	513,249,203	0	505,656,938	6,750,991	841,274	0	0	513,249,203	Hard	In Place
1.01	Property			Orchid Terrace
1.02	Property			Village Gate of Farmington
1.03	Property			Lodge At Cold Spring
1.04	Property			The Manor At Oakridge
1.05	Property			Durham Regent
1.06	Property			Dogwood Estates
1.07	Property			Sheldon Oaks
1.08	Property			Jordan Oaks
1.09	Property			Sky Peaks
1.10	Property			The Westmont
1.11	Property			Pinewood Hills
1.12	Property			Hidden Lakes
1.13	Property			Walnut Woods
1.14	Property			Oakwood Hills
1.15	Property			Madison Estates
1.16	Property			Thornton Place
1.17	Property			Whiterock Court
1.18	Property			The Bentley
1.19	Property			Pueblo Regent
1.20	Property			Vista De La Montana
1.21	Property			Rock Creek
1.22	Property			Illahee Hills
1.23	Property			Palmer Hills
1.24	Property			Uffelman Estates
1.25	Property			The Regent
1.26	Property			The Fountains At Hidden Lakes
2	Loan	13, 14, 15	CGMRC	CityScape - East Office/Retail	211,225,000	192,951,243	0	1,099,974	2,836,881	12,495,189	1,841,714	211,225,000	Hard	Springing
3	Loan	8, 16, 17	CGMRC	1500 Spring Garden	203,464,510	0	188,000,000	1,544,525	12,133,126	0	1,786,859	203,464,510	Hard	In Place
4	Loan	8	CGMRC	Independence Green Apartments	59,520,334	0	53,000,000	2,172,362	4,347,972	0	0	59,520,334	Springing	Springing
5	Loan	18	GSMC	Biltmore Office	36,000,000	31,896,100	0	849,594	840,909	90,392	2,323,005	36,000,000	Hard	Springing
6	Loan	8, 19	MC-FiveMile	RIS Portfolio	31,000,000	24,976,770	0	986,216	494,045	4,542,969	0	31,000,000	Springing	Springing
6.01	Property			Westchase Town Center
6.02	Property			The Gateway
6.03	Property			Hunters Creek
6.04	Property			East Colonial
6.05	Property			Sanford Towne Center
6.06	Property	20		Osceola Gateway
6.07	Property	21		5th 3rd at Westchase
6.08	Property			Sarasota Palms
7	Loan		CGMRC	136-138 West 34th Street	30,060,000	4,186,352	0	826,428	281,795	24,653,751	111,674	30,060,000	Springing	Springing
8	Loan		CGMRC	335 West 16th Street	29,060,000	21,826,991	0	500,981	0	6,364,457	367,571	29,060,000	Hard	In Place
9	Loan		MC-FiveMile	Twin River Commons Student Housing	26,500,000	25,291,931	0	604,473	47,585	556,012	0	26,500,000	Springing	Springing
10	Loan		CCRE	350 North Clark	25,590,000	0	0	267,652	1,471,224	23,851,124	0	25,590,000	Soft Springing	Springing
11	Loan		GSMC	808 Brannan Street	35,651,320	0	35,200,000	222,707	228,614	0	0	35,651,320	Hard	In Place
12	Loan	8, 22	GSMC	Phoenix Shadow Anchored Retail Portfolio	20,000,000	19,022,016	0	313,408	441,627	222,949	0	20,000,000	Springing	Springing
12.01	Property			Gilbert Fiesta Marketplace
12.02	Property			Village at Surprise
12.03	Property			Riggs Marketplace
12.04	Property			Frys Superstition Springs Center
13	Loan		GSMC	Mid-City Plaza	24,485,523	0	24,025,000	248,134	212,389	0	0	24,485,523	Hard	In Place
14	Loan		MC-FiveMile	Highland Estates MHC	17,100,000	14,575,951	0	656,932	648,347	1,218,771	0	17,100,000	Springing	Springing
15	Loan		MC-FiveMile	Huntington Lakes Apartments	17,000,000	16,020,488	0	840,487	55,319	83,706	0	17,000,000	Soft	Springing
16	Loan		GSMC	Western Crossing	16,237,766	15,380,350	0	662,523	194,893	0	0	16,237,766	Hard	Springing
17	Loan	8	CGMRC	Anthem Marketplace	15,110,000	0	0	71,022	120,091	14,738,964	179,922	15,110,000	Hard	Springing
18	Loan	23	CCRE	Knobs Pointe	19,510,182	0	18,500,000	227,200	782,981	0	0	19,510,182	Springing	Springing
19	Loan	24, 25	RAIT Funding, LLC	Festival Plaza	13,500,000	12,727,394	0	404,144	43,425	325,036	0	13,500,000	Springing	Springing
20	Loan	26	MC-FiveMile	1415 North Loop West	12,750,000	8,721,248	0	531,661	720,985	2,776,105	0	12,750,000	Hard	Springing
21	Loan		RMF	Wymberly Portfolio	12,450,000	8,427,118	0	533,150	810,784	2,678,948	0	12,450,000	Springing	Springing
21.01	Property			Wymberly Pointe Apartments
21.02	Property			Wymberly Crossing Apartments
22	Loan	27	RMF	Canyon Plaza	12,418,886	11,775,582	0	493,859	149,445	0	0	12,418,886	Soft Springing	Springing
23	Loan	28	CCRE	Wheeler Food Lion Portfolio	17,718,715	0	15,807,793	1,173,209	737,714	0	0	17,718,715	Hard	Springing

CGCMT 2014-GC19 Annex A

Control	Loan /		Mortgage							Principal Equity				Cash
Number	Property Flag	Footnotes	Loan Seller	Property Name	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves	Distribution	Other Uses	Total Uses	Lockbox	Management
23.01	Property			Westland Square
23.02	Property			Waterway Plaza
23.03	Property			St. George Plaza
23.04	Property			South Square Shopping Center
23.05	Property			Clover Plaza
24	Loan		RAIT Funding, LLC	Tanyard Park Apartments	13,638,493	13,252,055	0	280,067	106,372	0	0	13,638,493	Soft	In Place
25	Loan		MC-FiveMile	Oakridge Terrace Apartments	12,000,000	9,742,256	0	301,501	644,690	1,311,553	0	12,000,000	Springing	Springing
26	Loan	29	CCRE	Barnes Crossing Plaza	14,269,705	0	13,900,000	296,980	72,725	0	0	14,269,705	Soft Springing	Springing
27	Loan		The Bancorp Bank	Sugar House	11,016,598	10,428,123	0	307,644	276,576	0	4,255	11,016,598	Springing	Springing
28	Loan	8, 30	GSMC	Paddocks Office Building	10,200,000	7,623,058	0	293,350	396,850	1,886,742	0	10,200,000	Springing	Springing
29	Loan		CGMRC	Berwyn Shopping Center	10,170,000	9,700,070	0	37,836	214,984	155,309	61,801	10,170,000	Hard	Springing
30	Loan	8	CGMRC	Townsend Street Office	10,050,000	1,399,392	0	25,100	866,816	7,600,411	158,281	10,050,000	Springing	Springing
31	Loan	8, 31	RMF	Hampton Inn & Suites Savannah	8,855,230	8,589,167	0	248,117	17,945	0	0	8,855,230	Hard	Springing
32	Loan	32	CGMRC	Lake Washington Square	13,034,310	0	12,350,000	143,299	421,467	0	119,543	13,034,310	Hard	Springing
33	Loan	8	The Bancorp Bank	Pioneer Building	12,548,096	0	12,343,658	66,545	59,105	0	78,788	12,548,096	Hard	Springing
34	Loan		CGMRC	LV III Portfolio	13,529,031	0	12,921,000	93,883	10,387	0	503,762	13,529,031	Springing	Springing
34.01	Property			LV III Portfolio - Epic Storage at Warm Springs
34.02	Property			LV III Portfolio - Storage One at Conestoga
35	Loan	33, 34, 35, 36, 37	CCRE	334-336 West 46th Street	10,823,115	0	9,500,000	291,417	1,031,698	0	0	10,823,115	Soft	Springing
36	Loan	8, 38	GSMC	Shops at Five Hills	11,854,458	0	11,080,000	167,332	607,126	0	0	11,854,458	Hard	In Place
37	Loan		MC-FiveMile	Timbers of Deerbrook	8,000,000	7,373,063	0	202,004	353,383	71,550	0	8,000,000	Soft	Springing
38	Loan		MC-FiveMile	Lakeshore Crossing	7,590,000	7,154,114	0	400,992	11,613	23,282	0	7,590,000	Hard	Springing
39	Loan	8	MC-FiveMile	Towers of Lakeway	10,268,719	0	10,020,138	211,133	37,447	0	0	10,268,719	Springing	Springing
39.01	Property			Tower II (1921 Lohmans Crossing)
39.02	Property			Tower I (1927 Lohmans Crossing)
40	Loan		RMF	Santa Clarita Plaza	7,300,000	4,266,099	0	130,805	95,221	2,807,875	0	7,300,000	Hard	Springing
41	Loan		The Bancorp Bank	LA Speedzone	7,310,000	4,023,525	0	46,797	85,026	3,136,071	18,582	7,310,000	Springing	Springing
42	Loan		MC-FiveMile	Pinedale Manor Apartments	8,927,691	8,049,974	0	299,324	578,392	0	0	8,927,691	Springing	Springing
43	Loan		The Bancorp Bank	Knollwood Plaza	10,750,522	0	10,565,000	119,379	38,188	0	27,955	10,750,522	Springing	Springing
44	Loan		MC-FiveMile	Jones Bridge Square	10,145,458	0	9,778,913	241,704	124,842	0	0	10,145,458	Hard	Springing
45	Loan		MC-FiveMile	ACG Conlon Portfolio	6,758,404	2,765,186	2,650,000	462,582	880,636	0	0	6,758,404	Springing	Springing
45.01	Property			Wilsons Landing
45.02	Property			Green Cove
45.03	Property			Beech Grove
45.04	Property			Wares
45.05	Property			Mimosa
45.06	Property			Cedar Creek
46	Loan	39	GSMC	Marsh Cove - Somerset	6,100,000	5,418,715	0	257,938	187,370	235,977	0	6,100,000	None	None
47	Loan		MC-FiveMile	Harbor Point Estates MHC	5,750,000	0	0	147,160	30,821	5,572,019	0	5,750,000	Soft Springing	Springing
48	Loan		RMF	Bluffs of Lakewood	6,128,639	5,444,713	0	357,828	326,098	0	0	6,128,639	Springing	Springing
49	Loan	40	The Bancorp Bank	Ramada Denver	8,532,319	0	8,300,000	106,034	110,327	0	15,958	8,532,319	Hard	Springing
50	Loan		RAIT Funding, LLC	Pantano Villas	5,500,000	3,783,571	0	161,456	92,593	1,462,380	0	5,500,000	Springing	Springing
51	Loan	41	The Bancorp Bank	Town East Shopping Center	5,500,000	2,528,147	0	182,460	489,793	2,232,477	67,124	5,500,000	Hard	Springing
52	Loan		CGMRC	Bell Creek	5,347,500	5,030,038	0	38,294	59,098	89,251	130,818	5,347,500	Springing	Springing
53	Loan	42	The Bancorp Bank	Amber Oaks	5,300,000	4,875,975	0	121,926	22,458	232,488	47,153	5,300,000	Springing	Springing
54	Loan	43	RAIT Funding, LLC	Mary Star of the Sea	5,250,000	4,098,221	0	133,874	152,510	865,395	0	5,250,000	Springing	Springing
55	Loan		CGMRC	Moore Court Apartments	5,307,433	4,805,347	0	35,479	370,941	0	95,665	5,307,433	Springing	Springing
56	Loan		CGMRC	MacArthur Corporate Center	5,145,000	0	0	86,019	48,250	4,967,138	43,593	5,145,000	Springing	Springing
57	Loan	39	GSMC	1700 West Greenleaf	5,025,000	3,339,253	0	142,093	44,270	1,499,383	0	5,025,000	None	None
58	Loan		The Bancorp Bank	Fairway Commons	5,065,000	4,078,274	0	114,056	293,337	542,010	37,324	5,065,000	Springing	Springing
59	Loan		MC-FiveMile	Normandy Park	5,937,204	5,259,481	0	220,058	457,665	0	0	5,937,204	Springing	Springing
60	Loan	44	CCRE	Sunrise Shopping Center	5,000,000	3,857,550	0	106,720	317,740	717,990	0	5,000,000	Springing	Springing
61	Loan	8	CGMRC	The Shoppes at Castle Pines	10,344,507	0	8,850,000	22,873	128,421	362,775	980,439	10,344,507	Hard	Springing
62	Loan		The Bancorp Bank	Selbyville Rite Aid	8,209,984	0	8,119,099	83,437	2,713	0	4,735	8,209,984	Springing	Springing
63	Loan	45	MC-FiveMile	6502 Grape Road	6,904,691	0	6,729,556	175,135	0	0	0	6,904,691	Hard	Springing
64	Loan	46	RAIT Funding, LLC	3200 Broadway	4,575,000	0	0	133,007	467,231	3,974,762	0	4,575,000	Springing	Springing
65	Loan	47	MC-FiveMile	Walgreens - Woodridge, IL	7,418,114	0	7,300,000	118,114	0	0	0	7,418,114	Springing	Springing
66	Loan		MC-FiveMile	Crossroads Shopping Center	4,350,000	0	0	153,448	230,889	3,965,663	0	4,350,000	Soft Springing	Springing
67	Loan		CGMRC	Gateways Apartments	6,178,719	0	5,679,000	11,193	133,267	0	355,259	6,178,719	Springing	Springing
68	Loan		MC-FiveMile	Sorrento View Apartments	3,850,000	3,550,521	0	104,875	179,594	15,010	0	3,850,000	Soft	Springing
69	Loan		The Bancorp Bank	Bellfort Plaza	3,840,000	2,398,868	0	155,295	24,682	1,226,563	34,592	3,840,000	Springing	Springing
70	Loan		The Bancorp Bank	Taylors Square	3,612,000	0	0	83,508	9,811	3,493,234	25,447	3,612,000	Hard	Springing
71	Loan	8	The Bancorp Bank	Country Club Self Storage	3,490,000	1,948,761	0	70,656	11,757	1,425,218	33,607	3,490,000	Springing	Springing
72	Loan		MC-FiveMile	Haverwood Village - Dallas TX	3,406,376	2,998,531	0	219,279	188,565	0	0	3,406,376	Springing	Springing
73	Loan		CGMRC	Fairway Club Apartments	3,484,645	2,991,011	0	28,870	63,856	262,020	138,889	3,484,645	Springing	Springing
74	Loan		MC-FiveMile	Indiana Self Storage	3,175,000	2,642,214	0	168,304	40,365	324,118	0	3,175,000	Springing	Springing
74.01	Property			Michigan City Self-Storage
74.02	Property			Hobart Self-Storage
74.03	Property			Merrillville Self-Storage
75	Loan	8	CGMRC	Amsdell MI Self Storage Portfolio	3,194,192	0	2,650,000	31,620	345,432	0	167,140	3,194,192	Springing	Springing
75.01	Property			Safety Mini Storage
75.02	Property			East Lansing Storage
76	Loan		The Bancorp Bank	Qwik-Stor Self Storage	2,650,000	2,044,764	0	110,290	52,451	409,936	32,559	2,650,000	Soft	Springing
77	Loan		RMF	Covington Crossing	3,543,565	0	3,400,000	127,067	16,498	0	0	3,543,565	Springing	Springing
78	Loan		CGMRC	Goddard Court Apartments & Townhomes	1,950,000	1,618,958	0	20,361	68,387	191,102	51,191	1,950,000	Springing	Springing

CGCMT 2014-GC19 Annex A

Control	Loan /		Mortgage		Cash Management
Number	Property Flag	Footnotes	Loan Seller	Property Name	Triggers
1	Loan	9, 10, 11, 12	GSMC	Newcastle Senior Housing Portfolio
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.05x, (iii) failure to deliver financial statements as required in the Master Lease,
(iv) the occurrence of a Mezzanine Loan Event of Default

1.01	Property			Orchid Terrace
1.02	Property			Village Gate of Farmington
1.03	Property			Lodge At Cold Spring
1.04	Property			The Manor At Oakridge
1.05	Property			Durham Regent
1.06	Property			Dogwood Estates
1.07	Property			Sheldon Oaks
1.08	Property			Jordan Oaks
1.09	Property			Sky Peaks
1.10	Property			The Westmont
1.11	Property			Pinewood Hills
1.12	Property			Hidden Lakes
1.13	Property			Walnut Woods
1.14	Property			Oakwood Hills
1.15	Property			Madison Estates
1.16	Property			Thornton Place
1.17	Property			Whiterock Court
1.18	Property			The Bentley
1.19	Property			Pueblo Regent
1.20	Property			Vista De La Montana
1.21	Property			Rock Creek
1.22	Property			Illahee Hills
1.23	Property			Palmer Hills
1.24	Property			Uffelman Estates
1.25	Property			The Regent
1.26	Property			The Fountains At Hidden Lakes
2	Loan	13, 14, 15	CGMRC	CityScape - East Office/Retail	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period
3	Loan	8, 16, 17	CGMRC	1500 Spring Garden	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
4	Loan	8	CGMRC	Independence Green Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
5	Loan	18	GSMC	Biltmore Office
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement,
(iv) the occurrence of a Southstar Trigger Event

6	Loan	8, 19	MC-FiveMile	RIS Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x
6.01	Property			Westchase Town Center
6.02	Property			The Gateway
6.03	Property			Hunters Creek
6.04	Property			East Colonial
6.05	Property			Sanford Towne Center
6.06	Property	20		Osceola Gateway
6.07	Property	21		5th 3rd at Westchase
6.08	Property			Sarasota Palms
7	Loan		CGMRC	136-138 West 34th Street	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period
8	Loan		CGMRC	335 West 16th Street	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period
9	Loan		MC-FiveMile	Twin River Commons Student Housing
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, provided however that upon the occurrence of the Affiliate Building C of O Event and continuing thereafter for the term of the Loan, the ratio shall be 1.15x, (iii) Debt Yield is less than 7.00%

10	Loan		CCRE	350 North Clark
(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.25x, provided however, that the Borrower shall have the option, in lieu of, or to avoid triggering a Cash Management Period, to deposit cash or a Letter of Credit into the DSCR Reserve Account in the amount to maintain a DSCR of 1.25x, (iv) DSCR is less than 1.15x
(Cash Management cannot be avoided by depositing cash or a Letter of Credit as set forth in clause (iii) above), (v) the occurrence of a Lease Trigger Period.

11	Loan		GSMC	808 Brannan Street
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement,
(iv) the occurrence of a Pinterest lease termination, bankruptcy, or non-renewal of the Pinterest lease

12	Loan	8, 22	GSMC	Phoenix Shadow Anchored Retail Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) failure to deliver financial statements as required in the Loan Agreement
12.01	Property			Gilbert Fiesta Marketplace
12.02	Property			Village at Surprise
12.03	Property			Riggs Marketplace
12.04	Property			Frys Superstition Springs Center
13	Loan		GSMC	Mid-City Plaza	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 75% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement
14	Loan		MC-FiveMile	Highland Estates MHC	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 8.50%, (iv) the occurrence of an Event of Default under the Mobile Home Lease
15	Loan		MC-FiveMile	Huntington Lakes Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 8.00%
16	Loan		GSMC	Western Crossing
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement,
(iv) the occurrence of a Rollover Trigger Event

17	Loan	8	CGMRC	Anthem Marketplace	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of Specified Tenant Trigger Period
18	Loan	23	CCRE	Knobs Pointe	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.18x
19	Loan	24, 25	RAIT Funding, LLC	Festival Plaza	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, and (iii) the occurrence of a Specified Tenant Trigger Period
20	Loan	26	MC-FiveMile	1415 North Loop West	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 7.75%
21	Loan		RMF	Wymberly Portfolio	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.10x
21.01	Property			Wymberly Pointe Apartments
21.02	Property			Wymberly Crossing Apartments
22	Loan	27	RMF	Canyon Plaza	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.15x
23	Loan	28	CCRE	Wheeler Food Lion Portfolio	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.15x, (iv) the occurrence of two or more Anchor Tenant Trigger Events

CGCMT 2014-GC19 Annex A

Control	Loan /		Mortgage		Cash Management
Number	Property Flag	Footnotes	Loan Seller	Property Name	Triggers
23.01	Property			Westland Square
23.02	Property			Waterway Plaza
23.03	Property			St. George Plaza
23.04	Property			South Square Shopping Center
23.05	Property			Clover Plaza
24	Loan		RAIT Funding, LLC	Tanyard Park Apartments	NAP
25	Loan		MC-FiveMile	Oakridge Terrace Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) Debt Yield is less than 7.25%
26	Loan	29	CCRE	Barnes Crossing Plaza
(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager,
(iii) DSCR is less than 1.20x, (iv) the occurrence of a TJ Maxx Cash Trap Period, (v) the occurrence of a Hobby Lobby Cash Trap Period.

27	Loan		The Bancorp Bank	Sugar House	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of the Major Rollover Event or (iv) the occurrence of a Gold Systems Termination Event
28	Loan	8, 30	GSMC	Paddocks Office Building
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 75% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement,
(iv) the occurrence of a Strategic Trigger Event

29	Loan		CGMRC	Berwyn Shopping Center
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) bankruptcy action of any specified tenant, (iv) termination or cancellation of any specified tenant lease,
(v) monetary default by specified tenant, (vi) specified tenant fail to be in physical possession of the specified tenant space,
(vii) specified tenant giving lease termination notice (viii) specified tenant fail to extend lease, (ix) environmental reserve shortfall trigger event

30	Loan	8	CGMRC	Townsend Street Office	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.35x, (iii) the occurrence of a Specified Tenant Trigger Period
31	Loan	8, 31	RMF	Hampton Inn & Suites Savannah	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.30x
32	Loan	32	CGMRC	Lake Washington Square	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the occurrence of a Specified Tenant Trigger Period
33	Loan	8	The Bancorp Bank	Pioneer Building	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x
34	Loan		CGMRC	LV III Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x
34.01	Property			LV III Portfolio - Epic Storage at Warm Springs
34.02	Property			LV III Portfolio - Storage One at Conestoga
35	Loan	33, 34, 35, 36, 37	CCRE	334-336 West 46th Street	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.10x, (iv) the occurrence of a Lease Sweep Period
36	Loan	8, 38	GSMC	Shops at Five Hills	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 78% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement
37	Loan		MC-FiveMile	Timbers of Deerbrook	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 8.00%
38	Loan		MC-FiveMile	Lakeshore Crossing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) Debt Yield is less than 7.75%, (iv) the occurrence of a Trigger Lease Event
39	Loan	8	MC-FiveMile	Towers of Lakeway	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 8.00%, (iv) the occurrence of a Trigger Lease Event
39.01	Property			Tower II (1921 Lohmans Crossing)
39.02	Property			Tower I (1927 Lohmans Crossing)
40	Loan		RMF	Santa Clarita Plaza	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x, (iv) the occurrence of a Critical Tenant Trigger Event
41	Loan		The Bancorp Bank	LA Speedzone	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x (iii) the occurrence of the Lease Termination Cash Trap Event
42	Loan		MC-FiveMile	Pinedale Manor Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) Debt Yield is less than 8.00%
43	Loan		The Bancorp Bank	Knollwood Plaza	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
44	Loan		MC-FiveMile	Jones Bridge Square	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) Debt Yield is less than 8.00%, (iv) the occurrence of a Trigger Lease Event
45	Loan		MC-FiveMile	ACG Conlon Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 9.0%
45.01	Property			Wilsons Landing
45.02	Property			Green Cove
45.03	Property			Beech Grove
45.04	Property			Wares
45.05	Property			Mimosa
45.06	Property			Cedar Creek
46	Loan	39	GSMC	Marsh Cove - Somerset	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement
47	Loan		MC-FiveMile	Harbor Point Estates MHC	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) Debt Yield is less than 7.5%, (iv) the occurrence of an Event of Default under the Mobile Home Lease
48	Loan		RMF	Bluffs of Lakewood	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.10x
49	Loan	40	The Bancorp Bank	Ramada Denver	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Franchise Agreement Cash Trap Period
50	Loan		RAIT Funding, LLC	Pantano Villas	(i) the occurrence of an Event of Default (ii) DSCR is less than 1.15x
51	Loan	41	The Bancorp Bank	Town East Shopping Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x
52	Loan		CGMRC	Bell Creek	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period
53	Loan	42	The Bancorp Bank	Amber Oaks	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
54	Loan	43	RAIT Funding, LLC	Mary Star of the Sea	(i) the occurrence of an Event of Default (ii) DSCR is less than 1.05x
55	Loan		CGMRC	Moore Court Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x
56	Loan		CGMRC	MacArthur Corporate Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period
57	Loan	39	GSMC	1700 West Greenleaf	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement
58	Loan		The Bancorp Bank	Fairway Commons	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Lease Sweep Period
59	Loan		MC-FiveMile	Normandy Park	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) Debt Yield is less than 7.5%
60	Loan	44	CCRE	Sunrise Shopping Center	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.25x, (iv) the occurrence of a No Excuse Gym Lease Trigger Event
61	Loan	8	CGMRC	The Shoppes at Castle Pines	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x
62	Loan		The Bancorp Bank	Selbyville Rite Aid	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Lease Cash Trap Event
63	Loan	45	MC-FiveMile	6502 Grape Road	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the commencement of a Trigger Lease Event
64	Loan	46	RAIT Funding, LLC	3200 Broadway	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, and (iii) the occurrence of a Specified Tenant Trigger Period
65	Loan	47	MC-FiveMile	Walgreens - Woodridge, IL	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) Debt Yield is less than 7.00%, (iv) the occurrence of a Trigger Lease Event
66	Loan		MC-FiveMile	Crossroads Shopping Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) Debt Yield is less than 7.75%
67	Loan		CGMRC	Gateways Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
68	Loan		MC-FiveMile	Sorrento View Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) Debt Yield is less than 8.50%
69	Loan		The Bancorp Bank	Bellfort Plaza	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
70	Loan		The Bancorp Bank	Taylors Square	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the occurrence of a Lease Sweep Period
71	Loan	8	The Bancorp Bank	Country Club Self Storage	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x
72	Loan		MC-FiveMile	Haverwood Village - Dallas TX	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 8.25%, (iv) the occurrence of a Trigger Lease Event
73	Loan		CGMRC	Fairway Club Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.50x
74	Loan		MC-FiveMile	Indiana Self Storage	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.35x, (iii) Debt Yield is less than 9.25%
74.01	Property			Michigan City Self-Storage
74.02	Property			Hobart Self-Storage
74.03	Property			Merrillville Self-Storage
75	Loan	8	CGMRC	Amsdell MI Self Storage Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 9.0%
75.01	Property			Safety Mini Storage
75.02	Property			East Lansing Storage
76	Loan		The Bancorp Bank	Qwik-Stor Self Storage	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x
77	Loan		RMF	Covington Crossing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.15x, (iv) the occurrence of a Critical Tenant Trigger Event
78	Loan		CGMRC	Goddard Court Apartments & Townhomes	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.50x

CGCMT 2014-GC19 Annex A

										Cut-off Date
Control	Loan /		Mortgage		Ground	Ground Lease	Annual Ground	Cut-off Date	B Note	Mezzanine	Mezzanine Debt	Terrorism Insurance	Control
Number	Property Flag	Footnotes	Loan Seller	Property Name	Lease Y/N	Expiration Date	Lease Payment ($)	B Note Balance ($)	Interest Rate	Debt Balance($)	Interest Rate	Required	Number
1	Loan	9, 10, 11, 12	GSMC	Newcastle Senior Housing Portfolio								Yes	1
1.01	Property			Orchid Terrace	No							Yes	1.01
1.02	Property			Village Gate of Farmington	No							Yes	1.02
1.03	Property			Lodge At Cold Spring	Yes	12/31/2095	100					Yes	1.03
1.04	Property			The Manor At Oakridge	No							Yes	1.04
1.05	Property			Durham Regent	No							Yes	1.05
1.06	Property			Dogwood Estates	No							Yes	1.06
1.07	Property			Sheldon Oaks	No							Yes	1.07
1.08	Property			Jordan Oaks	No							Yes	1.08
1.09	Property			Sky Peaks	No							Yes	1.09
1.10	Property			The Westmont	Yes	12/31/2086	5,000					Yes	1.10
1.11	Property			Pinewood Hills	No							Yes	1.11
1.12	Property			Hidden Lakes	No							Yes	1.12
1.13	Property			Walnut Woods	No							Yes	1.13
1.14	Property			Oakwood Hills	No							Yes	1.14
1.15	Property			Madison Estates	No							Yes	1.15
1.16	Property			Thornton Place	No							Yes	1.16
1.17	Property			Whiterock Court	No							Yes	1.17
1.18	Property			The Bentley	No							Yes	1.18
1.19	Property			Pueblo Regent	No							Yes	1.19
1.20	Property			Vista De La Montana	No							Yes	1.20
1.21	Property			Rock Creek	No							Yes	1.21
1.22	Property			Illahee Hills	No							Yes	1.22
1.23	Property			Palmer Hills	No							Yes	1.23
1.24	Property			Uffelman Estates	No							Yes	1.24
1.25	Property			The Regent	No							Yes	1.25
1.26	Property			The Fountains At Hidden Lakes	No							Yes	1.26
2	Loan	13, 14, 15	CGMRC	CityScape - East Office/Retail	Yes	3/1/2070	938,435			25,000,000	11.50000%	Yes	2
3	Loan	8, 16, 17	CGMRC	1500 Spring Garden	No							Yes	3
4	Loan	8	CGMRC	Independence Green Apartments	No							Yes	4
5	Loan	18	GSMC	Biltmore Office	No							Yes	5
6	Loan	8, 19	MC-FiveMile	RIS Portfolio								Yes	6
6.01	Property			Westchase Town Center	No							Yes	6.01
6.02	Property			The Gateway	No							Yes	6.02
6.03	Property			Hunters Creek	No							Yes	6.03
6.04	Property			East Colonial	No							Yes	6.04
6.05	Property			Sanford Towne Center	No							Yes	6.05
6.06	Property	20		Osceola Gateway	No							Yes	6.06
6.07	Property	21		5th 3rd at Westchase	No							Yes	6.07
6.08	Property			Sarasota Palms	No							Yes	6.08
7	Loan		CGMRC	136-138 West 34th Street	No							Yes	7
8	Loan		CGMRC	335 West 16th Street	No							Yes	8
9	Loan		MC-FiveMile	Twin River Commons Student Housing	No							Yes	9
10	Loan		CCRE	350 North Clark	No							Yes	10
11	Loan		GSMC	808 Brannan Street	No							Yes	11
12	Loan	8, 22	GSMC	Phoenix Shadow Anchored Retail Portfolio								Yes	12
12.01	Property			Gilbert Fiesta Marketplace	No							Yes	12.01
12.02	Property			Village at Surprise	No							Yes	12.02
12.03	Property			Riggs Marketplace	No							Yes	12.03
12.04	Property			Frys Superstition Springs Center	No							Yes	12.04
13	Loan		GSMC	Mid-City Plaza	No							Yes	13
14	Loan		MC-FiveMile	Highland Estates MHC	No							Yes	14
15	Loan		MC-FiveMile	Huntington Lakes Apartments	No							Yes	15
16	Loan		GSMC	Western Crossing	No							Yes	16
17	Loan	8	CGMRC	Anthem Marketplace	No							Yes	17
18	Loan	23	CCRE	Knobs Pointe	No							Yes	18
19	Loan	24, 25	RAIT Funding, LLC	Festival Plaza	No							Yes	19
20	Loan	26	MC-FiveMile	1415 North Loop West	No							Yes	20
21	Loan		RMF	Wymberly Portfolio								Yes	21
21.01	Property			Wymberly Pointe Apartments	No							Yes	21.01
21.02	Property			Wymberly Crossing Apartments	No							Yes	21.02
22	Loan	27	RMF	Canyon Plaza	No							Yes	22
23	Loan	28	CCRE	Wheeler Food Lion Portfolio								Yes	23

CGCMT 2014-GC19 Annex A

										Cut-off Date
Control	Loan /		Mortgage		Ground	Ground Lease	Annual Ground	Cut-off Date	B Note	Mezzanine	Mezzanine Debt	Terrorism Insurance	Control
Number	Property Flag	Footnotes	Loan Seller	Property Name	Lease Y/N	Expiration Date	Lease Payment ($)	B Note Balance ($)	Interest Rate	Debt Balance($)	Interest Rate	Required	Number
23.01	Property			Westland Square	No							Yes	23.01
23.02	Property			Waterway Plaza	No							Yes	23.02
23.03	Property			St. George Plaza	No							Yes	23.03
23.04	Property			South Square Shopping Center	No							Yes	23.04
23.05	Property			Clover Plaza	No							Yes	23.05
24	Loan		RAIT Funding, LLC	Tanyard Park Apartments	No					1,197,293	11.50000%	Yes	24
25	Loan		MC-FiveMile	Oakridge Terrace Apartments	No							Yes	25
26	Loan	29	CCRE	Barnes Crossing Plaza	No							Yes	26
27	Loan		The Bancorp Bank	Sugar House	No							Yes	27
28	Loan	8, 30	GSMC	Paddocks Office Building	No							Yes	28
29	Loan		CGMRC	Berwyn Shopping Center	No							Yes	29
30	Loan	8	CGMRC	Townsend Street Office	No							Yes	30
31	Loan	8, 31	RMF	Hampton Inn & Suites Savannah	No							Yes	31
32	Loan	32	CGMRC	Lake Washington Square	No							Yes	32
33	Loan	8	The Bancorp Bank	Pioneer Building	No							Yes	33
34	Loan		CGMRC	LV III Portfolio								Yes	34
34.01	Property			LV III Portfolio - Epic Storage at Warm Springs	No							Yes	34.01
34.02	Property			LV III Portfolio - Storage One at Conestoga	No							Yes	34.02
35	Loan	33, 34, 35, 36, 37	CCRE	334-336 West 46th Street	No							Yes	35
36	Loan	8, 38	GSMC	Shops at Five Hills	No							Yes	36
37	Loan		MC-FiveMile	Timbers of Deerbrook	No							Yes	37
38	Loan		MC-FiveMile	Lakeshore Crossing	No							Yes	38
39	Loan	8	MC-FiveMile	Towers of Lakeway								Yes	39
39.01	Property			Tower II (1921 Lohmans Crossing)	No							Yes	39.01
39.02	Property			Tower I (1927 Lohmans Crossing)	No							Yes	39.02
40	Loan		RMF	Santa Clarita Plaza	No							Yes	40
41	Loan		The Bancorp Bank	LA Speedzone	No							Yes	41
42	Loan		MC-FiveMile	Pinedale Manor Apartments	No							Yes	42
43	Loan		The Bancorp Bank	Knollwood Plaza	No							Yes	43
44	Loan		MC-FiveMile	Jones Bridge Square	No							Yes	44
45	Loan		MC-FiveMile	ACG Conlon Portfolio								Yes	45
45.01	Property			Wilsons Landing	No							Yes	45.01
45.02	Property			Green Cove	No							Yes	45.02
45.03	Property			Beech Grove	No							Yes	45.03
45.04	Property			Wares	No							Yes	45.04
45.05	Property			Mimosa	No							Yes	45.05
45.06	Property			Cedar Creek	No							Yes	45.06
46	Loan	39	GSMC	Marsh Cove - Somerset	No							Yes	46
47	Loan		MC-FiveMile	Harbor Point Estates MHC	No							Yes	47
48	Loan		RMF	Bluffs of Lakewood	No							Yes	48
49	Loan	40	The Bancorp Bank	Ramada Denver	No							Yes	49
50	Loan		RAIT Funding, LLC	Pantano Villas	No							Yes	50
51	Loan	41	The Bancorp Bank	Town East Shopping Center	No							Yes	51
52	Loan		CGMRC	Bell Creek	No							Yes	52
53	Loan	42	The Bancorp Bank	Amber Oaks	No							Yes	53
54	Loan	43	RAIT Funding, LLC	Mary Star of the Sea	No							Yes	54
55	Loan		CGMRC	Moore Court Apartments	No							Yes	55
56	Loan		CGMRC	MacArthur Corporate Center	No							Yes	56
57	Loan	39	GSMC	1700 West Greenleaf	No							Yes	57
58	Loan		The Bancorp Bank	Fairway Commons	No							Yes	58
59	Loan		MC-FiveMile	Normandy Park	No							Yes	59
60	Loan	44	CCRE	Sunrise Shopping Center	No							Yes	60
61	Loan	8	CGMRC	The Shoppes at Castle Pines	No							Yes	61
62	Loan		The Bancorp Bank	Selbyville Rite Aid	No							Yes	62
63	Loan	45	MC-FiveMile	6502 Grape Road	No							Yes	63
64	Loan	46	RAIT Funding, LLC	3200 Broadway	No							Yes	64
65	Loan	47	MC-FiveMile	Walgreens - Woodridge, IL	No							Yes	65
66	Loan		MC-FiveMile	Crossroads Shopping Center	No							Yes	66
67	Loan		CGMRC	Gateways Apartments	No							Yes	67
68	Loan		MC-FiveMile	Sorrento View Apartments	No							Yes	68
69	Loan		The Bancorp Bank	Bellfort Plaza	No							Yes	69
70	Loan		The Bancorp Bank	Taylors Square	No							Yes	70
71	Loan	8	The Bancorp Bank	Country Club Self Storage	No							Yes	71
72	Loan		MC-FiveMile	Haverwood Village - Dallas TX	No							Yes	72
73	Loan		CGMRC	Fairway Club Apartments	No							Yes	73
74	Loan		MC-FiveMile	Indiana Self Storage								Yes	74
74.01	Property			Michigan City Self-Storage	No							Yes	74.01
74.02	Property			Hobart Self-Storage	No							Yes	74.02
74.03	Property			Merrillville Self-Storage	No							Yes	74.03
75	Loan	8	CGMRC	Amsdell MI Self Storage Portfolio								Yes	75
75.01	Property			Safety Mini Storage	No							Yes	75.01
75.02	Property			East Lansing Storage	No							Yes	75.02
76	Loan		The Bancorp Bank	Qwik-Stor Self Storage	No							Yes	76
77	Loan		RMF	Covington Crossing	No							Yes	77
78	Loan		CGMRC	Goddard Court Apartments & Townhomes	No							Yes	78

Footnotes to Annex A

(1)
The Administrative Fee Rate includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Trustee/Certificate Administrator Fee Rate and the Commercial Real Estate Finance Counsel (CREFC ®) Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(2)	The monthly debt service shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(3)	The open period is inclusive of the Maturity Date.

(4)	Underwritten NCF DSCR is calculated based on amortizing debt service payments (except for interest-only loans).

(5)	Occupancy reflects tenants that have signed leases, but are not yet in occupancy or may be paying rent.

(6)
The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the lease.

(7)
If the purpose of the Mortgage Loan is to finance an acquisition of the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash investment by one or more of the equity owners in the borrower in connection with such acquisition.  If the purpose of the Mortgage Loan is to refinance the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash contributed to the borrower by one or more of the equity owners at the time the Mortgage Loan was originated.

(8)
The Appraised Value presents the “As-Is” Appraised Value of the Mortgaged Property. The Cut-off Date LTV Ratio is calculated on the basis of such “As-Is” Appraised Value. The LTV Ratio at Maturity is calculated in whole or in part on the basis of the “As Stabilized” Appraised Value.

(9)
Appraised Value represents the aggregate “leased fee” appraised values for the Newcastle Senior Housing Portfolio Properties and the Cut-off Date LTV Ratio and LTV Ratio at Maturity are calculated based on this value. The Cut-off Date LTV Ratio and LTV Ratio at Maturity calculated based on aggregate “fee simple” appraised value of $551,370,000 are 65.5% and 52.2%, respectively.

(10)
The Mortgage Loan Rate for the Newcastle Senior Housing Portfolio Mortgage Loan is 4.0000% from the origination date through January 5, 2019.  From and after January 6, 2019, the Newcastle Senior Housing Portfolio Mortgage Loan Rate will be 4.9900%. The Underwritten NCF DSCR is calculated based on the 4.9900% Mortgage Loan Rate. The Underwritten NCF DSCR calculated based on the initial coupon rate of 4.000% is 1.79x.  See “Annex G—Newcastle Senior Housing Portfolio Loan Combination Amortization Schedule” in the Free Writing Prospectus.

(11)
Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow are calculated based on the total revenue generated at the Newcastle Senior Housing Portfolio Properties. The DSCR (calculated based on the 4.9900% coupon) and Debt Yield based solely on the rent payable under the master lease are 1.37x and 9.1%, respectively. The borrowers are only entitled to amounts payable under the master lease.   The Annual Debt Service reflects the applicable pro rata portion of the aggregate payment due during the initial 12 months beginning with the Due Date in February 2019.

(12)
The Cut-off Date Principal Balance of $101,195,816 represents the Note A-1 of a $362,499,000 loan combination evidenced by multiple pari passu notes.  One or more companion loan(s) with an aggregate principal balance of $260,216,815 as of the Cut-off Date are held outside the issuing entity and are expected to be contributed to future securitizations.  Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate cut-off date principal balance of $361,412,631.

(13)	The monthly other reserve payment commences on the Due Date in February 2014 and ends with the Due Date in October 2016.

(14)
The Ongoing TI/LC Reserve payment from the Due Date in February 2014 through the due date in January 2015 is $0. The Ongoing TI/LC Reserve payment from the the Due Date in February 2015 through the due date in January 2019 is $53,495. The Ongoing TI/LC Reserve payment from the the Due Date in February 2019 through, but excluding, the Due Date in January 2024 is $106,989.

(15)
The Cut-off Date Principal Balance of $85,000,000 represents the non-controlling Note A-2 ($45,000,000) and non-controlling Note A-3 ($40,000,000) of a $185,000,000 whole loan evidenced by three pari passu notes, the other one of which is the controlling Note A-1, with an original principal balance of $100,000,000 Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI / NCF, Debt Yield Based on Underwritten NOI / NCF and Cut-off Date Balance per SF calculations are based on the aggregate cut-off date principal balance of $185,000,000.

(16)
The Cut-off Date Principal Balance of $69,500,000 represents the non-controlling Note A-2 of a $149,500,000 whole loan evidenced by two pari passu notes, the other one of which is the controlling Note A-1, with an original principal balance of $80,000,000. Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI / NCF, Debt Yield Based on Underwritten NOI / NCF and Cut-off Date Balance per SF calculations are based on the aggregate cut-off date principal balance of $149,500,000.

(17)
The leasehold interest in the adjacent parking parcel was purchased on 12/27/2013. The Borrower is required to convert its leasehold interest in the parking parcel into a fee simple interest on or before 3/28/2014.

(18)	Novare Group Holdings, Inc., the Fifth Largest Tenant, occupies 13,591 SF expiring on April 30, 2019, 400 SF expiring on April 13, 2014 and 337 SF expiring on April 30, 2014.

(19)	The Occupancy reflects tenants in occupancy as of January 1, 2014 plus three tenants representing 7,980 SF that have executed leases and are expected to take occupancy on or before June 12, 2014.

(20)	Happy Feet Home Daycare has executed a lease and is expected to take occupancy and commence rent payment on June 1, 2014; the lease term is for 5 years from commencement of the rent payment.

(21)	The subject collateral is an outparcel ground leased to Fifth Third Bank. Square footage represents building square footage reported in appraisal and Occupancy as of Date is the appraisal date.

(22)
Joseph C. Cattaneo and Joseph C. Cattaneo, Trustee of the Joseph C. Cattaneo Revocable Trust shall have immediate liability for the guaranteed obligations which occur as a result of a voluntary or collusive bankruptcy.  Additionally, Joseph C. Cattaneo and Joseph C. Cattaneo, Trustee of the Joseph C. Cattaneo Revocable Trust shall have liability for any remaining portions of the guaranteed obligations during those periods of time A&C Tank Sales Company, Inc. fails to meet the financial covenants as set forth in the Mortgage Loan documents.

(23)	The Mortgaged Property includes 23,127 SF of retail space leased to six tenants.

(24)
Underwritten Net Operating Income, Underwritten Net Cash Flow, Underwritten NCF DSCR and Occupancy includes a tenant, Wingers, which had executed a lease but was not yet in occupancy or paying rent, and a tenant, Capital City Comics, which had executed a lease for a larger space at the property but was not yet in occupancy or paying rent under the new lease.

(25)
The borrower is required to fund an Ongoing TI/LC Reserve in the amount of $9,029.67 per month, up to a cap of $500,000, provided that no event of default exists and AMC Festival Theatre has extended its lease for a term of five years.  However, if at any time during the loan term the reserve balance is less than $250,000 or an event of default has occurred, the borrower is required to resume making the monthly escrows.

(26)	The Occupancy reflects tenants in occupancy as of January 31, 2014 plus one tenant, HEA Clinic, P.A., that has an executed lease and is expected to take occupancy on March 1, 2014.

(27)
Two tenants at the Mortgaged Property, representing approximately 8.4% of the net rental square footage, have executed leases but have not yet taken occupancy of their leased spaces.   Francisco J. Pestana, D.M.D. Professional Corporation, representing 3.1% of the net rental square footage, is expected to take occupancy in March 2014 and Fanlala, representing 5.3% of the net rental square footage, is expected to take occupancy in April 2014.  Lender shall apply funds from the prepaid rent holdback reserve toward the Monthly Debt Service Payment Amounts due on March 6, 2014 of $13,038 and on April 6, 2014 of $4,446.

(28)
The TI/LC reserve will be capped at $450,000 if (i) after March 1, 2018, Food Lion or an acceptable replacement is in occupancy and paying rent with no default under such leases, (ii) the portfolio generates a debt yield of 10.0% or more, (iii) the portfolio generates a DSCR of 1.40x or more and (iv) no cash management period is occurring.

(29)
The borrower’s obligation to pay the Ongoing TI/LC Reserve monthly payment will be suspended if (i) the TI/LC Reserve Account equals or exceeds $525,000, (ii) the DSCR and Proforma DSCR is equal to or greater than 1.25x, (iii) 80.0% or more of the property is occupied and (iv) the Debt Yield and Proforma Debt Yield is equal to or greater than 8.25%.

(30)
Ongoing Insurance Reserves are not required, provided there is no continuing event of default, borrower has provided evidence that the insurance is maintained under a blanket policy and the premiums have been paid in full in advance.  The borrower deposited $1,052.12 into the insurance reserve account on the Due Dates in February and March 2014; however, we cannot guarantee that the borrower will continue to make monthly deposits going forward.

(31)
The Hampton Inn & Suites Savannah loan documents require a seasonality reserve to be funded by the borrower with monthly deposits of $15,000, provided that the borrower is not required to make monthly deposits during such times as the seasonality reserve funds equal or exceed $75,000.

(32)
As of the Occupancy Date of 12/13/2013, there were two tenants at the Mortgaged Property whose leases had not yet commenced and were not paying rent. It is confirmed that one of the tenants, Bubba’s Backyard Barbeque, whose lease began on 1/1/2014, is currently in place and paying rent.

(33)	With respect to the lockbox at 334-336 West 46th Street, the Lockbox is soft for all multifamily tenants and hard for all commercial tenants.

(34)	The 334-336 West 46th Street Property includes 4,000 SF of retail space leased to one tenant.

(35)	All of the multifamily units (10 units) are leased to “NYC Midtown LLC” who typically sub-leases these units to corporate or individual type end users.

(36)	The Largest Tenant at the 334-336 West 46th Street Property is currently not yet in occupancy as it is performing its build out. The tenant is currently in their free rent period.

(37)
On each payment date during a lease sweep period, all excess cash will be swept into the TI/LC Reserve Account as lease sweep funds. If the lease sweep funds are greater than or equal to $280,000, cash will no longer be swept.

(38)	The two special purpose entities, comprising the borrower, own the Mortgaged Property as tenants-in-common in undivided ownership interests.

(39)	The Mortgaged Property is subject to a condominium regime.

(40)
Monthly payment equal to $3,272.72 shall be deposited into the seasonality reserve on the Due Dates from January through November for the purpose of paying debt service on Due Date occurring in the month of December.

(41)
Per the Loan Agreement, in connection  with a transfer and assumption occurring subsequent to the origination date, if the loan is assumed by an entity owned or controlled by Alan Mann and Nelson Billups, the Assumption Fee shall equal 0.25% of the then unpaid Principal.  Minden Retail, LLC, controlled by Alan Mann and Nelson Billups assumed control of the property on February 5, 2014.  The assumption fee throughout the life of the loan is therefore 1%.

(42)	2012 NOI represents the nine months of NOI ended September 30, 2012 annualized.

(43)
The borrower is required to fund an Ongoing Replacement Reserve in the amount of $1,850.00 per month, up to a cap of $111,000.  However, if at any time during the loan term the reserve balance is less than $44,400, then the borrower is required to resume making the monthly escrows.

(44)
Following the commencement of a cash trap period and on each payment date thereafter all excess cash will be swept into a  TI/LC Rollover Reserve Account until the earlier to occur of (i) the TI/LC Rollover Reserve Account has reached $240,000 or (ii) the termination of a then in place Cash Trap Period.

(45)	The Underwritten EGI is based on the straight-line average of the contractual rent during the loan term.

(46)
At origination, the borrower funded a $150,000 Upfront TI/LC Reserve.  The borrower is required to fund an Ongoing TI/LC Reserve in the amount of $9,454.17 per month at any time that the reserve balance is  less than or equal to $150,000 or an event of default exists.

(47)	The Largest Tenant Lease Expiration reflects the tenant’s earliest termination option, full term of lease extends to September 30, 2084.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX B

STRUCTURAL AND COLLATERAL TERM SHEET

(THIS PAGE INTENTIONALLY LEFT BLANK)

February 28, 2014

Structural and Collateral Term Sheet

$1,016,313,708
(Approximate Mortgage Pool Balance)

$879,111,000
(Offered Certificates)

Citigroup Commercial Mortgage Trust 2014-GC19
As Issuing Entity

Citigroup Commercial Mortgage Securities Inc.
As Depositor

Commercial Mortgage Pass-Through Certificates
Series 2014-GC19

Citigroup Global Markets Realty Corp.
Goldman Sachs Mortgage Company
MC-Five Mile Commercial Mortgage Finance LLC
Cantor Commercial Real Estate Lending, L.P.
The Bancorp Bank
Rialto Mortgage Finance, LLC
RAIT Funding, LLC
As Sponsors

Citigroup	Goldman, Sachs & Co.

Co-Lead Managers and Joint Bookrunners

Drexel Hamilton	RBS
Co-Managers

CERTIFICATE SUMMARY

Offered Class	Initial Certificate Principal Amount or Notional Amount(1)		Approximate Initial Credit Support		Initial Pass- Through Rate(2)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(3)	Expected Principal Window(3)
Class A-1	$49,387,000		30.000	%(4)	1.199%	Fixed	2.66	04/14 – 12/18
Class A-2	$125,716,000		30.000	%(4)	2.790%	Fixed	4.78	12/18 – 02/19
Class A-3	$215,000,000		30.000	%(4)	3.753%	Fixed	9.76	11/23 – 01/24
Class A-4	$246,848,000		30.000	%(4)	4.023%	Fixed	9.81	01/24 – 01/24
Class A-AB	$74,468,000		30.000	%(4)	3.552%	Fixed	7.35	02/19 – 11/23
Class X-A	$777,479,000	(5)	N/A		1.511%	Variable IO(6)	N/A	N/A
Class X-B	$50,816,000	(5)	N/A		0.257%	Variable IO(6)	N/A	N/A
Class A-S(7)	$66,060,000	(8)	23.500%		4.345%	Fixed	9.81	01/24 – 01/24
Class B(7)	$50,816,000	(8)	18.500%		4.805%	WAC CAP(9)	9.87	01/24 – 02/24
Class PEZ(7)	$167,692,000	(8)	13.500	%(10)	(11)	(11)	9.85	01/24 – 02/24
Class C(7)	$50,816,000	(8)	13.500	%(10)	5.062%	WAC(12)	9.89	02/24 – 02/24

Non-Offered Class	Initial Certificate Principal Amount or Notional Amount(1)		Approximate Initial Credit Support	Initial Pass- Through Rate(2)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(3)	Expected Principal Window(3)
Class X-C	$21,596,000	(5)	N/A	0.500%	Variable IO(6)	N/A	N/A
Class X-D	$60,979,707	(5)	N/A	1.397%	Variable IO(6)	N/A	N/A
Class D	$54,627,000		8.125%	5.062%	WAC(12)	9.89	02/24 – 02/24
Class E	$21,596,000		6.000%	4.562%	WAC–0.500%(13)	9.89	02/24 – 02/24
Class F	$11,434,000		4.875%	3.665%	WAC CAP(9)	9.94	02/24 – 03/24
Class G	$49,545,707		0.000%	3.665%	WAC CAP(9)	9.97	03/24 – 03/24
Class R(14)	N/A		N/A	N/A	N/A	N/A	N/A

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	Approximate per annum rate as of the closing date.

(3)
Assuming no prepayments prior to maturity date for each mortgage loan and based on the Modeling Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Prospectus Supplement.

(4)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-AB certificates are represented in the aggregate.

(5)
The Class X-A, Class X-B, Class X-C and Class X-D certificates (the “Class X Certificates”) will not have certificate principal amounts and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B, Class X-C and Class X-D certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A certificates will be equal to the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-AB certificates and the Class A-S trust component. The notional amount of the Class X-B certificates will be equal to the certificate principal amount of the Class B trust component. The notional amount of the Class X-C certificates will be equal to the certificate principal amount of the Class E certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate principal amounts of the Class F and Class G certificates.

(6)
The pass-through rate on the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component, as described in the Prospectus Supplement. The pass-through rate on the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class B trust component, as described in the Prospectus Supplement. The pass-through rate on the Class X-C certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class E certificates, as described in the Prospectus Supplement. The pass-through rate on the Class X-D certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class F and Class G certificates, as described in the Prospectus Supplement.

(7)
The Class A-S, Class B and Class C certificates may be exchanged for Class PEZ certificates, and Class PEZ certificates may be exchanged for the Class A-S, Class B and Class C certificates. The Class A-S, Class B, Class PEZ and Class C certificates are collectively referred to as the “Exchangeable Certificates”.

CERTIFICATE SUMMARY (continued)

(8)
On the closing date, the issuing entity will issue the Class A-S, Class B and Class C trust components, which will have outstanding principal balances on the closing date of $66,060,000, $50,816,000 and $50,816,000, respectively. The Exchangeable Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components. Each class of the Exchangeable Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and/or Class C trust components. Following any exchange of Class A-S, Class B and Class C certificates for Class PEZ certificates or any exchange of Class PEZ certificates for Class A-S, Class B and Class C certificates, the percentage interests of the outstanding principal balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class PEZ and Class C certificates will be increased or decreased accordingly. The initial certificate principal amount of each class of the Class A-S, Class B and Class C certificates shown in the table above represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates. The initial certificate principal amount of the Class PEZ certificates shown in the table above is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, representing the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange. The actual certificate principal amount of any class of Exchangeable Certificates issued on the closing date may be less than the maximum certificate principal amount of that class and may be zero. The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in the required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the closing date, if any. The total certificate principal amount of offered certificates shown on the cover of this term sheet includes the maximum certificate principal amount of Exchangeable Certificates that could be outstanding on the closing date equal to $167,692,000 (subject to a variance of plus or minus 5%).

(9)
For any distribution date, the pass-through rates on the Class B, Class F and Class G certificates will be a per annum rate equal to the lesser of (i) the initial pass-through rate for such class specified in the table above and (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(10)
The initial subordination levels for the Class C and Class PEZ certificates are equal to the subordination level of the underlying Class C trust component, which will have an initial outstanding balance on the closing date of $50,816,000.

(11)
The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates. The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates.

(12)
For any distribution date, the pass-through rate on each class of the Class C and Class D certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(13)
For any distribution date, the pass-through rate on the Class E certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, less 0.500%.

(14)
The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in the Prospectus Supplement. The Class R certificates will not be entitled to distributions of principal or interest.

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance	$1,016,313,708
Number of Mortgage Loans	78
Number of Mortgaged Properties	128
Average Cut-off Date Mortgage Loan Balance	$13,029,663
Weighted Average Mortgage Interest Rate(2)	5.0195%
Weighted Average Remaining Term to Maturity (months)	111
Weighted Average Remaining Amortization Term (months)(3)	357
Weighted Average Cut-off Date LTV Ratio(4)	68.0%
Weighted Average Maturity Date LTV Ratio(5)	58.4%
Weighted Average Underwritten Debt Service Coverage Ratio(6)(7)	1.55x
Weighted Average Debt Yield on Underwritten NOI(8)	10.3%
% of Mortgage Loans with Additional Debt	9.5%
% of Mortgaged Properties with Single Tenants	7.1%

(1)
Each of the Newcastle Senior Housing Portfolio mortgage loan, the CityScape – East Office/Retail mortgage loan and the 1500 Spring Garden mortgage loan has one or more related pari passu companion loans, and the loan-to-value ratio, debt service coverage ratio and debt yield calculations presented in this Term Sheet include the related pari passu companion loan(s) unless otherwise indicated. Other than as specifically noted, the loan-to-value ratio, debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this Term Sheet without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

(2)
With respect to the Newcastle Senior Housing Portfolio mortgage loan, the initial coupon is 4.0000% from the origination date through January 5, 2019. From and after January 6, 2019, the Newcastle Senior Housing Portfolio mortgage loan mortgage interest rate will be 4.9900%. For purposes of calculating Weighted Average Mortgage Interest Rate, the Newcastle Senior Housing Portfolio mortgage loan is assumed to have a coupon of 4.9900%. See “Newcastle Senior Housing Portfolio” in this Term Sheet.

(3)	Excludes mortgage loans that are interest-only for the entire term.

(4)
Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to the Newcastle Senior Housing Portfolio mortgage loan, the Cut-off Date LTV Ratio was calculated based on the aggregate “leased fee” value for the related mortgaged properties. See “Newcastle Senior Housing Portfolio” in this Term Sheet. With respect to the Independence Green Apartments mortgage loan, the Cut-off Date LTV Ratio was calculated based on the cut-off date principal balance of the mortgage loan net of the related capital improvement reserve of $4,000,000. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus Supplement for a description of Cut-off Date LTV Ratio.

(5)
Unless otherwise indicated, the Maturity Date LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to 14 mortgage loans, representing approximately 23.9% of the initial pool balance, the respective Maturity Date LTV Ratios were each calculated using the related aggregate “as stabilized” appraised value. With respect to the Newcastle Senior Housing Portfolio mortgage loan, the Maturity Date LTV Ratio was calculated based on the aggregate “leased fee” value for the related mortgaged properties. See “Newcastle Senior Housing Portfolio” in this Term Sheet. See “Description of the Mortgage Pool—–Certain Calculations and Definitions” in the Prospectus Supplement for a description of Maturity Date LTV Ratio.

(6)
Unless otherwise indicated, the Underwritten Debt Service Coverage Ratio for each mortgage loan is calculated by dividing the Underwritten Net Cash Flow from the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment. The Weighted Average Underwritten Debt Service Coverage Ratio for the mortgage pool calculated using, in the case of the Newcastle Senior Housing Portfolio mortgage loan, solely the rent payable under the master lease and the coupon rate step up is 1.53x. See “Newcastle Senior Housing Portfolio” in this Term Sheet and “Annex G-1—Newcastle Senior Housing Portfolio Loan Combination Amortization Schedule” in the Prospectus Supplement. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus Supplement for a description of Underwritten Debt Service Coverage Ratio.

(7)
With respect to the Newcastle Senior Housing Portfolio mortgage loan and the Tanyard Park mortgage loan, the Underwritten Debt Service Coverage Ratio is calculated using such mortgage loan’s non-standard amortization schedule as set forth in Annex G-1 and Annex G-2, respectively, in the Prospectus Supplement. With respect to the Newcastle Senior Housing Portfolio mortgage loan, which is subject to a master lease and as to which the borrowers are only entitled to amounts payable under the master lease, the Underwritten Debt Service Coverage Ratio is calculated based on the total revenue generated at the related mortgaged properties (not just rent payments under the master lease) and debt service based on the 12 month period immediately succeeding the coupon rate step up. With respect to the Tanyard Park mortgage loan, the Underwritten Debt Service Coverage Ratio is calculated based on the debt service of the 12 month period immediately succeeding the closing date.

(8)
Unless otherwise indicated, the Debt Yield on Underwritten NOI for each mortgage loan is the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of such mortgage loan. With respect to the Newcastle Senior Housing Portfolio mortgage loan, which is subject to a master lease and as to which the borrowers are only entitled to amounts payable under the master lease, the Debt Yield on Underwritten NOI and NCF is calculated based on the total revenue generated at the Newcastle Senior Housing Portfolio mortgaged properties (not just rent payments under the master lease). The Debt Yield on Underwritten NOI for the mortgage pool calculated using, in the case of the Newcastle Senior Housing Portfolio mortgage loan, solely the rent payable under the master lease is 10.2%. See “Newcastle Senior Housing Portfolio” in this Term Sheet.

KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Citigroup Global Markets Inc. Goldman, Sachs & Co.
Co-Managers:	Drexel Hamilton, LLC and RBS Securities Inc.
Depositor:	Citigroup Commercial Mortgage Securities Inc.
Initial Pool Balance:	$1,016,313,708
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Certificate Administrator:	U.S. Bank National Association
Trustee:	U.S. Bank National Association
Operating Advisor:	Situs Holdings, LLC
Pricing:	Week of March 3, 2014
Closing Date:	March 20, 2014
Cut-off Date:
For each mortgage loan, the related due date for such mortgage loan in March 2014 (or, in the case of any mortgage loan that has its first due date in April 2014, the date that would have been its due date in March 2014 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month)

Determination Date:	The 6th day of each month or next business day
Distribution Date:	The 4th business day after the Determination Date, commencing in April 2014
Interest Accrual:	Preceding calendar month
ERISA Eligible:	The offered certificates are expected to be ERISA eligible
SMMEA Eligible:	No
Payment Structure:	Sequential Pay
Day Count:	30/360
Tax Structure:	REMIC
Rated Final Distribution Date:	March 2047
Cleanup Call:	1.0%
Minimum Denominations:
$10,000 minimum for the offered certificates (except with respect to Class X-A and Class X-B: $1,000,000 minimum); $1 thereafter for all the offered certificates, except Class PEZ certificates will not have a minimum denomination

Delivery:	Book-entry through DTC
Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

TRANSACTION HIGHLIGHTS

■	$1,016,313,708 (Approximate) New-Issue Multi-Borrower CMBS:

—
Overview: The mortgage pool consists of 78 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $1,016,313,708  (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $13,029,663 and are secured by 128 mortgaged properties located throughout 30 states

—	LTV: 68.0% weighted average Cut-off Date LTV Ratio

—	DSCR: 1.55x weighted average Underwritten Debt Service Coverage Ratio

—	Debt Yield: 10.3% weighted average Debt Yield on Underwritten NOI

—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-AB

■	Loan Structural Features:

—	Amortization: 87.8% of the mortgage loans by Initial Pool Balance have scheduled amortization:

–	49.1% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity

–	38.7% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity

—	Hard Lockboxes: 49.7% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—
Cash Traps:  98.8% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.00x coverage, that fund an excess cash flow reserve

—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

–	Real Estate Taxes: 71 mortgage loans representing 84.2% of the Initial Pool Balance

–	Insurance: 65 mortgage loans representing 74.5% of the Initial Pool Balance

–	Replacement Reserves (Including FF&E Reserves): 70 mortgage loans representing 93.3% of Initial Pool Balance

–	Tenant Improvements / Leasing Commissions: 36 mortgage loans representing 79.8% of the portion of the Initial Pool Balance that is secured by office, retail, industrial and mixed use properties only

—	Predominantly Defeasance: 73.7% of the mortgage loans by Initial Pool Balance permit defeasance after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:

—
Retail:  26.8% of the mortgaged properties by allocated Initial Pool Balance are retail properties (12.8% are anchored retail properties, 6.6% are unanchored retail properties, 5.3% are shadow anchored properties and 2.1% are single tenant retail properties)

—	Multifamily: 20.9% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties

—	Office: 18.1% of the mortgaged properties by allocated Initial Pool Balance are office properties

—	Mixed Use: 17.7% of the mortgaged properties by allocated Initial Pool Balance are mixed use properties

—	Senior Housing: 10.0% of the mortgaged properties by allocated Initial Pool Balance are senior housing properties

■
Geographic Diversity:  The 128 mortgaged properties are located throughout 30 states, with only three states having greater than 10.0% of the allocated Initial Pool Balance: Texas (13.3%), Arizona (13.0%) and New York (11.0%)

COLLATERAL OVERVIEW

Mortgage Loans by Loan Seller

Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Citigroup Global Markets Realty Corp.	18	20	$341,361,162	33.6%
Goldman Sachs Mortgage Company	10	38	241,229,625	23.7
MC-Five Mile Commercial Mortgage Finance LLC	20	35	194,509,078	19.1
Cantor Commercial Real Estate Lending, L.P.	6	10	76,342,475	7.5
The Bancorp Bank	13	13	72,964,311	7.2
Rialto Mortgage Finance, LLC	6	7	49,165,732	4.8
RAIT Funding, LLC	5	5	40,741,324	4.0
Total	78	128	$1,016,313,708	100.0%

Ten Largest Mortgage Loans

Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF / Beds / Units	Cut-off Date Balance Per SF / Bed / Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio
Newcastle Senior Housing Portfolio	$101,195,816	9.96%	Senior Housing	3,002	$120,391	1.55x	10.6%	71.3%
CityScape - East Office/Retail	85,000,000	8.4	Mixed Use	641,935	$288	1.34x	9.3%	67.5%
1500 Spring Garden	69,500,000	6.8	Office	1,068,125	$140	2.11x	9.8%	75.8%
Independence Green Apartments	43,000,000	4.2	Multifamily	981	$43,833	1.58x	10.8%	72.2%
Biltmore Office	36,000,000	3.5	Mixed Use	284,250	$127	1.41x	10.2%	73.8%
RIS Portfolio	31,000,000	3.1	Various	206,825	$150	1.54x	10.4%	58.4%
136-138 West 34th Street	30,000,000	3.0	Retail	25,000	$1,200	2.01x	10.2%	49.2%
335 West 16th Street	28,927,361	2.8	Office	54,000	$536	1.32x	9.1%	54.6%
Twin River Commons Student Housing	26,462,290	2.6	Multifamily	371	$71,327	1.24x	8.5%	71.5%
350 North Clark	25,590,000	2.5	Office	110,664	$231	1.37x	9.4%	71.7%
Top 10 Total / Wtd. Avg.	$476,675,467	46.9%				1.57x	9.9%	68.3%
Remaining Total / Wtd. Avg.	539,638,240	53.1				1.52x	10.7%	67.7%
Total / Wtd. Avg.	$1,016,313,708	100.0%				1.55x	10.3%	68.0%

Pari Passu Companion Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Loan Combination Cut- off Date Balance	Controlling Pooling & Servicing Agreement(1)	Master Servicer	Special Servicer
Newcastle Senior Housing Portfolio	$101,195,816	9.96%	$260,216,815	$361,412,631	CGCMT 2014-GC19	Wells Fargo	Midland
CityScape - East Office/Retail(2)	$85,000,000	8.4%	$100,000,000	$185,000,000	GSMS 2014-GC18	Wells Fargo	LNR
1500 Spring Garden	$69,500,000	6.8%	$80,000,000	$149,500,000	GSMS 2014-GC18	Wells Fargo	LNR

(1)
The CityScape - East Office/Retail mortgage loan and the 1500 Spring Garden mortgage loan will be serviced under the GSMS 2014-GC18 pooling and servicing agreement, pursuant to which Wells Fargo Bank, National Association is the master servicer and LNR Partners, LLC is the special servicer.

(2)
The CityScape – East Office/Retail mortgage loan consists of two promissory notes. The CityScape – East Office/Retail mortgage loan is presented as one mortgage loan for all purposes in this Term Sheet.

COLLATERAL OVERVIEW (continued)

Mortgage Loans with Existing Mezzanine or Other Financing

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Cut-off Date Total Debt Balance(2)	Cut-off Date Wtd. Avg. Total Debt Interest Rate(3)	Cut-off Date Mortgage Loan LTV	Cut-off Date Total Debt LTV	Cut-off Date Mortgage Loan DSCR	Cut-off Date Total Debt DSCR
CityScape - East Office/Retail(1)	$85,000,000	$25,000,000	$210,000,000	5.69452%	67.5%	76.6%	1.34x	1.07x
Tanyard Park Apartments(4)	$11,972,934	$1,197,293	$13,170,228	5.74000%	74.4%	81.8%	1.40x	1.17x

(1)	The related mezzanine loan is currently held by GV CityScape Mezz Lender, LLC, or its affiliate, and is secured by the mezzanine borrower’s ownership interest in the related mortgage borrower.
(2)	The CityScape – East Office/Retail Cut-off Date Total Debt Balance includes the related pari passu companion loan with a principal balance as of the Cut-off Date of $100,000,000.
(3)
The CityScape – East Office/Retail mezzanine loan has a fixed interest rate of 11.50000% from the origination date to December 31, 2018 and has a fixed interest rate of 13.50000% from January 1, 2019 to the related maturity date.

(4)	The related mezzanine loan is initially held by RAIT Partnership, L.P. and is secured by the mezzanine borrower’s ownership interest in the related mortgage borrower.

COLLATERAL OVERVIEW (continued)

Previously Securitized Mortgaged Properties(1)

Property Name	Mortgage Loan Seller	City	State	Property Type	Cut-off Date Balance / Allocated Cut-off Date Balance	% of Initial Pool Balance	Previous Securitization
Independence Green Apartments	CGMRC	Farmington Hills	MI	Multifamily	$43,000,000	4.2%	MLMI 1998-C3
Biltmore Office	GSMC	Atlanta	GA	Mixed Use	$36,000,000	3.5%	BACM 2006-2
136-138 West 34th Street	CGMRC	New York	NY	Retail	$30,000,000	3.0%	GECMC 2004-C2
Highland Estates MHC	MC-FiveMile	Mount Morris	MI	Manufactured Housing	$17,061,305	1.7%	LBUBS 2004-C1
Huntington Lakes Apartments	MC-FiveMile	Dallas	TX	Multifamily	$16,944,070	1.7%	CSFB 2005-C1
Anthem Marketplace	CGMRC	Anthem	AZ	Retail	$15,060,000	1.5%	MLMT 2005-CKI1
Festival Plaza	RAIT	Montgomery	AL	Retail	$13,467,329	1.3%	WBCMT 2004-C10
Wymberly Pointe Apartments	RMF	Grand Prairie	TX	Multifamily	$7,289,685	0.7%	JPMCC 2004-PNC1
Wymberly Crossing Apartments	RMF	Grand Prairie	TX	Multifamily	$5,142,723	0.5%	MLMT 2004-MKB1
Canyon Plaza	RMF	American Canyon	CA	Mixed Use	$12,382,564	1.2%	CGCMT 2004-C1
Westland Square	CCRE	West Columbia	SC	Retail	$2,756,542	0.3%	LBUBS 2004-C1
Waterway Plaza	CCRE	Little River	SC	Retail	$2,700,130	0.3%	LBUBS 2004-C1
St. George Plaza	CCRE	St. George	SC	Retail	$2,653,178	0.3%	LBUBS 2004-C1
South Square Shopping Center	CCRE	Lancaster	SC	Retail	$2,160,558	0.2%	LBUBS 2004-C1
Clover Plaza	CCRE	Clover	SC	Retail	$2,104,592	0.2%	LBUBS 2004-C1
Tanyard Park Apartments	RAIT	Louisville	KY	Multifamily	$11,972,934	1.2%	BACM 2006-1
Oakridge Terrace Apartments	MC-FiveMile	Lancaster	CA	Multifamily	$11,956,349	1.2%	WBCMT 2003-C9
Barnes Crossing Plaza	CCRE	Tupelo	MS	Retail	$10,484,780	1.0%	DLJCM 1998-CG1
Timbers of Deerbrook	MC-FiveMile	Humble	TX	Multifamily	$7,965,343	0.8%	CSFB 2004-C1
Santa Clarita Plaza	RMF	Santa Clarita	CA	Retail	$7,282,086	0.7%	LBUBS 2004-C2
Knollwood Plaza	The Bancorp Bank	Granada Hills	CA	Retail	$7,132,237	0.7%	COMM 2005-LP5
Bluffs of Lakewood	RMF	Dallas	TX	Multifamily	$5,691,946	0.6%	MLMT 2004-KEY2
Ramada Denver	The Bancorp Bank	Denver	CO	Hospitality	$5,589,000	0.5%	CSFB 2001-CF2
Town East Shopping Center	The Bancorp Bank	Minden	LA	Retail	$5,436,811	0.5%	BACM 2000-1
Bell Creek	CGMRC	Mechanicsville	VA	Retail	$5,286,811	0.5%	WBCMT 2004-C11
Moore Court Apartments	CGMRC	Grayslake	IL	Multifamily	$5,092,836	0.5%	CSFB 2004-C2
MacArthur Corporate Center	CGMRC	Irvine	CA	Office	$5,081,346	0.5%	JPMCC 2004-C1
Sunrise Shopping Center	CCRE	Oxon Hill	MD	Retail	$4,992,696	0.5%	MSC 2004-HQ4
The Shoppes at Castle Pines	CGMRC	Castle Pines	CO	Retail	$4,900,000	0.5%	GSMS 2005-GG4
6502 Grape Road	MC-FiveMile	Mishawaka	IN	Retail	$4,626,973	0.5%	MLMI 1996-C2
Bellfort Plaza	The Bancorp Bank	Houston	TX	Multifamily	$3,794,639	0.4%	CSFB 2004-C3
Fairway Club Apartments	CGMRC	Greenville	SC	Multifamily	$3,238,221	0.3%	GCCFC 2003-C2
Qwik-Stor Self Storage	The Bancorp Bank	Hampton	VA	Self Storage	$2,587,576	0.3%	CSFB 2004-C3
Goddard Court Apartments & Townhomes	CGMRC	Taylor	MI	Multifamily	$1,893,240	0.2%	JPMC 1999-C8

(1)
The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the mortgage loan sellers.

COLLATERAL OVERVIEW (continued)

Property Types
Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Wtd. Avg. Underwritten NCF DSCR(2)	Wtd. Avg. Cut-off Date LTV Ratio(2)	Wtd. Avg. Debt Yield on Underwritten NOI(2)
Retail	41	$271,941,551	26.8%	1.59x	66.3%	10.7%
Anchored	17	130,147,199	12.8	1.50x	70.9%	10.7%
Unanchored	9	66,656,068	6.6	1.75x	58.1%	10.7%
Shadow Anchored	11	53,875,840	5.3	1.52x	69.4%	9.8%
Single Tenant Retail	4	21,262,444	2.1	1.79x	55.7%	12.4%
Multifamily	23	211,980,438	20.9%	1.43x	70.2%	10.1%
Garden	21	180,280,979	17.7	1.46x	69.9%	10.3%
Student Housing	2	31,699,459	3.1	1.25x	71.9%	8.6%
Office	10	184,177,432	18.1%	1.76x	68.3%	10.1%
CBD	4	144,017,361	14.2	1.85x	68.2%	9.8%
General Suburban	6	40,160,071	4.0	1.44x	68.9%	10.9%
Mixed Use	8	180,375,951	17.7%	1.39x	65.8%	9.8%
Office/Retail	6	161,913,686	15.9	1.37x	68.2%	9.6%
Office/Flex	1	9,962,265	1.0	1.84x	31.6%	14.4%
Multifamily/Retail	1	8,500,000	0.8	1.20x	60.7%	8.1%
Senior Housing	26	101,195,816	10.0%	1.55x	71.3%	10.6%
Independent Living	26	101,195,816	10.0	1.55x	71.3%	10.6%
Manufactured Housing	8	29,547,668	2.9%	1.52x	69.5%	11.2%
Self Storage	9	20,815,988	2.0%	1.49x	66.1%	10.4%
Hospitality	2	14,409,388	1.4%	1.73x	69.3%	13.7%
Limited Service	1	8,820,388	0.9	1.61x	69.5%	12.1%
Full Service	1	5,589,000	0.5	1.93x	69.0%	16.3%
Land	1	1,869,476	0.2%	1.54x	58.4%	10.4%
Total / Wtd. Avg.	128	$1,016,313,708	100.0%	1.55x	68.0%	10.3%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

COLLATERAL OVERVIEW (continued)

Geographic Distribution

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance	Aggregate Appraised Value(2)	% of Total Appraised Value	Underwritten NOI(2)	% of Total Underwritten NOI
Texas	21	$134,896,971	13.3%	$261,730,000	12.2%	$19,893,655	13.3%
Arizona	9	131,901,860	13.0	350,200,000	16.4	22,206,059	14.9
New York	5	112,289,651	11.0	189,700,000	8.9	10,851,952	7.3
California	10	90,561,626	8.9	177,420,000	8.3	11,400,844	7.6
Pennsylvania	4	88,808,263	8.7	257,100,000	12.0	18,562,600	12.4
Michigan	5	64,947,177	6.4	84,300,000	3.9	7,058,011	4.7
Georgia	5	64,301,562	6.3	90,325,000	4.2	6,829,225	4.6
Florida	12	55,970,223	5.5	89,375,000	4.2	5,929,266	4.0
Illinois	5	45,957,836	4.5	65,740,000	3.1	4,348,615	2.9
Indiana	5	22,194,847	2.2	31,470,000	1.5	2,504,177	1.7
Oregon	6	19,170,554	1.9	83,660,000	3.9	6,308,275	4.2
South Carolina	7	19,169,970	1.9	28,705,000	1.3	2,269,477	1.5
Alabama	5	17,110,151	1.7	24,375,000	1.1	1,921,951	1.3
North Carolina	4	16,341,536	1.6	58,840,000	2.8	4,375,021	2.9
Virginia	3	15,074,387	1.5	26,480,000	1.2	1,812,299	1.2
Colorado	3	13,501,849	1.3	32,050,000	1.5	2,499,583	1.7
Nevada	3	13,255,463	1.3	36,160,000	1.7	2,354,874	1.6
Kentucky	1	11,972,934	1.2	16,100,000	0.8	1,119,830	0.7
Connecticut	2	11,293,196	1.1	56,600,000	2.6	4,135,348	2.8
Mississippi	1	10,484,780	1.0	14,100,000	0.7	1,164,105	0.8
Utah	1	10,400,000	1.0	15,000,000	0.7	1,008,669	0.7
Washington	1	8,627,633	0.8	15,150,000	0.7	813,658	0.5
Maryland	2	7,050,833	0.7	13,050,000	0.6	1,034,291	0.7
Missouri	1	5,786,267	0.6	29,000,000	1.4	2,273,431	1.5
Iowa	2	5,467,024	0.5	27,400,000	1.3	1,892,905	1.3
Louisiana	1	5,436,811	0.5	7,600,000	0.4	757,409	0.5
Delaware	1	4,892,727	0.5	8,150,000	0.4	564,872	0.4
Wisconsin	1	3,781,026	0.4	18,950,000	0.9	1,646,844	1.1
Kansas	1	3,232,328	0.3	16,200,000	0.8	1,128,151	0.8
Tennessee	1	2,434,222	0.2	12,200,000	0.6	811,755	0.5
Total	128	$1,016,313,708	100.0%	$2,137,130,000	100.0%	$149,477,152	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values without any reduction for the pari passu companion loan(s).

Distribution of Cut-off Date Balances				Distribution of Cut-off Date LTV Ratios(1)
							% of
			% of		Number of		Initial
	Number of		Initial	Range of Cut-off	Mortgage		Pool
Range of Cut-off Date	Mortgage	Cut-off Date	Pool	Date LTV (%)	Loans	Cut-off Date Balance	Balance
Balances ($)	Loans	Balance	Balance	31.6 - 44.9	2	$17,205,008	1.7%
1,893,240 - 4,999,999	20	$76,163,528	7.5%	45.0 - 49.9	2	34,992,696	3.4
5,000,000 - 9,999,999	29	196,919,366	19.4	50.0 - 54.9	4	39,834,504	3.9
10,000,000 - 14,999,999	12	142,946,197	14.1	55.0 - 59.9	8	84,211,812	8.3
15,000,000 - 19,999,999	6	103,609,150	10.2	60.0 - 64.9	9	52,460,786	5.2
20,000,000 - 29,999,999	4	100,979,651	9.9	65.0 - 69.9	18	214,039,622	21.1
30,000,000 - 49,999,999	4	140,000,000	13.8	70.0 - 74.9	32	493,794,279	48.6
50,000,000 - 69,999,999	1	69,500,000	6.8	75.0 - 75.8	3	79,775,000	7.8
70,000,000 - 89,999,999	1	85,000,000	8.4	Total	78	$1,016,313,708	100.0%
90,000,000 - 101,195,816	1	101,195,816	10.0	(1) See footnotes (1) and (4) to the table entitled “Mortgage Pool Characteristics” above.
Total	78	$1,016,313,708	100.0%

Distribution of Underwritten DSCRs(1)				Distribution of Maturity Date LTV Ratios(1)
			% of				% of
	Number of		Initial		Number of		Initial
	Mortgage	Cut-off Date	Pool	Range of Maturity	Mortgage		Pool
Range of UW DSCR (x)	Loans	Balance	Balance	Date LTV (%)	Loans	Cut-off Date Balance	Balance
1.20 - 1.29	8	$89,684,302	8.8%	23.5 - 39.9	3	$19,792,584	1.9%
1.30 - 1.39	23	289,521,747	28.5	40.0 - 44.9	3	13,312,263	1.3
1.40 - 1.49	14	139,218,178	13.7	45.0 - 49.9	10	102,495,237	10.1
1.50 - 1.59	13	268,785,295	26.4	50.0 - 54.9	7	65,536,317	6.4
1.60 - 1.69	4	27,257,964	2.7	55.0 - 59.9	27	436,547,966	43.0
1.70 - 1.79	2	23,292,727	2.3	60.0 - 64.9	23	256,861,977	25.3
1.80 - 1.89	5	31,197,594	3.1	65.0 - 69.9	4	52,267,364	5.1
1.90 - 2.33	9	147,355,901	14.5	70.0 - 73.6	1	69,500,000	6.8
Total	78	$1,016,313,708	100.0%	Total	78	$1,016,313,708	100.0%
(1) See footnotes (1), (6) and (7) to the table entitled “Mortgage Pool Characteristics” above.				(1) See footnotes (1) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Amortization Types(1)				Distribution of Loan Purpose
			% of				% of
	Number of		Initial		Number of		Initial
	Mortgage	Cut-off Date	Pool		Mortgage		Pool
Amortization Type	Loans	Balance	Balance	Loan Purpose	Loans	Cut-off Date Balance	Balance
Amortizing (20 Years)	1	$2,587,576	0.3%	Refinance	48	$558,150,407	54.9%
Amortizing (23.5 Years)	1	6,736,363	0.7	Acquisition	24	387,489,588	38.1
Amortizing (25 Years)	4	19,255,330	1.9	Recapitalization	7	63,937,349	6.3
Amortizing (30 Years)	44	470,454,438	46.3	Acquisition &
Interest Only, Then				Refinance	1	6,736,363	0.7
Amortizing(2)	24	392,880,000	38.7	Total	78	$1,016,313,708	100.0%
Interest Only	4	124,400,000	12.2
Total	78	$1,016,313,708	100.0%	Distribution of Mortgage Interest Rates(1)
(1) All of the mortgage loans will have balloon payments at maturity date.							% of
(2) Original partial interest only periods range from 12 to 60 months.					Number of		Initial
				Range of Mortgage	Mortgage		Pool
Distribution of Lockboxes				Interest Rates (%)	Loans	Cut-off Date Balance	Balance
			% of	4.157 - 4.499	3	$95,557,564	9.4%
	Number of		Initial	4.500 - 4.749	3	37,276,449	3.7
	Mortgage	Cut-off Date	Pool	4.750 - 4.999	20	445,079,357	43.8
Lockbox Type	Loans	Balance	Balance	5.000 - 5.249	22	204,856,200	20.2
Hard	24	$505,564,228	49.7%	5.250 - 5.499	22	158,039,826	15.6
Springing	41	389,280,712	38.3	5.500 - 5.749	7	72,336,437	7.1
Soft Springing	5	58,542,706	5.8	5.750 - 5.770	1	3,167,874	0.3
Soft	6	51,810,861	5.1	Total	78	$1,016,313,708	100.0%
None	2	11,115,200	1.1	(1) See footnote (2) to the table entitled “Mortgage Pool Characteristics” above.
Total	78	$1,016,313,708	100.0%

Distribution of Debt Yield on Underwritten NOI(1)				Distribution of Original Amortization Terms(1)
			% of				% of
Range of	Number of		Initial	Range of Original	Number of		Initial
Debt Yields on	Mortgage		Pool	Amortization	Mortgage		Pool
Underwritten NOI (%)	Loans	Cut-off Date Balance	Balance	Terms (months)	Loans	Cut-off Date Balance	Balance
8.1 - 8.9	7	$74,475,876	7.3%	Interest Only	4	$124,400,000	12.2%
9.0 - 9.9	24	393,130,259	38.7	240 - 300	6	28,579,269	2.8
10.0 - 10.9	22	367,896,559	36.2	301 - 360	68	863,334,438	84.9
11.0 - 11.9	11	91,639,500	9.0	Total	78	$1,016,313,708	100.0%
12.0 - 12.9	4	38,520,643	3.8	(1) All of the mortgage loans will have balloon payments at maturity.
13.0 - 13.9	3	17,760,900	1.7
14.0 - 16.3	7	32,889,971	3.2	Distribution of Remaining Amortization Terms(1)
Total	78	$1,016,313,708	100.0%	Range of			% of
(1) See footnotes (1) and (8) to the table entitled “Mortgage Pool				Remaining	Number of		Initial
Characteristics” above.				Amortization	Mortgage		Pool
				Terms (months)	Loans	Cut-off Date Balance	Balance
Distribution of Debt Yield on Underwritten NCF(1)				Interest Only	4	$124,400,000	12.2%
			% of	238 - 300	6	28,579,269	2.8
Range of	Number of		Initial	301- 360	68	863,334,438	84.9
Debt Yields on	Mortgage		Pool	Total	78	$1,016,313,708	100.0%
Underwritten NCF (%)	Loans	Cut-off Date Balance	Balance	(1) All of the mortgage loans will have balloon payments at maturity.
8.0 - 8.9	21	$331,633,868	32.6%
9.0 - 9.9	28	341,152,502	33.6	Distribution of Prepayment Provisions
10.0 - 10.9	13	231,857,176	22.8				% of
11.0 - 11.9	7	69,326,537	6.8		Number of		Initial
12.0 - 12.9	2	12,173,174	1.2	Prepayment	Mortgage		Pool
13.0 - 13.9	6	24,581,450	2.4	Provision	Loans	Cut-off Date Balance	Balance
14.0 - 14.1	1	5,589,000	0.5	Defeasance	69	$749,523,698	73.7%
Total	78	$1,016,313,708	100.0%	Yield Maintenance	9	266,790,009	26.3
(1) See footnotes (1) and (8) to the table entitled “Mortgage Pool				Total	78	$1,016,313,708	100.0%
Characteristics” above.
				Distribution of Escrow Types
Mortgage Loans with Original Partial Interest Only Periods							% of
			% of		Number of		Initial
Original Partial	Number of		Initial		Mortgage		Pool
Interest Only	Mortgage		Pool	Escrow Type	Loans	Cut-off Date Balance	Balance
Period (months)	Loans	Cut-off Date Balance	Balance	Replacement Reserves(1)	70	$948,674,062	93.3%
11 - 12	7	$56,090,000	5.5%	Real Estate Tax	71	$855,533,902	84.2%
13 - 24	6	$96,730,000	9.5%	Insurance	65	$757,408,868	74.5%
25 - 36	7	$177,610,000	17.5%	TI/LC(2)	36	$509,539,313	79.8%
37 - 48	1	$6,750,000	0.7%	(1) Includes mortgage loans with FF&E reserves.
49 - 60	3	$55,700,000	5.5%	(2) Percentage of total retail, mixed use and office properties only.

Distribution of Original Terms to Maturity
			% of
Range of Original	Number of		Initial
Term to Maturity	Mortgage		Pool
(months)	Loans	Cut-off Date Balance	Balance
60	7	$126,748,458	12.5%
120	71	889,565,249	87.5
Total	78	$1,016,313,708	100.0%

Distribution of Remaining Terms to Maturity
Range of			% of
Remaining Terms	Number of		Initial
to Maturity	Mortgage		Pool
(months)	Loans	Cut-off Date Balance	Balance
57 - 60	7	$126,748,458	12.5%
116 - 120	71	889,565,249	87.5
Total	78	$1,016,313,708	100.0%

STRUCTURAL OVERVIEW

Distributions
On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust expenses and net of yield maintenance charges and prepayment premiums will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.      Class A-1, A-2, A-3, A-4, A-AB, X-A, X-B, X-C and X-D certificates: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates, up to, and pro rata, in accordance with their respective interest entitlements.
2.      Class A-1, A-2, A-3, A-4 and A-AB certificates: to the extent of funds allocable to principal received or advanced on the mortgage loans, (i) to principal on the Class A-AB certificates until their certificate principal amount is reduced to the Class A-AB scheduled principal balance set forth in Annex F to the Prospectus Supplement for the relevant Distribution Date, then (ii) to principal on the Class A-1 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-AB in clause (i) above, then (iii) to principal on the Class A-2 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-1 in clause (ii) above, then (iv) to principal on the Class A-3 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-2 in clause (iii) above, then (v) to principal on the Class A-4 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-3 in clause (iv) above, and then (vi) to principal on the Class A-AB certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-4 in clause (v) above.  However, if the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses and other unanticipated expenses to those certificates, then funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts (and the schedule for the Class A-AB principal distributions will be disregarded).
3.      Class A-1, A-2, A-3, A-4, and A-AB certificates: To reimburse Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amounts of those classes, together with interest at their respective pass-through rates.
4.      Class A-S and Class PEZ certificates: (i) first, to interest on Class A-S and Class PEZ certificates in the amount of the interest entitlement with respect to the Class A-S trust component, pro rata in proportion to their respective percentage interests in the Class A-S trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on Class A-S and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class A-S trust component, until the certificate principal amount of the Class A-S trust component is reduced to zero; and (iii) next, to reimburse Class A-S and Class PEZ certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of the Class A-S trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class A-S trust component.
5.      Class B and Class PEZ certificates:  (i) first, to interest on Class B and Class PEZ certificates in the amount of the interest entitlement with respect to the Class B trust component, pro rata in proportion to their respective percentage interests in the Class B trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class or trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component), to principal on Class B and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class B trust component, until the certificate principal amount of the Class B trust component is reduced to zero; and (iii) next, to reimburse Class B and Class PEZ certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of the Class B trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class B trust component.

STRUCTURAL OVERVIEW (continued)

Distributions (continued)
6.      Class C and Class PEZ certificates:  (i) first, to interest on Class C and Class PEZ certificates in the amount of the interest entitlement with respect to the Class C trust component, pro rata in proportion to their respective percentage interests in the Class C trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class or trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S and Class B trust components), to principal on Class C and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class C trust component, until the certificate principal amount of the Class C trust component is reduced to zero; and (iii) next, to reimburse Class C and Class PEZ certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of the Class C trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class C trust component.

7.      Class D certificates:  (i) first, to interest on Class D certificates in the amount of their interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class or trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S, Class B and Class C trust components), to principal on Class D certificates until their certificate principal amount is reduced to zero; and (iii) next, to reimburse Class D certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of that class, together with interest at its pass-through rate.

8.      After Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class PEZ, Class C and Class D certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any previously unreimbursed losses to the Class E, Class F and Class G certificates sequentially in that order in a manner analogous to the Class D certificates, until the certificate principal amount of each such class is reduced to zero.

Realized Losses
The certificate principal amounts of the Class A-1, A-2, A-3, A-4, A-AB, D, E, F and G certificates and the Class A-S, Class B and Class C trust components (and thus, the Exchangeable Certificates) will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to the such class or trust component on such Distribution Date. On each Distribution Date, any such write-offs will be applied to such classes of certificates and trust components in the following order, in each case until the related certificate principal amount is reduced to zero:  first, to the Class G certificates; second, to the Class F certificates; third, to the Class E certificates; fourth, to the Class D certificates; fifth, to the Class C trust component (and correspondingly to the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component); sixth, to the Class B trust component (and correspondingly to the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component); seventh, to the Class A-S trust component (and correspondingly to the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component); and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their then current respective certificate principal amounts.  The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate principal amount of the Class B trust component resulting from allocations of losses realized on the mortgage loans.  The notional amount of the Class X-C certificates will be reduced to reflect reductions in the certificate principal amount of the Class E certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-D certificates will be reduced to reflect reductions in the certificate principal amounts of the Class F and Class G certificates resulting from allocations of losses realized on the mortgage loans.

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums and Yield Maintenance Charges
On each Distribution Date, each yield maintenance charge collected on the mortgage loans and on deposit in the Collection Account as of the related Determination Date is required to be distributed as follows: (1) first such yield maintenance charge will be allocated between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class X-A certificates and the Class A-S trust component (and correspondingly the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component), and (y) the group (the “YM Group B” and together with the YM Group A, the “YM Groups”), of the Class B trust component (and correspondingly the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), the Class C trust component (and correspondingly to  the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component) and the Class D and Class X-B certificates, pro rata, based upon the aggregate amount of principal distributed to the classes of certificates (other than the Class X and Exchangeable Certificates) and trust components (and, therefore, the applicable classes of Exchangeable Certificates) in each YM group on such Distribution Date, and (2) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of certificates and trust components in such YM Group in the following manner: (A) each class of certificates (other than the Class X and Exchangeable Certificates) and trust components in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of certificates or trust component on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates (other than the Class X and Exchangeable Certificates) and trust components in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates or trust component, and (z) the amount of such yield maintenance charge allocated to such YM Group and (B) the amount of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class X certificates in such YM Group. If there is more than one class of certificates (other than the Class X and Exchangeable Certficiates) and/or trust component (and thus the applicable classes of Exchangeable Certificates) in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable, the aggregate amount of such yield maintenance charges will be allocated among all such classes of certificates (other than the Class X and Exchangeable Certificates) and/or trust components (and, therefore, the applicable classes of Exchangeable Certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates or any trust component is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates or trust component exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one.  However, if such discount rate is greater than or equal to both of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero, and if such discount rate is greater than or equal to the mortgage loan rate described in the preceding sentence, but less than the pass-through rate, the fraction will be one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above.  For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related mortgage loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-C, Class X-D, Class E, Class F, Class G or Class R certificates.  Instead, after the notional amounts of the Class X-A and Class X-B certificates and the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates and of the trust components have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-B certificates.  For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Prospectus Supplement.  See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Base Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date.

STRUCTURAL OVERVIEW (continued)

Advances
The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances and, other than with respect to the outside serviced mortgage loans, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of P&I advances, subject to reduction in connection with any appraisal reductions that may occur.

Appraisal Reduction Amounts
An appraisal reduction amount generally will be created with respect to a required appraisal loan (which is a mortgage loan or loan combination with respect to which certain defaults, modifications or insolvency events have occurred (as further described in the Prospectus Supplement in the case of a serviced mortgage loan or serviced loan combination)) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan.  In general, any appraisal reduction amount calculated with respect to a loan combination will be allocated to the related mortgage loan and companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances.  In the case of outside serviced loans, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the GSMS 2014-GC18 pooling and servicing agreement,  As a result of an appraisal reduction amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates (exclusive of the Exchangeable Certificates and Class R certificates) and/or trust components then outstanding (i.e., first to the Class G certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C trust component (and correspondingly, to the Class C certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component), then to the Class B trust component (and correspondingly, to the Class B certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), then to the Class A-S trust component (and correspondingly, to the Class A-S certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates).  A serviced mortgage loan (or serviced loan combination, if applicable) will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan (or loan combination, if applicable) to be a required appraisal loan.

At any time an Appraisal is ordered with respect to a property that would result in appraisal reduction amount with respect to a mortgage loan or loan combination serviced under the CGCMT 2014-GC19 pooling and servicing agreement that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Prospectus Supplement.

Age of Appraisals
Appraisals (which can be an update of a prior appraisal) with respect to a mortgage loan or loan combination serviced under the CGCMT 2014-GC19 pooling and servicing agreement are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Prospectus Supplement.

Sale of Defaulted Loans
There will be no “Fair Market Value Purchase Option”. Instead defaulted serviced mortgage loans will be sold in a process similar to the sale process for REO property. With respect to the serviced loan combination, the special servicer may offer to sell to any person (or may offer to purchase) for cash the related mortgage loan in accordance with the terms of the CGCMT 2014-GC19 pooling and servicing agreement during such time as such serviced loan combination constitutes a sufficiently defaulted mortgage loan, provided that, in connection with any such sale, the special servicer is required to sell both the applicable serviced mortgage loan and the related companion loans as one whole loan.  With respect to outside serviced loan combinations, the GSMS 2014-GC18 special servicer may offer to sell to any person (or may offer to purchase) for cash each outside serviced loan combination in accordance with the terms of the GSMS 2014-GC18 pooling and servicing agreement during such time as such outside serviced loan combination constitutes a sufficiently defaulted mortgage loan thereunder and, in connection with any such sale, the GSMS 2014-GC18 special servicer is required to sell both the applicable outside serviced mortgage loan and the related companion loan(s) as one whole loan.

STRUCTURAL OVERVIEW (continued)

Cleanup Call
On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Prospectus Supplement.  Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates and the Class A-S, Class B and Class C trust components and the notional amounts of the Class X-A and Class X-B certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

Controlling Class Representative
The “Controlling Class Representative” will be the controlling class certificateholder or other representative designated by at least a majority of the controlling class certificateholders (by certificate principal amount).  The controlling class is the most subordinate class of the Class E, Class F and Class G certificates that has an outstanding certificate principal amount as notionally reduced by any appraisal reduction amounts allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates, or if no such class meets the preceding requirement, then the Class E certificates will be the controlling class.  At any time when the Class E certificates is the controlling class, the holder of a majority of the controlling class (by certificate principal amount) may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—Controlling Class Representative” in the Prospectus Supplement. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative.

It is anticipated that one or more entities managed by Ellington Management Group, LLC will be the initial controlling class certificateholder(s) and is expected to appoint Ellington Management Group, LLC, to be the initial Controlling Class Representative.

Control Termination Event
Will occur when no class of the Class E, Class F and Class G certificates has an outstanding certificate principal amount as notionally reduced by any appraisal reduction amounts allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates or when a Control Termination Event is deemed to have occurred pursuant to the terms of the pooling and servicing agreement.

Consultation Termination Event
Will occur when no Class of the Class E, Class F and Class G certificates has an outstanding certificate principal amount, without regard to the allocation of any appraisal reduction amounts, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates or when a Consultation Termination Event is deemed to have occurred pursuant to the terms of the pooling and servicing agreement.

Control/Consultation Rights
So long as a Control Termination Event does not exist, the Controlling Class Representative will be entitled to have consent and consultation rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts).

So long as a Control Termination Event does not exist, the Controlling Class Representative will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a mortgage loan (other than an outside serviced mortgage loan) and will also have the right to notice and consent to certain material actions that would constitute major decisions that the master servicer or the special servicer plan on taking with respect to a mortgage loan (other than an outside serviced mortgage loan) subject to the servicing standard and other restrictions as described in the Prospectus Supplement.

Following the occurrence and during the continuation of a Control Termination Event until the occurrence of a Consultation Termination Event, all of the rights of the Controlling Class Representative will terminate other than a right to consult with respect to the major decisions in which it previously had approval rights.  After the occurrence and during the continuation of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender.

Following the occurrence and during the continuation of a Consultation Termination Event, all rights of the Controlling Class Representative will terminate.

STRUCTURAL OVERVIEW (continued)

Control/Consultation Rights (continued)
If at any time that the current holder of the Controlling Class (or its designee) or one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the certificate holder (or beneficial owner) of at least a majority of the controlling class by certificate principal amount and the certificate administrator has neither (i) received notice of the then-current holders (or, in the case of book-entry certificates, beneficial owners) of at least a majority of the Controlling Class by certificate principal amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the pooling and servicing agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the certificate administrator receives either such notice.

With respect to the outside serviced loan combinations, the controlling class representative will have limited consultation rights, and the GSMS 2014-GC18 controlling class representative will have consultation, approval and direction rights, with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding the outside serviced loan combinations, as provided for in the related co-lender agreements and in the GSMS 2014-GC18 pooling and servicing agreement, and as described under “Description of the Mortgage Pool—The Loan Combinations” in the Prospectus Supplement.

Loan Combinations
The Newcastle Senior Housing Portfolio mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $101,195,816 and represents approximately 9.96% of the Initial Pool Balance, and has two related companion loans, each of which will be initially retained by GS Commercial Real Estate LP, and is expected to be contributed to one or more future securitization transactions, with an aggregate outstanding principal balance as of the Cut-off Date of $260,216,815. The Newcastle Senior Housing Portfolio companion loans are collectively referred to as a “serviced companion loan” and, together with the Newcastle Senior Housing Portfolio mortgage loan, the “serviced loan combination”.

The CityScape – East Office/Retail mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $85,000,000 and represents approximately 8.4% of the Initial Pool Balance, and has a related companion loan, which was contributed to the mortgage pool backing the GS Mortgage Securities Trust 2014-GC18, Commercial Mortgage Pass-Through Certificates, Series 2014-GC18 (referred to in this Term Sheet as the “GSMS 2014-GC18 securitization transaction”), with an outstanding principal balance as of the Cut-off Date of $100,000,000.

The 1500 Spring Garden mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $69,500,000 and represents approximately 6.8% of the Initial Pool Balance, and has a related companion loan, which was contributed to the GSMS 2014-GC18 securitization transaction, with an outstanding principal balance as of the Cut-off Date of $80,000,000.

Each of the CityScape – East Office/Retail mortgage loan and the 1500 Spring Garden mortgage loan is referred to in this Term Sheet as an “outside serviced mortgage loan”, and each outside serviced mortgage loan, together with the related companion loan, is referred to in this Term Sheet as an “outside serviced loan combination”.  The GSMS 2014-GC18 certificates were issued, and each outside serviced loan combination is being serviced, pursuant to the pooling and servicing agreement for the GSMS 2014-GC18 securitization transaction (referred to in this Term Sheet as the “GSMS 2014-GC18 pooling and servicing agreement”), pursuant to which Wells Fargo Bank, National Association is acting as master servicer and LNR Partners, LLC is acting as special servicer.  See “Description of the Mortgage Pool – The Loan Combinations” in the Prospectus Supplement.

Accordingly, all decisions, consents, waivers, approvals and other actions on the part of the holders of the outside serviced mortgage loans and the related companion loans will be effected in accordance with the GSMS 2014-GC18 pooling and servicing agreement and the related co-lender agreements.  Consequently, the servicing provisions described in this Term Sheet will generally not be applicable to the outside serviced mortgage loans, but instead the servicing and administration of the outside serviced mortgage loans will be governed by the GSMS 2014-GC18 pooling and servicing agreement.

STRUCTURAL OVERVIEW (continued)

Servicing Standard
Each of the mortgage loans, excluding the outside serviced mortgage loans, will be serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement. The mortgage loans serviced pursuant to the pooling and servicing agreement are referred to in this Term Sheet as “serviced mortgage loans.” In all circumstances, each of the master servicer and the special servicer is obligated to act in the best interests of the certificateholders (and, with respect to any serviced loan combination, the holder of any related serviced companion loan) as a collective whole as if such certificateholders (and/or the holder of any such serviced companion loan) constituted a single lender.  The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

 “Calculation Rate” means:

—   for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of Special Servicer
Prior to the occurrence and continuance of a Control Termination Event the special servicer (with respect to all of the serviced mortgage loans and the serviced loan combination) may be replaced at any time by the controlling class representative, upon satisfaction of certain conditions specified in the pooling and servicing agreement.

After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) may request a vote to replace the special servicer with respect to the serviced mortgage loans and the serviced loan combination.  The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 75% of the voting rights of the certificates (other than the Class R certificates) , or (b) more than 50% of the voting rights of each class of Non-Reduced Certificates (as defined under “Certain Definitions” below) vote affirmatively to so replace (considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose).

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer (with respect to all of the serviced mortgage loans and the serviced loan combination) resulting in a solicitation of a certificateholder vote.  The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of Non-Reduced Certificates (considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) vote affirmatively to so replace.

STRUCTURAL OVERVIEW (continued)

Servicing Compensation
Modification Fees: All fees resulting from modifications, amendments, waivers or any other changes to the terms of the mortgage loan documents, as more fully described in the Prospectus Supplement, will be used to offset expenses on the related serviced mortgage loan or serviced loan combination, if applicable, (i.e. reimburse the trust for certain expenses including advances and interest on advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan (or serviced loan combination, if applicable) but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer.  Within any prior 12 month period, all such excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan (or serviced loan combination, if applicable) will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such mortgage loan (or serviced loan combination, if applicable), and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan (or serviced loan combination, if applicable) or related REO property; provided, that if the serviced mortgage loan (or serviced loan combination, if applicable) ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced mortgage loan (or serviced loan combination, if applicable) ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan (or serviced loan combination, if applicable) ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan.

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related serviced mortgage loan or serviced loan combination, if applicable (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust and, if applicable, the holder of the related serviced companion loan, the master servicer or special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related serviced mortgage loan (or serviced loan combination, if applicable), and any excess will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on the related mortgage loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a liquidation fee of $1,000,000, for each specially serviced mortgage loan and REO property (other than an outside serviced mortgage loan or any related REO Property), subject to a minimum liquidation fee of $25,000. For any corrected mortgage loan (other than an outside serviced mortgage loan), workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest on the related mortgage loan from the date such mortgage loan becomes a corrected mortgage loan through and including the then related maturity date (or such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest on the related mortgage loan from the date such mortgage loan becomes a corrected mortgage loan through and including the then related maturity date).

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related mortgage loan within 90 days of the maturity default.

STRUCTURAL OVERVIEW (continued)

Operating Advisor
Prior to the occurrence of a Control Termination Event, the operating advisor will review certain information on the certificate administrator’s website, and will have access to any final asset status report but will not have any approval or consultation rights.  After a Control Termination Event, the operating advisor will have consultation rights with respect to certain major decisions and will have additional monitoring responsibilities on behalf of the entire trust.

After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender.

The operating advisor will be subject to termination if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such vote is approved by the holders of more than 50% of the voting rights of Non-Reduced Certificates that exercise their right to vote, provided that the holders of at least 50% of the voting rights of Non-Reduced Certificates have exercised their right to vote.  The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

Deal Website
The certificate administrator will maintain a deal website including, but not limited to:
—  all special notices delivered
—  summaries of final asset status reports
—  all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates
—  an “Investor Q&A Forum” and a voluntary investor registry

CERTAIN DEFINITIONS

■	“ADR”: Means, for any hospitality property, average daily rate.

■
“Appraised Value”: With respect to each mortgaged property, the most current appraised value of such property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than 6 months prior to the origination date of the related mortgage loan. The appraisals for certain of the mortgaged properties state an “as stabilized” value as well as an “as-is” value for such mortgaged properties assuming that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the mortgaged property.  For purposes of calculating the Maturity Date LTV Ratio for certain mortgage loans, the “as stabilized” value of the related mortgaged property is the applicable Appraised Value in this Term Sheet. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus Supplement for a description of Maturity Date LTV Ratio.

■
“Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower.  The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.

■	“FF&E”: Furniture, fixtures and equipment.

■	“GLA”: Gross leasable area.

■
“Hard Lockbox”: Means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality, multifamily and manufactured community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender.

■
“Non-owned Anchor(s)”: Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-owned Junior Anchor(s)”: Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-Reduced Certificates”: Each class of certificates (other than Class R or Class X certificates)(considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) that has an outstanding certificate principal amount as may be notionally reduced by any appraisal reduction amounts allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate principal amount of that class of certificates minus all principal payments made on such class of certificates.

■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.

■
“Owned Anchor(s)”: Tenants that lease space equal to or greater than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral.

■
“Owned Junior Anchor(s)”: Tenants that lease space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■
“Owned Occupancy”: With respect to any particular mortgaged property, as of a certain date, the percentage of net rentable square footage, rooms, units or pads that are leased or rented (as applicable), solely with respect to the aggregate leased space, rooms, units or pads in the property that is owned by the related borrower.  In some cases Owned Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date, assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed, assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Prospectus Supplement to the extent material and / or assumptions regarding the re-leasing of certain space at the related mortgaged property, or in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

CERTAIN DEFINITIONS (continued)

■
“Owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.

■
“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, qualification or withdrawal of the then current rating assigned by that rating agency to any class of certificates (or, with respect to a matter that affects the serviced loan combination, any class of securities backed by the related serviced companion loan). However, such confirmation will be deemed received or not required in certain circumstances as further described in the Prospectus Supplement.  See “The Pooling and Servicing Agreement—Rating Agency Confirmations” in the Prospectus Supplement.

■	“RevPAR”: Means, with respect to any hospitality property, revenues per available room.

■	“SF”: Square feet.

■
“Soft Lockbox”: Means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality, multifamily and manufactured housing community properties are considered to have a soft lockbox if credit card receivables and cash or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

■
“Soft Springing Lockbox”: Means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default under the loan documents or one or more specified trigger events, at which time the lockbox converts to a Hard Lockbox.

■
“Springing Lockbox”: Means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

■
“Total Occupancy”: With respect to any particular mortgaged property, as of a certain date, the percentage of net rentable square footage, rooms, units or pads that are leased or rented (as applicable), for the aggregate leased space, rooms, units or pads at the property, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date, assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed, assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Prospectus Supplement to the extent material and / or the assumptions regarding re-leasing of certain space at the related mortgaged property, or in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“TRIPRA”: Means the Terrorism Risk Insurance Program Reauthorization Act of 2007.

■	“TTM”: Means trailing twelve months.

■
“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the mortgaged property(-ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee.  We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

■
“Underwritten Net Cash Flow (NCF)”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items.  Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.  In determining rental revenue for multifamily rental and self storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.  With respect to the Newcastle Senior Housing Portfolio mortgage loan, which is subject to a master lease and the borrowers are only entitled to amounts payable under the master lease, the Underwritten Net Cash Flow is calculated based on the total revenue generated at the Newcastle Senior Housing Portfolio mortgaged properties. See “Newcastle Senior Housing Portfolio” in this Term Sheet. The Underwritten Net Cash Flow for each mortgaged property is calculated based on the basis of numerous assumptions and subjective judgments, which, if ultimately proved erroneous, could cause the actual operating income for the mortgaged property to differ materially from the Underwritten Net Cash Flow set forth in this Term Sheet.

CERTAIN DEFINITIONS (continued)
■
“Underwritten Net Operating Income (NOI)”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan (or loan combination, if applicable) adjusted for specific property, tenant and market considerations.  Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties. With respect to the Newcastle Senior Housing Portfolio mortgage loan, which is subject to a master lease and the borrowers are only entitled to amounts payable under the master lease, the Underwritten Net Operating Income is calculated based on the total revenue generated at the Newcastle Senior Housing Portfolio mortgaged properties. See “Newcastle Senior Housing Portfolio” in this Term Sheet.

■
“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, month-to-month leases (based on current rent roll and annualized), in certain cases leases that are being negotiated and are expected to be signed, in certain cases leases that provide for a tenant to take additional space as described under “Description of the Mortgage Pool—Tenant Issues” in the Prospectus Supplement to the extent material, and in certain cases contractual rent increases generally within 13 months (or, in the case of the 335 West 16th Street mortgaged property, up to 89 months and in the case of the 6502 Grape Road mortgaged property, up to 117 months) past the Cut-off Date, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees.  In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out.  With respect to the Newcastle Senior Housing Portfolio mortgage loan, which is subject to a master lease and the borrowers are only entitled to amounts payable under the master lease, Underwritten Revenues are based on the total revenue generated at the Newcastle Senior Housing Portfolio mortgaged properties. See “Newcastle Senior Housing Portfolio” in this Term Sheet. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

NEWCASTLE SENIOR HOUSING PORTFOLIO

NEWCASTLE SENIOR HOUSING PORTFOLIO

CANADA
CARTIFACT
Seattle
WA
MT
ND
MN
Minneapolis
WI
SD
OR
ID
WY
NE
IA
MI
Chicago
Detroit
NY
VT
NH
ME
MA
Boston
New York
PA
Philadelphia
Washington DC
OH
IN
IL
Kansas City
St Louis
MO
KS
Denver
CO
Salt Lake City
UT
NV
San Francisco
CA
Las Vegas
AZ
Phoenix
Albuquerque
NM
OK
AR
TX
Fort Worth
San Antonio
Houston
LA
New Orleans
MS
AL
GA
Atlanta
SC
NC
VA
WV
KY
Nashville
TN
FL
Tampa
Miami
Los Angeles
PACIFIC OCEAN
ATLANTIC OCEAN
MEXICO
Gulf of Mexico

NEWCASTLE SENIOR HOUSING PORTFOLIO

	Property Name	Address	City	State	Zip Code
1	Orchid Terrace	4474 Butler Hill Road	St. Louis	Missouri	63128
2	Village Gate of Farmington	88 Scott Swamp Road	Farmington	Connecticut	06032
3	Lodge At Cold Spring	50 Cold Spring Road	Rocky Hill	Connecticut	06067
4	The Manor At Oakridge	4500 Oakhurst Boulevard	Susquehanna Township	Pennsylvania	17110
5	Durham Regent	3007 Pickett Road	Durham	North Carolina	27705
6	Dogwood Estates	2820 Wind River Lane	Denton	Texas	76210
7	Sheldon Oaks	2525 Cal Young Road	Eugene	Oregon	97401
8	Jordan Oaks	10820 Penny Road	Cary	North Carolina	27518
9	Sky Peaks	1520 Sky Valley Drive	Reno	Nevada	89523
10	The Westmont	1675 Scott Boulevard	Santa Clara	California	95050
11	Pinewood Hills	3901 Kirkpatrick Lane	Flower Mound	Texas	75028
12	Hidden Lakes	400 Madrona Avenue Southeast	Salem	Oregon	97302
13	Walnut Woods	35 North Walnut Street	Boyertown	Pennsylvania	19512
14	Oakwood Hills	4316 Oakwood Hills Parkway	Eau Claire	Wisconsin	54701
15	Madison Estates	8645 Fredericksburg Road	San Antonio	Texas	78240
16	Thornton Place	2901 Southwest Armstrong Avenue	Topeka	Kansas	66614
17	Whiterock Court	9215 White Rock Trail	Dallas	Texas	75238
18	The Bentley	3362 Forest Lane	Dallas	Texas	75234
19	Pueblo Regent	100 San Carlos Road	Pueblo	Colorado	81005
20	Vista De La Montana	18510 North Parkview Place	Surprise	Arizona	85374
21	Rock Creek	19295 Northwest Cornell Road	Hillsboro	Oregon	97124
22	Illahee Hills	8308 Colby Parkway	Urbandale	Iowa	50322
23	Palmer Hills	2617 Maplecrest Road	Bettendorf	Iowa	52722
24	Uffelman Estates	215 Uffelman Drive	Clarksville	Tennessee	37043
25	The Regent	440 Northwest Elks Drive	Corvallis	Oregon	97330
26	The Fountains At Hidden Lakes	250-352 Woodbridge Court Southeast	Salem	Oregon	97302

NEWCASTLE SENIOR HOUSING PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	26	Loan Seller	GSMC
Location (City/State)	Various	Cut-off Date Principal Balance(4)	$101,195,816
Property Type	Senior Housing	Cut-off Date Principal Balance per Unit(5)	$120,390.62
Size (Units)	3,002	Percentage of Initial Pool Balance	9.96%
Total Occupancy as of 10/31/2013	90.4%	Number of Related Mortgage Loans	None
Owned Occupancy as of 10/31/2013	90.4%	Type of Security	Fee Simple/Leasehold
Year Built / Latest Renovation	Various / NAP	Mortgage Rate(2)	4.9900%
Appraised Value(1)	$507,180,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP
Underwritten Revenues	$82,824,109
Underwritten Expenses	$44,693,250	Escrows
Underwritten Net Operating Income (NOI)	$38,130,859	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$37,152,207	Taxes	$0	$346,784
Cut-off Date LTV Ratio(1)	71.3%	Insurance	$189,009	$36,856
LTV Ratio at Maturity(1)	56.8%	Replacement Reserves(6)	$0	$81,564
DSCR Based on Underwritten NOI / NCF(2)(3)	1.59x / 1.55x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(3)	10.6% / 10.3%	Other(7)	$652,265	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$362,499,000	70.6%	Purchase Price	$505,656,938	98.5%
Principal’s New Cash Contribution	150,750,203	29.4	Closing Costs	6,750,991	1.3
			Reserves	841,274	0.2
Total Sources	$513,249,203	100.0%	Total Uses	$513,249,203	100.0%

(1)
Appraised Value represents the aggregate “leased fee” appraised values for the Newcastle Senior Housing Portfolio Properties and the Cut-off Date LTV Ratio and LTV Ratio at Maturity are calculated based on this value. The Cut-off Date LTV Ratio and LTV Ratio at Maturity calculated based on aggregate “fee simple” appraised value of $551,370,000 are 65.5% and 52.2%, respectively. See “—Appraisal” below.

(2)
The coupon for the Newcastle Senior Housing Portfolio Loan is 4.0000% from the origination date through January 5, 2019.  From and after January 6, 2019, the Newcastle Senior Housing Portfolio Loan coupon will be 4.9900%. The DSCR Based on Underwritten NOI / NCF is calculated based on the 4.99000% coupon rate. The DSCR Based on Underwritten NOI / NCF calculated based on the initial coupon rate of 4.0000% are 1.84x and 1.79x, respectively. See “Annex G—Newcastle Senior Housing Portfolio Loan Combination Amortization Schedule” in the Prospectus Supplement.

(3)
The DSCR Based on Underwritten NOI / NCF and Debt Yield Based on Underwritten NOI / NCF are calculated based on the total revenue generated at the Newcastle Senior Housing Portfolio Properties. The DSCR (calculated based on the 4.9900% coupon) and Debt Yield based solely on the rent payable under the master lease are 1.37x and 9.1%, respectively. The borrowers are only entitled to amounts payable under the master lease. See “—Master Lease” below.

(4)
The Cut-off Date Balance of $101,195,816 represents the note A-1 of a $362,499,000 loan combination evidenced by multiple pari passu notes. One or more companion loans with an aggregate principal balance of $260,216,815 as of the Cut-off Date are held outside the Issuing Entity and are expected to be contributed to future securitizations.

(5)	Calculated based on the entire Newcastle Senior Housing Portfolio Loan combination.
(6)	Replacement reserves of $27.17 per unit, collected monthly. See “—Escrows” below.
(7)	Other reserve represents a deferred maintenance reserve. See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “Newcastle Senior Housing Portfolio Loan”) is part of a loan combination structure (the “Newcastle Senior Housing Portfolio Loan Combination”) comprised of multiple pari passu notes that are together secured by first mortgages encumbering 26 independent living facilities with multiple residents located in 14 states (collectively, the “Newcastle Senior Housing Portfolio Properties”).  The Newcastle Senior Housing Portfolio Loan (evidenced by Note A-1), which will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $101,195,816 and represents approximately 9.96% of the Initial Pool Balance, and the related companion loans (the “Newcastle Senior Housing Portfolio Companion Loans”) (evidenced by multiple pari passu notes), which will be initially retained by GS Commercial Real Estate LP and are expected to be contributed to one or more future securitization transactions, have an aggregate outstanding principal balance as of the Cut-off Date of $260,216,815.  The Newcastle Senior Housing Portfolio Loan Combination was originated by GS Commercial Real Estate LP on December 23, 2013 and the Newcastle Senior Housing Portfolio Loan will be acquired by Goldman Sachs Mortgage Company on or prior to the securitization Closing Date.  The Newcastle Senior Housing Portfolio Loan Combination has an original principal balance of $362,499,000 and each note has an initial interest rate of 4.0000% per annum that increases to 4.9900% per annum beginning January 6, 2019.  The borrowers utilized the proceeds of the Newcastle Senior Housing Portfolio Loan Combination to acquire the Newcastle Senior Housing Portfolio Properties from subsidiaries of Harvest Facility Holdings LP, (d/b/a Holiday Retirement Corp.) (“Holiday”), via a sale-leaseback transaction. NCT Master Tenant II LLC, an affiliate of Holiday, has entered into a triple net master lease, described under “—Master Lease” below, to lease the Newcastle Senior Housing Portfolio Properties from the borrowers.  The Newcastle Senior Housing Portfolio Loan Combination will be serviced under the CGCMT 2014-GC19 pooling and servicing agreement.  See “Description of the Mortgage Pool—The Loan Combinations” in the Prospectus Supplement for more information regarding the co-lender agreement that governs the relative rights of the holders of the Newcastle Senior Housing Portfolio Loan and the Newcastle Senior Housing Portfolio Companion Loans.

NEWCASTLE SENIOR HOUSING PORTFOLIO

The Newcastle Senior Housing Portfolio Loan had an initial term of 120 months and has a remaining term of 118 months. The Newcastle Senior Housing Portfolio Loan requires monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule (see “Annex G—Newcastle Senior Housing Portfolio Loan Combination Amortization Schedule” in the Prospectus Supplement).  The scheduled maturity date is the due date in January 2024. The Newcastle Senior Housing Portfolio Loan Combination may be voluntarily prepaid in whole or in part on any date after June 23, 2014, with the payment of a yield maintenance premium of no less than 1% of the amount prepaid.  On or after the due date occurring in October 2023, the borrowers will be permitted to prepay Newcastle Senior Housing Portfolio Loan Combination without payment of any yield maintenance premium.

■
Master Lease. The borrowers have entered into a triple net master lease (the “Newcastle Senior Housing Portfolio Master Lease”) with NCT Master Tenant II LLC (an affiliate of Holiday), that covers each of the Newcastle Senior Housing Portfolio Properties.  The master tenant has fully subordinated the Newcastle Senior Housing Portfolio Master Lease to the Newcastle Senior Housing Portfolio Loan Combination pursuant to a subordination, non-disturbance and attornment agreement. The initial aggregate annual rent under the Newcastle Senior Housing Portfolio Master Lease is $32,867,701.  The annual base rent will increase on January 1 of each year as follows: (i) for 2015 through 2017, by 4.5% of the annual base rent for the prior year and (ii) for 2018 through the final year of the Newcastle Senior Housing Portfolio Master Lease, by the product of (a) the annual base rent for the prior year and (b) the lesser of (1) 3.75% and (2) the greater of 3.50% and the percentage increase in the Consumer Price Index (calculated using the average Consumer Price Index for the 6 months prior to the date of determination over the average Consumer Price Index for the 6 months prior to January 1, 2018) during the period commencing on January 1, 2018 and ending on December 30 of the calendar year immediately preceding the date of such base rent increase.  The Newcastle Senior Housing Portfolio Master Lease has a 17-year term. Upon expiration of the Newcastle Senior Housing Portfolio Master Lease, the master tenant will not have a purchase option.

Year	Master Lease Base Rent(1)
2014	$32,867,701

2015	$34,346,748

2016	$35,892,351

2017	$37,507,507

2018 and Thereafter
The base rent for the previous year, plus the product of (i) base rent for the previous year, multiplied by (ii) the lesser of (x) 3.75% and (y) the greater of (1) 3.50% and (2) the CPI increase (6 month trailing CPI over average CPI published for the 6 months ending January 1, 2018).

(1)	As may be reduced pursuant to releases and described under “–Release of Collateral” below.

The master tenant has deposited $21,911,801 with the borrowers as a security deposit for the performance of the master tenant of the provisions of the Newcastle Senior Housing Portfolio Master Lease.  This amount has not been pledged to the lender to secure the Newcastle Senior Housing Portfolio Loan Combination. During the continuation of an event of default under the Newcastle Senior Housing Portfolio Master Lease, the borrowers may use the security deposit to satisfy any outstanding obligation of the master tenant under the Newcastle Senior Housing Portfolio Master Lease.  The master tenant is required to replenish the security deposit by paying to the borrowers an amount equal to any portion of the security deposit expended or applied by the borrowers. The security deposit was not pledged by the borrowers as collateral for the Newcastle Senior Housing Portfolio Loan Combination.

NEWCASTLE SENIOR HOUSING PORTFOLIO

In addition, if the lease coverage ratio (i.e., the ratio of (x) net operating income (as defined in the Newcastle Senior Portfolio Master Lease) for the Newcastle Senior Housing Portfolio Properties in the aggregate to (y) the base rent under the Newcastle Senior Portfolio Master Lease) for the trailing twelve-month period falls below (i) 1.00x, from and after the quarter ending December 31, 2014 through the quarter ending December 31, 2018, (ii) 1.05x, from and after the quarter ending March 31, 2019 through the quarter ending December 31, 2023, (iii) 1.10x, from and after the quarter ending March 31, 2024 through the quarter ending December 31, 2028, or (iv) 1.15x, from and after the quarter ending March 31, 2029 through each following quarter, then the master tenant will be required to deposit with the borrowers an amount (“Ratio Shortfall Deposits”) sufficient to achieve the applicable lease coverage ratio, which amount will be placed in escrow as described under “—Escrows” below.  The Ratio Shortfall Deposits may be released back to the master tenant upon delivery of an officer’s certificate which reflects compliance with the lease coverage ratio requirements described above for two consecutive quarters.

The guarantor of the master tenant’s obligations under the Newcastle Senior Housing Portfolio Master Lease is Holiday AL Holdings LP.  The guarantor’s failure to comply with certain obligations under the guaranty beyond any applicable cure periods or meet certain minimum financial requirements, among other things, will constitute an event of default under the Newcastle Senior Housing Portfolio Master Lease.

Upon an event of default under the Newcastle Senior Housing Portfolio Master Lease, the borrowers will have the right to terminate the Newcastle Senior Housing Portfolio Master Lease, subject to the master tenant’s 10-day cure period after notice of such termination.  However, if the event of default only relates to one or more single Newcastle Senior Housing Portfolio Properties, then the borrowers may only terminate the Newcastle Senior Housing Portfolio Master Lease with respect to the affected Newcastle Senior Housing Portfolio Properties; provided that, if the Newcastle Senior Housing Portfolio Master Lease has already been terminated with respect to at least two Newcastle Senior Housing Portfolio Properties, then the borrowers may terminate the entire Newcastle Senior Housing Portfolio Master Lease.  If the Newcastle Senior Housing Portfolio Master Lease is terminated with respect to any single Newcastle Senior Housing Portfolio Property, then the borrowers will be required to re-lease that Newcastle Senior Housing Portfolio Property within 90 days, among other conditions, (i) to a tenant that is an affiliate of the Newcastle Senior Housing Portfolio Master Lease guarantor or any acceptable replacement guarantor that satisfies the requirements in the loan documents, or satisfies the financial covenants set forth in the guaranty of the Master Lease, or any other person approved by the lender, in each case, subject to a Rating Agency Confirmation, (ii) pursuant to a lease that is either in substantially the same form and substance as the Newcastle Senior Housing Portfolio Master Lease or on a commercially reasonable form (provided any differences do not result in a material adverse effect on the financial condition of the borrowers, the ability of the borrowers to perform their material obligations under the loan documents or the rights and remedies of the lender under the loan documents and are limited to modifications that are permitted in accordance with the loan documents) and (iii) the replacement lease is guaranteed by a guarantor that meets certain financial requirements specified in the Newcastle Senior Housing Portfolio Master Lease for which Rating Agency Confirmation has been obtained (clauses (i), (ii) and (iii), together with certain other conditions contained in the loan documents, collectively, the “Re-Lease Requirements”), subject to rent at least equal to the rent allocated to such Newcastle Senior Housing Portfolio Property under the Newcastle Senior Housing Portfolio Master Lease as of the origination date (subject to annual escalations as if the rent had been increased annually at the lower of the increase for CPI and 2% per annum).  In addition, the borrowers have the right to cure any event of default under the Newcastle Senior Housing Portfolio Master Lease.

An event of default under the Newcastle Senior Housing Portfolio Master Lease will constitute an event of default under the Newcastle Senior Housing Loan Combination, unless, within 90 days, (i) such event of default is cured, (ii) if such event of default relates to one or more (but not all) of the Newcastle Senior Housing Portfolio Properties, then the borrowers re-lease the related Newcastle Senior Housing Property or Properties in accordance with the Re-Lease Requirements, subject to rent at least equal to the rent allocated to such Newcastle Senior Housing Portfolio Property or Properties under the Newcastle Senior Housing Portfolio Master Lease as of the origination date (subject to annual escalations as if the rent had been increased annually at the lower of the increase for CPI and 2% per annum) or (iii) in the case of any other event of default, then the borrowers re-lease all of the Newcastle Senior Housing Portfolio Properties in accordance with the Re-Lease Requirements.

NEWCASTLE SENIOR HOUSING PORTFOLIO

In addition to the re-leasing of a Newcastle Senior Housing Portfolio Property after an event of default under the Newcastle Senior Housing Master Lease, the borrowers may release one or more Newcastle Senior Housing Portfolio Properties from the Newcastle Senior Housing Portfolio Master Lease absent an event of default under the Newcastle Senior Housing Portfolio Loan if such Newcastle Senior Housing Portfolio Property or Properties are re-leased in accordance with the Re-Lease Requirements, subject to rent at least equal to the rent allocated to such Newcastle Senior Housing Portfolio Property or Properties under the Newcastle Senior Housing Portfolio Master Lease as of the origination date subject to annual escalations as if the rent had been increased annually at the lower of the increase for CPI and 2% per annum.

A Newcastle Senior Housing Portfolio Property may only be released from the Newcastle Senior Housing Portfolio Master Lease in connection with a casualty or condemnation, a release as described under “—Release of Collateral” below, or in connection with a re-leasing as set forth above.

Each Newcastle Senior Housing Portfolio Property is further subleased from the master tenant to a subtenant pursuant to a sublease, each dated December 23, 2013.  Each subtenant is a subsidiary of the Master Tenant.

■
The Mortgaged Properties.  The Newcastle Senior Housing Portfolio Properties consist of 26 independent living facilities across 14 states totaling 3,002 units, which were constructed between 1983 and 2006. The Newcastle Senior Housing Portfolio Properties are age-restricted rental properties that provide residents, as part of their monthly fee, with access to meals and other services such as housekeeping, linen service, transportation and social/recreational activities. All of the Newcastle Senior Housing Portfolio Properties are 100% private pay and do not have healthcare licenses.

NEWCASTLE SENIOR HOUSING PORTFOLIO

The following table presents certain information relating to the Newcastle Senior Housing Portfolio Properties:

Property Name	City	State	Allocated Cut- off Date Loan Amount	% Allocated Cut-off Date Loan Amount	Total Units	Occupancy(1)	Initial Master Lease Base Rent	Underwritten NCF(2)	Underwritten NCF $ per Unit(2)
Orchid Terrace	St. Louis	MO	$5,786,267	5.7%	117	94.0%	$1,884,468	$2,235,289	$19,105
Village Gate of Farmington	Farmington	CT	5,746,361	5.7	164	88.4%	1,870,034	2,198,214	13,404
Lodge At Cold Spring	Rocky Hill	CT	5,546,835	5.5	112	86.6%	1,807,426	1,847,158	16,492
The Manor At Oakridge	Susquehanna Township	PA	5,327,356	5.3	115	90.4%	1,737,497	1,495,475	13,004
Durham Regent	Durham	NC	5,267,498	5.2	123	95.1%	1,717,292	1,916,569	15,582
Dogwood Estates	Denton	TX	5,147,782	5.1	118	89.0%	1,673,850	1,719,255	14,570
Sheldon Oaks	Eugene	OR	4,808,587	4.8	111	92.8%	1,565,785	1,687,999	15,207
Jordan Oaks	Cary	NC	4,788,634	4.7	117	95.7%	1,562,892	1,802,377	15,405
Sky Peaks	Reno	NV	4,629,013	4.6	121	86.0%	1,506,079	1,501,065	12,405
The Westmont	Santa Clara	CA	4,509,297	4.5	137	94.9%	1,466,014	1,855,126	13,541
Pinewood Hills	Flower Mound	TX	4,369,629	4.3	117	92.3%	1,424,063	1,696,350	14,499
Hidden Lakes	Salem	OR	4,090,292	4.0	135	92.6%	1,279,858	1,521,449	11,270
Walnut Woods	Boyertown	PA	3,830,908	3.8	113	93.8%	1,246,509	1,482,103	13,116
Oakwood Hills	Eau Claire	WI	3,781,026	3.7	116	87.9%	1,231,550	1,609,028	13,871
Madison Estates	San Antonio	TX	3,691,239	3.6	160	86.9%	1,201,417	1,462,259	9,139
Thornton Place	Topeka	KS	3,232,328	3.2	121	87.6%	1,050,226	1,088,705	8,998
Whiterock Court	Dallas	TX	3,192,423	3.2	117	98.3%	1,037,021	1,506,637	12,877
The Bentley	Dallas	TX	3,172,470	3.1	118	91.5%	1,034,571	1,584,885	13,431
Pueblo Regent	Pueblo	CO	3,012,849	3.0	99	89.9%	978,927	972,836	9,827
Vista De La Montana	Surprise	AZ	2,933,039	2.9	115	83.5%	958,132	798,356	6,942
Rock Creek	Hillsboro	OR	2,893,133	2.9	110	95.5%	941,741	1,095,451	9,959
Illahee Hills	Urbandale	IA	2,773,417	2.7	109	84.4%	902,842	934,316	8,572
Palmer Hills	Bettendorf	IA	2,693,607	2.7	106	78.3%	875,401	888,499	8,382
Uffelman Estates	Clarksville	TN	2,434,222	2.4	109	85.3%	762,868	776,221	7,121
The Regent	Corvallis	OR	1,955,359	1.9	84	98.8%	635,677	882,131	10,502
The Fountains At Hidden Lakes	Salem	OR	1,582,245	1.6	38	100.0%	515,561	594,452	15,643
Total Portfolio			$101,195,816	100.0%	3,002	90.4%	$32,867,701	$37,152,207	$12,376

(1)	Occupancy as of 10/31/2013.
(2)
Underwritten NCF represents amounts payable by residents to the master tenant. These amounts will not be paid to the borrowers while the master lease is in place as the borrowers are only entitled to amounts payable as rent under the Newcastle Senior Housing Portfolio Master Lease as indicated in the Initial Master Lease Base Rent column.

NEWCASTLE SENIOR HOUSING PORTFOLIO

The following table presents certain information relating to the units and rent at the Newcastle Senior Housing Portfolio Properties:
Unit Type	# of Units	Average SF per Unit	Monthly Market Rent per Unit(1)	Monthly Actual Rent per Unit(2)	Underwritten Monthly Rent(3)	Underwritten Annual Rent(3)
Studio	990	427	$2,127	$1,966	$1,761,474	$21,137,687
1 Bedroom	1,522	586	2,685	2,600	3,598,958	43,187,502
Cottage 1 Bedroom	13	680	2,625	2,503	32,545	390,540
Garden Suite 1 Bedroom	6	724	2,657	2,655	13,274	159,288
2 Bedroom	394	943	3,522	3,543	1,208,178	14,498,131
Cottage 2 Bedroom	49	1,073	2,699	2,684	131,509	1,578,102
Garden Suite 2 Bedroom	12	1,050	2,986	3,067	33,735	404,820
3 Bedroom	1	1,009	3,500	2,995	2,995	35,940
Cottage 3 Bedroom	15	1,379	2,775	2,662	39,925	479,100
Total / Wtd. Avg.	3,002	595	$2,608	$2,513	$6,822,592	$81,871,109

(1)	Calculated using data provided in the appraisals. Averages are calculated off of number of occupied units.
(2)	As provided by the borrowers.
(3)
Underwritten monthly rent and underwritten annual rent represents amounts payable by residents to the master tenant. These amounts will not be paid to the borrowers while the master lease is in place as the borrowers are only entitled to amounts payable as rent under the Newcastle Senior Housing Portfolio Master Lease.

The following table presents certain information relating to historical leasing at the Newcastle Senior Housing Portfolio Properties:

Historical Leased %
	2011(1)(2)	2012(1)	As of 10/31/2013
Total Unit Count	2,871	2,955	3,002
Physical Occupancy	82.1%	85.7%	90.4%

(1)	Total weighted average occupancy for each respective year and represents occupancy by residents. The Newcastle Senior Housing Portfolio Properties are 100% leased to the master tenant.
(2)	2011 figures exclude The Regent Property (acquired in 2012).

NEWCASTLE SENIOR HOUSING PORTFOLIO

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Newcastle Senior Housing Portfolio Properties:

Cash Flow Analysis(1)

				T3 Annualized		Underwritten
	2011(2)	2012	TTM 10/31/2013	10/31/2013	Underwritten(3)	$ per Unit
Resident Fees	$69,577,760	$76,230,639	$79,261,803	$81,293,649	$90,624,288	$30,188
Vacancy Loss	0	0	0	0	(8,753,178)	(2,916)
Concessions	(5,938,629)	(3,538,802)	(1,433,523)	(1,180,865)	(1,180,865)	(393)
Less Bad Debt-Fees	(305,452)	(458,107)	(297,168)	(84,505)	(416,202)	(139)
Less Bad Debt-VA	(443,867)	(284,171)	(184,531)	65,387	0	0
Net Resident Fee Income	$62,889,812	$71,949,560	$77,346,581	$80,093,667	$80,274,043	$26,740
Other Income	394,317	393,883	439,029	488,084	488,084	163
Community Fees	2,751,939	2,485,940	1,982,450	2,061,982	2,061,982	687
Effective Gross Revenue	$66,036,068	$74,829,383	$79,768,061	$82,643,733	$82,824,109	$27,590

Real Estate Taxes	$4,233,939	$4,571,936	$4,651,963	$3,765,233	$4,717,850	$1,572
Insurance	462,577	724,256	799,527	826,112	647,285	216
Utilities	4,682,667	4,660,053	4,862,615	5,057,697	5,032,807	1,676
Housekeeping	1,956,518	2,054,560	2,062,837	2,134,790	2,135,036	711
Resident Relations	1,284,052	1,375,339	1,370,878	1,429,161	1,418,858	473
Repairs & Maintenance	3,153,388	3,157,982	3,263,246	3,704,643	3,377,459	1,125
Food Services	9,373,632	10,190,113	10,433,232	10,768,067	10,798,395	3,597
Employee Benefits	4,196,351	4,540,671	4,564,524	4,342,513	4,724,282	1,574
Administrative Expenses	4,957,788	5,093,240	5,041,807	5,417,335	5,218,270	1,738
Marketing	2,109,751	2,236,251	2,397,877	2,937,080	2,481,802	827
Management Fee	3,301,803	3,741,469	3,988,403	4,132,187	4,141,205	1,379
Total Operating Expenses	$39,712,466	$42,345,869	$43,436,908	$44,514,817	$44,693,250	$14,888

Net Operating Income	$26,323,602	$32,483,514	$36,331,153	$38,128,915	$38,130,859	$12,702
Replacement Reserves	935,946	963,330	972,214	978,652	978,652	326
Net Cash Flow	$25,387,656	$31,520,184	$35,358,940	$37,150,263	$37,152,207	$12,376

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	2011 financials excludes The Regent Property (acquired in 2012).
(3)
Underwritten cash flow based on actual rental revenue net of loss to lease for occupied units from the 10/31/2013 rent rolls plus vacant units at the average in-place rent net of loss to lease for each unit type at each Newcastle Senior Housing Portfolio Property (9.6% of the Newcastle Senior Housing Portfolio as of the 10/31/2013 rent roll). The underwritten cash flow represents amounts payable by residents to the master tenant. These amounts will not be paid to the borrowers while the Master Lease is in place as the borrowers are only entitled to amounts payable as rent under the Newcastle Senior Housing Portfolio Master Lease. The net cash flow based solely on the rent payable under the Master Lease is $32,867,701 and the DSCR calculated based on this value and the 4.9900% coupon is 1.37x.

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Ground Leases.  The Westmont property was ground leased to Harvest Westmont Retirement Residence LLC (which is not a borrower under the Newcastle Senior Housing Portfolio Loan Combination) by Masonic Hall Corporation of Santa Clara and the interest of the ground lessee thereunder was subsequently assigned to NIC 13 The Westmont Owner LLC.  At the origination of the Newcastle Senior Housing Portfolio Loan Combination, Masonic Hall Corporation of Santa Clara entered into an agreement providing the lender with customary leasehold mortgage protections with respect to the ground lease.  The ground lease expires December 31, 2086.  The annual rent under the ground lease is $5,000.

The Lodge at Cold Spring property was ground leased to Rocky Hill Retirement Residence LLC (which is not a borrower under the Newcastle Senior Housing Portfolio Loan Combination) by Rocky Hill Holdings LLC, each of which are affiliates of Holiday, and the interest of the ground lessee thereunder was subsequently assigned to NIC 13 Lodge at Cold Spring Owner LLC.  At the origination of the Newcastle Senior Housing Portfolio Loan Combination, Rocky Hills Holdings LLC entered into an agreement providing the lender with customary leasehold mortgage protections with respect to the ground lease.  The ground lease expires December 31, 2095.  The annual rent under the ground lease is $100, plus applicable costs for shared access roads and real property taxes.

■	Appraisal. According to the appraisals, the Newcastle Senior Housing Portfolio Properties had an aggregate “leased fee” appraised value of $507,180,000 as of December 31, 2013.

NEWCASTLE SENIOR HOUSING PORTFOLIO

■
Environmental Matters.  According to a Phase I environmental report, dated December 16, 2013, the Village Gate of Farmington property contains a 1,000 gallon underground storage tank for which tank tightness testing data was not available and the Phase I recommended that a tank tightness test should be performed to ensure the structural integrity of the tank. The test was completed and no further action is necessary. According to the remaining Phase I environmental reports, dated December 16, 2013 and December 17, 2013, there are no recognized environmental conditions or recommendations for further action other than a recommendation for (a) additional radon gas testing to be conducted under controlled conditions at the Illahee Hills property, the Sky Peaks property, the Uffelman Estates property and the Vista De La Montana property, (b) evidence of mold and moisture observed at the Illahee Hills property and the Whiterock Court property to be remedied by properly trained building maintenance staff and the source of the moisture to be remedied, (c) approximately one inch of water affecting approximately 600 SF at the Madison Estates property to be addressed by a restoration company and the source of the moisture to be addressed to prevent future mold problems and (d) an asbestos operations and maintenance (O&M) plan at the Whiterock Court property.

■
The Borrowers.  The borrowers are 26 Delaware limited liability companies, each of which is a single-purpose, single-asset entity.  Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Newcastle Senior Housing Portfolio Loan Combination. Newcastle Investment Corp. is the non-recourse carveout guarantor under the Newcastle Senior Housing Portfolio Loan Combination.

■
Escrows. At origination, out of proceeds from the Newcastle Senior Housing Portfolio Loan Combination, the borrowers funded (i) an escrow reserve in the amount of $189,009 in respect of insurance premiums and (ii) a deferred maintenance reserve in the amount of $652,265. On each due date, the borrowers will be required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve-month period and (ii) a capital expenditure reserve in an amount equal to $27.17 per residential unit in the Newcastle Senior Housing Portfolio Properties, in each case only to the extent such amounts are not remitted by the master tenant under the Newcastle Senior Housing Portfolio Master Lease as described in the next paragraph.  In addition, the borrowers will be required to remit Ratio Shortfall Deposits (as described under “—Master Lease” above) to the lender to be held as additional collateral for the Newcastle Senior Housing Portfolio Loan Combination until such amount is required to be remitted to the master tenant under the Newcastle Senior Housing Portfolio Master Lease.

In addition, on each due date, the master tenant will be required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve-month period and (ii) a capital expenditure reserve in an amount equal to $27.17 per residential unit in the Newcastle Senior Housing Portfolio Properties.

■
Cash Management. The Newcastle Senior Housing Portfolio Loan Combination requires a cash management account that is structured like a hard lockbox, which is already in place.  The loan documents require the borrowers to direct the master tenant to pay all amounts required to be paid or funded to the borrowers under the Newcastle Senior Housing Portfolio Master Lease directly to a lender-controlled cash management account.  The loan documents also require that all revenues received by the borrowers be deposited into the cash management account within two business days after receipt.

On each business day, other than during a Newcastle Senior Housing Portfolio Trigger Period or an event of default under the Newcastle Senior Housing Portfolio Loan Combination, all amounts on deposit in the cash management account in excess of the amounts required to be paid to or reserved with the lender on the next due date will be swept into a borrower-controlled operating account.  On each due date during which no Newcastle Senior Housing Portfolio Trigger Period or event of default is continuing, the loan documents require that all amounts on deposit in the cash management account, after the payment of debt service and required reserves, be swept into the operating account.  On each due date during a Newcastle Senior Housing Portfolio Trigger Period, the loan documents require that all amounts on deposit in the cash management account be used to pay debt service and required reserves, and all remaining amounts will be reserved in an excess cash flow reserve account.  During the continuance of an event of default under the Newcastle Senior Housing Portfolio Loan Combination, the lender may apply all funds on deposit in any of the accounts consisting collateral for the Newcastle Senior Housing Portfolio Loan Combination to amounts payable under the Newcastle Senior Housing Portfolio Loan Combination and/or toward the payment of expenses of the Newcastle Senior Housing Portfolio Properties, in such order of priority as the lender may determine.

NEWCASTLE SENIOR HOUSING PORTFOLIO

A “Newcastle Senior Housing Portfolio Trigger Period” means the period (i) commencing as of the conclusion of any twelve-month period (ending on the last day of any fiscal quarter) during which the debt service coverage ratio (as calculated under the loan documents) is less than 1.05x, and ending at the conclusion of the second fiscal quarter for which the debt service coverage ratio for the trailing twelve-month period is equal to or greater than 1.05x; or (ii) commencing upon the master tenant’s failure to deliver certain financial reports pursuant to the Newcastle Senior Housing Portfolio Master Lease and ending when such financial reports are delivered.

■
Property Management.  Each Newcastle Senior Housing Portfolio Property is managed by Holiday AL Management Sub LLC, each pursuant to a separate management agreement between the property manager and the applicable subtenant.  Under the loan documents, each Newcastle Senior Housing Portfolio Property must remain managed by (i) Holiday AL Management Sub LLC, (ii) any tenant under, or guarantor of, the Newcastle Senior Housing Portfolio Master Lease, or any affiliate of such tenant or guarantor that (a) is a reputable and experienced professional manager of senior housing communities and, collectively with its affiliates, owns, operates or manages at least 20 senior housing communities (excluding the Newcastle Senior Housing Portfolio Property and other property acquired by affiliates of the non-recourse carveout guarantor on the origination date) and (b) does not have a chief executive officer, chief financial officer, chief operating officer or chief compliance officer or any person holding a reasonably equivalent position that has been convicted of a felony relating to the ownership or operation of senior housing facilities, fraud or embezzlement or (iii) any other manager of senior housing communities that is approved by the lender in its sole discretion (which approval may be deemed after certain notice periods) and with respect to which the lender has received Rating Agency Confirmation.

■
Release of Collateral. Other than in connection with a casualty or condemnation event, provided no event of default is then continuing under the Newcastle Senior Housing Portfolio Loan Combination, at any time after June 23, 2014, the borrowers may voluntarily obtain the release of one or more of the Newcastle Senior Housing Portfolio Properties from the liens of the loan documents, subject to the satisfaction of certain conditions set forth in the loan documents, including among others: (i) prepayment in an amount equal to or greater than 125% of the allocated loan amount for each Newcastle Senior Housing Portfolio Property being released, (ii) payment of a yield maintenance premium of no less than 1% of the amount prepaid if such release occurs prior to the due date occurring in October 2023, (iii) after giving effect to the release, the debt service coverage ratio as calculated under the loan agreement for the remaining Newcastle Senior Housing Portfolio Properties for the twelve-month period preceding the end of the most recent fiscal quarter is no less than the greater of (a) 1.42x and (b) the debt service coverage ratio immediately prior to the release, (iv) the released Newcastle Senior Housing Portfolio Property may no longer be subject to the Newcastle Senior Housing Portfolio Master Lease and the rent under the Newcastle Senior Housing Portfolio Master Lease may not be reduced by an amount that is in excess of the allocated property rent for such Newcastle Senior Housing Property and (v) delivery of a REMIC opinion.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

NEWCASTLE SENIOR HOUSING PORTFOLIO

■
Terrorism Insurance.  So long as TRIPRA or a similar or subsequent statute is in effect, the borrowers are required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Newcastle Senior Housing Portfolio Properties, plus twelve months of rental loss and/or business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrowers will be required to carry terrorism insurance throughout the term of the Newcastle Senior Housing Portfolio Loan Combination as described in the preceding sentence, but in that event the borrowers will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrowers will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.  In either such case, terrorism insurance may not have a deductible in excess of $100,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrowers provide evidence satisfactory to the lender that the insurance premiums for Newcastle Senior Housing Portfolio Properties are separately allocated to Newcastle Senior Housing Portfolio Properties and that certain other requirements are satisfied. Under the Newcastle Senior Housing Portfolio Master Lease, if requested by the borrowers, the master tenant is required to comply with insurance requirements imposed on the Newcastle Senior Housing Portfolio Properties, provided such requirements are customary in the industry for properties similar to the Newcastle Senior Housing Portfolio Properties in the same general areas in which the Newcastle Senior Housing Portfolio Properties are located, are customarily required by institutional lenders, are commercially reasonable and consistent with industry standards at the applicable time, and such insurance is available at commercially reasonable rates. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

CITYSCAPE - EAST OFFICE/RETAIL

CITYSCAPE - EAST OFFICE/RETAIL

Washington St
Par Exsalonce
DESIGNER DISTRICT
URBAN OUTFITTERS
charming CHARLIE
Alliance Bank
Vitamin T
OFFICE TOWER
PEDESTRIAN BRIDGE
FIVE GUYS
La Crêpe Nanou
LUCKY STRIKE
CVS/pharmacy
1st Ave
Central Ave
Silk Sushi
PALOMAR
Stand Up Live
Tilted Kilt
ARROGANT BUTCHER
MAIN ENTRANCE
1st St
Jefferson St
+/-240-Room Boutique Hotel (Palomar) Over Retail (Not a Part)
Site Boundary

Washington St
PARKING
Chipotle
DESIGNER DISTRICT
URBAN OUTFITTERS
Central Ave
charming CHARLIE
Alliance Bank
Yogurt Time
OFFICE TOWER
Jos. A. Bank
PEDESTRIAN BRIDGE
PEDESTRIAN BRIDGE
FIVE GUYS
verizon wireless
West of So-Ho
LUCKY STRIKE
CVS/pharmacy
1st Ave
Chloe's CORNER
Stand Up Live
copper blues
PALOMAR
LUSTRE
Tilted Kilt
ARROGANT BUTCHER
MAIN ENTRANCE
1st St
Jefferson St
+/-240-Room Boutique Hotel (Palomar) Over Retail (Not a Part)
Site Boundary

CITYSCAPE - EAST OFFICE/RETAIL

Phoenix
CityScape - East Office/Retail
1 East Washington Street
Phoenix, AZ 85004
Property Types
Office
Retail
Hotel & Club
Cultural & Entertainment
Civic & Institutional
Educational Facilities
Medical
Religious
Prominent Residential
Residential
Parking
Transit
Development
Industrial
Unknown
CARTIFACT
Westward Ho Senior Housing
The Met Apartments
Alta Lofts
Holiday Inn Express
ASU Student Center
Civic Space Park
Walter Cronkite School of Journalism
Taylor Place
College of Nursing
AMC Movie Theater
YMCA
The Y at ASU
University Center
Ramada Hotel
Sheraton Phoenix Downtown Hotel
Translational Genomics Research Institute
Health Sciences Education Building
Smith Group
Two
Arizona Center
Arizona Biomedical Collaborative
Valley Metro's Central Station
Phoenix Transit Center
Freeport-McMoRan Tower
Downtown Technology Exchange
Arizona Republic
One
Phoenix Union High School District
W FILLMORE ST
E FILLMORE ST
W VAN BUREN ST
E VAN BUREN ST
W MONROE ST
E MONROE ST
W ADAMS ST
W WASHINGTON ST
E WASHINGTON ST
W JEFFERSON ST
E JEFFERSON ST
W MADISON ST
W JACKSON ST
E JACKSON ST
W LINCOLN ST
W GRANT ST
N 5TH AVE
N 4TH AVE
N 3RD AVE
N 2ND AVE
N 1ST AVE
N CENTRAL AVE
N 1ST ST
N 2ND ST
N 3RD ST
N 5TH ST
N 7TH ST
S 4TH AVE
S 3RD AVE
S 1ST AVE
S CENTRAL AVE
S 1ST ST
S 2ND ST
S 3RD ST
S 5TH ST
S 7TH ST
First Presbyterian Church
Federal Building
Security Building
44 Monroe Hotel
San Carlos
Chase Center
Chase Parking Garage
Herberger Theater
Saint Mary's Basilica
Roman Catholic Diocese of Phoenix
Arizona State University Downtown Campus
CenturyLink Building
One 11 Plaza
US Bank Center
Hyatt Regency Phoenix
Convention Center West
Phoenix Civic Plaza
AT&T Building
Orpheum Lofts
Renaissance Hotel
Comerica Theater
Phoenix Municipal Court
Orpheum Theater
City Hall
Wells Fargo Bank
Rennaissance Square
One North Central
Museo Chicano
Symphony Hall
Arizona Science Center
City Hall Parking Garage
City Council
Ceasar Chavez Plaza
Old City Hall
CityScape
Hotel Palomar
Lot 23
Collier Center
Convention Center
Maricopa County Administration Building
Maricopa County Government Center
Luhrs City Center
U.S. Airways Center
Rock & Roll Hall of Fame
Chase Field
4th Avenue Jail
Madison Street Jail
Maricopa County South Building
Union Station
Sun City West
Peoria
Glendale
Scottsdale
Fountain Hills
Paradise Valley
Phoenix
Tolleson
Tempe
Mesa
Guadalupe
Gilbert
Chandler
Ahwatukee
Sun Lakes

CITYSCAPE - EAST OFFICE/RETAIL

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Phoenix, Arizona	Cut-off Date Principal Balance(1)		$85,000,000
Property Type	Mixed Use	Cut-off Date Principal Balance per SF(2)		$288.19
Size (SF)	641,935	Percentage of Initial Pool Balance		8.4%
Total Occupancy as of 9/30/2013	95.5%	Number of Related Mortgage Loans		None
Owned Occupancy as of 9/30/2013	95.5%	Type of Security		Leasehold
Year Built / Latest Renovation	2007-2010 / NAP	Mortgage Rate		4.9100%
Appraised Value	$274,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		36
Underwritten Revenues	$23,129,972
Underwritten Expenses	$5,964,787	Escrows
Underwritten Net Operating Income (NOI)	$17,165,185		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$15,792,105	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	67.5%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	59.6%	Replacement Reserves	$0	$10,699
DSCR Based on Underwritten NOI / NCF(2)	1.46x / 1.34x	TI/LC(3)	$1,815,789	$0
Debt Yield Based on Underwritten NOI / NCF(2)	9.3% / 8.5%	Other(4)	$1,021,092	$240,876(5)

Sources and Uses(2)
Sources	$	%	Uses	$	%
Loan Amount	$185,000,000	87.6%	Loan Payoff	$192,951,243	91.3%
Subordinate Debt	25,000,000	11.8	Principal Equity Distribution	12,495,189	5.9
Other Sources	1,225,000	0.6	Reserves	2,836,881	1.3
			Other Uses	1,841,714	0.9
			Closing Costs	1,099,974	0.5
Total Sources	$211,225,000	100.0%	Total Uses	$211,225,000	100.0%

(1)
The Cut-off Date Balance of $85,000,000 represents the non-controlling Note A-2 and non-controlling Note A-3 of a $185,000,000 loan combination evidenced by three pari passu notes.  The companion loan, Note A-1, in the principal amount of $100,000,000 as of the Cut-off Date, is held outside the Issuing Entity and was contributed to the GSMS 2014-GC18 transaction.

(2)	Calculated based on the CityScape – East Office/Retail Loan Combination.
(3)	The TI/LC reserve is capped at $6,500,000. See “—Escrows” below for monthly deposits of TI/LC reserve commencing on the due date in February 2015.
(4)
The other upfront reserve of $1,021,092 represents an upfront ground rent reserve ($859,967), a monthly ground rent reserve ($83,876), an upfront New Market Tax Credit reserve ($157,000), a monthly New Market Tax Credit reserve ($157,000) and an upfront deferred maintenance reserve ($4,125).  The monthly ground rent reserve ($83,876) also includes a reserve for the borrower’s portion of an Enhanced Municipal Services District (EMSD) assessment. See “—Escrows” below.

(5)	The monthly New Market Tax Credit reserve ($157,000) payment will be collected from February 1, 2014 to October 1, 2016.

■
The Mortgage Loan.  The mortgage loan (the “CityScape – East Office/Retail Loan”) is part of a loan combination structure (the “CityScape – East Office/Retail Loan Combination”) comprised of three pari passu notes that are together secured by a first mortgage encumbering (i) the borrower’s leasehold interest in an office building with retail and a five-level, subterranean parking garage and (ii) the borrower’s subleasehold interest in 600 bays in an adjacent retail parking structure (collectively, the “CityScape – East Office/Retail Property”).  The CityScape – East Office/Retail Loan (evidenced by note A-2 and note A-3), which will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $85,000,000 and represents approximately 8.4% of the Initial Pool Balance.  The related companion loan (the “CityScape – East Office/Retail Companion Loan”) (evidenced by note A-1) is held outside the Issuing Entity.  Note A-1, which was contributed to the GSMS 2014-GC18 transaction, has an outstanding principal balance as of the Cut-off Date of $100,000,000. The CityScape – East Office/Retail Loan Combination was originated on December 24, 2013 by Citigroup Global Markets Realty Corp.  The CityScape – East Office/Retail Loan Combination had an original principal balance of $185,000,000 and each note has an interest rate of 4.9100% per annum.  The proceeds of the CityScape – East Office/Retail Loan Combination were primarily used to refinance existing debt on the CityScape – East Office/Retail Property, set up reserves in connection with the CityScape – East Office/Retail Loan Combination, pay closing costs and return equity to the borrower sponsor. The CityScape – East Office/Retail Loan Combination is serviced under the GSMS 2014-GC18 pooling and servicing agreement. See “Description of the Mortgage Pool—The Loan Combinations” for more information regarding the co-lender agreement that governs the relative rights of the holders of the CityScape – East Office/Retail Loan and the CityScape – East Office/Retail Companion Loan.

CITYSCAPE - EAST OFFICE/RETAIL

The CityScape – East Office/Retail Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments on each due date through and including the due date occurring in January 2017 and thereafter requires payments of interest and principal based on a 30-year amortization schedule.  The scheduled maturity date of the CityScape – East Office/Retail Loan is January 1, 2024 (subject to a five day grace period).  At any time after the second anniversary of the securitization closing date, the CityScape – East Office/Retail Loan Combination may be voluntarily prepaid in whole (but not in part) provided that the borrower will be required to pay a prepayment premium equal to the greater of (x) a yield maintenance premium and (y) an amount equal to 1% of the principal amount being prepaid, if such prepayment occurs prior to the due date occurring in October 2023.  On or after the due date occurring in October 2023, the borrower will be permitted to prepay the CityScape – East Office/Retail Loan in whole (but not in part) without incurring a prepayment premium or penalty.

■
The Mortgaged Property.  The CityScape – East Office/Retail Property is a portion of a mixed-use development campus that spans three city blocks (Blocks 22, 23 and 77) in Phoenix, Arizona.  The CityScape – East Office/Retail Property comprises a portion of Block 22 only.  Block 22 includes a 250-room Kimpton managed, Hotel Palomar, a 224-unit multifamily project and an additional 97,000 SF of retail space with parking; the additional parking is part of Block 77.  The aforementioned properties, within the mixed-use development, are not part of the collateral for the CityScape – East Office/Retail Loan, except that the CityScape – East Office/Retail borrower subleases a portion of the parking garage located on Block 77, which subleased parking spaces comprise a part of the collateral for the CityScape – East Office/Retail Loan.  The CityScape – East Office/Retail Property which serves as collateral for the CityScape – East Office/Retail Loan consists of a 641,935 SF, 28-story, Class A office building which includes 77,009 SF of retail and a five-level, subterranean parking garage located in the central business district of Phoenix, Arizona.  The CityScape – East Office/Retail Property is situated on a 2.05 acre parcel with frontage along Jefferson Street, South 1st Street, Central Avenue and Washington Street and includes a five-level, subterranean parking garage that contains, according to the appraisal for the CityScape – East Office/Retail Property, 1,236 parking spaces, of which 797 parking spaces are allocated to the CityScape – East Office/Retail Property with the remaining spaces being allocated to the Hotel Palomar and the multifamily project.

The retail portion of the CityScape – East Office/Retail Property is part of a retail destination with approximately 174,009 SF of on-site retail amenities, including a brand new, well-appointed, Gold’s Gym, The Arrogant Butcher, Tilted Kilt, a day spa and a variety of quick-serve restaurants and regional entertainment venues such as Stand Up Live comedy club and Lucky Strike Bowling and Billiards.  The CityScape – East Office/Retail Property is located in the center of the Phoenix business district. The CityScape – East Office/Retail Property is within a couple of blocks of both the US Airways Center and Chase Field, as well as within walking distance to all of downtown Phoenix’s office towers and courthouses. Washington Street provides access to the site from Interstate 10, located approximately two miles to the east, and from the Phoenix Sky Harbor Airport, located approximately five miles to the east. Access from Interstate 10 is also available via North 1st Avenue. Jefferson Street provides access from Interstate 17, located approximately two miles to the west. Parking for the CityScape – East Office/Retail Property, is available in the five-level subterranean garage which has 1,236 spaces allocated to Block 22, with 797 spaces allocated to the CityScape – East Retail/Office Property, 150 stalls allocated to the Hotel Palomar, and 289 stalls allocated to the CityScape Residences multifamily development.  In addition to the parking subleased by the borrower, there is additional parking available at the West garage (Block 77), which some of the office tenants at the CityScape – East Office/Retail Property have leased that is not part of the CityScape – East Office/Retail Property. As of September 30, 2013, the Total Occupancy was 95.5%.

CITYSCAPE - EAST OFFICE/RETAIL

The following table presents certain information relating to the tenants at the CityScape – East Office/Retail Property:

Ten Largest Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
United Healthcare Services(2)	A- / A3 / A	107,558	16.8%	$3,656,972	17.5%	$34.00	8/31/2018	3, 3- or 5-year options
Squire Sanders (US) LLP(3)	NR / NR / NR	73,962	11.5	2,855,496	13.7	38.61	8/31/2021	2, 5-year options
Polsinelli Shughart PC	NR / NR / NR	68,994	10.7	2,414,790	11.6	35.00	3/31/2021	2, 3-year options
Jennings Strouss & Salmon	NR / NR / NR	55,203	8.6	2,014,910	9.7	36.50	12/31/2026	2, 5-year options
Gust Rosenfeld	NR / NR / NR	42,336	6.6	1,609,615	7.7	38.02	5/31/2021	2, 5-year options
Western Alliance Bank f/k/a Alliance Bank of Arizona	NR / NR / NR	44,558	6.9	1,493,573	7.2	33.52	10/31/2020	2, 5-year options
Ballard Spahr LLP(4)	NR / NR / NR	34,447	5.4	1,222,869	5.9	35.50	12/31/2020	2, 5-year options
Regus Corporation(5)	NR / NR / NR	28,783	4.5	863,490	4.1	30.00	12/31/2017	1, 5-year option
Gold’s Gym	NR / NR / NR	25,545	4.0	740,805	3.5	29.00	7/31/2020	2, 5-year options
RED Development(6)	NR / NR / NR	16,127	2.5	588,636	2.8	36.50	5/31/2015	1, 5-year option
Ten Largest Tenants		497,513	77.5%	$17,461,154	83.7%	$35.10
Remaining Tenants		115,646	18.0	3,410,916	16.3	29.49
Vacant		28,776	4.5	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		641,935	100.0%	$20,872,071	100.0%	$34.04

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Tenant may terminate any or all of the space, effective 12/31/2016, provided the surrendered space is all space occupied on any given floor, with 12-months notice and a surrender fee of approximately $3,513,310.

(3)
Tenant has the right to reduce up to 12,000 SF effective 5/14/2015 with 12-months notice and payment of any unamortized rent concessions and TI/LCs. As of 9/11/2013, 13,070 square feet of GLA leased by Squire Sanders LLP has been subleased to Western Alliance Bank.

(4)	Tenant has the right to reduce to no less than 35,000 SF effective 3/31/2016 with 12-months notice and payment of any unamortized rent concessions and TI/LCs.
(5)	Tenant or landlord has the right to terminate the conference center space with 30-days notice.
(6)
Tenant has the right to terminate its lease if the CityScape – East Office/Retail property manager or leasing manager is terminated for cause or if the managers voluntarily terminate the management agreement.  This requires 60-days notice with the termination effective in 180 days.  The tenant also has the right to terminate at any time after it exercises its renewal option.

The following table presents the lease rollover schedule at the CityScape – East Office/Retail Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent (2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	41,401	6.4	6.4%	1,140,192	5.5	27.54	4
2016	9,123	1.4	7.9%	345,989	1.7	37.92	2
2017	30,007	4.7	12.5%	901,434	4.3	30.04	2
2018	127,185	19.8	32.4%	4,203,996	20.1	33.05	3
2019	10,574	1.6	34.0%	376,010	1.8	35.56	2
2020	104,550	16.3	50.3%	3,457,246	16.6	33.07	3
2021	225,016	35.1	85.3%	8,157,865	39.1	36.25	8
2022	6,234	1.0	86.3%	121,234	0.6	19.45	2
2023	3,866	0.6	86.9%	153,195	0.7	39.63	1
2024	0	0.0	86.9%	0	0.0	0.00	0
2025 & Thereafter	55,203	8.6	95.5%	2,014,910	9.7	36.50	1
Vacant	28,776	4.5	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	641,935	100.0%		$20,872,071	100.0%	$34.04	28

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)
UW Base Rent includes contractual rent steps through May 31, 2014.  UW Base Rent includes the present value of contractual rent steps (discounted at an 8.5% discount rate) pursuant to Squire Sanders’ and Fidelity National Title Insurance’s leases.

CITYSCAPE - EAST OFFICE/RETAIL

The following table presents certain information relating to historical leasing at the CityScape – East Office/Retail Property:

Historical Leased %(1)
	2011	2012	As of 9/30/2013
Owned Space	88.7%	93.6%	95.5%

(1)	As provided by the borrower which reflects average occupancy for the specified year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the CityScape – East Office/Retail Property:

Cash Flow Analysis(1)
	2011	2012	TTM 9/30/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$8,135,989	$13,777,903	$16,592,872	$18,546,375	$28.89
Contractual Rent Steps	0	0	0	2,325,696	3.62
Gross Up Vacancy	0	0	0	1,113,370	1.73
Total Rent	$8,135,989	$13,777,903	$16,592,872	$21,985,441	$34.25
Total Reimbursables	543,661	919,371	1,183,998	1,771,003	2.76
Parking Income(3)	(437,153)	374,375	436,754	385,036	0.60
Other Income(4)	93,096	257,711	304,375	304,375	0.47
Less Vacancy & Credit Loss	(292,729)	(48,181)	(42,180)	(1,315,882)	(2.05)
Effective Gross Income	$8,042,864	$15,281,179	$18,475,819	$23,129,972	$36.03

Total Operating Expenses	$4,177,310	$4,957,871	$4,993,396	$5,964,787	$9.29

Net Operating Income	$3,865,554	$10,323,308	$13,482,423	$17,165,185	$26.74
TI/LC	0	0	0	1,244,693	1.94
Capital Expenditures	0	0	0	128,387	0.20
Net Cash Flow	$3,865,554	$10,323,308	$13,482,423	$15,792,105	$24.60

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
UW Base Rent includes contractual rent steps through May 31, 2014.  UW Base Rent includes the present value of contractual rent steps (discounted at an 8.5% discount rate) pursuant to Squire Sanders’ and Fidelity National Title Insurance’s leases.

(3)	Parking income is shown net of parking expenses.
(4)	Other Income includes marketing fund contributions from the retail tenants and other miscellaneous income sources.

■	Appraisal. According to the appraisal, the CityScape – East Office/Retail Property had an “as-is” appraised value of $274,000,000 as of an effective date of October 2, 2013.

■
Environmental Matters.  Based on a Phase I environmental report dated October 9, 2013, the environmental consultant did not identify evidence of a recognized environmental condition at the CityScape – East Office/Retail Property.

■
Market Overview and Competition.  The CityScape – East Office/Retail Property is located in the downtown section of the central business district of Phoenix, Arizona with frontage along Jefferson Street, South 1st Street, Central Avenue and Washington Street.  The CityScape – East Office/Retail Property is in close proximity to various office towers, courthouses, major transportation arteries and Phoenix Sky Harbor Airport.

According to the appraisal, the CityScape – East Office/Retail Property is located within the downtown Phoenix submarket.  As of August 2013, the downtown office market consisted of 8.8 million SF comprised of 137 buildings with a total vacancy rate for office buildings of 14.6% and an average gross rental rate of $25.08 per SF.  Year-to-date positive net absorption was 35,547 SF through August 2013.  Within the downtown Phoenix office market, there is approximately 4.8 million SF of Class A office product, within 11 buildings, including the CityScape – East Office/Retail Property, which reported a direct vacancy rate of 12.8%, an average gross rental rate of $29.10 per SF and negative net absorption of 501 SF.

CITYSCAPE - EAST OFFICE/RETAIL

According to the appraisal, as of August 2013, the Phoenix retail market totaled 165.8 million SF with a 12.9% vacancy rate and an average net rental rate of $14.09 per SF.  Absorption has been positive since 2011, with a total of approximately 1.8 million SF of positive absorption in 2013, leading to a decline in vacancy from 14.3% in 2011 to the current rate of 12.9%.  Based on a subset of Class A retail product, five properties including the CityScape – East Office/Retail Property, totaling 1.3 million SF, had a vacancy rate of 6%.

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the CityScape – East Office/Retail Property:

Office Lease Comparables(1)(2)
	CityScape – East Office/Retail	Tower at 1 N Central	Collier Center	One Renaissance Square	24th at Camelback I & II	Max at Kierland	Camelback Esplanade
Year Built	2007-2010	2001	2001	1987	2010	2008	1990
Total NRA	641,935	409,889	567,163	492,116	609,310	258,312	1,140,800
Total Occupancy	96%	96%	76%	79%	85%	98%	64%
Quoted Rent Rate per SF	$32.00-$35.00	$26.00-$28.00	$27.00-$30.00	$26.00-$31.00	$27.00-$30.00	$28.00-$32.00	$28.00-$32.00

(1)	Certain lease comparables shown in the above table may be renewals.
(2)	Source: Appraisal.

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the CityScape – East Office/Retail Property:

Office Sales Comparables(1)
Property Name	City	Sale Date	Year Built	NRA (SF)	Sale Price	Sale Price per SF	Occupancy
Anthem Marketplace	Anthem	June 2013	2000	113,293	$22,700,000	$200.37	90%
Kierland Village	Scottsdale	April 2013	2001	116,809	$25,350,000	$217.02	98%
Lake Pleasant Pavilion	Peoria	May 2012	2007	179,557	$41,750,000	$232.52	86%
Scottsdale Horizon	Scottsdale	July 2012	1996	154,766	$38,000,000	$245.53	95%
Grayhawk Plaza	Scottsdale	July 2012	2001	147,084	$36,855,000	$250.57	95%
Oracle Wetmore	Tucson	November 2012	2011	80,155	$29,500,000	$368.04	90%
Lincoln Village	Scottsdale	November 2012	1979	71,142	$38,712,500	$544.16	100%

(1)	Source: Appraisal.

■
The Borrower.  The borrower is RED CityScape Development, LLC, a single member Delaware limited liability company organized as a single-purpose, single-asset, recycled entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the CityScape – East Office/Retail Loan Combination.  Red Consolidated Holdings, LLC is the non-recourse carveout guarantor of the CityScape – East Office/Retail Loan Combination.

■
Escrows.  At origination, the borrower funded aggregate reserves of $2,836,881 with respect to the CityScape – East Office/Retail Property, comprised of: (i) $1,815,789 for certain unfunded obligations of the borrower (including, without limitation, obligations related to tenant improvements), (ii) $4,125 for deferred maintenance, (iii) $859,967 for ground rent (including payments of assessments due in connection with the CityScape – East Office/Retail Property being located within the City of Phoenix’s Enhanced Municipal Services District), and (iv) $157,000 for New Market Tax Credit reserve to be applied to the repayment of the outstanding principal amount of the NMTC C-1 Note on November 3, 2016 as described under “Existing Unsecured Debt” below.

CITYSCAPE - EAST OFFICE/RETAIL

On each monthly due date, the borrower is required to fund the following reserves with respect to the CityScape – East Office/Retail Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay real estate taxes and assessments over the then succeeding twelve month period; (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period (unless a blanket or umbrella insurance policy is approved by the lender and the lender waives such insurance reserve account); (iii) a replacement reserve in the amount of $10,699; (iv) a ground rent reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay rent owed under the ground lease over the then succeeding twelve month period (including payments of assessments due in connection with the CityScape – East Office/Retail Property being located within the City of Phoenix’s Enhanced Municipal Services District); (v) a New Market Tax Credit reserve in the amount of $157,000 to be applied to the repayment of the outstanding principal amount of the NMTC C-1 Note on November 3, 2016 as described under “Existing Unsecured Debt” below; (vi) a tenant improvement/leasing commission reserve (“TI/LC Reserve”) in the following amounts: (a) from the monthly due date of the CityScape – East Office/Retail Loan occurring in February 2014 to and including the monthly due date occurring in January 2015, an amount equal to $0; (b) on each monthly due date commencing in February 2015 to and including the monthly due date occurring in January 2019, an amount equal to $53,495; and (c) on each monthly due date commencing in February 2019 to but excluding the maturity date of the CityScape East Office/Retail Loan, an amount equal to $106,989, provided, however, that borrower is not required to make a deposit into the TI/LC Reserve on any monthly due date that the amount then on deposit in the TI/LC Reserve account equals or exceeds $6,500,000, and (vii) during a Specified Tenant Trigger Period, in order to cure such Specified Tenant Trigger Period, borrower may deposit an amount equal to $35 per square foot of such Specified Tenant’s space into a Specified Tenant reserve, which amounts are to be disbursed to the borrower to reimburse for tenant improvement and leasing commission costs incurred in connection with the releasing of the Specified Tenant’s space.

In addition, on each monthly due date during a CityScape – East Office/Retail Trigger Period, the borrower is required to deposit (or cause to be deposited) (x) into an operating expense account with the lender or the servicer an amount equal to the aggregate amount of approved operating expenses and approved extraordinary expenses for such month, and (y) into an excess cash flow account with the lender or the servicer (the “CityScape – East Office/Retail Excess Cash Flow Reserve”) any and all remaining excess cash flow generated by the CityScape – East Office/Retail Property (to be held as additional collateral for the CityScape – East Office/Retail Loan) after (i) payment of debt service due on such monthly due date, (ii) all required reserve deposits described above due on such monthly due date, (iii) the deposit to the operating expense account described above due on such monthly due date, (iv) payment of debt service due on the CityScape – East Office/Retail Mezzanine Loan as described under “Mezzanine or Subordinate Indebtedness” below, and (v) payment of any other sums due and owing under the related loan documents.

A “Specified Tenant” means each of (i) United Healthcare Services, Inc., (ii) Polsinelli Shughart PC, and (iii) Squire Sanders (US) LLP and/or any sublessee of any Specified Tenant that occupies at any time at least 5% of the premises demised to the Specified Tenant as of the closing date of the CityScape – East Office/Retail Loan, as applicable, but excluding the portion of the premises demised pursuant to the Squire Sanders (US) LLP lease which are subleased to Western Alliance Bank f/k/a Alliance Bank of Arizona as of the closing date of the CityScape – East Office/Retail Loan.

“Specified Tenant Cure Conditions” means each of (i) the applicable Specified Tenant has cured all defaults under its lease and is paying full, unabated rent, (ii) the applicable Specified Tenant is in actual, physical occupancy of its space (or the applicable portion thereof) and is paying full, unabated rent, (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to its lease, has reaffirmed its lease as being in full force and effect, and is paying full, unabated rent, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew its lease in accordance with clause (v) of the definition of Specified Tenant Trigger Period, the applicable Specified Tenant has renewed or extended its lease in accordance with the terms of the loan documents for at least five years and is paying full, unabated rent, and (v) with respect to any bankruptcy or insolvency proceeding involving the applicable Specified Tenant, the applicable Specified Tenant is no longer insolvent or bankrupt and has affirmed its lease pursuant to an order of a court of competent jurisdiction, and is paying full, unabated rent.

CITYSCAPE - EAST OFFICE/RETAIL

A “Specified Tenant Extension Deadline” means the earlier of (i) the date occurring one year prior to the expiration of the applicable term of the applicable Specified Tenant’s lease or (ii) the last day set forth in the applicable Specified Tenant lease for the effective exercise of the option to extend or renew the term of the applicable Specified Tenant lease.

A “CityScape – East Office/Retail Trigger Period” means a period (A) commencing upon the earliest to occur of (i) the occurrence and continuance of an event of default under the CityScape – East Office/Retail Loan, (ii) the debt service coverage ratio (as calculated under the loan documents) being less than 1.20x, and (iii) the occurrence of a Specified Tenant Trigger Period and (B) expiring upon (x) with regard to any CityScape – East Office/Retail Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any CityScape – East Office/Retail Trigger Period commenced in connection with clause (ii) above, the date on which the debt service coverage ratio (as calculated under the loan documents) is equal to or greater than 1.25x for two consecutive calendar quarters, and (z) with regard to any CityScape – East Office/Retail Trigger Period commenced in connection with clause (iii) above, a Specified Tenant Trigger Period ceasing to exist, in each case, so long as no other CityScape – East Office/Retail Trigger Period then exists.

Notwithstanding the foregoing, a CityScape – East Office/Retail Trigger Period will not be deemed to (i) commence at any time prior to July 1, 2014 with regard to events described in clauses (A)(ii) and (A)(iii) of the definition of CityScape – East Office/Retail Trigger Period and (ii) expire in the event that a CityScape – East Office/Retail Trigger Period then exists for any other reason.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the earliest to occur of (i) the Specified Tenant being in default under its lease beyond applicable notice and cure periods, (ii) the Specified Tenant giving notice that it is terminating its lease for all or any portion of its space in excess of one full floor (approximately 22,988 SF of gross leasable area), (iii) any termination or cancellation of the Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (iv) any bankruptcy or similar insolvency of the Specified Tenant and (v) the Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or prior to the applicable Specified Tenant Extension Deadline in accordance with the applicable terms and conditions set forth in the loan documents for the applicable renewal term; and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence must include, without limitation, a duly executed estoppel certificate from the Specified Tenant, in form and substance acceptable to the lender) of (i) the satisfaction of the Specified Tenant Cure Conditions, (ii) the borrower leasing all of the Specified Tenant space in accordance with the terms and conditions of the loan documents pursuant to one or more replacement leases, with the replacement tenant(s) under such replacement lease(s) paying the full amount of rent due under such replacement lease(s), or (iii) when the amount on deposit in the Specified Tenant reserve equals $35 per square foot of the applicable Specified Tenant space.

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Lockbox and Cash Management.  The borrower is required to deposit all rent into a lender controlled lockbox account on each business day during the term of the CityScape – East Office/Retail Loan.  So long as a CityScape – East Office/Retail Trigger Period is not then in effect, all funds in the lockbox account will be remitted on each business day to the borrower’s operating account.  Upon the first occurrence of a CityScape – East Office/Retail Trigger Period, the lender, on the borrower’s behalf, will establish an eligible cash management account with the lender or the servicer.  If a CityScape – East Office/Retail Trigger Period has occurred and is continuing, all funds in the lockbox account will be transferred on each business day to the cash management account, and the lender will apply funds on deposit in the cash management account to pay debt service and fund required reserves in accordance with the loan documents.  During the continuance of an event of default under the CityScape – East Office/Retail Loan, the lender may apply any funds in the cash management account to amounts payable under the CityScape – East Office/Retail Loan and/or toward the payment of expenses of the CityScape – East Office/Retail Property, in such order of priority as the lender may determine.

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Property Management.  The CityScape – East Office/Retail Property is currently managed by RED Property Management, LLC.  RED Property Management, LLC is an affiliate of the borrower.  The management fee of up to three percent of rents from the CityScape – East Office/Retail Property payable to RED Property Management, LLC is subordinated to the CityScape – East Office/Retail Loan Combination.  Under the loan documents, the CityScape – East Office/Retail Property may be managed by a manager for which Rating Agency Confirmation has been obtained. The lender has the right to require that the borrower terminate the management agreement

CITYSCAPE - EAST OFFICE/RETAIL

and replace the manager (i) during an event of default by the borrower under the CityScape – East Office/Retail Loan Combination, after taking into account any applicable notice and cure periods, (ii) upon the filing of a bankruptcy petition or the occurrence of a similar event with respect to the manager, and/or (iii) if the manager is in default under the management agreement beyond any applicable notice and cure period.

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Mezzanine or Subordinate Indebtedness.  Simultaneously with the closing of the CityScape – East Office/Retail Loan, NMTC 22 CityScape, LLC (“NMTC CityScape”), the holder of 100% of the direct interests in the borrower, incurred a mezzanine loan in the original principal amount of $25,000,000 (the “CityScape – East Office/Retail Mezzanine Loan”). The lender under the CityScape – East Office/Retail Mezzanine Loan on the closing date of the CityScape – East Office/Retail Mezzanine Loan was GV Cityscape Mezz Lender, LLC, an affiliate of GEM Realty Managers V, L.P.  The CityScape – East Office/Retail Mezzanine Loan has a maturity date of January 1, 2024 and bears interest at a fixed rate of interest of 11.5% from the closing date of the CityScape – East Office/Retail Mezzanine Loan to 12/31/2018 and thereafter at a fixed rate of interest equal to 13.5% from 1/1/2019 to the maturity date of the CityScape – East Office/Retail Mezzanine Loan.  In the event that excess cash flow from the CityScape – East Office/Retail Property is insufficient to pay interest on the CityScape – East Office/Retail Mezzanine Loan in excess of 7%, the failure of the mezzanine borrower under the CityScape – East Office/Retail Mezzanine Loan to pay interest in excess of 7% will not constitute an event of default under the CityScape – East Office/Retail Mezzanine Loan nor will such unpaid excess accrue.  The CityScape – East Office/Retail Mezzanine Loan documents prohibit the borrower under the CityScape – East Office/Retail Mezzanine Loan from prepaying the CityScape – East Office/Retail Mezzanine Loan unless the CityScape – East Office/Retail Loan Combination has been prepaid in full or is simultaneously prepaid in full with the CityScape – East Office/Retail Mezzanine Loan.  The holder of the CityScape – East Office/Retail Mezzanine Loan and the lender executed and delivered an intercreditor agreement simultaneously with the origination of the CityScape – East Office/Retail Loan Combination.

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Existing Unsecured Debt. In addition to the CityScape – East Office/Retail Mezzanine Loan, in connection with the development of the CityScape – East Office/Retail Property and the adjacent properties ground leased by affiliates of the related borrower and pursuant to new market tax credit procedures, NMTC CityScape, incurred on November 4, 2009 additional financing of which two new-market tax credit notes remain outstanding, one in the principal amount of $5,338,000 (“NMTC C-1 Note”) and the other in the principal amount of $14,462,000 (“NMTC C-2 Note”). NMTC C-1 Note bears interest at a fixed rate of interest equal to 3.6% and interest thereon is paid quarterly. NMTC C-1 Note is beneficially owned by an unaffiliated third party. NMTC C-2 Note bears interest at a fixed rate of interest equal to 1.0% and interest thereon is paid quarterly. NMTC C-2 Note is beneficially owned by an affiliate of NMTC CityScape. Both NMTC C-1 Note and NMTC C-2 Note mature on November 3, 2016. Neither NMTC C-1 Note nor NMTC C-2 Note is secured by a pledge of the equity interests in the borrower but only a pledge of the cash distributions from the CityScape – East Office/Retail Property to NMTC CityScape. Each of the NMTC C-1 Note and the NMTC C-2 Note is subordinate by its terms to the CityScape – East Office/Retail Loan Combination. The CityScape – East Office/Retail Loan Combination is collecting a monthly reserve to be applied to the payment in full of NMTC C-1 Note on the maturity date thereof.

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Ground Lease. The CityScape – East Office/Retail Loan Combination is secured by a first mortgage encumbering the borrower’s leasehold interest in two ground leases, one of which leases the surface and air related to the CityScape – East Office/Retail Property to borrower and the other of which leases the sub-surface related to the CityScape – East Office/Retail Property to borrower.  As of the origination of the CityScape – East Office/Retail Loan, the fee interest under the ground leases was not encumbered by a mortgage.  The fee owner pursuant to both ground leases is the City of Phoenix, Arizona.  The surface and air ground lease has an initial maturity date of October 31, 2067 and may be extended by the borrower for three additional five-year periods.

Pursuant to the surface and air ground lease, the borrower may exercise at any time, including after the occurrence of an event of default under the surface and air ground lease (provided that borrower has cured any monetary default under the surface and air ground lease), the option to purchase the fee title to the ground leased premises for $5,000.   The sub-surface ground lease has an initial maturity date of not earlier than February 28, 2070, and may be extended by the borrower for three additional five-year periods. In addition, the borrower may exercise the option to purchase the fee title to the sub-surface ground leased premises for $5,000 at any time in or after March 2035, including after the occurrence of an event of default under the ground lease (provided that borrower has cured any monetary default under the sub-surface ground lease).

CITYSCAPE - EAST OFFICE/RETAIL

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GPLET Program.  The CityScape – East Office/Retail Property is subject to the two aforementioned ground leases with the City of Phoenix in order to facilitate the Government Property Lease Excise Tax (“GPLET”) real estate tax abatement program.  Under the GPLET program, the CityScape – East Office/Retail Property is assessed an excise tax in lieu of the assessment of ad valorem or other leasehold or real property taxes.  Furthermore, CityScape – East Office/Retail Property is subject to a total abatement of GPLET excise taxes for the first eight years following issuance of a final shell certificate of occupancy (or its equivalent) by the City of Phoenix as to buildings constructed pursuant to such ground leases (expiring in February 2018).  Thereafter, the CityScape – East Office/Retail Property will be assessed excise taxes at a flat rate for years nine through ten of approximately $1,304,658.  During years 11 through 20, the tax obligation then decreases to 80% of such amount, and then during years 21 through 30, the tax obligation decreases to 60% of such amount, decreasing every ten years thereafter by 20% until the obligation reaches zero at the end of year 50.  The borrower maintains the option to purchase the fee interest in the office/retail component of the CityScape – East Office/Retail Property at any time for $5,000, and the option to purchase the fee interest in the underground parking garage for $5,000 in or after March 2035. If either option to purchase is exercised, the applicable portion purchased would no longer be enrolled in the GPLET program and would be subject to the full assessment of real estate taxes. The subleasehold interest in the adjacent parking structure is not, however, subject to an option to purchase by the borrower.

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Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the CityScape – East Office/Retail Property, plus eighteen (18) months of business interruption coverage.” See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

1500 SPRING GARDEN

1500 SPRING GARDEN

1500 Spring Garden
1500 Spring Garden Street
Philadelphia, PA 19130
Philadelphia
VINE STREET EXPY
CHINATOWN
The Pennsylvania Convention Center
City Hall
CENTER CITY
RITTENHOUSE ROW
The Barnes Museum
Franklin Institute
Logan Square
National Constitution Center
The Gallery at Market East
Centre Square
Rittenhouse Square
Washington Square Park
Franklin Square
SPRING GARDEN ST
CALLOWHILL ST
RACE ST
ARCH ST
MARKET ST
CHESTNUT ST
WALNUT ST
LOCUST ST
SPRUCE ST
PINE ST
LOMBARD ST
SOUTH ST
BRAINBRIDGE ST
FITZWATER ST
CATHARINE ST
CHRISTIAN ST
FAIRMOUNT AVE
WALLACE ST
MT VERNON ST
GREEN ST
BRANDYWINE ST
HAMILTON ST
CHERRY ST
JOHN F KENNEDY BLVD
FILBERT ST
RIDGE AVE
Property Types
Office
Retail
Hotel & Club
Cultural & Entertainment
Civic & Institutional
Educational Facilities
Medical
Religious
Prominent Residential
Residential
Parking
Transit
Development
Industrial
Unknown
CARTIFACT.
Boyertown
Doylestown
Harleysville
PENNSYLVANIA
Trenton
Phoenixville
Norristown
Willow Grove
Levittown
Bristol
Chester Springs
Malvern
Wayne
Cheltenham
West Chester
Rose Tree
Philadelphia
Mt. Holly
Chester
Medford
Voorhees
NEW JERSEY
DELAWARE
Wilmington
Berlin
Gloucester Township
Shamong
Glassboro
Pilesgrove

1500 SPRING GARDEN

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Philadelphia, Pennsylvania	Cut-off Date Principal Balance(3)		$69,500,000
Property Type	Office	Cut-off Date Principal Balance per SF(1)		$139.96
Size (SF)	1,068,125	Percentage of Initial Pool Balance		6.8%
Total Occupancy as of 8/31/2013	87.5%	Number of Related Mortgage Loans		None
Owned Occupancy as of 8/31/2013	87.5%	Type of Security	Both Fee Simple and Leasehold
Year Built / Latest Renovation	1947 / 2000	Mortgage Rate		4.3300%
Appraised Value	$197,200,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		60
Underwritten Revenues	$23,956,145
Underwritten Expenses	$9,308,337	Escrows
Underwritten Net Operating Income (NOI)	$14,647,808		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$13,862,680	Taxes	$294,699	$29,470
Cut-off Date LTV Ratio(1)	75.8%	Insurance	$62,938	$15,735
Maturity Date LTV Ratio(1)(2)	73.6%	Replacement Reserves(4)	$1,000,000	$0
DSCR Based on Underwritten NOI / NCF(1)	2.23x / 2.11x	TI/LC(5)	$9,000,000	$0
Debt Yield Based on Underwritten NOI / NCF(1)	9.8% / 9.3%	Other(6) (7)	$1,775,489	$100,000

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$149,500,000	73.5%	Purchase Price	$188,000,000	92.4%
Principal’s New Cash Contribution	43,828,503	21.5	Reserves	12,133,126	6.0
Other Sources	10,136,007	5.0	Other Uses	1,786,859	0.9
			Closing Costs	1,544,525	0.8
Total Sources	$203,464,510	100.0%	Total Uses	$203,464,510	100.0%

(1)	Calculated based on the 1500 Spring Garden Loan Combination.
(2)
The Maturity Date LTV Ratio is calculated using the “as stabilized” appraised value of $203,200,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value, is 75.8%. See “– Appraisal” below.

(3)
The Cut-off Date Balance of $69,500,000 represents the note A-2 of a $149,500,000 loan combination evidenced by two pari passu notes.  The companion loan is the note A-1 in the principal amount of $80,000,000 as of the Cut-off Date that was contributed to the GSMS 2014-GC18 transaction.

(4)
An amount equal to $17,802 is required to be deposited into the replacement reserve on each due date following the date on which funds on deposit in the replacement reserve account are less than $300,000 until the funds on deposit in the replacement reserve account are equal to or greater than $500,000. See “—Escrows” below.

(5)
An amount equal to $89,010 is required to be deposited into the TI/LC reserve on each due date following the date on which funds on deposit in the TI/LC reserve account are less than $3,000,000 until funds on deposit in the TI/LC reserve account are equal to or greater than $5,000,000. See “—Escrows” below.

(6)
The other upfront reserve of $1,775,489 represents an unfunded free rent reserve ($713,731), an unfunded TI/LC reserve ($1,033,667) and a leasehold income replacement reserve ($28,091). See “—Escrows” below.

(7)
An amount equal to $100,000 is required to be deposited into an unfunded free rent reserve on each due date until a total of $1,913,731 has been deposited into the free rent reserve. See “—Escrows” below.

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The Mortgage Loan.  The mortgage loan (the “1500 Spring Garden Loan”) is part of a loan combination structure (the “1500 Spring Garden Loan Combination”) comprised of two pari passu notes that are together secured by a first mortgage encumbering the borrowers’ fee interest in a 1,068,125 SF office building and leasehold interest in a 66,265 SF parking lot located in Philadelphia, Pennsylvania (collectively, the “1500 Spring Garden Property”). The 1500 Spring Garden Loan (evidenced by note A-2), which will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $69,500,000 and represents approximately 6.8% of the Initial Pool Balance.  The related companion loan (the “1500 Spring Garden Companion Loan”) (evidenced by note A-1), which was contributed to the GSMS 2014-GC18 transaction, has an outstanding principal balance as of the Cut-off Date of $80,000,000. The 1500 Spring Garden Loan Combination was originated on November 15, 2013 by Citigroup Global Markets Realty Corp.  The 1500 Spring Garden Loan  Combination had an original principal balance of $149,500,000 and each note has an interest rate of 4.3300% per annum.  The proceeds of the 1500 Spring Garden Loan Combination were used to acquire the 1500 Spring Garden Property. The 1500 Spring Garden Loan Combination is serviced under the GSMS 2014-GC18 pooling and servicing agreement. See “Description of the Mortgage Pool – The Loan Combinations” for more information regarding the co-lender agreement that governs the relative rights of the holders of the 1500 Spring Garden Loan and the 1500 Spring Garden Companion Loan.

1500 SPRING GARDEN

The 1500 Spring Garden Loan has an initial term of 60 months, has a remaining term of 57 months as of the Cut-off Date and requires interest only payments. The scheduled maturity date of the 1500 Spring Garden Loan is the due date in December 2018.  Voluntary prepayment of the 1500 Spring Garden Loan is permitted on or after the due date in September 2018.  Defeasance of the 1500 Spring Garden Loan (which requires defeasance of both the 1500 Spring Garden Loan and the 1500 Spring Garden Companion Loan, other than in connection with a partial defeasance relating to a release of the parking parcel (see “Partial Release”, below) with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America or other obligations which are “government securities” permitted under the loan documents, is permitted at any time after the second anniversary of the securitization Closing Date.

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The Mortgaged Property.  The 1500 Spring Garden Property is a 1,068,125 SF, Class A office building situated on a 3.87 acre site located in the central business district of Philadelphia, Pennsylvania and a separate parking lot located along Spring Garden Street, between Broad and 16th Streets containing approximately 66,265 SF. The 1500 Spring Garden Property is a former pharmaceutical research and manufacturing facility that was originally constructed in 1947 and converted to Class A office space in 2000.  Over $100 million of improvements were made to the 1500 Spring Garden Property since 2000, including improvements to the façade, lobby, restrooms, elevators, and the installation of state of the art power redundancies and data connectivity.  The 1500 Spring Garden Property has large efficient floor plates and features ground-level retail, a cafeteria, an on-site management office, on-site covered and surface parking, and an adjacent parking lot. As of August 31, 2013, the Total Occupancy and Owned Occupancy were both 87.5%.

The following table presents certain information relating to the tenants at the 1500 Spring Garden Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Independence Blue Cross(2)	NR / NR / NR	186,608	17.5%	$3,119,984	17.1%	$16.72	2/28/2019	NA
Sungard Availability Services	NR / NR / NR	135,083	12.6	3,080,869	16.9	22.81	8/31/2020	2, 5-year options
Thomson Reuters(3)	BBB+ / Baa2 / BBB+	123,453	11.6	2,840,591	15.6	23.01	10/31/2024	2, 5-year options
CBS Broadcasting Inc. (4)	BBB / Baa2 / BBB	119,457	11.2	2,377,891	13.0	19.91	2/28/2027	See footnote 4
Day & Zimmermann Group(5)	NR / NR / NR	134,296	12.6	2,371,290	13.0	17.66	3/31/2023	2, 5-year options
Cigna-Healthspring, Inc.	BBB / Baa2 / NR	44,769	4.2	1,042,461	5.7	23.29	12/31/2019	2, 5-year options
North American Publishing(6)	NR / NR / NR	51,234	4.8	878,109	4.8	17.14	1/31/2026	1, 5-year option
Stantec Consulting Services	NR / NR / NR	44,036	4.1	799,666	4.4	18.16	7/31/2020	2, 5-year options
Turner Construction	NR / NR / NR	23,983	2.2	467,669	2.6	19.50	8/31/2024	1, 5-year option
SB1 Federal Credit Union(7)	NR / NR / NR	22,572	2.1	456,394	2.5	20.22	12/31/2023	1, 5-year option
Ten Largest Tenants		885,491	82.9%	$17,434,924	95.5%	$19.69
Remaining Tenants		49,298	4.6	817,051	4.5	16.57
Vacant		133,336	12.5	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		1,068,125	100.0%	$18,251,975	100.0%	$19.53

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	The Independence Blue Cross lease expires on various dates: 55,200 SF expires on 11/30/2015, 32,607 SF expires on 2/28/2016, 13,592 SF expires on 3/31/2016, and 85,209 SF expires on 2/28/2019.
(3)	Thomson Reuters has the option to terminate its lease on 6/30/2018 with 15 months’ notice and payment of $5,543,662.
(4)	CBS Broadcasting Inc. has three renewal options. The first option is for five years, the second option is for four years and eleven months, and the third option is for five years.
(5)	Day & Zimmermann Group Inc. has the option to terminate up to 26,319 SF effective 4/1/2018, with nine months’ notice and payment of unamortized base rent and TI/LCs.
(6)	North American Publishing has the option to terminate its lease on 2/28/2016 with one year’s notice.
(7)	SB1 Federal Credit Union has the option to terminate its lease on 12/31/2019 with one year’s notice and payment of unamortized TI/LCs, free rent, and five months’ base rent.

1500 SPRING GARDEN

The following table presents the lease rollover schedule at the 1500 Spring Garden Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent (2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Tenants
MTM	12,366	1.2%	1.2%	$46,780	0.3%	$3.78	3
2014	0	0.0	1.2%	0	0.0	0.00	0
2015	66,132	6.2	7.3%	1,063,752	5.8	16.09	2
2016	50,624	4.7	12.1%	866,572	4.7	17.12	2
2017	21,914	2.1	14.1%	434,252	2.4	19.82	1
2018	0	0.0	14.1%	0	0.0	0.00	0
2019	127,639	11.9	26.1%	2,508,141	13.7	19.65	1
2020	179,119	16.8	42.9%	3,880,535	21.3	21.66	2
2021	0	0.0	42.9%	0	0.0	0.00	0
2022	2,000	0.2	43.0%	60,000	0.3	30.00	1
2023	156,868	14.7	57.7%	2,827,684	15.5	18.03	2
2024	147,436	13.8	71.5%	3,308,259	18.1	22.44	2
2025 & Thereafter	170,691	16.0	87.5%	3,256,001	17.8	19.08	2
Vacant	133,336	12.5	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	1,068,125	100.0%		$18,251,975	100.0%	$19.53	18

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)
UW Base Rent includes contractual rent steps through 12/1/2014 ($180,025). UW Base Rent includes the present value of contractual rent steps (discounted at an 8.5% discount rate) pursuant to the following tenants’ leases: CBS Broadcasting Inc. ($178,443), Cigna-Healthspring, Inc. ($144,979), Temple University Health ($28,843), and Thomson Reuters ($248,078).

The following table presents certain information relating to historical leasing at the 1500 Spring Garden Property:

Historical Leased %(1)
	2011	2012	As of 8/31/2013
Owned Space	84.6%	84.4%	87.5%

(1)	As provided by the borrowers which reflects average occupancy for the specified year.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 1500 Spring Garden Property:

Cash Flow Analysis(1)
	2011	2012	TTM 8/31/2013	Underwritten	Underwritten $ per SF
Base Rent(2)	$15,728,372	$15,811,856	$16,331,997	$17,471,608	$16.36
Contractual Rent Steps	0	0	0	780,367	0.73
Gross Up Vacancy	0	0	0	2,338,134	2.19
Total Rent	$15,728,372	$15,811,856	$16,331,997	$20,590,109	$19.28
Total Reimbursables	4,229,513	4,501,198	4,782,257	5,050,905	4.73
Other Income(3)	450,707	482,165	505,383	653,265	0.61
Less Vacancy & Credit Loss	(82,559)	0	0	(2,338,134)	(2.19)
Effective Gross Income	$20,326,033	$20,795,219	$21,619,637	$23,956,145	$22.43

Total Operating Expenses	$7,171,339	$7,645,763	$8,492,537	$9,308,337	$8.71

Net Operating Income	$13,154,694	$13,149,456	$13,127,100	$14,647,808	$13.71
TI/LC	0	0	0	571,504	0.54
Capital Expenditures	0	0	0	213,625	0.20
Net Cash Flow	$13,154,694	$13,149,456	$13,127,100	$13,862,680	$12.98

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
UW Base Rent includes contractual rent steps through 12/1/2014 ($180,025). UW Base Rent includes the present value of contractual rent steps (discounted at an 8.5% discount rate) pursuant to the following tenants’ leases: CBS Broadcasting Inc. ($178,443), Cigna-Healthspring, Inc. ($144,979), Temple University Health ($28,843), and Thomson Reuters ($248,078).

(3)	Includes parking income, tenant maintenance services, late fees, affiliate reimbursements for payroll expenses, and other miscellaneous items.

1500 SPRING GARDEN

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Appraisal. According to the appraisal, the 1500 Spring Garden Property had an “as-is” appraised value of $197,200,000 as of an effective date of October 10, 2013 and an “as-stabilized” value of $203,200,000 as of November 1, 2014.

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Environmental Matters.  Based on a Phase I environmental report dated October 21, 2013, the environmental consultant recommended that a limited subsurface investigation be conducted, in order to characterize subsurface soil and/or groundwater conditions at the location of a historical auto service facilities located on a parcel of the 1500 Spring Garden Property that is currently being used as a parking lot. A Phase II environmental report dated December 20, 2013 was completed to assess subsurface conditions, and no further action was recommended. Further, the environmental consultant recommended that the borrowers adhere to an asbestos operations and maintenance plan which is currently in place.

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Market Overview and Competition. The 1500 Spring Garden Property is located in the northern periphery of Center City, Philadelphia, Pennsylvania. Center City Philadelphia is characterized by high density commercial, institutional, recreational and residential land uses. Primary access to the neighborhood is provided by Interstate 676 (the Vine Street Expressway) linking Interstate 76 to the west with Interstate 95 to the east with an interchange on North Broad Street. North Broad Street is the primary north-south arterial. Major east-west roads include Spring Garden Street, Callowhill Street and Fairmount Avenue. The Southeastern Pennsylvania Transportation Authority (SEPTA) provides bus service along both Spring Garden and Broad Street. Public rail service is available via the Broad Street subway within walking distance of the 1500 Spring Garden Property.

According to a market report, as of the third quarter of 2013, the Philadelphia Central Business District (“CBD”) office market consisted of 62.6 million SF comprised of 791 buildings. The direct vacancy rate was 10.0% and the average gross rental rate was $24.69 per SF. Class A office properties within the Philadelphia CBD market reported a direct vacancy of 12.8% and an average gross rent of $26.12 per SF. According to the market report, there are currently no properties under construction in the Philadelphia CBD market.

The 1500 Spring Garden Property is located in the Market Street West submarket, which consists of 40.2 million SF comprised of 404 buildings. The Market Street West submarket ended the third quarter of 2013 with a direct vacancy rate of 10.6% and an average gross rent of $26.39 per SF.

Within the Market Street West submarket, there is approximately 27.6 million SF, comprised of 44 buildings, of Class A office properties with a direct vacancy rate of 13.6% and an average gross rent of $27.11 per SF.

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the 1500 Spring Garden Property:

Office Lease Comparables(1)(2)
	1500 Spring Garden	833 Chestnut	801 Market	401 Market	Two Penn Center	1700 Market
Year Built / Renovated	1947 / 2000	1926 / 2000	1931 / 2002	NAV / NAV	1958 / 1988	1968 / 1989
Total GLA	1,068,125	677,413	927,931	481,958	502,531	841,172
Total Occupancy	88%	91%	80%	78%	74%	81%
Quoted Rent Rate per SF(3)		$23.00 + E	$22.50 + E	$25.00 + E	$22.50 + E	$26.50 + E
Expense Basis(4)		Mod Gross	Mod Gross	Mod Gross	Mod Gross	Mod Gross

	1801 Market	1818 Market	1835 Market	1900 Market
Year Built / Renovated	1981 / NAV	1971 / 1991	1986 / NAV	1981 / 1995
Total GLA	667,825	981,743	686,503	456,922
Total Occupancy	69%	82%	76%	31%
Quoted Rent Rate per SF(3)	$26.50 + E	$27.50 + E	$25.50	$20.00
Expense Basis(4)	Mod Gross	Mod Gross	Full Service	Full Service

(1)	Certain lease comparables shown in the above table may be renewals.
(2)	Source: Appraisal.
(3)	+ E means plus electricity.
(4)	Mod Gross means modified gross lease structure.

1500 SPRING GARDEN

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the 1500 Spring Garden Property:

Office Sales Comparables(1)
Property Name	City	Sale Date	Year Built	NRA (SF)	Sale Price	Sale Price per SF	Occupancy
One & Two Commerce Square	Philadelphia	September 2013	1987	1,896,142	$331,800,000	$174.99	89%
100 Independence Mall West	Philadelphia	September 2013	1965	392,689	$48,288,695	$122.97	84%
2000 Market	Philadelphia	March 2013	1972	665,649	$109,650,000	$164.73	96%
Two Penn Center	Philadelphia	October 2012	1956	505,103	$66,500,000	$131.66	80%
1700 Market	Philadelphia	September 2011	1969	841,172	$143,500,000	$170.60	87%

(1)	Source: Appraisal.

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The Borrowers. The borrowers are 1500 Net-Works Associates, L.P. and Broad and Spring Garden Parking Associates, L.P., both single-purpose, single-asset entities. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 1500 Spring Garden Loan. Elchonon Schwartz, Jack Cohen and Simon Singer are the non-recourse carveout guarantors under 1500 Spring Garden Loan.

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Escrows.  At origination, the borrowers funded aggregate reserves of $12,105,035 with respect to the 1500 Spring Garden Property, comprised of: (i) $294,699 for real estate taxes; (ii) $62,938 for insurance; (iii) $1,000,000 for replacement reserves; (iv) $9,000,000 for future leasing costs; (v) $1,033,667 for certain unfunded obligations of the borrowers (including, without limitation, obligations related to tenant improvements); and (vi) $713,731 for future rent abatements under the existing leases.  On December 30, 2013, the borrowers funded additional reserves of $28,091 as a leasehold income replacement reserve, which amount represents the ground rent payable under the ground lease for January 2014 and February 2014.  Funds held in the leasehold income replacement reserve will be disbursed on the due dates occurring in January 2014 and February 2014 in an amount equal to the ground rent payable under the ground lease in such calendar month for deposit into a cash management account.

On each monthly due date, the borrowers are required to fund the following reserves with respect to the 1500 Spring Garden Property: (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding 12-month period provided, however, that reserve deposits are not required in respect of insurance premiums where the borrowers are maintaining an approved umbrella or blanket policy in accordance with the loan documents; (ii) to the extent that aggregate funds held in the replacement reserve are less than $300,000 until funds on deposit in the replacement reserve are equal to or greater than $500,000, a replacement reserve in the amount of $17,802; and (iii) to the extent that aggregate funds held in the TI/LC reserve are less than $3,000,000 until amounts on deposit in the TI/LC reserve are equal to or greater than $5,000,000, a TI/LC reserve in the amount of $89,010.

In addition, on each monthly due date during a 1500 Spring Garden Trigger Period, the borrowers are required to deposit (or cause to be deposited) into the cash management account, all excess cash flow generated by the 1500 Spring Garden Property after payment of (i) debt service and all required reserves described above and (ii) an amount equal to (x) the aggregate amount of approved operating expenses and approved extraordinary expenses for the subject month for disbursement to the borrowers for payment of operating expenses and extraordinary operating expenses associated with the 1500 Spring Garden Property, to be held in an excess cash subaccount (the “1500 Spring Garden Excess Cash Reserve”).  To the extent that no event of default under the 1500 Spring Garden Loan Combination has occurred and is continuing and all funds in the TI/LC reserve have been expended in full, the lender is required to disburse to the borrowers funds in the 1500 Spring Garden Excess Cash Reserve solely with respect to tenant improvements and leasing commissions related to (i) 1500 Spring Garden Major Leases that have been approved by the lender in accordance with the terms and conditions of the loan agreement for the 1500 Spring Garden Loan Combination and (ii) non-1500 Spring Garden Major Leases that the lender has reasonably determined are on market terms, including, with respect to both (i) and (ii), the lender’s reasonable approval of the tenant improvements and leasing commissions contained therein and a budget for tenant improvement costs and a schedule of leasing commission payments with respect to such lease.

Upon termination of a 1500 Spring Garden Trigger Period and provided no event of default has occurred and is continuing, (i) to the extent that funds on deposit in the TI/LC reserve are less than $3,000,000, funds on deposit in the 1500 Spring Garden Excess Cash Reserve are to be deposited by lender into the TI/LC reserve in an

1500 SPRING GARDEN

amount up to $5,000,000 and any remaining amounts after such deposit into the TI/LC reserve are required to be disbursed to the borrowers and (ii) to the extent that funds on deposit in the TI/LC reserve are equal to or greater than $3,000,000, funds on deposit in the 1500 Spring Garden Excess Cash Reserve are required to be disbursed to the borrowers.

A “1500 Spring Garden Major Lease” means (i) any lease which, individually or when aggregated with all other leases at the 1500 Spring Garden Property with the same tenant or its affiliate (and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease), either (A) accounts for 10% or more of the total rental income for the 1500 Spring Garden Property, or (B) demises 100,000 square feet or more of the 1500 Spring Garden Property’s gross leasable area, (ii) any lease which contains any option, offer, right of first refusal or other similar entitlement to acquire or encumber all or any portion of the 1500 Spring Garden Property (other than an option or right of first refusal or similar entitlement to lease additional space at the 1500 Spring Garden Property), (iii) the lease with Independence Blue Cross (“Blue Cross”) as of the closing date of the 1500 Spring Garden Loan Combination, and (iv) any instrument guaranteeing or providing credit support for any lease meeting the requirements of (i), (ii) and/or (iii) above.

A “1500 Spring Garden Trigger Period” means a period (A) commencing upon the earliest to occur of (i) the occurrence and continuance of an event of default under the 1500 Spring Garden Loan Combination, (ii) the debt service coverage ratio being less than 1.15x, and (iii) the occurrence of a Specified Tenant Trigger Period and (B) expiring upon (x) with regard to any 1500 Spring Garden Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any 1500 Spring Garden Trigger Period commenced in connection with clause (ii) above, the date on which the debt service coverage ratio is equal to or greater than 1.20x for two (2) consecutive calendar quarters, and (z) with regard to any 1500 Spring Garden Trigger Period commenced in connection with clause (iii) above, a Specified Tenant Trigger Period ceasing to exist in accordance with the applicable Specified Tenant Cure Conditions, in each case, so long as no other 1500 Spring Garden Trigger Period shall then exist.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the earliest to occur of (i) Blue Cross and any replacement lessee(s) of the space leased to Blue Cross (the “Specified Tenant”) being in monetary or other material default under its lease beyond applicable notice and cure periods, (ii) Specified Tenant failing to be in actual, physical possession of 80% or more of its space (or application portion thereof), failing to be open to the public for business during customary hours in its space (or applicable portion thereof), and/or “going dark” in its space (or applicable portion thereof), (iii) Specified Tenant giving notice that it is terminating its lease for 25% or more of its total square footage, (iv) any termination or cancellation of the Specified Tenant lease (including, without limitation, rejection in bankruptcy or similar insolvency proceeding) and/or the lease with Specified Tenant failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of Specified Tenant and (vi) Specified Tenant failing to extend or renew its lease, on or prior to the earlier to occur of (a) the date occurring at least more than 12 months prior to the expiration date of its lease and (b) the commencement of the renewal notice period required pursuant to the lease with Specified Tenant, for five years or more with respect to all of its space; and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence shall include, without limitation, a duly executed estoppel certificate from the applicable Specified Tenant, in form and substance acceptable to the lender) of (1) the satisfaction of the Specified Tenant Cure Conditions or (2) the borrowers leasing the entire space under the lease with the Specified Tenant for at least a minimum term of five years, the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease and paying the full amount of rent due under its lease.

1500 SPRING GARDEN

“Specified Tenant Cure Conditions” means either (A) each of the following, as applicable (i) the applicable Specified Tenant has cured all monetary and other material defaults under the applicable lease with the Specified Tenant, (ii) (I) the applicable Specified Tenant is in actual, physical possession of not less than eighty percent (80%) of its space (or applicable portion thereof), open to the public for business during customary hours, not “dark” in its space (or applicable portion thereof), and is paying full, unabated rent under its lease and the debt service coverage ratio is equal to or greater than 1.15x or (II) one or more tenants pursuant to leases entered into in accordance with the terms and conditions of loan agreement for the 1500 Spring Garden Loan Combination are in actual, physical possession of not less than eighty percent (80%) of its space (or applicable portion thereof), open to the public for business during customary hours, not “dark” in its space (or applicable portion thereof), and are paying full, unabated rent under the applicable lease or leases and the debt service coverage ratio is equal to or greater than 1.15x, (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable lease with the Specified Tenant and has re-affirmed the applicable lease with the Specified Tenant as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable lease with the Specified Tenant in accordance with clause (vi) of the definition of “Specified Tenant Trigger Period,” the applicable Specified Tenant has renewed or extended the applicable lease with the Specified Tenant in accordance with the terms of the loan agreement for a minimum period of 5 years and (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable lease with the Specified Tenant, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable lease with the Specified Tenant pursuant to final, non-appealable order of a court of competent jurisdiction or (B) the debt service coverage ratio is equal to or greater than 1.40x for two (2) consecutive calendar quarters.

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Ground Lease Fee Acquisition.  An affiliate of the borrowers has entered into a purchase agreement to acquire the underlying fee interest in the parking lot portion of the 1500 Spring Garden Property (which parking lot portion is, as of the Cut-Off Date, ground leased to the borrowers by the seller under the purchase agreement).  Once acquired, it is expected that the affiliate will transfer the fee interest in the parking lot portion of the 1500 Spring Garden Property to the borrowers and the fee interest will become collateral for the 1500 Spring Garden Loan Combination.  It is an event of default under the 1500 Spring Garden Loan Combination if the borrowers do not convert their leasehold interest in the parking lot portion of the 1500 Spring Garden Property into a fee interest on or before February 28, 2014 (unless the borrowers cannot complete the conversion by such date solely because of a default by the seller under the purchase agreement with the affiliate of the borrowers), subject to a one-time right to extend such conversion date to March 28, 2014, with a deposit of $14,045.40 into the leasehold income replacement reserve account, which amount represents the ground rent payable under the ground lease for March, 2014.

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Lockbox and Cash Management.  The 1500 Spring Garden Loan Combination requires a hard lockbox, and the borrowers are required to direct tenants to pay rent directly to a lender controlled lockbox account.  All funds in the lockbox account will be transferred on each business day to the cash management account, and the lender will apply funds on deposit in the cash management account to pay debt service and fund required reserves in accordance with the loan documents.  During the continuance of an event of default under the 1500 Spring Garden Loan, the lender may apply any funds in the cash management account to amounts payable under the 1500 Spring Garden Loan and/or toward the payment of expenses of the 1500 Spring Garden Property, in such order of priority as the lender may determine.

1500 SPRING GARDEN

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Property Management. The 1500 Spring Garden Property is currently managed by Nightingale Realty, LLC, an affiliate of the borrowers.  Under the loan documents, the borrowers cannot replace Nightingale Realty, LLC as the property manager of the 1500 Spring Garden Property without prior written approval by the lender (which such approval may be conditioned upon a Rating Agency Confirmation). The lender may replace (or require the borrowers to replace) the property manager (i) during an event of default by the borrowers under the 1500 Spring Garden Loan Combination, after taking into account any applicable notice and cure periods, (ii) upon the filing of a bankruptcy petition or the occurrence of a similar event with respect to the property manager, (iii) the debt service coverage ratio is less than 1.05x, and/or (iv) if the property manager is in default under the management agreement beyond any applicable notice and cure period.

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Mezzanine or Subordinate Indebtedness. The borrowers are permitted to incur mezzanine financing provided that the following terms and conditions, among others under the loan documents, are each satisfied: (i) no event of default has occurred or is continuing under the 1500 Spring Garden Loan Combination, (ii) if the interest rate is a floating rate, if reasonably required by the lender, the borrowers have obtained and maintain an interest rate cap agreement pursuant to the mezzanine loan documents, (iii) after giving effect to the mezzanine loan, the debt yield is equal to or greater than 8.5%, (iv) after giving effect to the mezzanine loan, the debt service coverage ratio is equal to or greater than 1.30x, (v) the loan term of the mezzanine loan is coterminous with or longer than the term of the 1500 Spring Garden Loan Combination, (vi) after giving effect to the mezzanine loan, the loan to value ratio is equal to or less than 80%, (vii) execution of an intercreditor agreement with the mezzanine lender, in form and substance acceptable to lender, and (viii) Rating Agency Confirmation (at the lender’s option).

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Terrorism Insurance.  The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the 1500 Spring Garden Property, plus twelve months of business interruption coverage with an additional six month extended period of indemnity, or until the income is restored to prior level.  The “all risk” insurance providing terrorism coverage is required to contain a deductible that is no higher than $10,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

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Partial Release.  Provided no event of default under the 1500 Spring Garden Loan Combination has occurred and remains uncured, the 1500 Spring Garden Loan Combination documents permit the release of a parking parcel of the 1500 Spring Garden Property at any time after the second anniversary of the Closing Date, if the borrowers defease a portion of the 1500 Spring Garden Loan Combination, subject to satisfaction of certain conditions, including that: (i) the borrowers defease an amount equal to 115% of the allocated loan amount for the parcel to be released, (ii) as of each of the partial defeasance notice date and the date of the partial defeasance, after giving effect to the partial defeasance, the debt service coverage ratio calculated under the loan documents based on the remaining portion of the 1500 Spring Garden Property is greater than the greater of (a) the debt service coverage ratio based on the 1500 Spring Garden Property (inclusive of the released parcel) immediately prior to the partial defeasance notice date or the date of the partial defeasance, as applicable, and (b) 1.40x, (iii) as of each of the partial defeasance notice date and the date of the partial defeasance, after giving effect to the partial defeasance, the loan-to-value ratio calculated under the loan documents based on the remaining portion of the 1500 Spring Garden Property is not greater than the lesser of (a) 75.0% and (b) the loan-to-value ratio based on the 1500 Spring Garden Property (inclusive of the released parcel) immediately prior to the partial defeasance notice date and the date of the partial defeasance, as applicable, (iv) borrowers’ delivery of a REMIC opinion, and (v) borrowers’ delivery of a Rating Agency Confirmation.

INDEPENDENCE GREEN APARTMENTS

INDEPENDENCE GREEN APARTMENTS

CARTIFACT
Independence Green Apartments
24360 Independence Drive
Farmington Hills, MI 48335
Walled Lake
Franklin
Bingham Farms
Southfield
Farmington Hills
Novi
Northville
Livonia
Plymouth
Westland
Dearborn Heights
Henry Ford-West Bloomfield Hospital
Hunter's Square
Oakland Hills Memorial Gardens
Twelve Mile Crossing Fountain Walk
Twelve Oaks Mall
Novi Town Center
Oakland Community College -Orchard Ridge
Holy Sepulchre Cemetery
Botsford Hospital
Northville Downs
Schoolcraft College-Livonia
Laurel Park Place
Mt Hope Memorial Garden Cemetery
Grand Lawn Cemetery
St Mary Mercy Hospital
Madonna University
Compuware Sports Arena
Westland Center
GRAND RIVER RD
GRAND RIVER AVE
W 14 MILE RD
W 13 MILE RD
W TWELVE MILE RD
W 10 MILE RD
W 9 MILE RD
W 8 MILE RD
7 MILE RD
6 MILE RD
5 MILE RD
PLYMOUTH RD
JOY RD
WARREN RD
FORD RD
CHERRY HILL RD
HALSTED RD
FARMINGTON RD
MIDDLEBELT RD
MERRIMAN RD
INKSTER RD
BEECH DALY RD
TELEGRAPH RD
NEWBURGH RD
NOVI RD
BECK RD
Detroit
Ann Arbor
Farmington Hills
Livonia
Dearborn
Westland
Canton
South Lyon
Brighton
Howell
Milford
Waterford
Clarkston
Bloomfield
Royal Oak
Warren
Utica
Sterling Heights
Romeo
Ferndale
Roseville
Dexter
LaSalle
Milan
Holly

INDEPENDENCE GREEN APARTMENTS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Farmington Hills, Michigan	Cut-off Date Principal Balance		$43,000,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit		$43,832.82
Size (Units)	981	Percentage of Initial Pool Balance		4.2%
Total Occupancy as of 9/28/2013	97.1%	Number of Related Mortgage Loans		None
Owned Occupancy as of 9/28/2013	97.1%	Type of Security		Fee Simple
Year Built / Latest Renovation	1969 /2014	Mortgage Rate		4.9410%
Appraised Value	$54,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		60
Underwritten Revenues	$9,250,592
Underwritten Expenses	$4,619,116	Escrows(3)
Underwritten Net Operating Income (NOI)	$4,631,476		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,337,176	Taxes	$339,890	$56,648
Cut-off Date LTV Ratio(1)	72.2%	Insurance	$8,082	$4,041
Maturity Date LTV Ratio(2)	59.6%	Replacement Reserves	$0	$24,525
DSCR Based on Underwritten NOI / NCF	1.68x / 1.58x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	10.8% / 10.1%	Other(4)	$4,000,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Mortgage Loan Amount	$43,000,000	72.2%	Purchase Price	$53,000,000	89.0%
Principal’s New Cash Contribution	13,296,512	22.3	Reserves	4,347,972	7.3
Other Sources	3,223,822	5.4	Closing Costs	2,172,362	3.6

Total Sources	$59,520,334	100.0%	Total Uses	$59,520,334	100.0%

(1)
The Cut-off Date LTV Ratio is calculated net of the $4,000,000 capital improvements reserve.  The Cut-off Date LTV Ratio calculated based on the fully funded loan amount of $43,000,000 and the “as-is” appraised value of $54,000,000 is 79.6%. The Cut-off Date LTV Ratio calculated based on the fully funded loan amount of $43,000,000 and “as-stabilized” appraised value of $66,500,000 is 64.7%.

(2)
The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $66,500,000.  The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value of $54,000,000, is 73.4%.  See “—Appraisal” below.

(3)	See “—Escrows” below.
(4)	Other upfront reserves are for the borrower’s capital improvement plan. See “—Renovation” below.

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The Mortgage Loan.  The mortgage loan (the “Independence Green Apartments Loan”) is evidenced by a note in the original principal amount of $43,000,000 and is secured by a first mortgage encumbering the borrower’s fee interest in a 981-unit multifamily complex located in Farmington Hills, Michigan (the “Independence Green Apartments Property”).  The Independence Green Apartments Loan was originated by Citigroup Global Markets Realty Corp. on November 19, 2013.  The Independence Green Apartments Loan has an outstanding principal balance as of the Cut-off Date of $43,000,000 which represents approximately 4.2% of the Initial Pool Balance, and accrues interest at an interest rate of 4.9410% per annum.  The proceeds of the Independence Green Apartments Loan were primarily used to acquire the Independence Green Apartments Property.

The Independence Green Apartments Loan had an initial term of 120 months and has a remaining term of 117 months as of the Cut-off Date and requires payments of interest only for the initial 60 months and then payments of principal and interest based on a 30-year amortization schedule.  The scheduled maturity date of the Independence Green Apartments Loan is the due date in December 2023.  Voluntary prepayment of the Independence Green Apartments Loan is permitted on or after the due date in September 2023.  Defeasance of the Independence Green Apartments Loan with direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the Independence Green Apartments Loan documents is permitted at any time after the second anniversary of the securitization Closing Date and prior to the due date in September 2023.

INDEPENDENCE GREEN APARTMENTS

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The Mortgaged Property.  The Independence Green Apartments Property is a 981-unit multifamily complex located in Farmington Hills, Michigan, approximately 20 miles northwest of Detroit.  The Independence Green Apartments Property was built in 1969 and consists of 68 two-story and three-story buildings and a community/management building. The borrower commenced an extensive capital improvement plan in 2014. See “–Renovation” below. Amenities at the Independence Green Apartments Property include a 7,545 SF clubhouse with community room, an indoor swimming pool, an in-ground outdoor swimming pool with sundeck, tennis courts, volleyball courts, a business center, and a sauna.  The Independence Green Apartments Property formerly operated a 9-hole golf course and the 48 acres associated with the former golf course provide open space as an additional amenity. There are approximately 1,716 parking spaces at the Independence Green Apartments Property.  As of September 28, 2013, Total Occupancy and Owned Occupancy were both 97.1%.

The following table presents certain information relating to the units and rent at the Independence Green Apartments Property:

Unit Type	Occupied Units	Vacant Units	Total Units	% of Total Units	Average SF per Unit	Market Rent/Unit per month	Actual Rent/Unit per month	Average UW Rent/Unit per month	Underwritten Base Rent
1BR/1BA - Small	296	6	302	30.8%	495	$620	$604	$601	$2,127,360
1BR/1BA - Medium	424	12	436	44.4	713	$670	$666	666	3,389,712
1BR/1BA - Large	8	0	8	0.8	747	$700	$685	706	67,776
2BR/1BA	85	3	88	9.0	805	$800	$775	776	791,124
2BR/2BA - Small	110	4	114	11.6	858	$820	$818	809	1,057,116
2BR/2BA - Large	8	0	8	0.8	927	$840	$819	845	81,144
3BR/2.5BA - Small	1	0	1	0.1	1,716	$1,450	$1,449	1,566	18,792
3BR/2.5BA - Large	23	1	24	2.4	2,400	$1,375	$1,354	1,373	378,912
Total / Wtd. Avg.	955	26	981	100.0%		$703	$693	$693	$7,911,937

Source: As provided by the borrower and appraisal.

The following table presents certain information relating to historical leasing at the Independence Green Apartments Property:

Historical Leased %(1)

	2010	2011	2012	As of 9/28/2013
Owned Space	95.4%	93.5%	97.2%	97.1%

(1)	As provided by the borrower and represents average occupancy for the specified year.

INDEPENDENCE GREEN APARTMENTS

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Independence Green Apartments Property:

Cash Flow Analysis(1)

	2010	2011	2012	TTM 9/30/2013	Underwritten	Underwritten $ per Unit
Base Rent	$7,272,522	$7,159,986	$7,513,398	$7,903,149	$7,911,937	$8,065
Gross Up Vacancy	0	0	0	0	243,060	248
Goss Potential Rent	$7,272,522	$7,159,986	$7,513,398	$7,903,149	$8,154,997	$8,313
Vacancy, Credit Loss & Concessions	(772,321)	(748,428)	(567,515)	(560,180)	(733,950)	(748)
Total Rent Revenue	$6,500,201	$6,411,558	$6,945,883	$7,342,969	$7,421,047	$7,565
Other Revenue(2)	1,188,138	1,519,154	1,794,880	1,936,433	1,829,545	1,865
Effective Gross Income	$7,688,339	$7,930,712	$8,740,763	$9,279,402	$9,250,592	$9,430

Total Operating Expenses	$4,748,814	$4,581,955	$4,162,710	$4,466,920	$4,619,116	$4,709

Net Operating Income	$2,939,525	$3,348,757	$4,578,053	$4,812,482	$4,631,476	$4,721
Replacement Reserves	0	0	0	0	294,300	300
Net Cash Flow	$2,939,525	$3,348,757	$4,578,053	$4,812,482	$4,337,176	$4,421

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
Other Revenue includes lease cancellation fees, application fees, keys & locks, late fees, month-to-month fees, NSF charges, clubhouse rental, parking, cable TV, laundry income, telephone, utility reimbursements and cleaning/damage fees.

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Appraisal.  According to the appraisal, the Independence Green Apartments Property had an “as-is” appraised value of $54,000,000 as of an effective date of September 19, 2013 and is expected to have an “as stabilized” appraised value of $66,500,000 as of an effective date of September 19, 2016.

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Environmental Matters.  Based on a Phase I environmental report dated September 27, 2013, the environmental consultant recommended no further action other than an operations and maintenance plan for asbestos and an operations and maintenance plan for lead-based paint, both of which are currently in place.

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Market Overview and Competition.  The Independence Green Apartments Property is located in Farmington Hills, a suburb in Oakland County approximately 20 miles northwest of Detroit’s central business district and 20 miles northeast of Ann Arbor, Michigan. The unemployment rate within Oakland County was 7.3% as of November 2013, down from its peak of 14.8% as of July 2009.  Major employers in Oakland County include the Beaumont Health System, Chrysler Group LLC, General Motors Co., Trinity Health, St. John Providence Health System, Comerica Bank, and Lear Corp.  The Independence Green Apartments Property is within one mile of an interchange with I-696, a highway that provides access to the Detroit central business district.  As of 2013, the population and average household income of Oakland County are 1,218,936 people and $80,011, respectively. The population and average household income of Farmington Hills are 81,012 people and $81,462, respectively.

According to a market report, as of the third quarter of 2013, the Farmington Hills submarket had an average occupancy rate of 96.4% and average effective rental rate of $1,038 per unit. Further, as of the second quarter of 2013, Class B/C properties in the Farmington Hills submarket had an average occupancy rate of 96.0% and average effective rental rate of $833 per unit.

INDEPENDENCE GREEN APARTMENTS

The following table presents certain information relating to the primary competition for the Independence Green Apartments Property:

Competitive Set
	Independence Green Apartments	Chatham Hills Apartments	Jamestown Apartments	Muirwood Apartments	Windemere Apartments
Location	Farmington Hills	Farmington	Farmington	Farmington Hills	Farmington Hills
Year Built	1969	1974	1972	1976-86	1986-93
Occupancy	97.1%	96.0%	98.0%	95.0%	97.0%
No. of Units	981	384	182	1,272	444
Unit Size (SF)	495-2,400	725-1,076	840-1,190	775-1,386	740-970
Rent per Unit	$505-$1,566	$675-$903	$805-$960	$853-$1,625	$635-$810
Rent per SF	$0.53-$1.52	$0.82-$0.93	$0.77-$0.98	$0.91-$1.17	$0.83-$0.86

	Drakeshire Apartments	Foxpointe Townhouses	Hunters Ridge Apartments	Covington Club Apartments & 33000 Covington Club Drive
Location	Farmington	Farmington Hills	Farmington Hills	Farmington Hills
Year Built	1975	1989	1971	1984-85
Occupancy	98.0%	98.0%	99.0%	100.0%
No. of Units	408	120	487	80
Unit Size (SF)	735-1,068	1,465-1,600	1,040-2,794	1,850-2,000
Rent per Unit	$735-$875	$1,353-$1,515	$890-$1,925	$2,400-$2,475
Rent per SF	$0.82-$1.00	$0.92-$0.95	$0.66-$1.01	$1.24-$1.30

Source: Appraisal.

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The Borrower.  The borrower is Independence Green Associates, LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Independence Green Apartments Loan.  The non-recourse carve-out guarantors are Alan Hayman and Andrew Hayman.

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Escrows.  On the origination date, the borrower funded aggregate reserves of $4,347,972 with respect to the Independence Green Apartments Loan, comprised of (i) $4,000,000 for planned capital improvements related to the Independence Green Apartments Property; (ii) $339,890 for real estate taxes; and (iii) $8,082 for insurance premiums.

On each due date, the borrower is required to fund the following reserves with respect to the Independence Green Apartments Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period; (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period; and (iii) a replacement reserve in an amount equal to $24,525.

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Renovation.  The Independence Green Apartments Loan documents required the borrower to complete approximately $44,000 of deferred maintenance on or before February 17, 2014, which was part of the borrower’s $8,781,900 capital improvement plan upon acquisition of the Independence Green Apartments Property.  The capital improvements include, but are not limited to, boiler and water heater repair, windows and sliding glass door repair, corridor upgrades, cabinet upgrades/replacements, camera and light installations and new appliances.  At closing, $4,000,000 was deposited with the lender in a lender controlled capital improvement reserve.  If the borrower fails to satisfy the conditions for the release of the capital improvements reserve set forth in the loan documents by November 19, 2016, then any funds on deposit in the capital improvements reserve will be held as additional collateral for the Independence Green Apartments Loan.

INDEPENDENCE GREEN APARTMENTS

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Lockbox and Cash Management.  The Independence Green Apartments Loan requires a springing lockbox.  Following the first occurrence of an Independence Green Apartments Trigger Period (and, if such Independence Green Apartments Trigger Period has been caused by a reduction in the debt service coverage ratio, upon written notice to the borrower), the loan documents require the borrower to set up the lockbox account for the sole and exclusive benefit of the lender into which the borrower is required to deposit or cause to be deposited all revenue generated by the Independence Green Apartments Property.  The loan documents also require that the funds on deposit in the lockbox account be transferred on each business day to the borrower unless an Independence Green Apartments Trigger Period exists, in which case the funds are required to be transferred on each business day to the cash management account under the control of the lender.  On each due date during the continuance of a Independence Green Apartments Trigger Period, the loan documents require that all amounts on deposit in the cash management account, after payment of debt service and funding of required monthly reserves for budgeted operating expenses, real estate taxes, insurance premiums and replacement reserves be reserved with the lender and held as additional collateral for the Independence Green Apartments Loan.  During the continuance of an event of default under the Independence Green Apartments Loan, the lender may apply any funds in the cash management account to amounts payable under the Independence Green Apartments Loan and/or toward the payment of expenses of the Independence Green Apartments Property, in such order of priority as the lender may determine.

An “Independence Green Apartments Trigger Period” means a period (a) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Independence Green Apartments Loan documents, and/or (ii) the debt service coverage ratio as calculated under the loan documents being less than 1.15x and (b) expiring, as applicable, upon (i) the cure (if applicable) of such event of default and/or (ii) the debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters.

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Property Management.  The Independence Green Apartments Property is currently managed by The Hayman Company, an affiliate of the borrower, pursuant to a management agreement.  Under the loan documents, the borrower may terminate and replace the property manager without lender’s consent, so long as (i) no event of default under the Independence Green Apartments Loan documents has occurred and is continuing, (ii) the lender receives at least thirty days prior written notice, (iii) the applicable replacement property manager is reasonably approved by the lender in writing (such approval may be conditioned upon the lender’s receipt of Rating Agency Confirmation) and (iv) if the property manager being replaced is the Hayman Company, the guarantor is simultaneously replaced with a Satisfactory Replacement Guarantor and such replacement is otherwise permitted by REMIC requirements. Upon the occurrence of (i) a default by the property manager under the management agreement beyond any applicable cure period or (ii) the filing of a bankruptcy petition or a similar event with respect to the property manager, the lender may replace or, require the borrower to replace, the property manager with a new property manager selected by the lender and with respect to which Rating Agency Confirmation has been received.

“Satisfactory Replacement Guarantor” means either (i) NS Income Sub-REIT Corp., a Maryland corporation, so long as such entity (a) is controlled by NorthStar Real Estate Income Trust, Inc., a Maryland corporation, (b) has not suffered a material adverse effect on its business, profits, operations or condition (financial or otherwise) and (c) controls the borrower, or (ii) such other individual or entity that (a) has a net worth of not less than $19,200,000 (exclusive of the Independence Green Apartments Property), in the case of an individual, or $43,000,000 (exclusive of the Independence Green Apartments Property), in the case of an entity, (b) has a liquidity of not less than $6,000,000, (c) is acceptable to the Rating Agencies, (d) would be acceptable to a prudent lender of securitized mortgage loans, (e) is an affiliate of the borrower and (f) controls the borrower.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

INDEPENDENCE GREEN APARTMENTS

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Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Independence Green Apartments Property, plus 18 months of business interruption coverage as calculated under loan documents in an amount equal to 100% of the projected gross income from the Independence Green Apartments Property (on an actual loss sustained basis) for a period continuing until the restoration of the Independence Green Apartments Property is completed and containing an extended period endorsement which provides for up to 6 months of additional coverage. The “all-risk’ insurance policy providing terrorism insurance is required to contain a deductible that is no higher than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

BILTMORE OFFICE

BILTMORE OFFICE

CARTIFACT
Biltmore Office
817 West Peachtree Street Northwest
Atlanta, GA 30308
MIDTOWN
Georgia Institute of Technology
NORTH AVENUE
PONCE DE LEON AVE NE
NORTH AVE NW
Coca-Cola World HQ
Bauder College
Emory University Hospital Midtown
Central Park
Renaissance Park
OLD FOURTH WARD
CIVIC CENTER
St Luke's Episcopal Church
Twelve Hotel & Residences
W Atlanta Downtown
National Center for Civil and Human Rights
Georgia Aquarium
The World of Coca-Cola
Imagine It! Children's Museum
Hyatt Place
SunTrust Plaza
RALPH MCGILL BLVD NE
Atlanta Medical Center
HIGHLAND AVE NE
Hilton Garden Inn Downtown Atlanta
Centennial Olympic Park
Hyatt Regency
Atlanta Marriott Marquis
Hilton Atlanta
Georgia World Congress Centre
College Football Hall of Fame
Embassy Suites
Holiday Inn Atlanta
PEACHTREE CENTER
FREEDOM PKY NE
Double Tree by Hilton
Sheraton Atlanta
The Tabernacle
Hampton Inn & Suites
ELLIS ST NE
Georgia Dome
Georgia International Plaza
Philips Arena
CNN Center
Courtyard by Marriott
Glenn Hotel
DOWNTOWN
IRWIN ST NE
Martin Luther King Jr National Historic Site
SWEET AUBURN
DOME-GWCC PHILIPS ARENA
ATLANTA
ATLANTA STREETCAR (2014)
The King Center Freedom Hall
Woodruff Park
EDGEWOOD AVE SE
FIVE POINTS
Children's Healthcare of Atlanta
Selena S Butler Park
Georgia State University
Grady Memorial Hospital
MARTA
Fulton County Government Center
GEORGIA STATE
Georgia State Capitol
GARNETT
Atlanta City Hall
Rainbow Dog Park
University System of Georgia
MEMORIAL DR SW
MEMORIAL DR SE
Rosa L Burney Park
MECHANICSVILLE
Turner Field
Kennesaw
Marietta
Sandy Springs
Peachtree Corners
Duluth
Dunwoody
Norcross
Chamblee
Doraville
Lilburn
Smyrna
Mableton
Vinings
Austell
Decatur
Pine Lake
Atlanta
Redan
Lithonia
East Point
Hartsfield Jackson Atlanta Int'l Airport
Forest Park
Union City
Riverdale
Morrow
Fairburn
Stockbridge

BILTMORE OFFICE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Atlanta, Georgia	Cut-off Date Principal Balance	$36,000,000
Property Type	Mixed Use	Cut-off Date Principal Balance per SF	$126.65
Size (SF)	284,250	Percentage of Initial Pool Balance	3.5%
Total Occupancy as of 12/9/2013	87.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 12/9/2013	87.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1924 / 1999	Mortgage Rate	5.0370%
Appraised Value	$48,800,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	24
Underwritten Revenues	$6,232,426
Underwritten Expenses	$2,554,004	Escrows
Underwritten Net Operating Income (NOI)	$3,678,422	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,293,308	Taxes	$212,099	$42,420
Cut-off Date LTV Ratio	73.8%	Insurance	$0	$0
Maturity Date LTV Ratio	63.9%	Replacement Reserves(1)	$0	$11,863
DSCR Based on Underwritten NOI / NCF	1.58x / 1.41x	TI/LC(2)	$500,000	$0
Debt Yield Based on Underwritten NOI / NCF	10.2% / 9.1%	Other(3)	$128,810	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$36,000,000	100.0%	Loan Payoff	$31,896,100	88.6%
			Mezzanine Debt Payoff	2,323,005	6.5
			Closing Costs	849,594	2.4
			Reserves	840,909	2.3
			Principal Equity Distribution	90,392	0.3
Total Sources	$36,000,000	100.0%	Total Uses	$36,000,000	100.0%

(1)	Replacement reserves are capped at $427,051. See “—Escrows” below.
(2)	The TI/LC reserve is capped at $500,000. See “—Escrows” below.
(3)	Other reserve represents a deferred maintenance reserve. See “—Escrows” below.

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The Mortgage Loan.  The mortgage loan (the “Biltmore Office Loan”) is evidenced by a note in the original principal amount of $36,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a 284,250 SF mixed use building located in Atlanta, Georgia (the “Biltmore Office Property”).  The Biltmore Office Loan was originated by Goldman Sachs Mortgage Company on January 31, 2014 and represents approximately 3.5% of the Initial Pool Balance.  The note evidencing the Biltmore Office Loan has an outstanding principal balance as of the Cut-off Date of $36,000,000 and has an interest rate of 5.0370% per annum.  The borrower utilized the proceeds of the Biltmore Office Loan, among other things, to refinance the existing debt on the Biltmore Office Property.

The Biltmore Office Loan had an initial term of 120 months and has a remaining term of 119 months.  The Biltmore Office Loan requires monthly payments of interest only for the initial 24 months, followed by monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule.  The scheduled maturity date is the due date in February 2024.  Voluntary prepayment of the Biltmore Office Loan is prohibited prior to November 6, 2023.  Provided that no event of default is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

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The Mortgaged Property.  The Biltmore Office Property, built in 1924 and renovated in 1999, is an approximately 284,250 SF mixed use office/retail building located in Atlanta, Georgia at the intersection of West Peachtree Street NW and 5th Street NW.  The Biltmore Office Property consists of approximately 246,577 SF of office space, 21,119 SF of ballroom space, 12,978 SF of ground floor retail space, 3,574 SF of storage space and 276 parking spaces.  Additionally, the tenants have access to 362 additional parking spaces which are leased from neighboring properties by the borrower as follows; 300 parking spaces in an adjacent multifamily property and 62 parking spaces in an adjacent parking garage.  As of December 9, 2013, the Total Occupancy and Owned Occupancy were both 87.0%.

BILTMORE OFFICE

The following table presents certain information relating to the major tenants at the Biltmore Office Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent

					% of Total	UW Base
	Credit Rating	Tenant	% of	UW Base	UW Base	Rent	Lease	Renewal /
Tenant Name	(Fitch/MIS/S&P)(1)	GLA	GLA	Rent	Rent	$ per SF	Expiration	Extension Options
Novare Events, LLC(2)	NR / NR / NR	21,518	7.6%	$603,698	11.2%	$28.30	2/1/2026	NA
Southstar Energy Services(3)	BBB+ / A3 / BBB+	30,203	10.6	603,154	11.2	19.97	10/31/2017	1, 5-year option
Kimley Horn and Associates	NR / NR / NR	17,053	6.0	386,421	7.2	22.66	12/31/2019	1, 5-year option
McKeon, Meunier, Carlin & Curfman, LLC	NR / NR / NR	14,766	5.2	346,853	6.4	23.49	2/29/2020	NA
Damballa, Inc.	NR / NR / NR	13,258	4.7	283,589	5.3	21.39	2/28/2015	NA
Endgame Systems Inc.	NR / NR / NR	12,640	4.4	280,987	5.2	22.23	3/31/2016	1, 5-year option
Novare Group Holdings, Inc.(4)	NR / NR / NR	14,328	5.0	271,440	5.0	19.97	4/30/2019	1, 5-year option
DirecPath LLC	NR / NR / NR	11,767	4.1	248,922	4.6	21.15	12/31/2016	NA
Highlands Marketing Group(5)(6)	NR / NR / NR	9,269	3.3	194,590	3.6	21.65	8/8/2020	1, 3-year option
NCR Corporation	NR / Ba3 / BB+	8,146	2.9	190,128	3.5	23.34	8/30/2015	1, 3-year option
Ten Largest Tenants		152,948	53.8%	$3,409,782	63.3%	$22.29
Remaining Tenants		94,250	33.2	1,979,243	36.7	21.00
Vacant		37,052	13.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		284,250	100.0%	$5,389,025	100.0%	$21.80

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Novare Events, LLC has approximately 183 SF of storage space which is not included in the calculation of UW Base Rent $ per SF.
(3)
Southstar Energy Services has the option to terminate their lease on 8/31/2015 by providing written notice on or before 11/30/2014 and paying a termination fee ($291,365).  Additionally, Southstar Energy Services has the option to terminate an approximately 4,914 SF space at any time during the lease term, with eight months prior written notice and subject to an initial termination fee ($24,694) to be reduced by 8% per annum over the lease term.

(4)	Novare Group Holdings, Inc. has approximately 737 SF of storage space which is not included in the calculation of UW Base Rent $ per SF.
(5)	Highlands Marketing Group has a one-time right to terminate the lease on 7/31/2016 upon six months’ prior written notice to the landlord.
(6)	Highlands Marketing Group has approximately 281 SF of storage space which is not included in the calculation of UW Base Rent $ per SF.

The following table presents certain information relating to the lease rollover schedule at the Biltmore Office Property:

Lease Expiration Schedule(1)

Year Ending	Expiring Owned	% of Owned	Cumulative % of	UW	% of Total UW	UW Base Rent	# of Expiring
December 31,	GLA	GLA	Owned GLA	Base Rent	Base Rent	$ per SF	Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$ 0.00	0
2014	37,539	13.2	13.2%	764,559	14.2	20.37	22
2015	31,129	11.0	24.2%	676,684	12.6	21.74	9
2016	44,669	15.7	39.9%	952,905	17.7	21.33	8
2017	39,652	13.9	53.8%	806,497	15.0	20.34	7
2018	14,228	5.0	58.8%	305,560	5.7	21.48	4
2019	30,644	10.8	69.6%	657,861	12.2	21.47	3
2020	24,035	8.5	78.1%	541,444	10.0	22.53	3
2021	0	0.0	78.1%	0	0.0	0.00	0
2022	0	0.0	78.1%	0	0.0	0.00	0
2023	3,784	1.3	79.4%	79,817	1.5	21.09	2
2024	0	0.0	79.4%	0	0.0	0.00	0
2025 & Thereafter	21,518	7.6	87.0%	603,698	11.2	28.06	3
Vacant	37,052	13.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	284,250	100.0%		$5,389,025	100.0%	$21.80	61

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

BILTMORE OFFICE

The following table presents certain information relating to historical leasing at the Biltmore Office Property:

Historical Leased %(1)
	2010	2011	2012
Owned Space	85.3%	82.4%	81.1%

(1)	As provided by the borrower which reflects average occupancy for the specified year.

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Biltmore Office Property:

Cash Flow Analysis(1)
					Underwritten
	2011(2)	2012(2)	2013(2)	Underwritten(3)	$ per SF
Base Rent	$4,902,412	$4,743,843	$5,041,054	$5,389,025	$18.96
Overage Rent	0	0	26,596	26,596	0.09
Gross Up Vacancy	0	0	0	835,638	2.94
Total Rent	$4,902,412	$4,743,843	$5,067,651	$6,251,259	$21.99
Total Reimbursables	247,949	235,236	226,330	135,610	0.48
Parking Income	573,497	565,973	637,398	637,398	2.24
Other Income(4)	169,443	37,342	43,797	43,797	0.15
Less Vacancy & Credit Loss	0	0	0	(835,638)	(2.94)
Effective Gross Income	$5,893,301	$5,582,394	$5,975,175	$6,232,426	$21.93

Total Operating Expenses	$2,451,474	$2,515,593	$2,555,273	$2,554,004	$8.99

Net Operating Income	$3,441,827	$3,066,801	$3,419,902	$3,678,422	$12.94
TI/LC	0	0	0	242,989	0.85
Capital Expenditures	0	0	0	142,125	0.50
Net Cash Flow	$3,441,827	$3,066,801	$3,419,902	$3,293,308	$11.59

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	TI/LC and capital expenditures did occur but were excluded from the historical presentation. Historical cash flows were reviewed but not audited and provided by the borrower.
(3)	Underwritten cash flow based on contractual rents as of 12/9/2013 and rent steps through 2/28/2015.
(4)	Other income includes telecom income and other miscellaneous items.

■	Appraisal. According to the appraisal, the Biltmore Office Property had an “as-is” appraised value of $48,800,000 as of an effective date of December 17, 2013.

■
Environmental Matters. According to a Phase I environmental report, dated December 20, 2013, there are no recognized environmental conditions or recommendations for further action at the Biltmore Office Property other than a recommendation for an asbestos operations and maintenance (O&M) plan.

■
Market Overview and Competition.  The Biltmore Office Property is located within the Midtown/Pershing Point Submarket, which contains 6.2 million SF of office space with (i) a vacancy level of 13.4% as of year-end 2013 and (ii) rents that average $17.89 per SF for Class B properties.  The Biltmore Office Property’s competitive set in the submarket has a stabilized vacancy rate of 10.6% and rental rates ranging from of $18.80-$27.00 per SF as concluded by the appraiser.

BILTMORE OFFICE

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the Biltmore Office Property:

Office Lease Comparables(1)
	Biltmore Office	999 Peachtree Street	191 Peachtree Street NE	133 Peachtree Street	225 Peachtree S Tower NE	1175 Peachtree Street	1230 Peachtree Street
Year Built	1924	1987	1991	1982	1969	1969	1990
Total GLA	284,250	621,007	1,209,721	1,111,207	307,219	337,737	774,344
Total Occupancy	87.0%	NA	NA	NA	NA	NA	NA
Quoted Rent Rate per SF	NA	$27.00	$21.00	$24.00	$18.80	$23.00	$25.75
Expense Basis	Full Service	Full Service	Full Service	Full Service	Full Service	Full Service	Full Service

(1)	Source: Appraisal.

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the Biltmore Office Property:

Office Sales Comparables(1)
Property Name	City / State	Sale Date	Year Built	NRA (SF)	Sale Price	Sale Price per SF	Occupancy
Biltmore Office	Atlanta, GA	NAP	1924	284,250	NA	NA	87%
999 Peachtree	Atlanta, GA	July 2013	1987	621,007	$157,900,000	$254.26	95%
Tower Place 200	Atlanta, GA	January 2013	1998	259,096	$56,000,000	$216.14	83%
Platinum Tower	Atlanta, GA	January 2013	1987	312,591	$48,100,000	$153.88	94%
Prominence in Buckhead	Atlanta, GA	August 2012	1999	424,309	$100,000,000	$235.68	92%
Ten Peachtree Place	Atlanta, GA	May 2012	1989	258,917	$61,400,000	$237.14	100%
The Lenox Building	Atlanta, GA	March 2012	1987	348,152	$59,290,300	$170.30	74%

(1)	Source: Appraisal.

■
The Borrower.  The borrower is 817 West Peachtree Street, LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Biltmore Office Loan. James R. Borders is the non-recourse carveout guarantor under the Biltmore Office Loan.

■
Escrows. At origination, the borrower funded (i) an escrow reserve in the amount of $212,099 in respect of taxes, (ii) a tenant improvement and leasing commission reserve in the amount of $500,000 and (iii) a deferred maintenance reserve in the amount of $128,810.  On each due date, the borrower will be required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve-month period, unless in the case of insurance premiums and absent an event of default under the Biltmore Office Loan, the required insurance is being provided under a blanket policy and the borrower provides evidence that the coverage limits are consistent with those required under the Biltmore Office Loan and the insurance premiums for the policy year have been paid in full, (ii) after borrower draws upon the tenant improvement and leasing commission reserve, a monthly reserve in an amount equal to $23,687 to the extent necessary to replenish the tenant improvement and leasing commission reserve, subject to a cap of $500,000, and (iii) a capital expenditure reserve in an amount equal to $11,863, subject to a cap of $427,051.

In addition, on each due date during the continuance of a Southstar Trigger Period, the Biltmore Office Loan documents require that all amounts on deposit in the cash management account, after payment of debt service, required reserves and budgeted operating expenses, be held in a tenant improvement and leasing commission reserve in respect of the Southstar space, which is separate and apart from the tenant improvement and leasing commission reserve referenced in the immediately preceding paragraph.

BILTMORE OFFICE

“Southstar Trigger Period” means the period (a) commencing on the date that Southstar Energy Services, LLC (“Southstar”) timely exercises its termination option for all or a material portion of the Southstar space in accordance with the terms and conditions of the Southstar lease and (b) ending upon the earlier to occur of (i) the aggregate of the annual rent payable pursuant to the Southstar lease (to the extent the Southstar lease remains in effect for a portion of the Southstar space) and the annual rent payable pursuant to each approved substitute lease for any portion of the Southstar space is equal to or greater than 90% of the annual rent payable pursuant to the Southstar lease as of the origination date; or (ii) the net operating income for the Biltmore Office Property is equal to or greater than $3,663,391 for the prior twelve month period as of the end of any fiscal quarter first occurring at least nine months from the occurrence of the event set forth in clause (a) of this definition.

■
Lockbox and Cash Management. The Biltmore Office Loan requires a hard lockbox, which is already in place.  The Biltmore Office Loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled lockbox account.  The Biltmore Office Loan documents also require that all revenues relating to the Biltmore Office Property and all other money received by the borrower or any property manager with respect to the Biltmore Office Property (other than tenant security deposits) be deposited into the lockbox account or, if there is an ongoing Biltmore Office Cash Management Period, the lockbox account or a lender-controlled cash management account, in each case within one business day after receipt.  During the continuance of a Biltmore Office Cash Management Period, all amounts in the lockbox account are required to be swept on a daily basis to the cash management account.  So long as no Biltmore Office Cash Management Period is ongoing, all amounts in the lockbox account will be swept on a daily basis to a borrower-controlled operating account.  During the continuance of an event of default under the Biltmore Office Loan, all amounts in the operating account are required to be swept into the cash management account.

On each due date during a Biltmore Office Cash Management Period that is not a Southstar Trigger Period or, at the lender’s discretion, during an event of default under the Biltmore Office Loan, the Biltmore Office Loan documents require that all amounts on deposit in the cash management account, in excess of the amount required on the next due date to pay debt service, required reserves and operating expenses are to be held in an excess cash flow reserve as additional collateral for the Biltmore Office Loan.  On each due date during a Southstar Trigger Period, the Biltmore Office Loan documents require that all amounts on deposit in the cash management account, in excess of the amount required on the next due date to pay debt service, required reserves and operating expenses are to be held in a leasing commission and tenant improvement reserve in respect of the Southstar space, which is separate and apart from the tenant improvement and leasing commission reserve established at closing.  If no event of default is continuing, all amounts in the excess cash flow reserve account will be swept into the operating account on the first due date after the borrower delivers evidence that no Biltmore Office Trigger Period is then continuing.

During the continuance of an event of default under the Biltmore Office Loan, the lender may apply all funds on deposit in any of the accounts included in the collateral for the Biltmore Office Loan to amounts payable under the Biltmore Office Loan and/or toward the payment of expenses of the Biltmore Office Property, in such order of priority as the lender may determine.

A “Biltmore Office Cash Management Period” means any period (i) commencing on a Biltmore Office Trigger Period and ending upon the end of such Biltmore Office Trigger Period or (ii) commencing upon an event of default and ending upon the end of such event of default as determined by the lender in its reasonable discretion.

“Biltmore Office Trigger Period” means the period (a) commencing as of the conclusion of any twelve-month period (ending on the last day of any fiscal quarter) during which net operating income is less than $3,113,882 and ending at the conclusion of the second of any two twelve-month periods ending in consecutive fiscal quarters thereafter during each of which net operating income is equal to or greater than $3,113,882; (b) commencing upon the borrower’s failure to deliver certain financial reports and ending when such financial reports are delivered; or (c) upon the occurrence and during the continuation of a Southstar Trigger Period.

BILTMORE OFFICE

■
Property Management.  The Biltmore Office Property is managed by Homeowners Advantage, LLC pursuant to a management agreement.  Under the Biltmore Office Loan documents, the Biltmore Office Property must remain managed by (i) Homeowners Advantage, LLC or any affiliate of James R. Borders, in each case for as long as either (a) such entity is controlled by James R. Borders or (b) to the extent that James R. Borders’ estate is a qualified equityholder meeting certain net worth criteria under the Biltmore Office Loan, such entity remains under the day-to-day control of the same key individuals that are in control prior to James R. Borders’ death or incapacity or (ii) any other management company approved by the lender and with respect to which the lender has received Rating Agency Confirmation.  During the continuance of an event of default under the Biltmore Office Loan, or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, or during the continuance of a material default by a property manager under the related management agreement (after the expiration of any applicable notice and/or cure periods), or if a property manager files for or is the subject of a petition in bankruptcy, or if a trustee or receiver is appointed for a property manager’s assets or a property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent, the lender has the right to replace, or require the borrower to replace, such property manager with a property manager selected by the lender.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Biltmore Office Property, plus eighteen months of rental loss and/or business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the Biltmore Office Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the Biltmore Office Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.  In either such case, terrorism insurance may not have a deductible in excess of $50,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Biltmore Office Property are separately allocated to the Biltmore Office Property and that certain other requirements are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

RIS PORTFOLIO

RIS PORTFOLIO

CARTIFACT
Inverness
Eustis
Leesburg
Sanford
Florida's Turnpike
Apopka
Bushnell
Oviedo
Ocoee
Brooksville
Groveland
Orlando
GULF OF MEXICO
Spring Hill
Dade City
Bayonet Point
Hunters Creek
Kissimmee
St Cloud
New Point Richey
Zephyrhills
FLORIDA
Holiday
Tarpoon Springs
Poinciana
Haines City
Palm Harbor
Lakeland
Winter Haven
Dunedin
Clearwater
Tampa
Brandon
Bartow
Frostproof
Largo
St. Petersburg
Fort Meade
Ruskin
Parrish
Avon Park
Wauchula
Bradenton
Sebring
Sarasota
Arcadia

RIS PORTFOLIO

	Property Name	Address	City	State	Zip Code
1	Westchase Town Center	9520-9664 West Linebaugh Avenue	Tampa	Florida	33626
2	The Gateway	1483-1525 East Osceola Parkway	Kissimmee	Florida	34744
3	Hunters Creek	13651 Hunters Oak Drive	Orlando	Florida	32837
4	East Colonial	12014 East Colonial Drive	Orlando	Florida	32826
5	Sanford Towne Center	2440 South French Avenue	Sanford	Florida	32771
6	Osceola Gateway	3150-3176 Bill Beck Boulevard	Kissimmee	Florida	34744
7	5th 3rd at Westchase	9450 West Linebaugh Avenue	Tampa	Florida	33626
8	Sarasota Palms	8756-8794 South Tamiami Trail	Sarasota	Florida	34238

RIS PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information

Number of Mortgaged Properties	8	Loan Seller		MC-Five Mile
Location (City/State)	Various	Cut-off Date Principal Balance		$31,000,000
Property Type	Various	Cut-off Date Principal Balance per SF		$149.89
Size (SF)	206,825	Percentage of Initial Pool Balance		3.1%
Total Occupancy as of 1/1/2014(1)	87.9%	Number of Related Mortgage Loans		None
Owned Occupancy as of 1/1/2014 (1)	87.9%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / 2006	Mortgage Rate		4.8800%
Appraised Value	$53,100,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		36
Underwritten Revenues	$4,586,986
Underwritten Expenses	$1,351,009	Escrows
Underwritten Net Operating Income (NOI)	$3,235,976		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,042,921	Taxes	$113,845	$37,948
Cut-off Date LTV Ratio	58.4%	Insurance	$89,112	$11,477
Maturity Date LTV Ratio(2)	50.6%	Replacement Reserves	$0	$3,370
DSCR Based on Underwritten NOI / NCF	1.64x / 1.54x	TI/LC(3)	$150,000	$16,852
Debt Yield Based on Underwritten NOI / NCF	10.4% / 9.8%	Other(4)	$141,089	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$31,000,000	100.0%	Loan Payoffs	$24,976,770	80.6%
			Principal Equity Distribution	4,542,969	14.7
			Closing Costs	986,216	3.2
			Reserves	494,045	1.6
Total Sources	$31,000,000	100.0%	Total Uses	$31,000,000	100.0%

(1)	Reflects tenants in occupancy as of January 1, 2014 plus three tenants representing 7,980 SF that have executed leases and are expected to take occupancy on or before June 12, 2014.
(2)
Maturity Date LTV Ratio is calculated utilizing the “as-stabilized” appraised value of $54,100,000.  The Maturity Date LTV Ratio calculated on the basis of the “as-is” appraised value is 51.5%. See “-Appraisal” below.

(3)	TI/LC reserve is capped at $300,000.
(4)	Other upfront reserve represents a deferred maintenance reserve.

■
The Mortgage Loan.  The mortgage loan (the “RIS Portfolio Loan”) is evidenced by a note in the original principal amount of $31,000,000 and is secured by first mortgages encumbering six retail properties, one mixed use property and the fee interest in one ground-leased outparcel property (the “RIS Portfolio Properties”) located in Central Florida.  The RIS Portfolio Loan was originated by MC-Five Mile Commercial Mortgage Finance LLC on February 12, 2014 and represents approximately 3.1% of the Initial Pool Balance.  The note evidencing the RIS Portfolio Loan has an outstanding principal balance as of the Cut-off Date of $31,000,000 and has an interest rate of 4.8800% per annum.  The proceeds of the RIS Portfolio Loan were used to refinance existing debt on the RIS Portfolio Properties, pay closing costs and fund reserves with the remaining balance distributed to the principals of the borrowers of the RIS Portfolio Loan.

The RIS Portfolio Loan had an initial term of 120 months and has a remaining term of 120 months.  The RIS Portfolio Loan requires monthly payments of interest only for the initial 36 months, followed by monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule.  The scheduled maturity date is March 6, 2024.  Voluntary prepayment of the RIS Portfolio Loan is permitted on or after the first due date following the second anniversary of the securitization Closing Date with the payment of yield maintenance.  No yield maintenance is required in connection with any voluntary prepayment on or after December 6, 2023.

RIS PORTFOLIO

■
The Mortgaged Property.  The RIS Portfolio consists of six retail properties, one mixed use property and the fee interest in one ground-leased outparcel property totaling approximately 206,825 SF, with appurtenant improvements containing approximately 1,131 parking spaces. Out of the eight properties, six were constructed by the borrowers within the last ten years.  The RIS Portfolio Properties are located in Tampa, Sarasota, Sanford, Kissimmee and Orlando, Florida.  One of the eight properties is anchored by Save-A-Lot, and two other properties are shadow anchored by a Walmart Supercenter.  A fourth property is an outparcel that is ground-leased to Fifth Third Bank. The remaining four properties do not have an anchor tenant.  The three largest tenants based on base rent are Fifth Third Bank, Panera Bread, and World of Beer.  As of January 1, 2014, the Total and Owned Occupancy reported by the related borrowers was 87.9% which includes three tenants representing 7,980 SF that have executed leases and are expected to take occupancy on or before June 12, 2014.

The following table presents certain information relating to the RIS Portfolio Properties:

Property Name	City	State	Total GLA	Occupancy(1)	Cut-off Date Allocated Loan Amount	% of Cut- off Date Allocated Loan Amount	Year Built / Renovated	Appraised Value	UW NCF	UW NCF $ per SF
Westchase Town Center	Tampa	FL	58,524	90.0%	$9,503,489	30.7%	2006 / NAP	$16,400,000	$984,379	$16.82
The Gateway	Kissimmee	FL	30,955	65.4%	4,973,750	16.0	2008 / NAP	10,500,000	498,576	$16.11
Hunters Creek	Orlando	FL	16,398	91.3%	4,102,707	13.2	2006 / NAP	6,100,000	387,051	$23.60
East Colonial	Orlando	FL	16,609	100.0%	3,234,995	10.4	2006 / NAP	4,500,000	295,591	$17.80
Sanford Towne Center	Sanford	FL	41,367	100.0%	2,897,318	9.3	1958-1989 / 2006	4,500,000	332,814	$8.05
Osceola Gateway	Kissimmee	FL	22,664	87.0%	2,589,399	8.4	2008 / NAP	4,000,000	178,183	$7.86
5th 3rd at Westchase(2)	Tampa	FL	4,604	100.0%	1,869,476	6.0	NAP	3,600,000	175,679	$38.16
Sarasota Palms	Sarasota	FL	15,704	74.2%	1,828,866	5.9	2004 / NAP	3,500,000	190,648	$12.14
Total / Wtd. Avg.			206,825	87.9%	$31,000,000	100.0%		$53,100,000	$3,042,921	$14.71

(1)	Reflects tenants in occupancy as of January 1, 2014 plus three tenants totaling 7,980 SF that have executed leases and are expected to take occupancy on or before June 12, 2014.
(2)	5th 3rd at Westchase is an outparcel ground leased to Fifth Third Bank.

The following table presents certain information relating to the major tenants at the RIS Portfolio Properties:

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	% of GLA	UW Base Rent (2)	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF (3)	Occupancy Cost(3)(4)	Renewal / Extension Options
Fifth Third Bank	A / Baa1 / BBB+	4,604	2.2%	$181,500	4.9%	$39.42	1/31/2028	NA	NA	NA
Panera Bread(5)	NR / NR / NR	5,752	2.8	140,924	3.8	24.50	5/31/2021	$398	7.4%	3, 5-year options
World of Beer (6)	NR / NR / NR	3,136	1.5	135,889	3.7	43.33	12/31/2016	$910	5.7%	2, 5-year options
Save-A-Lot	CCC+/ Caa1 / B+	16,946	8.2	134,551	3.6	7.94	11/30/2016	$384	3.0%	4, 5-year options
AMSCOT (Hunters Creek)	NR / NR / NR	3,284	1.6	133,856	3.6	40.76	2/28/2017	NA	NA	2, 5-year options
Anytime Fitness(7)	NR / NR / NR	5,000	2.4	120,000	3.2	24.00	12/31/2014	NA	NA	2, 5-year options
Denny’s	NR / NR / NR	4,450	2.2	114,988	3.1	25.84	2/28/2019	$352	8.8%	6, 5-year options
Zen Sushi	NR / NR / NR	2,670	1.3	86,642	2.3	32.45	9/24/2016	NA	NA	2, 5-year options
Broadway Pizza	NR / NR / NR	4,200	2.0	86,520	2.3	20.60	2/28/2018	NA	NA	2, 5-year options
AMSCOT (Towne Center)	NR / NR / NR	3,130	1.5	86,482	2.3	27.63	12/31/2016	NA	NA	NA
Ten Largest Owned Tenants		53,172	25.7%	$1,221,351	32.9%	$22.97
Remaining Owned Tenants		128,669	62.2	2,486,228	67.1	19.32
Vacant Spaces (Owned Space)		24,984	12.1	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		206,825	100.0%	$3,707,579	100.0%	$20.39

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant GLA and UW Base Rent combines tenants at multiple locations.
(3)	Tenant Sales and occupancy costs for Panera Bread, World of Beer and Denny’s are as of December 31, 2012. Tenant Sales for Save-A-Lot are estimates for 2013 based on a TD Linx report.
(4)	Occupancy Costs are based on tenant locations which provide sales information and are calculated based on gross rents including underwritten reimbursements.
(5)	This location is a Panera Bread franchise. The franchisee is Covelli Family Ltd. Partnership II.
(6)	Includes two World of Beer suites at the Westchase Property (World of Beer: 1,936 SF, base rent of $43.11 PSF, and World of Beer Expansion Space: 1,200 SF, base rent of $43.69 PSF).
(7)	Includes two Anytime Fitness suites at the Westchase Property (Anytime Fitness: 4,000 SF, base rent of $24.00 PSF, and Anytime Fitness Expansion Space: 1,000 SF, base rent of $24.00 PSF).

RIS PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the RIS Portfolio Properties:

  Lease Expiration Schedule(1)(2)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	13,193	6.4%	6.4%	$114,559	3.1%	$8.68	5
2014	20,283	9.8	16.2%	486,969	13.1	24.01	11
2015	10,911	5.3	21.5%	229,495	6.2	21.03	6
2016	54,567	26.4	47.8%	1,096,725	29.6	20.10	19
2017	25,916	12.5	60.4%	476,206	12.8	18.37	10
2018	26,955	13.0	73.4%	523,689	14.1	19.43	15
2019	14,789	7.2	80.6%	298,648	8.1	20.19	5
2020	0	0.0	80.6%	0	0.0	0.00	0
2021	7,358	3.6	84.1%	174,650	4.7	23.74	2
2022	0	0.0	84.1%	0	0.0	0.00	0
2023	25	0.0	84.1%	15,900	0.4	636.00	1
2024	1,400	0.7	84.8%	30,100	0.8	21.50	1
2025 & Thereafter	6,444	3.1	87.9%	260,638	7.0	40.45	2
Vacant	24,984	12.1	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	206,825	100.0%		$3,707,579	100.0%	$20.39	77

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Reflects tenants in occupancy as of January 1, 2014 plus three tenants totaling 7,980 SF that have executed leases and are expected to take occupancy on or before June 12, 2014.

The following table presents certain information relating to historical leasing at the RIS Portfolio Properties:

Historical Leased %(1)
	2011	2012	2013	As of 1/1/2014(2)
Owned Space	84.0%	86.8%	90.5%	87.9%

(1)	As provided by the borrower and represents average occupancy for the specified year.
(2)	Reflects tenants in occupancy as of January 1, 2014 plus three tenants totaling 7,980 SF that have executed leases and are expected to take occupancy on or before June 12, 2014.

■	Operating History and Underwritten Net Cash Flow. The following table presents the Underwritten Net Cash Flow for the RIS Portfolio Properties:

Cash Flow Analysis
	2010	2011	2012	TTM 11/30/2013	Underwritten(1)	Underwritten $ per SF
Base Rent (2)	$2,876,207	$3,100,345	$3,226,530	$3,408,802	$4,216,483	$20.39
Rent Steps	0	0	0	0	32,769	0.16
Mark-to-Market	0	0	0	0	(50,807)	(0.25)
Total Rent	$2,876,207	$3,100,345	$3,226,530	$3,408,802	$4,198,445	$20.30
Total Reimbursable	683,955	795,467	851,483	909,438	1,185,207	5.73
Other Income	32,895	20,325	7,674	6,444	6,444	0.03
Vacancy & Credit Loss	0	0	0	0	(803,110)	(3.88)
Effective Gross Income	$3,593,057	$3,916,137	$4,085,687	$4,324,685	$4,586,986	$22.18

Total Operating Expenses	$1,308,829	$1,283,755	$1,259,108	$1,320,508	$1,351,009	$6.53

Net Operating Income	$2,284,229	$2,632,381	$2,826,580	$3,004,176	$3,235,976	$15.65
TI/LC	0	0	0	0	152,611	0.74
Capital Expenditures	0	0	0	0	40,445	0.20
Net Cash Flow	$2,284,229	$2,632,381	$2,826,580	$3,004,176	$3,042,921	$14.71

(1)	Underwritten cash flow based on the January 1, 2014 rent roll with rent steps through May 31, 2014.
(2)	Underwritten base rent is based on gross potential income and includes vacant space grossed per the appraiser’s concluded market rents.

RIS PORTFOLIO

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Appraisal.  According to the appraisals, the RIS Portfolio Properties had an “as-is” appraised value of $53,100,000 as of December, 2013.  In three of the properties, Osceola Gateway, Sarasota Palms and Westchase Town Center, the appraiser provided “as-stabilized” values.  The total “as-stabilized” values plus the “as-is” values from the remaining properties equaled $54,100,000.

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Environmental Matters.  According to the Phase I reports dated December 17, 2013 and February 3, 2014, there are no recommendations for further action at any of the RIS Portfolio Properties other than one Operation and Maintenance plan for asbestos-containing materials at Sanford Towne Center, which was required to be put in place at origination.

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Market Overview.  The RIS Portfolio Loan is secured by six retail properties, one mixed use property, and the fee interest in one ground-leased outparcel property located throughout the Tampa, Orlando and Sarasota markets in central Florida.  The properties are situated on major thoroughfares and are surrounded by newer residential and complementary retail development.  Populations within five-mile radii of the subject properties range from 72,525 to 211,469 with projected increases from 1.9% to 7.7% over the next five years.  Furthermore, the average household incomes within five-mile radii of the subject properties range from $46,391 to $68,287, compared to the state of Florida average household income of $59,951.  The appraisals concluded stabilized market vacancies of 5.0%.  Physical vacancies at the RIS Portfolio Properties reported by the related borrowers ranged from 0.0% to 34.6%.

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The Borrowers. There are eight co-borrowers of the RIS Portfolio Loan, each of which is a single-purpose, Delaware limited liability company.  The RIS Portfolio Loan co-borrowers are: The Avenue at Westchase II, LLC, 5th 3rd at Westchase, LLC, Shoppes at East Colonial, LLC, Hunter’s Creek Shoppes, LLC, Sarasota Palms Plaza, LLC, The Gateway to Osceola, LLC, Osceola Gateway LLC and Florida Retail Specialists, LLC.  Legal counsel for the borrowers delivered a single non-consolidation opinion for all of the co-borrowers. Except for Florida Retail Specialists, LLC (which is owned by Alan Charron and Robert Kaplus), the co-borrowers are each owned by Retail Investment Specialists, LLC, a Delaware limited liability company that is wholly owned by Alan Charron and Robert Kaplus, the non-recourse carveout guarantors of the RIS Portfolio Loan.  One of the co-borrowers, Sarasota Palms Plaza, LLC, is part of a condominium regime whereby it shares access roadways, parking area, utility feeds and other common site elements with a separate single-tenant retail store that is owned by a third party and located directly behind the collateral for Sarasota Palms.  Sarasota Palms Plaza, LLC controls two out of the possible three seats on the Board of Directors of the condominium association.  The condo board provided a clean condominium estoppel with standard lender protections including consent and notice and cure rights and the ability to control insurance proceeds.  Furthermore, Lender has the right to require that the Sarasota Palms Plaza, LLC maintain insurance in excess of the insurance maintained by the condominium.  No on-going assessments are owed by the Sarasota Palms Plaza, LLC.

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Escrows.  On the origination date, the borrowers funded aggregate reserves of $494,045 with respect to the RIS Portfolio Properties, comprised of (i) $113,845 for real estate taxes, (ii) $89,112 for insurance, (iii) $150,000 for a rollover reserve, and (iv) $141,089 for required repairs reserve which represents 125% of the amount recommended by the engineer in the property condition assessments.

On each due date, the borrowers are required to fund the following reserves: (a) one-twelfth of the real estate taxes and other charges that will be payable during the next ensuing 12 months, in order to accumulate sufficient funds to pay all the real estate taxes at least 30 days prior to their respective due dates, and (b) one-twelfth of the insurance premiums that will be payable for the renewal of the coverage afforded by the insurance policies upon the expiration thereof in order to accumulate sufficient funds to pay all such insurance premiums at least 30 days prior to the expiration of the insurance policies.

Further, the borrowers are required to escrow of $3,370 per month ($0.20 PSF or $40,439 per year) for replacement reserves.  This exceeds the conclusion IVI Assessment Services, Inc. noted in their Property Condition Reports of $0.13 PSF.

RIS PORTFOLIO

In addition, on-going monthly TI/LC reserves of $16,852 will be escrowed over the life of the loan, capped at $300,000.  In the event the TI/LC reserve balance falls below $150,000, the monthly escrow shall immediately restart until the cap is reached.

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Lockbox and Cash Management. The RIS Portfolio Loan is structured with a springing lockbox and springing cash management.  The cash management is triggered upon the following: (i) event of default, (ii) debt service coverage ratio below 1.25x for two consecutive quarters, or (iii) if, on or prior to December 6, 2023, the related borrowers do not provide a duly executed commitment letter to refinance the RIS Portfolio Loan meeting certain requirements more fully set forth in the documents governing the RIS Portfolio Loan.  The loan documents also require that all rents received by the borrowers or the property manager, during a trigger period, be immediately deposited into a lockbox account.  During the continuance of an event of default or trigger period, all amounts in the lockbox account or operating account are required to be swept to a lender-controlled cash management account daily.  On each due date during a trigger period, provided no event of default is continuing, the loan documents require that all amounts on deposit in the cash management account be used to pay tax and insurance escrows, debt service, required reserves and operating expenses and all remaining amounts will be reserved in an excess cash flow reserve account.  If no trigger period or event of default is continuing, all amounts in the excess cash flow reserve account will be remitted as directed by the borrowers.  During the continuance of an event of default, the lender may apply all funds on deposit in the cash management account to amounts payable under the RIS Portfolio Loan in such order of priority as the lender may determine.

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Property Management. The RIS Portfolio Properties are managed by Real Property Specialists, Inc., an affiliate of the borrowers, pursuant to management agreements between each borrower and the management company.  Under the loan documents, the RIS Portfolio Properties may not be managed by any other party, other than a reputable and experienced management organization (which may be an affiliate of the RIS Portfolio Loan borrowers) possessing experience in managing properties similar in size, scope, use and value as the RIS Portfolio Properties, as determined in accordance with the RIS Portfolio Loan documents, and pursuant to an agreement either in the form of the existing management agreement or one reasonably acceptable to the holder of the RIS Portfolio Loan and with respect to which a rating agency confirmation has been received.  The lender may require the borrowers to replace the property manager if (i) the debt service coverage ratio (determined in accordance with the RIS Portfolio Loan documents) for the immediately preceding two calendar quarters is less than 1.0x, (ii) an event of default occurs and is continuing under the RIS Portfolio Loan documents, (iii) the property manager becomes bankrupt or insolvent, or (iv) a material default by the property manager occurs under the management agreement beyond any applicable grace and cure periods.

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Release of Collateral.  Provided no event of default is then continuing under the RIS Portfolio Loan, the loan documents permit a partial release of one or more of the individual properties during any period when prepayment of the RIS Portfolio Loan in full is permitted, subject to certain conditions, including, without limitation, the following: (i) the borrowers prepay the loan in an amount equal to the greater of (I) 125% of the allocated loan amount with respect to such property, and (II) an amount such that, after giving effect to such release and related partial prepayment, (A) the debt service coverage ratio for the RIS Portfolio Loan with respect to the remaining properties is not  less than the greater of (x) 1.60x, and (y) the debt service coverage ratio with respect to both the released property and the remaining properties immediately prior to the proposed release; (B) the debt yield with respect to the remaining properties is not less than the greater of (x) 10.25%, and (y) the debt yield with respect to both the released property and the remaining properties immediately prior to the proposed release; and (C) the loan to value ratio for the remaining properties shall not exceed the lesser of (x) 58.5%, and (y) the loan to value ratio for both the released property and the remaining properties immediately prior to the proposed release; (ii) the borrowers pay the yield maintenance premium with respect to the amount being prepaid and (iii) if required by the Pooling and Servicing Agreement, a rating agency confirmation and satisfaction of the REMIC valuation test.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

RIS PORTFOLIO

■	Terrorism Insurance. The property, liability and business interruption insurance coverage required to be maintained under the RIS Portfolio Loan documents is required to include coverage for losses due to any peril now or hereafter included within the classification of damage caused by war and the acts of terrorists, including nuclear, biological and/or chemical acts of terrorists, including both certified and non-certified acts of terrorists and foreign and domestic acts of terrorists. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

136-138 WEST 34TH STREET

136-138 WEST 34TH STREET

136-138 West 34th Street
136-138 West 34th Street
New York, NY 10001
GARMENT DISTRICT
MIDTOWN SOUTH
KOREA TOWN
FLATIRON DISTRICT
W 42ND STREET
E 42ND STREET
W 34TH STREET
E 34TH STREET
E 23RD STREET
NINTH AVENUE
EIGHTH AVENUE
SEVENTH AVENUE
BROADWAY
SIXTH AVENUE (AVENUE OF THE AMERICAS)
FIFTH AVENUE
MADISON AVENUE
PARK AVENUE
TIMES SQUARE
BRYANT PARK
NEW YORK PUBLIC LIBRARY
GRAND CENTRAL TERMINAL
MET LIFE BUILDING
EMPIRE STATE BUILDING
MADISON SQUARE GARDEN
PENN STATION
MACY'S
HOTEL PENNSYLVANIA
MADISON SQUARE PARK
FLATIRON BLDG
CARTIFACT
West New York
Union City
Hoboken
Jersey City
New York
MANHATTAN
QUEENS
BROOKLYN
ASTORIA
MIDTOWN
Central Park
Hudson River
East River

136-138 WEST 34TH STREET

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	New York, New York	Cut-off Date Principal Balance		$30,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$1,200.00
Size (SF)	25,000	Percentage of Initial Pool Balance		3.0%
Total Occupancy as of 1/2/2014	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 1/2/2014	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1902, 1910 / 1987	Mortgage Rate		4.8400%
Appraised Value	$61,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120
Underwritten Revenues	$3,823,179
Underwritten Expenses	$761,422	Escrows
Underwritten Net Operating Income (NOI)	$3,061,757		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,963,509	Taxes	$156,795	$52,265
Cut-off Date LTV Ratio	49.2%	Insurance	$0	$0
Maturity Date LTV Ratio	49.2%	Replacement Reserves	$0	$313
DSCR Based on Underwritten NOI / NCF	2.08x / 2.01x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	10.2% / 9.9%	Other(1)	$125,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$30,000,000	99.8%	Principal Equity Distribution	$24,653,751	82.0%
Other Sources	60,000	0.2	Loan Payoff	4,186,352	13.9
			Closing Costs	826,428	2.7
			Reserves	281,795	0.9
			Other Uses	111,674	0.4
Total Sources	$30,060,000	100.0%	Total Uses	$30,060,000	100.0%

(1)	Other reserves represent a tenant improvement reserve required to be paid by the borrower pursuant to the terms of the Sprint lease ($125,000). See “–Escrows” below.

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The Mortgage Loan.  The mortgage loan (the “136-138 West 34th Street Loan”) is evidenced by a note in the original principal amount of $30,000,000 and is secured by a first mortgage encumbering the borrower’s fee interest in a retail center located in New York, New York (the “136-138 West 34th Street Property”).  The 136-138 West 34th Street Loan was originated by Citigroup Global Markets Realty Corp. on January 2, 2014 and represents approximately 3.0% of the Initial Pool Balance.  The 136-138 West 34th Street Loan has an outstanding principal balance as of the Cut-off Date of $30,000,000 and an interest rate of 4.8400% per annum.  The proceeds of the 136-138 West 34th Street Loan were used to refinance debt encumbering the 136-138 West 34th Street Property and to return equity to the sponsor.

The 136-138 West 34th Street Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date.  The 136-138 West 34th Street Loan requires interest only payments during the entire term of the 136-138 West 34th Street Loan.  The scheduled maturity date is the due date in January 2024. Voluntary prepayment of the 136-138 West 34th Street Loan is permitted on or after the due date in October 2023.  Defeasance of the 136-138 West 34th Street Loan with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America or other obligations which are “government securities” permitted under the loan documents, is permitted at any time after the second anniversary of the securitization Closing Date.

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The Mortgaged Property. The 136-138 West 34th Street Property is a 25,000 SF retail center located in New York City.  The 136-138 West 34th Street Property is comprised of two adjacent, five-story, 12,500 SF, single tenant retail buildings. The 136 West 34th Street building is 100% leased to Kay Jewelers through December 31, 2024.  The 138 West 34th Street building is 100% leased to Sprint through November 30, 2023.  As of January 2, 2014, the Total Occupancy and Owned Occupancy were both 100.0%.

136-138 WEST 34TH STREET

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the 136-138 West 34th Street Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/ S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Sterling Jewelers Inc., d/b/a Kay Jewelers(3)	NR / NR / NR	12,500	50.0%	$1,836,000	51.9%	$146.88	12/31/2024	$2,136	6.9%	NA
Sprint Spectrum Realty Company, L.P.(4)	B+ / Ba3 / BB-	12,500	50.0	1,700,000	48.1	136.00	11/30/2023	NA	NA	1, 5-year option
Ten Largest Owned Tenants		25,000	100.0%	$3,536,000	100.0%	$141.44
Remaining Owned Tenants		0	0.0	0	0.0	0.00
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		25,000	100.0%	$3,536,000	100.0%	$141.44

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales are as of December 31, 2012.
(3)	UW Base Rent for Sterling Jewelers Inc., d/b/a Kay Jewelers is calculated using the actual scheduled increases through May 1, 2014 of $136,000.
(4)	Sprint Spectrum Realty Company, L.P. has the option to terminate its lease at any time after the end of the seventh lease year with 12 months notice and the payment of a $1,166,058 termination fee.

The following table presents certain information relating to the lease rollover schedule at the 136-138 West 34th Street Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	12,500	50.0	50.0%	1,700,000	48.1	136.00	1
2024	12,500	50.0	100.0%	1,836,000	51.9	146.88	1
2025 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	25,000	100.0%		$3,536,000	100.0%	$141.44	2

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the 136-138 West 34th Street Property:

Historical Leased %(1)

2010	2011	2012	2013
100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and represents average occupancy for the specified year.

136-138 WEST 34TH STREET

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 136-138 West 34th Street Property:

Cash Flow Analysis(1)

	2011	2012	TTM 10/31/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$1,782,600	$1,779,825	$1,940,933	$3,400,000	$136.00
Contractual Rent Steps(3)	0	0	0	136,000	5.44
Total Rent	$1,782,600	$1,779,825	$1,940,933	$3,536,000	$141.44
Total Reimbursables	275,181	241,934	279,306	488,399	19.54
Other Income	538	158	753	0	0.00
Less Vacancy & Credit Loss	0	0	0	(201,220)	(8.05)
Effective Gross Income	$2,058,319	$2,021,917	$2,220,992	$3,823,179	$152.93

Total Operating Expenses	$602,092	$634,630	$706,993	$761,422	$30.46

Net Operating Income	$1,456,227	$1,387,287	$1,513,999	$3,061,757	$122.47
TI/LC	0	0	0	94,498	3.78
Replacement Reserves	0	0	0	3,750	0.15
Net Cash Flow	$1,456,227	$1,387,287	$1,513,999	$2,963,509	$118.54

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
Underwritten rent of $3,400,000 and $136.00 PSF on total NRA is based on the current lease rents for Sprint and Kay Jewelers.  Historical base rent was below the current rents as the Sprint space was previously occupied at below market rent by a furniture store and a replacement month-to-month tenant. The Sprint lease was executed on May 1, 2013.

(3)	Contractual rent steps are underwritten based upon the actual scheduled increases through May 1, 2014.

■	Appraisal. According to the appraisal, the 136-138 West 34th Street Property had an “as-is” appraised value of $61,000,000 as of an effective date of November 20, 2013.

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Environmental Matters.  A Phase I environmental report dated November 22, 2013 recommended no further action other than adhering to an operations and maintenance plan to address asbestos presence, which was put into place on January 2, 2014.

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Market Overview and Competition.  The 136-138 West 34th Street Property is located along the southern side of West 34th Street between Broadway and Seventh Avenues within the Penn Station neighborhood of Manhattan.  The 136-138 West 34th Street Property is located across from the Macy’s flagship department store and just west of Herald Square.  Herald Square is generally bound by Times Square to the north, Hell’s Kitchen to the west, Chelsea to the south and Korea Town/Murray Hill to the east. The immediate area is predominantly developed with retail, office and residential properties.  Additionally, multi-level retail space is also consistent along West 34th Street, Broadway and Seventh Avenues.  An important facet of the Penn Station retail market is the significant volume of daily pedestrian traffic.  Per the appraisal, reportedly 625,000 office workers are within 15 minutes of the 34th Street corridor; Herald Square, one block from the 136-138 West 34th Street Property, attracts 100 million people a year; and attendance at Madison Square Garden events tops five million annually.  Additionally, Penn Station has over 550,000 people commuting through it daily.

Transportation to and from the neighborhood district of the 136-138 West 34th Street Property is wide-ranging and accessible to area businesses.  The Port Authority Bus Terminal, Penn Station and Grand Central Terminal are all within walking distance. The 136-138 West 34th Street Property is located very close to the 34th Street-Penn Station subway providing access to the 1, 2, 3, A, C and E subway lines. In addition, the 136-138 West 34th Street Property is located one block west of the Herald Square subway station. The B, D, F and M trains and the N, Q and R trains travel through the Herald Square subway station as does the PATH train to New Jersey. Automobile parking in garages and parking lots is also available in the neighborhood.

136-138 WEST 34TH STREET

Per the appraisal, the 136-138 West 34th Street Property is part of the Manhattan retail market and the Penn Station submarket.  The 136-138 West 34th Street Property is located within the 34th Street Partnership business improvement district (BID), a designated area that promotes a clean, safe and attractive shopping district. The BID has increased the overall integrity of the area with an infusion of park benches, lighting, information booths, street signs, garbage receptacles, restrooms, kiosks, etc.  Per the appraisal, there are over 200 retailers that are located within the district primarily along West 34th Street between Fifth and Ninth Avenues. Additional improvement to the local neighborhood includes Macy’s $400 million renovation of its Herald Square flagship store, which is anticipated to be completed in 2015.

As of the third quarter of 2013, a market research report states that the Midtown Manhattan retail market had a total retail supply of approximately 15,732,325 SF in 805 buildings with a vacancy rate of 2.8%, average quoted rent of $159.08 per SF and negative year-to-date net absorption of 6,875 SF. The Penn Plaza/Garment submarket had a total retail supply of approximately 5,243,026 SF in 169 buildings with a vacancy rate of 1.5%, average quoted rent of $204.73 per SF and positive year-to-date net absorption of 73,924 SF.

The following table presents certain information relating to certain retail lease comparables provided in the appraisal for the 136-138 West 34th Street Property:

Retail Lease Comparables(1)

Property	Tenant Name	Total GLA	In Place Rent PSF
136-138 West 34th Street		25,000	$141
Herald Center	H&M	50,456	$253
112 West 34th Street	Swatch	1,587	$900
142 West 34th Street	Kids Foot Locker	5,000	$368
30 West 34th Street	Vince Camuto	3,350	$364
19 West 34th Street	Dr. Jays	10,950	$130
31 West 34th Street	Uniqlo	63,000	$189
215 West 34th Street	Duane Reade	12,000	$126
2 Herald Square	Offering	45,000	$62
21 West 34th Street	Offering	17,741	$285
Total / Wtd. Avg.(2)		209,084	$191

(1)	Source: Appraisal.
(2)	Total / Wtd. Avg. excludes the 134-138 West 34th Street Property.

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The Borrower.  The borrower for the 136-138 West 34th Street Loan is 136 West 34th St. Associates, L.P., a single-purpose, single-asset, New York limited partnership.  The general partner for 136 West 34th St. Associates, L.P. is 10169 West 34th St. Corp. (1.0% owner), which is owned 50/50 by Jack Dushey of Jenel Management and Stanley Cayre of Aurora Capital.  The borrower consists of multiple limited partners, only one of which, Bas Realty LLC, owns more than 20.0% of the borrower.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 136-138 West 34th Street Loan.  David Dushey and Jack Dushey are the non-recourse carveout guarantors under the 136-138 West 34th Street Loan.

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Escrows.  On the origination date, the borrower funded aggregate reserves of $281,795 with respect to the 136-138 West 34th Street Property, comprised of: (i) $156,795 for real estate taxes and (ii) $125,000 for outstanding tenant improvements required to be paid by the borrower pursuant to the terms of the lease to Sprint Spectrum Realty Company, L.P (the “Sprint Lease”).

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the 136-138 West 34th Street Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period, (ii) at the option of Lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella policy under the loan documents, or the lender requires the borrower to obtain a separate policy, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period and (iii) a replacement reserve in the amount of $313.

136-138 WEST 34TH STREET

A “136-138 West 34th Street Trigger Period” means a period (A) commencing upon the earliest to occur of (i) the occurrence and continuance of an event of default under the 136-138 West 34th Street Loan, (ii) the debt service coverage ratio (as calculated under the loan documents) being less than 1.20x, and (iii) the occurrence of a Specified Tenant Trigger Period and (B) expiring upon (x) in the case of clause (i) above, the cure (if applicable) of such event of default, (y) in the case of clause (ii) above, the date upon which the debt service coverage ratio (as calculated under the loan documents) is equal or greater than 1.25x for two consecutive calendar quarters, and (z) in the case of clause (iii) above, a Specified Tenant Trigger Period ceasing to exist in accordance with the terms of the loan documents, in each case, so long as no other 136-138 West 34th Street Trigger Period then exists.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant being in monetary or material non-monetary default under the applicable Specified Tenant lease beyond any applicable notice and cure periods, (ii) a Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), failing to be open to the public for business during customary hours and/or “going dark” in the Specified Tenant space (or applicable portion thereof), (iii) a Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of a Specified Tenant and (vi) a Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or prior to the date that is nine months prior to the expiration of the then applicable term of the applicable Specified Tenant lease in accordance with the applicable terms and conditions thereof and of the loan documents for a term of at least five years; and (B) expiring upon the first to occur of lender’s receipt of evidence reasonably acceptable to lender (which such evidence shall include, without limitation, a duly executed estoppel certificate from the applicable Specified Tenant in form and substance acceptable to lender) of (1) the satisfaction of the Specified Tenant Cure Conditions or (2) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) in accordance with the applicable terms and conditions of the loan documents, the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease and paying the full amount of the rent due under its lease.

“Specified Tenant Cure Conditions” means each of the following, as applicable (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant lease, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof), open to the public for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant lease in accordance with clause (vi) of the definition of Specified Tenant Trigger Period, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant Lease in accordance with the terms thereof and of the loan documents for a term of at least five years, (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction and (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease.

136-138 WEST 34TH STREET

A “Specified Tenant” means, as applicable, (i) Sprint Spectrum Realty Company, L.P., a Delaware limited partnership, successor-in-interest to Sprint Spectrum LP (“Sprint Tenant”), (ii) Sterling Jewelers Inc., d/b/a Kay Jewelers (“Kay Tenant”), or (iii) any other lessee(s) of the space occupied by the Sprint Tenant or the Kay Tenant (or any portion thereof).

■
Lockbox and Cash Management.  The 136-138 West 34th Street Loan documents require a springing lockbox such that, upon the occurrence of a 136-138 West 34th Street Trigger Period, lender is to establish on the borrower’s behalf a lender controlled lockbox account.  Upon origination, the borrower delivered to lender in escrow a notice to tenants directing the tenants to pay their rents directly into such lender controlled lockbox account, and upon the occurrence of a 136-138 West 34th Street Trigger Period, lender may release that notice from escrow and deliver to the tenants.  Upon the establishment of such lender controlled lockbox account, on each business day, sums on deposit in the lockbox account shall be transferred to a lender controlled cash management account (which cash management account is also to be established by lender on borrower’s behalf upon the first occurrence of a 136-138 West 34th Street Trigger Period).  On each due date, the loan documents require that all amounts on deposit in the cash management account, if any, after payment of debt service and funding of any required monthly reserves for budgeted operating expenses, real estate taxes, insurance premiums, replacement reserves, and other amounts due and owing to lender and/or servicer pursuant to the terms of the 136-138 West 34th Street Loan documents, (i) to the extent that a 136-138 West 34th Street Trigger Period has occurred and is continuing, be held by the lender as additional collateral for the 136-138 West 34th Street Loan, or (ii) to the extent that no 136-138 West 34th Street Trigger Period exists, be disbursed to the borrower.  During the continuance of an event of default under the 136-138 West 34th Street Loan, the lender may apply any funds in the cash management account to amounts payable under the 136-138 West 34th Street Loan and/or toward the payment of expenses of the 136-138 West 34th Street Property, in such order of priority as the lender may determine.

■
Property Management.  The 136-138 West 34th Street Property is managed by Jenel Management Corp. which is a borrower-affiliated entity.  Under the loan documents, the 136-138 West 34th Street Property may not be managed by any party other than Jenel Management Corp. or another management company approved by the lender in accordance with the loan documents; provided, however, if no event of default under the 136-138 West 34th Street Loan documents exists, the borrower can replace Jenel Management Corp. with a property manager approved by the lender in writing, which approval may be conditioned upon the lender’s receipt of a Rating Agency Confirmation and if such property manager is an affiliate of the borrower, a new non-consolidation opinion from the borrower’s counsel. The lender has the right to terminate the management agreement and replace the property manager or require that the borrower terminate the management agreement and replace the property manager if (a) the property manager becomes insolvent or a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within ninety (90) days of the filing thereof or (ii) any voluntary bankruptcy or insolvency proceeding; (b) there exists an event of default under the 136-138 West 34th Street Loan which remains uncured and is continuing; (c) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (d) there exists a default by the property manager beyond all applicable notice and cure periods under the management agreement.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance.  The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the 136-138 West 34th Street Property, plus 18 months of business interruption coverage with an additional six month extended period of indemnity, or until the income is restored to prior level.  The “all-risk” insurance providing terrorism coverage is required to contain a deductible that is no higher than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

335 WEST 16TH STREET

335 WEST 16TH STREET

CHELSEA
WEST VILLAGE
335 West 16th Street
335 West 16th Street
New York, NY 10011
W 23RD STREET
W 14TH STREET
TENTH AVENUE
NINTH AVENUE
EIGHTH AVENUE
SEVENTH AVENUE
SIXTH AVENUE (AVENUE OF THE AMERICAS)
ELEVENTH AVENUE
LINCOLN HIGHWAY / WEST STREET
GREENWICH AVENUE
HUDSON STREET
Hudson
River
FASHION INSTITUTE OF TECHNOLOGY
GENERAL THEOLOGICAL SEMINARY
CHELSEA PIERS SPORTS COMPLEX
LONDON TERRACE APARTMENTS
CARTIFACT
West
New York
Union
City
Hoboken
Jersey
City
MANHATTAN
QUEENS
BROOKLYN
New York

335 WEST 16TH STREET

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	New York, New York	Cut-off Date Principal Balance		$28,927,361
Property Type	Office	Cut-off Date Principal Balance per SF		$535.69
Size (SF)	54,000	Percentage of Initial Pool Balance		2.8%
Total Occupancy as of 10/14/2013	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 10/14/2013	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1920 / 2010	Mortgage Rate		5.1000%
Appraised Value	$53,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
Underwritten Revenues	$3,688,653
Underwritten Expenses	$1,049,551	Escrows
Underwritten Net Operating Income (NOI)	$2,639,102		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,496,805	Taxes	$0	$0
Cut-off Date LTV Ratio	54.6%	Insurance	$0	$0
Maturity Date LTV Ratio	45.1%	Replacement Reserves(1)	$0	$0
DSCR Based on Underwritten NOI / NCF	1.40x / 1.32x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.1% / 8.6%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$29,000,000	99.8%	Loan Payoff	$21,826,991	75.1%
Other Sources	60,000	0.2	Principal Equity Distribution	6,364,457	21.9
			Closing Costs	500,981	1.7
			Other Uses	367,571	1.3
Total Sources	$29,060,000	100.0%	Total Uses	$29,060,000	100.0%

(1)	Monthly replacement reserves ($945) will not be required to be collected so long as each of the Reserve Waiver Conditions remains satisfied as of the due date. See “–Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “335 West 16th Street Loan”) is evidenced by a note in the original principal amount of $29,000,000 and is secured by a first mortgage encumbering the borrower’s fee interest in an office building located in New York, New York (the “335 West 16th Street Property”).  The 335 West 16th Street Loan was originated by Citigroup Global Markets Realty Corp. on December 18, 2013 (the “Loan Origination Date”) and represents approximately 2.8% of the Initial Pool Balance.  The 335 West 16th Street Loan has an outstanding principal balance as of the Cut-off Date of $28,927,361 and an interest rate of 5.1000% per annum.  The proceeds of the 335 West 16th Street Loan were primarily used to refinance debt encumbering the 335 West 16th Street Property and to return equity to the sponsor.

The 335 West 16th Street Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date.  The 335 West 16th Street Loan requires payments of principal and interest based on a 30-year amortization schedule.  The scheduled maturity date is the due date in January 2024. Voluntary prepayment of the 335 West 16th Street Loan is permitted on or after the due date occurring in November 2023.  Defeasance of the 335 West 16th Street Loan is permitted at any time after the second anniversary of the securitization Closing Date.

■
The Mortgaged Property.  The 335 West 16th Street Property is a 54,000 SF, five-story Class B, single-tenant office building with classroom and other accessory uses, situated on a 9,200 SF parcel of land, in the Chelsea neighborhood of New York City.  The 335 West 16th Street Property was built in 1920 and it is located on the north side of West 16th Street between Eighth and Ninth Avenues.  The 335 West 16th Street Property also includes a fully built-out lower level and a rooftop with unobstructed northern views.

The 335 West 16th Street Property was acquired by the borrower in 1999 when it was vacant and the 335 West 16th Street Property subsequently underwent a gut renovation after which it has been 100.0% leased to Tyco Integrated Security LLC, as successor-in-interest to ADT Security Services, Inc. through July 24, 2022.  The ADT Lease (defined below) is triple-net with ADT Tenant (defined below) responsible for all expenses and costs to maintain the 335 West 16th Street Property.  In 2008, ADT Tenant subleased 100.0% of the 335 West 16th Street Property to the School of Visual Arts Inc. (“SVA”) on a coterminous lease expiring in July 2022 (the “SVA Sublease”).  SVA has invested approximately $10.0 million to build out their space which includes classrooms and studio space.  As of October 14, 2013, the Total Occupancy and Owned Occupancy were both 100.0%.

335 WEST 16TH STREET

The following table presents certain information relating to the tenants at the 335 West 16th Street Property:

Owned Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
ADT Security Services, Inc. (3)	A- / NR / A-(3)	54,000	100.0%	$2,833,242	100.0	$52.47	7/24/2022	1, 10-year option(4)
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		54,000	100.0%	$2,833,242	100.0%	$52.47

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	UW Base Rent includes the present value ($491,085) of contractual rent steps (3.5% annual increases discounted at a 9.75% discount rate) pursuant to the tenant’s lease.
(3)
As of the Loan Origination Date, Tyco Integrated Security LLC was the successor-in-interest to ADT Security Services, Inc., as tenant, under the ADT Lease. The ADT Lease is guaranteed by Tyco International Ltd. and Tyco Electronics Corporate Holdings, Inc., successor-in-interest to Tyco International (US) Inc., jointly and severally.  Tyco International Ltd. is rated A-/NR/A- by Fitch/MIS/S&P.  ADT Security Services, Inc. is rated BBB-/Ba2/BB- by Fitch/MIS/S&P. The ADT lease has no termination options.  The 335 West 16th Street Property is 100% subleased to SVA on a coterminous lease expiring on July 24, 2022.

(4)
The renewal option is an option for the landlord to renew.  The lease would convert to a direct lease with SVA for the 10-year renewal term at a rental rate of $41.22 PSF with 3.2% annual increases upon exercise of the landlord’s option.

The following table presents the lease rollover schedule at the 335 West 16th Street Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	54,000	100.0	100.0%	2,833,242	100.0	52.47	1
2023	0	0.0	100.0%	0	0.0	0.00	0
2024	0	0.0	100.0%	0	0.0	0.00	0
2025 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	54,000	100.0%		$2,833,242	100.0%	$52.47	1

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	UW Base Rent includes the present value ($491,085) of contractual rent steps (3.5% annual increases discounted at a 9.75% discount rate) pursuant to the tenant’s lease.

The following table presents certain information relating to historical leasing at the 335 West 16th Street Property:

Historical Leased %(1)
	2011	2012	As of 10/14/2013
Owned Space	100.0%	100.0%	100.0%

(1)	As provided by the borrower and represents average occupancy for the specified year.

335 WEST 16TH STREET

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 335 West 16th Street Property:

Cash Flow Analysis(1)
	2010	2011	2012	Underwritten	Underwritten $ per SF
Base Rent	$2,619,193	$2,710,694	$2,823,988	$2,342,156	$43.37
Contractual Rent Steps	0	0	0	491,085	9.09
Total Rent(2)	$2,619,193	$2,710,694	$2,823,988	$2,833,242	$52.47
Total Reimbursables	0	0	0	1,049,551	19.44
Less Vacancy & Credit Loss	0	0	0	(194,140)	(3.60)
Effective Gross Income	$2,619,193	$2,710,694	$2,823,988	$3,688,653	$68.31

Total Operating Expenses	$550,673	$569,796	$608,513	$1,049,551	$19.44

Net Operating Income	$2,068,520	$2,140,898	$2,215,475	$2,639,102	$48.87
TI/LC	0	0	0	130,957	2.43
Capital Expenditures	0	0	0	11,340	0.21
Net Cash Flow	$2,068,520	$2,140,898	$2,215,475	$2,496,805	$46.24

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Total Rent includes the present value ($491,085) of contractual rent steps (3.5% annual increases discounted at a 9.75% discount rate) pursuant to the tenant’s lease.

■	Appraisal. According to the appraisal, the 335 West 16th Street Property had an “as-is” appraised value of $53,000,000 as of an effective date of October 21, 2013.

■
Environmental Matters.  A Phase I environmental report dated November 1, 2013 recommended no further action other than adhering to an operations and maintenance plan to address asbestos presence, which plan was not in place at the origination of the 335 West 16th Street Loan.

■
Market Overview and Competition.  The 335 West 16th Street Property is located on the north side of 16th Street between Eighth and Ninth Avenues within the Chelsea neighborhood of New York City.  The 335 West 16th Street Property is located within the Midtown South office submarket of Manhattan. Midtown South continues to outperform the Midtown and Downtown Manhattan submarkets in terms of rent growth and overall vacancy.  Midtown South has a strong tech presence along the stretch of Broadway from the Flatiron District to Soho. In addition, the western neighborhoods of Midtown South have also gained popularity amongst tech and creative tenants.

The 335 West 16th Street Property is located in the Midtown South office submarket, which consists of 65.3 million SF. As of the second quarter of 2013, the Midtown South office submarket had an overall vacancy rate of 7.2% and an overall weighted average rent of $59.46 per SF. Within the Chelsea neighborhood office submarket, there is approximately 15.0 million SF, with an overall vacancy rate of 6.8% and weighted average rent of $57.76 per SF. The weighted average rent for Class B properties within the Chelsea neighborhood office submarket is $63.15 per SF.

335 WEST 16TH STREET

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the 335 West 16th Street Property:

Office Lease Comparables(1)

Property	Total GLA	Asking Rent per SF
335 West 16th Street	54,000	$43.37
100 Avenue of the Americas	302,000	$70.20
104 Fifth Avenue	237,600	$71.57
110 Fifth Avenue	170,000	$65.89
161 Avenue of the Americas	280,000	$67.80
304 Park Avenue South	160,000	$71.92
101 Avenue of the Americas	435,151	$67.25
40 Thompson Street	25,180	$69.94
770 Broadway	911,213	$73.58
Total / Wtd. Avg.(2)	2,521,144	$70.59

(1)	Source: Appraisal.
(2)	Total / Wtd. Avg. excludes the 335 West 16th Street Property.

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the 335 West 16th Street Property:

Office Sales Comparables(1)
Property Name	City	Sale Date	Year Built	NRA (SF)	Sale Price	Sale Price per SF	Occupancy
434 Broadway	New York	October 2013 (Contract)	1910 / 2008	61,853	$81,000,000	$1,309.56	100%
200 Lafayette Street	New York	October 2013 (Contract)	1908 / 2012	130,866	$155,000,000	$1,184.42	100%
570 Seventh Avenue	New York	August 2013	1926 / 2012	144,754	$83,000,000	$573.39	100%
295 Madison Avenue	New York	July 2013	1929	332,676	$212,685,000	$639.32	91%
100 Fifth Avenue	New York	May 2013 (Contract)	1906 / 2008	271,908	$225,000,000	$827.49	100%
30 West 21st Street	New York	April 2013	1907 / 2010	59,150	$38,500,000	$650.89	100%
232 East 59th Street	New York	January 2013	1926	46,150	$34,000,000	$736.73	72%
450 West 15th Street	New York	January 2013	1907 / 2007	323,979	$285,000,000	$879.69	96%
430 West 14th Street	New York	December 2012	1900 / 1984	61,321	$97,500,000	$1,589.99	100%
551 Madison Avenue	New York	December 2012	1922 / 2009	149,675	$128,000,000	$855.19	90%

(1)	Source: Appraisal

■
The Borrower.  The borrower is 335 West 16th Street, LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 335 West 16th Street Loan. David Fine and Itzhak Levi are the non-recourse carveout guarantors under the 335 West 16th Street Loan.

■	Escrows. On the Loan Origination Date, the borrower funded no reserves with respect to the 335 West 16th Street Property.

On each due date, unless the Reserve Waiver Conditions (defined below) are satisfied, the borrower is required to fund the following reserves with respect to the 335 West 16th Street Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period, (ii) at the option of Lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella policy under the 335 West 16th Street Loan  documents, or the lender requires the borrower to obtain a separate policy, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period and (iii) a replacement reserve in the amount of $945.

In addition, on each due date during the continuance of a 335 West 16th Street Trigger Period (defined below), the borrower is required to deposit (or cause to be deposited) (x) into an operating expense account with the lender

335 WEST 16TH STREET

or the servicer an amount equal to the aggregate amount of approved operating expenses and approved extraordinary expenses for the subject month, and (y) into an excess cash flow account with the lender or the servicer (the “335 West 16th Street Excess Cash Flow Reserve”) any and all remaining excess cash flow generated by the 335 West 16th Street Property after (i) payment of debt service due on such due date, (ii) funding of all required reserve deposits described above due on such due date (if any), (iii) the deposit into the operating expense account described above due on such due date (if any) and (iv) payment or deposit of any other sums due and owed under the loan documents.  Notwithstanding the foregoing, the borrower will not be required to make the aforementioned deposit to the operating expense account if each of the Reserve Waiver Conditions remains satisfied as of the applicable due date.

“Reserve Waiver Conditions” mean each of the following: (i) no event of default is continuing under the 335 West 16th Street Loan, (ii) the ADT Lease is in full force and effect with respect to the space demised thereunder and there exist no monetary or material non-monetary defaults, (iii) the ADT Lease continues to be a triple net lease, (iv) ADT Tenant is continuing to satisfy the payment and performance obligations under the ADT Lease relating to the obligations and liabilities for which the applicable reserve account was established and lender receives satisfactory evidence of such compliance, (v) ADT Tenant is not bankrupt or insolvent (unless ADT Tenant has affirmed the ADT Lease in the applicable bankruptcy or insolvency proceeding pursuant to a binding order of a court of competent jurisdiction), (vi) with respect to the tax reserve account, ADT Tenant pays all applicable taxes directly to the applicable governmental authority prior to delinquency and lender receives satisfactory evidence of such compliance, (vii) with respect to the insurance reserve account ADT Tenant maintains all policies required under the 335 West 16th Street Loan agreement and pays all insurance premiums due thereunder directly to the applicable insurers and lender receives satisfactory evidence of payment of such premiums, together with evidence of renewal prior to expiration thereunder and (viii) ADT Tenant has not expressed its intention in writing to (x) unilaterally terminate or cancel the ADT Lease prior to the then current expiration date thereof or (y) default in any material respect under the ADT Lease.

A “335 West 16th Street Trigger Period” means a period (A) commencing upon the earliest to occur of (i) the occurrence and continuance of an event of default under the 335 West 16th Street Loan, (ii) the debt service coverage ratio (as calculated under the 335 West 16th Street Loan documents) being less than 1.15x (a “DSCR Trigger”) and (iii) the occurrence of a Specified Tenant Trigger Period (defined below) and (B) expiring upon (x) in the case of clause (i) above, the cure (if applicable) of such event of default, (y) in the case of clause (ii) above, the date upon which the debt service coverage ratio (as calculated under the loan documents) is equal to or greater than 1.20x for two consecutive calendar quarters and (z) in the case of clause (iii) above, a Specified Tenant Trigger Period ceasing to exist in accordance with the terms of the loan documents. Notwithstanding the foregoing, a DSCR Trigger shall not be deemed to have occurred to the extent that (A) the ADT Lease is in full force and effect with respect to the entirety of the space demised thereunder with no uncured monetary or material non-monetary defaults, (B) the ADT Lease continues to be a triple net lease and has not been amended, modified or extended in violation of the terms of the loan documents, (C) ADT Tenant is not bankrupt or insolvent, (D) ADT Tenant has not expressed its intention in writing to (x) unilaterally terminate or cancel the ADT Lease prior to the then current expiration date thereof or (y) default in any material respect under the ADT Lease and (E) (x) prior to July 31, 2022, the base rent payable under the ADT Lease equals or exceeds the base rent that would be payable with respect to the corresponding period pursuant to the terms of the ADT Lease as in effect as of the Loan Origination Date and (y) thereafter, the base rent payable under the ADT Lease equals or exceeds the base rent that would be payable with respect to the corresponding period pursuant to the terms of the Tri-Party Agreement (defined below).

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant (defined below) being in monetary or material non-monetary default under the applicable Specified Tenant Lease (defined below) beyond any applicable notice and cure periods, (ii) a Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), failing to be open for business during customary hours and/or “going dark” in the Specified Tenant space (or applicable portion thereof) (provided, that, each of the foregoing described in clause (ii) shall not be deemed applicable hereunder to the extent that, as of the applicable date of determination, (x) a Specified Tenant that satisfies the Credit Rating Condition (i.e. (1) a long term, unsecured debt rating equal to or greater than “BBB-” (or its equivalent) from each of S&P, Moody’s and Fitch and (2) a short term, unsecured debt rating equal to or greater than “BBB-” (or its equivalent) from each of S&P, Moody’s and Fitch) is fully liable under the applicable Specified Tenant Lease and

335 WEST 16TH STREET

has not challenged or otherwise disaffirmed any of its obligations under the applicable Specified Tenant Lease or (y) SVA or another subtenant that takes occupancy of the Specified Tenant Space in accordance with the 335 West 16th Street Loan documents subsequent to the Loan Origination Date and is in actual, physical possession of the Specified Tenant Space (or applicable portion thereof) and open for business during customary hours (and not “dark”) in the Specified Tenant Space (or applicable portion thereof), (iii) a Specified Tenant giving notice that it is terminating the related Specified Tenant Lease for all or any portion of the Specified Tenant Space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant Lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant Lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of a Specified Tenant and (vi) the borrower’s failure to provide the lender evidence reasonably acceptable to the lender on or prior to the Specified Tenant Extension Deadline (defined below) that (x) with respect to the ADT Lease and the term thereof as in effect as of the Loan Origination Date, the ADT Lease has been extended on or prior to July 30, 2020 in accordance with the applicable terms and conditions of the Tri-Party Agreement and the 335 West 16th Street Loan agreement for an additional ten years (and with SVA succeeding to the interest of the tenant under the ADT Lease) or (y) the applicable Specified Tenant Lease has otherwise been renewed or extended on or prior to the applicable Specified Tenant Extension Deadline in accordance with the applicable terms and conditions thereof and the loan agreement for a term of at least five years; and (B) expiring upon the first to occur of lender’s receipt of evidence reasonably acceptable to lender (which such evidence shall include, without limitation, an estoppel certificate from the applicable Specified Tenant acceptable to lender) of (1) the satisfaction of the Specified Tenant Cure Conditions (defined below) or (2) the borrower leasing the entire Specified Tenant Space (or applicable portion thereof) in accordance with the applicable terms and conditions of the loan documents for a term of at least five years, the applicable tenant under such lease being in actual, physical occupancy of, and open for business in, the space demised under its lease and paying the full amount of the rent due under its lease.

“Specified Tenant Cure Conditions” means each of the following, as applicable (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant Lease, (ii) either (A) a Specified Tenant that satisfies the Credit Rating Condition is fully liable under the applicable Specified Tenant Lease and has not challenged or otherwise disaffirmed its obligations under the applicable Specified Tenant Lease or (B) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant Space (or applicable portion thereof), open for business during customary hours and not “dark” in the Specified Tenant Space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant Lease and has re-affirmed the applicable Specified Tenant Lease as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the failure to extend or renew the applicable Specified Tenant Lease in accordance with clause (vi) of the definition of Specified Tenant Trigger Period, the applicable Specified Tenant Lease has been renewed or extended in accordance with the terms thereof and of the 335 West 16th Street Loan agreement for a term of at least five years, (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant Lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant Lease pursuant to final, non-appealable order of a court of competent jurisdiction and (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant Lease.

“ADT Lease” shall mean that certain lease in effect as of the Loan Origination Date by and between the borrower and ADT Tenant (including, without limitation, any guaranty or similar instrument furnished thereunder), as the same may have been or may thereafter be amended, restated, extended, renewed and/or otherwise modified (including, without limitation, any extension thereof effectuated pursuant to the Tri-Party Agreement).

“ADT Tenant” means each of (i) Tyco Integrated Security LLC, (ii) Tyco International Ltd. and (iii) Tyco Electronics Corporate Holdings, Inc, together with each of their respective successors and assigns under the ADT lease.

“Specified Tenant” shall mean, as applicable, (i) with respect to the ADT Lease, ADT Tenant and (ii) with respect to any other Specified Tenant Lease, the applicable lessee party to such Specified Tenant Lease and any guarantors of such Specified Tenant Lease.

335 WEST 16TH STREET

“Specified Tenant Extension Deadline” shall mean, with respect to any Specified Tenant Lease, the earlier to occur of (i) the date occurring two years prior to the expiration of the then applicable term thereof and (ii) the last date on which any renewal or extension option provided for in such Specified Tenant Lease may be exercised.  With respect to the ADT Lease, the Specified Tenant Extension Deadline for the current term thereof is July 30, 2020.

“Specified Tenant Lease” shall mean, as applicable, (a) the ADT Lease and (b) any other lease to which the borrower is party, as landlord, which demises all or any portion of the Specified Tenant Space.

“Specified Tenant Space” means that portion of the 335 West 16th Street Property demised as of the Loan Origination Date pursuant to the ADT Lease.

“Tri-Party Agreement” means the agreement made as of February 14, 2008 by and among SVA, the borrower and ADT Security Services, Inc., relating to extension of the sublease with SVA and execution of a direct lease between borrower and SVA.

■
Lockbox and Cash Management.  The 335 West 16th Street Loan requires a hard lockbox and the borrower is required to direct tenants to pay rent directly to the lender controlled lockbox account.  All available funds in the lender controlled lockbox account (subject to any applicable minimum balance requirement) will be transferred on each business day to a cash management account, and available funds on deposit in the cash management account will be applied on each due date to (i) payment of debt service due on such due date, (ii) funding all required reserve deposits described above due on such due date (if any), (iii) deposit into the operating expense account described above due on such due date (if any) and (iv) payment or funding of any other sums due and owed under the 335 West 16th Street Loan documents in the applicable order of priority specified in the loan documents.  Furthermore, if any amounts remain in the cash management account on the applicable due date after application as described above, such amounts will be disbursed to the borrower (unless a 335 West 16th Street Trigger Period exists, in which case such amounts will be deposited into the 335 West 16th Street Excess Cash Flow Reserve).  After the expiration of a 335 West 16th Street Trigger Period, any funds remaining in the 335 West 16th Street Excess Cash Flow Reserve shall be returned to the borrower.

■	Property Management. The 335 West 16th Street Property is self-managed by the borrower.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance. The borrower is required to maintain (or cause to be maintained) an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the 335 West 16th Street Property, plus 12 months of business interruption coverage.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

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TWIN RIVER COMMONS STUDENT HOUSING

TWIN RIVER COMMONS STUDENT HOUSING

CARTIFACT
Johnson City
Port Dickinson
Binghamton
Twin River Commons
Student Housing
45 Washington Street
Binghamton, NY 13901
Broome Community College
Chenango Valley Cemetery
Oakdale Mall
Wilson Memorial Regional Medical Center
Greenwood Cemetery
Spring Forest Cemetery
Floral Park Cemetery
Davis College
Binghamton University
Lourdes Hospital
Roberson Museum & Science Center
Metrocenter
Broome County Civic Area
Broome County Veterans Memorial Arena
NYSEG Stadium
The Greater Binghamton Health Center
UHS Binghamton General Hospital
Main St
Floral Ave
Clinton St
Court St
Conklin Ave
Riverside Dr
Vestal Pky E
Front St
Tompkins St
Robinson St
Powers Rd
Bevier St
Nowlan Rd
Smith Hill Rd
Lewis Rd
Airport Rd
Reynolds Rd
Oakdale Rd
Glenwood Ave
Brandywine Hwy
Chenango St
Broad Ave
Pennsylvania Ave
Susquehanna River
Chenango River
17
11
81
7
201
434
Lake Ontario
Buffalo
Rochester
Syracuse
Albany
NY
PA
CT
MA
Hartford
Scranton
State College
New York
Bethlehem
Trenton
Harrisburg
Philadelphia
Baltimore
Washington DC
MD
NJ
DE
Atlantic Ocean

TWIN RIVER COMMONS STUDENT HOUSING

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		MC-Five Mile
Location (City/State)	Binghamton, New York	Cut-off Date Principal Balance		$26,462,290
Property Type	Multifamily	Cut-off Date Principal Balance per Bed		$71,326.93
Size (Beds)	371	Percentage of Initial Pool Balance		2.6%
Total Occupancy as of 12/31/2013(1)	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 12/31/2013(1)	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2012 / NAP	Mortgage Rate		5.3500%
Appraised Value	$37,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP

Underwritten Revenues	$3,650,744
Underwritten Expenses	$1,393,331	Escrows
Underwritten Net Operating Income (NOI)	$2,257,413		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,208,626	Taxes	$15,433	$15,433
Cut-off Date LTV Ratio	71.5%	Insurance	$32,152	$5,359
Maturity Date LTV Ratio	59.5%	Replacement Reserves	$0	$4,066
DSCR Based on Underwritten NOI / NCF	1.27x / 1.24x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.5% / 8.3%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$26,500,000	100.0%	Loan Payoff	$25,291,931	95.4%
			Closing Costs	604,473	2.3
			Principal Equity Distribution	556,012	2.1
			Reserves	47,585	0.2
Total Sources	$26,500,000	100.0%	Total Uses	$26,500,000	100.0%

(1)	Excludes a two bedroom suite used as a model unit.

■
The Mortgage Loan.  The mortgage loan (the “Twin River Commons Loan”) is evidenced by a note in the original principal amount of $26,500,000 and is secured by a first mortgage encumbering a 371-bed student housing property located in Binghamton, New York (the “Twin River Commons Property”).  The Twin River Commons Loan was originated by MC-Five Mile Commercial Mortgage Finance LLC on January 7, 2014. The Twin River Commons Loan represents approximately 2.6% of the Initial Pool Balance.  The note evidencing the Twin River Commons Loan has a principal balance as of the Cut-off Date of $26,462,290 and an interest rate of 5.3500% per annum.  The borrower utilized the proceeds of the Twin River Commons Loan to refinance existing debt on the Twin River Commons Property.

The Twin River Commons Loan had an initial term of 120 months and has a remaining term of 119 months.  The Twin River Commons Loan requires monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule.  The scheduled maturity date is the due date in February 2024.  Voluntary prepayment of the Twin River Commons Loan is prohibited prior to the due date in November 2023.  Defeasance of the Twin River Commons Loan with direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the loan documents is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■
The Mortgaged Property.  The Twin River Commons Property is a 371-bed student housing property located in Binghamton, New York.  The Twin River Commons Property was built in 2012 and consists of a four-story residential building.  Amenities include a fitness center, a wi-fi lounge with business center, a multi-media movie/gaming room and an outdoor courtyard with barbecue grills.  Study lounges and free printing kiosks are located on each floor. The property consists of studio, one, two, three, and four bedroom apartments.  Each apartment features one full bathroom for each bedroom and also contains a full kitchen with dishwasher and a full size washer/dryer. As of December 31, 2013, total occupancy was 100.0%, which excludes a two bedroom suite that is used as a model unit.  As of January 2014, the property was 94.0% pre-leased for the 2014-2015 academic year.

TWIN RIVER COMMONS STUDENT HOUSING

The following table presents certain information relating to the units and rent at the Twin River Commons Property:
Unit Type	# of Beds	Average SF per Unit(1)	Monthly Market Rent per Bed(1)	Monthly Actual Rent per Bed(1)	Underwritten Monthly Rent	Total Underwritten Annual Rent
Studio	6	380	$1,035	$1,013	$1,035	$74,520
1 Bed / 1 Bath	3	615	1,245	1,227	1,245	44,820
2 Bed / 2 Bath	108	828	883	863	883	1,144,320
3 Bed / 3 Bath	6	1,170	835	819	835	60,120
4 Bed / 4 Bath	176	1,362	794	769	794	1,676,640
4 Bed / 4 Bath	40	1,450	787	773	787	377,880
4 Bed / 4 Bath	32	1,378	794	790	794	304,800
Total / Wtd. Avg.	371	1,192	$827	$807	$827	$3,683,100

(1)	Source: Appraisal.

The following table presents certain information relating to historical leasing at the Twin River Commons Property:

Historical Leased %(1)
	2012(2)	2013(3)
Owned Space	99.4%	100.0%

(1)	As provided by the borrower and represents occupancy as of December 31, for the specified year.
(2)	Excludes a two bedroom and four bedroom suite used as model units.
(3)	Excludes a two bedroom suite used as a model unit.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Twin River Commons Property:

Cash Flow Analysis(1)

	2012(2)	2013	Underwritten(3)	Underwritten $ per Bed
Gross Potential Rent	$1,469,500	$3,585,465	$3,683,100	$9,927
Vacancy, Credit Loss & Concessions	(34,231)	(141,634)	(182,356)	(492)
Total Rent Revenue	$1,435,269	$3,443,831	$3,500,744	$9,436
Other Revenue(4)	86,741	157,608	150,000	404
Effective Gross Income	$1,522,010	$3,601,439	$3,650,744	$9,840

Total Operating Expenses	$566,155	$1,545,752	$1,393,331	$3,756

Net Operating Income	$955,855	$2,055,687	$2,257,413	$6,085
Replacement Reserves	0	0	48,787	132
Net Cash Flow	$955,855	$2,055,687	$2,208,626	$5,953

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The property was completed in 2012 and the respective figures represent partial year operations from July 2012 through December 2012.
(3)
Underwritten figures are based on asking rents for the 2013/2014 school year, and a blend of actual 2013 and budgeted 2014 expenses.  As of January 2014, the property was 94.0% pre-leased for the 2014/2015 academic year.

(4)	Other Revenue includes parking, late fees, application fees, damages/cleaning, and other miscellaneous revenues.

TWIN RIVER COMMONS STUDENT HOUSING

■	Appraisal. According to the appraisal, the Twin River Commons Property had an “as-is” appraised value of $37,000,000 as of an effective date of November 27, 2013.

■
Environmental Matters.  The subject property participated in the NYSDEC Brownfield Cleanup Program for environmental conditions related to two previous operations at the site. These include the presence of an operating manufactured gas plant at the approximate center of the subject parcel and the removal of underground storage tanks (“USTs”) previously located at the southern portion of the site and the approximate center of the site. The manufactured gas plant was operated by the Binghamton Gas Light Company from 1853 until it ceased operations in 1888.  A Certificate of Completion was issued December 17, 2011 by the NYSDEC and as such, this is considered a controlled recognized environmental condition (“CREC”). Engineering and institutional controls placed at the subject property include soil cover requirements as well as a sub-surface depressurization system installed during site development in 2011. On-going groundwater monitoring at the site consists of permanent monitoring wells installed throughout the subject parcel.  Activity and use limitations in place due to participation and restrictions associated with the Brownfield Cleanup Program Agreement and the site management plan prepared for the site during remediation activities are as follows:

- Restricted residential, commercial or industrial uses are permitted on the site.
- Groundwater may not be used.
- Vegetable gardens and farming is prohibited.
- Property cannot be used as single family residential.

■
Market Overview and Competition.  The Twin River Commons Property is located in Binghamton, New York.  The property provides off-campus student housing to the students of Binghamton University and SUNY Broome Community College.  The appraiser identified a competitive set of four properties, one of which is under construction and expected to open for the 2014/2015 school year.  Binghamton University and SUNY Broome Community College have student populations of over 15,000 and 6,000, respectively.  Binghamton University has on-campus housing of approximately 7,500 beds.

The following table presents certain information relating to the primary competition for the Twin River Commons Property:

Competitive Set(1)
	20 Hawley Street Apartments	University Plaza Apartments	Chenango Place Apartments	Campus Square Apartments
Location	Binghamton, NY	Vestal, NY	Binghamton, NY	Johnson City, NY
Year Built	1971	2005	2014(2)	1934
Occupancy	99.7%	100.0%	NA	100.0%
No. of Beds	290	710	180	156
Avg. Unit Size	1,126	1,248	1,882	NA
Avg. Rent per Unit	$888	$817	$834	$659
Avg. Rent per SF	$0.79	$0.65	$0.44	NA

(1)	Source: Appraisal.
(2)	Expected completion in August 2014.

■
The Borrower.  The borrower is Washington Development Associates, LLC, a single-purpose, single-asset entity formed solely for the purpose of owning and operating the Twin River Commons Property.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Twin River Commons Loan.  Marc Newman is the non-recourse carve-out guarantor under the Twin River Commons Loan.

■
Escrows.  On each due date, the borrower is required to fund (i) the tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period and (ii) a capital expenditure reserve account in the amount of $4,066.

■	Lockbox and Cash Management. The Twin River Commons Loan is structured with a springing lockbox with springing cash management, which was established upon closing of the Twin River Commons Loan. On each business day, so long as no Twin River Commons Trigger Period is continuing, the lockbox bank will remit all

TWIN RIVER COMMONS STUDENT HOUSING

amounts contained in the lockbox account to an operating account maintained by the borrower.  Following the occurrence of the first Trigger Period, all rents received by the borrower or manager are required to be deposited into the lockbox account within three business days of receipt.  On each business day, during the continuance of a Twin River Commons Trigger Period, at the direction of the lender, the lockbox bank will remit all amounts contained in the lockbox account to a lender-controlled cash management account. On each due date during the continuance of a Twin River Commons Trigger Period, the loan documents require that all amounts on deposit in the cash management account, after payment of debt service, required reserves and budgeted operating expenses be deposited into an excess cash flow account.  During the continuance of an event of default under the Twin River Commons Loan, the lender will be entitled to apply all funds on deposit in the cash management account to amounts payable under the Twin River Commons Loan in such order of priority as the lender may determine.

A “Twin River Commons Trigger Period” shall mean any period (A) commencing upon an event of default, and expiring upon a defeasance event or payment in full of the Twin River Commons Loan, provided, however, that not more than two times prior to the scheduled maturity date, if lender accepts the tendered cure of an event of default (it being agreed that lender shall not be obligated to do so unless required by legal requirements), the trigger period shall end upon such cure; or (B) commencing on lender’s reasonable determination that the debt service coverage ratio for each of the prior two calendar quarters was less than the Trigger DSCR, and expiring at such time as the debt service coverage ratio for each of the prior two calendar quarters was equal to or greater than 1.15 to 1.0; or (C) commencing on lender’s reasonable determination that the debt yield for each of the prior two calendar quarters was less than 7.00%, and expiring at such time as the debt yield for each of the prior two calendar quarters was equal to or greater than 7.25%.

A “Trigger DSCR” shall mean a ratio of 1.10 to 1.0; provided however, automatically upon the occurrence of the affiliate building C of O event defined in the loan agreement and continuing thereafter for the term of the Twin River Commons Loan, the ratio shall mean 1.15 to 1.0.

■
Property Management.  The Twin River Commons Property is currently managed by Campus Apartments Management, LLC, a third party property manager, pursuant to a management agreement.  Under the loan documents, the Twin River Commons Property may be managed by Campus Apartments Management, LLC, or any other management company reasonably approved by the lender and with respect to which rating agency confirmation has been received.  Following an event of default under the Twin River Commons Loan, a foreclosure, conveyance in lieu of foreclosure or an acceleration of the Twin River Commons Loan, a default by the property manager under the management agreement that is likely to have a material adverse effect (after the expiration of any applicable notice and/or cure periods) or the filing of a bankruptcy petition by the property manager or a similar event, the lender has the right to terminate or require borrower to terminate the property manager and engage a replacement property manager. Pursuant to a subordination of the management agreement, following a foreclosure on the Twin River Commons Property, the property manager has agreed to recognize the lender as the “owner” under the management agreement.

■
PILOT Program.  The borrower of the Twin River Commons Loan has entered into a payment in lieu of taxes (“PILOT”) agreement with the City of Binghamton and the Broome County Industrial Development Agency (“IDA”) as of January 11, 2011.  To encourage the construction of the project, the IDA extended a partial tax abatement to the borrower for a period of 20 years commencing on January 1, 2013 and ending on December 31, 2032.  In order to facilitate the tax abatement, the property was leased to the IDA and then subleased back to the borrower. In that the IDA is exempt from payment of real estate taxes, the borrower has agreed to make payments to the City of Binghamton, the Binghamton City school district, and the County of Broome, during the term of the lease in lieu of general taxes that would normally be levied against the property. The “PILOT” payments begin at $176,825 in year one and gradually increase throughout the 20-year term of the agreement.  They are based on a specified assessment level multiplied by the then current tax rate.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

TWIN RIVER COMMONS STUDENT HOUSING

■
Terrorism Insurance. The property, liability and business interruption insurance coverage required to be maintained under the Twin River Commons Loan documents is required to include coverage for losses due to any peril now or hereafter included within the classification of damage caused by war and the acts of terrorists, including nuclear, biological and/or chemical acts of terrorists, including both certified and non-certified acts of terrorists and foreign and domestic acts of terrorists. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

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350 NORTH CLARK

350 NORTH CLARK

350 NORTH CLARK

ROOF
MC I Metro Transmission
Roof Tower MTM
Cleverbridge
Patio Access Exp. 5/31/2024
8
Cleverbridge
1,483 SF Exp. 5/31/2024
7
Cleverbridge
Mezz 4,514 SF Exp. 5/31/2024
Cleverbridge
15,535 SF Exp. 5/31/2024
6
KOS Services, LLC.
15,336 SF Exp. 10/31/2023
5
EDLINK
7,187 SF Exp. 8/31/2016
Cleverbridge
7,910 SF Exp. 5/31/2024
4
Friedman Properties
15,465 SF Exp. 2/31/2027
3
The Strive Group
15,465 SF Exp. 4/31/2021
2
On Peak (Travel Tech)
15,055 SF Exp. 11/31/2015
GROUND FLOOR
Protein Bar
1,712 SF Exp. 7/31/2021
AT&T
3,707 SF Exp. 10/31/2015
Crumbs
889 SF Exp. 10/31/2016
Piccolo Sogno
4,904 SF Exp. 4/31/2022
BELOW GRADE
Underground Parking
30 Spaces
Piccolo Sogno (Storage)
1,502 SF Exp. 4/31/2022
MTM
BUILDING
2015-2016
2021-2022
2023-2024
2025+

350 NORTH CLARK

350 North Clark
350 North Clark Street
Chicago, IL 60654
RIVER NORTH
THE LOOP
CHICAGO
LAKESHORE EAST
CHICAGO RIVER
CARTIFACT
RIVER NORTH
FRIEDMAN PROPERTIES
1 101 West Grand Avenue
2 114 West Illinois Street
3 150 West Huron Street
4 22 West Hubbard Street
5 26-30 West Hubbard Street
6 325 North LaSalle Street
7 40 West Hubbard Street
8 413-419 North Clark- Ground Lease
9 420 North Wabash Street
10 430-436 North Clark Street
11 441-449 North Clark Street
12 400-408 North Clark Street
13 500-508 North Clark Street
14 500 - 520 North Dearborn Street
15 54 West Hubbard Street
16 57 West Grand Avenue
17 55-61 West Hubbard Street
18 600-622 North Wabash
19 601-623 North State Street
20 12 East Ohio Street
21 70 West Hubbard Street
W CHICAGO AVE
W SUPERIOR ST
W HURON ST
W ERIE ST
W ONTARIO ST
W OHIO ST
W GRAND AVE
W ILLINOIS ST
W HUBBARD ST
W KINZIE ST
W CARROLL AVE
W WACKER DR
E WACKER DR
LOWER WACKER DR
W RANDOLPH ST
E RANDOLPH ST
W WASHINGTON ST
E WASHINGTON ST
W MADISON ST
E MADISON ST
W MONROE ST
E MONROE ST
W ADAMS ST
E ADAMS ST
E LAKE ST
N MICHIGAN AVE
MAGNIFICENT
FIRST NATIONAL PLAZA
LA SALLE BANK BLDG
BANK OF AMERICA BLDG

350 NORTH CLARK

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CCRE
Location (City/State)	Chicago, Illinois	Cut-off Date Principal Balance		$25,590,000
Property Type	Office	Cut-off Date Principal Balance per SF		$231.24
Size (SF)	110,664	Percentage of Initial Pool Balance		2.5%
Total Occupancy as of 2/7/2014	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 2/7/2014	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1912 / 2012	Mortgage Rate		4.8855%
Appraised Value	$35,700,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		24
Underwritten Revenues	$3,174,215
Underwritten Expenses	$772,598	Escrows
Underwritten Net Operating Income (NOI)	$2,401,617		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,235,621	Taxes(2)	$0	$0
Cut-off Date LTV Ratio	71.7%	Insurance(3)	$0	$0
Maturity Date LTV Ratio	61.8%	Replacement Reserves	$0	$2,313
DSCR Based on Underwritten NOI / NCF(1)	1.48x / 1.37x	TI/LC(4)	$200,000	$10,750
Debt Yield Based on Underwritten NOI / NCF	9.4% / 8.7%	Other(5)	$1,271,224	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$25,590,000	100.0%	Principal Equity Distribution	$23,851,124	93.2%
			Reserves	1,471,224	5.7
			Closing Costs	267,652	1.0
Total Sources	$25,590,000	100.0%	Total Uses	$25,590,000	100.0%

(1)	Based on amortizing debt service payments. Based on the current interest only payments, the DSCR Based on Underwritten NOI and DSCR Based on Underwritten NCF are 1.89x and 1.76x, respectively
(2)
The borrower will be required to deposit 1/12th of the estimated annual real estate taxes into the tax reserve account if (i) a 350 North Clark Cash Management Period (as defined below) has commenced or (ii) if the borrower has not provided evidence to lender that taxes have been paid. See “—Escrows” below.

(3)
The borrower will be required to deposit 1/12th of the annual insurance premiums into the insurance reserve account if (i) a 350 North Clark Cash Management Period has commenced or (ii) if the borrower has not provided evidence to lender that insurance premiums have been paid. See “—Escrows” below.

(4)	TI/LC reserves will be capped at $600,000 (inclusive of the $200,000 upfront reserves). See “—Escrows” below.
(5)
The other upfront reserve of $1,271,224 represents reserves in connection with free rent and outstanding TI/LCs for the largest tenant at the 350 North Clark Property, Cleverbridge.  See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “350 North Clark Loan”) is evidenced by a note in the original principal amount of $25,590,000 and is secured by a first mortgage encumbering the borrower’s fee interest in a CBD office building located in Chicago, Illinois known as 350 North Clark (the “350 North Clark Property”).  The 350 North Clark Loan was originated by CCRE on February 5, 2014 and represents approximately 2.5% of the Initial Pool Balance.  The note evidencing the 350 North Clark Loan has an outstanding principal balance as of the Cut-off Date of $25,590,000 and has an interest rate of 4.8855% per annum. The borrower utilized the proceeds of the 350 North Clark Loan to return equity to the borrower sponsor, to pay closing costs and to fund reserves.

The 350 North Clark Loan has an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest only payments for the initial 24 months and then payments of principal and interest based on a 30-year amortization schedule. The scheduled maturity date of the 350 North Clark Loan is the due date in February 2024. Voluntary prepayment of the 350 North Clark Loan is permitted on or after the due date in November 2023.  Defeasance with direct non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

The Mortgaged Property.  The 350 North Clark Property is a 110,664 SF, Class B office building featuring 97,950 SF (88.5% of total SF) of office space and 12,714 SF (11.5% of total SF) of ground-floor retail and restaurant space located at the intersection of Clark Street and Kinzie Street in the River North central business district of Chicago, Illinois. The 350 North Clark Property office space was formerly 100.0% occupied by Mesirow Financial, which vacated the 350 North Clark Property in 2009. The borrower has since invested $5.8 million ($52.54 per SF) into the renovation and repositioning of the 350 North Clark Property office space for multi-tenant use. As of February 7, 2014, the Total Occupancy at the 350 North Clark Property was 100.0%. The largest tenant at the 350 North Clark Property is Cleverbridge (26.6% of Total SF; 26.5% of Total UW Base Rent), which is headquartered at the 350 North Clark Property. Cleverbridge is an e-commerce provider of end-to-end, multi-channel solutions. As of December 2013, the retail tenants that report sales (70.8% of retail SF) at the 350 North Clark Property averaged sales of $646.95 per SF.

350 NORTH CLARK

The following table presents certain information relating to the tenants at the 350 North Clark Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Cleverbridge(2)	NR / NR / NR	29,442	26.6%	$824,517	26.5%	$28.00	5/31/2024	1, 5-year option
KOS Services LLC(3)	NR / NR / NR	15,336	13.9	387,234	12.4	25.25	10/1/2023	1, 5-year option
Friedman Properties(4)	NR / NR / NR	15,465	14.0	386,640	12.4	25.00	2/1/2027	NA
The Strive Group(5)	NR / NR / NR	15,465	14.0	379,668	12.2	24.55	4/1/2021	1, 5-year option
On Peak (Travel Tech)	NR / NR / NR	15,055	13.6	353,793	11.4	23.50	11/30/2015	1, 5-year option
Piccolo Sogno	NR / NR / NR	6,406	5.8	227,948	7.3	35.58	4/30/2022	1, 5-year option
AT&T	A/ A3 / A-	3,707	3.3	211,299	6.8	57.00	10/31/2015	2, 5-year options
EDLINK	NR / NR / NR	7,187	6.5	192,525	6.2	26.79	8/30/2016	NA
Protein Bar	NR / NR / NR	1,712	1.5	95,843	3.1	55.98	7/31/2021	2, 5-year options
Crumbs	NR / NR / NR	889	0.8	52,007	1.7	58.50	10/1/2016	2, 5-year options
Ten Largest Tenants		110,664	100.0%	$3,111,474	99.9%	$28.12
Remaining Tenant		0	0.0	2,460	0.1	0.00
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		110,664	100.00%	$3,113,934	100.0%	$28.14

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Cleverbridge has the option to terminate its lease effective April 1, 2021 with 12 months prior notice and payment to the borrower of all unamortized transaction costs incurred by the borrower in connection with the lease. Upon the tenant exercising its termination option, all excess cash flow will be swept into an excess cash reserve. See “—Escrows” below.

(3)
KOS Services LLC has the option to terminate its lease effective October 31, 2019 with 12 months prior notice and payment of a cancellation fee. Upon the tenant exercising its termination option, all excess cash flow will be swept into an excess cash reserve. See “—Escrows” below.

(4)
Friedman Properties, an affiliate of the 350 North Clark Loan sponsor and the property manager, is headquartered at the 350 North Clark Property. Inclusive of the 350 North Clark Property, Friedman Properties, owns 22 office properties in the River North submarket of Chicago, comprising approximately 1.4 million SF of space with an overall occupancy of 94.7%.

(5)
The Strive Group has the option to terminate its lease effective April 30, 2017 with 12 months prior notice and payment of approximately $455,625. The tenant  also has the one-time right to decrease the size of its premises by no more than 3,150 SF and no less than 2,850 SF, effective after April 30, 2015 with 12 months notice and payment of approximately $10 PSF.

The following table presents the lease rollover schedule at the 350 North Clark Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$2,460	0.1%	$0.00	1
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	18,762	17.0	17.0%	565,092	18.1	30.12	2
2016	8,076	7.3	24.3%	244,532	7.9	30.28	2
2017	0	0.0	24.3%	0	0.0	0.00	0
2018	0	0.0	24.3%	0	0.0	0.00	0
2019	0	0.0	24.3%	0	0.0	0.00	0
2020	0	0.0	24.3%	0	0.0	0.00	0
2021	17,177	15.5	39.8%	475,511	15.3	27.68	2
2022	6,406	5.8	45.6%	227,948	7.3	35.58	1
2023	15,336	13.9	59.4%	387,234	12.4	25.25	1
2024	29,442	26.6	86.0%	824,517	26.5	28.00	1
2025 & Thereafter	15,465	14.0	100.0%	386,640	12.4	25.00	1
Vacant	0	0.0	100.0%	0	0	0	0
Total / Wtd. Avg.	110,664	100.0%		$3,113,934	100.0%	$28.14	11

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date that are not considered in this lease expiration schedule.

350 NORTH CLARK

The following table presents certain information relating to historical leasing at the 350 North Clark Property:

Historical Leased %(1)(2)
	2010	2011	2012	2013	As of 2/7/2014
Owned Space	22.0%	54.0%	60.0%	100.0%	100.0%

(1)	As provided by the borrower and represents occupancy as of December 31, for the specified year.
(2)
The office space at the 350 North Clark Property was previously 100.0% occupied by Mesirow Financial, which vacated in 2009. The borrower has since invested $5.8 million, or $52.54 per SF into the renovation of the 350 North Clark Property, and has leased the 350 North Clark Property to 100.0% occupancy as of February 7, 2014.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 350 North Clark Property:

Cash Flow Analysis
	2011	2012	2013	Underwritten(1)	Underwritten $ per SF
Base Rent(2)	$1,172,040	$1,866,206	$1,903,213	$2,266,994	$20.49
Contractual Rent Steps	0	0	0	846,940	7.65
Gross Up Vacancy	0	0	0	0	0.00
Total Rent	$1,172,040	$1,866,206	$1,903,213	$3,113,934	$28.14
Total Reimbursables	79,447	88,256	120,556	109,404	0.99
Other Income(3)	43,528	175,033	148,738	165,341	1.49
Less Vacancy & Credit Loss(4)	0	0	0	(214,464)	(1.94)
Effective Gross Income	$1,295,015	$2,129,495	$2,172,507	$3,174,215	$28.68
					0.00
Total Operating Expenses	$644,882	$620,313	$757,620	$772,598	$6.98

Net Operating Income	$650,133	$1,509,182	$1,414,887	$2,401,617	$21.70
TI/LC	0	0	0	$138,330	1.25
Capital Expenditures	0	0	0	$27,666	0.25
Net Cash Flow	$650,133	$1,509,182	$1,414,887	$2,235,621	$20.20

(1)
The office space at the 350 North Clark Property was previously 100.0% occupied by Mesirow Financial, which vacated in 2009. The borrower has since invested $5.8 million, or $52.54 PSF into the renovation of the 350 North Clark Property, and has leased the 350 North Clark Property to 100.0% occupancy as of February 7, 2014.

(2)
Underwritten Base Rent includes contractual rent steps through September 1, 2014 ($22,423). Underwritten rent also includes full rent for Cleverbridge ($824,517), which is currently in its free rent period. Cleverbridge will be in its free rent period through May 14, 2014  for 73.1% of its space and through April 30, 2016 for the remaining 26.9% of its space.

(3)	Includes parking income and maintenance service revenue.
(4)
Underwriting reflects an economic vacancy of 7.0% for office space and 5.0% for retail space. The 350 North Clark Property is 100% occupied as of February 7, 2014. The Underwritten Vacancy at the 350 North Clark Property is above the appraiser’s concluded vacancy rate of 6.0% for the office space and 3.0% for the retail space and above the 5.3% vacancy rate of the subset of 22 properties in the submarket owned by the sponsor.

■	Appraisal. According to the appraisal, the 350 North Clark Property had an appraised value of $35,700,000 as of an effective date of December 1, 2013.

■
Environmental Matters.  According to the Phase I environmental report, dated November 19, 2013, there are no recognized environmental conditions or recommendations for further action other than a recommendation for an asbestos operations and maintenance (O&M) plan, which is already in place.

■
Market Overview and Competition.  The 350 North Clark Property is located at the intersection of Kinzie Street and North Clark Street, less than one mile east of the Dan Ryan Expressway (I-90/94) in the River North submarket of Chicago, Illinois. The 350 North Clark Property is two blocks from the brown and purple line Chicago Transit Authority (CTA) trains as well as one block from CTA bus routes. The River North submarket includes many restaurants, bars, offices, residential properties and nightlife destinations. The River North submarket is in close proximity to Michigan Avenue, which is the major retail corridor in Chicago.

According to the appraisal, the office market surrounding the 350 North Clark Property consists of 302 buildings comprised of approximately 59.0 million SF, with a vacancy rate of 8.3% with an average gross rental rate of $24.47 per SF. Inclusive of the 350 North Clark Property, Friedman Properties, the 350 North Clark Loan sponsor, owns 22 office properties in the River North submarket of Chicago, comprising approximately 1.4 million SF of space with an overall portfolio occupancy of 94.7%.

According to the appraisal, the concluded market rent for the office portion of the 350 North Clark Property is $25.53 per SF. The current office rent for the 350 North Clark Property is $25.68 per SF, which is in-line with market rent. The concluded average market rent for the retail space at the 350 North Clark Property is $52.92, 12.5% above the current retail rent per SF at the 350 North Clark Property of $46.83.

350 NORTH CLARK

As of 2013, the population within a one mile radius of the 350 North Clark Property was 85,709 with an average household income of $108,683.

■
The Borrower.  The borrower for the 350 North Clark Loan is Thompson Building (DE) LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 350 North Clark Loan. The non-recourse carveout guarantor under the 350 North Clark Loan is River North Historic District Holdings LLC, an entity wholly owned by the sponsor.

The sponsor is Albert Friedman, Chairman and CEO of Friedman Properties, one of Chicago’s largest real estate companies with a portfolio of over 50 properties encompassing over 4.0 million SF throughout the Chicago area. Friedman Properties has developed real estate in Chicago’s River North submarket for over 35 years. Friedman Properties is also headquartered at the 350 North Clark Property and the property manager. Friedman Properties owns 22 office properties in the River North submarket of Chicago, comprising approximately 1.4 million SF of space with an overall occupancy of 94.7%. The 350 North Clark Property was purchased by Friedman Properties in 2006.

■
Escrows.  At origination, the borrower funded aggregate reserves of $1,471,224 with respect to the 350 North Clark Property, comprised of: (i) $200,000 for future tenant improvements and leasing commissions, (ii) $762,595 for a rent reserve in connection with rent abatement for the largest tenant, Cleverbridge and (iii) $508,629 for outstanding tenant improvements in connection with the largest tenant, Cleverbridge.

On each monthly due date, the borrower is required to fund the following reserves with respect to the 350 North Clark Property: (i) a replacement reserve in the amount of $2,313 and (ii) until amounts on deposit in the TI/LC reserve are equal to or exceed $600,000 (inclusive of the $200,000 upfront reserve), a TI/LC reserve in the amount of $10,750. Additionally, the borrower will be required to deposit (i) 1/12th of the estimated annual real estate taxes into the tax reserve account if (a) a 350 North Clark Cash Management Period has commenced or (b) if the borrower has not provided evidence to lender that taxes have been paid and (ii) 1/12th of the annual insurance premiums into the insurance reserve account if (a) a 350 North Clark Cash Management Period has commenced or (b) if the borrower has not provided evidence to lender that insurance premiums have been paid.

In addition, on any due date during a 350 North Clark Cash Trap Period (as defined below), all remaining excess cash flow generated by the 350 North Clark Property after payment of debt service due on such monthly due date, all required reserve deposits described above due on such monthly due date and any other sums due and owed under the loan documents, are required to be deposited into an excess cash reserve, provided that funds sufficient to cover approved operating and extraordinary expenses for such month will be paid to the borrower, except during a 350 North Clark Lease Trigger Period (as defined below), when all excess cash will be paid to an occupancy reserve account.

A “350 North Clark Cash Trap Period” means any period (A) commencing upon (i) the occurrence of an event of default under the loan documents, (ii) any bankruptcy action involving borrower, guarantor or property manager or (iii) the commencement of a 350 North Clark Lease Trigger Period and (B) terminating upon (x) in the case of clause (i) above, the cure (if applicable) of such event of default, (y) in the case of a bankruptcy action of the property manager only, the borrower replaces the property manager with a qualified manager under a replacement management agreement and (z) in the case of clause (iii) above, an applicable lease cure event (as defined by clause (B) in the paragraph below) has occurred and no other 350 North Clark Cash Trap Period then exists.

350 NORTH CLARK

A “350 North Clark Lease Trigger Period” means a period with respect to tenants KOS Services LLC and Cleverbridge (A) commencing upon: (i) the earlier to occur of (a) one year prior to the lease expiration date for each such tenant or (b) the date on which such tenant is required to notify the landlord of its intent to renew or terminate its respective lease, (ii) the date such tenant or the related guarantor (if applicable) is the subject of a bankruptcy action, (iii) the date such tenant gives notice of its intent to terminate its lease or otherwise vacates or surrenders its premises or (iv) the date such tenant’s lease is terminated or expires and (B) terminating, upon (x) in the case of clause (i) above, an acceptable lease extension is delivered, (y) in the case of clauses (ii), (iii) or (iv) above, all of the space demised by KOS Services LLC or Cleverbridge that triggered the 350 North Clark Lease Trigger Period has been re-leased and (z) in all cases, provided the debt yield is greater than 8.6% after the applicable event.

■
Lockbox and Cash Management.  The 350 North Clark Loan is structured with a soft springing hard lockbox and springing cash management.  The loan documents require the borrower to deposit all amounts received into a lockbox account within one business day after receipt. During the continuance of a 350 North Clark Cash Management Period (as defined below), the loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled lockbox account. During the continuance of a 350 North Clark Lease Trigger Period, all excess cash will be swept into an occupancy reserve account.

A “350 North Clark Cash Management Period” means a period (A) commencing upon (i) the commencement of a 350 North Clark Cash Trap Period, (ii) the failure by the borrower after two consecutive calendar quarters to maintain a debt service coverage ratio (“DSCR”) of at least 1.25x on a 30-year amortizing basis, provided that the borrower may avoid triggering a 350 North Clark Cash Management Period, by depositing cash or a letter of credit into the DSCR reserve account in the amount necessary to maintain a DSCR of 1.25x on a 30-year amortizing basis or (iii) the failure by the borrower after two consecutive calendar quarters to maintain a DSCR of at least 1.15x on a 30-year amortizing basis (which trigger cannot be avoided by depositing cash or a letter of credit as set forth in clause (ii) above) and (B) terminating upon (i) the 350 North Clark Loan and all obligations under the 350 North Clark Loan documents being repaid in full, (ii) the borrower has fully defeased the 350 North Clark Loan or (iii) for two consecutive quarters following a 350 North Clark Cash Management Period, no other 350 North Clark Cash Management Period exists and the DSCR has been greater than or equal to 1.30x on a 30-year amortizing basis.

■
Property Management. The 350 North Clark Property is currently managed by Friedman Properties, Ltd., an affiliate of the borrower. The loan documents require prior written approval from the lender (which approval may be conditioned upon a Rating Agency Confirmation) prior to the borrower replacing the property manager. The lender may replace (or require the borrower to replace) the property manager (i) during an event of default under the 350 North Clark Loan, after taking into account any applicable notice and cure periods, (ii) upon the filing of a bankruptcy petition or the occurrence of a similar event with respect to the property manager or (iii) if the property manager is in default under the management agreement beyond any applicable notice and cure period.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance.  The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism, so long as lender determines that either (i) prudent owners of real estate comparable to the 350 North Clark Property are maintaining such insurance, or (ii) prudent institutional lenders to such owners are requiring that such owners maintain such insurance, in an amount equal to the full replacement cost of the 350 North Clark Property, plus 18 months of business interruption coverage. The “all-risk” insurance policy that provides coverage for terrorism is required to contain a deductible that is acceptable to the lender and is no higher than $50,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

808 BRANNAN STREET

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties(1)	1	Loan Seller		GSMC
Location (City/State)	San Francisco, California	Cut-off Date Principal Balance		$20,000,000
Property Type	Office	Cut-off Date Principal Balance per SF		$328.62
Size (SF)	60,860	Percentage of Initial Pool Balance		2.0%
Total Occupancy as of 1/1/2014	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 1/1/2014	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1930, 1938 / 2012-2013	Mortgage Rate		4.6990%
Appraised Value	$35,200,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)	120
		Borrower Sponsor(2)	Eagle River Investors, LLC
Underwritten Revenues	$3,001,684
Underwritten Expenses	$710,037	Escrows
Underwritten Net Operating Income (NOI)	$2,291,647		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,218,615	Taxes	$0	$35,593
Cut-off Date LTV Ratio	56.8%	Insurance	$11,775	$1,070
Maturity Date LTV Ratio	56.8%	Replacement Reserves	$0	$1,268
DSCR Based on Underwritten NOI / NCF	2.41x / 2.33x	TI/LC(3)	$0	$0
Debt Yield Based on Underwritten NOI / NCF	11.5% / 11.1%	Other(4)	$216,839	$20,287

Sources and Uses(5)
Sources	$	%	Uses	$	%
Loan Amount	$20,000,000	56.1%	Purchase Price	$35,200,000	98.7%
Principal’s New Cash Contribution	15,651,320	43.9	Reserves	228,614	0.6
			Closing Costs	222,707	0.6

Total Sources	$35,651,320	100.0%	Total Uses	$35,651,320	100.0%

(1)	The 808 Brannan Street Property consists of two adjacent buildings, 808 Brannan Street and 572 7th Street, which are connected.
(2)	Eagle River Investors, LLC is the guarantor of the non-recourse carveouts under the 808 Brannan Street Loan.
(3)	If Pinterest vacates the property and the property is partially or wholly leased to new tenants, a TI/LC monthly reserve of $10,143 will be collected.
(4)
Other upfront reserve of $216,839 represents an unfunded obligations reserve ($175,589) and a deferred maintenance reserve ($41,250). Other monthly reserve of $20,287 represents the Pinterest rollover reserve and is capped at $1,825,800.

(5)
The 808 Brannan Street Property was acquired by the borrower in an all-cash transaction on January 7, 2014.  The sources and uses presented consider the purchase price of the 808 Brannan Street Property at acquisition, reserves held back by the lender at loan closing and closing costs related to the financing paid directly from the loan proceeds.  Closing costs do not include all of the borrower’s costs for the acquisition and financing.

The following table presents certain information relating to the tenant at the 808 Brannan Street Property:

Largest Owned Tenant Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Pinterest(1)	NR / NR/ NR	60,860	100.0%	$2,860,420	100.0%	$47.00	5/31/2020	2, 3-year options
Total		60,860	100.0%	$2,860,420	100.0%	$47.00

(1)
Pinterest may terminate its current lease at any time after 7/9/2017 with 9 months written notice and provided the tenant is not in default.  If Pinterest terminates the lease, it is required to pay a termination fee equal to the unamortized tenant improvement allowance and brokerage commissions.

808 BRANNAN STREET

The following table presents the lease rollover schedule at the 808 Brannan Street Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	60,860	100.0	100.0%	2,860,420	100.0	47.00	1
2021	0	0.0	100.0%	0	0.0	0.00	0
2022	0	0.0	100.0%	0	0.0	0.00	0
2023	0	0.0	100.0%	0	0.0	0.00	0
2024	0	0.0	100.0%	0	0.0	0.00	0
2025 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	60,860	100.0%		$2,860,420	100.0%	$47.00	1

(1)	Calculated based on approximate square footage occupied by the Owned Tenant.

The following table presents certain information relating to historical leasing at the 808 Brannan Street Property:

Historical Leased %(1)

	2011	2012	2013
Owned Space	NAV	NAV	100.0%

(1)
As provided by the borrower, which reflects year-end occupancy for the year.  Historical occupancy prior to 2013 is not shown as the property was converted to an office property from an alternate use before Pinterest took occupancy in 2013.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 808 Brannan Street Property:

Cash Flow Analysis(1)

	2013(2)	Underwritten(3)	Underwritten $ per SF
Base Rent	$1,427,325	$2,860,420	$47.00
Overage Rent	0	0	0.00
Gross Up Vacancy	0	0	0.00
Total Rent	$1,427,325	$2,860,420	$47.00
Total Reimbursables	73,044	299,247	4.92
Parking/Antenna/Storage	0	0	0.00
Other Income	0	0	0.00
Less Vacancy & Credit Loss	0	(157,983)	(2.60)
Effective Gross Income	$1,500,369	$3,001,684	$49.32

Total Operating Expenses	$393,417	$710,037	$11.67

Net Operating Income	$1,106,952	$2,291,647	$37.65
TI/LC	0	57,817	0.95
Capital Expenditures	0	15,215	0.25
Net Cash Flow	$1,106,952	$2,218,615	$36.45

(1)
Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The 2013 operating statement was provided to the borrower by the previous owner. The rent commencement date per the original Pinterest lease was May 9, 2013.
(3)	Underwritten cash flow based on contractual rents as of 1/1/2014 and rent steps through 3/31/2015.

PHOENIX SHADOW ANCHORED RETAIL PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	4	Loan Seller		GSMC
Location (City/State)	Various, Arizona	Cut-off Date Principal Balance		$19,967,364
Property Type	Retail	Cut-off Date Principal Balance per SF		$170.22
Size (SF)	117,304	Percentage of Initial Pool Balance		2.0%
Total Occupancy as of 11/1/2013	87.1%	Number of Related Mortgage Loans		None
Owned Occupancy as of 11/1/2013	87.1%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / NAP	Mortgage Rate		4.1575%
Appraised Value	$27,250,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
		Borrower Sponsor(2)	Joseph C. Cattaneo
Underwritten Revenues	$2,805,635
Underwritten Expenses	$905,299	Escrows
Underwritten Net Operating Income (NOI)	$1,900,336		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,775,677	Taxes	$86,705	$21,676
Cut-off Date LTV Ratio	73.3%	Insurance	$5,874	$2,937
Maturity Date LTV Ratio(1)	65.8%	Replacement Reserves	$0	$2,045
DSCR Based on Underwritten NOI / NCF	1.63x / 1.52x	TI/LC(3)	$275,000	$0
Debt Yield Based on Underwritten NOI / NCF	9.5% / 8.9%	Other(4)	$74,048	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$20,000,000	100.0%	Loan Payoff	$19,022,016	95.1%
			Reserves	441,627	2.2
			Closing Costs	313,408	1.6
			Principal Equity Distribution	222,949	1.1
Total Sources	$20,000,000	100.0%	Total Uses	$20,000,000	100.0%

(1)	The Maturity Date LTV Ratio is calculated using the “as stabilized” appraised value of $27,650,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value, is 66.8%.
(2)
Joseph C. Cattaneo, Joseph C. Cattaneo, Trustee of the Joseph C. Cattaneo Revocable Trust and A&C Tank Sales Company, Inc. are the guarantors of the non-recourse carveouts under the Phoenix Shadow Anchored Retail Portfolio Loan.

(3)
No monthly TI/LC collections until and unless the TI/LC reserve is drawn down below $175,000 at which time deposits to that account are required in the amount of $5,000 per month until the reserve is brought back up to $175,000.

(4)	Other upfront reserves represents a deferred maintence reserve for immediate repairs ($39,448) and an unfunded obligations reserve for certain TI/LC amounts ($34,600).

The following table presents certain information relating to the Phoenix Shadow Anchored Retail Portfolio Properties:

Property Name	City	State	Total GLA	Occupancy(1)	Allocated Cut-off Date Loan Amount	% of Allocated Cut-off Date Loan Amount	Year Built / Renovated	Appraised Value	UW NCF	UW NCF per SF
Gilbert Fiesta Marketplace	Gilbert	AZ	58,661	85.1%	$9,745,539	48.8%	2002, 2007 / NAP	$13,300,000	$836,668	$14.26
Village at Surprise	Surprise	AZ	27,205	91.3%	4,359,846	21.8	2003 / NAP	5,950,000	463,712	17.05
Riggs Marketplace	Chandler	AZ	18,241	100.0%	3,663,737	18.3	2003 / NAP	5,000,000	304,473	16.69
Frys Superstition Springs Center	Mesa	AZ	13,197	70.0%	2,198,242	11.0	1996 / NAP	3,000,000	170,824	12.94
Total / Wtd. Avg.			117,304	87.1%	$19,967,364	100.0%		$27,250,000	$1,775,677	$15.14

(1)	Occupancy as of November 1, 2013.

PHOENIX SHADOW ANCHORED RETAIL PORTFOLIO

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Phoenix Shadow Anchored Retail Portfolio Properties:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(3)	Occupancy Cost	Renewal / Extension Options
Peter Piper Pizza	NR / NR / NR	11,021	9.4%	$148,000	7.1%	$13.43	12/31/2015	$136	13.7%	2, 5-year options
Teakwoods Bar & Grill	NR / NR / NR	4,500	3.8	90,045	4.3	20.01	3/31/2015	NA	NA	1, 5-year option
NYPD Pizza	NR / NR / NR	2,851	2.4	80,227	3.8	28.14	10/31/2015	NA	NA	2, 5-year options
Payless Shoes	NR / NR / NR	2,996	2.6	79,094	3.8	26.40	8/31/2019	$223	14.4%	2, 5-year options
Sears Home Appliance	NR / NR / CCC+	5,061	4.3	75,915	3.6	15.00	3/31/2018	NA	NA	2, 5-year options
Copper Still	NR / NR / NR	3,840	3.3	73,920	3.5	19.25	6/30/2020	NA	NA	NA
Vista Medical Group	NR / NR / NR	3,000	2.6	67,826	3.2	22.61	10/31/2016	NA	NA	2, 5-year options
TitleMax	NR / NR / NR	3,000	2.6	66,000	3.2	22.00	10/31/2017	NA	NA	2, 5-year options
Yao’s Chinese Restaurant	NR / NR / NR	2,600	2.2	60,684	2.9	23.34	5/31/2018	$187	15.4%	NA
Once Upon a Child	NR / NR / NR	3,536	3.0	54,804	2.6	15.50	6/19/2017	NA	NA	1, 5-year option
Ten Largest Owned Tenants		42,405	36.1%	$796,515	38.1%	$18.78
Remaining Owned Tenants(4)		59,806	51.0	1,295,058	61.9	21.65
Vacant Spaces (Owned Space)		15,093	12.9	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		117,304	100.0%	$2,091,573	100.0%	$20.46

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Borrower owned space. Does not include non-owned anchors or outparcels.
(3)	Sales are based on TTM as of 12/31/2012 for Peter Piper Pizza and Yao’s Chinese Restaurant. Sales are based on TTM as of 8/31/2013 for Payless Shoes.
(4)
AccuQuest (1,328 SF, $23.25 base rent per SF) has a signed lease but is not yet open for business or paying rent. AccuQuest is expected to take occupancy and begin paying rent in April 2014. We cannot assure you AccuQuest will take occupancy or begin rent as expected or at all.

The following table presents certain information relating to the lease rollover schedule at the Phoenix Shadow Anchored Retail Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	7,648	6.5	6.5%	168,378	8.1	22.02	6
2015	25,058	21.4	27.9%	463,133	22.1	18.48	8
2016	15,609	13.3	41.2%	366,638	17.5	23.49	10
2017	26,094	22.2	63.4%	470,208	22.5	18.02	12
2018	19,766	16.9	80.3%	446,649	21.4	22.60	12
2019	4,196	3.6	83.9%	102,646	4.9	24.46	2
2020	3,840	3.3	87.1%	73,920	3.5	19.25	1
2021	0	0.0	87.1%	0	0.0	0.00	0
2022	0	0.0	87.1%	0	0.0	0.00	0
2023	0	0.0	87.1%	0	0.0	0.00	0
2024	0	0.0	87.1%	0	0.0	0.00	0
2025 & Thereafter	0	0.0	87.1%	0	0.0	0.00	0
Vacant	15,093	12.9	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	117,304	100.0%		$2,091,573	100.0%	$20.46	51

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Phoenix Shadow Anchored Retail Portfolio Properties:

Historical Leased %(1)(2)

	2011	2012	2013
Owned Space	NAV	NAV	NAV

(1)	As provided by the borrower and represents occupancy as of December 31, for the specified year.
(2)	The historical occupancy is not available as the borrower acquired Gilbert Fiesta Marketplace in June 2013, Riggs Marketplace in April 2013 and Village at Surprise in April 2013.

PHOENIX SHADOW ANCHORED RETAIL PORTFOLIO

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Phoenix Shadow Anchored Retail Portfolio Properties:

Cash Flow Analysis(1)

	2011	2012	Underwritten(2)	Underwritten $ per SF
Base Rent	$1,735,703	$1,830,870	$2,091,573	$17.83
Other Rental Revenue(3)	25,103	17,291	4,200	0.04
Gross Up Vacancy	0	0	404,441	3.45
Total Rent	$1,760,806	$1,848,161	$2,500,214	$21.31
Total Reimbursables	600,827	591,574	786,105	6.70
Vacancy & Credit Loss	0	(40,347)	(480,683)	(4.10)
Effective Gross Income	$2,361,633	$2,399,388	$2,805,635	$23.92

Total Operating Expenses	$795,322	$859,237	$905,299	$7.72

Net Operating Income	$1,566,310	$1,540,151	$1,900,336	$16.20
TI/LC	0	0	100,114	0.85
Capital Expenditures	0	0	24,544	0.21
Net Cash Flow	$1,566,310	$1,540,151	$1,775,677	$15.14

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 11/1/2013 rent roll with rent steps through 2/28/2015.
(3)	Other rental revenue includes miscellaneous income items.

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MID-CITY PLAZA

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	North Tonawanda, New York	Cut-off Date Principal Balance		$18,400,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$84.35
Size (SF)	218,144	Percentage of Initial Pool Balance		1.8%
Total Occupancy as of 10/31/2013	94.5%	Number of Related Mortgage Loans		None
Owned Occupancy as of 10/31/2013	94.5%	Type of Security		Fee Simple
Year Built / Latest Renovation	1958-2004 / NAP	Mortgage Rate		4.9390%
Appraised Value	$24,700,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		36
		Borrower Sponsor(1)	Leo Bernstein, Jon Goldberg, William Prendergast and Cohas Brook Shopping Center, LLC
Underwritten Revenues	$3,200,913
Underwritten Expenses	$994,685	Escrows
Underwritten Net Operating Income (NOI)	$2,206,228		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,043,594	Taxes	$132,703	$33,176
Cut-off Date LTV Ratio	74.5%	Insurance	$12,849	$6,425
Maturity Date LTV Ratio	65.8%	Replacement Reserves	$0	$2,727
DSCR Based on Underwritten NOI / NCF	1.87x / 1.74x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	12.0% / 11.1%	Other(2)	$66,836	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$18,400,000	75.1%	Purchase Price	$24,025,000	98.1%
Principal’s New Cash Contribution	6,085,523	24.9	Closing Costs	248,134	1.0
			Upfront Reserves	212,389	0.9
Total Sources	$24,485,523	100.0%	Total Uses	$24,485,523	100.0%

(1)	Leo Bernstein, Jon Goldberg, William Prendergast and Cohas Brook Shopping Center, LLC are the guarantors of the non-recourse carveouts under the Mid-City Plaza Loan.
(2)	Other upfront reserve represents a deferred maintenance reserve for short-term and immediate repairs.

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Mid-City Plaza Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Anchors
										5, 5-year options and
Tops Markets	NR / NR / B	58,000	26.6%	Yes	$1,148,522	$19.80	7/31/2024	$465	4.3%	1, 4-year option
Grossman’s Bargain Outlet	NR / NR / NR	24,833	11.4	Yes	$148,433	$5.98	3/31/2019	NA	NA	2, 5-year options
Total Anchors		82,833	38.0%

Occupied In-line		111,493	51.1%		$1,716,109	$15.39
Occupied Outparcel/Other(3)		11,804	5.4%		$172,757	$14.64
Vacant Spaces		12,014	5.5%		$0	$0.00
Total Owned SF		218,144	100.0%
Total SF		218,144	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tops Markets sales are estimated by the borrower as of 12/31/2012.
(3)	Tim Horton’s is an outparcel that is not part of the collateral, but pays $1,953 in CAM attributable to total rent.

MID-CITY PLAZA

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Mid-City Plaza Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(3)	Occupancy Cost	Renewal / Extension Options
										5, 5-year options and
Tops Markets	NR / NR / B	58,000	26.6%	$922,780	37.0%	$15.91	7/31/2024	$465	4.3%	1, 4-year option
Grossman’s Bargain Outlets	NR / NR / NR	24,833	11.4	143,038	5.7	5.76	3/31/2019	NA	NA	2, 5-year options
CVS	NR / Baa1 / BBB+	9,088	4.2	134,508	5.4	14.80	1/31/2016	NA	NA	1, 5-year option
First Niagara Bank	BBB- / Baa2 / BBB	7,406	3.4	105,540	4.2	14.25	2/28/2015	NA	NA	NA
M&T Bank	A- / A3 / A-	3,798	1.7	98,064	3.9	25.82	2/29/2016	NA	NA	1, 5-year option
Fitness 19	NR / NR / NR	7,048	3.2	93,034	3.7	13.20	8/31/2018	NA	NA	2, 5-year options
Dollar Tree	NR / NR / NR	9,693	4.4	77,544	3.1	8.00	1/31/2016	$124	9.9%	1, 5-year option
Goodwill Industries of WNY	NR / NR / NR	8,160	3.7	73,440	2.9	9.00	3/31/2020	NA	NA	1, 7-year option
Advance Auto Parts	NR / Baa3 / BBB-	6,840	3.1	66,690	2.7	9.75	10/31/2018	NA	NA	NA
Tina’s Hallmark	NR / NR / NR	4,713	2.2	65,988	2.6	14.00	2/29/2016	$142	12.5%	1, 5-year option
Ten Largest Owned Tenants		139,579	64.0%	$1,780,626	71.4%	$12.76
Remaining Owned Tenants		66,551	30.5	714,174	28.6	10.73
Vacant Spaces (Owned Space)		12,014	5.5	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		218,144	100.0%	$2,494,799	100.0%	$12.10

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Borrower owned space. Does not include non-owned tenants.
(3)	Tops Markets sales are borrower estimates as of 12/31/2012, Dollar Tree sales are as of 10/31/2013 and Tina’s Hallmark sales are as of 9/30/2013.

The following table presents certain information relating to the lease rollover schedule at the Mid-City Plaza Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	21,049	9.6	9.6%	199,156	8.0	9.46	5
2015	21,425	9.8	19.5%	275,878	11.1	12.88	7
2016	32,918	15.1	34.6%	437,460	17.5	13.29	6
2017	10,150	4.7	39.2%	75,588	3.0	7.45	2
2018	19,431	8.9	48.1%	243,314	9.8	12.52	5
2019	26,928	12.3	60.5%	172,892	6.9	6.42	2
2020	8,160	3.7	64.2%	73,440	2.9	9.00	1
2021	1,600	0.7	64.9%	29,600	1.2	18.50	1
2022	6,469	3.0	67.9%	64,692	2.6	10.00	1
2023	0	0.0	67.9%	0	0.0	0.00	0
2024	58,000	26.6	94.5%	922,780	37.0	15.91	1
2025 & Thereafter	0	0.0	94.5%	0	0.0	0.00	0
Vacant	12,014	5.5	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	218,144	100.0%		$2,494,799	100.0%	$12.10	31

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Mid-City Plaza Property:

Historical Leased %(1)
	2010	2011	2012
Owned Space	93.8%	93.8%	94.5%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year.

MID-CITY PLAZA

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Mid-City Plaza Property:

Cash Flow Analysis(1)

	2010	2011	2012	TTM 10/31/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$2,465,535	$2,434,546	$2,445,962	$2,424,098	$2,494,799	$11.44
Gross Up Vacancy	0	0	0	0	219,253	1.01
Total Rent	$2,465,535	$2,434,546	$2,445,962	$2,424,098	$2,714,052	$12.44
Total Reimbursables	650,116	654,516	644,673	669,699	700,124	3.21
Other Income	3,254	6,626	5,775	5,840	5,990	0.03
Vacancy & Credit Loss	(65,012)	(39,999)	(19,606)	(48,318)	(219,253)	(1.01)
Effective Gross Income	$3,053,893	$3,055,688	$3,076,803	$3,051,319	$3,200,913	$14.67

Total Operating Expenses	$903,258	$892,454	$907,360	$992,734	$994,685	$4.56

Net Operating Income	$2,150,636	$2,163,235	$2,169,443	$2,058,585	$2,206,228	$10.11
TI/LC	0	0	0	0	130,662	0.60
Capital Expenditures	0	0	0	0	31,972	0.15
Net Cash Flow	$2,150,636	$2,163,235	$2,169,443	$2,058,585	$2,043,594	$9.37

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 10/31/2013 rent roll with rent steps through 2/28/2015.

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HIGHLAND ESTATES MHC

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		MC-Five Mile
Location (City/State)	Mount Morris, Michigan	Cut-off Date Principal Balance		$17,061,305
Property Type	Manufactured Housing	Cut-off Date Principal Balance per Pad		$26,492.71
Size (Pads)	644	Percentage of Initial Pool Balance		1.7%
Total Occupancy as of 1/15/2014	82.6%	Number of Related Mortgage Loans		None
Owned Occupancy as of 1/15/2014	82.6%	Type of Security		Fee Simple
Year Built / Latest Renovation	1985 / NAP	Mortgage Rate		5.7200%
Appraised Value	$23,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
		Borrower Sponsor(1)		Mark J. Coleman

Underwritten Revenues	$2,912,845
Underwritten Expenses	$1,075,133	Escrows
Underwritten Net Operating Income (NOI)	$1,837,712		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,802,292	Taxes	$0	$30,384
Cut-off Date LTV Ratio	74.2%	Insurance	$14,659	$1,629
Maturity Date LTV Ratio	62.5%	Replacement Reserves	$0	$2,952
DSCR Based on Underwritten NOI / NCF	1.54x / 1.51x	Deferred Maintenance	$2,188	$0
Debt Yield Based on Underwritten NOI / NCF	10.8% / 10.6%	Other Reserve(2)	$631,500	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$17,100,000	100.0%	Loan Payoff	$14,575,951	85.2%
			Principal Equity Distribution	1,218,771	7.1
			Closing Costs	656,932	3.8
			Reserves	648,347	3.8
Total Sources	$17,100,000	100.0%	Total Uses	$17,100,000	100.0%

(1)	Mark J. Coleman is the guarantor of the non-recourse carveouts under the Highland Estates MHC Loan.
(2)	Other reserve represents a debt yield holdback reserve of $600,000 and an environmental repairs reserve of $31,500.

The following table presents certain information relating to the pads and rent at the Highland Estates MHC Property:

		Average SF	Monthly Market	Yearly Market	Monthly Actual	Yearly Actual
Pad Type	# of Pads	per Pad	Rent per Pad	Rent(1)	Rent per Pad	Rent(1)
Single/Double Wide	638	NA	$386	$2,955,216	$385	$2,449,084
Duplex	4	NA	$386	$18,528	$352	$16,913
Single Family Home	2	NA	$958	$22,992	$958	$11,496
Total / Wtd. Avg.	644	NA	$388	$2,996,736	$386	$2,477,493

Source: As provided by the borrower.
(1)	Yearly rents are calculated based on currently occupied pads based on October 30, 2013 rent roll.

The following table presents certain information relating to historical leasing at the Highland Estates MHC Property:

Historical Leased %(1)
	2011	2012	As of 1/15/2014
Owned Space	81.6%	82.3%	82.6%

(1)	As provided by the borrower and represents average occupancy for the specified year.

HIGHLAND ESTATES MHC

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Highland Estates MHC Property:

Cash Flow Analysis
			Underwritten
	TTM 10/31/2013	Underwritten(1)	$ per Pad
Base Rent	$2,429,665	$2,477,493	$3,847.04
Other Income(2)	446,910	446,910	693.96
Total Rent Revenue	$2,876,575	$2,924,403	$4,541.00
Potential Income from Vacant Units	0	505,515	784.96
Economic Vacancy & Credit Loss	(3,461)	(517,073)	(802.91)
Effective Gross Income	$2,873,114	$2,912,845	$4,523.05

Total Operating Expenses	$1,073,679	$1,075,133	$1,669.46

Net Operating Income	$1,799,435	$1,837,712	$2,853.59
Replacement Reserves	0	35,420	55.00
Net Cash Flow	$1,799,435	$1,802,292	$2,798.59

(1)	Underwritten cash flow is based on the October 30, 2013 rent roll.
(2)	Other Income includes application fees, late fees, maintenance and inspection fees and utility income.

HUNTINGTON LAKES APARTMENTS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		MC-Five Mile
Location (City/State)	Dallas, Texas	Cut-off Date Principal Balance		$16,944,070
Property Type	Multifamily	Cut-off Date Principal Balance per Unit		$41,837.21
Size (Units)	405	Percentage of Initial Pool Balance		1.7%
Total Occupancy as of 10/24/2013	92.1%	Number of Related Mortgage Loans(1)		2
Owned Occupancy as of 10/24/2013	92.1%	Type of Security		Fee Simple
Year Built / Latest Renovation	1984,1995 / NAP	Mortgage Rate		5.5100%
Appraised Value	$23,440,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
		Borrower Sponsor(2)		Chowdary Yalamanchili
Underwritten Revenues	$3,240,219
Underwritten Expenses	$1,655,345	Escrows
Underwritten Net Operating Income (NOI)	$1,584,875		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,483,625	Taxes	$0	$34,886
Cut-off Date LTV Ratio	72.3%	Insurance	$36,569	$12,190
Maturity Date LTV Ratio	60.6%	Replacement Reserves	$0	$8,438
DSCR Based on Underwritten NOI / NCF	1.37x / 1.28x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.4% / 8.8%	Other(3)	$18,750	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$17,000,000	100.0%	Loan Payoff	$16,020,488	94.2%
			Closing Costs	840,487	4.9
			Principal Equity	83,706	0.5
			Reserves	55,319	0.3
Total Sources	$17,000,000	100.0%	Total Uses	$17,000,000	100.0%

(1)	An indirect owner of the borrower is also an indirect owner of the borrower of the Timbers of Deerbrook Loan.
(2)	Chowdary Yalamanchili is the guarantor of the non-recourse carveouts under the Huntington Lakes Apartments Loan.
(3)	Other upfront reserve represents a deferred maintenance reserve.

The following table presents certain information relating to the units and rent at the Huntington Lakes Apartments Property:

Unit Type	# of Units	Average SF per Unit	Monthly Market Rent per Unit(1)	Yearly Market Rent	Monthly Actual Rent per Unit(2)	Yearly Actual Rent
1 Bed / 1 Bath	27	503	$550	$178,200	$527	$151,776
1 Bed / 1 Bath	72	608	$605	522,720	$522	444,744
1 Bed / 1 Bath	12	677	$665	95,760	$679	65,184
1 Bed / 1 Bath	67	710	$670	538,680	$540	434,160
1 Bed / 1 Bath	36	754	$725	313,200	$633	273,456
1 Bed / 1 Bath	48	758	$710	408,960	$645	340,560
1 Bed / 1 Bath	35	829	$810	340,200	$743	249,648
2 Bed / 2 Bath	15	940	$855	153,900	$849	132,444
2 Bed / 2 Bath	36	1,016	$935	403,920	$813	302,436
2 Bed / 2 Bath	33	1,033	$860	340,560	$762	265,176
3 Bed / 2 Bath	24	1,196	$1,122	323,136	$998	263,472
Total / Wtd. Avg.	405	788	$745	$3,619,236	$653	$2,923,056

(1)	As provided by the appraisal.
(2)	As provided by the borrower’s October 24, 2013 rent roll.

HUNTINGTON LAKES APARTMENTS

The following table presents certain information relating to historical leasing at the Huntington Lakes Apartments Property:

Historical Leased %(1)
	2010	2011	2012	As of 10/24/2013
Owned Space	87.0%	85.0%	93.0%	92.1%

(1)	As provided by the borrower and represents occupancy as of December 31, for the specified year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Huntington Lakes Apartments Property:

Cash Flow Analysis(1)
	2010	2011	2012	TTM 8/31/2013	Underwritten	Underwritten $ per Unit
Base Rent	$2,434,323	$2,480,932	$2,742,574	$2,862,576	$2,891,587	$7,140
Gross Up Vacancy	1,182,649	1,139,021	877,355	758,258	729,247	1,801
Goss Potential Rent	$3,616,972	$3,619,953	$3,619,929	$3,620,834	$3,620,834	$8,940
Vacancy, Credit Loss & Concessions	(1,182,649)	(1,139,021)	(877,355)	(758,258)	(729,247)	(1,801)
Total Rent Revenue	$2,434,323	$2,480,932	$2,742,574	$2,862,576	$2,891,587	$7,140
Other Revenue(2)	206,428	243,796	336,525	348,632	348,632	861
Effective Gross Income	$2,640,751	$2,724,728	$3,079,099	$3,211,208	$3,240,219	$8,001

Total Operating Expenses	$1,181,931	$1,245,047	$1,495,917	$1,492,960	$1,655,345	$4,087

Net Operating Income	$1,458,820	$1,479,681	$1,583,182	$1,718,248	$1,584,875	$3,913
Replacement Reserves	0	0	0	0	101,250	250
Net Cash Flow	$1,458,820	$1,479,681	$1,583,182	$1,718,248	$1,483,625	$3,663

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other Revenue includes parking, utility and other miscellaneous revenues.

WESTERN CROSSING

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Amarillo, Texas	Cut-off Date Principal Balance		$16,176,411
Property Type	Retail	Cut-off Date Principal Balance per SF		$96.52
Size (SF)	167,600	Percentage of Initial Pool Balance		1.6%
Total Occupancy as of 11/25/2013	98.1%	Number of Related Mortgage Loans		None
Owned Occupancy as of 11/25/2013	98.1%	Type of Security		Fee Simple
Year Built / Latest Renovation	2008 / NAP	Mortgage Rate		5.1415%
Appraised Value	$21,600,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
		Borrower Sponsor(1)	Todd A. Mikles
Underwritten Revenues	$2,095,080
Underwritten Expenses	$570,847	Escrows
Underwritten Net Operating Income (NOI)	$1,524,233		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,408,480	Taxes	$55,639	$27,819
Cut-off Date LTV Ratio	74.9%	Insurance	$0	$0
Maturity Date LTV Ratio	61.9%	Replacement Reserves	$0	$2,793
DSCR Based on Underwritten NOI / NCF	1.44x / 1.33x	TI/LC(2)	$0	$10,417
Debt Yield Based on Underwritten NOI / NCF	9.4% / 8.7%	Other(3)	$139,254	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$16,200,000	99.8%	Loan Payoff	$15,380,350	94.7%
Principal’s New Cash Contribution	37,766	0.2	Closing Costs	662,523	4.1
			Reserves	194,893	1.2
Total Sources	$16,237,766	100.0%	Total Uses	$16,237,766	100.0%

(1)	Todd A. Mikles is the guarantor of the non-recourse carveouts under the Western Crossing Loan.
(2)	TI/LC reserves are capped at $625,000.
(3)	Upfront other reserves represents an unfunded TI/LC obligations reserve for Tea 2 Go ($94,117) and overpaid CAM amounts for Michael’s ($25,419) and Mardel ($19,718).

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Western Crossing Property:

							Owned
				Mortgage			Anchor
			% of	Loan		Total	Tenant	Tenant
	Credit Rating	Tenant	Total	Collateral		Rent $	Lease	Sales $	Occupancy	Renewal /
Tenant Name	(Fitch/MIS/S&P)(1)	GLA	GLA	Interest	Total Rent	per SF	Expiration	per SF (2)	Cost	Extension Options
Anchors
Burlington Coat Factory(3)	NR / NR / B	80,000	47.7%	Yes	$868,544	$10.86	1/31/2019	$111	9.8%	4, 5-year options
Total Anchors		80,000	47.7%

Jr. Anchors
Mardel	NR / NR / NR	24,893	14.9%	Yes	$282,705	$11.36	12/31/2023	NA	NA	4, 5-year options
Petco	NR / Caa1 / CCC+	15,000	8.9	Yes	$264,102	$17.61	1/31/2019	NA	NA	2, 5-year options
Michael’s	NR / B3 / B	21,300	12.7	Yes	$193,975	$9.11	2/28/2018	NA	NA	3, 5-year options
Total Jr. Anchors		61,193	36.5%

Occupied In-line		21,770	13.0%		$499,363	$22.94
Occupied Outparcel/Other		1,400	0.8		$16,850	$12.04
Vacant Spaces		3,237	1.9		$0	$0.00
Total Owned SF		167,600	100.0%
Total SF		167,600	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant Sales are as of 12/31/2012.
(3)
Burlington Coat Factory has the option to terminate its lease at any time with one year’s notice.  In the event that Burlington Coat Factory terminates its lease, it is required to pay to the borrower a termination fee of $850,000 if exercised during the lease year beginning 08/2013, $700,000 if exercised during the lease year beginning 08/2014, $550,000 if exercised during the lease year beginning 08/2015, $400,000 if exercised during the lease year beginning 08/2016 and $250,000 if exercised during the lease year beginning 08/2017.

WESTERN CROSSING

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Western Crossing Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

					% of
					Total	UW
					UW	Base		Tenant		Renewal /
	Credit Rating	Tenant	% of	UW Base	Base	Rent	Lease	Sales $ per	Occupancy	Extension
Tenant Name	(Fitch/MIS/S&P)(1)	GLA(2)	GLA	Rent	Rent	$ per SF	Expiration	SF (3)	Cost	Options
Burlington Coat Factory(4)	NR / B2 / B	80,000	47.7%	$660,000	38.9%	$8.25	1/31/2019	$111	9.8%	4, 5-year options
Petco	NR / Caa1 / CCC+	15,000	8.9	225,000	13.3	15.00	1/31/2019	NA	NA	2, 5-year options
Mardel	NR / NR / NR	24,893	14.9	217,814	12.8	8.75	12/31/2023	NA	NA	4, 5-year options
Michael’s	NR / B3 / B	21,300	12.7	138,450	8.2	6.50	2/28/2018	NA	NA	3, 5-year options
Hoagies Deli	NR / NR / NR	3,000	1.8	72,000	4.2	24.00	2/28/2019	NA	NA	NA
Lemon Grass	NR / NR / NR	2,992	1.8	56,848	3.3	19.00	1/31/2022	NA	NA	NA
Affordable Dentures	NR / NR / NR	2,715	1.6	51,585	3.0	19.00	8/31/2016	NA	NA	1, 5-year option
B.Y.O.B Burger Co.	NR / NR / NR	2,500	1.5	50,000	2.9	20.00	2/28/2017	NA	NA	1, 5-year option
Nail Salon and Day Spa	NR / NR / NR	2,000	1.2	46,000	2.7	23.00	11/30/2018	NA	NA	NA
Tea 2 Go	NR / NR / NR	2,360	1.4	42,480	2.5	18.00	10/31/2018	NA	NA	1, 5-year option
Ten Largest Owned Tenants		156,760	93.5%	$1,560,177	91.9%	$9.95
Remaining Owned Tenants		7,603	4.5	136,900	8.1	18.01
Vacant Spaces (Owned Space)		3,237	1.9	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		167,600	100.0%	$1,697,077	100.0%	$10.33

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Borrower owned space. Does not include non-owned tenants.
(3)	Tenant Sales are as of 12/31/2012.
(4)
Burlington Coat Factory has the option to terminate its lease at any time with one year’s notice.  In the event that Burlington Coat Factory terminates its lease, it is required to pay to the borrower a termination fee of $850,000 if exercised during the lease year beginning 08/2013, $700,000 if exercised during the lease year beginning 08/2014, $550,000 if exercised during the lease year beginning 08/2015, $400,000 if exercised during the lease year beginning 08/2016 and $250,000 if exercised during the lease year beginning 08/2017.

The following table presents certain information relating to the lease rollover schedule at the Western Crossing Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	2,763	1.6	1.6%	59,460	3.5	21.52	2
2015	0	0.0	1.6%	0	0.0	0.00	0
2016	6,155	3.7	5.3%	115,825	6.8	18.82	3
2017	2,500	1.5	6.8%	50,000	2.9	20.00	1
2018	27,060	16.1	23.0%	240,130	14.1	8.87	4
2019	98,000	58.5	81.4%	957,000	56.4	9.77	3
2020	0	0.0	81.4%	0	0.0	0.00	0
2021	0	0.0	81.4%	0	0.0	0.00	0
2022	2,992	1.8	83.2%	56,848	3.3	19.00	1
2023	24,893	14.9	98.1%	217,814	12.8	8.75	1
2024	0	0.0	98.1%	0	0.0	0.00	0
2025 & Thereafter	0	0.0	98.1%	0	0.0	0.00	0
Vacant	3,237	1.9	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	167,600	100.0%		$1,697,077	100.0%	$10.33	15

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Western Crossing Property:

Historical Leased %(1)
	2011	2012	2013
Owned Space	93%	97%	98%

(1)	As provided by the borrower and represents occupancy as of December 31, for the specified year.

WESTERN CROSSING

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Western Crossing Property:

Cash Flow Analysis(1)

	2011	2012	TTM 9/30/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$1,415,601	$1,591,067	$1,631,065	$1,697,077	$10.13
Overage Rent	0	0	0	0	0.00
Other Revenue(3)	9,668	9,868	9,868	9,868	0.06
Gross Up Vacancy	0	0	0	69,941	0.42
Total Rent	$1,425,269	$1,600,935	$1,640,933	$1,776,886	$10.60
Total Reimbursables	305,394	408,663	419,790	428,462	2.56
Other Income	0	0	0	0	0.00
Vacancy & Credit Loss	0	0	0	(110,267)	(0.66)
Effective Gross Income	$1,730,663	$2,009,598	$2,060,723	$2,095,080	$12.50

Total Operating Expenses	$553,686	$544,469	$584,743	$570,847	$3.41

Net Operating Income	$1,176,977	$1,465,129	$1,475,980	$1,524,233	$9.09
TI/LC	0	0	0	90,823	0.54
Capital Expenditures	0	0	0	24,930	0.15
Net Cash Flow	$1,176,977	$1,465,129	$1,475,980	$1,408,480	$8.40

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 11/25/2013 rent roll with rent steps through 2/28/2015.
(3)	Revenue attributable to signage income.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANTHEM MARKETPLACE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Anthem, Arizona	Cut-off Date Principal Balance		$15,060,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$132.93
Size (SF)	113,292	Percentage of Initial Pool Balance		1.5%
Total Occupancy as of 10/31/2013(1)	90.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 10/31/2013(1)	90.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2000 / NAP	Mortgage Rate		4.9900%
Appraised Value	$21,700,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)	36
		Borrower Sponsor(2)	Whitestone REIT Operating Partnership, L.P.
Underwritten Revenues	$2,147,918
Underwritten Expenses	$713,264	Escrows
Underwritten Net Operating Income (NOI)	$1,434,654		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,315,796	Taxes	$93,358	$31,119
Cut-off Date LTV Ratio	69.4%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	59.2%	Replacement Reserves	$0	$3,493
DSCR Based on Underwritten NOI / NCF	1.48x / 1.36x	TI/LC(3)	$0	$6,412
Debt Yield Based on Underwritten NOI / NCF	9.5% / 8.7%	Other(4)	$26,733	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$15,060,000	99.7%	Principal Equity Distribution	$14,738,964	97.5%
Other Sources	50,000	0.3	Other Uses	179,922	1.2
			Reserves	120,091	0.8
			Closing Costs	71,022	0.5
Total Sources	$15,110,000	100.0%	Total Uses	$15,110,000	100.0%

(1)	The Maturity Date LTV Ratio is calculated using the “as-stabilized” appraised value of $22,500,000. The Maturity Date LTV Ratio calculated on the basis of the “as-is” appraised value is 61.4%.
(2)	Whitestone REIT Operating Partnership, L.P. is the guarantor of the non-recourse carveouts under the Anthem Marketplace Loan.
(3) (4)	TI/LC reserves are capped at $350,000. Other reserve represents an AT&T holdback reserve ($26,733).

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Anthem Marketplace Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

					% of Total	UW Base		Tenant		Renewal /
	Credit Rating	Tenant	% of	UW Base	UW Base	Rent $ per	Lease	Sales	Occupancy	Extension
Tenant Name	(Fitch/MIS/S&P)(1)	GLA	GLA	Rent	Rent	SF	Expiration	$ per SF(2)	Cost	Options
Safeway	BBB- / Baa3 / BBB	55,256	48.8%	$437,489	28.1%	$7.92	5/31/2020	$255	4.6%	6, 5-year options
Kindercare	NR / NR / NR	9,897	8.7	267,021	17.1	26.98	5/31/2021	NA	NA	1, 5-year option
Legends Grill	NR / NR / NR	3,212	2.8	86,724	5.6	27.00	12/31/2014	$295	11.7%	NA
Sweat Gym	NR / NR / NR	4,000	3.5	78,280	5.0	19.57	6/30/2018	NA	NA	1, 5-year option
Ocho Locos	NR / NR / NR	2,574	2.3	74,646	4.8	29.00	6/30/2014	NA	NA	1, 6-year option
Animal Hospital at Anthem	NR / NR / NR	2,315	2.0	74,358	4.8	32.12	12/31/2014	NA	NA	1, 5-year option
Dental Care at Anthem	NR / NR / NR	2,125	1.9	70,040	4.5	32.96	10/31/2015	NA	NA	1, 2-year option
Tru Colors Salon and Day Spa	NR / NR / NR	2,738	2.4	63,494	4.1	23.19	2/28/2015	$140	21.8%	NA
Leslie's Poolmart	NR / NR / NR	2,440	2.2	58,072	3.7	23.80	12/31/2016	NA	NA	1, 5-year option
Two Brothers Kitchen	NR / NR / NR	2,335	2.1	35,469	2.3	15.19	9/30/2017	NA	NA	1, 5-year option
Ten Largest Owned Tenants		86,892	76.7%	$1,245,593	80.0%	$14.33
Remaining Owned Tenants		15,065	13.3	311,461	20.0	20.67
Vacant Spaces (Owned Space)		11,335	10.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		113,292	100.0%	$1,557,054	100.0%	$15.27

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales are as of December 31, 2012.

ANTHEM MARKETPLACE

The following table presents certain information relating to the lease rollover schedule at the Anthem Marketplace Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending	Expiring	% of Owned	Cumulative % of	UW Base	% of Total UW	UW Base Rent $	# of Expiring
December 31,	Owned GLA	GLA	Owned GLA	Rent	Base Rent	per SF	Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	12,098	10.7	10.7%	327,099	21.0	27.04	6
2015	9,486	8.4	19.1%	233,079	15.0	24.57	6
2016	2,440	2.2	21.2%	58,072	3.7	23.80	1
2017	4,942	4.4	25.6%	87,876	5.6	17.78	3
2018	7,838	6.9	32.5%	146,418	9.4	18.68	4
2019	0	0.0	32.5%	0	0.0	0.00	0
2020	55,256	48.8	81.3%	437,489	28.1	7.92	1
2021	9,897	8.7	90.0%	267,021	17.1	26.98	1
2022	0	0.0	90.0%	0	0.0	0.00	0
2023	0	0.0	90.0%	0	0.0	0.00	0
2024	0	0.0	90.0%	0	0.0	0.00	0
2025 & Thereafter	0	0.0	90.0%	0	0.0	0.00	0
Vacant	11,335	10.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	113,292	100.0%		$1,557,054	100.0%	$15.27	22

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Anthem Marketplace Property:

Historical Leased %(1)
	2012	As of 10/31/2013
Owned Space	86.0%	90.0%

(1)	As provided by the borrower and represents occupancy as of December 31, for the specified year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Anthem Marketplace Property:

Cash Flow Analysis(1)

	2012	Annualized 10/31/2013(2)	Underwritten(3)	Underwritten $ per SF
Base Rent	$1,462,317	$1,217,445	$1,534,985	$13.55
Gross Up Vacancy	0	0	322,715	2.85
Total Reimbursables	623,144	416,807	591,437	5.22
Contractual Rent Steps	0	0	22,069	0.19
Parking Income	13,949	1,320	0	0.00
Vacancy & Credit Loss	0	0	(323,289)	(2.85)
Effective Gross Income	$2,099,410	$1,635,573	$2,147,918	$18.96

Total Operating Expenses	$781,529	$548,512	$713,264	$6.30

Net Operating Income	$1,317,881	$1,087,060	$1,434,654	$12.66
TI/LC	0	0	76,940	0.68
Capital Expenditures	0	0	41,918	0.37
Net Cash Flow	$1,317,881	$1,087,060	$1,315,796	$11.61

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Annualized 10/31/2013 cash flow based on five months of cash flows annualized.
(3)	Underwritten cash flow based on contractual rents as of 10/31/2013 and rent steps through 3/1/2014.

KNOBS POINTE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CCRE
Location (City/State)	New Albany, Indiana	Cut-off Date Principal Balance		$14,400,000
Property Type(1)	Multifamily	Cut-off Date Principal Balance per Unit		$37,500.00
Size (Units)(2)	384	Percentage of Initial Pool		1.4%
Total Occupancy as of 11/12/2013(3)	91.7%	Number of Related Mortgage		None
Owned Occupancy as of 11/12/2013(3)	91.7%	Type of Security		Fee Simple
Year Built / Latest Renovation	1972-1974, 1991 / 2013	Mortgage Rate		4.9150%
Appraised Value(4)	$19,650,000	Original Term to Maturity		120
		Original Amortization Term		360
		Original Interest Only Period		36
		Borrower Sponsor(6)	Jeffrey P. March and Bruce H. Hellman
Underwritten Revenues	$2,954,813
Underwritten Expenses	$1,471,307	Escrows
Underwritten Net Operating Income (NOI)	$1,483,506		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,362,680	Taxes	$75,000	$25,000
Cut-off Date LTV Ratio	73.3%	Insurance	$57,981	$8,770
Maturity Date LTV Ratio	64.7%	Replacement Reserves	$0	$9,760
DSCR Based on Underwritten NOI / NCF(5)	1.61x / 1.48x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	10.3% / 9.5%	Other(7)	$650,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$14,400,000	73.8%	Purchase Price	$18,500,000	94.8%
Principal’s New Cash Contribution	5,110,182	26.2	Reserves	782,981	4.0
			Closing Costs	227,200	1.2
Total Sources	$19,510,182	100.0%	Total Uses	$19,510,182	100.0%

(1)	The Knobs Pointe Property is comprised of 384 multifamily units (the “Knobs Pointe Multifamily Component”) and 23,137 SF of retail space (the “Knobs Pointe Retail Component”).
(2)	Excludes the Knobs Pointe Retail Component.
(3)
Total Occupancy and Owned Occupancy represent the Knobs Pointe Multifamily Component.  The Knobs Pointe Retail Component is 58.6% occupied as of January 30, 2014.  The vacant space at the Knobs Pointe Retail Component is comprised of two vacant buildings that the Borrower Sponsor plans on renovating.  The Knobs Pointe Property recently underwent $3.766 million in renovations.

(4)
The appraised value of the Knobs Pointe Multifamily Component is $18,500,000, or 94.1% of the Appraised Value.  The appraised value of the Knobs Pointe Retail Component is $1,150,000, or 5.9% of the Appraised Value.

(5)	Based on amortizing debt service payments. Based on the current interest only payments, the DSCR Based on Underwritten NOI and NCF are 2.07x and 1.90x, respectively.
(6)	Jeffrey P. March and Bruce H. Hellman are the guarantors of the non-recourse careveouts under the Knobs Pointe Loan.
(7)	Represents reserve for deferred maintenance to be completed within 24 months of the closing date of the Knobs Pointe Loan.

The following table presents certain unit and rent information relating to the Knobs Pointe Multifamily Component at the Knobs Pointe Property:
Unit Type	# of Units	Average SF per Unit	Monthly Market Rent per Unit	Monthly Actual Rent per Unit	Underwritten Monthly Rent	Underwritten Rent
1 Bed / 1 Bath	108	881	$565	$569	$569	$737,028
1 Bed / 2 Bath	9	1100	$602	$599	$599	64,644
2 Bed / 2 Bath	243	1,127	$612	$616	$616	1,793,868
3 Bed / 2 Bath	24	1,600	$834	$834	$834	240,156
Total / Wtd. Avg.	384	1,087	$612	$616	$616	$2,835,696

Source: As provided by the borrower.

KNOBS POINTE

The following table presents certain information relating to historical leasing at the Knobs Pointe Property:

Historical Leased %(1)(2)
	2011	2012	As of 11/12/2013
Owned Space	85.9%	91.1%	91.7%

(1)	As provided by the borrower.
(2)
Historical Leased % does not include the Knobs Pointe Retail Component.  The Knobs Pointe Retail Component is 58.6% occupied as of January 30, 2014.  The vacant space at the Knobs Pointe Retail Component is comprised of two vacant buildings that the Borrower Sponsor plans on renovating.  The Knobs Pointe Property recently underwent $3.766 million in renovations.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Knobs Pointe Property:

Cash Flow Analysis(1)
	2012	TTM 10/31/2013	Underwritten	Underwritten $ per Unit
Base Rent(2)	$2,476,794	$2,602,525	$2,556,717	$6,658
Gross Up Vacancy(2)	210,525	186,152	278,979	727
Gross Potential Rent(2)	$2,687,319	$2,788,677	$2,835,696	$7,385
Vacancy, Credit Loss & Concessions(3)	(310,577)	(232,620)	(278,979)	(727)
Total Rent Revenue	$2,376,742	$2,556,057	$2,556,717	$6,658
Other Revenue(4)	407,491	398,756	398,096	1,037
Effective Gross Income	$2,784,233	$2,954,813	$2,954,813	$7,695

Total Operating Expenses	$1,503,749	$1,382,327	$1,471,307	$3,832

Net Operating Income	$1,280,484	$1,572,487	$1,483,506	$3,863
Capital Expenditures(5)	0	117,120	120,826	315
Net Cash Flow	$1,280,484	$1,455,367	$1,362,680	$3,549

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Base Rent, Gross Up Vacancy and Gross Potential Rent exclude Knobs Pointe Property Retail Component income.
(3)
Vacancy, Credit Loss & Concessions represent 9.8% of Gross Potential Rent.  As of November 12, 2013, the Knobs Pointe Multifamily Component was 8.3% physically vacant.  The Knobs Pointe Property submarket exhibited a multifamily vacancy rate of 4.3% and the appraiser concluded a multifamily vacancy rate of 5.0%.

(4)	Other revenue includes the in-place Knobs Pointe Retail Component income, water reimbursements, move-in/administration fees and late charges.
(5)	Includes replacement reserves of $305 per unit for the Knobs Pointe Multifamily Component and TI/LC’s of $0.16 PSF for the Knobs Pointe Retail Component.

FESTIVAL PLAZA

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		RAIT Funding, LLC
Location (City/State)	Montgomery, Alabama	Cut-off Date Principal Balance		$13,467,329
Property Type	Retail	Cut-off Date Principal Balance per SF		$124.29
Size (SF)	108,356	Percentage of Initial Pool Balance		1.3%
Total Occupancy as of 11/25/2013(1)	87.8%	Number of Related Mortgage Loans		None
Owned Occupancy as of 11/25/2013(1)	87.8%	Type of Security		Fee Simple
Year Built / Latest Renovation	2000 / NAP	Mortgage Rate		5.3100%
Appraised Value	$18,100,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)	NAP
		Borrower Sponsor(2)		Joel D. McClinton
Underwritten Revenues(1)	$1,940,192
Underwritten Expenses	$490,798	Escrows
Underwritten Net Operating Income (NOI) (1)	$1,449,394		Upfront	Monthly
Underwritten Net Cash Flow (NCF) (1)	$1,310,210	Taxes	$21,963	$10,981
Cut-off Date LTV Ratio	74.4%	Insurance	$5,462	$2,731
Maturity Date LTV Ratio	61.9%	Replacement Reserves	$0	$4,515
DSCR Based on Underwritten NOI / NCF(1)	1.61x / 1.45x	TI/LC Reserve(3)	$16,000	$9,030
Debt Yield Based on Underwritten NOI / NCF(1)	10.8% / 9.7%	Other Reserve	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$13,500,000	100.0%	Loan Payoff	$12,727,394	94.3%
			Closing Costs	404,144	3.0
			Principal Equity Distribution	325,036	2.4
			Reserves	43,425	0.3
Total Sources	$13,500,000	100.0%	Total Uses	$13,500,000	100.0%

(1)
Includes tenant Wingers that had executed a lease but was not yet in occupancy or paying rent, and tenant Capital City Comics that had executed a lease for a larger space at the property but was not yet in occupancy or paying rent under the new lease.

(2)	Joel D. McClinton is the guarantor of the non-recourse carveouts under the Festival Plaza Loan.
(3)
TI/LC reserves are capped at $500,000. If the TI/LC reserves held by lender fall below $250,000, borrower is required to make monthly TI/LC reserve payments until a balance of at least $500,000 is held by lender.

The following table presents certain information relating to the tenants at the Festival Plaza Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF	Occupancy Cost	Renewal / Extension Options
AMC Festival Theatre(2)	NR / NR / NR	58,916	54.4%	$1,089,946	67.6%	$18.50	12/31/2020	$443,607	18.6%	4, 5-year options
Mugshots(3)	NR / NR / NR	6,750	6.2	96,000	6.0	14.22	1/31/2017	$268	6.8%	2, 4-year options
ABC Store	NR / NR / NR	4,000	3.7	76,400	4.7	19.10	8/31/2025	NA	NA	NA
Mellow Mushroom(4)	NR / NR / NR	4,000	3.7	72,000	4.5	18.00	1/31/2017	$251	8.4%	2, 5-year options
Alabama Outdoors	NR / NR / NR	5,900	5.4	66,375	4.1	11.25	9/30/2017	$80	17.9%	1, 5-year option
AL River Region Ballet School	NR / NR / NR	3,803	3.5	45,600	2.8	11.99	8/31/2018	NA	NA	NA
Iron Tribe Fitness	NR / NR / NR	2,745	2.5	36,371	2.3	13.25	2/28/2018	NA	NA	1, 5-year option
Nail Studio(3)	NR / NR / NR	1,600	1.5	30,000	1.9	18.75	1/31/2016	$160	14.9%	NA
Capital City Comics(3)	NR / NR / NR	2,000	1.8	28,000	1.7	14.00	1/31/2017	$78	22.9%	NA
World Finance Corporation	NR / NR / NR	2,250	2.1	26,393	1.6	11.73	1/31/2016	NA	NA	1, 2-year option
Ten Largest Owned Tenants		91,964	84.9%	$1,567,085	97.2%	$17.04
Remaining Owned Tenants		3,200	3.0	45,800	2.8	14.31
Vacant Spaces (Owned Space)		13,192	12.2	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		108,356	100.0%	$1,612,885	100.0%	$16.95

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Theatre sales are calculated on per screen basis rather than a per square foot basis. Sales are for 2012, the last report date.
(3)	Reported tenant sales per square foot for Mugshots, Capital City Comics and Nail Studio are T-12 as of September 30, 2013.
(4)	Mellow Mushroom was closed for renovation for the partial months of June 2013 and August 2013 and the entire month of July 2013.

FESTIVAL PLAZA

The following table presents certain information relating to the lease rollover schedule at the Festival Plaza Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	5,450	5.0	5.0%	77,393	4.8	14.20	3
2017	18,650	17.2	22.2%	262,375	16.3	14.07	4
2018	6,548	6.0	28.3%	81,971	5.1	12.52	2
2019	1,600	1.5	29.8%	24,800	1.5	15.50	1
2020	58,916	54.4	84.1%	1,089,946	67.6	18.50	1
2021	0	0.0	84.1%	0	0.0	0.00	0
2022	0	0.0	84.1%	0	0.0	0.00	0
2023	0	0.0	84.1%	0	0.0	0.00	0
2024	0	0.0	84.1%	0	0.0	0.00	0
2025 & Thereafter	4,000	3.7	87.8%	76,400	4.7	19.10	1
Vacant	13,192	12.2	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	108,356	100.0%		$1,612,885	100.0%	$16.95	12

(1)	Calculated based on approximate square footage occupied by each Tenant.

The following table presents certain information relating to historical leasing at the Festival Plaza Property:

Historical Leased %(1)
	2011	2012	As of 11/25/2013(2)
Owned Space	85.0%	78.0%	87.8%

(1)	As provided by the borrower and represents occupancy as of December 31, for the specified year, unless otherwise indicated.
(2)
Includes tenant Wingers that had executed a lease but was not yet in occupancy or paying rent, and tenant Capital City Comics that had executed a lease for a larger space at the property but was not yet in occupancy or paying rent under the new lease.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at Festival Plaza Property:

Cash Flow Analysis
	2011	2012	TTM 10/31/2013	Underwritten(1)(2)	Underwritten $ per SF
Base Rent	$1,528,150	$1,456,802	$1,556,076	$1,612,885	$14.89
Gross Up Vacancy	0	0	0	217,632	2.01
Total Reimbursables	359,960	316,189	336,246	328,307	3.03
Other Income	27,416	7,697	7,649	5,000	0.05
Vacancy & Credit Loss	0	0	0	(223,632)	(2.06)
Effective Gross Income	$1,915,526	$1,780,688	$1,899,971	$1,940,192	$17.91

Total Operating Expenses	$499,096	$524,761	$514,367	$490,798	$4.53

Net Operating Income	$1,416,430	$1,255,927	$1,385,604	$1,449,394	$13.38
TI/LC	0	10,601	6,676	85,006	0.78
Capital Expenditures	0	0	0	54,178	0.50
Net Cash Flow	$1,416,430	$1,245,326	$1,378,928	$1,310,210	$12.09

(1)	Underwritten cash flow is based on the 11/25/2013 rent roll.
(2)
Includes tenant Wingers that had executed a lease but was not yet in occupancy or paying rent, and tenant Capital City Comics that had executed a lease for a larger space at the property but was not yet in occupancy or paying rent under the new lease.

1415 NORTH LOOP WEST

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		MC-Five Mile
Location (City/State)	Houston, Texas	Cut-off Date Principal Balance		$12,750,000
Property Type	Office	Cut-off Date Principal Balance per SF		$80.80
Size (SF)	157,794	Percentage of Initial Pool Balance		1.3%
Total Occupancy as of 1/31/2014(1)	90.2%	Number of Related Mortgage Loans		None
Owned Occupancy as 1/31/2014(1)	90.2%	Type of Security		Fee Simple
Year Built / Latest Renovation	1982 / NAP	Mortgage Rate		5.5100%
Appraised Value	$18,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)	12
		Borrower Sponsor(2)	Pinchos D. Shemano
Underwritten Revenues	$2,403,502
Underwritten Expenses	$1,073,106	Escrows
Underwritten Net Operating Income (NOI)	$1,330,396		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,193,665	Taxes	$17,292	$17,292
Cut-off Date LTV Ratio	68.9%	Insurance	$7,068	$1,767
Maturity Date LTV Ratio	59.0%	Replacement Reserves	$0	$2,638
DSCR Based on Underwritten NOI / NCF	1.53x / 1.37x	TI/LC(3)	$0	$16,667
Debt Yield Based on Underwritten NOI / NCF	10.4% / 9.4%	Other(4)	$696,625	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$12,750,000	100.0%	Loan Payoff	$8,721,248	68.4%
			Principal Equity Distribution	2,776,105	21.8
			Reserves	720,985	5.7
			Closing Costs	531,661	4.1
Total Sources	$12,750,000	100.0%	Total Uses	$12,750,000	100.0%

(1)	Reflects tenants in occupancy as of January 31, 2014 plus one tenant, HEA Clinic, P.A., that has an executed lease and is expected to take occupancy on March 1, 2014.
(2)	Pinchos D. Shemano is the guarantor of the non-recourse carveouts under the 1415 North Loop West Loan.
(3)	Deposits into the TI/LC reserve are capped at $350,000.
(4)	Other upfront reserves represent a HEA Clinic TI/LC Fund ($320,000), HEA Clinic Rent Reserve Fund ($81,000) and a deferred maintenance reserve ($295,625).

The following table presents certain information relating to the tenants at the 1415 North Loop West Property:

Ten Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA(3)	% of GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration
John M. Floyd & Associates	NR / NR / NR	12,730	8.0%	$206,862	8.7%	$16.25	11/30/2019
HEA Clinic, P.A.(4)	NR / NR / NR	12,730	8.0	194,133	8.2	15.25	11/30/2024
Automated Health Management	NR / NR / NR	6,646	4.2	116,305	4.9	17.50	12/31/2018
ABIS Consulting	NR / NR / NR	6,145	3.9	96,784	4.1	15.75	4/30/2019
Channel Dynamix, LLC	NR / NR / NR	5,632	3.6	92,928	3.9	16.50	12/31/2014
Just Energy Texas LP	NR / NR / NR	4,753	3.0	85,554	3.6	18.00	9/30/2016
Kidney Associates	NR / NR / NR	4,357	2.8	78,426	3.3	18.00	2/28/2018
Atlantic Health Group (Mentis Management)	NR / NR / NR	4,278	2.7	69,509	2.9	16.25	6/30/2016
Content Active, LLC	NR / NR / NR	4,011	2.5	68,187	2.9	17.00	12/31/2017
Therapeutic Family Life	NR / NR / NR	4,326	2.7	64,890	2.7	15.00	3/31/2019
Ten Largest Tenants		65,608	41.5%	$1,073,578	45.1%	$16.36
Remaining Tenants		80,480	50.9	1,305,617	54.9	16.22
Vacant		12,168	7.7	0	0.0	0.00
Total / Wtd. Avg. All Tenants		158,256	100.0%	$2,379,195	100.0%	$16.29

(1)
The figures in this table are based on the rent roll dated September 30, 2013.  Note that the underwritten figures were based on the September 30, 2013 rent roll whereas the square footage and occupancy figures reported under “Mortgaged Property Information” are based on a rent roll dated January 31, 2014.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Underwritten Base Rent includes rent steps through April 1, 2014.
(4)	HEA Clinic, P.A. has not occupied premises yet. The tenant is scheduled to take occupancy on March 1, 2014.

1415 NORTH LOOP WEST

The following table presents the lease rollover schedule at the 1415 North Loop West Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA(2)(3)	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(4)	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	647	0.4%	0.4%	$10,356	0.4%	$16.01	2
2014	40,175	25.4	25.8%	660,472	27.8	16.44	40
2015	12,063	7.6	33.4%	199,326	8.4	16.52	10
2016	25,199	15.9	49.3%	418,687	17.6	16.62	11
2017	8,289	5.2	54.6%	136,383	5.7	16.45	3
2018	19,622	12.4	67.0%	326,792	13.7	16.65	7
2019	27,363	17.3	84.3%	433,047	18.2	15.83	4
2020	0	0.0	84.3%	0	0.0	0.00	0
2021	0	0.0	84.3%	0	0.0	0.00	0
2022	0	0.0	84.3%	0	0.0	0.00	0
2023	0	0.0	84.3%	0	0.0	0.00	0
2024	12,730	8.0	92.3%	194,133	8.2	15.25	1
2025 & Thereafter	0	0.0	92.3%	0	0.0	0.00	0
Vacant	12,168	7.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	158,256	100.0%		$2,379,195	100.0%	$16.29	78

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	HEA Clinic, P.A. has not occupied premises yet. The tenant is scheduled to take occupancy on March 1, 2014.
(3)
The figures in this table are based on the rent roll dated September 30, 2013.  Note that the underwritten figures were based on the September 30, 2013 rent roll whereas the square footage and occupancy figures reported under “Mortgaged Property Information” are based on a rent roll dated January 31, 2014.

(4)	Underwritten Base Rent includes rent steps through April 1, 2014.

The following table presents certain information relating to historical leasing at the 1415 North Loop West Property:

Historical Leased %(1)
	2012	As Of 1/31/2014
Owned Space	65.3%	90.2%

(1)	As provided by the borrower and represents average occupancy for the specified year.

1415 NORTH LOOP WEST

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 1415 North Loop West Property:

Cash Flow Analysis(1)
	2012	TTM 9/30/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$1,693,436	$1,726,450	$2,379,195	$15.08
Overage Rent	0	0	0	0.00
Gross Up Vacancy	897,992	680,709	197,730	1.25
Total Rent	$2,591,428	$2,407,159	$2,576,925	$16.33
Total Reimbursements	0	0	0	0.00
Other Income	21,627	26,928	25,000	0.16
Less Vacancy & Credit Loss	(897,992)	(680,709)	(198,423)	(1.26)
Effective Gross Income	$1,715,063	$1,753,378	$2,403,502	$15.23

Total Operating Expenses	$936,608	$1,043,318	$1,073,106	$6.80

Net Operating Income	$778,454	$710,060	$1,330,396	$8.43
TI/LC	0	0	105,080	0.67
Capital Expenditures	0	0	31,651	0.20
Net Cash Flow	$778,454	$710,060	$1,193,664	$7.56

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
Underwritten cash flow based on contractual rents as of September 30, 2013 and rent steps through April 1, 2014. Note that the underwritten figures were based on the September 30, 2013 rent roll whereas the square footage and occupancy figures reported under “Mortgaged Property Information” are based on a rent roll dated January 31, 2014. Base Rent includes income from six tenants totaling 23,182 SF that had executed leases but not taken occupancy as of September 30, 2013.  Five of these tenants representing 10,452 SF were in occupancy as of January 31, 2014.  The remaining tenant, HEA Clinic, P.A., is expected to take occupancy on March 1, 2014.

SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Prospectus Supplement and the Base Prospectus, including the description of risk factors contained in the Prospectus Supplement and the Base Prospectus, prior to making a decision to invest in the certificates offered by this Term Sheet.  The Prospectus Supplement and the Base Prospectus will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, risks related to specific mortgage loans and specific property types.  Any decision to invest in the offered certificates should be made after reviewing the Prospectus Supplement and the Base Prospectus, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates.  Capitalized terms used but not defined in this Term Sheet shall have the respective meanings assigned to such terms in the Prospectus Supplement or, if not defined in the Prospectus Supplement, in the Base Prospectus.

■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

—
In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility.  We cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

■	The Offered Certificates May Not Be A Suitable Investment for You

—
The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.

—
An investment in the offered certificates should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

■	The Offered Certificates Are Limited Obligations

—
The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.

—
The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Prospectus Supplement.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.

■	Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

—
Investors should treat each mortgage loan as a nonrecourse loan.  If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan.  Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

■	The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

—
Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.  While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop.

—
The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios that are available for securitization.

■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

—
We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

SUMMARY OF CERTAIN RISK FACTORS (continued)

—
Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, shall not be less than 5%; and (b) a requirement (the “Due Diligence Requirement”) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis. National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm. If the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm.  Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities. None of the originators, the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in accordance with Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the offered certificates are not a suitable investment for EEA credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer offered certificates or the price you may receive upon your sale of offered certificates.

—
Section 939A of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires the U.S. federal banking agencies to modify their existing regulations to remove any reliance on credit ratings including, but not limited to, the use of such ratings to determine the permissibility of, and capital charges imposed on, investments by banking institutions, and the federal banking agencies’ risk-based capital guidelines regulations.  As a general rule, national banks are permitted to invest only in “investment grade” instruments, which under pre-existing regulations has been determined based on the credit ratings assigned to these instruments.  These national bank investment-grade standards are incorporated into statutes and regulations governing the investing authority of most state banks, and thus most state banks are required to adhere to these same investment grade standards.  In June 2012, the regulator of national banks (the Office of the Comptroller of the Currency) revised its regulatory definition of “investment grade” to require a bank’s determination regarding whether “the issuer of a security has adequate capacity to meet financial commitments under the security for the projected life of the asset or exposure.”  While national banks may continue to consider credit ratings, they may not rely exclusively on such ratings and must conduct separate due diligence to confirm the investment grade of the instruments.  These changes became fully effective January 1, 2013.  In addition, new capital regulations were issued by the banking regulators in July 2013 that will determine the capital requirements of banks and bank holding companies without reference to the credit ratings assigned to the investment securities they hold and these capital regulations will become effective as early as January 1, 2014.  As a result of these new regulations, investments in CMBS by depository institutions and their holding companies may result in greater capital charges to these financial institutions, and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

—
Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule,” to federal banking law to generally prohibit various covered banking entities from, among other things, engaging in proprietary trading in securities and derivatives, subject to certain exemptions.  Section 619 became effective on July 21, 2012, and final regulations were issued on December 10, 2013.  Conformance with the Volcker Rule’s provisions is required by July 21, 2015, subject to the possibility of up to two one-year extensions granted by the Federal Reserve in its discretion.   The Volcker Rule and the regulations adopted under the Volcker Rule restrict certain purchases or sales of securities generally and derivatives by banking entities if conducted on a proprietary trading basis.  The Volcker Rule’s provisions may adversely affect the ability of banking entities to purchase and sell the certificates.

—      The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

—      For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Commercial, Multifamily and Manufactured Housing Community Lending is Dependent Upon Net Operating Income

—
The repayment of the mortgage loans in the pool (or related loan combination) will be dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan (or related loan combination) at any given time.  The performance and/or value of a particular income-producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.

■	Risks Resulting from Various Concentrations

—
The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers.  The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance.  Likewise, mortgaged properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

—
A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.

■	Borrower May Be Unable To Repay Remaining Principal Balance on Maturity

—
Mortgage loans (or loan combinations) with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans.  This is because the borrower may be unable to repay the loan at that time.  A borrower’s ability to repay a mortgage loan (or loan combinations) on its stated maturity typically will depend upon its ability either to refinance the mortgage loan (or loan combinations) or to sell the mortgaged property at a price sufficient to permit repayment.

■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

—
We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans, including both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, application of reserve funds, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans.

—	Any changes in the weighted average lives of your certificates may adversely affect your yield.

—
Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to the depositor and the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty or a material document deficiency. However, solely in the case of RAIT Funding, LLC, as sponsor, RAIT Financial Trust will guarantee such entity’s repurchase and substitution obligations under the related mortgage loan purchase agreement. We cannot assure you that the applicable sponsor (or the guarantor as described above) will have the financial ability to repurchase or substitute any mortgage loan sold by it in connection with either a material breach of the applicable sponsor’s representations and warranties or any material document defects.

■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

—
There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs.  We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

■	Appraisals May Not Reflect Current or Future Market Value of Each Property

—
Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan by the related originator, or at or around the time of the acquisition of the mortgage loan by the related sponsor.  In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.

—
Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values or loan-to-value ratios may not accurately reflect past, present or future market values of the mortgaged properties.  Additionally, with respect to the appraisals setting forth assumptions as to the “as-is” and “as stabilized” values prospective investors should consider that those assumptions may not be accurate and that the “as stabilized” values may not be the values of the related mortgaged properties prior to or at maturity.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses
—
The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

—
Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants or by third parties unrelated to the borrowers.

■	Insurance May Not Be Available or Adequate

—
Although the mortgaged properties are required to be insured, or permitted to be self-insured by a sole or significant tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

—
Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.

—	We cannot assure you that all of the mortgaged properties are required to be or will be insured against the risks of terrorism and similar acts.

■	The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

—
In the event of the bankruptcy, insolvency, receivership or conservatorship of an originator, a mortgage loan seller or the depositor (or certain affiliates thereof), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

—
An opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by each mortgage loan seller to the depositor would generally be respected as a sale in the event of the bankruptcy or insolvency of such mortgage loan seller. Such opinions, however, are subject to various assumptions and qualifications, and there can be no assurance that a bankruptcy trustee (in the case of the mortgage loan sellers other than Goldman Sachs Mortgage Company and The Bancorp Bank), if applicable, or other interested party will not attempt to challenge the issuing entity’s right to payment with respect to the related mortgage loans. Legal opinions do not provide any guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, the Federal Deposit Insurance Corporation (the “FDIC”), a creditor, a bankruptcy trustee or another interested party, including an entity transferring a mortgage loan as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge were successful, payments on the certificates would be reduced or delayed. Even if the challenge were not successful, payments on the certificates would be delayed while a court resolves the claim.

—
Goldman Sachs Mortgage Company, a sponsor and an originator, is an indirect, wholly owned subsidiary of Goldman Sachs Bank USA (“GS Bank”), a New York State chartered bank, the deposits of which are insured by the FDIC.  The Bancorp Bank is a Delaware state-chartered bank, the deposits of which are insured by the FDIC. If GS Bank or The Bancorp Bank were to become subject to receivership, the proceeding would be administered by the FDIC under the Federal Deposit Insurance Act (the “FDIA”); likewise, if GS Bank or The Bancorp Bank were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well.  The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship. The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6).   Neither the transfer of the applicable mortgage loans by Goldman Sachs Mortgage Company to the depositor nor the transfer of the applicable mortgage loans by The Bancorp Bank to the depositor will qualify for the FDIC Safe Harbor.  However, the transfer by Goldman Sachs Mortgage Company is not a transfer by a bank, and in any event, even if the FDIC Safe Harbor were applicable to such transfer, the FDIC Safe Harbor is non-exclusive.  Notwithstanding the foregoing and that true sale opinions will be rendered on the closing date, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Potential Conflicts of Interest of the Sponsors, Underwriters, the Master Servicer, the Special Servicer, the Operating Advisor and the Controlling Class Representative

—
The sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative or the holder of a companion loan or a mezzanine loan or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative or the holder of a companion loan or a mezzanine loan or any of their respective affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower.  Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.

■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

—
The anticipated initial investor in certain of the subordinate certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on some of these requests.  In addition, the B-Piece Buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool. Actions of the B-Piece Buyer may be adverse to those of purchasers of the offered certificates.

■	Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

—
The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates.  The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as this offering of the offered certificates.  The sponsors will sell the applicable mortgage loans to the depositor (an affiliate of Citigroup Global Markets Realty Corp., one of the sponsors, and Citigroup Global Markets Inc., one of the underwriters) on the Closing Date in exchange for cash, derived from the sale of certificates to investors, and/or in exchange for certificates.  A completed offering would reduce the sponsors’ and/or their respective affiliates’ exposure to the mortgage loans.  The offering of offered certificates will effectively transfer the sponsors’ and/or their respective affiliates’ exposure to the mortgage loans to purchasers of the offered certificates and the other certificates of the same series.

—
The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

—
The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders.  The Underwriter Entities are part of global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.

—
The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments.  Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

—
If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.

—
In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor or to direct their actions.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Other Rating Agencies May Assign Different Ratings to the Certificates

—
Other nationally recognized statistical rating organizations that the depositor did not engage to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the rating agencies engaged by the depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on one or more classes of the offered certificates that are different from ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

■	Tax Considerations

—	The offered certificates will be treated as regular interests in one or more real estate mortgage investment conduits (each a “REMIC”) for U.S. federal income tax purposes.

—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of investment.

—
State and local income tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

ANNEX C

MORTGAGE POOL INFORMATION

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution of Loan Purpose

Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Refinance	48	$566,042,518	55.7%	$11,792,552	1.46	x	5.113%	114.9	66.4%	56.8%
Acquisition	24	387,489,588	38.1	$16,145,400	1.69	x	4.880%	103.1	70.3%	61.1%
Recapitalization	5	56,045,237	5.5	$11,209,047	1.42	x	4.965%	118.6	68.8%	58.0%
Refinance/Acquisition	1	6,736,363	0.7	$6,736,363	1.59	x	5.645%	119.0	63.8%	47.0%
Total/Avg./Wtd.Avg.	78	$1,016,313,708	100.0%	$13,029,663	1.55	x	5.020%	110.7	68.0%	58.4%

Distribution of Amortization Types(1)

Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Amortizing (20 Years)	1	$2,587,576	0.3%	$2,587,576	1.65	x	5.450%	118.0	50.9%	32.8%
Amortizing (23.5 Years)	1	6,736,363	0.7	$6,736,363	1.59	x	5.645%	119.0	63.8%	47.0%
Amortizing (25 Years)	4	19,255,330	1.9	$4,813,832	1.66	x	5.261%	118.9	67.1%	50.8%
Amortizing (30 Years)	44	470,454,438	46.3	$10,692,146	1.47	x	5.136%	112.0	67.9%	56.3%
Interest Only, Then Amortizing(2)	24	392,880,000	38.7	$16,370,000	1.44	x	5.008%	116.9	69.1%	59.8%
Interest Only	4	124,400,000	12.2	$31,100,000	2.13	x	4.537%	84.2	65.5%	64.3%
Total/Avg./Wtd.Avg.	78	$1,016,313,708	100.0%	$13,029,663	1.55	x	5.020%	110.7	68.0%	58.4%

(1) All of the mortgage loans will have balloon payments at maturity date.
(2) Original partial interest only months range from 12 to 60 months.

Distribution of Cut-off Date Balances

Range of Cut-off Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
1,893,240 - 4,999,999	20	$76,163,528	7.5%	$3,808,176	1.60	x	5.251%	118.1	64.4%	53.4%
5,000,000 - 9,999,999	29	196,919,366	19.4	$6,790,323	1.52	x	5.150%	106.8	64.1%	54.3%
10,000,000 - 14,999,999	12	142,946,197	14.1	$11,912,183	1.40	x	5.195%	118.2	71.9%	60.6%
15,000,000 - 19,999,999	6	103,609,150	10.2	$17,268,192	1.47	x	5.049%	106.6	73.2%	62.8%
20,000,000 - 29,999,999	4	100,979,651	9.9	$25,244,913	1.51	x	5.032%	118.9	63.8%	55.4%
30,000,000 - 49,999,999	4	140,000,000	13.8	$35,000,000	1.62	x	4.931%	118.4	64.6%	56.5%
50,000,000 - 69,999,999	1	69,500,000	6.8	$69,500,000	2.11	x	4.330%	57.0	75.8%	73.6%
70,000,000 - 89,999,999	1	85,000,000	8.4	$85,000,000	1.34	x	4.910%	118.0	67.5%	59.6%
90,000,000 - 101,195,816	1	101,195,816	10.0	$101,195,816	1.55	x	4.990%	118.0	71.3%	56.8%
Total/Avg./Wtd.Avg.	78	$1,016,313,708	100.0%	$13,029,663	1.55	x	5.020%	110.7	68.0%	58.4%

	Min	$1,893,240
	Max	$101,195,816
	Average	$13,029,663

Distribution of Underwritten Debt Service Coverage Ratios

Range of Underwritten Debt Service Coverage Ratios (x)	Number of Mortgage Loans	Cut-off Date Balance		% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
1.20 - 1.29	8	$89,684,302		8.8%	$11,210,538	1.25	x	5.261%	118.1	71.3%	59.9%
1.30 - 1.39	23	289,521,747		28.5	$12,587,902	1.34	x	5.109%	116.5	67.5%	57.7%
1.40 - 1.49	14	139,218,178		13.7	$9,944,156	1.44	x	5.086%	114.6	72.0%	61.0%
1.50 - 1.59	13	268,785,295		26.4	$20,675,792	1.55	x	5.030%	112.6	69.5%	57.7%
1.60 - 1.69	4	27,257,964		2.7	$6,814,491	1.64	x	5.081%	98.6	64.4%	54.9%
1.70 - 1.79	2	23,292,727		2.3	$11,646,363	1.74	x	4.946%	118.2	71.5%	62.4%
1.80 - 1.89	5	31,197,594		3.1	$6,239,519	1.84	x	4.853%	105.9	53.7%	44.0%
1.90 - 2.33	9	147,355,901		14.5	$16,372,878	2.11	x	4.650%	89.5	63.6%	60.9%
Total/Avg./Wtd.Avg.	78	$1,016,313,708		100.0%	$13,029,663	1.55	x	5.020%	110.7	68.0%	58.4%

	Min	1.20	x
	Max	2.33	x
	Average	1.55	x

Distribution of Mortgage Interest Rates

Range of Mortgage Interest Rates (%)	Number of Mortgage Loans	Cut-off Date Balance		% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
4.158 - 4.490	3	$95,557,564		9.4%	$31,852,521	1.97	x	4.291%	57.5	74.6%	71.1%
4.500 - 4.749	3	37,276,449		3.7	$12,425,483	1.98	x	4.674%	91.3	62.1%	59.8%
4.750 - 4.999	20	445,079,357		43.8	$22,253,968	1.53	x	4.930%	116.9	66.5%	56.6%
5.000 - 5.249	22	204,856,200		20.2	$9,311,645	1.43	x	5.134%	116.8	68.4%	57.4%
5.250 - 5.499	22	158,039,826		15.6	$7,183,628	1.42	x	5.367%	118.5	67.9%	56.6%
5.500 - 5.749	7	72,336,437		7.1	$10,333,777	1.43	x	5.590%	117.6	70.8%	59.0%
5.750 - 5.770	1	3,167,874		0.3	$3,167,874	1.50	x	5.770%	118.0	67.1%	56.6%
Total/Avg./Wtd.Avg.	78	$1,016,313,708		100.0%	$13,029,663	1.55	x	5.020%	110.7	68.0%	58.4%

	Min	4.158%
	Max	5.770%
	Average	5.020%

Distribution of Cut-off Date Loan-to-Value Ratios(1)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
31.6 - 44.9	2	$17,205,008	1.7%	$8,602,504	1.91	x	5.044%	117.4	36.5%	28.8%
45.0 - 49.9	2	34,992,696	3.4	$17,496,348	2.02	x	4.879%	118.1	49.2%	47.9%
50.0 - 54.9	4	39,834,504	3.9	$9,958,626	1.46	x	5.093%	117.8	53.9%	43.9%
55.0 - 59.9	8	84,211,812	8.3	$10,526,476	1.76	x	4.908%	113.2	57.5%	52.0%
60.0 - 64.9	9	52,460,786	5.2	$5,828,976	1.49	x	5.155%	105.7	62.2%	52.6%
65.0 - 69.9	18	214,039,622	21.1	$11,891,090	1.42	x	5.085%	113.1	68.1%	58.5%
70.0 - 74.9	32	493,794,279	48.6	$15,431,071	1.46	x	5.096%	115.8	72.7%	60.7%
75.0 - 75.8	3	79,775,000	7.8	$26,591,667	2.01	x	4.418%	64.9	75.7%	72.6%
Total/Avg./Wtd.Avg.	78	$1,016,313,708	100.0%	$13,029,663	1.55	x	5.020%	110.7	68.0%	58.4%

(1) Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to the Newcastle Senior Housing Portfolio mortgage loan, the Cut-off Date LTV Ratio was calculated based on the aggregate “leased fee” value for the related mortgaged properties. See “Newcastle Senior Housing Portfolio” in Annex B to the Free Writing Prospectus. With respect to the Independence Green Apartments mortgage loan, the Cut-off Date LTV Ratio was calculated based on the cut-off date principal balance of the mortgage loan net of the related capital improvement reserve of $4,000,000.

	Min	31.6%
	Max	75.8%
	Average	68.0%

Distribution of Maturity Date Loan-to-Value Ratios(1)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
23.5 - 39.9	3	$19,792,584	1.9%	$6,597,528	1.87	x	5.097%	117.5	38.4%	29.3%
40.0 - 44.9	3	13,312,263	1.3	$4,437,421	1.96	x	5.017%	117.8	51.2%	42.2%
45.0 - 49.9	10	102,495,237	10.1	$10,249,524	1.63	x	5.040%	113.2	55.3%	47.6%
50.0 - 54.9	7	65,536,317	6.4	$9,362,331	1.49	x	5.097%	119.3	61.0%	51.9%
55.0 - 59.9	27	436,547,966	43.0	$16,168,443	1.50	x	5.072%	116.5	69.0%	58.2%
60.0 - 64.9	23	256,861,977	25.3	$11,167,912	1.40	x	5.164%	116.3	73.2%	62.3%
65.0 - 69.9	4	52,267,364	5.1	$13,066,841	1.59	x	4.619%	85.5	73.3%	65.8%
70.0 - 73.6	1	69,500,000	6.8	$69,500,000	2.11	x	4.330%	57.0	75.8%	73.6%
Total/Avg./Wtd.Avg.	78	$1,016,313,708	100.0%	$13,029,663	1.55	x	5.020%	110.7	68.0%	58.4%

(1) Unless otherwise indicated, the Maturity Date LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to 14 mortgage loans, representing approximately 23.9% of the initial pool balance, the respective Maturity Date LTV Ratios were each calculated using the related aggregate “as stabilized” appraised value. With respect to the Newcastle Senior Housing Portfolio mortgage loan, the Maturity Date LTV Ratio was calculated based on the aggregate “leased fee” value for the related mortgaged properties.

	Min	23.5%
	Max	73.6%
	Average	58.4%

Distribution of Original Terms to Maturity

Original Term to Maturity (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
60	7	$126,748,458	12.5%	$18,106,923	1.86	x	4.416%	57.7	72.0%	68.0%
120	71	889,565,249	87.5	$12,529,088	1.50	x	5.105%	118.2	67.4%	57.1%
Total/Avg./Wtd.Avg.	78	$1,016,313,708	100.0%	$13,029,663	1.55	x	5.020%	110.7	68.0%	58.4%

	Min	60 months
	Max	120 months
	Average	113 months

Distribution of Remaining Terms to Maturity

Range of Remaining Term to Maturity (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
57 - 60	7	$126,748,458	12.5%	$18,106,923	1.86	x	4.416%	57.7	72.0%	68.0%
116 - 120	71	889,565,249	87.5	$12,529,088	1.50	x	5.105%	118.2	67.4%	57.1%
Total/Avg./Wtd.Avg.	78	$1,016,313,708	100.0%	$13,029,663	1.55	x	5.020%	110.7	68.0%	58.4%

	Min	57 months
	Max	120 months
	Average	111 months

Distribution of Original Amortization Terms

Original Amortization Terms (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Interest Only	4	$124,400,000	12.2%	$31,100,000	2.13	x	4.537%	84.2	65.5%	64.3%
240 - 300	6	28,579,269	2.8	$4,763,212	1.64	x	5.369%	118.9	64.9%	48.3%
301 - 360	68	863,334,438	84.9	$12,696,095	1.46	x	5.078%	114.2	68.5%	57.9%
Total/Avg./Wtd.Avg.	78	$1,016,313,708	100.0%	$13,029,663	1.55	x	5.020%	110.7	68.0%	58.4%

	Min	240 months
	Max	360 months
	Average	358 months

Distribution of Remaining Amortization Terms

Range of Remaining Amortization Terms (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Interest Only	4	$124,400,000	12.2%	$31,100,000	2.13	x	4.537%	84.2	65.5%	64.3%
238 - 300	6	28,579,269	2.8	$4,763,212	1.64	x	5.369%	118.9	64.9%	48.3%
301 - 360	68	863,334,438	84.9	$12,696,095	1.46	x	5.078%	114.2	68.5%	57.9%
Total/Avg./Wtd.Avg.	78	$1,016,313,708	100.0%	$13,029,663	1.55	x	5.020%	110.7	68.0%	58.4%

	Min	238 months
	Max	360 months
	Average	357 months

Mortgage Loans with Original Partial Interest Only Period

Range of Original Partial Interest Only Period (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
11 - 12	7	$56,090,000	5.5%	$8,012,857	1.47	x	5.177%	108.5	67.9%	58.7%
13 - 24	6	$96,730,000	9.5%	$16,121,667	1.39	x	5.028%	118.7	72.5%	62.4%
25 - 36	7	$177,610,000	17.5%	$25,372,857	1.42	x	4.938%	118.3	67.2%	59.0%
37 - 48	1	$6,750,000	0.7%	$6,750,000	1.50	x	5.170%	119.0	58.7%	53.2%
49 - 60	3	$55,700,000	5.5%	$18,566,667	1.53	x	5.005%	117.3	71.6%	60.1%

Distribution of Prepayment Provisions

Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Defeasance	69	$749,523,698	73.7%	$10,862,662	1.57	x	5.039%	108.7	68.3%	59.0%
Yield Maintenance	9	266,790,009	26.3	$29,643,334	1.48	x	4.966%	116.3	67.2%	56.8%
Total/Avg./Wtd.Avg.	78	$1,016,313,708	100.0%	$13,029,663	1.55	x	5.020%	110.7	68.0%	58.4%

Distribution of Debt Yields on Underwritten Net Operating Income

Range of Debt Yields on Underwritten Net Operating Income (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
8.1 - 8.9	7	$74,475,876	7.3%	$10,639,411	1.26x	5.165%	118.3	71.1%	60.2%
9.0 - 9.9	24	393,130,259	38.7	$16,380,427	1.49x	4.902%	101.7	69.6%	61.2%
10.0 - 10.9	22	367,896,559	36.2	$16,722,571	1.54x	5.088%	118.2	68.4%	57.4%
11.0 - 11.9	11	91,639,500	9.0	$8,330,864	1.80x	4.985%	105.4	64.3%	57.9%
12.0 - 12.9	4	38,520,643	3.8	$9,630,161	1.64x	5.214%	117.9	71.5%	60.1%
13.0 - 13.9	3	17,760,900	1.7	$5,920,300	1.89x	5.249%	117.7	55.0%	45.7%
14.0 - 16.3	7	32,889,971	3.2	$4,698,567	1.91x	5.076%	117.9	50.2%	38.5%
Total/Avg./Wtd.Avg.	78	$1,016,313,708	100.0%	$13,029,663	1.55x	5.020%	110.7	68.0%	58.4%

	Min	8.1%
	Max	16.3%
	Average	10.3%
Distribution of Debt Yields on Underwritten Net Cash Flow

Range of Debt Yields on Underwritten Net Cash Flow (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
8.0 - 8.9	21	$331,633,868	32.6%	$15,792,089	1.33x	5.035%	113.1	68.5%	58.7%
9.0 - 9.9	28	341,152,502	33.6	$12,184,018	1.62x	4.948%	104.4	69.0%	61.1%
10.0 - 10.9	13	231,857,176	22.8	$17,835,167	1.56x	5.115%	114.2	70.4%	58.0%
11.0 - 11.9	7	69,326,537	6.8	$9,903,791	1.98x	4.791%	113.2	58.5%	53.1%
12.0 - 12.9	2	12,173,174	1.2	$6,086,587	1.69x	5.495%	118.6	67.2%	52.6%
13.0 - 13.9	6	24,581,450	2.4	$4,096,908	1.96x	5.226%	117.8	51.4%	40.8%
14.0 - 14.1	1	5,589,000	0.5	$5,589,000	1.93x	5.410%	120.0	69.0%	52.4%
Total/Avg./Wtd.Avg.	78	$1,016,313,708	100.0%	$13,029,663	1.55x	5.020%	110.7	68.0%	58.4%

	Min	8.0%
	Max	14.1%
	Average	9.6%

Distribution of Lockbox Types

Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Hard	24	$505,564,228	49.7%
Springing	41	389,280,712	38.3
Soft Springing	5	58,542,706	5.8
Soft	6	51,810,861	5.1
None	2	11,115,200	1.1
Total/Avg./Wtd.Avg.	78	$1,016,313,708	100.0%

Distribution of Escrows

Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Replacement Reserves(1)	70	$948,674,062	93.3%
Real Estate Tax	71	$855,533,902	84.2%
Insurance	65	$757,408,868	74.5%
TI/LC(2)	36	$509,539,313	79.8%

(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of total retail, mixed use and office properties only.

Distribution of Property Types
Property Type / Detail	Number of Mortgaged Properties	Cut-off Date Balance(1)	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity (Mos)(2)	Weighted Average Cut-off Date LTV(2)	Weighted Average Maturity Date LTV(2)
Retail	41	$271,941,551	26.8%	$6,632,721	1.59x	5.024%	110.9	66.3%	57.7%
Anchored	17	130,147,199	12.8	$7,655,718	1.50x	5.092%	112.0	70.9%	61.0%
Unanchored	9	66,656,068	6.6	$7,406,230	1.75x	5.063%	118.3	58.1%	52.3%
Shadow Anchored	11	53,875,840	5.3	$4,897,804	1.52x	4.728%	96.4	69.4%	61.0%
Single Tenant Retail	4	21,262,444	2.1	$5,315,611	1.79x	5.235%	118.2	55.7%	46.5%
Multifamily	23	$211,980,438	20.9%	$9,216,541	1.43x	5.167%	116.1	70.2%	59.0%
Garden	21	180,280,979	17.7	$8,584,809	1.46x	5.138%	115.6	69.9%	58.9%
Student Housing	2	31,699,459	3.1	$15,849,729	1.25x	5.333%	118.8	71.9%	59.8%
Office	10	$184,177,432	18.1%	$18,417,743	1.76x	4.776%	95.3	68.3%	62.0%
CBD	4	144,017,361	14.2	$36,004,340	1.85x	4.635%	89.0	68.2%	63.4%
General Suburban	6	40,160,071	4.0	$6,693,345	1.44x	5.281%	117.9	68.9%	56.6%
Mixed Use	8	$180,375,951	17.7%	$22,546,994	1.39x	4.980%	115.4	65.8%	57.1%
Office/Retail	6	161,913,686	15.9	$26,985,614	1.37x	4.978%	115.2	68.2%	59.4%
Office/Flex	1	9,962,265	1.0	$9,962,265	1.84x	4.770%	117.0	31.6%	23.5%
Multifamily/Retail	1	8,500,000	0.8	$8,500,000	1.20x	5.270%	118.0	60.7%	54.0%
Senior Housing	26	$101,195,816	10.0%	$3,892,147	1.55x	4.990%	118.0	71.3%	56.8%
Independent Living	26	101,195,816	10.0	$3,892,147	1.55x	4.990%	118.0	71.3%	56.8%
Manufactured Housing	8	$29,547,668	2.9%	$3,693,458	1.52x	5.566%	118.6	69.5%	55.9%
Self Storage	9	$20,815,988	2.0%	$2,312,888	1.49x	5.063%	93.1	66.1%	55.2%
Hospitality	2	$14,409,388	1.4%	$7,204,694	1.73x	5.416%	118.2	69.3%	55.3%
Limited Service	1	8,820,388	0.9	$8,820,388	1.61x	5.420%	117.0	69.5%	57.2%
Full Service	1	5,589,000	0.5	$5,589,000	1.93x	5.410%	120.0	69.0%	52.4%
Land	1	$1,869,476	0.2%	$1,869,476	1.54x	4.880%	120.0	58.4%	50.6%
Total/Avg./Wtd.Avg.	128	$1,016,313,708	100.0%	$7,939,951	1.55x	5.020%	110.7	68.0%	58.4%
(1) Calculated based on the mortgaged property’s allocated loan amount for the mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

Geographic Distribution

Property Location	Number of Mortgaged Properties	Cut-off Date Balance(1)	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)		Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity (Mos)(2)	Weighted Average Cut-off Date LTV(2)	Weighted Average Maturity Date LTV(2)
Texas	21	$134,896,971	13.3%	$6,423,665	1.39	x	5.329%	118.0	70.7%	58.8%
Arizona	9	131,901,860	13.0	$14,655,762	1.38	x	4.832%	109.1	68.9%	60.4%
New York	5	112,289,651	11.0	$22,457,930	1.55	x	5.076%	118.2	60.9%	53.7%
California	10	90,561,626	8.9	$9,056,163	1.70	x	5.041%	118.3	60.3%	51.7%
Pennsylvania	4	88,808,263	8.7	$22,202,066	1.96	x	4.473%	70.4	75.0%	70.6%
Michigan	5	64,947,177	6.4	$12,989,435	1.57	x	5.163%	117.3	72.4%	59.8%
Georgia	5	64,301,562	6.3	$12,860,312	1.45	x	5.139%	118.6	71.6%	60.8%
Florida	12	55,970,223	5.5	$4,664,185	1.56	x	4.861%	103.5	63.1%	55.3%
Illinois	5	45,957,836	4.5	$9,191,567	1.38	x	5.011%	119.0	70.2%	59.8%
Indiana	5	22,194,847	2.2	$4,438,969	1.57	x	5.084%	117.8	70.7%	60.3%
Oregon	6	19,170,554	1.9	$3,195,092	1.51	x	5.088%	118.0	68.3%	54.8%
South Carolina	7	19,169,970	1.9	$2,738,567	1.59	x	5.164%	118.0	68.0%	58.2%
Alabama	5	17,110,151	1.7	$3,422,030	1.48	x	5.381%	118.2	72.1%	58.7%
North Carolina	4	16,341,536	1.6	$4,085,384	1.45	x	5.073%	118.1	72.0%	59.3%
Virginia	3	15,074,387	1.5	$5,024,796	1.63	x	5.122%	97.0	57.2%	48.3%
Colorado	3	13,501,849	1.3	$4,500,616	1.96	x	5.149%	118.5	64.6%	54.4%
Nevada	3	13,255,463	1.3	$4,418,488	1.50	x	4.730%	79.0	68.2%	59.7%
Kentucky	1	11,972,934	1.2	$11,972,934	1.40	x	5.164%	118.0	74.4%	62.7%
Connecticut	2	11,293,196	1.1	$5,646,598	1.55	x	4.990%	118.0	71.3%	56.8%
Mississippi	1	10,484,780	1.0	$10,484,780	1.50	x	5.182%	119.0	74.4%	61.6%
Utah	1	10,400,000	1.0	$10,400,000	1.43	x	4.910%	117.0	69.3%	58.4%
Washington	1	8,627,633	0.8	$8,627,633	1.33	x	4.900%	59.0	56.9%	49.7%
Maryland	2	7,050,833	0.7	$3,525,417	1.93	x	5.268%	119.0	53.2%	42.3%
Missouri	1	5,786,267	0.6	$5,786,267	1.55	x	4.990%	118.0	71.3%	56.8%
Iowa	2	5,467,024	0.5	$2,733,512	1.55	x	4.990%	118.0	71.3%	56.8%
Louisiana	1	5,436,811	0.5	$5,436,811	1.81	x	5.310%	118.0	71.5%	59.5%
Delaware	1	4,892,727	0.5	$4,892,727	1.75	x	4.970%	119.0	60.0%	49.4%
Wisconsin	1	3,781,026	0.4	$3,781,026	1.55	x	4.990%	118.0	71.3%	56.8%
Kansas	1	3,232,328	0.3	$3,232,328	1.55	x	4.990%	118.0	71.3%	56.8%
Tennessee	1	2,434,222	0.2	$2,434,222	1.55	x	4.990%	118.0	71.3%	56.8%
Total/Avg./Wtd.Avg.	128	$1,016,313,708	100.0%	$7,939,951	1.55	x	5.020%	110.7	68.0%	58.4%
(1) Calculated based on the mortgaged property’s allocated loan amount for the mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

(THIS PAGE INTENTIONALLY LEFT BLANK)

Citigroup Commercial Mortgage Trust 2014-GC19
Commercial Mortgage Pass-Through Certificates, Series 2014-GC19	April 2014

DATES				ADMINISTRATOR
Payment Date:	Apr 11, 2014	First Payment Date:	Apr 11, 2014
Prior Payment:		Closing Date:		Name:	Nick Xeros
Next Payment:	May 12, 2014	Rated Final Distribution Date:		Title:	Account Administrator
Record Date:	Mar 31, 2014
Determination Date:	Apr 07, 2014			Address:	190 South LaSalle St. 7th Fl.
Chicago, IL 60603

Payment Detail			Page 1	Phone:	312-332-7464
Factor Detail			Page 3	Email:	nicholas.xeros@usbank.com
Principal Detail			Page 4	Website:	www.usbank.com/abs
Interest Detail			Page 5
Reconciliation of Funds			Page 6	PARTIES TO THE TRANSACTION
Additional Reconciliation Detail			Page 7
Historical Loan Modification Report			Page 8	Mortgage Loan Seller:	CGMRC
REO Additional Detail			Page 9	Mortgage Loan Seller:	GSMC
Bond/Collateral Realized Loss Reconciliation			Page 10	Mortgage Loan Seller:	MC-Five Mile
Historical Delinquency & Liquidation Summary			Page 11	Mortgage Loan Seller:	Rialto
REO Status Report			Page 12	Mortgage Loan Seller:	Bancorp
Historical Liquidation Loss Loan Detail			Page 13	Mortgage Loan Seller:	Cantor
Interest Adjustment Reconciliation			Page 14	Mortgage Loan Seller:	RAIT
Appraisal Reduction Report			Page 15	Depositor:	Citigroup Commercial Mortgage Securities Inc.
Loan Level Detail			Page 16	Trustee:	U.S. Bank National Association
Material Breaches and Document Defects			Page 17	Certificate Administrator:	U.S. Bank National Association
Mortgage Loan Characteristics			Page 18	Custodian:	U.S. Bank National Association
Additional Loan Detail			Page 19	Master Servicer:	Wells Fargo Bank, National Association
				Special Servicer:	Midland Loan Services,
a Division of PNC Bank, National Association
				Operating Advisor:	Situs Holdings, LLC

This report contains, or is based on, information furnished to U.S. Bank Global Corporate Trust Services (“U.S. Bank”) by one or more third parties (e.g. Servicers, Master Servicer, etc.), and U.S. Bank has not independently verified information received from any such third party.

Citigroup Commercial Mortgage Trust 2014-GC19
Commercial Mortgage Pass-Through Certificates, Series 2014-GC19	April 2014

PAYMENT DETAIL

	Effective	Initial	Beginning	Principal	Interest	Total		Ending	Exchangeable
	Pass-Through	Class Certificate	Class Certificate	Distribution	Distribution	Distribution	Realized	Class Certificate	Percent
Class	Rate	Balance	Balance	Amount	Amount	Amount	Loss	Balance	Outstanding
A-1
A-2
A-3
A-4
A-AB
X-A
X-B
X-C
X-D
A-S
B
C
D
E
F
G
R
PEZ

Totals:

Citigroup Commercial Mortgage Trust 2014-GC19
Commercial Mortgage Pass-Through Certificates, Series 2014-GC19	April 2014

Payment Detail (Exchange Certificates)
	Effective	Initial	Beginning	Principal	Interest	Total		Ending	Exchanged
	Pass-Through	Class Certificate	Class Certificate	Distribution	Distribution	Distribution	Realized	Class Certificate	Percent
Class	Rate	Balance	Balance	Amount	Amount	Amount	Loss	Balance	Outstanding
A-S
B
C
PEZ

Totals:

Citigroup Commercial Mortgage Trust 2014-GC19
Commercial Mortgage Pass-Through Certificates, Series 2014-GC19	April 2014

FACTOR DETAIL

		Beginning	Principal	Interest	Total		Ending
		Class Certificate	Distribution	Distribution	Distribution	Realized	Class Certificate
Class	Cusip	Balance	Amount	Amount	Amount	Loss	Balance
A-1 A-2 A-3 A-4 A-AB X-A X-B X-C X-D A-S B C D E F G R PEZ

Citigroup Commercial Mortgage Trust 2014-GC19
Commercial Mortgage Pass-Through Certificates, Series 2014-GC19	April 2014

PRINCIPAL DETAIL
					Operating		Cumulative
	Beginning	Scheduled	Unscheduled	Realized	Advisor	Ending	Realized
Class	Balance	Principal	Principal	Loss	Expenses	Balance	Loss
A-1 A-2 A-3 A-4 A-AB A-S B C D E F G PEZ
Totals:

Citigroup Commercial Mortgage Trust 2014-GC19
Commercial Mortgage Pass-Through Certificates, Series 2014-GC19	April 2014

INTEREST DETAIL
	Accrued	Net Prepay		Current		Yield	Total Interest	Cumulative
	Certificate	Interest	Interest	Interest	Excess	Maintenance	Distribution	Unpaid Interest
Class	Interest	Shortfall	Adjustment	Shortfalls	Interest	Charges	Amount	Shortfall
A-1 A-2 A-3 A-4 A-AB X-A X-B X-C X-D A-S B C D E F G R PEZ
Totals:

Citigroup Commercial Mortgage Trust 2014-GC19
Commercial Mortgage Pass-Through Certificates, Series 2014-GC19	April 2014

RECONCILIATION OF FUNDS

Funds Collection	Funds Distribution
Interest	Fees
Scheduled Interest	Master Servicing Fee
Interest Adjustments	Certificate Administrator Fee
Deferred Interest	Trustee Fee
Net Prepayment Shortfall	CREFC Intellectual Property Royalty Fee
Net Prepayment Interest Excess	Operating Advisor Fee
Interest Reserve (Deposit)/Withdrawal	Special Servicing Fee
Interest Collections	Workout Fee
Liquidation Fee
Special Serv Fee plus Adj.
Miscellaneous Fee
Principal	Fee Distributions
Scheduled Principal
Unscheduled Principal
Principal Adjustments	Additional Trust Fund Expenses
Principal Collections	Reimbursed for Interest on Advances
Net ASER Amount
Non-Recoverable Advances
Other Expenses or Shortfalls
Other	Additional Trust Fund Expenses
Yield Maintenance
Prepayment Premium	Payments to Certificateholders
Other Collections	Interest Distribution
Principal Distribution
Yield Maintenance
Prepayment Premium
Payments to Certificateholders

Total Collections	Total Distribution

Citigroup Commercial Mortgage Trust 2014-GC19
Commercial Mortgage Pass-Through Certificates, Series 2014-GC19	April 2014

ADDITIONAL RECONCILIATION DETAIL

Stated Principal Balance		Advances:

Total
Beginning	Ending
P & I Advances

Miscellaneous Advances

Ending Pool Factor		Disclosable Special Servicer Fees
Commission
Ending Loan Count		Brokerage Fee
Rebate
Shared Fee
Weighted Average Remaining Term to Maturity		Other

Weighted Average Mortgage Rate		Excess Liquidation Proceeds Reserve Account

		Beg Balance	(Withdraw)/Dep	End Balance
Controlling Class:
Specially Serviced Loans that are not Delinquent

Controlling Class Representative:			Count	Balance

Aggregate Amount of CCRE Strip for the Distribution Date

Citigroup Commercial Mortgage Trust 2014-GC19
Commercial Mortgage Pass-Through Certificates, Series 2014-GC19	April 2014

HISTORICAL LOAN MODIFICATION REPORT

	Ending	Ending
	Principal	Unpaid
Loan ID	Balance	Balance	Comments

Totals:
* Pending information provided by Servicer

Citigroup Commercial Mortgage Trust 2014-GC19
Commercial Mortgage Pass-Through Certificates, Series 2014-GC19	April 2014

REO ADDITIONAL DETAIL

REO Property with Final Recovery Determination
Loan ID	Liq Proceeds and Other Amounts Rec’d	Liq Proceeds and Other Amt Alloc to Certs	Loss on Mortgage Loans

Totals:

Citigroup Commercial Mortgage Trust 2014-GC19
Commercial Mortgage Pass-Through Certificates, Series 2014-GC19	April 2014

BOND/COLLATERAL REALIZED LOSS RECONCILIATION

Loan ID	Period	Beginning Bal of Loan at Liquidation	Aggregate Realized Loss on Loans	Prior Real’d Loss Appl’d to Cert	Amt Covered by OC/other Credit Support	Int (Shortage)/ Excess Appl’d to Real’d Loss	Mod Adj/ Appraisal Reduction Adj	Addt’l (Recov) Exp Appl’d to Real’d Loss	Real’d Loss Appl’d to Cert to Date	Recov of Real’d Loss Paid as Cash	(Recov)/Real’d Loss Appl’d to to Cert Int

Totals:

Citigroup Commercial Mortgage Trust 2014-GC19
Commercial Mortgage Pass-Through Certificates, Series 2014-GC19	April 2014

HISTORICAL DELINQUENCY & LIQUIDATION SUMMARY

	30 Days Delinq		60 Days Delinq		90+ Days Delinq		Bankruptcy		Foreclosure		REO		Prepayments
Month	Count	Balance	Count	Balance	Count	Balance	Count	Balance	Count	Balance	Count	Balance	Count	Balance

Citigroup Commercial Mortgage Trust 2014-GC19
Commercial Mortgage Pass-Through Certificates, Series 2014-GC19	April 2014

REO STATUS REPORT

Loan ID	State	City	Book Value	Ending Sched Loan Amount	REO Date	Total Exposure	Appraisal Value	Appraisal Date	Date Asset Exp to be Resolved or Foreclosed	REO Revenue and Other amounts	Type*

Totals:

Citigroup Commercial Mortgage Trust 2014-GC19
Commercial Mortgage Pass-Through Certificates, Series 2014-GC19	April 2014

HISTORICAL LIQUIDATION LOSS LOAN DETAIL

Loan ID	Liquidation Month	Liquidation/ Prepayment Code*	Current Beginning Scheduled Balance	Most Recent Value**	Net Proceeds Received on Liquidation	Liquidation Expense	Net Proceeds Available for Distribution	Realized Loss to Trust

Totals:

Citigroup Commercial Mortgage Trust 2014-GC19
Commercial Mortgage Pass-Through Certificates, Series 2014-GC19	April 2014

INTEREST ADJUSTMENT RECONCILIATION

Loan ID	Curr Ending Scheduled Balance	Spec Serv Fee Amt plus Adj	Liquidation Fee Amount	Workout Fee Amount	Most Recent Net ASER Amount	Prepayment Int (Excess)/ Shortfall	Non-Recov (Scheduled Interest)	Reimbursed Interest on Advances	Mod Int Rate (Reduction)/ Excess	Reimbursement of Advances to Servicer		Other Shortfalls/ (Refunds)
										Curr Month	Outstanding

Totals:

Citigroup Commercial Mortgage Trust 2014-GC19
Commercial Mortgage Pass-Through Certificates, Series 2014-GC19	April 2014

APPRAISAL REDUCTION REPORT

Loan ID	Property Name	Paid-Through Date	ARA (Appraisal Reduction Amt)	ARA Date	Most Recent Value	Most Recent Valuation Date	Most Recent Net ASER Amount	Cumulative ASER Amount

Totals:

Citigroup Commercial Mortgage Trust 2014-GC19
Commercial Mortgage Pass-Through Certificates, Series 2014-GC19	April 2014

LOAN LEVEL DETAIL

						End									Yield
	Property	Transfer		Maturity	Neg Am	Schedule	Note	Sched	Prepay	Prepay	Paid Thru	Prepay	Loan	Interest	Maint	PFY	Operating
Loan ID	Type	Date	State	Date	(Y/N)	Balance	Rate	P&I	Adj	Date	Date	Premium	Status**	Payment	Charges	DSCR	Stmnt

Totals:

Citigroup Commercial Mortgage Trust 2014-GC19
Commercial Mortgage Pass-Through Certificates, Series 2014-GC19	April 2014

MATERIAL BREACHES AND DOCUMENT DEFECTS

	Ending Principal	Material	Date
Loan ID	Balance	Breach Date	Received Notice	Description

Citigroup Commercial Mortgage Trust 2014-GC19
Commercial Mortgage Pass-Through Certificates, Series 2014-GC19	April 2014

MORTGAGE LOAN CHARACTERISTICS

Citigroup Commercial Mortgage Trust 2014-GC19
Commercial Mortgage Pass-Through Certificates, Series 2014-GC19	April 2014

ADDITIONAL LOAN DETAIL

Rule 15Ga-1
				Most Recent	Repurchase/Replacement
Loan ID	Asset name	Asset Originator	Ending Balance	Appraisal	Status

Form ABS-15G-Reference

Mortgage Loan Seller		ABS-15G Reference	SEC Central Index Key(if applicable)
CGMRC
GSMC
MC-Five Mile
Rialto
Bancorp
Cantor
RAIT

ANNEX E-1

SPONSOR REPRESENTATIONS AND WARRANTIES

Each Sponsor will make, as of the Cut-off Date or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth below.  The exceptions to the representations and warranties set forth below are identified on Annex E-2 to this prospectus supplement.  Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this prospectus supplement or, if not defined in this prospectus supplement, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Sponsor, on the one hand, and the Issuing Entity, on the other.  We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)
Whole Loan; Ownership of Mortgage Loans.  Except with respect to a Mortgage Loan that is part of a Loan Combination, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan.  Each Mortgage Loan that is part of a Loan Combination is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note.  At the time of the sale, transfer and assignment to Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Sponsor), participation or pledge, and the Sponsor had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement, the GSMS 2014-GC18 Pooling and Servicing Agreement and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.  Sponsor has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

(2)
Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Sponsor in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)	Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged

E-1-1

Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)
Mortgage Status; Waivers and Modifications.  Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)
Lien; Valid Assignment.  Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Issuing Entity constitutes a legal, valid and binding assignment to the Issuing Entity.  Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor.  Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the loan schedule to the applicable Mortgage Loan Purchase Agreement, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Annex E-2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Sponsor’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Sponsor’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below).  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

(6)
Permitted Liens; Title Insurance.  Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group; and (g) if the related Mortgage Loan is part of a Loan Combination, the rights of the holders of the related Companion Loan pursuant to the related Co-Lender Agreement; provided that none of items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”).  Except as contemplated by clause (f) of the preceding sentence, none of the Permitted

E-1-2

Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage.  Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Sponsor thereunder and no claims have been paid thereunder. Neither the Sponsor, nor to the Sponsor’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)
Junior Liens.  It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmens liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing).  Except as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement, the Sponsor has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)
Assignment of Leases and Rents.  There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications.  The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)
UCC Filings.  If the related Mortgaged Property is operated as a hospitality property, the Sponsor has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be.  Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above.  No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)
Condition of Property.  Sponsor or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than thirteen months prior to the Cut-off Date.  To the Sponsor’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)
Taxes and Assessments.  All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the

E-1-3

Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon.  For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)
Condemnation.  As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Sponsor’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)
Actions Concerning Mortgage Loan.  As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)
Escrow Deposits.  All escrow deposits and payments required to be escrowed with Mortgagee pursuant to each Mortgage Loan are in the possession, or under the control, of the Sponsor or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with Mortgagee under the related Loan Documents are being conveyed by the Sponsor to Depositor or its servicer.

(15)
No Holdbacks.  The principal amount of the Mortgage Loan stated on the loan schedule to the applicable Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Sponsor to merit such holdback).

(16)
Insurance.  Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.

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If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the SEL.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or related Loan Combination), the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee.  Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s reasonable cost and expense and to charge such Mortgagor for related premiums.  All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Sponsor.

(17)
Access; Utilities; Separate Tax Lots.  Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)
No Encroachments.  To Sponsor’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that

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do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

(19)
No Contingent Interest or Equity Participation.  No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by Sponsor (except that any ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to its related Anticipated Repayment Date).

(20)
REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either:  (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Loan Combination) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Loan Combination) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Loan Combination) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).  If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).  All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)
Compliance with Usury Laws.  The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)
Authorized to do Business.  To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)
Trustee under Deed of Trust.  With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Sponsor’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)
Local Law Compliance.  To the Sponsor’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the

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investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan (or related Loan Combination, as applicable) or as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property.  The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)
Licenses and Permits.  Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Sponsor’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Sponsor for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect.  The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)
Recourse Obligations.  The Loan Documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events:  (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Loan Documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan, (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Loan Documents; or (v) commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

(27)
Mortgage Releases.  The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (32) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof.  With respect to any partial release under the preceding clauses (a) or (d), either:  (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x).  For purposes of the preceding clause (x), for all Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after

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the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Loan Combination) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

With respect to any partial release under the preceding clause (e), for all Mortgage Loans originated after December 6, 2010, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Loan Combination).

No Mortgage Loan that is secured by more than one (1) Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC Provisions.

(28)
Financial Reporting and Rent Rolls.  The Mortgage Loan documents for each Mortgage Loan require the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)
Acts of Terrorism Exclusion.  With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Sponsor’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount.  The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

(30)
Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of

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equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth on Annex E-2, or (vii) as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances.  The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)
Single-Purpose Entity.  Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding.  Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor.  For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)
Defeasance.  With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date (or, in each case, on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (v) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the

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Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)
Fixed Interest Rates.  Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

(34)
Ground Leases.  For purposes of this Annex E-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Sponsor, its successors and assigns, Sponsor represents and warrants that:

(a)
The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction.  The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage.  No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

(b)
The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

(c)
The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)
The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)
The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so

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assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f)
The Sponsor has not received any written notice of material default under or notice of termination of such Ground Lease.  To the Sponsor’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Sponsor’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)
The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)
The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)
Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)
In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)
Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)
Servicing.  The servicing and collection practices used by the Sponsor with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)
Origination and Underwriting.  The origination practices of the Sponsor (or the related originator if the Sponsor was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan (or the related Loan Combination, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

(37)
No Material Default; Payment Record.  No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date.  To the Sponsor’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the

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related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Sponsor in this Annex E-1 (including, but not limited to, the prior sentence).  No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(38)
Bankruptcy.  As of the date of origination of the related Mortgage Loan and to the Sponsor’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)
Organization of Mortgagor.  With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan (or related Loan Combination, as applicable), the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico.  Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor.

(40)
Environmental Conditions.  A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements were conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true:  (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action.  To Sponsor’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)
Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within six months of the Mortgage Loan origination date, and within 12 months of the Closing Date.  The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Sponsor’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or

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disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.  Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

(42)
Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(43)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool, except as set forth on Annex E-2.

(44)
Advance of Funds by the Sponsor.  After origination, no advance of funds has been made by Sponsor to the related Mortgagor other than in accordance with the Loan Documents, and, to Sponsor’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Loan Documents).  Neither Sponsor nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)
Compliance with Anti-Money Laundering Laws.  Sponsor has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “the Sponsor’s knowledge” or “the Sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

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ANNEX E-2

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

The exceptions to the representations and warranties set forth below are grouped by Sponsor and listed by the number of the related representation and warranty set forth on Annex E-1 to this prospectus supplement and the Mortgage Loan name and number identified on Annex A to this prospectus supplement.  Capitalized terms used but not otherwise defined in this Annex E-2 will have the meanings set forth in this prospectus supplement or, if not defined in this prospectus supplement, in the related Mortgage Loan Purchase Agreement.

Citigroup Global Markets Realty Corp.
Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(16) Insurance	LV III Portfolio (No. 34)
The Loan Documents require at least ten (10) days’ notice to the Mortgagee prior to the termination or cancellation of insurance policies arising from the failure of the related borrower to renew such insurance policies.

(17) Access; Utilities; Separate Tax Lots	CityScape – East Office/Retail (No. 2)
One of the tax parcels that constitutes the Mortgaged Property includes properties that are owned by the City of Phoenix, Arizona in fee and ground leased to, and operated by, affiliates of the related Mortgagor but are not part of the Mortgaged Property.

(24) Local Law Compliance	Goddard Court Apartments & Townhomes (No. 78)
Each of the 98 units at the Mortgaged Property do not have a current certificate of occupancy and compliance required under applicable building codes.  The Mortgage Loan documents require the Mortgagor to obtain all required certificates and an updated zoning report by April 29, 2014 (provided, however, that if lender determines that the Mortgagor is diligently pursuing the delivery to lender of all of the foregoing documentation, such deadline may be extended).

(25) Licenses and Permits	Lake Washington Square (No. 32)
As of the date of origination of the Mortgage Loan, a final certificate of occupancy had not been issued for the space occupied by one (1) tenant occupying approximately 13.6% of the rentable square footage of the Mortgaged Property, which such space is currently undergoing certain renovations.

(25) Licenses and Permits	Goddard Court Apartments & Townhomes (No. 78)
Each of the 98 units at the Mortgaged Property do not have a current certificate of occupancy and compliance required under applicable building codes.  The Mortgage Loan documents require the Mortgagor to obtain all required certificates and an updated zoning report by April 29, 2014 (provided, however, that if lender determines that the Mortgagor is diligently pursuing the delivery to lender of all of the foregoing documentation, such deadline may be extended).

(26) Recourse Obligations	Independence Green Apartments (No. 4)
The Mortgage Loan Documents provide that transfers of the direct or indirect equity interest in Mortgagor made in violation of the Mortgage Loan Documents do not result in full recourse to Mortgagor and the guarantor if such violations are corrected within thirty (30) days of notice from the lender.

(28) Financial Reporting and Rent Rolls	1500 Spring Garden (No. 3)	The Mortgage Loan Documents do not require a statement of members’ capital to be included in the annual financial statements of the two Mortgagors.
(31) Single-Purpose Entity	CityScape – East Office/Retail (No. 2)	The Mortgagor previously held the leasehold interest in certain adjacent parcels of real property which were assigned to affiliates of the related

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Mortgagor prior to the origination of the Mortgage Loan.
(31) Single-Purpose Entity	1500 Spring Garden (No. 3)	The Mortgagor previously owned an unrelated parcel of real property which was sold to a third-party prior to the closing of the Mortgage Loan.
(39) Organization of Mortgagor	Fairway Club Apartments (No. 73) and Goddard Court Apartments & Townhomes (No. 78)	The Mortgagor under each of these Mortgage Loans is affiliated with the other Mortgagors, but the Mortgage Loans are not cross-collateralized or cross-defaulted with each other.

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Goldman Sachs Mortgage Company
Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(13) Actions Concerning Mortgage Loan	Marsh Cove – Somerset (No. 46)
Two of the three related non-recourse carveout guarantors were guarantors of a mortgage loan that defaulted at maturity in January 2012.  The note holder initiated foreclosure proceedings and brought suit against the guarantors, and the borrowing entity (in which the guarantors owned an interest) filed for bankruptcy. The related property was sold in 2013 for $1.3 million more than the outstanding principal balance on the defaulted loan. The suit against the guarantors remains outstanding with the ongoing dispute centered on who is entitled to funds currently being held by the guarantors and generated by the related property

(13) Actions Concerning Mortgage Loan	1700 West Greenleaf (No. 57)
The guarantors are defendants in an action filed by a bankruptcy trustee in connection with the guarantors’ indirect minority ownership interest in a limited liability company.  The bankruptcy trustee alleges that the distribution of a $2.5 million purchase money note and $600,000 cash proceeds to the owners of such limited liability company in connection with a 2008 sale of a portion of that company’s property was a fraudulent transfer and is pursuing the recoupment of the note and the cash proceeds. Settlement conversations have taken place, but no settlement has been reached.

(16) Insurance	Newcastle Senior Housing Portfolio (No. 1)
All policies of insurance may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings, and all insurers must have ratings of not less than “BBB+” by S&P  and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best).

Instead of specifically covering a period of 18 months, business interruption insurance covers up until the date the property is repaired or replaced and operations are resumed (regardless of the length of time).

(16) Insurance	Biltmore Office (No. 5)
All policies of insurance may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best), and all such insurers must have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best).

(16) Insurance	808 Brannan Street (No. 11)
All policies of insurance may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best), and all such insurers must have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best).

(16) Insurance	Phoenix Shadow Anchored Retail Portfolio (No. 12)
All policies of insurance may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best), and all such insurers must have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best).

(16) Insurance	Mid-City Plaza (No. 13)	All policies of insurance may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the

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syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s, if Moody’s rates such insurer and is rating the Certificates, and all such insurers must have ratings of not less than “BBB+”  by S&P and “Baa1” by Moody’s, if Moody’s rates such insurer and is rating the Certificates).

(16) Insurance	Western Crossing (No. 16)
The borrower is permitted to pay the insurance premiums through a premium financing agreement, provided that (i) the borrower provides proof of payment of each installment to the premium financing company as they become due and payable, and (ii) the borrower escrows six months of annual insurance premiums to be paid under the premium finance agreement.

(25) Licenses and Permits	808 Brannan Street (No. 11)
A building permit that relates to certain tenant improvements being constructed by the tenant remains outstanding.  The borrower has escrowed the amount of the remaining tenant improvement allowance under the applicable lease with the lender.  The borrower expects the permit will be issued in May 2014.

(25) Licenses and Permits	1700 West Greenleaf (No. 57)
There is no certificate of occupancy for the improvements at the Mortgaged Property.  However, a certificate of occupancy is not required for buildings existing prior to 1991 unless the use of the building changes, and the building at the Mortgaged Property existed prior to 1991.

(26) Recourse Obligations	Newcastle Senior Housing Portfolio (No. 1)
The loan documents do not provide recourse for misappropriation of security deposits or, alternatively, the failure of any security deposits to be delivered to the lender upon foreclosure or action in lieu of foreclosure.

(26) Recourse Obligations	808 Brannan Street (No. 11)	The loan documents do not provide recourse for misappropriation of rents after the occurrence of an event of default under the Mortgage Loan.
(29) Acts of Terrorism Exclusion	808 Brannan Street (No. 11)
If TRIA or a similar or subsequent statute is not in effect, the borrower will be required to carry terrorism insurance throughout the term of the Mortgage Loan in an amount that is the lesser of (i) the amount of terrorism insurance coverage that can be purchased with an annual insurance premium equal to two (2) times the annual insurance premium for “all risks” insurance coverage on the Mortgaged Property and (ii) the amount of terrorism insurance coverage that would result in sufficient proceeds to repay the principal balance of the Mortgage Loan in full in the event of a casualty to the Mortgaged Property caused by a foreign and domestic acts (as such terms are defined in TRIA or similar or subsequent statute), notwithstanding the extent of the damage to the Mortgaged Property caused by such casualty.

(28) Financial Reporting and Rent Rolls	Newcastle Senior Housing Portfolio (No. 1)
Annual borrower reporting is limited to a combined balance sheet of the borrowers (and no other entities), together with related combined statements of operations for the Mortgaged Properties on a combined basis.

(33) Fixed Interest Rates	Newcastle Senior Housing Portfolio (No. 1)	The Mortgage Loan bears interest at a rate of 4.000% from the origination date through January 5, 2019. From and after January 6, 2019, the interest rate will be 4.990%.

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MC-Five Mile Commercial Mortgage Finance LLC
Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(6) Permitted Liens; Title Insurance	Lakeshore Crossing (No. 38)
One of the tenants at the Mortgaged Property (that previously owned the Mortgaged Property) granted the fuel supplier for the gasoline station located on the Mortgaged Property a right of first refusal with respect to any sale of the Mortgaged Property. The right does not apply to a foreclosure or a deed-in-lieu of foreclosure.

(6) Permitted Liens; Title Insurance	Jones Bridge Square (No. 44)
The Lease to Ingles Markets (“Ingles”) includes a “Right of First Refusal”; pursuant to this provision, before the related borrower can sell the Mortgaged Property, it must give notice to Ingles setting forth the terms of the proposed sale and the identity of the buyer, and Ingles has 15 days after notice to elect to purchase the property on the stated terms.  If Ingles does not, the borrower has 120 days to sell the property to that party on equal or more favorable terms. By its terms, this right is subordinate to a first-priority financing, and this right does not apply to a foreclosure of the Mortgage or a deed-in-lieu thereof.

(13) Actions Concerning Mortgage Loan	Huntington Lakes Apartments (No. 15)
As of the date of origination, the guarantor was the subject of (i) two federal tax liens, filed on June 1, 2012 and July 24, 2012 in the amounts of $1,843,300.80 and $1,386,541.01, and (ii) three pending lawsuits, one of which is subject to a settlement agreement with ongoing obligations and two of which are ongoing and relate to property other than the collateral.

(13) Actions Concerning Mortgage Loan	Timbers of Deerbrook (No. 37)
As of the date of origination, the guarantor was the subject of (i) two federal tax liens, filed on June 1, 2012 and July 24, 2012 in the amounts of $1,843,300.80 and $1,386,541.01, and (ii) three pending lawsuits, one of which is subject to a settlement agreement with ongoing obligations and two of which are ongoing and relate to property other than the collateral.

(16) Insurance	ACG Conlon Portfolio (No. 45)
A portion of each of the Mimosa Mobile Home Park (Birmingham, AL) and the Wilson’s Landing Mobile Home Park (Princess Anne, MD) (each a portion of the Mortgaged Property) was (as of the origination of the related Mortgage Loan) in an area identified as having special flood hazards.  No flood insurance or business interruption insurance exists for that portion of the related Mortgaged Property.  The Mortgagor and related recourse carveouts guarantor are obligated for losses to the extent of any and all amounts that would have been paid with respect to the pad sites located in any identified flood hazard zone under the business interruption insurance required to be maintained under the related loan documents had such pads been able to be included within the scope of such business interruption insurance.

(16) Insurance	Harbor Point Estates MHC (No. 47)
The Mortgaged Property was (as of the origination of the related Mortgage Loan) in an area identified as having special flood hazards.  No flood insurance or borrower’s interruption exists for the Mortgaged Property.  The Mortgagor and related recourse carveouts guarantor are obligated for losses to the extent of any and all amounts that would have been paid with respect to the pad sites located in any identified flood hazard zone under the business interruption insurance required to be maintained under the related loan documents had such pads been able to be included within the scope of such business interruption insurance.

(16) Insurance	Walgreens – Woodridge, IL (No. 65)
In addition to the Policies provided by borrower, borrower has provided Seller with evidence that Walgreens provides insurance (either in the form of third-party insurance or self-insurance) in accordance with the terms of Walgreens Lease.  Notwithstanding that Walgreens may be providing insurance that borrower is required to provide, borrower is nevertheless responsible for maintaining the insurance required under the Loan Agreement. Notwithstanding the foregoing, if certain conditions relaing to self-insurance of Walgreens are satisfied, then the borrower’s obligations shall be deemed satisfied and the borrower will not be required to maintain the coverage required under the Loan Agreement.

(16) Insurance	Walgreens – Woodridge, IL (No. 65)	Per the Mortgage Loan documents and the Walgreens lease, Walgreens shall rebuild and/or repair the Property and has the right to hold and

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disburse insurance proceeds as the repair or restoration progresses.
(17) Access; Utilities; Separate Tax Lots	Highland Estates MHC (No. 14)
One tax parcel of the Property (“Exception Tax Parcel”) includes property that is not part of the Collateral consisting of approximately 1.45 to 2 acres (the “Additional Parcel”). County records are inconsistent as to ownership of the Additional Parcel following a lot split of an adjacent parcel years ago.  borrower is in the process of trying to cause the Additional Parcel to be removed from the Exception Tax Parcel and has agreed to use its best efforts to do so within one year of closing.  Borrower has represented that it has paid all Taxes applicable to the Exception Tax Parcel and has has agreed to continue to do so.  The related loan agreement provides that Lender will escrow for all Taxes of the Exception Tax Parcel.  The nonrecouse carveouts in the loan agreement for failure to pay Taxes includes failure to pay the Taxes for the Exception Tax Parcel. In addition, a non-recourse carve out has been added to the loan agreement for any loss sustained by Lender due to the Exception Tax Parcel sharing a tax parcel number with property that is not part of the Property.

(24/25) Local Law Compliance/ Licenses and Permits	1415 North Loop West (No. 20)
Certain tenants are in occupancy at the Mortgaged Property and operating their respective businesses thereon and have not been able to produce valid certificates of occupancy, certificates of compliance or other certificates of a similar nature and therefore, the occupancy of such tenants may be in violation of applicable Zoning Regulations.

The related Loan Documents (i) require borrower to use commercially reasonable efforts to cause such non-complying tenants to obtain or produce such certificates in order to occupy the Property in compliance with all applicable Zoning Regulations and (ii) contain a non-recourse carveout indemnifying the Seller for any losses related to the failure of any tenant to have such certificates in order to occupy the Mortgaged Property pursuant to the terms of its lease.

(24/25) Local Law Compliance/ Licenses and Permits	Crossroads Shopping Center (No. 66)
Certain tenants are in occupancy at the Mortgaged Property and operating their respective businesses thereon and have not been able to produce valid certificates of occupancy, certificates of compliance or other certificates of a similar nature and therefore, the occupancy of such tenants may be in violation of applicable Zoning Regulations.

The related Loan Documents (i) require borrower to use commercially reasonable efforts to cause such non-complying tenants to obtain or produce such certificates in order to occupy the Property in compliance with all applicable Zoning Regulations and (ii) contain a non-recourse carveout indemnifying the Seller for any losses related to the failure of any tenant to have such certificates in order to occupy the Mortgaged Property pursuant to the terms of its lease.

(39) Organization of Mortgagor	Huntington Lakes Apartments (No. 15)	The borrower sponsor for this Mortgage Loan is the same borrower sponsor as for the Timbers of Deerbrook Mortgage Loan.
(39) Organization of Mortgagor	Timbers of Deerbrook (No. 37)	The borrower sponsor for this Mortgage Loan is the same borrower sponsor as for the Huntington Lakes Apartments Mortgage Loan.

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Cantor Commercial Real Estate Lending, L.P.
Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(13) Actions Concerning Mortgage Loan	334-336 West 46th Street (No. 35)
Another property owned by an affiliate of the guarantor is subject to approximately $20,000,000 in mechanics liens that relate to the original construction of that property.  The mechanics liens resulted in Waterscape Resorts LLC, an affiliate of the borrower, filing for Chapter 11 bankruptcy.  In bankruptcy, it was determined that approximately $10,000,000 of the mechanics liens were duplicative claims, based on liens filed by both the general contractor and subcontractors.  A trust fund holding $11,000,000 was set up and approved by the bankruptcy court to cover the full amount of the mechanics liens. There is a $4,400,000 claim against Waterscape Resorts LLC and the Mortgage Loan carveout guarantor for diversion of trust.

(16) Insurance	Various
Certain of the Mortgage Loan documents provide that insurance proceeds may be disbursed to the borrower where the proceeds are less than $500,000 (or in some cases, a smaller amount) and the cost to restore is also less than $500,000 (or such smaller amount as specified in the related Mortgage Loan documents).

(25) Licenses and Permits	Sunrise Shopping Center (No. 60)
Certain use and occupancy certificates for the Mortgaged Property list the prior owner, not the borrower, as the owner of the Mortgaged Property.  A $20,000 reserve was taken at closing to be held by lender  until the borrower can secure replacement use and occupancy certificates for the Mortgaged Property.  The Mortgage Loan is recourse for losses associated with the borrower’s failure to deliver those replacement certificates.

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The Bancorp Bank
Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(26) Recourse Obligations	Sugar House (No. 27)
The Mortgage Loan documents provide for recourse to the borrower and guarantor for losses and damages resulting from misappropriation or conversion by or on behalf of the borrower that is deemed to be intentional (including failure to turn over to the lender on demand following an event of default) of any gross revenues (including rents, security deposits, advance deposits, any other deposits, rents collected in advance, funds held by the borrower for the benefit of another party and lease termination payments).

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Rialto Mortgage Finance, LLC
Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(24) Local Law Compliance	Santa Clarita Plaza (No. 40)
The use of suite A001 by Math Support Services as an instructional school is not permitted under the zoning code without a permit, which has not been obtained.  Under the Mortgage Loan Documents, the borrower is required to cause such permit to be issued and the mortgage loan is recourse for losses until the permit is issued.

(39) Organization of Mortgagor	Wymberly Portfolio (No. 21); Bluffs of Lakewood (No. 48)	The Mortgagors are affiliated entities.

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RAIT Funding, LLC
Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(7) Junior Liens	Tanyard Park Apartments (Loan No. 24)	As of the Cut-off Date, there is a mezzanine loan held by RAIT Partnership, L.P. in the outstanding principal amount of $1,197,293, which is secured directly by ownership interests in the Mortgagor.
(16) Insurance	All RAIT Loans
The related Mortgage Loan documents permit the Mortgagor to maintain insurance that does not satisfy the requirements of the Mortgage Loan documents to the extent approved by the lender and, generally, if required by the lender, a rating confirmation has been obtained.

(16) Insurance	All RAIT Loans
Although the related Mortgage Loan documents do not expressly require the following coverages (except as noted), the lender required that the Mortgagor obtain at least the minimum coverages specified in Representation 16:  (i) the respective Loan Agreement does not contain the requirement that property insurance be in an amount at least equal to the lesser of (1) the original principal balance of the mortgage loan and (2) the “full replacement cost”; each Loan Agreement instead requires that coverage be obtained in the amount of the foregoing clause (2); (ii) the respective Loan Agreement does not expressly require business interruption insurance for a period of at least 12 months and instead requires coverage for a period continuing until the restoration of the related Mortgaged Property is completed, with the amount determined by the lender on an annual basis based on the lender’s determination of the net operating income plus fixed expenses for the Mortgaged Property for a twelve (12) month period; however, at origination, the lender required that the Mortgagor obtain business interruption or rental loss insurance which (subject to a customary deductible) covers a period of 12 months, with an extended period of indemnity endorsement of 90 to 180 days, depending on the Mortgage Loan; and (iii) although the respective Loan Agreement does not expressly require coverage for windstorm and/or windstorm related perils and/or “named storms” if the property is located within 25 miles of the Gulf of Mexico or the Atlantic Coast of Florida, Georgia, South Carolina or North Carolina, (a) each Loan Agreement does require property insurance insuring against any peril classified as “All Risk” or “Special Perils” including “windstorm” and “hurricane” and (b) the lender required  “Named Storm” additional coverage for those locations 25 miles or less from the Coast.

(26) Recourse Obligations	Festival Plaza (Loan No. 19)	The carve-out for fraud excludes any misrepresentation made innocently that would otherwise constitute fraud pursuant to Alabama Code Section 6-5-101 (1975).

E-2-10

ANNEX F

CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance	Distribution Date	Balance
4/10/2014	$74,468,000.00	3/10/2019	$73,022,408.43
5/10/2014	$74,468,000.00	4/10/2019	$71,899,375.92
6/10/2014	$74,468,000.00	5/10/2019	$70,662,323.87
7/10/2014	$74,468,000.00	6/10/2019	$69,529,150.25
8/10/2014	$74,468,000.00	7/10/2019	$68,282,241.68
9/10/2014	$74,468,000.00	8/10/2019	$67,138,840.25
10/10/2014	$74,468,000.00	9/10/2019	$65,990,528.00
11/10/2014	$74,468,000.00	10/10/2019	$64,728,905.64
12/10/2014	$74,468,000.00	11/10/2019	$63,570,236.18
1/10/2015	$74,468,000.00	12/10/2019	$62,298,547.24
2/10/2015	$74,468,000.00	1/10/2020	$61,129,431.99
3/10/2015	$74,468,000.00	2/10/2020	$59,955,294.44
4/10/2015	$74,468,000.00	3/10/2020	$58,561,030.15
5/10/2015	$74,468,000.00	4/10/2020	$57,375,846.52
6/10/2015	$74,468,000.00	5/10/2020	$56,078,387.43
7/10/2015	$74,468,000.00	6/10/2020	$54,882,531.25
8/10/2015	$74,468,000.00	7/10/2020	$53,574,699.09
9/10/2015	$74,468,000.00	8/10/2020	$52,368,079.09
10/10/2015	$74,468,000.00	9/10/2020	$51,156,274.11
11/10/2015	$74,468,000.00	10/10/2020	$49,832,940.70
12/10/2015	$74,468,000.00	11/10/2020	$48,610,235.51
1/10/2016	$74,468,000.00	12/10/2020	$47,276,307.74
2/10/2016	$74,468,000.00	1/10/2021	$46,042,609.07
3/10/2016	$74,468,000.00	2/10/2021	$44,803,607.99
4/10/2016	$74,468,000.00	3/10/2021	$43,242,961.81
5/10/2016	$74,468,000.00	4/10/2021	$41,991,910.03
6/10/2016	$74,468,000.00	5/10/2021	$40,630,431.03
7/10/2016	$74,468,000.00	6/10/2021	$39,368,143.21
8/10/2016	$74,468,000.00	7/10/2021	$37,995,743.46
9/10/2016	$74,468,000.00	8/10/2021	$36,722,123.47
10/10/2016	$74,468,000.00	9/10/2021	$35,443,027.82
11/10/2016	$74,468,000.00	10/10/2021	$34,054,291.85
12/10/2016	$74,468,000.00	11/10/2021	$32,763,720.22
1/10/2017	$74,468,000.00	12/10/2021	$31,363,830.27
2/10/2017	$74,468,000.00	1/10/2022	$30,061,684.47
3/10/2017	$74,468,000.00	2/10/2022	$28,753,939.22
4/10/2017	$74,468,000.00	3/10/2022	$27,130,932.09
5/10/2017	$74,468,000.00	4/10/2022	$25,810,567.18
6/10/2017	$74,468,000.00	5/10/2022	$24,381,719.86
7/10/2017	$74,468,000.00	6/10/2022	$23,049,525.72
8/10/2017	$74,468,000.00	7/10/2022	$21,609,181.08
9/10/2017	$74,468,000.00	8/10/2022	$20,265,056.47
10/10/2017	$74,468,000.00	9/10/2022	$18,915,150.18
11/10/2017	$74,468,000.00	10/10/2022	$17,457,590.33
12/10/2017	$74,468,000.00	11/10/2022	$16,095,601.95
1/10/2018	$74,468,000.00	12/10/2022	$14,626,299.00
2/10/2018	$74,468,000.00	1/10/2023	$13,252,125.11
3/10/2018	$74,468,000.00	2/10/2023	$11,872,039.08
4/10/2018	$74,468,000.00	3/10/2023	$10,183,408.22
5/10/2018	$74,468,000.00	4/10/2023	$8,790,103.57
6/10/2018	$74,468,000.00	5/10/2023	$7,290,362.94
7/10/2018	$74,468,000.00	6/10/2023	$5,884,604.59
8/10/2018	$74,468,000.00	7/10/2023	$4,372,759.67
9/10/2018	$74,468,000.00	8/10/2023	$2,954,440.99
10/10/2018	$74,468,000.00	9/10/2023	$1,530,018.46
11/10/2018	$74,468,000.00	10/10/2023	$32.99
12/10/2018	$74,468,000.00	11/10/2023	$0.00
1/10/2019	$74,468,000.00
2/10/2019	$74,467,875.48

F-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX G-1

NEWCASTLE SENIOR HOUSING PORTFOLIO LOAN COMBINATION AMORTIZATION SCHEDULE

Due Date	Beginning Balance ($)	Principal Due ($)	Interest Due ($)	Total Debt Service Payment ($)	Total Ending Balance ($)	Loan Rate
2/6/2014	362,499,000.00	482,018.01	1,248,607.67	1,730,625.67	362,016,981.99	4.000%
3/6/2014	362,016,981.99	604,350.62	1,126,275.06	1,730,625.67	361,412,631.38	4.000%
4/6/2014	361,412,631.38	485,759.94	1,244,865.73	1,730,625.67	360,926,871.44	4.000%
5/6/2014	360,926,871.44	527,536.10	1,203,089.57	1,730,625.67	360,399,335.34	4.000%
6/6/2014	360,399,335.34	489,250.18	1,241,375.49	1,730,625.67	359,910,085.15	4.000%
7/6/2014	359,910,085.15	530,925.39	1,199,700.28	1,730,625.67	359,379,159.76	4.000%
8/6/2014	359,379,159.76	492,764.12	1,237,861.55	1,730,625.67	358,886,395.64	4.000%
9/6/2014	358,886,395.64	494,461.42	1,236,164.25	1,730,625.67	358,391,934.22	4.000%
10/6/2014	358,391,934.22	535,985.89	1,194,639.78	1,730,625.67	357,855,948.33	4.000%
11/6/2014	357,855,948.33	498,010.74	1,232,614.93	1,730,625.67	357,357,937.59	4.000%
12/6/2014	357,357,937.59	539,432.55	1,191,193.13	1,730,625.67	356,818,505.05	4.000%
1/6/2015	356,818,505.05	501,584.15	1,229,041.52	1,730,625.67	356,316,920.89	4.000%
2/6/2015	356,316,920.89	503,311.83	1,227,313.84	1,730,625.67	355,813,609.06	4.000%
3/6/2015	355,813,609.06	623,650.00	1,106,975.67	1,730,625.67	355,189,959.06	4.000%
4/6/2015	355,189,959.06	507,193.59	1,223,432.08	1,730,625.67	354,682,765.47	4.000%
5/6/2015	354,682,765.47	548,349.79	1,182,275.88	1,730,625.67	354,134,415.68	4.000%
6/6/2015	354,134,415.68	510,829.35	1,219,796.32	1,730,625.67	353,623,586.33	4.000%
7/6/2015	353,623,586.33	551,880.38	1,178,745.29	1,730,625.67	353,071,705.95	4.000%
8/6/2015	353,071,705.95	514,489.80	1,216,135.88	1,730,625.67	352,557,216.15	4.000%
9/6/2015	352,557,216.15	516,261.93	1,214,363.74	1,730,625.67	352,040,954.22	4.000%
10/6/2015	352,040,954.22	557,155.82	1,173,469.85	1,730,625.67	351,483,798.40	4.000%
11/6/2015	351,483,798.40	519,959.26	1,210,666.42	1,730,625.67	350,963,839.14	4.000%
12/6/2015	350,963,839.14	560,746.21	1,169,879.46	1,730,625.67	350,403,092.93	4.000%
1/6/2016	350,403,092.93	523,681.69	1,206,943.99	1,730,625.67	349,879,411.25	4.000%
2/6/2016	349,879,411.25	525,485.48	1,205,140.19	1,730,625.67	349,353,925.77	4.000%
3/6/2016	349,353,925.77	604,929.69	1,125,695.98	1,730,625.67	348,748,996.08	4.000%
4/6/2016	348,748,996.08	529,379.13	1,201,246.54	1,730,625.67	348,219,616.95	4.000%
5/6/2016	348,219,616.95	569,893.62	1,160,732.06	1,730,625.67	347,649,723.34	4.000%
6/6/2016	347,649,723.34	533,165.51	1,197,460.16	1,730,625.67	347,116,557.82	4.000%
7/6/2016	347,116,557.82	573,570.48	1,157,055.19	1,730,625.67	346,542,987.34	4.000%
8/6/2016	346,542,987.34	536,977.60	1,193,648.07	1,730,625.67	346,006,009.74	4.000%
9/6/2016	346,006,009.74	538,827.19	1,191,798.48	1,730,625.67	345,467,182.55	4.000%
10/6/2016	345,467,182.55	579,068.40	1,151,557.28	1,730,625.67	344,888,114.15	4.000%
11/6/2016	344,888,114.15	542,677.72	1,187,947.95	1,730,625.67	344,345,436.43	4.000%
12/6/2016	344,345,436.43	582,807.55	1,147,818.12	1,730,625.67	343,762,628.88	4.000%
1/6/2017	343,762,628.88	546,554.39	1,184,071.28	1,730,625.67	343,216,074.48	4.000%
2/6/2017	343,216,074.48	548,436.97	1,182,188.70	1,730,625.67	342,667,637.51	4.000%
3/6/2017	342,667,637.51	664,548.58	1,066,077.09	1,730,625.67	342,003,088.93	4.000%
4/6/2017	342,003,088.93	552,615.03	1,178,010.64	1,730,625.67	341,450,473.90	4.000%
5/6/2017	341,450,473.90	592,457.43	1,138,168.25	1,730,625.67	340,858,016.48	4.000%
6/6/2017	340,858,016.48	556,559.17	1,174,066.50	1,730,625.67	340,301,457.30	4.000%
7/6/2017	340,301,457.30	596,287.48	1,134,338.19	1,730,625.67	339,705,169.82	4.000%
8/6/2017	339,705,169.82	560,530.09	1,170,095.58	1,730,625.67	339,144,639.74	4.000%
9/6/2017	339,144,639.74	562,460.80	1,168,164.87	1,730,625.67	338,582,178.94	4.000%
10/6/2017	338,582,178.94	602,018.41	1,128,607.26	1,730,625.67	337,980,160.53	4.000%
11/6/2017	337,980,160.53	566,471.79	1,164,153.89	1,730,625.67	337,413,688.74	4.000%
12/6/2017	337,413,688.74	605,913.38	1,124,712.30	1,730,625.67	336,807,775.36	4.000%
1/6/2018	336,807,775.36	570,510.00	1,160,115.67	1,730,625.67	336,237,265.36	4.000%
2/6/2018	336,237,265.36	572,475.09	1,158,150.58	1,730,625.67	335,664,790.27	4.000%
3/6/2018	335,664,790.27	686,335.21	1,044,290.46	1,730,625.67	334,978,455.06	4.000%
4/6/2018	334,978,455.06	576,810.99	1,153,814.68	1,730,625.67	334,401,644.07	4.000%
5/6/2018	334,401,644.07	615,953.53	1,114,672.15	1,730,625.67	333,785,690.54	4.000%
6/6/2018	333,785,690.54	580,919.40	1,149,706.27	1,730,625.67	333,204,771.14	4.000%

G-1-1

Due Date	Beginning Balance ($)	Principal Due ($)	Interest Due ($)	Total Debt Service Payment ($)	Total Ending Balance ($)	Loan Rate
7/6/2018	333,204,771.14	619,943.10	1,110,682.57	1,730,625.67	332,584,828.03	4.000%
8/6/2018	332,584,828.03	585,055.71	1,145,569.96	1,730,625.67	331,999,772.33	4.000%
9/6/2018	331,999,772.33	587,070.90	1,143,554.77	1,730,625.67	331,412,701.43	4.000%
10/6/2018	331,412,701.43	625,916.67	1,104,709.00	1,730,625.67	330,786,784.76	4.000%
11/6/2018	330,786,784.76	591,248.97	1,139,376.70	1,730,625.67	330,195,535.79	4.000%
12/6/2018	330,195,535.79	629,973.89	1,100,651.79	1,730,625.67	329,565,561.90	4.000%
1/6/2019	329,565,561.90	595,455.40	1,135,170.27	1,730,625.67	328,970,106.50	4.000%
2/6/2019	328,970,106.50	597,506.42	1,413,566.27	2,011,072.69	328,372,600.08	4.990%
3/6/2019	328,372,600.08	709,022.03	1,274,450.55	1,983,472.57	327,663,578.06	4.990%
4/6/2019	327,663,578.06	602,006.68	1,407,952.19	2,009,958.87	327,061,571.38	4.990%
5/6/2019	327,061,571.38	640,420.43	1,360,031.03	2,000,451.47	326,421,150.94	4.990%
6/6/2019	326,421,150.94	606,286.15	1,402,613.55	2,008,899.70	325,814,864.79	4.990%
7/6/2019	325,814,864.79	644,576.12	1,354,846.81	1,999,422.94	325,170,288.67	4.990%
8/6/2019	325,170,288.67	610,594.68	1,397,238.67	2,007,833.34	324,559,693.99	4.990%
9/6/2019	324,559,693.99	612,697.84	1,394,614.97	2,007,312.81	323,946,996.15	4.990%
10/6/2019	323,946,996.15	650,802.35	1,347,079.59	1,997,881.94	323,296,193.80	4.990%
11/6/2019	323,296,193.80	617,049.89	1,389,185.78	2,006,235.68	322,679,143.91	4.990%
12/6/2019	322,679,143.91	655,028.53	1,341,807.44	1,996,835.97	322,024,115.38	4.990%
1/6/2020	322,024,115.38	621,431.50	1,383,719.73	2,005,151.23	321,402,683.89	4.990%
2/6/2020	321,402,683.89	623,571.98	1,381,049.48	2,004,621.46	320,779,111.90	4.990%
3/6/2020	320,779,111.90	697,004.09	1,289,442.92	1,986,447.01	320,082,107.81	4.990%
4/6/2020	320,082,107.81	628,120.63	1,375,375.03	2,003,495.67	319,453,987.18	4.990%
5/6/2020	319,453,987.18	665,779.05	1,328,396.16	1,994,175.21	318,788,208.13	4.990%
6/6/2020	318,788,208.13	632,577.40	1,369,815.22	2,002,392.62	318,155,630.73	4.990%
7/6/2020	318,155,630.73	670,106.90	1,322,997.16	1,993,104.07	317,485,523.83	4.990%
8/6/2020	317,485,523.83	637,064.42	1,364,217.66	2,001,282.08	316,848,459.41	4.990%
9/6/2020	316,848,459.41	639,258.76	1,361,480.23	2,000,738.98	316,209,200.65	4.990%
10/6/2020	316,209,200.65	676,595.00	1,314,903.26	1,991,498.26	315,532,605.65	4.990%
11/6/2020	315,532,605.65	643,791.14	1,355,826.08	1,999,617.22	314,888,814.51	4.990%
12/6/2020	314,888,814.51	680,996.29	1,309,412.65	1,990,408.94	314,207,818.22	4.990%
1/6/2021	314,207,818.22	648,354.30	1,350,133.54	1,998,487.84	313,559,463.92	4.990%
2/6/2021	313,559,463.92	650,587.52	1,347,347.60	1,997,935.11	312,908,876.40	4.990%
3/6/2021	312,908,876.40	757,131.39	1,214,434.12	1,971,565.51	312,151,745.01	4.990%
4/6/2021	312,151,745.01	655,436.33	1,341,298.71	1,996,735.03	311,496,308.68	4.990%
5/6/2021	311,496,308.68	692,304.64	1,295,305.48	1,987,610.13	310,804,004.04	4.990%
6/6/2021	310,804,004.04	660,078.55	1,335,507.54	1,995,586.09	310,143,925.49	4.990%
7/6/2021	310,143,925.49	696,812.59	1,289,681.82	1,986,494.41	309,447,112.90	4.990%
8/6/2021	309,447,112.90	664,752.28	1,329,677.05	1,994,429.34	308,782,360.62	4.990%
9/6/2021	308,782,360.62	667,041.99	1,326,820.65	1,993,862.63	308,115,318.64	4.990%
10/6/2021	308,115,318.64	703,574.61	1,281,246.20	1,984,820.81	307,411,744.03	4.990%
11/6/2021	307,411,744.03	671,763.00	1,320,931.19	1,992,694.18	306,739,981.03	4.990%
12/6/2021	306,739,981.03	708,159.07	1,275,527.09	1,983,686.16	306,031,821.96	4.990%
1/6/2022	306,031,821.96	676,516.06	1,315,001.74	1,991,517.80	305,355,305.90	4.990%
2/6/2022	305,355,305.90	678,846.28	1,312,094.79	1,990,941.07	304,676,459.61	4.990%
3/6/2022	304,676,459.61	782,743.35	1,182,483.19	1,965,226.55	303,893,716.26	4.990%
4/6/2022	303,893,716.26	683,880.65	1,305,814.42	1,989,695.07	303,209,835.61	4.990%
5/6/2022	303,209,835.61	719,926.22	1,260,847.57	1,980,773.79	302,489,909.39	4.990%
6/6/2022	302,489,909.39	688,715.98	1,299,782.34	1,988,498.32	301,801,193.41	4.990%
7/6/2022	301,801,193.41	724,621.69	1,254,989.96	1,979,611.66	301,076,571.71	4.990%
8/6/2022	301,076,571.71	693,584.15	1,293,709.30	1,987,293.45	300,382,987.56	4.990%
9/6/2022	300,382,987.56	695,973.16	1,290,729.01	1,986,702.17	299,687,014.41	4.990%
10/6/2022	299,687,014.41	731,668.96	1,246,198.50	1,977,867.46	298,955,345.45	4.990%
11/6/2022	298,955,345.45	700,890.59	1,284,594.51	1,985,485.10	298,254,454.86	4.990%
12/6/2022	298,254,454.86	736,444.16	1,240,241.44	1,976,685.60	297,518,010.70	4.990%
1/6/2023	297,518,010.70	705,841.41	1,278,418.36	1,984,259.78	296,812,169.29	4.990%
2/6/2023	296,812,169.29	708,272.64	1,275,385.40	1,983,658.05	296,103,896.64	4.990%
3/6/2023	296,103,896.64	809,413.55	1,149,212.12	1,958,625.67	295,294,483.09	4.990%
4/6/2023	295,294,483.09	713,500.23	1,268,863.99	1,982,364.22	294,580,982.86	4.990%
5/6/2023	294,580,982.86	748,689.06	1,224,965.92	1,973,654.98	293,832,293.80	4.990%

G-1-2

Due Date	Beginning Balance ($)	Principal Due ($)	Interest Due ($)	Total Debt Service Payment ($)	Total Ending Balance ($)	Loan Rate
6/6/2023	293,832,293.80	718,536.66	1,262,581.04	1,981,117.70	293,113,757.14	4.990%
7/6/2023	293,113,757.14	753,579.81	1,218,864.71	1,972,444.52	292,360,177.33	4.990%
8/6/2023	292,360,177.33	723,607.28	1,256,255.44	1,979,862.72	291,636,570.04	4.990%
9/6/2023	291,636,570.04	726,099.71	1,253,146.14	1,979,245.85	290,910,470.33	4.990%
10/6/2023	290,910,470.33	760,924.10	1,209,702.71	1,970,626.81	290,149,546.23	4.990%
11/6/2023	290,149,546.23	731,221.68	1,246,756.48	1,977,978.16	289,418,324.55	4.990%
12/6/2023	289,418,324.55	765,897.92	1,203,497.87	1,969,395.79	288,652,426.63	4.990%
1/6/2024	288,652,426.63	736,378.42	1,240,323.44	1,976,701.87	0.00	4.990%

G-1-3

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ANNEX G-2

TANYARD PARK APARTMENTS MORTGAGE LOAN AMORTIZATION SCHEDULE

				Total Debt
	Beginning			Service	Total Ending
Due Date	Balance ($)	Principal Due ($)	Interest Due ($)	Payment ($)	Balance ($)
01/01/2014					12,000,000.00
02/01/2014	12,000,000.00	10,639.19	53,361.33	64,000.52	11,989,360.81
03/01/2014	11,989,360.81	16,426.69	48,154.60	64,581.29	11,972,934.12
04/01/2014	11,972,934.12	10,772.97	53,240.98	64,013.95	11,962,161.15
05/01/2014	11,962,161.15	12,733.53	51,477.17	64,210.70	11,949,427.62
06/01/2014	11,949,427.62	10,889.16	53,136.45	64,025.61	11,938,538.46
07/01/2014	11,938,538.46	12,846.52	51,375.51	64,222.03	11,925,691.94
08/01/2014	11,925,691.94	11,006.48	53,030.90	64,037.38	11,914,685.46
09/01/2014	11,914,685.46	11,060.88	52,981.96	64,042.84	11,903,624.58
10/01/2014	11,903,624.58	13,013.53	51,225.26	64,238.79	11,890,611.05
11/01/2014	11,890,611.05	11,179.88	52,874.90	64,054.78	11,879,431.17
12/01/2014	11,879,431.17	13,129.25	51,121.15	64,250.40	11,866,301.92
01/01/2015	11,866,301.92	11,300.04	52,766.81	64,066.85	11,855,001.88
02/01/2015	11,855,001.88	11,355.89	52,716.56	64,072.45	11,843,645.99
03/01/2015	11,843,645.99	17,077.23	47,569.35	64,646.58	11,826,568.76
04/01/2015	11,826,568.76	11,496.43	52,590.12	64,086.55	11,815,072.33
05/01/2015	11,815,072.33	13,437.10	50,844.19	64,281.29	11,801,635.23
06/01/2015	11,801,635.23	11,619.66	52,479.25	64,098.91	11,790,015.57
07/01/2015	11,790,015.57	13,556.95	50,736.37	64,293.32	11,776,458.62
08/01/2015	11,776,458.62	11,744.11	52,367.29	64,111.40	11,764,714.51
09/01/2015	11,764,714.51	11,802.15	52,315.07	64,117.22	11,752,912.36
10/01/2015	11,752,912.36	13,734.43	50,576.70	64,311.13	11,739,177.93
11/01/2015	11,739,177.93	11,928.38	52,201.52	64,129.90	11,727,249.55
12/01/2015	11,727,249.55	13,857.18	50,466.26	64,323.44	11,713,392.37
01/01/2016	11,713,392.37	12,055.83	52,086.85	64,142.68	11,701,336.54
02/01/2016	11,701,336.54	12,115.42	52,033.24	64,148.66	11,689,221.12
03/01/2016	11,689,221.12	15,902.86	48,625.86	64,528.72	11,673,318.26
04/01/2016	11,673,318.26	12,253.91	51,908.65	64,162.56	11,661,064.35
05/01/2016	11,661,064.35	14,173.77	50,181.45	64,355.22	11,646,890.58
06/01/2016	11,646,890.58	12,384.54	51,791.13	64,175.67	11,634,506.04
07/01/2016	11,634,506.04	14,300.81	50,067.16	64,367.97	11,620,205.23
08/01/2016	11,620,205.23	12,516.44	51,672.47	64,188.91	11,607,688.79
09/01/2016	11,607,688.79	12,578.30	51,616.81	64,195.11	11,595,110.49
10/01/2016	11,595,110.49	14,489.25	49,897.63	64,386.88	11,580,621.24
11/01/2016	11,580,621.24	12,712.09	51,496.45	64,208.54	11,567,909.15
12/01/2016	11,567,909.15	14,619.36	49,780.57	64,399.93	11,553,289.79
01/01/2017	11,553,289.79	12,847.18	51,374.91	64,222.09	11,540,442.61
02/01/2017	11,540,442.61	12,910.68	51,317.78	64,228.46	11,527,531.93
03/01/2017	11,527,531.93	18,488.50	46,299.69	64,788.19	11,509,043.43
04/01/2017	11,509,043.43	13,065.88	51,178.16	64,244.04	11,495,977.55
05/01/2017	11,495,977.55	14,963.44	49,471.02	64,434.46	11,481,014.11
06/01/2017	11,481,014.11	13,204.43	51,053.52	64,257.95	11,467,809.68
07/01/2017	11,467,809.68	15,098.17	49,349.81	64,447.98	11,452,711.51
08/01/2017	11,452,711.51	13,344.32	50,927.66	64,271.98	11,439,367.19
09/01/2017	11,439,367.19	13,410.28	50,868.32	64,278.60	11,425,956.91
10/01/2017	11,425,956.91	15,298.36	49,169.70	64,468.06	11,410,658.55
11/01/2017	11,410,658.55	13,552.18	50,740.66	64,292.84	11,397,106.37
12/01/2017	11,397,106.37	15,436.37	49,045.55	64,481.92	11,381,670.00

G-2-1

				Total Debt
	Beginning			Service	Total Ending
Due Date	Balance ($)	Principal Due ($)	Interest Due ($)	Payment ($)	Balance ($)
01/01/2018	11,381,670.00	13,695.46	50,611.76	64,307.22	11,367,974.54
02/01/2018	11,367,974.54	13,763.15	50,550.86	64,314.01	11,354,211.39
03/01/2018	11,354,211.39	19,262.28	45,603.56	64,865.84	11,334,949.11
04/01/2018	11,334,949.11	13,926.39	50,404.00	64,330.39	11,321,022.72
05/01/2018	11,321,022.72	15,800.30	48,718.13	64,518.43	11,305,222.42
06/01/2018	11,305,222.42	14,073.33	50,271.81	64,345.14	11,291,149.09
07/01/2018	11,291,149.09	15,943.20	48,589.58	64,532.78	11,275,205.89
08/01/2018	11,275,205.89	14,221.69	50,138.33	64,360.02	11,260,984.20
09/01/2018	11,260,984.20	14,291.98	50,075.09	64,367.07	11,246,692.22
10/01/2018	11,246,692.22	16,155.85	48,398.27	64,554.12	11,230,536.37
11/01/2018	11,230,536.37	14,442.48	49,939.70	64,382.18	11,216,093.89
12/01/2018	11,216,093.89	16,302.21	48,266.59	64,568.80	11,199,791.68
01/01/2019	11,199,791.68	14,594.45	49,802.98	64,397.43	11,185,197.23
02/01/2019	11,185,197.23	14,666.58	49,738.09	64,404.67	11,170,530.65
03/01/2019	11,170,530.65	20,082.32	44,865.82	64,948.14	11,150,448.33
04/01/2019	11,150,448.33	14,838.34	49,583.57	64,421.91	11,135,609.99
05/01/2019	11,135,609.99	16,687.19	47,920.24	64,607.43	11,118,922.80
06/01/2019	11,118,922.80	14,994.16	49,443.38	64,437.54	11,103,928.64
07/01/2019	11,103,928.64	16,838.74	47,783.91	64,622.65	11,087,089.90
08/01/2019	11,087,089.90	15,151.51	49,301.82	64,453.33	11,071,938.39
09/01/2019	11,071,938.39	15,226.40	49,234.45	64,460.85	11,056,711.99
10/01/2019	11,056,711.99	17,064.59	47,580.72	64,645.31	11,039,647.40
11/01/2019	11,039,647.40	15,386.00	49,090.86	64,476.86	11,024,261.40
12/01/2019	11,024,261.40	17,219.81	47,441.07	64,660.88	11,007,041.59
01/01/2020	11,007,041.59	15,547.16	48,945.87	64,493.03	10,991,494.43
02/01/2020	10,991,494.43	15,624.01	48,876.73	64,500.74	10,975,870.42
03/01/2020	10,975,870.42	19,201.32	45,658.40	64,859.72	10,956,669.10
04/01/2020	10,956,669.10	15,796.15	48,721.87	64,518.02	10,940,872.95
05/01/2020	10,940,872.95	17,618.68	47,082.22	64,700.90	10,923,254.27
06/01/2020	10,923,254.27	15,961.31	48,573.28	64,534.59	10,907,292.96
07/01/2020	10,907,292.96	17,779.31	46,937.72	64,717.03	10,889,513.65
08/01/2020	10,889,513.65	16,128.08	48,423.25	64,551.33	10,873,385.57
09/01/2020	10,873,385.57	16,207.80	48,351.53	64,559.33	10,857,177.77
10/01/2020	10,857,177.77	18,019.03	46,722.06	64,741.09	10,839,158.74
11/01/2020	10,839,158.74	16,376.97	48,199.33	64,576.30	10,822,781.77
12/01/2020	10,822,781.77	18,183.55	46,574.04	64,757.59	10,804,598.22
01/01/2021	10,804,598.22	16,547.80	48,045.65	64,593.45	10,788,050.42
02/01/2021	10,788,050.42	16,629.59	47,972.06	64,601.65	10,771,420.83
03/01/2021	10,771,420.83	21,864.12	43,262.81	65,126.93	10,749,556.71
04/01/2021	10,749,556.71	16,819.85	47,800.89	64,620.74	10,732,736.86
05/01/2021	10,732,736.86	18,614.27	46,186.54	64,800.81	10,714,122.59
06/01/2021	10,714,122.59	16,995.00	47,643.32	64,638.32	10,697,127.59
07/01/2021	10,697,127.59	18,784.60	46,033.31	64,817.91	10,678,342.99
08/01/2021	10,678,342.99	17,171.85	47,484.22	64,656.07	10,661,171.14
09/01/2021	10,661,171.14	17,256.73	47,407.86	64,664.59	10,643,914.41
10/01/2021	10,643,914.41	19,039.14	45,804.31	64,843.45	10,624,875.27
11/01/2021	10,624,875.27	17,436.13	47,246.46	64,682.59	10,607,439.14
12/01/2021	10,607,439.14	19,213.61	45,647.35	64,860.96	10,588,225.53
01/01/2022	10,588,225.53	17,617.28	47,083.49	64,700.77	10,570,608.25
02/01/2022	10,570,608.25	17,704.36	47,005.15	64,709.51	10,552,903.89
03/01/2022	10,552,903.89	22,839.67	42,385.15	65,224.82	10,530,064.22
04/01/2022	10,530,064.22	17,904.76	46,824.86	64,729.62	10,512,159.46

G-2-2

				Total Debt
	Beginning			Service	Total Ending
Due Date	Balance ($)	Principal Due ($)	Interest Due ($)	Payment ($)	Balance ($)
05/01/2022	10,512,159.46	19,669.36	45,237.33	64,906.69	10,492,490.10
06/01/2022	10,492,490.10	18,090.48	46,657.77	64,748.25	10,474,399.62
07/01/2022	10,474,399.62	19,849.98	45,074.83	64,924.81	10,454,549.64
08/01/2022	10,454,549.64	18,278.01	46,489.06	64,767.07	10,436,271.63
09/01/2022	10,436,271.63	18,368.35	46,407.78	64,776.13	10,417,903.28
10/01/2022	10,417,903.28	20,120.23	44,831.71	64,951.94	10,397,783.05
11/01/2022	10,397,783.05	18,558.60	46,236.63	64,795.23	10,379,224.45
12/01/2022	10,379,224.45	20,305.24	44,665.26	64,970.50	10,358,919.21
01/01/2023	10,358,919.21	18,750.69	46,063.81	64,814.50	10,340,168.52
02/01/2023	10,340,168.52	18,843.37	45,980.43	64,823.80	10,321,325.15
03/01/2023	10,321,325.15	23,873.55	41,455.03	65,328.58	10,297,451.60
04/01/2023	10,297,451.60	19,054.51	45,790.48	64,844.99	10,278,397.09
05/01/2023	10,278,397.09	20,787.53	44,231.37	65,018.90	10,257,609.56
06/01/2023	10,257,609.56	19,251.45	45,613.31	64,864.76	10,238,358.11
07/01/2023	10,238,358.11	20,979.05	44,059.07	65,038.12	10,217,379.06
08/01/2023	10,217,379.06	19,450.29	45,434.41	64,884.70	10,197,928.77
09/01/2023	10,197,928.77	19,546.43	45,347.92	64,894.35	10,178,382.34
10/01/2023	10,178,382.34	21,265.93	43,800.97	65,066.90	10,157,116.41
11/01/2023	10,157,116.41	19,748.15	45,166.44	64,914.59	10,137,368.26
12/01/2023	10,137,368.26	21,462.12	43,624.47	65,086.59	10,115,906.14
01/01/2024	10,115,906.14	10,115,906.14	44,983.19	10,160,889.33	-

G-2-3

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PROSPECTUS

Citigroup Commercial Mortgage Securities Inc., the Depositor
Mortgage Pass-Through Certificates, Issuable in Series

We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates, issuable in series. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See “Method of Distribution.”

The Offered Certificates:	The Trust Assets:
The offered certificates will be issuable in series. The issuing entity for each series of offered certificates will be a statutory or common law trust created at our direction. Each series of offered certificates will—

● have its own series designation, and

● consist of one or more classes with various payment characteristics.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. The offered certificates will represent interests only in the issuing entity. They will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

The assets of each issuing entity will include—

● mortgage loans secured by first and/or junior liens on, or security interests in, various interests in commercial and multifamily real properties,

● mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

● some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include cash, permitted investments, letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements and/or currency exchange agreements.

In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price, identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters’ compensation. We will identify in each prospectus supplement the sponsor or sponsors for the subject securitization transaction.

Structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, excess cash flow and/or the subordination of more junior classes of offered and/or non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing. Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

You should carefully consider the risk factors beginning on page 19 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 24, 2014.

Page

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT	6
AVAILABLE INFORMATION	6
SUMMARY OF PROSPECTUS	7
RISK FACTORS	19
The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable	19
Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance	22
The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks	28
Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error	50
Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	53
Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	53
Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	53
Changes in Pool Composition Will Change the Nature of Your Investment	53
The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery	54
Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates	55
Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing	56
Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums	58
Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property	58
Leased Fee Properties Have Special Risks	60
Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable	60
Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property	62
Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights	62
With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests	63
Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable	64
Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates	64
World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates	65
Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses	65
Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property	66
Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results	66
Compliance with the Americans with Disabilities Act of 1990 May Be Expensive	67

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan	67
Potential Conflicts of Interest Can Affect a Person’s Performance	67
Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties	68
Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans	68
Limited Information Causes Uncertainty	68
The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets	69
Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates	69
The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally	69
The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities	70
Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series	71
Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates	71
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	71
The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders of the Same Series	72
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	72
Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates	73
Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets	73
Problems with Book-Entry Registration	73
Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates	74
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	74
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	75
No Gross Up in Respect of the Certificates Held by Non-U.S. Persons	76
Certain Federal Tax Considerations Regarding Original Issue Discount	76
The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates	77
The Ratings of Your Offered Certificates May Be Lowered or Withdrawn, or Your Certificates May Receive an Unsolicited Rating, Which May Adversely Affect the Liquidity, Market Value and Regulatory Characteristics of Your Offered Certificates	77
CAPITALIZED TERMS USED IN THIS PROSPECTUS	78
THE TRUST FUND	78
Description of the Trust Assets	78
Mortgage Loans	79
Mortgage-Backed Securities	83
Acquisition, Removal and Substitution of Mortgage Assets	84
Cash, Accounts and Permitted Investments	86
Credit Support	86
Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection	87
TRANSACTION PARTICIPANTS	87
The Sponsor	87
The Depositor	87
The Issuing Entity	89
The Originators	89

DESCRIPTION OF THE GOVERNING DOCUMENTS	89
General	89
Assignment of Mortgage Assets	90
Representations and Warranties with Respect to Mortgage Assets	91
Collection and Other Servicing Procedures with Respect to Mortgage Loans	91
Servicing Mortgage Loans That Are Part of a Loan Combination	94
Sub-Servicers	94
Collection of Payments on Mortgage-Backed Securities	95
Advances	95
Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us	96
Termination Events	98
Amendment	98
List of Certificateholders	98
Eligibility Requirements for the Trustee	99
Duties of the Trustee	99
Rights, Protections, Indemnities and Immunities of the Trustee	100
Resignation and Removal of the Trustee	100
DESCRIPTION OF THE CERTIFICATES	101
General	101
Investor Requirements and Transfer Restrictions	103
Payments on the Certificates	104
Allocation of Losses and Shortfalls	108
Incorporation of Certain Documents by Reference; Reports Filed with the SEC	108
Reports to Certificateholders	109
Voting Rights	110
Termination and Redemption	110
Book-Entry Registration	111
Exchangeable Certificates	115
YIELD AND MATURITY CONSIDERATIONS	117
General	117
Pass-Through Rate	117
Payment Delays	118
Yield and Prepayment Considerations	118
Weighted Average Life and Maturity	120
Prepayment Models	121
Other Factors Affecting Yield, Weighted Average Life and Maturity	121
DESCRIPTION OF CREDIT SUPPORT	124
General	124
Subordinate Certificates	124
Overcollateralization and Excess Cash Flow	125
Letters of Credit	125
Insurance Policies, Surety Bonds and Guarantees	125
Reserve Funds	126
Credit Support with Respect to MBS	126
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	126
General	126
Types of Mortgage Instruments	127
Installment Contracts	128
Leases and Rents	128
Personalty	129
Foreclosure	129
Bankruptcy Issues	134
Environmental Considerations	140
Due-on-Sale and Due-on-Encumbrance Provisions	143
Junior Liens; Rights of Holders of Senior Liens	143

Subordinate Financing	144
Default Interest and Limitations on Prepayments	144
Applicability of Usury Laws	144
Americans with Disabilities Act	145
Servicemembers Civil Relief Act	145
Anti-Money Laundering, Economic Sanctions and Bribery	146
Potential Forfeiture of Assets	146
Terrorism Insurance Program	147
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	147
General	147
REMICs	149
Taxation of Classes of Exchangeable Certificates	175
Grantor Trusts	178
Tax Return Disclosure and Investor List Requirements	190
STATE AND OTHER TAX CONSEQUENCES	190
ERISA CONSIDERATIONS	191
General	191
Plan Asset Regulations	192
Prohibited Transaction Exemptions	193
Underwriter Exemption	193
Insurance Company General Accounts	194
Ineligible Purchasers	194
Consultation with Counsel	194
Tax Exempt Investors	195
LEGAL INVESTMENT	195
USE OF PROCEEDS	196
METHOD OF DISTRIBUTION	196
LEGAL MATTERS	198
FINANCIAL INFORMATION	198
RATINGS	198
GLOSSARY	200

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS
AND THE RELATED PROSPECTUS SUPPLEMENT

We provide information about the offered certificates of a particular series in two separate documents that progressively provide more detail. These documents are:

●	this prospectus, which provides general information, some of which may not apply to that particular series of offered certificates; and

●	the prospectus supplement for that particular series of offered certificates, which will describe the specific terms of those offered certificates.

When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

We have included cross-references to captions in these materials under which you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the related prospectus supplement list the pages on which these captions are located.

In this prospectus, the term “you” refers to a prospective investor in offered certificates, and the terms “Depositor,” “we,” “us” and “our” refer to Citigroup Commercial Mortgage Securities Inc.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. The Securities Act registration statement number for that registration statement is 333-189017. This prospectus is part of that registration statement, but the registration statement contains additional information. Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission may be read and copied at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, and that internet website is located at http://www.sec.gov.

SUMMARY OF PROSPECTUS

This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

The Depositor
We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of offered certificates. We are a special purpose Delaware corporation. Our principal offices are located at 388 Greenwich Street, New York, New York 10013. Our main telephone number is 212-816-6000. We are an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc. and an affiliate of Citigroup Global Markets Inc. We will acquire the mortgage assets that are to back each series of offered certificates and transfer them to the issuing entity. See “Transaction Participants—The Depositor.”

The Sponsors
Citigroup Global Markets Realty Corp., which is an affiliate of both us and Citigroup Global Markets Inc., will be a sponsor with respect to each securitization transaction involving the issuance of a series of offered certificates, unless otherwise specified in the prospectus supplement. If there are other sponsors with respect to any securitization transaction involving the issuance of a series of offered certificates, we will identify each of those sponsors and include relevant information with respect thereto in the related prospectus supplement. With respect to any securitization transaction involving the issuance of a series of offered certificates, a sponsor will be a person or entity that organizes and initiates that securitization transaction by selling or transferring assets, either directly or indirectly, including through an affiliate, to the issuing entity. See “Transaction Participants—The Sponsor.”

The Issuing Entity
The issuing entity with respect to each series of offered certificates will be a statutory trust or common law trust created at our direction. Each such trust will own and hold the related mortgage assets and be the entity in whose name the subject offered certificates are issued. See “Transaction Participants—The Issuing Entity.”

The Originators
Some or all of the mortgage loans backing a series of offered certificates may be originated by Citigroup Global Markets Realty Corp. or by one of our other affiliates. In addition, there may be other third-party originators of the mortgage loans backing a series of offered certificates. See “Transaction Participants—The Originators” and “Transaction Participants—The Sponsor.” We will identify in the prospectus supplement for each series of offered certificates any originator or group of affiliated originators — apart from a sponsor and/or its affiliates — that originated or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

The Securities Being Offered
The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. We will identify in the related prospectus supplement or in a related free writing prospectus, with respect to each class of offered certificates, each applicable rating agency and the minimum rating to be assigned. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See “Ratings.”

Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

The Offered Certificates May Be
Issued with Other Certificates
We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors, to place some with investors outside the United States or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under “—The Securities Being Offered” above.

The Governing Documents	In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things—

	●	the issuance of each series of offered certificates,

	●	the creation of and transfer of assets to the issuing entity, and

	●	the servicing and administration of those assets.

The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the issuing entity for each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to each issuing entity. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

If the trust assets for a series of offered certificates include mortgage loans, the parties to the applicable governing document(s) will also include—

●
one or more master servicers that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted, nonperforming or otherwise problematic in any material respect, and

●
one or more special servicers that will generally be responsible for servicing and administering (a) those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect, including the performance of work-outs and foreclosures with respect to those mortgage loans, and (b) real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

The same person or entity, or affiliated entities, may act as both master servicer and special servicer for one of our trusts.

If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the applicable governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

Compensation arrangements for a trustee, master servicer, special servicer or manager for one of our trusts may vary from securitization transaction to securitization transaction.

In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties and compensation in further detail. In addition, in the related prospectus supplement, we will also identify any other material servicer responsible for making distributions to holders of a series of offered certificates, performing workouts or foreclosures, or other aspects of the servicing of a series of offered certificates or the related underlying mortgage assets upon which the performance of those offered certificates or underlying mortgage assets is materially dependent, and we will describe that servicer’s duties and compensation in further detail. See “Description of the Governing Documents.”

Any servicer, master servicer or special servicer for one of our trusts may perform any or all of its servicing duties under the applicable governing document(s) through one or more sub-servicers. In the related prospectus supplement, we will identify any such sub-servicer that, at the time of initial issuance of the subject offered certificates, is (a) affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or (b) services 10% or more of the related mortgage assets, by balance.

Characteristics of the Mortgage Assets
The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the fee, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

	●	rental or cooperatively-owned buildings with multiple dwelling units;

	●	retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

	●	office buildings;

	●	hospitality properties;

	●	casino properties;

	●	health care-related facilities;

	●	industrial facilities;

	●	warehouse facilities, mini-warehouse facilities and self-storage facilities;

	●	restaurants, taverns and other establishments involved in the food and beverage industry;

	●	manufactured housing communities, mobile home parks and recreational vehicle parks;

	●	recreational and resort properties;

	●	arenas and stadiums;

	●	churches and other religious facilities;

	●	parking lots and garages;

●	mixed use properties;

●	other income-producing properties; and/or

●	unimproved land.

The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans—

●	may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

●
may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

●	may provide for no accrual of interest;

●
may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

●	may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

●	may permit the negative amortization or deferral of accrued interest;

●	may prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments;

●	may permit defeasance and the release of real property collateral in connection with that defeasance;

●	may provide for payments of principal, interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

●	may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates.

The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage participation, mortgage pass-through certificate, collateralized mortgage obligation or other mortgage-backed security among the trust assets with respect to any series of offered certificates unless—

●	the security has been registered under the Securities Act of 1933, as amended, or

●	we would be free to publicly resell the security without registration.

In addition to the asset classes described above in this “—Characteristics of the Mortgage Assets” subsection, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

The trust assets with respect to a series of offered certificates will also include cash, including in the form of initial deposits and collections on the related mortgage assets and other related trust assets, bank accounts, permitted investments and, following foreclosure, acceptance of a deed in lieu of foreclosure or any other enforcement action, real property and other collateral for defaulted mortgage loans.

See “The Trust Fund.”

Acquisition, Removal and
Substitution of Mortgage Assets
We will generally acquire the mortgage assets to be included in our trusts from Citigroup Global Markets Realty Corp. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization.

In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee or such other party as is specified in the related prospectus supplement to cover the shortfall, and we will specify in the related prospectus supplement the amount of, and the percentage of the mortgage asset pool represented by, that deposit. For 90 days — or such other period as may be specified in the related prospectus supplement — following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or such other party as is specified in the related prospectus supplement will be entitled to obtain a release of the deposited cash or investments upon delivery of a corresponding amount of mortgage assets. However, if there is a failure by us or any other applicable party to deliver mortgage assets sufficient to make up the entire shortfall by the end of the prefunding period, any of the cash or, following liquidation, investments remaining on deposit with the related trustee or other applicable party will be used to pay down the total principal balance of the related series of certificates or otherwise as described in the related prospectus supplement. If the subject securitization transaction contemplates a prefunding period, we will disclose in the related prospectus supplement any limitation on the ability to add pool assets and the requirements for mortgage assets that may be added to the related mortgage asset pool.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

	●	cash that would be applied to pay down the principal balances of certificates of that series; and/or

	●	other mortgage loans or mortgage-backed securities that—

		1.	conform to the description of mortgage assets in this prospectus, and

		2.	satisfy the criteria set forth in the related prospectus supplement.

In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

Further, if so specified under circumstances described in the related prospectus supplement, all or substantially all of the remaining certificateholders of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

Characteristics of
the Offered Certificates	As more particularly described under “Description of the Certificates—General” and “—Payments on the Certificates,” an offered certificate may entitle the holder to receive:

	●	payments of interest;

	●	payments of principal;

	●	payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or any other specific items or amounts received on the related mortgage assets; and/or

	●	payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series.

Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement, including the principal balance or notional amount, pass-through rate, payment characteristics and authorized denominations. Among other things, in the related prospectus supplement, we will summarize the flow of funds, payment priorities and allocations among the respective classes of offered certificates of any particular series, the respective classes of non-offered certificates of that series, and fees and expenses, to the extent necessary to understand the payment characteristics of those classes of offered certificates, and we will identify any events in the applicable governing document(s) that would alter the transaction structure or flow of funds.

If the related prospectus supplement so provides, a series of certificates may include one or more classes that are “exchangeable certificates“ as described under “Description of the Certificates-Exchangeable Certificates.”

See “Description of the Certificates.”

Credit Support and Reinvestment,
Interest Rate and Currency Related
Protection for the Offered Certificates
Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets by overcollateralization and/or excess cash flow or through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee or a reserve fund. We will describe the credit support, if any, for each class of offered certificates and, if applicable, we will identify the provider of that credit support, in the related prospectus supplement. In addition, we will summarize in the related prospectus supplement how losses not covered by credit enhancement or support will be allocated to the subject series of offered certificates.

The trust assets with respect to any series of offered certificates may also include any of the following agreements:

	●	guaranteed investment contracts in accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

	●	interest rate exchange agreements, interest rate cap agreements and interest rate floor agreements; and

	●	currency exchange agreements.

We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates and, if applicable, we will identify the provider of that protection, in the related prospectus supplement.

See “Risk Factors,” “The Trust Fund” and “Description of Credit Support.”

Advances with Respect
to the Mortgage Assets
If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover—

	●	delinquent scheduled payments of principal and/or interest, other than balloon payments,

	●	property protection expenses,

	●	other servicing expenses, or

	●	any other items specified in the related prospectus supplement.

Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See “Description of the Governing Documents—Advances.”

If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

Optional or Mandatory
Redemption or Termination
We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell—

	●	all the mortgage assets in any particular trust, thereby resulting in a termination of the trust, or

	●	that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

See “Description of the Certificates—Termination and Redemption.”

Federal Income Tax Consequences	Any class of offered certificates will constitute or evidence ownership of:

	●	regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended; or

	●	interests in a grantor trust under Subpart E of Part I of Subchapter J of the Internal Revenue Code of 1986, as amended.

See “Material Federal Income Tax Consequences.”

ERISA Considerations
If you are a fiduciary or any other person investing assets of an employee benefit plan or other retirement plan or arrangement, you are encouraged to review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited under the Employee Retirement Income Security Act of 1974, as amended, or the Internal

Revenue Code of 1986, as amended. See “ERISA Considerations.”

Legal Investment
We will specify in the related prospectus supplement which classes of the offered certificates, if any, will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You are encouraged to consult your own legal advisors to determine the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See “Legal Investment.”

Ratings
It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement or in a related free writing prospectus, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned thereto. See “Ratings.”

RISK FACTORS

You should consider the following factors, as well as the factors set forth under “Risk Factors” in the related prospectus supplement, in deciding whether to purchase offered certificates.

The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable

The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include—

●	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

●	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

●	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

●	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may—

●	vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

●	be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” below.

There Is an Increased Risk of Default Associated with Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower’s ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

●	the fair market value and condition of the underlying real property;

●	the level of interest rates;

●	the borrower’s equity in the underlying real property;

●	the borrower’s financial condition;

●	occupancy levels at or near the time of refinancing;

●	the operating history of the underlying real property;

●	changes in zoning and tax laws;

●	changes in competition in the relevant area;

●	changes in rental rates in the relevant area;

●	changes in governmental regulation and fiscal policy;

●	prevailing general and regional economic conditions;

●	the state of the fixed income and mortgage markets; and

●	the availability of credit for multifamily rental or commercial properties.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” below.

Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that property, with the result that the property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

●	the sufficiency of the net operating income of the applicable real property;

●	the market value of the applicable real property at or prior to maturity; and

●	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property’s value and ability to generate net operating income.

Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

●	the successful operation and value of the related mortgaged property, and

●	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property.

See “—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” below.

Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

●	the location, age, functionality, design and construction quality of the subject property;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	the characteristics of the neighborhood where the property is located;

●	the degree to which the subject property competes with other properties in the area;

●	the proximity and attractiveness of competing properties;

●	the existence and construction of competing properties;

●	the adequacy of the property’s management and maintenance;

●	tenant mix and concentration;

●	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

●	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

●	demographic factors;

●	customer confidence, tastes and preferences;

●	retroactive changes in building codes and other applicable laws;

●	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

●	vulnerability to litigation by tenants and patrons.

Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

●	an increase in interest rates, real estate taxes and other operating expenses;

●	an increase in the capital expenditures needed to maintain the property or make improvements;

●	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

●	an increase in vacancy rates;

●	a decline in rental rates as leases are renewed or replaced;

●	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

●	environmental contamination.

The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	the rental rates at which leases are renewed or replaced;

●	the percentage of total property expenses in relation to revenue;

●	the ratio of fixed operating expenses to those that vary with revenues; and

●	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

●	to pay for maintenance and other operating expenses associated with the property;

●	to fund repairs, replacements and capital improvements at the property; and

●	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

●	a general inability to lease space;

●	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

●	an increase in tenant payment defaults or any other inability to collect rental payments;

●	a decline in rental rates as leases are entered into, renewed or extended at lower rates;

●	an increase in the capital expenditures needed to maintain the property or to make improvements;

●	a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and

●	an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more—and possibly all—of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants’ leases were terminated.

Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Accordingly, factors that will affect the operation and value of a commercial property include:

●	the business operated by the tenants;

●	the creditworthiness of the tenants; and

●	the number of tenants.

Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under federal bankruptcy law, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

●
the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus

●
the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at an income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

●	changes in interest rates;

●	the availability of refinancing sources;

●	changes in governmental regulations, licensing or fiscal policy;

●	changes in zoning or tax laws; and

●	potential environmental or other legal liabilities.

Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager’s performance and viability. The property manager generally is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

●	operating the property and providing building services;

●	managing operating expenses; and

●	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

●	maintain or improve occupancy rates, business and cash flow,

●	reduce operating and repair costs, and

●	preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of one or more of the following: an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Maintaining a Property in Good Condition Is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property’s ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

●	rental rates;

●	location;

●	type of business or services and amenities offered; and

●	nature and condition of the particular property.

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

●	offers lower rents;

●	has lower operating costs;

●	offers a more favorable location; or

●	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

The Prospective Performance of the Multifamily and Commercial Mortgage Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our Other Trusts. Notwithstanding that there are many common factors affecting the profitability and value of income producing properties in general, those factors do not apply equally to all income producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income producing property. See, for example, “—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” below. Each income producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis. Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time. The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks

General. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There is No

Assurance” above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

●	the physical attributes of the property, such as its age, appearance, amenities and construction quality, in relation to competing buildings;

●	the types of services or amenities offered at the property;

●	the location of the property;

●	distance from employment centers and shopping areas;

●	the characteristics of the surrounding neighborhood, which may change over time;

●	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

●	the ability of management to provide adequate maintenance and insurance;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●
the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

●	compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

●	the ability of management to respond to competition;

●	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

●
in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

●
adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

●	local factory or other large employer closings;

●	state and local regulations, which may affect the property owner’s ability to evict tenants or to increase rent to the market rent for an equivalent apartment;

●	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

●	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

●	whether the property is subject to any age restrictions on tenants;

●	the extent to which increases in operating costs may be passed through to tenants; and

●	the financial condition of the owner of the property.

Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may—

●	require written leases;

●	require good cause for eviction;

●	require disclosure of fees;

●	prohibit unreasonable rules;

●	prohibit retaliatory evictions;

●	prohibit restrictions on a resident’s choice of unit vendors;

●	limit the bases on which a landlord may increase rent; or

●	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to—

●	fixed percentages,

●	percentages of increases in the consumer price index,

●	increases set or approved by a governmental agency, or

●	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.

Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder’s pro rata share of the corporation’s—

●	mortgage loan payments,

●	real property taxes,

●	maintenance expenses, and

●	other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation’s ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of—

●	maintenance payments from the tenant/shareholders, and

●	any rental income from units or commercial space that the cooperative corporation might control.

A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation’s ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include—

●
the failure of the corporation to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

●
the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation’s board of directors and management for a limited period of time. If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

Retail Properties. The term “retail property” encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include—

●	shopping centers,

●	factory outlet centers,

●	malls,

●	automotive sales and service centers,

●	consumer oriented businesses,

●	department stores,

●	grocery stores,

●	convenience stores,

●	specialty shops,

●	gas stations,

●	movie theaters,

●	fitness centers,

●	bowling alleys,

●	salons, and

●	dry cleaners.

A number of factors may affect the value and operation of a retail property. Some of these factors include:

●	the strength, stability, number and quality of the tenants;

●	tenants’ sales;

●	tenant mix;

●	whether the property is in a desirable location;

●	the physical condition and amenities of the building in relation to competing buildings;

●
whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

●	the financial condition of the owner of the property.

Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to—

●	lower rents,

●	grant a potential tenant a free rent or reduced rent period,

●	improve the condition of the property generally, or

●	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

●	competition from other retail properties;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	perceptions regarding the safety of the surrounding area;

●	demographics of the surrounding area;

●	the strength and stability of the local, regional and national economies;

●	traffic patterns and access to major thoroughfares;

●	the visibility of the property;

●	availability of parking;

●	the particular mixture of the goods and services offered at the property;

●	customer tastes, preferences and spending patterns; and

●	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property. Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements between the property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent.

Certain tenant estoppels will have been obtained from anchor and certain other tenants in connection with the origination of the mortgage loans that identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and operating agreement. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or reciprocal easement and operating agreement by the tenant or to litigation against the related borrower. We cannot assure you that these tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

●	an anchor tenant’s failure to renew its lease;

●	termination of an anchor tenant’s lease;

●	the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

●
the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

●	a loss of an anchor tenant’s ability to attract shoppers.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

●	factory outlet centers;

●	discount shopping centers and clubs;

●	catalogue retailers;

●	home shopping networks and programs;

●	internet web sites and electronic media shopping; and

●	telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Office Properties. Factors affecting the value and operation of an office property include:

●	the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

●
the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building’s compatibility with current business wiring requirements;

●	whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

●	the location of the property with respect to the central business district or population centers;

●	demographic trends within the metropolitan area to move away from or towards the central business district;

●	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

●	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

●	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

●	the quality and philosophy of building management;

●	access to mass transportation;

●	accessibility from surrounding highways/streets;

●	changes in zoning laws; and

●	the financial condition of the owner of the property.

With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

●	rental rates;

●	the building’s age, condition and design, including floor sizes and layout;

●	access to public transportation and availability of parking; and

●	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

The success of an office property also depends on the local economy. Factors influencing a company’s decision to locate in a given area include:

●	the cost and quality of labor;

●	tax incentives; and

●	quality of life considerations, such as schools and cultural amenities.

The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

●	full service hotels;

●	resort hotels with many amenities;

●	limited service hotels;

●	hotels and motels associated with national or regional franchise chains;

●	hotels that are not affiliated with any franchise chain but may have their own brand identity; and

●	other lodging facilities.

Factors affecting the value, operation and economic performance of a hospitality property include:

●	the location of the property and its proximity to major population centers or attractions;

●	the seasonal nature of business at the property;

●	the level of room rates relative to those charged by competitors;

●	quality and perception of the franchise affiliation;

●	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

●	the existence or construction of competing hospitality properties;

●	nature and quality of the services and facilities;

●	financial strength and capabilities of the owner and operator;

●	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

●	increases in operating costs, which may not be offset by increased room rates;

●	the property’s dependence on business and commercial travelers and tourism;

●	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

●
changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

●	the continued existence and financial strength of the franchisor;

●	the public perception of the franchise service mark; and

●	the duration of the franchise licensing agreement.

The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

Casino Properties. Factors affecting the economic performance of a casino property include:

●	location, including proximity to or easy access from major population centers;

●	appearance;

●	economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

●	the existence or construction of competing casinos;

●	dependence on tourism; and

●	local or state governmental regulation.

Competition among major casinos may involve attracting patrons by—

●	providing alternate forms of entertainment, such as performers and sporting events, and

●	offering low-priced or free food and lodging.

Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

Health Care-Related Properties. Health care-related properties include:

●	hospitals;

●	medical offices;

●	skilled nursing facilities;

●	nursing homes;

●	congregate care facilities; and

●	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

●	statutory and regulatory changes;

●	retroactive rate adjustments;

●	administrative rulings;

●	policy interpretations;

●	delays by fiscal intermediaries; and

●	government funding restrictions.

In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;

●	facility inspections;

●	rate setting;

●	disruptions in payments;

●	reimbursement policies;

●	audits, which may result in recoupment of payments made or withholding of payments due;

●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;

●
patient care liability claims, including those generated by the recent advent of the use of video surveillance, or “granny cams”, by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and

●	shortages in staffing, increases in labor costs and labor disputes.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider arrangements by a significant number of facilities could have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues. Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business. For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs. Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs. There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions. The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

Each state also has a Medicaid Fraud Control Unit, which typically operates as a division of the state Attorney General’s Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property. In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies. There are Medicaid Fraud Control Unit and state Attorney General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities. They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers. The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions. The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility’s age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care. If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties. Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time. Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged real property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

The value and operation of an industrial property depends on:

●	location of the property, the desirability of which in a particular instance may depend on—

1.	availability of labor services,

2.	proximity to supply sources and customers, and

3.	accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

●	building design of the property, the desirability of which in a particular instance may depend on—

1.	ceiling heights,

2.	column spacing,

3.	number and depth of loading bays,

4.	divisibility,

5.	floor loading capacities,

6.	truck turning radius,

7.	overall functionality, and

8.	adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

●	the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

Successful operation of a warehouse, mini-warehouse or self-storage property depends on—

●	building design,

●	location and visibility,

●	tenant privacy,

●	efficient access to the property,

●	proximity to potential users, including apartment complexes or commercial users,

●	services provided at the property, such as security,

●	age and appearance of the improvements, and

●	quality of management.

In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities. Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

A self storage property may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

●	competition from facilities having businesses similar to a particular restaurant or tavern;

●	perceptions by prospective customers of safety, convenience, services and attractiveness;

●	the cost, quality and availability of food and beverage products;

●	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

●	changes in demographics, consumer habits and traffic patterns;

●	the ability to provide or contract for capable management; and

●	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive. The principal means of competition are—

●	market segment,

●	product,

●	price,

●	value,

●	quality,

●	service,

●	convenience,

●	location, and

●	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have—

●	lower operating costs,

●	more favorable locations,

●	more effective marketing,

●	more efficient operations, or

●	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

●	actions and omissions of any franchisor, including management practices that—

1.	adversely affect the nature of the business, or

2.	require renovation, refurbishment, expansion or other expenditures;

●	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

●	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower’s rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into “spaces” or “home sites” that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. In general, the individual mobile homes and other housing units will not constitute material collateral for a mortgage loan underlying a series of offered certificates.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes.

Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

●	location of the manufactured housing property;

●	the ability of management to provide adequate maintenance and insurance;

●	the number of comparable competing properties in the local market;

●	the age, appearance, condition and reputation of the property;

●	whether the property is subject to any age restrictions on tenants;

●	the quality of management; and

●	the types of facilities and services it provides.

Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including—

●	multifamily rental properties,

●	cooperatively-owned apartment buildings,

●	condominium complexes, and

●	single-family residential developments.

Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

Manufactured housing communities, mobile home parks and recreational vehicle parks have few improvements (which are highly specialized) and are “special purpose” properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to—

●	fixed percentages,

●	percentages of increases in the consumer price index,

●	increases set or approved by a governmental agency, or

●	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

●	the location and appearance of the property;

●	the appeal of the recreational activities offered;

●	the existence or construction of competing properties, whether or not they offer the same activities;

●	the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

●	geographic location and dependence on tourism;

●	changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

●	seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

●	sensitivity to weather and climate changes; and

●	local, regional and national economic conditions.

A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

●	sporting events;

●	musical events;

●	theatrical events;

●	animal shows; and/or

●	circuses.

The ability to attract patrons is dependent on, among others, the following factors:

●	the appeal of the particular event;

●	the cost of admission;

●	perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

●	perceptions by prospective patrons of the safety of the surrounding area; and

●	the alternative forms of entertainment available in the particular locale.

In some cases, an arena’s or stadium’s success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

Charitable Organizations. Charitable organizations and other non-profit tenants generally depend on donations from individuals and government grants and subsidies to meet expenses (including rent) and pay for maintenance and capital expenditures. The extent of those donations is dependent on the extent to which individuals are prepared to make donations, which is influenced by a variety of social, political and economic factors, and whether the governmental grants and subsidies will continue with respect to any such institution. Donations may be adversely affected by economic conditions, whether local, regional or national. A reduction in donations, government grants or subsidies may impact the ability of the related institution to pay rent and there can be no assurance that a borrower leasing to a charitable organization or other non-profit tenant will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay.

Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are often located in special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

Private Schools and Other Cultural and Educational Institutions. The cash flows generated from private schools and other cultural and educational institutions are generally dependent on student enrollment or other attendance and the ability of such students or attendees to pay tuition and related fees, which, in some cases, is dependent on the ability to obtain financial aid or loans. Enrollment and/or attendance at a private school or cultural and educational institution may decrease due to, among other factors:

●	changing local demographics;

●	competition from other schools or cultural and educational institutions;

●	increases in tuition and/or reductions in availability of student loans, government grants or scholarships; and

●
reductions in education spending as a result of changes in economic conditions in the area of the school or cultural and educational institution; and poor performance by teachers, administrative staff or students; or mismanagement at the private school or cultural and educational institution.

Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on—

●	its location,

●	its size,

●	the surrounding neighborhood, and

●	local zoning laws.

Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error

Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

●	the successful operation of the property, and

●	its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

●	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to

●	the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to—

●	make the loan payments on the related mortgage loan,

●	cover operating expenses, and

●	fund capital improvements at any given time.

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as—

●	some health care-related facilities,

●	hotels and motels,

●	recreational vehicle parks, and

●	mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

●	warehouses,

●	retail stores,

●	office buildings, and

●	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

●	increases in energy costs and labor costs;

●	increases in interest rates and real estate tax rates; and

●	changes in governmental rules, regulations and fiscal policies.

Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

●	the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances—

●	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

●	the lender has greater protection against loss on liquidation following a borrower default.

However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on—

●	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

●	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

●	the income capitalization method, which takes into account the property’s projected net cash flow; or

●	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties. For example—

●	it is often difficult to find truly comparable properties that have recently been sold;

●	the replacement cost of a property may have little to do with its current market value; and

●	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above.

Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on—

●	the operation of all of the related real properties, and

●	the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

●	any adverse economic developments that occur in the locale, state or region where the properties are located;

●	changes in the real estate market where the properties are located;

●	changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

●	acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery

Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. This could negatively impact the borrower’s financial conditions, and thus its ability to pay amounts due and owing under the subject underlying mortgage loan. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

●	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

●	individuals that have personal liabilities unrelated to the property.

In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower’s leasehold interest in the related mortgaged real property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower’s organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

In some cases a borrower may be required to have independent directors, managers or trustees in order to mitigate the risk of a voluntary bankruptcy by that borrower even though it is solvent. However, any director, manager or trustee, even one that is otherwise independent of the applicable borrower and its parent entity, may determine in the exercise of its fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by the applicable borrower. Such determination might take into account the interests and financial condition of affiliates of the applicable borrower, including its parent entity. Accordingly, the financial distress of an affiliate of the borrower on any mortgage loan in one of our trusts might increase the likelihood of a bankruptcy filing by that borrower.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates. See “—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates” below and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues.”

The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter a mortgage loan’s repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, a lender may be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with a lender’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

●	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

●
that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

●	that the results of the environmental testing were accurately evaluated in all cases;

●
that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

●	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

●	tenants at the property, such as gasoline stations or dry cleaners, or

●	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an “owner” or “operator” of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

●	agents or employees of the lender are deemed to have participated in the management of the borrower, or

●	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978—

●	to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

●
to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums

Some mortgage loans underlying the offered certificates will be secured by—

●	the related borrower’s interest in a commercial condominium unit or multiple units in a residential condominium project, and

●	the related voting rights in the owners’ association for the subject building, development or project.

Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any. Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower’s interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property

For purposes of each prospectus supplement, unless otherwise indicated therein, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the U.S. bankruptcy code (11 U.S.C. Section 365(h)) to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity or the trustee on its behalf may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated and the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the U.S. bankruptcy code, such a result would be consistent with the purpose of the 1994 Amendments to the U.S. bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the U.S. bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the U.S. bankruptcy code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. bankruptcy code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the U.S. bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) through (4) of the U.S. bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders, however, certain of the ground leases with respect to a mortgage loan included in a trust fund may not.

With respect to certain of the mortgage loans included in one of our trusts, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in this prospectus.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type for which the ground lessee operates the premises because that use is likely a significant source of revenue for the payment of ground rent.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan. In order to do so, the court would have to determine that—

●	the bankrupt party—

1.	was insolvent at the time of granting the lien,

2.	was rendered insolvent by the granting of the lien,

3.	was left with inadequate capital, or

4.	was not able to pay its debts as they matured; and

●
the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

Prepayment Premiums, Fees and Charges. Under federal bankruptcy law and the laws of a number of states, the enforceability of any mortgage loan provisions that require prepayment lockout periods or payment of a yield maintenance charge or a prepayment premium, fee or charge upon an involuntary or a voluntary prepayment, is unclear. Provisions requiring yield maintenance charges or prepayment premiums, fees or charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium, fee or charge will be enforceable. In addition, if provisions requiring yield maintenance charges or prepayment premiums, fees or charges upon involuntary prepayment were unenforceable, borrowers would have an incentive to default in order to prepay their loans. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium, fee or charge.

Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

●	the related real property, or

●	a majority ownership interest in the related borrower.

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

●	the default is deemed to be immaterial,
●	the exercise of those remedies would be inequitable or unjust, or
●	the circumstances would render the acceleration unconscionable.

See “Certain Legal Aspects of the Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions” below in this prospectus.

Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues.”

Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property

Several states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which “one action”, “security first” and/or “anti-deficiency” rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust’s rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional – and perhaps significant additional – delay and expense in foreclosing on the underlying real properties located in states affected by “one action”, “security first” or “anti-deficiency” rules. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure—One Action and Security First Rules” and “—Foreclosure—Anti-Deficiency Legislation”.

Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights

With respect to one or more of the mortgage loans included in one of our trusts, the related borrower may have encumbered, or be permitted to encumber, the related real property collateral with additional secured debt. In addition, one or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans — not included in the related trust — that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan. See “The Trust Fund—Mortgage Loans—Loan Combinations.”

Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring additional secured debt.

The existence of any additional secured indebtedness may adversely affect the related borrower’s financial viability and/or the subject trust’s security interest in the related real property collateral. For example, the existence of additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the loan’s maturity. In addition, the related borrower may have difficulty repaying multiple loans. The existence of other debt, secured or otherwise, may also increase the likelihood of a borrower bankruptcy. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See “Certain Legal Aspects of the Mortgage Loans—Subordinate Financing.”

In addition, if any mortgage loan underlying a series of offered certificates is secured by a mortgaged real property encumbered by other mortgage debt, and if that other mortgage debt is not part of the related trust, then the related trust may be subject to a co-lender, intercreditor or similar agreement with the other affected mortgage lenders that, among other things:

●
grants any such other mortgage lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

●	limits modifications of the payment terms of the subject underlying mortgage loan; and or

●	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

See also “—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests” below.

With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.

One or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans — not included in the related trust — that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan. See “The Trust Fund—Mortgage Loans—Loan Combinations.” Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in our trust, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer — without cause — with respect to that loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in a loan combination — or, if applicable, any representative, designee or assignee thereof with respect to the particular right — that includes a mortgage loan in our trust will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in an unrelated securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

In addition, if any mortgage loan included in one of our trusts is part of a loan combination, then that mortgage loan may be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination. Consequently, the certificateholders of the related series of certificates would have limited ability to control the servicing of that loan combination and the parties with control over the servicing of that loan combination may have interests that conflict with your interests. See “Description of the Governing Documents—Servicing Mortgage Loans That Are Part of a Loan Combination.”

Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable

One or more mortgage loans included in one of our trusts may be part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral. Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust — directly or through an applicable servicer — will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by federal bankruptcy law. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender’s objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee’s recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

In the case of one or more mortgage loans included in one of our trusts, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder. Such financing is often referred to as mezzanine debt. While a lender on mezzanine debt has no security interest in or rights to the related mortgaged real property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

In addition, if, in the case of any mortgage loan underlying a series of offered certificates, equity interests in the related borrower have been pledged to secure mezzanine debt, then the related trust may be subject to an intercreditor or similar agreement that, among other things:

●	grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

●	limits modifications of payment terms of the subject underlying mortgage loan; and/or

●	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

Furthermore, mezzanine debt reduces the mezzanine borrower’s indirect equity in the subject mortgaged real property and therefore may reduce its incentive to invest cash in order to support that mortgaged real property.

World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates.

The economic impact of the United States’ military operations in Iraq, Afghanistan and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by the applicable trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the affected certificates. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy. Most such insurance policies typically do not cover any physical damage resulting from, among other things:

●	war,

●	riot, strike and civil commotion,

●	terrorism,

●	nuclear, biological or chemical materials,

●	revolution,

●	governmental actions,

●	floods and other water-related causes,

●	earth movement, including earthquakes, landslides and mudflows,

●	wet or dry rot,

●	mold,

●	vermin, and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property

Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property’s structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises “as is” in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results

Some mortgage loans underlying a series of offered certificates may be secured by mortgaged real properties that are undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

Compliance with the Americans with Disabilities Act of 1990 May Be Expensive

Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan

From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. It is possible that those legal proceedings may have a material adverse effect on any borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

●	breach of contract involving a tenant, a supplier or other party;

●	negligence resulting in a personal injury, or

●	responsibility for an environmental problem.

Litigation will divert the owner’s attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner’s ability to repay a mortgage loan secured by the property.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Potential Conflicts of Interest Can Affect a Person’s Performance

A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates—or, in the case of a sub-servicer, a consistent sub-servicing agreement—and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future. However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties.

In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

●	the real properties may be managed by property managers that are affiliated with the related borrowers;

●	the property managers also may manage additional properties, including properties that may compete with those real properties; or

●
affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans

Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

Limited Information Causes Uncertainty

Some of the mortgage loans that will be included in our trusts are loans that were made to enable the related borrower to acquire the related real property. Accordingly, for some of these loans limited or no historical operating information is available with respect to the related real property. As a result, you may find it difficult to analyze the historical performance of those properties.

The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets

It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the United States Government and others, including military action, will have on U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market, including any underwriter of your offered certificates, although the prospectus supplement may indicate that one or more underwriters of your offered certificates intend to establish a secondary market in the certificates. Furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including—

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities

Recent events in the real estate securitization markets, as well as the debt markets generally, have caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate has resulted in increased delinquencies and defaults on loans secured by that real estate. In addition, the downturn in the general economy has affected the financial strength of many commercial real estate tenants and has resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector. Any continued downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on securities that are backed by loans secured by that real estate and thus affect the values of those securities. We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe or how it will affect the value of your offered certificates.

In addition to credit factors directly affecting commercial mortgage-backed securities, the continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset-backed and structured products has also contributed to a decline in the market value and liquidity of commercial mortgage-backed securities. The deterioration of other structured products markets may continue to adversely affect the value of commercial mortgage-backed securities. Even if your offered certificates are performing as anticipated, the value of your offered certificates in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed or structured products. Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of your offered certificates.

Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series

If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things—

●	the payment priorities of the respective classes of the certificates of the same series,

●	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

●	the characteristics and quality of the mortgage loans in the related trust.

Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates

The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related trust. The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the related trust assets. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See “Description of the Certificates—Allocation of Losses and Shortfalls” and “Description of Credit Support.” If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders of the Same Series

The holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of any series that includes offered certificates may be entitled to: (a) direct and advise the related master servicer and/or special servicer with respect to various actions, and subject to various conditions, that will be described in the related prospectus supplement, which actions may include specified servicing actions with respect to all or any one or more particular mortgage loans and/or foreclosure properties in the related trust;(b) replace the special servicer with respect to one or more mortgage loans and/or foreclosure properties in the related trust, subject to satisfaction of the conditions described in the related prospectus supplement; and (c) exercise cure rights and/or purchase options with respect to mortgage loans, or one or more particular mortgage loans, in the related trust as to which specified defaults have occurred or are reasonably foreseeable. Some of the foregoing rights and powers may be assignable or may be exercisable through a representative.

The certificateholders and/or certificate owners possessing — directly or through representatives — the rights and powers described above will generally be, at least initially, the holders or beneficial owners of non-offered certificates. Those certificateholders and/or certificate owners are therefore likely to have interests that conflict with those of the holders of the offered certificates of the same series. You should expect that those certificateholders and/or certificate owners — directly or through representatives — will exercise their rights and powers solely in their own best interests and will not be liable to the holders or beneficial owners of any other class of certificates of the subject series for so doing.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The servicer for a series of certificates may be eligible to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act. If a servicer for any series of certificates were to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act, although the related pooling and servicing agreement or similar document provides that such an event would be a termination event entitling the trust to terminate the servicer, the provision would most likely not be enforceable. However, a rejection of the servicing agreement by the servicer in a bankruptcy proceeding or repudiation of the pooling and servicing agreement or similar document in a receivership under the Federal Deposit Insurance Act would be treated as a breach of the pooling and servicing agreement or similar document and give the trust a claim for damages and the ability to appoint a successor servicer. An assumption under the U.S. bankruptcy code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the servicer to assume the pooling and servicing agreement or similar document and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or that the trust would be entitled to terminate servicer in a timely manner or at all. If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates

To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets

The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

Problems with Book-Entry Registration

Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result—

●	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

●	you may have only limited access to information regarding your offered certificates;

●	you may suffer delays in the receipt of payments on your offered certificates; and

●	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See “Description of the Certificates—Book-Entry Registration.”

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

Any of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

●
any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended, and

●	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

In addition, in connection with the trust’s acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

Ordinarily, a grantor trust that modifies a mortgage loan jeopardizes its tax status as a grantor trust, and a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC, and possibly a grantor trust, may avoid such consequences, however, if the default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

The IRS has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or a grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Internal Revenue Code that allow a servicer to modify terms of REMIC-held mortgage loans that relate to changes in collateral, credit enhancement and recourse features, provided that after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue

Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC or grantor trust restrictions as well as any potential changes to the tax rules governing REMICs or grantor trusts.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that evidences a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See “Material Federal Income Tax Consequences—REMICs.”

Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

●	generally will not be reduced by losses from other activities,

●	for a tax-exempt holder, will be treated as unrelated business taxable income, and

●	for a foreign holder, will not qualify for any exemption from withholding tax.

Individuals and Certain Entities Should Not Invest in REMIC Residual Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for:

●	individuals,

●	estates,

●	trusts beneficially owned by any individual or estate, and

●	pass-through entities having any individual, estate or trust as a shareholder, member or partner.

In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to—

●	a foreign person under the Internal Revenue Code, or

●
an entity that is classified as a U.S. partnership under the Internal Revenue Code if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a foreign person under the Internal Revenue Code, or

●	a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC would exhibit the characteristics, and be subject to the risks, described above in this “—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences” section.

Finally, you should be aware that Treasury regulations do not permit REMIC residual certificates to be marked to market under section 475 of the Internal Revenue Code. We recommend that you consult your tax advisors regarding these regulations.

See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates.”

No Gross Up in Respect of the Certificates Held by Non-U.S. Persons

To the extent that any withholding tax is imposed on payments of interest or other payments on any certificates, as a result of any change in applicable law or otherwise, there will be no obligation to make any “gross-up” payments to certificateholders in respect of such taxes and such withholding tax would therefore result in a shortfall to affected certificateholders. See “Material Federal Income Tax Consequences—REMICs—Foreign Investors in REMIC Certificates” and “—FATCA”, “—Taxation of Classes of Exchangeable Certificates—FATCA”, and “Material Federal Income Tax Consequences—Grantor Trusts—Foreign Investors” and “—FATCA.”

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with original issue discount for federal income tax purposes, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with regard to the original issue discount. See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” and “Material Federal Income Tax Consequences—Grantor Trusts.”

The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates

Any credit rating assigned by a rating agency to a class of offered certificates will reflect only its assessment of the likelihood that holders of the certificates will receive payments to which the certificateholders are entitled under the related pooling and servicing agreement. Such rating will not constitute an assessment of the likelihood that—

●	principal prepayments on the related mortgage loans will be made;

●	the degree to which the rate of such prepayments might differ from that originally anticipated; or

●	the likelihood of early optional termination of the trust.

Any rating will not address the possibility that prepayment of the mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Therefore, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a class of offered certificates.

The amount, type and nature of credit support given a series of offered certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the offered certificates of any series may be insufficient to fully protect the holders of those certificates from losses on the related mortgage asset pool.

The Ratings of Your Offered Certificates May Be Lowered or Withdrawn, or Your Certificates May Receive an Unsolicited Rating, Which May Adversely Affect the Liquidity, Market Value and Regulatory Characteristics of Your Offered Certificates

Unless otherwise provided in the prospectus supplement (and in any event as may be required by the applicable regulations associated with the depositor’s use of Form S-3 for the registration statement pursuant to which the offering of the offered certificates is being made hereby), it is a condition to the issuance of the offered certificates that they be rated investment grade (i.e., in one of the four highest rating categories) by at least one nationally recognized statistical rating organization. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and accordingly, there can be no assurance to you that the ratings assigned to any offered certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of offered certificates by any applicable rating agency may be lowered following the initial issuance of the certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis. In addition, the Securities and Exchange Commission may determine that any rating agency retained by the depositor, a sponsor or an underwriter to provide a security rating on any class of any series of offered certificates no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate any such class of offered certificates. Neither the depositor nor any related sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of offered certificates. If any rating is revised or withdrawn or if any rating agencies retained by the depositor, a sponsor or an underwriter to provide a security rating on any class of any series of offered certificates no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate any such class of offered certificates, the liquidity, market value and regulatory characteristics of your offered certificates may be adversely affected.

Additionally, it is possible that rating agencies not hired by the depositor, a sponsor or an underwriter may provide unsolicited ratings that differ from the ratings provided by any rating agencies retained by the depositor, a sponsor or an underwriter. There can be no assurance that an unsolicited rating will not be issued prior to or after the closing date of any series of offered certificates, and none of the depositor, any related sponsor or any related underwriter is obligated to inform investors (or potential investors) in any series offered certificates if an unsolicited rating is issued after the date of the related prospectus supplement. Consequently, if you intend to purchase offered certificates, you should monitor whether an unsolicited rating of the offered certificates has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on a class of offered certificates. If any non-hired rating agency provides an unsolicited rating that differs from (or is lower than) the rating provided by any rating agency retained by the depositor, a sponsor or an underwriter in connection with any series issuance, the liquidity, market value and regulatory characteristics of your offered certificates may be adversely affected.

Any downgrading or unsolicited rating of a class of offered certificates to below “investment grade” may affect your ability to purchase or retain, or otherwise impact the regulatory characteristics, of those certificates.

CAPITALIZED TERMS USED IN THIS PROSPECTUS

From time to time we use capitalized terms in this prospectus. Frequently used capitalized terms will have the respective meanings assigned to them in the “Glossary” attached to this prospectus.

THE TRUST FUND

Description of the Trust Assets

The trust assets backing a series of offered certificates will collectively constitute the related trust fund. Each such trust fund will primarily consist of:

●	various types of multifamily and/or commercial mortgage loans;

●
mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

●	a combination of mortgage loans and mortgage-backed securities of the types described above.

In addition to the asset classes described above in this “Description of the Trust Assets” section, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate do not exceed 10% by principal balance of the related asset pool. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

Neither we nor any of our affiliates will guarantee payment on any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure payment on any of those mortgage assets.

Mortgage Loans

General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

●	rental or cooperatively-owned buildings with multiple dwelling units;

●
retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

●
retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

●	office properties;

●	hospitality properties, such as hotels, motels and other lodging facilities;

●	casino properties;

●	health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

●	industrial properties;

●	warehouse facilities, mini-warehouse facilities and self-storage facilities;

●	restaurants, taverns and other establishments involved in the food and beverage industry;

●	manufactured housing communities, mobile home parks and recreational vehicle parks;

●	recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

●	arenas and stadiums;

●	churches and other religious facilities;

●	parking lots and garages;

●	mixed use properties;

●	other income-producing properties; and

●	unimproved land.

The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth above under “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” is a discussion of some of the various factors that may affect the value and operations of each of the indicated types of multifamily and commercial properties.

The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include—

●	a fee interest or estate, which consists of ownership of the property for an indefinite period,

●	an estate for years, which consists of ownership of the property for a specified period of years,

●	a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

●	shares in a cooperative corporation which owns the property, or

●	any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and, in general, are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes, a common loan agreement or other common loan document. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination. “Risk Factors—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.”

Junior Mortgage Loans. If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust fund. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are generally applied—

●	first, to the payment of court costs and fees in connection with the foreclosure,

●	second, to the payment of real estate taxes, and

●	third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

Delinquent Mortgage Loans. If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement—

●	the period of the delinquency,
●	any forbearance arrangement then in effect,
●	the condition of the related real property, and
●	the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure. Furthermore, delinquent mortgage loans will not constitute 20% or more, as measured by dollar volume, of the mortgage asset pool for a series of offered certificates as of the relevant measurement date.

Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

●	an original term to maturity of not more than approximately 40 years; and

●	scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

A mortgage loan included in one of our trusts may also include terms that:

●	provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

●
provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

●	provide for no accrual of interest;

●
provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

●	be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

●	permit the negative amortization or deferral of accrued interest;

●	permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

●	prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

●	the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

●	the type or types of property that provide security for repayment of the mortgage loans;

●	the earliest and latest origination date and maturity date of the mortgage loans;

●
the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

●	loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

●	the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

●
if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

●	information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

●
debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

●	the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, to the extent such information is not otherwise required to be included in the related prospectus supplement pursuant to the Securities Act, we will provide—

●	more general information in the related prospectus supplement, and

●	specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K following the issuance of those certificates.

In addition, with respect to any obligor or group of affiliated obligors with respect to any pool asset or group of pool assets, or property or group of related properties securing any pool asset or group of pool assets, if such pool asset or group of pool assets represents a material concentration within the mortgage asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

Real Property and Other Collateral. Following a foreclosure, acceptance of a deed in lieu of foreclosure or any enforcement action, trust assets may include real property or other collateral for a defaulted mortgage loan pending the liquidation of that collateral.

Mortgage-Backed Securities

The mortgage-backed securities underlying a series of offered certificates may include:

●
mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

●	certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

Each mortgage-backed security included in one of our trusts—

●	will have been registered under the Securities Act, or

●	will be exempt from the registration requirements of that Act, or

●	will have been held for at least the holding period specified in Rule 144(d) under that Act, or

●	may otherwise be resold by us publicly without registration under that Act.

We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

●	the initial and outstanding principal amount(s) and type of the securities;

●	the original and remaining term(s) to stated maturity of the securities;

●	the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

●	the payment characteristics of the securities;

●	the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

●	a description of the related credit support, if any;

●	the type of mortgage loans underlying the securities;

●	the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

●	the terms and conditions for substituting mortgage loans backing the securities; and

●	the characteristics of any agreements or instruments providing interest rate protection to the securities.

With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

Acquisition, Removal and Substitution of Mortgage Assets

We will generally acquire the mortgage assets to be included in our trusts from Citigroup Global Markets Realty Corp. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days — or such other period as may be specified in the related prospectus supplement — following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things:

●	the term or duration of the prefunding period;

●	the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds;

●	triggers or events that would trigger limits on or terminate the prefunding period and the effects of such triggers;

●	when and how new mortgage assets may be acquired during the prefunding period, and any limitation on the ability to add mortgage assets;

●	the acquisition or underwriting criteria for additional mortgage assets to be acquired during the prefunding period;

●	which party has the authority to add mortgage assets or determine if proposed additional mortgage assets meet the acquisition or underwriting criteria for adding mortgage assets;

●	any requirements to add minimum amounts of mortgage assets and any effects of not meeting those requirements;

●
if applicable, the procedures and standards for the temporary investment of funds in the prefunding account pending use and a description of the financial products or instruments eligible for the prefunding account; and

●	the circumstances under which funds in a prefunding account will be distributed to certificateholders or otherwise disposed of.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

●	cash that would be applied to pay down the principal balances of the certificates of that series; and/or

●	other mortgage loans or mortgage-backed securities that—

1.	conform to the description of mortgage assets in this prospectus, and

2.	satisfy the criteria set forth in the related prospectus supplement.

For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on a direct or indirect equity interest in the related borrower, (b) a purchase option on the part of the holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of the subject series and/or (c) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement. In some cases, those purchase options may be assignable or exercisable by a specified designee.

In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, all of the remaining certificateholders of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

See also “Description of the Certificates—Termination and Redemption.”

Cash, Accounts and Permitted Investments

The trust assets underlying a series of offered certificates will include cash from various sources, including initial deposits and payments and collections received or advanced on the related mortgage assets and other related trust assets.

The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All initial deposits, payments and collections received or advanced on the mortgage assets and other trust assets and other cash held by one of our trusts will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

Funds on deposit in any account established and maintained on behalf of certificateholders may be invested in permitted investments. In the related prospectus supplement, we will provide a summary description of those permitted investments and identify the beneficiary of any interest and other income earned on funds in an account established and maintained on behalf of certificateholders.

Credit Support

The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

●	overcollateralization and/or excess cash flow;

●	the subordination of one or more other classes of certificates of the same series;

●	a letter of credit;

●	a surety bond;

●	an insurance policy;

●	a guarantee; and/or

●	a reserve fund.

In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates and, if applicable, we will identify the provider of that credit support.

Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection

The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested. For so long as it is in effect, a guaranteed investment contract will provide a specified rate of return on any and all moneys invested with the provider of that contract.

Trust assets may also include:

●	interest rate exchange agreements;

●	interest rate cap agreements;

●	interest rate floor agreements; or

●	currency exchange agreements.

In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

TRANSACTION PARTICIPANTS

The Sponsor

Unless otherwise specified in the related prospectus supplement, Citigroup Global Markets Realty Corp. (‘‘CGMRC’’), a New York corporation, will act as the sole sponsor or a co-sponsor of each securitization transaction involving the issuance of a series of offered certificates. CGMRC was organized in 1979 and is a wholly owned subsidiary of Citigroup Inc. and an affiliate of both us and Citigroup Global Markets Inc. CGMRC maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group. Its telecopy number is (212) 723-8604. CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in commercial mortgage-backed securitization (‘‘CMBS’’) transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

The prospectus supplement for each series of certificates offered by this prospectus will also identify and provide information as to CGMRC, if it acts as sponsor, and any other sponsors for the related securitization transaction. Such information will include, as to each such sponsor, a description of its securitization program.

The Depositor

We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of certificates offered by this prospectus. We were incorporated in the state of Delaware on July 17, 2003. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

We are an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc. and an affiliate of Citigroup Global Markets Inc. Our principal executive offices are located at 388 Greenwich Street, New York, New York 10013. Our telephone number is 212-816-6000.

We do not have, and do not expect in the future to have, any significant assets.

We do not file with the SEC annual reports on Form 10-K or any other reports with respect to ourselves or our financial condition pursuant to Section 13(a) or 15(d) of the Exchange Act.

We were organized, among other things, for the purposes of:

●	acquiring, holding, transferring and assigning mortgage loans, or interests in those loans;

●	acquiring, holding, transferring and assigning mortgage-backed securities that evidence interests in mortgage loans;

●
authorizing, issuing, selling and delivering bonds or other evidence of indebtedness that are secured by a pledge or other assignment of real properties, mortgage loans, mortgage-backed securities, reserve funds, guaranteed investment contracts, letters of credit, insurance contracts, surety bonds or any other credit enhancement device or interest rate or currency protection device;

●
acting as depositor of one or more trusts formed to issue, sell and deliver bonds or certificates of interest that are secured by a pledge or assignment of, or represent interests in, pools of mortgage loans and mortgage-backed securities; and

●
doing all such things as are reasonable or necessary to enable us to carry out any of the above, including entering into loan agreements, servicing agreements and reimbursements agreements and selling certificates of interest in any trust for which we serve as depositor.

Since our incorporation in 2003, we have been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans. We generally acquire the commercial and multifamily mortgage loans from CGMRC or another of our affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

After the issuance of a series of offered certificates, we may be required, to the extent specified in the related Governing Document, to perform certain actions on a continual basis, including but not limited to:

●
to remove the trustee upon the occurrence of certain specified events, including certain events of bankruptcy or insolvency, failure to deliver certain required reports or failure to make certain distributions to the certificateholders required pursuant to the related Governing Document, and thereupon appoint a successor trustee;

●	to appoint a successor trustee in the event the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the related Governing Document;

●
to provide the trustee, the master servicer or the special servicer with any reports, certifications and information, other than with respect to the mortgage loans, that it may reasonably require to comply with the terms of the related Governing Document; and

●
to provide to the related tax administrator in respect of the related trust such information as it may reasonably require to perform its reporting and other tax compliance obligations under the related Governing Document.

Generally, however, it is expected that the functions and/or duties set out under this “—The Depositor” section will be performed by our agents or affiliates.

Neither we nor any of our affiliates will insure or guarantee distributions on the certificates of any series offered by means of this prospectus and any related prospectus supplement. The pooling and servicing agreement for each series will provide that the holders of the certificates for the series will have no rights or remedies against us or any of our affiliates for any losses or other claims in connection with any series of offered certificates or the underlying mortgage loans other than the repurchase or substitution of the mortgage loans by us or one of our affiliates, if and to the extent specifically disclosed in the related prospectus supplement.

The Issuing Entity

The issuing entity with respect to each series of offered certificates is the entity that will own and hold the related mortgage assets and in whose name those certificates will be issued. Each issuing entity will be a statutory trust or a common law trust organized at our direction under the laws of the State of New York or other jurisdiction specified in the related prospectus supplement. As described in the related prospectus supplement, the Governing Document for each series of offered certificates will set forth the permissible activities and restrictions on the activities of the related issuing entity and will govern the servicing and administration of the related trust assets. Each series of offered certificates will represent interests only in, and be payable solely from assets of, the related trust. However, a series of offered certificates may be issued together with other certificates of the same series, which other certificates will not be offered pursuant to this prospectus. Accordingly, the assets of one of our trusts may back one or more classes of certificates other than the related offered certificates. The trust assets for each series will be held by the related trustee for the benefit of the related certificateholders.

The Originators

Some or all of the mortgage loans included in one of our trusts may be originated by CGMRC or by one of our other affiliates. In addition, there may be other third-party originators of the mortgage loans to be included in one of our trusts. Accordingly, we will acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee, in privately negotiated transactions. See “Transaction Participants—The Sponsor.” We will identify in the related prospectus supplement any originator or group of affiliated originators—apart from a sponsor and/or its affiliates—that will or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

DESCRIPTION OF THE GOVERNING DOCUMENTS

General

The “Governing Document” for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicers. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for the subject series of offered certificates.

If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, sub-servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

A form of a pooling and servicing agreement has been filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under “Transaction Participants—The Depositor.”

Assignment of Mortgage Assets

At the time of initial issuance of any series of offered certificates, we will acquire and assign, or cause to be directly assigned, to the designated trustee those mortgage assets and any other assets to be included in the related trust fund. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

●	in the case of a mortgage loan—

1.	the address of the related real property,

2.	the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

3.	the remaining term to maturity, the maturity date or the anticipated repayment date, and

4.	the outstanding principal balance; and

●	in the case of a mortgage-backed security—

1.	the outstanding principal balance, and

2.	the pass-through rate or coupon rate.

Representations and Warranties with Respect to Mortgage Assets

If and to the extent set forth in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

●	the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

●	the warranting party’s title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

●	in the case of a mortgage loan—

1.	the enforceability of the related mortgage note and mortgage,

2.	the existence of title insurance insuring the lien priority of the related mortgage, and

3.	the payment status of the mortgage loan.

We will identify the warranting party, and give a more detailed summary of the representations and warranties made thereby, in the related prospectus supplement. In most cases, the warranting party will be a prior holder of the particular mortgage assets. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a material breach of any of those representations and warranties.

Collection and Other Servicing Procedures with Respect to Mortgage Loans

The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

●	maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

●	ensuring that the related properties are properly insured;

●	attempting to collect delinquent payments;

●	supervising foreclosures;

●	negotiating modifications;

●	responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

●	protecting the interests of certificateholders with respect to senior lienholders;

●	conducting inspections of the related real properties on a periodic or other basis;

●	collecting and evaluating financial statements for the related real properties;

●	managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

●	maintaining servicing records relating to mortgage loans in the trust.

We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

●	mortgage loans that are delinquent with respect to a specified number of scheduled payments;

●	mortgage loans as to which there is a material non-monetary default;

●	mortgage loans as to which the related borrower has—

1.	entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

2.	become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

●	real properties acquired as part of the trust with respect to defaulted mortgage loans.

The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer’s continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

A borrower’s failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can—

●	make the initial determination of appropriate action,

●	evaluate the success of corrective action,

●	develop additional initiatives,

●	institute foreclosure proceedings and actually foreclose, or

●	accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues.”

A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as—

●	performing property inspections and collecting, and

●	evaluating financial statements.

A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as—

●	continuing to receive payments on the mortgage loan,

●	making calculations with respect to the mortgage loan, and

●	making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

If and to the extent set forth in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See “Description of Credit Support” in this prospectus.

Servicing Mortgage Loans That Are Part of a Loan Combination

One or more of the mortgage loans that are included in any of our trusts may be part of a loan combination as described under “The Trust Fund—Mortgage Loans—Loan Combinations.” With respect to any of those mortgage loans, the entire loan combination may be serviced under the applicable Governing Document for our trust, in which case the servicers under that Governing Document will have to service the loan combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination. With respect to one or more other mortgage loans in any of our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination, in which case our servicers and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans. In any event, the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in one of our trusts. See “Risk Factors—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.”

Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers and sub-servicers. In addition, an originator or a seller of a mortgage loan may act as sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A sub-servicer engaged by the master servicer with respect to a particular mortgage loan will often have direct contact with the related borrower and may effectively perform all of the related servicing functions (other than special servicing functions), with related collections and reports being forwarded by the sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated for performance of the delegated duties under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document.

Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer’s or special servicer’s compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures that it makes, generally to the same extent that such master servicer or special servicer, as the case may be, would be reimbursed under the related Governing Document.

We will identify in the related prospectus supplement any sub-servicer that, at the time of initial issuance of the subject offered certificates, is affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or is expected to be a servicer of mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

Collection of Payments on Mortgage-Backed Securities

Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then—

●	that mortgage-backed security will be registered in the name of the related trustee or its designee;

●	the related trustee will receive payments on that mortgage-backed security; and

●
subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

Advances

If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover—

●	delinquent payments of principal and/or interest, other than balloon payments,

●	property protection expenses,

●	other servicing expenses, or

●	any other items specified in the related prospectus supplement.

If there are any limitations with respect to a party’s advancing obligations, we will discuss those limitations in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of—

●	subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

●	any other specific sources identified in the related prospectus supplement.

If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances—

●	periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

●	at any other times and from any sources as we may describe in the related prospectus supplement.

If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us

Unless we specify otherwise in the related prospectus supplement, the master servicer, special servicer or manager for any of our trusts may each resign from its obligations in that capacity, upon—

●
the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

●
a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be. The appointment of a successor master servicer may require our consent, but if we have not responded to a request for consent to a successor within the requisite time period, that consent may be deemed to have been given. If the duties of the master servicer or the special servicer are transferred to a successor thereto, then (except as otherwise described in the related prospectus supplement) any related master servicing compensation or special servicing compensation, as applicable, that accrues or otherwise becomes payable under the Governing Document from and after the date of such transfer will generally be payable to such successor. Unless otherwise specified in the related prospectus supplement, the Governing Document will require the resigning master servicer or special servicer to pay all costs and expenses in connection with such resignation and the resulting transfer of servicing.

With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. However, subject to any exceptions disclosed in the related prospectus supplement, neither we nor any of those other parties to the related Governing Document will be protected against any liability that would otherwise be imposed by reason of—

●	willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

●	reckless disregard of those obligations and duties.

Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with that Governing Document or series of offered certificates or the related trust. However, subject to any exceptions disclosed in the related prospectus supplement, the indemnification will not extend to any such loss, liability or expense:

●	specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

●	incurred in connection with any breach on the part of the relevant party of a representation or warranty made in that Governing Document; or

●
incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of , or reckless disregard of, obligations or duties on the part of the relevant party under that Governing Document.

Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

●	the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

●	either—

1.	that party is specifically required to bear the expense of the action, or

2.
the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

However, we and each of those other parties may undertake any legal action that we or any of them may deem necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

With limited exception, any person or entity—

●	into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

●	resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

●	succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

Termination Events

We will identify in the related prospectus supplement the various events under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity. Unless otherwise specified in the related prospectus supplement, the Governing Document for each series of offered certificates will provide that if the master servicer, special servicer or manager is terminated as a result of any such event, and if certain specified other parties to that Governing Document actually incur any reasonable third-party costs or expenses in connection with transferring mortgage files, servicing files and related information, records and reports to the successor master servicer, special servicer or manager and amending the related Governing Document to reflect (as well as providing appropriate notices to mortgagors, ground lessors, insurers and other applicable third parties regarding) such succession, then those costs and expenses of such other non-terminated party must be borne by the terminated party, and if not paid by the terminated party within 90 days after the presentation of reasonable documentation of such costs and expenses, such non-terminated party will be entitled to indemnification for those costs and expenses from the related trust fund, although the terminated party will not thereby be relieved of its liability for those costs and expenses.

Amendment

Under the circumstances described in the related prospectus supplement, the Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series.

In general, except as otherwise specified in the related prospectus supplement, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage or portion specified in the related prospectus supplement, of the voting rights allocated to those classes of that series that are affected by the amendment.

The Governing Document relating to each series of certificates may provide that no amendment to the Governing Document will be made unless there has been delivered in accordance therewith an opinion of counsel to the effect that the amendment will not cause the applicable trust to fail to qualify as a REMIC or grantor trust at any time that any of the related certificates are outstanding or cause a tax to be imposed on the trust under the provisions of the Internal Revenue Code.

The prospectus supplement for a series of certificates may describe other or different provisions concerning the amendment of the related Governing Document.

List of Certificateholders

Unless otherwise specified in the related prospectus supplement, upon written request of any certificateholder of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will furnish the requesting certificateholder with a list of the other certificateholders of record of that series identified in the certificate register at the time of the request. However, the trustee or other certificate registrar may first require a copy of the communication that the requesting certificateholder proposes to send and may require the requesting certificateholder to cover the expense of the trustee or other certificate registrar providing that list.

Eligibility Requirements for the Trustee

The trustee for each series of offered certificates will be named in the related prospectus supplement.

The trustee for a series of offered certificates is at all times required to be a bank, association, corporation or trust company organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times—

●	be authorized under those laws to exercise trust powers;

●	with limited exception, have a combined capital and surplus of at least $50,000,000; and

●	be subject to supervision or examination by federal or state authority.

If the bank, association, corporation or trust company in question publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that bank, banking association, banking corporation or trust company will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

The bank, association, corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

Duties of the Trustee

In general, the trustee for a series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

The trustee for a series of offered certificates will not—

●	make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

●
be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. However, the trustee will remain responsible for the acts and omissions of any such agent or attorney acting within the scope of its employment to the same extent as it is responsible for its own acts and omissions under the related Governing Document.

In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

Rights, Protections, Indemnities and Immunities of the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid out of the related trust assets.

The trustee for each series of offered certificates and each of its directors, officers, employees, affiliates, agents and control persons will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee’s acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

No trustee for any series of offered certificates will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the related Governing Document. Furthermore, no trustee for any series of offered certificates will be liable for an error in judgment, unless the trustee was negligent in ascertaining the pertinent facts.

The trustee for a series of offered certificates may rely upon and will be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. In addition, the trustee for a series of offered certificates may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the related Governing Document in good faith and in accordance therewith.

No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related Governing Document, or to make any investigation of matters arising under that Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document, at the request, order or direction of any of the certificateholders of that series, pursuant to the provisions of that Governing Document, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, tax administrator, certificate administrator and custodian for that trust.

Resignation and Removal of the Trustee

The trustee for any series of offered certificates may resign at any time by giving written notice thereof to, among others, us. Upon receiving that notice, we or the related master servicer or manager, as applicable, will be obligated to appoint a successor to a resigning trustee. If no successor trustee has been appointed and has accepted appointment within a specified period after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

In general, if, among other things—

●	the trustee ceases to be eligible to act in that capacity under the related Governing Document and fails to resign after we or the master servicer make a written request for the trustee to resign, or

●
the trustee becomes incapable of acting in that capacity under the related Governing Document, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then (unless otherwise specified in the related prospectus supplement) we may remove the trustee and appoint a successor trustee.

In addition, unless we indicate otherwise in the related prospectus supplement, the holders of the offered and non-offered certificates of a subject series of certificates evidencing more than 50%—or any other percentage specified in the related prospectus supplement—of the voting rights for that series may at any time remove the trustee and appoint a successor trustee.

In the event that the trustee for any series of offered certificates is terminated or removed, all of its rights and obligations under the related Governing Document and in and to the related trust assets will be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal, including the right to receive all fees, expenses, advances, interest on advances and other amounts accrued or owing to it under the Governing Document with respect to periods prior to the date of such termination or removal, and no termination without cause will be effective until the payment of those amounts to the outgoing trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. The Governing Document will generally provide that the predecessor trustee is required to deliver to the successor trustee for any series of offered certificates all documents related to the mortgage assets held by it or its agent and statements held by it under the related Governing Document.

Unless otherwise specified in the related prospectus supplement, the Governing Document will also generally provide that if a trustee thereunder resigns or is terminated or removed, then any and all costs and expenses associated with transferring the duties of that trustee to a successor trustee, including those associated with the transfer of mortgage files and other documents and statements held by the predecessor trustee to the successor trustee, are to be paid: (a) by the predecessor trustee, if such predecessor trustee has resigned or been removed with cause, including by us as described in the third preceding paragraph; (b) by the certificateholders that effected the removal, if the predecessor trustee has been removed without cause by certificateholders of the subject series as described in the second preceding paragraph; and (c) out of the related trust assets, if such costs and expenses are not paid by the predecessor trustee or the subject certificateholders, as contemplated by the immediately preceding clauses (a) and (b), within a specified period after they are incurred (except that such predecessor trustee or such subject certificateholders, as applicable, will remain liable to the related trust for those costs and expenses).

DESCRIPTION OF THE CERTIFICATES

General

Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust created at our direction. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

A series of certificates consists of all those certificates that—

●	have the same series designation;

●	were issued under the same Governing Document; and

●	represent beneficial ownership interests in the same trust.

A class of certificates consists of all those certificates of a particular series that—

●	have the same class designation; and

●	have the same payment terms.

The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

●	a stated principal amount, which will be represented by its principal balance, if any;

●
interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events as described in the related prospectus supplement;

●	specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

●	payments of principal, with disproportionate, nominal or no payments of interest;

●	payments of interest, with disproportionate, nominal or no payments of principal;

●
payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not itself accrue interest, all as set forth in the related prospectus supplement;

●
payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

●	payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

●	payments of principal to be made, from time to time or for designated periods, at a rate that is—

1.	faster and, in some cases, substantially faster, or

2.	slower and, in some cases, substantially slower,

than the rate at which payments or other collections of principal are received on the related mortgage assets;

●	payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

●
payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

●
payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

●	payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

●	payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or other specified items or amounts received on the related mortgage assets.

Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related mortgage assets, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related mortgage assets.

Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, société anonyme or the Euroclear System, for so long as they are participants in DTC.

Investor Requirements and Transfer Restrictions

A Governing Document may impose minimum standards, restrictions or suitability requirements regarding potential investors in purchasing the subject offered certificates and/or restrictions on ownership or transfer of the subject offered certificates. If so, we will discuss any such standards, restrictions and/or requirements in the related prospectus supplement if and to the extent that we do not already do so in this prospectus.

Payments on the Certificates

General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments and other collections on or with respect to the related mortgage assets will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify:

●	the frequency of distributions on, and the periodic distribution date for, that series,

●
the relevant collection period, which may vary from mortgage asset to mortgage asset, for payments and other collections on or with respect to the related mortgage assets that are payable on that series on any particular distribution date; and

●	the record date as of which certificateholders entitled to payments on any particular distribution date will be established.

All payments with respect to a class of offered certificates on any distribution date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either—

●
by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date or, in most cases, a specified number of days—generally not more than five—prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

●	by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

●
the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

●
any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets or the failure to make any required payment on any class of certificates of the subject series, such as a change in distribution priority among classes;

●
any credit enhancement or other support and any other structural features designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

●
how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

●	an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related mortgage assets.

In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets – such as to reserve accounts, cash collateral accounts or expenses – and the purpose and operation of those requirements.

Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class. However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related mortgage assets or on one or more particular related mortgage assets.

The pass-through rate for a class of interest-bearing offered certificates may be fixed, floating, adjustable or variable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:

●	a specified fixed rate;

●	a rate based on the interest rate for a particular related mortgage asset;

●
a rate based on a weighted average of the interest rates for some or all of the related mortgage assets, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or by a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

●
a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or other similar index rate, as determined from time to time as set forth in the related prospectus supplement;

●
a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

●
a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

●
a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

●
a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

●
the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

●
a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods.

We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

Interest may accrue with respect to any offered certificate on the basis of:

●	a 360-day year consisting of 12 30-day months,

●	the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

●	the actual number of days elapsed during each relevant period in a normal calendar year, or

●	any other method identified in the related prospectus supplement.

We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each distribution date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

●	based on the principal balances of some or all of the related mortgage assets; or

●	equal to the total principal balances of one or more other classes of certificates of the same series.

Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

The total outstanding principal balance of any class of offered certificates will be reduced by—

●	payments of principal actually made to the holders of that class, and

●	if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. If applicable, we will express, as a percentage, in the related prospectus supplement, the extent to which the initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related mortgage assets that we transfer to the related trust.

The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances of principal received or made with respect to the related mortgage assets. Payments of principal on a series of offered certificates may also be made from the following sources:

●	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

●	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

●	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

●	any other amounts described in the related prospectus supplement.

We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each distribution date, including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal distributions from cash flows on the related trust assets with respect to various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar triggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds in response to the events or triggers described in the preceding sentence.

The offered certificates will not have maturity dates in a traditional sense, and it will not be an event of default if a class of offered certificates is not paid in full by a specified date. However, if the offered certificates of any particular class or series are not paid in full by a specified date, then, as and to the extent described in the related prospectus supplement, the applicable Governing Document may provide for a liquidation of a sufficient amount of related mortgage assets to retire that class or series.

Allocation of Losses and Shortfalls

If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

●	by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

●	by establishing a priority of payments among those classes.

Different types of losses and shortfalls, or losses and/or shortfalls with respect to different mortgage assets, may be allocated differently among the various classes of certificates of the related series.

See “Description of Credit Support.”

Incorporation of Certain Documents by Reference; Reports Filed with the SEC

All documents filed by us with the SEC with respect to a trust and relating to a series of offered certificates, after the date of this prospectus and before the end of the related offering, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, are deemed incorporated by reference into this prospectus and are a part of this prospectus from the date of their filing. Information contained in a document subsequently filed and incorporated or deemed incorporated by reference in this prospectus will modify or supersede different information contained in this prospectus—or in the related prospectus supplement—or in any other previously filed document that also is incorporated by reference in this prospectus. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

We or another transaction party on behalf of the trust for a series of offered certificates will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including:

●
Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as Exhibits to the Form 8-K, various agreements or other documents specified in the related prospectus supplement, if applicable;

●
Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

●
Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each related distribution date; and

●
Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits and the certification delivered pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002.

Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each of our trusts will have a separate file number assigned by the SEC, which will be comprised of a series number preceded by the Securities Act registration number set forth under “Available Information.” Reports filed with the SEC with respect to one of our trusts after the final prospectus supplement is filed will be available under that trust’s specific file number, which will be set forth in the final prospectus supplement related to the applicable series.

We anticipate that, with respect to each of our trusts, the annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the related trustee or the website of such other transaction party as may be identified in the prospectus supplement for the related series of offered certificates, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. If this is the case, we will identify in the related prospectus supplement the address of that website. If the foregoing reports will not be made available in this manner, then we will, in the related prospectus supplement, state whether an identified transaction party voluntarily will provide electronic or paper copies of the subject filings free of charge upon request.

We will, or will cause another transaction party to, provide to each person, including any beneficial owner, to whom this prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in this prospectus but not delivered with this prospectus. Unless we state otherwise in the related prospectus supplement, requests for this information should be made to us at Citigroup Commercial Mortgage Securities Inc., 388 Greenwich Street, New York, New York 10013 (phone: 1-877-858-5407).

Reports to Certificateholders

On or about each distribution date, the related master servicer, manager or trustee or another specified party will forward, upon request, or otherwise make available, to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding—

●	the payments made on that distribution date with respect to the applicable class of offered certificates, and

●	the recent performance of the mortgage assets.

Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee or another specified party, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for—

●	that calendar year, or

●	the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee or another specified party, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee or another specified party, as the case may be, to include in any distribution date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that Governing Document.

Voting Rights

Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except—

●	with respect to certain amendments to the related Governing Document as described under “Description of the Governing Documents—Amendment,” or

●	as otherwise specified in this prospectus or in the related prospectus supplement.

As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

Termination and Redemption

The trust for each series of offered certificates will terminate and cease to exist following:

●	the final payment or other liquidation of the last mortgage asset in that trust; and

●
the payment, or provision for payment (i) to the certificateholders of that series of all amounts required to be paid to them and (ii) to the respective parties to the Governing Document and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them under the Governing Document.

Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the price or the formula for determining the price.

Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, all or substantially all of the remaining certificateholders (which may exclude any holders of a class of certificates evidencing a residual interest in a REMIC or other specified class of non-offered certificates) of a given series of certificates, acting together, may exchange all of those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates, thereby effecting the early termination of the related trust. Upon receipt by the related trustee of all amounts due and owing in connection with such exchange, the trustee will transfer or cause to be transferred to a designee of all of the remaining certificateholders all of the remaining mortgage assets.

In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to purchase, or to solicit bids for the purchase of, all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the price at which the mortgage assets are sold is less than their unpaid balance, plus accrued interest, then the holders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

The title for any class of offered certificates with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the related mortgage asset pool – or, in the case of a master trust, of the particular series in which the class was issued – is still outstanding, will include the word “callable.”

Book-Entry Registration

General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, société anonyme, for so long as they are participants in DTC.

DTC, Euroclear and Clearstream. DTC is:

●	a limited-purpose trust company organized under the New York Banking Law,

●	a “banking corporation” within the meaning of the New York Banking Law,

●	a member of the Federal Reserve System,

●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and

●	a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in a variety of currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in numerous countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in Euroclear in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this “—Book-Entry Registration” section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECSPLC. ECSPLC establishes policy for the Euroclear system on behalf of member organizations of Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC’s records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC’s rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC’s rules.

Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC’s rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Payments on the book-entry certificates will be made to DTC. DTC’s practice is to credit DTC participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be—

●	governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

●	the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

Under a book-entry system, beneficial owners may receive payments after the related distribution date.

The only “certificateholder” of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as “certificateholders.” The beneficial owners of book-entry certificates will be permitted to exercise the rights of “certificateholders” only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a “certificateholder” only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

●
we advise the related trustee or other related certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

●
we notify DTC of our intent to terminate the book-entry system through DTC with respect to those offered certificates and, in the event applicable law and/or DTC’s procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

Exchangeable Certificates

General. If specified in the related prospectus supplement, a series of certificates may include one or more classes of certificates that are “exchangeable certificates.” In any of these series, the holders of one or more of the classes of exchangeable certificates will be entitled, after notice and payment to the trustee, the paying agent or another person performing similar functions of an administrative fee, to exchange all or a portion of their exchangeable certificates for proportionate interests in one or more specified classes of related exchangeable certificates. Similarly, in any of these series, the holders of one or more classes of exchangeable certificates will be entitled, after notice and payment to the trustee, the paying agent or another person performing similar functions of an administrative fee, to exchange all or a portion of their exchangeable certificates for proportionate interests in one or more specified other classes of exchangeable certificates or for proportionate interests in the related exchangeable certificates that were originally exchanged.

If a series includes classes of exchangeable certificates, all of those classes of exchangeable certificates will be listed and described in the related prospectus supplement. The classes of exchangeable certificates that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable certificates that may be exchanged together will be referred to as a “combination.” The class or classes of certificates that are “exchangeable certificates” will be identified as such in the related prospectus supplement. Each exchangeable certificate that is received in an exchange will represent both (i) the right to receive some or all of the cashflow otherwise payable to the related combination of exchangeable certificates surrendered in such exchange, and (ii) the right to exercise all rights of the class or classes of related combination of exchangeable certificates surrendered in such exchange. At any time after their initial issuance, the class or classes of exchangeable certificates may be exchanged for a proportionate interest in the related class or classes of other exchangeable certificates. In some cases, as and to the extent specified in the related prospectus supplement, multiple classes of exchangeable certificates may be exchanged for one or more classes of related exchangeable certificates. Exchangeable certificates received in an exchange or obtained in the initial issuance may subsequently be exchanged for proportionate interests in other exchangeable certificates as set forth in the related prospectus supplement. This process may be repeated from time to time.

The descriptions in the related prospectus supplement of the certificates of a series that apply to exchangeable certificates, including descriptions of principal and interest distributions, registration and denomination of certificates, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each related class of exchangeable certificates. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable certificates. For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable certificates.

Exchanges. If a holder elects to exchange its exchangeable certificates for other related exchangeable certificates, the following three conditions must be satisfied:

●
the aggregate principal balance of the exchangeable certificates received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the related exchangeable certificates surrendered in such exchange (for purposes of this condition, an interest-only class will have a principal balance of zero);

●
the aggregate amount of interest payable on any distribution date with respect to the exchangeable certificates received in the exchange must equal the aggregate amount of interest payable on such distribution date with respect to the related exchangeable certificates surrendered in such exchange; and

●	the class or classes of exchangeable certificates must be exchanged in the proportions, if any, described in the related prospectus supplement.

There are different types of combinations of exchangeable certificates that can exist. Any individual series of certificates may have multiple types of combinations. Some examples of combinations of exchangeable certificates that differ in their interest characteristics include:

●
A class of exchangeable certificates with a floating interest rate and a class of exchangeable certificates with an inverse floating interest rate may be exchangeable, together, for a class of exchangeable certificates with a fixed interest rate. In this case, the classes of surrendered exchangeable certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the exchangeable class received in the exchange with a fixed interest rate. In addition, the aggregate principal balance of the two surrendered exchangeable classes with interest rates that vary with an index would equal the principal balance of the exchangeable class received in the exchange with the fixed interest rate.

●
An interest-only class and a principal-only class of exchangeable certificates may be exchangeable, together, for a class of exchangeable certificates that is entitled to both principal and interest payments. The principal balance of the principal and interest class of exchangeable certificates received in the exchange would be equal to the principal balance of the surrendered exchangeable principal-only class, and the interest rate on the exchangeable principal and interest class received in the exchange would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the surrendered exchangeable interest-only class in distributions that have identical amounts and identical timing.

●
Two or more classes of exchangeable principal and interest classes with different fixed interest rates may be exchangeable, together, for an exchangeable class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two or more classes of exchangeable certificates that are surrendered in the exchange, and a fixed interest rate that, when applied to the principal balance of the exchangeable class, would generate an annual interest amount equal to the aggregate amount of annual interest payable with respect to the two or more classes of exchangeable certificates that are surrendered in the exchange.

In some series of offered certificates, a holder may be able to exchange exchangeable certificates for related exchangeable certificates that have different principal payment characteristics. Examples of these types of combinations include:

●
A class of exchangeable certificates that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable certificates that receives principal payments from these accretions may be exchangeable, together, for a single class of related exchangeable certificates that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

●
A class of exchangeable certificates that is a planned principal class or targeted principal class, and a class of exchangeable certificates that only receives principal payments on a distribution date if scheduled payments have been made on the planned principal class or targeted principal class, as applicable, may be exchangeable, together, for a class of related exchangeable certificates that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

These combinations are only examples. Additional combinations are possible and the related prospectus supplement will describe all of the exchangeable certificates for that series.

Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange. A holder will be required to provide notice to the trustee, the certificate registrar or another person performing similar functions in advance of the proposed exchange date. The notice must include the outstanding principal or notional amount of the certificates to be exchanged and to be received, and the proposed exchange date. When the trustee, the certificate registrar or another person performing similar functions receives this notice, it will provide instructions to the holder regarding delivery of the certificates and payment of the administrative fee. A holder’s notice to the trustee, the certificate registrar or another person performing similar functions will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry certificates.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable certificate received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the holder of record as of the applicable record date.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on your offered certificates will depend on—

●	the price you paid for your offered certificates,

●	the pass-through rate on your offered certificates, and

●	the amount and timing of payments on your offered certificates.

The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

Pass-Through Rate

A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

Payment Delays

There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

Yield and Prepayment Considerations

The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

●	the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

●	the dates on which any balloon payments are due; and

●
the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon—

●	whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

●
when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

If you purchase your offered certificates at a discount, then you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, then you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, then you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either—

●	be based on the principal balances of some or all of the mortgage assets in the related trust, or

●	equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which—

●	payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, and/or

●
payments are made in reduction of the total principal balance, or a designated portion of the total principal balance, of any class of certificates referred to in the second bullet point of the prior sentence.

The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

●	the availability of mortgage credit;

●	the relative economic vitality of the area in which the related real properties are located;

●	the quality of management of the related real properties;

●	the servicing of the mortgage loans;

●	possible changes in tax laws; and

●	other opportunities for investment.

In general, those factors that increase—

●	the attractiveness of selling or refinancing a commercial or multifamily property, or

●	the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as—

●	prepayment lock-out periods, and

●	requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower’s voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

●	to convert to a fixed rate loan and thereby lock in that rate, or

●	to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to—

●	realize its equity in the property,

●	meet cash flow needs or

●	make other investments.

Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to—

●	the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

●	the relative importance of those factors,

●	the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

●	the overall rate of prepayment on those mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of—

●	scheduled amortization, or

●	prepayments, including—

1.	voluntary prepayments by borrowers, and

2.	involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth—

●	the projected weighted average life of each class of those offered certificates with principal balances, and

●	the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

Prepayment Models

Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either—

●	to refinance the loan, or

●	to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by—

●	the bankruptcy of the borrower, or

●	adverse economic conditions in the market where the related real property is located.

In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

●	limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

●	provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

●	provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by—

●	the number of foreclosures with respect to the underlying mortgage loans; and

●	the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

●	a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

●	the establishment of a priority of payments among classes of certificates.

If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

●	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

●	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

●	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

●	any other amounts described in the related prospectus supplement.

The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

●	overcollateralization and/or excess cash flow;

●	the subordination of one or more other classes of certificates of the same series;

●	the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

●	the establishment of one or more reserve funds; or

●	any combination of the foregoing.

If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

●	the nature and amount of coverage under that credit support;

●	any conditions to payment not otherwise described in this prospectus;

●	any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

●	the material provisions relating to that credit support.

Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

Subordinate Certificates

If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any distribution date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

Overcollateralization and Excess Cash Flow

If and to the extent described in the related prospectus supplement, the mortgage assets underlying any series of offered certificates may generate cashflows for the benefit of the related trust that, in the absence of default, will be in excess of the amount needed to make all required payments with respect to the offered and non-offered certificates of that series. This may be as a result of excess spread or because the mortgage assets have a greater total principal balance than the total principal balance of the certificates of the subject series. As and to the extent described in the related prospectus supplement, the additional cashflow may be available to cover losses or other shortfalls on one or more classes of related offered certificates and/or to amortize one or more classes of related offered certificates.

Letters of Credit

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

Insurance Policies, Surety Bonds and Guarantees

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies, surety bonds or guarantees provided by one or more insurance companies, sureties or other credit support providers. These instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

Alternatively, the mortgage assets, or one or more particular mortgage assets, included in any trust established by us may be covered for some default and/or loss risks by insurance policies, surety bonds or guarantees. If so, we will describe in the related prospectus supplement the nature of those default and/or loss risks and the extent of that coverage.

Reserve Funds

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each distribution date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

Credit Support with Respect to MBS

If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See “The Trust Fund—Mortgage Loans.”

If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

General

Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on—

●	the terms of the mortgage,

●	the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

●	the knowledge of the parties to the mortgage, and

●	in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage—

●	a mortgagor, who is the owner of the encumbered interest in the real property, and

●	a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are—

●	the trustor, who is the equivalent of a mortgagor,

●	the trustee to whom the real property is conveyed, and

●	the beneficiary for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by:

●	the express provisions of the related instrument,

●	the law of the state in which the real property is located,

●	various federal laws, and

●	in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The seller’s enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower—

●	without a hearing or the lender’s consent, or

●	unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See “—Bankruptcy Laws” below.

Personalty

Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are—

●	judicial foreclosure, involving court proceedings, and

●	nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon—

●	all parties having a subordinate interest of record in the real property, and

●	all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

Equitable and Other Limitations on Enforceability of Particular Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

●	alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

●	require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan;

●	require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

●	limit the right of the lender to foreclose in the case of a nonmonetary default, such as—

1.	a failure to adequately maintain the mortgaged property, or

2.	an impermissible further encumbrance of the mortgaged property.

Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have—

●	upheld the reasonableness of the notice provisions, or

●	found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following—

●	a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

●	notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must—

●	record a notice of default and notice of sale, and

●	send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of—

●	the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

●	the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower’s right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender’s investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption. The purposes of a foreclosure action are—

●	to enable the lender to realize upon its security, and

●	to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

One Action and Security First Rules. Some states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term “judicial action” broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such “one action” and/or “security first” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with “one action” rules might be precluded because of a prior first action, even if such first action occurred in a state without “one action” rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a “one action” or “security first” jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will generally be limited to the underlying real property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the “power of sale” under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower’s leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

●	requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

●	permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

●	contains other protective provisions typically required by prudent lenders to be included in a ground lease.

Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative’s building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Bankruptcy Issues

Automatic Stay. Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

Modification of Lender’s Rights. Under the Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things—

●
reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

●
reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

●	extend or shorten the term to maturity of the loan;

●	permit the bankrupt borrower to cure the subject loan default by paying the arrearage over a number of years; or

●
permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), depending on the particular facts and circumstances of the specific case.

A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens and mechanics liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the ability of the master servicer or special servicer, as applicable, for one of our trusts to enforce lockbox requirements.

Leases and Rents. Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to that effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of the master servicer or special servicer, as applicable, for one of our trusts to exercise certain contractual remedies with respect to any related leases. In addition, a lender may be stayed from enforcing the assignment under the Bankruptcy Code, and the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender’s receipt of the rents. Rents and leases may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income. The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” The equities of a particular case may permit the discontinuance of security interests in post petition leases and rents. Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, recent amendments to the Bankruptcy Code provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

Lease Assumption or Rejection by Tenant. A borrower’s ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for—

●	past due rent,

●	accelerated rent,

●	damages, or

●	a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant’s bankruptcy petition.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

●	assume the lease and either retain it or assign it to a third party, or

●	reject the lease.

If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor’s damages for lease rejection to:

●
the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus

●
the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

Lease Rejection by Lessor – Tenant’s Right. If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date. To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Single Purpose Entity Covenants and Substantive Consolidation. Although the borrowers under the mortgage loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the recent bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 1999), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

Sales Free and Clear of Liens. Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit. Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the recent bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a sponsor of a borrower, such sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Avoidance Actions. In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a mortgage loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud. It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the transferor constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the transferor’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee. Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the mortgage loan proceeds, in addition to the overall cross-collateralization. A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements. It is likely that any management agreement relating to the mortgaged properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such mortgaged property. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition. As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the offered certificates.

Certain of the Borrowers May Be Partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the related master servicer or special servicer to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the borrower or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member. Borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Environmental Assessments. Environmental reports are generally prepared for mortgage properties that will be included in each mortgage pool. At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the mortgaged properties was conducted.

Superlien Laws. Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”), may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an Environmental Condition..

CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the “Lender Liability Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if—

●	it exercises decision-making control over a borrower’s environmental compliance and hazardous substance handling and disposal practices, or

●	assumes day-to-day management of operational functions of a mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an “owner” or “operator” so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may—

●	impose liability for releases of or exposure to asbestos-containing materials, and

●	provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower trustor (see “—Foreclosure—Anti-Deficiency Legislation” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

The related pooling and servicing agreement will provide that the master servicer or the special servicer, if any, acting on behalf of the related trust fund, may not acquire title to, or possession of, a mortgaged property underlying a mortgage loan, take over its operation or take any other action that might subject a given trust fund to liability under CERCLA or comparable laws unless the master servicer or special servicer, if any, has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the mortgaged property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given trust fund to take any actions as are necessary to bring the mortgaged property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials. This requirement is intended to preclude enforcement of the security for the related mortgage loan until a satisfactory environmental assessment is obtained or any legally required remedial action is taken, reducing the likelihood that a given trust fund will become liable for any Environmental Condition affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, we cannot assure you that any environmental assessment obtained by the master servicer or the special servicer, if any, will detect all possible Environmental Conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer and the special servicer, if any, will in fact insulate a given trust fund from liability for Environmental Conditions.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

Due-on-Sale and Due-on-Encumbrance Provisions

Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Unless otherwise specified in the related prospectus supplement, the pooling and servicing agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due on sale” clause, which by its terms provides that: (i) the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related mortgaged property; or (ii) the mortgage loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the mortgage loan is included in the related trust fund, the related master servicer or special servicer, on behalf of the related trustee, shall take actions as it deems to be in the best interest of the certificateholders in accordance with the servicing standard set forth in the related pooling and servicing agreement, and may waive or enforce any due on sale clause contained in the related mortgage loan, in each case subject to any consent rights of the special servicer (in the case of an action by the master servicer) and the controlling class representative.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Junior Liens; Rights of Holders of Senior Liens

Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

●	first, to the payment of court costs and fees in connection with the foreclosure;

●	second, to real estate taxes;

●	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

●	last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

Subordinate Financing

Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

●	the borrower may have difficulty servicing and repaying multiple loans;

●	if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

●
acts of the senior lender that prejudice the junior lender or impair the junior lender’s security, such as the senior lender’s agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

●
if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

●	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states. Some state statutory provisions may also treat certain prepayment premiums, fees and charges as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below.

Further, some of the mortgage loans underlying a series of offered certificates may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some mortgage loans do require these fees, these fees may not necessarily deter borrowers from prepaying their mortgage loans.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest”, but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest”. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary

Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the master servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the mortgage loans that would be borne by certificateholders.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the Depositor, the trust fund, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase offered certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. It is the policy of the Depositor, the trust fund, the underwriters, the master servicer, the special servicer, the trustee and the certificate administrator to comply with the Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure. Failure to honor any request by the Depositor, the trust fund, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the trust fund, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s offered certificates. In addition, each of the Depositor, the trust fund, the underwriters, the master servicer, the special servicer, the trustee and the certificate administrator intends to comply with the U.S. Bank Secrecy Act, the USA Patriot Act and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses are subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized by and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money-laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the USA Patriot Act and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that—

●
its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or

●	the lender, at the time of execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”

However, there is no assurance that such defense will be successful.

Terrorism Insurance Program

The Terrorism Risk Insurance Act of 2002 established the Terrorism Insurance Program. On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014 (“TRIPRA”).

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government. TRIPRA requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million. As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the related loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by TRIPRA at 20% of an insurer’s direct earned premium for any program year). The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap). An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and disposing of the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

●	banks,

●	insurance companies,

●	foreign investors.

●	tax exempt investors,

●	holders whose “functional currency” is not the United States dollar,

●	United States expatriates, and

●	holders holding the offered certificates as part of a hedge, straddle, integrated or conversion transaction.

Further, this discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Internal Revenue Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

Investors should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

The following discussion addresses securities of two general types:

●
REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under sections 860A through 860G of the Internal Revenue Code; and

●	grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See “The Trust Fund—Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection.”

The following discussion is based in part on the rules governing original issue discount in sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in sections 860A-860G of the Internal Revenue Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

●	the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

●	any and all offered certificates representing interests in a REMIC will be either—

1.	REMIC regular certificates, representing regular interests in the REMIC, or

2.	REMIC residual certificates, representing residual interests in the REMIC.

If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust’s income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as—

●
“real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and in the case of REMIC regular certificates, the interest (including OID) on which, and in the case of REMIC residual certificates, the income allocated with respect thereto, will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code, and

●	“loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, a corresponding portion of the related offered certificates will not be treated as assets qualifying under section 7701(a)(19)(C) of the Internal Revenue Code. If at all times 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations, the related offered certificates will qualify for the corresponding status in their entirety.

In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be “qualified mortgages” within the meaning of section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC. Generally, a “qualified mortgage” for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

The related tax administrator will determine the percentage of the REMIC’s assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans—

●	collections on mortgage loans held pending payment on the related offered certificates, and

●	any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

Treasury regulations provide that cash received from collections on mortgage loans held pending distributions to REMIC interest holders is considered part of the mortgage loans for purposes of section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts. It is unclear, however, whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently.

To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate. Accordingly:

●	a portion of that certificate may not represent ownership of “loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

●	a portion of that certificate may not represent ownership of “real estate assets” under section 856(c)(5)(B) of the Internal Revenue Code; and

●
the interest or other income on that certificate may not constitute “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine -- assuming compliance with all applicable provisions -- that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

●	whether the related REMIC certificates will be “real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code,

●	whether the related REMIC certificates will be “loans secured by an interest in real property” under section 7701(a)(19)(C) of the Internal Revenue Code, and

●	whether the interest or other income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Internal Revenue Code.

Taxation of Owners of REMIC Regular Certificates.

General. Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other instruments, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that section 1272(a)(6) and the regulations under sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC, and prescribe a method for adjusting the amount and rate of accrual of such original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

In general, each REMIC regular certificate will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its stated redemption price at maturity over its issue price.

The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

The stated redemption price at maturity of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Generally, qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at a single fixed rate or a variable rate that meets certain requirements set out in the OID regulations (as described below).

Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a REMIC regular certificate, it is possible that no interest on any class of REMIC regular certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the related prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the trustee will treat interest with respect to the REMIC regular certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other REMIC regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the REMIC regular certificates includes all distributions of interest as well as principal on the REMIC regular certificates. Likewise, it is anticipated that the trustee will treat an “interest-only” class, or a class on which interest is substantially disproportionate to its principal amount (a so called “super-premium” class) as having no qualified stated interest.

Certain classes of REMIC regular certificates may provide for the accrual of deferred interest (i.e., interest deferred by reason of negative amortization) attributable to one or more adjustable rate mortgage loans. Any deferred interest that accrues with respect to a class of REMIC regular certificates will constitute income to the holders of such certificates prior to the time payments of cash with respect to such deferred interest are made. It is unclear, under the OID regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC regular certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC regular certificates.

As described above, REMIC regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more “qualified floating rates”, (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate”, or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of REMIC regular certificates may be issued under this prospectus that provides for interest that is not a fixed rate and also does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front loaded” or “back loaded” within the meaning of the OID regulations. It is possible that this class may be considered to bear “contingent interest” within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to REMIC regular certificates. However, if final regulations dealing with contingent interest with respect to REMIC regular certificates apply the same principles as existing contingent rules, the regulations may lead to different timing of income inclusion that would be the case under the OID regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest REMIC regular certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any REMIC regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under Treasury regulations, a REMIC regular certificate (i) bearing a rate that is tied to current values of a rate that qualifies as a variable rate under the OID regulations (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of this rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (ii) bearing one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. It is anticipated that the trustee will treat REMIC regular certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a REMIC regular certificate bearing a variable rate of interest will accrue in the manner described below with the yield to maturity and future payments on the REMIC regular certificate generally to be determined by assuming that interest will be payable for the life of the REMIC regular certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. It is anticipated that the trustee will treat the variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID regulations, it is anticipated that the trustee will treat REMIC regular certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans which themselves have fixed or qualified variable rates, as having qualified stated interest. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect over the life of the mortgage loans beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the interest rate on the REMIC regular certificates .

Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that begins on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

●
the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

●	a fraction—

1.	the numerator of which is the amount of the payment, and

2.	the denominator of which is the stated redemption price at maturity of the certificate.

Original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

●	the total amount of the de minimis original issue discount, and

●	a fraction—

1.	the numerator of which is the amount of the principal payment, and

2.	the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

You may alternatively elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” below for a description of that election under the applicable Treasury regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this “—Original Issue Discount” subsection.

As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

●	the sum of:

1.
the present value, as of the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC regular certificate as calculated taking into account the prepayment assumption), of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, taking into account the prepayment assumption, and

2.	the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

●	the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is:

●	the issue price of the certificate, increased by

●	the total amount of original issue discount previously accrued on the certificate, reduced by

●	the amount of all prior payments of amounts included in its stated redemption price.

The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

The OID regulations suggest that original issue discount with respect to certificates that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related Governing Document to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to certificates that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations, so long as the related Governing Document requires that the uncertificated regular interests be transferred together.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, if the cost is in excess of its adjusted issue price, the daily portion will be reduced in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

●	the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

●	the daily portions of original issue discount for all days during that accrual period prior to that date of determination,

less any amounts included in its stated redemption price paid during the accrual period prior to that date of determination.

If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See “Risk Factors—The Investment Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable.”

The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the related tax administrator in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of these certificates in this regard.

Proposed regulations concerning the accrual of interest income by the holders of REMIC regular interests would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular certificates before the date the final regulations are published in the Federal Register.

The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC, in which the Treasury Department and the IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC (“REMIC IOs”), high-yield REMIC regular interests, and apparent negative-yield instruments. The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of section 166 of the Internal Revenue Code to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if—

●	in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

●	in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income and must recognize as ordinary income the amount so allocated. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

You may elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See “—REMICs —Taxation of Owners of REMIC Regular Certificates—Premium” below.

Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

Market discount with respect to a REMIC regular certificate will be considered to be de minimis if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

●	on the basis of a constant yield method,

●
in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

●
in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, you may be required to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under section 171 of the Internal Revenue Code to amortize the premium over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

Treasury regulations also permit you to elect to include all interest and discount in income, and to amortize premium, based on a constant yield method, further treating you as having made the election to amortize premium generally. See “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Internal Revenue Code.

Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on—

●	the purchase price paid for your offered certificate, and

●	the payments remaining to be made on your offered certificate at the time of its acquisition by you.

If you acquire an interest in any class of REMIC regular certificates issued at a premium, you are encouraged to consult your own tax advisor regarding the possibility of making an election to amortize the premium.

Realized Losses. Under section 166 of the Internal Revenue Code, although not entirely clear, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that—

●
you will not be entitled to deduct a loss under section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

●	the loss will be characterized as a short-term capital loss.

Notwithstanding the foregoing, it is not clear whether holders of interest-only REMIC regular certificates are entitled to any deduction under section 166 of the Internal Revenue Code for bad debt loss. Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such REMIC regular certificates.

You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the REMIC regular certificate is disposed of in a taxable transaction or becomes worthless. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under “—REMICs—Prohibited Transactions Tax and Other Taxes” below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they represented direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders’ gross income or allowed as a loss to them by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in “—REMICs—Taxation of Owners of REMIC Residual Certificates—Taxable Income of the REMIC.” Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC’s termination. Income derived from the REMIC residual certificates will be “portfolio income” for the purposes of the limitations under section 469 of the Internal Revenue Code on the deductibility of “passive losses.”

A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

Treasury regulations addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. These regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. These regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have—

●	other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

●	unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

●	excess inclusions,

●	residual interests without significant value, and

●	noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See “Risk Factors—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences.”

Taxable Income of the REMIC. The taxable income of a REMIC will equal:

●	the income from the mortgage loans and other assets of the REMIC; plus

●	any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items—

1.
the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

2.	amortization of any premium on the mortgage loans held by the REMIC,

3.	bad debt losses with respect to the mortgage loans held by the REMIC, and

4.	except as described below in this “—Taxable Income of the REMIC” subsection, servicing, administrative and other expenses.

For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

The amount and method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates, except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described above will not apply. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See “—REMICs—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC’s basis, determined as described in the second preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC may elect under section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” However, the de minimis rule described in that section will not apply in determining deductions.

If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “—REMICs—Prohibited Transactions Tax and Other Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of section 67 of the Internal Revenue Code. See “—REMICs—Taxation of Owners of REMIC Residual Certificates—Pass-Through of Miscellaneous Itemized Deductions” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

●	the amount paid for that REMIC residual certificate,

●	increased by amounts included in the income of the holder of that REMIC residual certificate, and

●	decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses may be subject to additional limitations under the Internal Revenue Code, as to which the certificateholders are encouraged to consult their tax advisors.

Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder’s adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

As described above, a holder’s basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder’s allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC’s taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these payments or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these payments. This gain will be treated as gain from the sale of its REMIC residual certificate.

The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

●	through distributions,

●	through the deduction of any net losses of the REMIC, or

●	upon the sale of its REMIC residual certificate.

See “—REMICs—Sales of REMIC Certificates” below.

For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see “—REMICs—Taxation of Owners of REMIC Residual Certificates—General” above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis the certificate would have had in the hands of an original holder.

Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

●	the sum of the daily portions of REMIC taxable income allocable to that certificate, over

●	the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

●	the issue price of the certificate, increased by

●	the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

●	any payments made with respect to the certificate before the beginning of that quarter.

The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, its initial fair market value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

For holders of REMIC residual certificates, excess inclusions:

●	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

●	will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

●
will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, “—REMICs—Foreign Investors in REMIC Certificates” below.

Furthermore, for purposes of the alternative minimum tax:

●	excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

●
alternative minimum taxable income may not be less than the taxpayer’s excess inclusions; provided, however, that for purposes of this clause, alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions.

This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

●	regulated investment companies,

●	common trusts, and

●	some cooperatives.

Effective August 1, 2006, temporary regulations issued by the IRS (the “Temporary regulations”) have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a nonresident alien individual or foreign corporation for purposes of the 30% United States withholding tax until paid or distributed or when the REMIC residual interest is disposed of. The Temporary regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of domestic partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a domestic partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership’s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Internal Revenue Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership’s residual interest in the REMIC, a disposition of the foreign partner’s interest in the partnership, or any other reduction in the foreign partner’s allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Similarly, in the case of a residual interest held by a foreign person indirectly as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into account for purposes of the 30% United States withholding tax at the same time that other income from the trust, company, fund, or organization would be taken into account.

Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee’s money or property and knows the facts giving rise to the payment.

Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

●	the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

●
the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

●	from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

●
from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

●
from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future.

The Safe Harbor Regulations provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for a safe harbor: (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a “foreign branch”) of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an “asset test” or a “formula test”. A transfer to an “eligible corporation,” generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of transfer, the transferee’s gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The “formula test” makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

●	the present value of any consideration given to the transferee to acquire the interest,

●	the present value of the expected future distributions on the interest, and

●	the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The Governing Document will require that all transferees of REMIC residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

Prospective investors are encouraged to consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

See “—REMICs—Foreign Investors in REMIC Certificates” below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

Mark-to-Market Rules. Regulations under section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

Transfers of REMIC Residual Certificates to Investors That Are Foreign Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing Documents.

Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

then—

●	an amount equal to this individual’s, estate’s or trust’s share of these fees and expenses will be added to the gross income of this holder, and

●
the individual’s, estate’s or trust’s share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer’s adjusted gross income.

In addition, section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

●	3% of the excess, if any, of such taxpayer’s adjusted gross income over such specified amount, or

●	80% of the amount of itemized deductions otherwise allowable for such tax year.

Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is—

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder’s gross income.

The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

We recommend that those prospective investors who are individuals, estates or trusts, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

●	the cost of the certificate to that certificateholder, increased by

●	income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

●	payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

The adjusted basis of a REMIC residual certificate will be determined as described above under “—REMICs—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.” Except as described below in this “—Sales of REMIC Certificates” subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Internal Revenue Code, which is generally property held for investment.

In addition to the recognition of gain or loss on actual sales, section 1259 of the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

●	entitle the holder to a specified principal amount,

●	pay interest at a fixed or variable rate, and

●	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

A taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:
●
the amount that would have been includible in the seller’s income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

●	the amount of ordinary income actually includible in the seller’s income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” and “—Premium.”

REMIC certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a “conversion transaction” within the meaning of section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the “wash sale” rules of section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

●	reacquires that same REMIC residual certificate,

●	acquires any other residual interest in a REMIC, or

●	acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder’s adjusted basis in the newly-acquired asset.

Losses on the sale of a REMIC residual certificate in excess of a threshold amount (which amount may need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such forms.

Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

●	the disposition of a non-defaulted mortgage loan,

●	the receipt of income from a source other than a mortgage loan or other permitted investments,

●	the receipt of compensation for services, or

●	the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Document may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a “permitted investment” under section 860G(a)(5) of the Internal Revenue Code.

Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on a REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that—

●	the person has sufficient assets to do so, and

●	the tax arises out of a breach of that person’s obligations under select provisions of the related Governing Document.

Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations. If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

●	the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

●	the highest marginal federal income tax rate applicable to corporations.

The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

●	events that have occurred up to the time of the transfer,

●	the prepayment assumption, and

●	any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

●	the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

●	as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

●	the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

●	the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

●	the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

●	a statement under penalties of perjury that the record holder is not a Disqualified Organization.

If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

●	the residual interests in the entity are not held by Disqualified Organizations, and

●	the information necessary for the application of the tax described in this prospectus will be made available.

We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder’s adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC’s—

●	income,

●	deductions,

●	gains,

●	losses, and

●	classification as a REMIC.

Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC’s tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC’s tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC’s tax return, or the adjustments resulting from that audit, could result in an audit of a holder’s return.

Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are—

●	corporations,

●	trusts,

●	securities dealers, and

●	various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

●	30 days after the end of the quarter for which the information was requested, or

●	two weeks after the receipt of the request.

Reporting with respect to REMIC residual certificates, including—

●	income,

●	excess inclusions,

●	investment expenses, and

●	relevant information regarding qualification of the REMIC’s assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under section 3406 of the Internal Revenue Code if recipients of these payments:

●	fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

●	otherwise fail to establish an exemption from this tax.

Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is—

●	a foreign person, and

●	not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate, except as otherwise required by FATCA. See “—FATCA” below. To avoid withholding or tax, that holder must comply with applicable identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by Treasury regulations. Additional information may be required from holders under FATCA. See “—FATCA” below. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

For these purposes, a foreign person is anyone other than a U.S. Person.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

It is possible, under regulations promulgated under section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either—

●	owns 10% or more of one or more underlying mortgagors, or

●	if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

●	foreign persons, or

●
an entity that is classified as a U.S. partnership under the Internal Revenue Code if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a foreign person.

FATCA. Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act and recently issued Treasury regulations and IRS guidance, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest made on or after July 1, 2014, and gross proceeds, including the return of principal, from the disposition of debt obligations that give rise to U.S.-source interest on or after January 1, 2017, to “foreign financial institutions” and certain non-financial foreign entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. No additional amounts will be paid in respect of any amounts withheld.

Recently issued Treasury regulations and IRS guidance provide that obligations, such as REMIC regular certificates, issued before, and not subject to a significant modification on or after, July 1, 2014, will not be subject to FATCA. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their REMIC certificates.

3.8% Medicare Tax on “Net Investment Income”. Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the REMIC certificates, less certain deductions. U.S. Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Taxation of Classes of Exchangeable Certificates

General. Solely for United States federal income tax purposes, the arrangement established to hold the Exchangeable Certificates will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code (the “PEZ Trust”) and the holders of the Exchangeable Certificates will be treated either as owning direct interests in one or more REMIC regular interests or beneficial interests in one or more REMIC regular interests held in the PEZ Trust. If an Exchangeable Certificate represents beneficial ownership of REMIC regular interests held in the PEZ Trust, then, subject to the discussion below, the holder of the Exchangeable Certificate will be treated for income tax purposes as the owner of those REMIC regular interests under section 671 of the Internal Revenue Code.

Whether an Exchangeable Certificate represents a portion of one or more underlying REMIC regular interests held directly or held in the PEZ Trust, the interests in each REMIC regular interest underlying the Exchangeable Certificates will, subject to the discussion below, be accounted for separately and have the same consequences to the holder of the Exchangeable Certificate as if such interests in the underlying REMIC regular interest were held outside the PEZ Trust.

Exchangeable Certificates Representing Proportionate Interests in Two or More REMIC Regular Interests. The related prospectus supplement for a series of offered certificates will specify whether an Exchangeable Certificate represents beneficial ownership of a proportionate interest in each REMIC regular interest corresponding to that Exchangeable Certificate. Each beneficial owner of such an Exchangeable Certificate should account for its ownership interest in each REMIC regular interest underlying that Exchangeable Certificate as if such REMIC regular interest were a REMIC regular certificate, as described in “—REMICs—

Taxation of Owners of REMIC Regular Certificates” above. Consequently, the beneficial owner must allocate its cost to acquire that Exchangeable Certificate among the related underlying REMIC regular interests in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the Exchangeable Certificate, the owner must allocate the sale proceeds among the underlying REMIC regular interests in proportion to their relative fair market values at the time of sale.

Under the OID regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Internal Revenue Code applicable to OID, unless an exception applies. Under this rule, if an Exchangeable Certificate represents beneficial ownership of two or more REMIC regular interests, those REMIC regular interests could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated for OID purposes and a beneficial owner of an Exchangeable Certificate were to (i) exchange that Exchangeable Certificate for the related underlying REMIC regular interests (or separate Exchangeable Certificates representing each underlying REMIC regular interests), (ii) sell one of those related REMIC regular interests (or Exchangeable Certificates representing such REMIC regular interests) and (iii) retain one or more of the remaining related REMIC regular interests (or Exchangeable Certificates representing such REMIC regular interests), the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of section 1286 of the Internal Revenue Code. Under section 1286 of the Internal Revenue Code, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original Exchangeable Certificate between the related underlying REMIC regular interests sold and the related REMIC regular interests retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC regular interests (or Exchangeable Certificates representing such REMIC regular interests) sold using its basis allocable to those REMIC regular interests. Also, the beneficial owner then must treat the REMIC regular interests underlying the Exchangeable Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those REMIC regular interests. Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC regular interests retained based on the beneficial owner’s basis in those REMIC regular interests.

As a result, when compared to treating each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument, aggregating the REMIC regular interests underlying an Exchangeable Certificate could affect the timing and character of income recognized by a beneficial owner of an Exchangeable Certificate. Moreover, if section 1286 of the Internal Revenue Code were to apply to a beneficial owner of an Exchangeable Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee. Because it may not be clear whether the aggregation rule in the OID regulations applies to the Exchangeable Certificates and due to the trustee’s lack of information necessary to report computations that might be required by section 1286 of the Internal Revenue Code, the trustee will treat each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated, the timing of accruals of OID applicable to an Exchangeable Certificate could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC regular interests underlying the Exchangeable Certificates should be aggregated for OID purposes.

Exchangeable Certificates Representing Disproportionate Interests in REMIC Regular Interests. The related prospectus supplement for a series of offered certificates will specify whether an Exchangeable Certificate represents beneficial ownership of a disproportionate interest in the REMIC regular interest corresponding to that Exchangeable Certificate. The tax consequences to a beneficial owner of an Exchangeable Certificate of this type will be determined under section 1286 of the Internal Revenue Code, except as discussed below. Under section 1286 of the Internal Revenue Code, a beneficial owner of an Exchangeable Certificate will be treated as owning

“stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying REMIC regular interests. If an Exchangeable Certificate entitles the holder to payments of principal and interest on an underlying REMIC regular interest, the IRS could contend that the Exchangeable Certificate should be treated (i) as an interest in the underlying REMIC regular interest to the extent that the Exchangeable Certificate represents an equal pro rata portion of principal and interest on the underlying REMIC regular interest, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, the trustee will treat each Exchangeable Certificate as a single debt instrument, regardless of whether the treatment described in the immediately preceding sentence could apply.

Under section 1286 of the Internal Revenue Code, each beneficial owner of an Exchangeable Certificate must treat the Exchangeable Certificate as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an Exchangeable Certificate is determined in the same manner as described with respect to REMIC regular certificates in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

If the Exchangeable Certificate has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a REMIC regular certificate under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the Exchangeable Certificate is acquired or would be the prepayment assumption for the underlying REMIC regular interests.

In light of the application of section 1286 of the Internal Revenue Code, a beneficial owner of an Exchangeable Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the Exchangeable Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an Exchangeable Certificate generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of section 1286 of the Internal Revenue Code also apply if (i) a beneficial owner of REMIC regular interests exchanges them for an Exchangeable Certificate, (ii) the beneficial owner sells some, but not all, of the Exchangeable Certificates, and (iii) the combination of retained Exchangeable Certificates cannot be exchanged for the related REMIC regular interests. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC regular interests between the part of the REMIC regular interests underlying the Exchangeable Certificates sold and the part of the REMIC regular interests underlying the Exchangeable Certificates retained in proportion to their relative fair market values. Section 1286 of the Internal Revenue Code treats the beneficial owner as purchasing the Exchangeable Certificates retained for the amount of the basis allocated to the retained Exchangeable Certificates, and the beneficial owner must then accrue any OID with respect to the retained Exchangeable Certificates as described above. Section 1286 of the Internal Revenue Code does not apply, however, if a beneficial owner exchanges REMIC regular interests for the related Exchangeable Certificates and retains all the Exchangeable Certificates, see “—Treatment of Exchanges” below.

Upon the sale of an Exchangeable Certificate, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the Exchangeable Certificate. The owner’s adjusted basis generally is equal to the owner’s cost of the Exchangeable Certificate (or portion of the cost of REMIC regular interests allocable to the Exchangeable Certificate), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the Exchangeable Certificate as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—REMICs—Sales of REMIC Certificates.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (that is not an exchange described under “—Treatment of Exchanges” below) a combination of Exchangeable Certificates that may be exchanged for underlying REMIC regular interests, the owner should be treated as owning the underlying REMIC regular interests, in which case section 1286 of the Internal Revenue Code would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each Exchangeable Certificate should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of Exchangeable Certificates in this regard.

Treatment of Exchanges. If a beneficial owner of one or more Exchangeable Certificates exchanges them for the related Exchangeable Certificates in the manner described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC regular interest that it owned immediately prior to the exchange.

FATCA. In general, the rules described under “—REMICs—FATCA” above will also apply to Exchangeable Certificates. However, it is possible that certain Exchangeable Certificates would be considered to be issued for this purpose on the date when they are purchased by a new holder, with the result that the exception for grandfathered obligations would not apply to those Exchangeable Certificates in the hands of a holder who purchased them on or after July 1, 2014.

Grantor Trusts

Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

A grantor trust certificate may be classified as either of the following types of certificate:

●
a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

●	a grantor trust strip certificate representing ownership of all or a portion of an amount equal to—

1.	interest paid on the mortgage loans constituting the related grantor trust, minus

2.	the sum of:

●	normal administration fees, and

●	interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

●
“loans . . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

●
“obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3) of the Internal Revenue Code; and

●	“real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust—

●	consisting of mortgage loans that are “loans . . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code,

●	consisting of mortgage loans that are “real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code, and

●	the interest on which is “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

The grantor trust strip certificates will be “obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

General. Holders of a particular series of grantor trust fractional interest certificates generally:

●
will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

●	will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

Because of the existence of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income.

Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

●	a class of grantor trust strip certificates is issued as part of the same series, or

●	we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

●	a master servicer,

●	a special servicer,

●	any sub-servicer, or

●	their respective affiliates.

With respect to certain categories of debt instruments, section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

The scope of this section covers investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of section 1272(a)(6) of the Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer’s investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding:

●	the treatment of some stripped bonds as market discount bonds, and

●	de minimis market discount.

See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates— Market Discount” below.

The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes “qualified stated interest” in accordance with its normal method of accounting. See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in this prospectus for a description of qualified stated interest.

The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate’s share of reasonable servicing fees and other expenses.

In general, the amount of that income that accrues in any month would equal the product of:

●	the holder’s adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in “—Grantor Trusts—Sales of Grantor Trust Certificates,” and

●	the yield of that grantor trust fractional interest certificate to the holder.

The yield would be computed at the rate, that, if used to discount the holder’s share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between distribution dates. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

●	a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

●	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

●	there is no original issue discount or only a de minimis amount of original issue discount, or

●
the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

●	0.25% of the stated redemption price, and

●	the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be zero under the de minimis rule. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” and “—Market Discount” below.

If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder’s normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on mortgage loans will equal the difference between:

●	the stated redemption price of the mortgage loans, and

●	their issue price.

For a definition of “stated redemption price,” see “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate’s allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate’s allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

The adjusted issue price of a mortgage loan on any given day equals the sum of:

●	the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

●	the daily portions of original issue discount for all days during the accrual period prior to that day, and reduced by

●	the amount of any payments made on the mortgage loan during the accrual period prior to that day of amounts included in its stated redemption price.

The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

●	the issue price of the mortgage loan, increased by

●	the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

●	the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

●	a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

●	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if—

●	in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

●	in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

Further, under the rules described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

●	be allocated among the payments of stated redemption price on the mortgage loan, and

●	be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

●	the price paid for that grantor trust strip certificate by you, and

●	the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

●	an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

If the method for computing original issue discount under section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See “Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable” above.

The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

●	the prepayment assumption we will disclose in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

●	the prepayment assumption will not be challenged by the IRS on audit.

We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

The characterizations of grantor trust strip certificates discussed above are not the only possible interpretations of the applicable Internal Revenue Code provisions. For example, a holder of a grantor trust strip certificate may be treated as the owner of (i) one installment obligation consisting of the grantor trust strip certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the grantor trust strip certificate’s pro rata share of the payments attributable to interest on each mortgage loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or (iii) a separate installment obligation for each mortgage loan, representing the grantor trust strip certificate’s pro rata share of payments of principal and/or interest to be made with respect to the grantor trust strip certificate. Alternatively, the holder of one or more classes of grantor trust strip certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the grantor trust strip certificate, or classes of grantor trust strip certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under section 1286 of the Internal Revenue Code.

Because of these possible varying characterizations of grantor trust strip certificates and the resultant differing treatment of income recognition, holders of grantor trust strip certificates are urged to consult their own tax advisors regarding the proper treatment of grantor trust strip certificates for federal income tax purposes.

Stripped ARM Obligations. The OID regulations do not address the treatment of instruments, such as grantor trust certificates, which represent interests in adjustable rate mortgage loans. Additionally, the IRS has not issued guidance under the Internal Revenue Code’s coupon stripping rules with respect to such instruments. In the absence of any authority, the trustee or other applicable party will report OID on grantor trust certificates attributable to adjustable rate mortgage loans (“Stripped ARM Obligations”) to holders in a manner it believes is consistent with the rules described above and with the OID regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of deferred interest (i.e., interest deferred by reason of negative amortization) to the principal balance of an adjustable rate mortgage loan may require the inclusion of such amount in the income of the grantor trust certificateholder when such amount accrues. Furthermore, the addition of deferred interest to the grantor trust certificate’s principal balance will result in additional income (including possibly OID income) to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this “—Sales of Grantor Trust Certificates” subsection. The amount recognized equals the difference between:

●	the amount realized on the sale or exchange of a grantor trust certificate, and

●	its adjusted basis.

The adjusted basis of a grantor trust certificate generally will equal:

●	its cost, increased by

●	any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

●	any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Internal Revenue Code will be treated as ordinary income.

Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a “conversion transaction” within the meaning of section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Section 1259 of the Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

●	entitle the holder to a specified principal amount,

●	pay interest at a fixed or variable rate, and

●	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, section 1259 will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Investors that recognize a loss on a sale or exchange of grantor trust certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

●	the amount of servicing compensation received by a master servicer or special servicer, and

●	all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

The reporting party will furnish comparable information to the IRS as and when required by law to do so.

Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

The applicable Treasury regulations establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a “trust” under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

●	a custodian of a person’s account,

●	a nominee, and

●	a broker holding an interest for a customer in street name.

The trustee, or its designated agent, is required to calculate and provide information to requesting persons with respect to the trust in accordance with these regulations. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), is required to file information returns with the IRS and provide tax information statements to holders in accordance with these regulations.

Backup Withholding. In general, the rules described under “—REMICs—Backup Withholding with Respect to REMIC Certificates” above will also apply to grantor trust certificates.

Foreign Investors. In general, the discussion with respect to REMIC regular certificates under “—REMICs—Foreign Investors in REMIC Certificates” above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder’s trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

FATCA. In general, the rules described under “—REMICs—FATCA” above will also apply to grantor trust certificates. However, it is possible that certain grantor trust certificates would be considered to be issued for this purpose on the date when they are purchased by a new holder, with the result that the exception for grandfathered obligations would not apply to those grantor trust certificates in the hands of a holder who purchased them on or after July 1, 2014.

3.8% Medicare Tax on “Net Investment Income”. In general, the rules described under “—REMICs—3.8% Medicare Tax on “Net Investment Income” above will also apply to grantor trust certificates.

Tax Return Disclosure and Investor List Requirements

Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment in the certificates. There are significant penalties for failure to comply with these disclosure requirements. Investors in certificates are encouraged to consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that we and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as we and they determine apply to us and them with respect to the transaction.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local, and any other, tax consequences concerning the offered certificates. State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state, local or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on—

●	ERISA Plans, and

●	persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including—

●	investment prudence and diversification, and

●	compliance with the investing ERISA Plan’s governing documents.

Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption applies. Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to transactions involving the assets of a Plan subject to Section 4975 of the Internal Revenue Code. For purposes of this discussion, Plans include ERISA Plans as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Internal Revenue Code.

The types of transactions between Plans and Parties in Interest that are prohibited include:

●	sales, exchanges or leases of property;

●	loans or other extensions of credit; and

●	the furnishing of goods and services.

Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulations provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include employee benefit plans subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Internal Revenue Code applies and any entity whose underlying assets include plan assets by reason of the plan’s investment in such entity, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons (other than benefit plan investors):

1.	those with discretionary authority or control over the assets of the entity,

2.	those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

3.	those who are affiliates of the persons described in the preceding clauses 1. and 2.

In the case of one of our trusts, investments by us, by an underwriter, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

A fiduciary of an investing Plan is any person who—

●	has discretionary authority or control over the management or disposition of the assets of that Plan, or

●	provides investment advice with respect to the assets of that Plan for a fee.

If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be—

●	deemed to be a fiduciary with respect to the investing Plan, and

●	subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

The Plan Asset Regulations provide that where a Plan purchases a “guaranteed governmental mortgage pool certificate,” the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certificates” within the meaning of the Plan Asset Regulations.

In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

If you are the fiduciary of a Plan, you are encouraged consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

Prohibited Transaction Exemptions

If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

●	Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

●	Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

●	Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a Plan by a “qualified professional asset manager;”

●	Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

●	Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an “in-house asset manager.”

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

Underwriter Exemption

The Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code. Unless otherwise specified in the related prospectus supplement, Citigroup Global Markets Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued the Underwriter Exemption to a predecessor in interest to Citigroup Global Markets Inc. Subject to the satisfaction of the conditions specified in the Underwriter Exemption, this exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, various transactions relating to, among other things—

●	the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

●
the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Citigroup Global Markets Inc. or any person affiliated with Citigroup Global Markets Inc., such as particular classes of the offered certificates.

Whether the conditions of the Underwriter Exemption will be satisfied as to the offered certificates of any particular class will depend on the facts and circumstances at the time the Plan acquires certificates of that class. The related prospectus supplement will state whether the Underwriter Exemption, as amended, is or may be available with respect to any offered certificates.

Insurance Company General Accounts

Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you are encouraged consult your legal counsel as to the applicability of Section 401(c) of ERISA.

Ineligible Purchasers

Even if an exemption is otherwise available, certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by an underwriter, the depositor, the trustee, the related trust, the master servicer, the special servicer or any of their respective affiliates. Offered certificates generally may not be purchased with the assets of a Plan if the depositor, the trustee, the related trust fund, a master servicer, the special servicer, a mortgage loan seller, or any of their respective affiliates or any employees thereof: (a) has investment discretion with respect to the investment of such Plan assets; or (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party with the discretion, authority or responsibility is described in clause (a) or (b) of the preceding sentence is a fiduciary with respect to a Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Internal Revenue Code.

Consultation with Counsel

If you are a fiduciary for or any other person investing assets of a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

●	consider your general fiduciary obligations under ERISA, and

●	consult with your legal counsel as to—

1.	the potential applicability of ERISA and Section 4975 of the Internal Revenue Code to that investment, and

2.	the availability of any prohibited transaction exemption in connection with that investment.

Tax Exempt Investors

A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions” in this prospectus.

LEGAL INVESTMENT

If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of offered certificates that will qualify as “mortgage related securities” will be those that: (1) are rated in one of two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Pursuant to Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which amended SMMEA, the SEC is required to establish new creditworthiness standards in substitution for the current ratings test in SMMEA, effective July 21, 2012. As of the date of this prospectus, however, the SEC has neither proposed nor adopted a rule establishing such new creditworthiness standards for purposes of SMMEA. Nevertheless, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of offered certificates offered and sold prior to effectiveness of a new rule (including prior to July 21, 2012) that are specified to be “mortgage related securities” for purposes of SMMEA in the applicable prospectus supplement, may no longer qualify as such as of the time such new rule is effective, and that future classes of offered certificates may not qualify, either.

Further, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates, may be subject to significant interpretive uncertainties.

Except as may be specified in the related prospectus supplement with regard to the status of certain classes of offered certificates as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. Further, any rating of a class of offered certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by an NRSRO engaged to rate that class or issuing an unsolicited rating, and whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class of certificates. These uncertainties (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the offered certificates. Further, any ratings downgrade of a class of offered certificates below an “investment grade” rating by an NRSRO may affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, those certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you are encouraged consult with your legal advisors in determining whether and to what extent: (a) the offered certificates of any class or series constitute legal investments or are subject to investment, capital or other regulatory restrictions; and (b) if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

USE OF PROCEEDS

Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

1.	by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.	by placements by us with institutional investors through dealers; and

3.	by direct placements by us with institutional investors.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker dealers affiliated with us or other parties to the particular offering, whose identities and relationships to us or such other parties will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that—

●	the obligations of the underwriters will be subject to various conditions precedent,

●	the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

●
in limited circumstances, we will indemnify the several underwriters and each person, if any, that controls an underwriter within the meaning of Section 15 of the Securities Act, and the underwriters will indemnify us and each person, if any, that controls us within the meaning of Section 15 of the Securities Act, against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act, or will contribute to payments required to be made with respect to any liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any third party may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters at a price specified or described in the prospectus supplement. This selling certificateholder may then, from time to time, offer and sell, pursuant to this prospectus and a related prospectus supplement, some or all of the offered certificates it purchased in one of the following ways: (i) directly; (ii) through one or more underwriters to be designated at the time of the offering of the certificates; or (iii) through dealers acting as agent and/or principal. Any of these offerings may be restricted in the matter specified in the related prospectus supplement. These transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in the purchaser’s offering of such certificates may receive compensation in the form of underwriting discounts or commissions from the selling certificateholder and these dealers may receive commissions from the investors purchasing such certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions). Any dealer that participates in the distribution of these certificates will be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by a dealer and any profit on the resale of these certificates by a dealer will be underwriting discounts and commissions under the Securities Act.

Unless otherwise specified in the related prospectus supplement, Citigroup Global Markets Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. Citigroup Global Markets Inc. is our affiliate and an affiliate of CGMRC.

LEGAL MATTERS

Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by Orrick, Herrington & Sutcliffe LLP.

FINANCIAL INFORMATION

A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

RATINGS

It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one NRSRO has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement or in a related free writing prospectus, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned thereto.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of—

●	whether the price paid for those certificates is fair;

●	whether those certificates are a suitable investment for any particular investor;

●	the tax attributes of those certificates or of the related trust;

●	the yield to maturity or, if they have principal balances, the average life of those certificates;

●	the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

●	the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

●	whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

●	the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

●
if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this “Glossary” section whenever they are used in this prospectus.

“ADA” means the Americans with Disabilities Act of 1990, as amended.

“Bankruptcy Code” means Title 11 of the United States Code.

“CERCLA” means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“CGMRC” means Citigroup Global Markets Realty Corp.

“Clearstream” means Clearstream Banking, société anonyme.

“Code” or “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Committee Report” means the Conference Committee Report accompanying the Tax Reform Act of 1986.

“CPR” means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

“Depositor” means Citigroup Commercial Mortgage Securities Inc.

“Disqualified Organization” means:

●	the United States,

●	any State or political subdivision of the United States,

●	any foreign government,

●	any international organization,

●	any agency or instrumentality of the foregoing, except for instrumentalities described in section 168(h)(2)(D) of the Internal Revenue Code or Freddie Mac,

●
any organization, other than a cooperative described in section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by section 511 of the Internal Revenue Code, or

●	any organization described in section 1381(a)(2)(C) of the Internal Revenue Code.

“DRA” means the Deficit Reduction Act of 2006.

“DTC” means The Depository Trust Company.

“Electing Large Partnership” means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

“Environmental Condition” means any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand.

“EPA” means the Environmental Protection Agency.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plan” means any employee benefit plan or other retirement plan that is subject to the fiduciary responsibility provisions of ERISA.

“ECSPLC” means Euroclear Clearance System Public Limited Company.

“Euroclear Operator” means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity in that capacity.

“Euroclear Terms and Conditions” means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fannie Mae” means the Federal National Mortgage Association.

“Farmer Mac” means the Federal Agricultural Mortgage Corporation.

“FDIC” means the Federal Deposit Insurance Corporation.

“Financial Intermediary” means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation.

“Ginnie Mae” means the Government National Mortgage Association.

“Governing Document” means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

“I.R.C. Plan” means a plan, arrangement or account that is subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

“IRS” means the Internal Revenue Service.

“Lender Liability Act” means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

“Net Income From Foreclosure Property” means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

“NCUA” means the National Credit Union Administration.

“NRSRO” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act.

“OCC” means the Office of the Comptroller of the Currency.

“OID” means original issue discount.

“OTS” means the Office of Thrift Supervision.

“Party in Interest” means any person that is a “party in interest” within the meaning of ERISA or a “disqualified person” within the meaning of Section 4975 of the Internal Revenue Code.

“Pass-Through Entity” means any:

●	regulated investment company,

●	real estate investment trust,

●	trust,

●	partnership, or

●	other entity described in section 860E(e)(6) of the Internal Revenue Code.

“Plan” means an ERISA Plan or an I.R.C. Plan.

“Plan Asset Regulations” means Section 2510.3-101 of the regulations of the U.S. Department of Labor promulgated under ERISA, as modified by Section 3(42) of ERISA, describing what constitutes the assets of a Plan.

“PTE” means a Prohibited Transaction Exemption issued by the U.S. Department of Labor.

“RCRA” means the federal Resource Conservation and Recovery Act.

“REIT” means a real estate investment trust within the meaning of section 856(a) of the Internal Revenue Code.

“Relief Act” means the Servicemembers Civil Relief Act.

“REMIC” means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and sections 860A through 860G of the Internal Revenue Code.

“Safe Harbor Regulations” means the final Treasury regulations issued on July 18, 2002.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“SPA” means standard prepayment assumption.

“Title V” means Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980.

“Treasury Department” means the United States Department of the Treasury.

“UCC” means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

“Underwriter Exemption” means PTE 91-23, as amended by PTE 2013-08.

“U.S. Person” means:

●	a citizen or resident of the United States;

●	a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

●
an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

●	a trust as to which—

1.	a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.	one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

(THIS PAGE INTENTIONALLY LEFT BLANK)

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus and prospectus supplement is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and prospectus supplement is current only as of its date.
$879,111,000
(Approximate)

Citigroup Commercial Mortgage
Trust 2014-GC19
(as Issuing Entity)

Citigroup Commercial Mortgage
Securities Inc.
(as Depositor)

Commercial Mortgage
Pass-Through Certificates,
Series 2014-GC19

Prospectus Supplement

Certificate Summary			S-13
Summary			S-15
Risk Factors			S-62
Description of the Mortgage Pool			S-104
Transaction Parties			S-164
Description of the Offered Certificates			S-235
Yield, Prepayment and Maturity Considerations			S-262
The Pooling and Servicing Agreement			S-276
USE OF PROCEEDS			S-329
Material Federal Income Tax Consequences			S-329
State and OTHER Tax Considerations			S-333
ERISA Considerations			S-333
Legal Investment			S-337
Certain Legal Aspects of the Mortgage Loans			S-337
Ratings			S-338
Plan of Distribution (Underwriter Conflicts of Interest)			S-340
Legal Matters			S-341
Index of Significant Definitions			S-342	Class A-1	$49,387,000
				Class A-2	$125,716,000
Annex A	–	Statistical Characteristics of the Mortgage		Class A-3	$215,000,000
		Loans	A-1	Class A-4	$246,848,000
Annex B	–	Structural and Collateral Term Sheet	B-1	Class A-AB	$74,468,000
Annex C	–	Mortgage Pool Information	C-1	Class X-A	$777,479,000
Annex D	–	Form of Distribution Date Statement	D-1	Class X-B	$50,816,000
Annex E-1	–	Sponsor Representations and Warranties	E-1-1	Class A-S	$66,060,000
Annex E-2	–	Exceptions to Sponsor Representations and		Class B	$50,816,000
		Warranties	E-2-1	Class PEZ	$167,692,000
Annex F	–	Class A-AB Scheduled Principal Balance		Class C	$50,816,000
		Schedule	F-1
Annex G-1	–	Newcastle Senior Housing Portfolio Loan
		Combination Amortization Schedule	G-1-1
Annex G-2	–	Tanyard Park Apartments Mortgage Loan		PROSPECTUS SUPPLEMENT Co-Lead Managers and Joint Bookrunners Citigroup Goldman, Sachs & Co. Co-Managers
		Amortization Schedule	G-2-1

Prospectus

Table of Contents			2
Important Notice About the Information Presented in this
Prospectus and the Related Prospectus Supplement			6
Available Information			6
Summary of Prospectus			7
Risk Factors			19
Capitalized Terms Used in this Prospectus			78
The Trust Fund			78
Transaction Participants			87
Description of the Governing Documents			89
Description of the Certificates			101
Yield and Maturity Considerations			117
Description of Credit Support			124
Certain Legal Aspects of the Mortgage Loans			126
Material Federal Income Tax Consequences			147
State and Other Tax Consequences			190
ERISA Considerations			191	Drexel Hamilton	RBS
Legal Investment			195
Use of Proceeds			196
Method of Distribution			196
Legal Matters			198
Financial Information			198	February 28, 2014
Ratings			198
Glossary			200

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriter and with respect to an unsold allotment or subscription.